As filed with the Securities and Exchange Commission on October 10, 2025.
Registration No. 333-290396
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
AMENDMENT NO. 1 TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
NAVAN, INC.
(Exact name of registrant as specified in its charter)

Delaware	7372	47-3424780
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
3045 Park Boulevard
Palo Alto, California 94306
(888) 505-8747
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Ariel Cohen
Chairperson of the Board of Directors and Chief Executive Officer
Navan, Inc.
3045 Park Boulevard
Palo Alto, California 94306
(888) 505-8747
(Name, address, including zip code, and telephone number, including area code, of agent for service)

John T. McKenna Rachel Proffitt Jon C. Avina Milson C. Yu Jean Park Cooley LLP 3175 Hanover Street Palo Alto, California 94304 (650) 843-5000	Howard Baik General Counsel and Secretary Navan, Inc. 3045 Park Boulevard Palo Alto, California 94306 (888) 505-8747	Ran D. Ben-Tzur Cynthia C. Hess Jennifer J. Hitchcock Aman D. Singh Fenwick & West LLP 801 California Street Mountain View, California 94041 (650) 988-8500
Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, or Securities Act, check the following box: ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities
Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the
Securities Exchange Act of 1934, as amended.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
This registration statement shall hereafter become effective in accordance with the provisions of Section 8(a) of the Securities Act of 1933.
 36,924,406 Shares
Navan, Inc.
Class A Common Stock

This is the initial public offering of shares of Class A common stock of Navan, Inc. We are offering 30,000,000 shares of our Class A common stock in this offering. The selling stockholders identified in this prospectus are offering an additional 6,924,406 shares of Class A common stock. We will not receive any proceeds from the sale of shares of Class A common stock by the selling stockholders.
Prior to this offering, there has been no public market for our Class A common stock. It is currently estimated that the initial public offering price per share of our
Class A common stock will be between $24.00 and $26.00.
We have applied to list our Class A common stock on the Nasdaq Global Select Market, or Nasdaq, under the symbol “NAVN.” This offering is contingent upon final approval of our listing of our Class A common stock on Nasdaq.
Following this offering, we will have two classes of authorized common stock, Class A common stock and Class B common stock. The rights of the holders of
Class A common stock and Class B common stock are identical, except with respect to voting and conversion rights. Each share of Class A common stock is entitled to one vote per share. Each share of Class B common stock is entitled to 30 votes per share and is convertible into one share of Class A common stock. Immediately following the completion of this offering, and assuming no exercise of the underwriters’ option to purchase additional shares, Ariel Cohen, our co-founder, Chief
Executive Officer, and chairperson of our board of directors will hold or have the ability to control approximately 24% of the voting power of our outstanding capital stock, and Ilan Twig, our co-founder, Chief Technology Officer, and a member of our board of directors will hold or have the ability to control approximately 43% of the voting power of our outstanding capital stock, which voting power may increase over time upon the exercise or settlement and exchange of equity awards held by our co-founders pursuant to their equity exchange rights, as described further under the sections titled “Prospectus Summary—The Offering” and “Principal and Selling
Stockholders.” As a result, our co-founders, together, may have significant influence over the outcome of matters submitted to our stockholders for approval, including the election of our directors and the approval of any change of control transaction.
We are an “emerging growth company” as defined under the federal securities laws, and as such, we have elected to comply with certain reduced reporting requirements for this prospectus and may elect to do so in future filings.

See “Risk Factors” beginning on page 25 to read about factors you should consider before buying shares of our Class A common stock.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Initial public offering price ..................................................................................................................................................................................
	$	$
Underwriting discount(1) ......................................................................................................................................................................................
	$	$
Proceeds, before expenses, to us ....................................................................................................................................................................	$	$
Proceeds, before expenses, to the selling stockholders ...............................................................................................................................	$	$
_______________
(1)See the section titled “Underwriting” for a description of the compensation payable to the underwriters.
The underwriters have the option for a period of 30 days to purchase up to an additional 5,538,660 shares of Class A common stock from us at the initial public offering price less underwriting discount.
The underwriters expect to deliver the shares of Class A common stock against payment in New York, New York on         , 2025.

Goldman Sachs & Co. LLC	Citigroup

Jefferies	Mizuho	Morgan Stanley

BNP PARIBAS	Citizens Capital Markets	Oppenheimer & Co.	MUFG	Needham & Company	BTIG

Loop Capital Markets	Academy Securities	Rosenblatt

Prospectus dated             , 2025.
The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to Completion. Dated October 10, 2025.

Where to?
Business travel
Personal travel
Making travel easy for every frequent traveler
navan

navan

The All-in-One Travel, Payments, and Expense Management Platform

LTM Revenue	Active Customers
$613M	**10,000+**
32% YoY Growth	

LTM Gross Booking Volume	LTM Payment Volume
$7.6B	**$3.8B**
34% YoY Growth	18% YoY Growth

LTM Gross Margin	LTM GAAP Net Loss
71%	**($188M)**
	LTM Non-GAAP Net Loss
	($62M)

CSAT	Estimated Total Addressable Market
96%	**$185B**

Active Customers is stated as of January 31, 2025, Customer Satisfaction Score, or CSAT, is for the six months ended July 31, 2025, and our total addressable market is estimated for fiscal 2025. All other information on this page is for the twelve months ended July 31, 2025. See the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for more information on our use and calculation of Active Customers, Gross Booking Volume, and Payment Volume, as well as for a reconciliation of non-GAAP net loss to GAAP net loss. See the section titled “Glossary of Terms” for a description of how we calculated CSAT. Estimated total addressable market is calculated by us based on third-party data, including a report commissioned by us and FactSet data, as well as internally-calculated metrics. For more information on the calculation of our estimated total addressable market, see the section titled ‘Business—Our Market Opportunity.”

i

Page

GLOSSARY OF TERMS ...............................................................................................................................	iii

LETTER FROM OUR CO-FOUNDERS ....................................................................................................	vi

PROSPECTUS SUMMARY .........................................................................................................................	1

RISK FACTORS .............................................................................................................................................	25

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS ...............................................	80

INDUSTRY AND MARKET DATA ...............................................................................................................	82

USE OF PROCEEDS ....................................................................................................................................	83

DIVIDEND POLICY ........................................................................................................................................	84

CAPITALIZATION ..........................................................................................................................................	85

DILUTION ........................................................................................................................................................	89

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS ......................................................................................................................................	93

BUSINESS ......................................................................................................................................................	126

MANAGEMENT ..............................................................................................................................................	162

EXECUTIVE COMPENSATION ..................................................................................................................	172

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS ............................................	190

PRINCIPAL AND SELLING STOCKHOLDERS ........................................................................................	194

DESCRIPTION OF MATERIAL INDEBTEDNESS ...................................................................................	200

DESCRIPTION OF CAPITAL STOCK ........................................................................................................	206

SHARES ELIGIBLE FOR FUTURE SALE .................................................................................................	215

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS OF OUR CLASS A COMMON STOCK .........................................................................................................	219

UNDERWRITING ...........................................................................................................................................	224

LEGAL MATTERS .........................................................................................................................................	235

EXPERTS ........................................................................................................................................................	235

CHANGES IN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM ..................................	235

WHERE YOU CAN FIND ADDITIONAL INFORMATION ........................................................................	236

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS .....................................................................	F-1

Through and including               , 2025 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.
Neither we, the selling stockholders, nor the underwriters have authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free
ii

writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we, the selling stockholders, nor the underwriters take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the selling stockholders are offering to sell, and seeking offers to buy, shares of Class A common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the shares of
Class A common stock. Our business, financial condition, results of operations, and future growth prospects may have changed since that date.
For investors outside the United States: Neither we, the selling stockholders, nor any of the underwriters have taken any action that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States.
You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.
Unless otherwise indicated, the terms “Navan,” the “company,” “we,” “us,” and “our” refer to Navan,
Inc. and its subsidiaries, and references to our “common stock” include our Class A common stock and
Class B common stock.
iii

GLOSSARY OF TERMS

Active customer .................................
A customer that has transacted on our platform six or more times in the 12 months preceding the measurement date and that has
generated any form of usage-based revenue from a user’s booking on our platform during this period. A single company or organization with multiple divisions, segments, or subsidiaries is generally counted as a single customer, even though we may enter into
agreements with multiple parties within that company or
organization.

Bleisure category ..............................	The category of the business travel market defined by personal travel booked around or in connection with business travel.
Customer .............................................
A company or organization that contracts with us to provide its dedicated users with access to our (i) Travel, Corporate Payments, and Expense Management offerings, and/or (ii) on-demand travel management offerings (including our Meetings and Events, VIP, and Bleisure offerings).

Customer Satisfaction Score (or CSAT score) ...................................
A measure of customer satisfaction, collected through post-
interaction surveys that we prepare and distribute asking users to rate their experience with Navan's service consultants on a 5-point scale. CSAT is calculated by dividing the total number of 4 and 5 scores by the total number of responses in the measurement
period. Navan uses CSAT to evaluate the quality of our customer support.

Gross booking volume (or GBV) .....
The total amount paid for valid bookings on our platform, measured on a booked basis and inclusive of total price, taxes, and fees, and adjusted for cancellations and refunds. GBV includes bookings for hotels, flights, cars, and rail, as well as usage of our Meetings and
Events, VIP, and Bleisure offerings. See the section titled
“Management’s Discussion and Analysis of Financial Condition and
Results of Operations–Key Business Metrics” for more information.

Global Distribution System (or GDS) ................................................
A third-party network operated by global technology providers that aggregates and distributes travel inventory such as flights, hotels, car rentals, and black car providers from travel suppliers to travel agencies and booking platforms.

Low-Cost Carriers (or LCCs) ...........	Airlines with no-frills models that are not accessed by traditional GDSs, requiring TMCs and travel platforms to establish direct connections.
Managed category ............................
The category of the business travel market defined by travel activity governed by a formally implemented travel program. These
programs are typically administered by a customer through a TMC or a dedicated travel platform, and are characterized by negotiated supplier contracts, documented travel policies, and mandated booking channels.

Navan Cognition ................................
Our innovative proprietary AI framework that combines the precision and predictive power of machine learning, or ML, with the reasoning capabilities of large language models. On our platform, Navan
Cognition leverages third-party large language models with our own proprietary, internally developed software to enable us to create, train, deploy, and supervise our specialized virtual agents that can handle many complex tasks previously requiring human
intervention. See the section titled “Business–Our Solution–Navan
Cognition: Our New Paradigm in AI-Powered Travel Management”
for more information.

Navan Connect ..................................	Our open API framework that enables customers to integrate their existing third-party corporate card programs into our Expense Management application.
iv

Net Promoter Score (or NPS) ..........
A standardized measure of consumer satisfaction and loyalty that can range from a low of negative 100 to a high of positive 100. To calculate NPS, Navan users receive a survey asking, “How likely are you to recommend Navan to a friend or colleague?” on a scale from 0 to 10. Respondents are segmented into three groups:
Promoters (score of 9 or 10), Passives (score of 7 or 8) and
Detractors (score of 6 or less). NPS is then calculated by
subtracting the number of Detractors from the number of Promoters, then dividing that number by the total number of respondents, then multiplying by 100. NPS benchmarks can vary significantly by industry, but a score greater than zero represents a company that has more promoters than detractors. Our NPS is calculated by us on a third-party platform, and we believe the methodology employed is substantially consistent with how other businesses and industries typically calculate their NPS. Our methodology for calculating NPS reflects responses from our customers who choose to respond to the survey question. Accordingly, NPS gives no weight to
customers who decline to answer the survey question. Our NPS disclosed in this prospectus was derived from a sample size of approximately 20,000 users per month. We use NPS to assess the willingness of customers to recommend our offerings to others and generally regard NPS as a proxy for measuring brand loyalty and satisfaction. To calculate NPS, we take an average over the
measurement period.

New Distribution Capability (or NDC) ................................................
An International Air Transport Association technical standard that enables airlines to offer dynamically priced fares, ancillary products, and rich content (such as seat maps and branded fares) through application programming interfaces, or APIs, that bypass certain legacy limitations of GDS.

Offerings .............................................
The suite of integrated products and services available on our platform. These offerings currently consist of Travel, Corporate
Payments, Expense Management, Meetings and Events, VIP, and
Bleisure. These offerings are accessible through our platform and may be adopted individually or in combination by our customers.
See the section titled “Business—Our Offerings” for more
information.

Payment volume ................................
The aggregate dollar amount of spend through Navan issued cards, settled during a given period and net of any chargebacks,
cancellations, or refunds. See the section titled “Management’s
Discussion and Analysis of Financial Condition and Results of
Operations–Key Business Metrics” for more information.

Product-led growth (or PLG) ...........
Our go-to-market strategy in which our platform and our suite of offerings serve as the primary drivers of customer acquisition, expansion, and retention. In our PLG model, customers typically discover, sign up for, and begin using our offerings through our website or application, often with limited involvement from a sales representative.

Sales-led growth (or SLG) ...............
Our go-to-market strategy in which qualified sales professionals actively identify, engage, and support prospective customers through the evaluation and purchasing process. In our SLG model, sales representatives directly prospect, engage, and guide potential customers through a structured and consultative buying process.

Supplier ...............................................
A third-party provider of travel inventory or distribution services, including commercial airlines, low-cost carriers, hotel operators, lodging aggregators, rail carriers, car rental companies, black car or ground transportation providers, and operators of GDSs. Suppliers contract with us to make their inventory available for booking by customers and users on our platform and may compensate us
through commissions, incentives, or transactional fee
arrangements.

v

T&E .......................................................	Travel and expense.
Travel management company (or TMC) ................................................
A travel agency or organization that provides businesses with managed travel services such as offline booking support, policy compliance, duty-of-care assistance, and supplier negotiations.
TMCs may access travel content through GDSs, direct supplier connections, or other distribution mechanisms, and typically earn revenue from supplier commissions, client service fees, and
ancillary charges.

Travel Management offerings .........
A category of offerings available through our platform that includes our Meetings and Events, VIP, and Bleisure offerings, in addition to our Travel offering. These additional offerings are designed to support more complex or personalized travel needs beyond
standard business travel, such as executive itineraries, group travel coordination, and personal travel booked in connection with
business trips.

Unmanaged category .......................
The category of the business travel market defined by business travel that is not subject to a formal travel program or mandated booking channel. In an unmanaged environment, individual
employees or teams arrange travel independently, often using consumer channels.

User .....................................................
Any individual authorized by a customer to access and use our platform. Users may include business travelers, executive
assistants, travel coordinators, finance, accounting, or human resources personnel, and travel and expense administrators.
Depending on their role and permissions, users may book or modify travel itineraries, initiate or reconcile expenses, transact using our corporate card solutions, or configure and manage customer-
specific travel, payment, or expense policies within the platform’s administrative modules.

Letter from our co-founders

We all know: Business travelers want to focus on being there, not getting there. Their time is valuable. Their time is money. And, in an era where AI can supercharge their productivity, as well as the efficiency of the companies they work for, only technologies that amplify their success have a place.

My personal “business travel is broken” moment happened in 2013. I had landed in Odesa, Ukraine, on a freezing-cold night, exhausted and needing to prepare for the next day’s meetings. My hotel reservation had gone missing. No one could fix the problem because the travel agency I booked through was closed for the night, and my booking tool was useless.

Meanwhile, the digital world was booming: Food delivery and rideshares were available on demand and 24/7. But corporate travel and expense (T&E) was stuck in an analog world of endless wait times, email chains, and receipts. Despite being one of the most costly line items for a business, it was completely broken. I didn’t know anyone who actually liked their T&E solution or talked about getting good service from their corporate travel agency. Travelers, businesses, and the industry were all losing.

Out of our frustration, a vision was born. We knew that we could build a better solution—one that understood travelers’ needs, and treated them perfectly, so we started Navan to combine comprehensive travel inventory with cutting-edge technology. We recognized that the future of travel wasn’t just about digitizing the old ways, but about fundamentally reimagining the entire experience through the lens of AI.

At Navan, we are the champions of frequent travelers and everyone who supports them. We champion the people who can’t spend hours searching for flights and hotels, sitting on hold with support agents, and inputting expenses into a spreadsheet. Stakeholders—from CFOs, to travel managers, to admins and accountants—need visibility and control over spend, but they don’t have time to approve every small purchase request. Suppliers want to move inventory—flights, hotels, cars, rail—and to build relationships directly with their customers and travelers. All of them want technology to drive change and momentum, but that’s nearly impossible when outdated technology is still standard.

A successful T&E solution gives all three groups the tools to win. But primarily offline legacy solutions weren’t helping anyone win. They still don’t.

The T&E world needed to be modernized and digitized because employees need to travel for companies to thrive. Sure, video meetings have their place. But, as frequent travelers ourselves, we’ve personally experienced just how critical it is to shake a hand, share a meal, and brainstorm face-to-face. Business travel is foundational for retaining clients. For team-building. For the future of the business world.

Letter from our co-founders

That's something that will never change, because personal connections make us who we are. Connections require travel. And making travel business-friendly means making it time- and cost-efficient.

For decades, legacy solutions have simply maintained the status quo while raking in huge fees. Their travelers still have to spend hours on basic logistics; admins still have to waste time with busywork, such as manually inputting receipts and filling expense reports; suppliers still have to work with legacy travel management companies that often don't represent their products well or even display their "full" inventory. It's no wonder these solutions have left armies of frustrated travelers in their wake and are causing businesses to waste time and money.

So, in our reinvention, Navan had to do everything differently. We started with a simple idea: Make life easier for everyone in the network, especially the frequent business traveler. Bring business travel into the 21st century.

Navan was engineered from the ground up with AI at its core, guiding our platform's development to create a seamless and intelligent experience. This approach anticipates user needs and streamlines every aspect of business travel, setting us apart from solutions that treat AI as an afterthought.

The Navan team has built a new category of business software by recruiting top talent, and fostering a self-directed company culture. With the freedom to build from scratch, we leapfrogged antiquated infrastructure to deliver a modern and delightful solution, ensuring AI powers a personalized and intuitive travel experience.

With Navan, the entire network wins. Travelers book trips easily and quickly, skip tedious receipt-tracking, benefit from fast, friendly, and accurate support, and earn rewards for saving their companies money, which they can redeem for personal travel on Navan. Admins avoid an inbox of petty approval requests, cut down significantly on accounting work, and use real-time data to head off spending issues before they become problems. And our extensive inventory, at some of the best prices, is packaged in a beautiful interface.

So it's no surprise that we've amassed tons of dedicated customers and millions of passionate fans. From small startups to Fortune 500 companies, businesses have partnered with us to make their employees' lives easier through tech-enabled, hyper-efficient management of travel, payments, and expenses. Once they get a taste of what the T&E process can be, they never want to go back. We've grown along with them, entering new markets and completing acquisitions to expand our suite of offerings.

Letter from our co-founders

We found out just how resilient we are during the pandemic, when travel—and our revenue—went to zero. But our belief in the power of in-person connections runs so deep that we knew travel would return. So we doubled down. Even at the height of the pandemic, we enriched our offerings and added customers who were fed up with the high cost and limited functionality of their legacy solutions.

We also supercharged customer choice and savings with even more New Distribution Capability (NDC) connections. And we opened our automated expense management platform to companies without them having to switch credit cards, something said to be impossible. We knew we'd built the all-in-one platform for the future of business travel, with AI at its core.

Being all in on generative AI has paid off. We now deliver trip options so personalized that the average booking time is seven minutes, compared to the industry average of 45. Our AI-enabled support agent acts as a personal concierge, helping travelers make changes on the fly, collect receipts, and call hotels to notify them of late check-ins or ensure payment methods are on file.

Today, Navan has become synonymous with smarter and modern travel. Our winning network has seen significant increases in adoption rates, savings, and satisfaction, along with huge declines in the time required for booking trips, managing expenses, and closing the books. Our users know that each part of their travel experience will be better with the Navan touch. Every hour of every day, our sophisticated solution delivers on our straightforward mission: Make travel easy for every frequent traveler.

We're just getting started. Business needs change, technology evolves, and we will evolve with it, surprising users with new features and tackling future obstacles before they even arise.

We're thinking big. Really big. And we're grateful that you're considering an investment with us as part of our public offering. You're investing in a team that rushes toward hard problems with powerful technology to forge a world without limits.

See you on the road.

Ariel Cohen
CEO & Co-Founder

Ilan Twig
CTO & Co-Founder

PROSPECTUS SUMMARY
The following summary highlights selected information that is presented in greater detail elsewhere in this prospectus. This summary does not contain all the information you should consider before investing in our Class A common stock. You should carefully read this prospectus in its entirety before investing in our Class A common stock, including the sections titled “Risk Factors,” “Special Note
Regarding Forward-Looking Statements,” “Management’s Discussion and Analysis of Financial
Condition and Results of Operations,” and our consolidated financial statements and the accompanying notes included elsewhere in this prospectus. Our fiscal year ends on January 31, and our fiscal quarters end on April 30, July 31, October 31, and January 31. Our fiscal years ended January 31, 2025 and
2024 are referred to herein as fiscal 2025 and fiscal 2024, respectively.
Overview
Travel is more than just getting from point A to point B; it's the lifeblood of connection in the modern business world. It's about forging those critical in-person relationships with clients and partners, sparking innovation through team collaboration, and empowering employees to grow and succeed. These moments matter, and they demand a travel experience worthy of their importance. We built Navan for the road warriors, for CEOs and CFOs who understand travel’s critical importance to their strategy, the finance teams who demand precision and control, the executive assistants juggling itineraries, and the program admins ensuring seamless events.
Navan is an end-to-end, AI-powered software platform built to simplify the global business T&E experience, benefiting users, customers, and suppliers. From day one, we leveraged technology to reimagine business travel. We built a comprehensive platform that serves as the foundation for further disruption. We deliver delightful, personalized experiences for users, efficiency and control for customers, and direct market access for suppliers—all powered by our proprietary AI framework, Navan Cognition.
We saw firsthand the frustration of clunky, outdated systems. Travelers were forced to cobble together solutions, wait for hours on hold to book or change travel, and negotiate with travel agents. They struggled to adhere to company policies, with little visibility into those policies, and after all that, they spent even more time on tedious expense reports after a trip. We felt the pain of finance teams struggling to gain visibility into fragmented travel spending and to enforce policies, and the frustration of suppliers unable to connect directly with the high-value business travelers they sought to serve.
Navan challenges this status quo by putting all three constituents—users, customers, and suppliers—
at the heart of an integrated global platform. With Navan, users enjoy intuitive, AI-powered booking that anticipates users’ needs and takes a fraction of the time of legacy booking systems. Users also get expense management and clear policy guidance built-in. Customers gain real-time visibility, cost control, and safety oversight, and suppliers gain direct access to the customers who matter most. Instead of having to compromise, every group benefits, and the whole network becomes greater than the sum of its parts.
Navan was built on the premise that to win, all players in the ecosystem must be integrated on one platform with AI at its core. Our platform was built from the ground up to connect distinct stakeholders, and unify traditionally disparate product features, through a single system that unlocks new efficiencies and experiences. By building true connectivity into the core of its cohesive offering, Navan is unlocking a smarter, more rewarding future for travel—one where everyone wins.
The Navan platform creates a powerful flywheel effect where the user, customer, and supplier benefits reinforce each other. Our enterprise-grade platform is characterized by its intuitive design, ease of use, and tangible time-saving features, which foster a user-centric experience that travelers genuinely appreciate. This is reflected in our overall CSAT score of 96%, our virtual agent CSAT score of 78%, which is on par with human agent performance, and NPS of 43, each for the six months ended July 31,
2025. When frequent travelers have a positive, efficient experience and earn rewards, they are more likely to use Navan. The increased adoption gives the customer greater visibility into spending, stronger policy control, and cost savings, making them more invested in the platform. This, in turn, attracts more suppliers who want access to our large and loyal user base. With more suppliers and inventory available, we can offer better options and competitive pricing, further enhancing the experience for frequent travelers. This virtuous cycle strengthens each flywheel, creating a robust and self-sustaining ecosystem.
Our proprietary infrastructure, which we call Navan Cloud, enables us to provide global, real-time inventory for users and forms the foundation of our platform. We aggregate supply through direct supplier relationships, real-time API integrations, and a robust network of partnerships. From day one, Navan has leveraged artificial intelligence as a cornerstone of our platform. We built Navan Cognition, a new paradigm in AI-powered travel management. This proprietary framework enables us to create, train, deploy, and supervise specialized virtual agents that can handle many complex tasks previously requiring human intervention. We make every step of the pre-booking, in-travel, and post-trip process as delightful and automated as possible. In fiscal 2025, 90% of bookings were made online or through mobile applications on the Navan platform. Our users on average are able to book a trip in seven minutes, far faster than the industry average of 45 minutes, according to Booking.com. And, in the majority of cases, users can resolve trip changes with a virtual agent, which Navan was one of the first in its industry to offer.
Our strategy is to land a customer with our Travel offering, delight our users and customers, broaden their engagement with Navan, and seek to manage all of their payments, expenses, VIP needs, meetings and events, and bleisure travel on our platform. As of January 31, 2025, 36% of our customers attached to three or more offerings. Because Navan unifies all aspects of travel in one system, it is used by employees across departments and seniority levels, driving deep organizational adoption. This integrated approach streamlines trip planning, digitizes in-trip expenses, and automates post-trip reconciliation, all while enhancing the overall customer experience. Our platform also provides actionable analytics and intelligence for managers to monitor and approve travel and entertainment spend in real-time.
Our platform is easy-to-use, yet powerful enough to address customers of all sizes across any industry vertical. Our revenue grew 33% year-over-year from $402 million in fiscal 2024 to $537 million in fiscal 2025, and grew 30% period-over-period from $254 million for the six months ended July 31, 2024 to
$329 million for the six months ended July 31, 2025. Our net loss decreased 45% year-over-year from
$332 million in fiscal 2024 to $181 million in fiscal 2025, and increased 8% period-over-period from $93 million for the six months ended July 31, 2024 to $100 million for the six months ended July 31, 2025. Our gross booking volume grew 32% year-over-year from $5.0 billion in fiscal 2024 to $6.6 billion in fiscal
2025, and grew 34% period-over-period from $3.1 billion for the six months ended July 31, 2024 to $4.1 billion for the six months ended July 31, 2025. Our payment volume grew 35% year-over-year from $2.7 billion in fiscal 2024 to $3.7 billion in fiscal 2025, and grew 10% period-over-period from $1.8 billion for the six months ended July 31, 2024 to $2.0 billion for the six months ended July 31, 2025.
Our proprietary AI framework, Navan Cognition, significantly enhances support capabilities and has improved our gross margins, while leveraging powerful technology capabilities across our platform, making Navan an increasingly formidable competitor. For example, our AI-powered virtual agent chatbot,
Ava, handled approximately 50% of user interactions during the six months ended July 31, 2025. Our gross margin improved from 60% in fiscal 2024 to 68% in fiscal 2025, and improved from 67% for the six months ended July 31, 2024 to 72% for the six months ended July 31, 2025. Our non-GAAP gross margin improved from 62% in fiscal 2024 to 69% in fiscal 2025, and improved from 68% for the six months ended
July 31, 2024 to 73% for the six months ended July 31, 2025. See the section titled “Management’s
Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Financial
Measures” for information regarding our use of non-GAAP gross margin and a reconciliation of gross margin to non-GAAP gross margin.
Limitations of Existing Solutions for Key Stakeholders in Business Travel
•For Travelers: When working with legacy solutions, users are forced to navigate a global web of challenging interfaces that present limited booking options and offer little guidance on company travel and expense policy. It is difficult to assess which travel options are compliant with company policy, especially as users rely heavily on live booking agents to assist. Additionally, travelers are tasked with the frustrating process of tracking and uploading receipts, filling out cumbersome forms, and often needing to front personal dollars for their company spend. Travelers who book outside of approved systems can also miss critical travel alerts and support services provided by corporate programs.
•For Companies: Frustration with limited booking options, siloed systems, and poor user experience can often lead to limited adoption of systems by travelers. Existing solutions may require travelers to book or modify travel through a travel agent, resulting in the company paying additional fees. Companies also lose the cost-saving benefits from negotiated corporate discounts and volume commitments, increasing overall travel costs. Without centralized booking, companies also struggle to track and manage travel spend effectively, undermining budget control and forecasting. Low adoption of T&E solutions also impairs a company’s ability to locate and assist travelers during emergencies, such as natural disasters or geopolitical crises, exposing companies to legal and reputational risks.
•For Suppliers: Fragmented, legacy travel infrastructure makes it more challenging for suppliers to consistently access a large base of frequent travelers given user dissatisfaction and frequency of off-platform spend. Travel infrastructure providers may not have invested in their technology to enable suppliers to present their inventory in a way that differentiates their offerings, including more granular details about class fares, seating options, description of amenities, and other benefits. In addition, legacy players can lack brand experience, preventing suppliers from showcasing unique products, building loyalty with frequent travelers, or facilitating the opportunity to upsell additional products and services for suppliers.
These disjointed steps to book business travel and manage expenses are not designed with the user in mind, resulting in inefficiencies, frustration, data silos, lack of convenience and flexibility, and limited spend control and policy enforcement. We believe that traditional T&E platforms have limited adoption in the market because they are expensive and have significant implementation requirements that limit their feasibility. Navan was built to solve these challenges.
Our Solution
Our end-to-end, AI-powered software platform is purpose-built to deliver a personalized global travel booking experience for our users, combined with next-generation expense management and payments solutions that provide real-time visibility and control over T&E spend.
•Navan Cloud—The Infrastructure of Our Travel Experience: We built our proprietary technology and partner infrastructure from the ground up to provide a global, real-time inventory that maximizes choice for our users. Our platform is truly global, with broad inventory including smaller suppliers, and our human and virtual agents have access to all of the bookings on our platform, globally. Acting as a proprietary, in-house aggregator platform, our highly scalable
Navan Cloud aggregates and dynamically accesses our broad inventory through direct relationships, API integrations, and partnerships to provide high levels of choice. Our direct connections and integrations give us access to sell over 600 airlines via GDSs, NDC, and LCCs, and over two million individual lodging properties through our platform globally. We have connections to the major credit card networks and over 200 banks and partnerships with multiple issuing partners in Navan Cloud.
•Navan Cognition—Our New Paradigm in AI-Powered Travel Management: Navan Cognition is
our third-generation innovative proprietary AI framework that combines the precision and predictive power of ML with the reasoning capabilities of large language models, or LLMs. Navan
Cognition is designed to leverage third-party LLMs in combination with our own proprietary, internally developed software to operate a modular framework of virtual agents using a graph-

based workflow. On our platform, Navan Cognition enables us to create, train, deploy, and supervise our specialized virtual agents that can handle many complex tasks previously requiring human intervention. Designed with built-in safeguards and real-time oversight, Navan Cognition works to ensure that AI-driven actions are reliable, secure, and aligned with enterprise needs.
•Navan Native Apps and Enterprise Integrations: We have developed simple and intuitive front-
end experiences for travel, payments, and expense management. Users can interface with our platform through web and mobile applications, omnichannel support, and white label travel solutions. We also offer deep enterprise integrations with leading human resource information systems, enterprise resource planning systems, and financial systems, which enable real-time syncing of employee directories, expense categories, and policy controls. This seamless connection also allows customers to streamline onboarding, enforce compliance automatically, and accelerate month-end reconciliation. By embedding Navan into existing enterprise infrastructure, finance and HR teams can maintain a single source of truth across systems and significantly reduce the operational burden of manual data entry and cross-platform coordination.
Key Benefits of Our Platform
Our users experience the following key benefits:
•Highly personalized experience. Our AI capabilities enable us to curate results based on the user’s past preferences, trips, and travel. The more a user spends on our platform, the more we can deliver a personalized experience.
•Centralized platform for user needs. Previously, users relied on a fragmented set of point solutions that required users to toggle between multiple applications. With Navan, users can find what they need all in one place. In fiscal 2025, 90% of bookings were made online or through mobile applications on our platform.
•Differentiated support experience. We offer an exceptional support experience that combines our self-serve support tools with 24/7 live service through chat or phone. Users can select from three different levels of support, typically connecting with a dedicated agent within minutes.
Approximately 50% of user interactions were handled without live agent intervention during the six months ended July 31, 2025.
•Increased productivity. Our platform makes changes simple and fast. Users receive timely notifications as a trip approaches, and our AI-powered virtual agent chatbot, Ava, can make trip changes directly without involving a live agent. With Navan, the average time to book a trip is seven minutes, compared with 45 minutes through outside channels, according to Booking.com.
•Ability to share in rewards. Our rewards program allows users to share in a portion of the savings realized by their businesses. Our platform gives users a “price to beat,” designed to incentivize users to save money by focusing on what a booking should reasonably cost. Users can redeem rewards for personal travel, travel upgrades, or gift cards.
•Real-time visibility into expenses and faster reimbursement process. Users are able to track expenses in real-time and can easily check spend relative to per diems. We also streamline the reimbursement process to enable users to get paid back faster.
Customers experience the following key benefits:
•Cost savings and reduced administrative burden. Cost savings from automation and operational improvements significantly reduce administrative burden and enable customers to close their books faster. In fiscal 2025, customers using our platform realized median savings of approximately 15% on travel compared to their budgeted travel spend, with certain customers saving as much as 25%. We believe use of our platform also helps customers unlock greater value through time savings and reduced overhead, delivering a step change in total T&E efficiency.
•Unified platform experience. Our intuitive interface and dedicated customer success teams simplify adoption across companies. Flexible payment options through Navan Connect and our partnerships give customers the ability to choose their preferred mechanisms, making our platform intuitive and delightful to both travelers and administrators alike.
•Increased user adoption of our platform for all travel, payments, and expense management needs. By enabling customers to ramp faster and incentivizing users to increase spend on our platform, we create visibility and cost savings for customers. We also allow companies to maintain their duty of care for users by providing critical travel alerts or locating and assisting travelers during emergencies.
•Real-time visibility into spend trends and ability to forecast costs. Our dashboards include company-specific benchmarks and trend analysis across trips and travelers, enabling visibility into total and per-user spend in real-time. These reporting capabilities support proactive budgeting, save company cost, improve forecasting accuracy, and streamline reporting workflows.
•Automated expense management. Navan automates the entire expense workflow, aiming to eliminate the need for employees to front personal money, chase down receipts, or fill out forms, while giving finance teams real-time visibility into spend, faster month-end close, and direct ERP integrations.
•Deepest range of content on the market. Navan has direct connections and integrations with over
600 airlines via GDSs, NDC, and LCCs and over two million lodging properties, which provide our customers with access to dynamic pricing and ultimately cost savings.
Our global platform provides the following key benefits to our key categories of supplier partners
(such as inventory suppliers and GDSs):
•Direct access to high-value travelers. We give suppliers access to a large and highly engaged user base of frequent travelers, enabling them to reach premium, high-margin customers in a consistent and repeatable way. This helps to drive better yield and more strategic distribution compared to fragmented legacy platforms.
•Flexible retailing and brand control. We provide a single, integrated system where suppliers can showcase brand-forward content, control fare and ancillary pricing, and iterate on their merchandising strategy in real-time. This allows suppliers to differentiate their offerings, adjust to market dynamics, and align their retail goals with how their products are discovered and booked by end users.
•Accelerated innovation through collaborative distribution. Our NDC technology enables us to have swift access to updates to the travel distribution ecosystem and positions us as a partner to these suppliers. Suppliers can test, launch, and evolve their offerings in a controlled and collaborative environment, unlocking speed-to-market and visibility that legacy intermediaries often cannot provide.
Our Market Opportunity
Navan addresses a large, growing, and global total addressable market, or TAM, by providing an all-
in-one software platform for customers of all sizes. Even in the face of macroeconomic uncertainty, our data suggests that companies continue to prioritize business travel. The Navan Business Travel Index, or
Navan BTI, is our own proprietary indicator of the strength of the business travel economy, based on volume- and spend-based data derived from our platform. The Navan BTI indicates that business travel activity during the period from April 1, 2025 through June 30, 2025 grew at an annualized rate of 15%
relative to the same period in 2024.
Our TAM spans travel management, both managed and traditionally unmanaged, as well as expense management and payments. We estimate the TAM for the services we offer today to be approximately
$185 billion globally. To estimate our total TAM, we identified four categories of market opportunities: (1)
managed and unmanaged business travel management, referred to as the managed and unmanaged categories, (2) bleisure, (3) expense management, and (4) payments.
•Business Travel Management. We estimate our revenue opportunity in the business travel management category today to be approximately $86 billion globally across both the managed and unmanaged categories, based on our own monetization of business travel.
•Bleisure. We estimate our revenue opportunity in the bleisure category today to be approximately
$24 billion. According to a Euromonitor report commissioned by us, the bleisure serviceable addressable market was estimated to be $324 billion in 2024, which, when multiplied by our usage yield of approximately 7% for fiscal 2025, results in a revenue opportunity of $24 billion.
We currently penetrate a small portion of this category.
•Expense Management. We estimate the revenue opportunity in the expense management category today to be approximately $39 billion globally. Our Expense Management offering is a software-driven expense and payments management system, and we calculate the $39 billion global addressable market by multiplying the total number of small-and-medium-sized businesses, according to FactSet data, by our internal estimate of average revenue per customer.
•Payments. We estimate the revenue opportunity in the payments category based on total spending to be approximately $37 billion for fiscal 2025 globally. According to Euromonitor, commercial charge and credit card spend is estimated to be $3.1 trillion by the end of 2025. To calculate our addressable market in the payments category, we multiplied the total spend by our internal estimate of net interchange. We believe we have significant room to grow our relationship with partners and expand in the corporate card market opportunity.
Our Growth Strategies
Key elements of our growth strategy include the following:
•Add new customers to the Navan platform. We believe the market for our solutions is large. Our platform is intuitive to use and scalable for customers of all sizes across industries and geographies. We believe that customers with travel and expense systems today (managed customers) are underserved by existing vendors and frustrated by the fragmented experience that they face via these solutions. In addition to this managed category of the market, we believe there is sizable greenfield opportunity in helping manage travel and expense spend across customers who do not have a travel and expense platform today. We believe our end-to-end, intuitive, and easy to implement solution is well positioned to meet the needs of both the managed and unmanaged categories, and we have successfully grown to have over 10,000 active customers as of January 31, 2025.
•Drive higher penetration and adoption across our existing customers. We are focused on continuing to expand our wallet share across existing customer relationships by driving cross-sell and increasing platform adoption. We typically land our customers with our Travel offering. We then help customers integrate additional offerings across our platform such as Corporate
Payments, Expense Management, and VIP, based on the customer’s evolving needs, especially as the customer continues to grow and scale their own business and employee base. Our
Bleisure capability expands this potential by enabling employees to seamlessly add personal travel to business trips, further deepening adoption and increasing engagement. This cross-sell motion remains a significant whitespace opportunity for us to grow within our customer base. For example, as of January 31, 2025, 36% of our customers attached to three or more offerings. In addition to benefiting from continued underlying growth in business travel spend, we also see significant opportunity for growth alongside our customers as they scale their underlying business and increase their investment in T&E to support their growth. We also see opportunities to increase platform adoption across the existing user base for our customers.
•Continue to invest in our platform and offerings. We have a strong history of technology innovation, and we believe there is ample opportunity for growth as we continue to invest in the development of our platform capabilities to serve current and future travelers and customers.
Across our platform, we see a particularly strong opportunity to continue to scale our capabilities through the continued deployment of advanced technologies to streamline the overall booking experience for travelers and drive costs down for our customers, as well as evolve our customer-
facing UI to further simplify and personalize their booking and support experience. In addition to our ML investments, we have invested heavily in deploying generative artificial intelligence, or
Gen AI, capabilities to complement our ML-based capabilities, leading to our development of
Navan Cognition. Navan Cognition is our innovative proprietary AI framework that combines the precision and predictive power of ML with the reasoning capabilities of LLMs. On our platform,
Navan Cognition enables us to create, train, deploy, and supervise specialized virtual agents that can handle complex tasks previously requiring human intervention. Navan Cognition has also been core to helping improve the service offering of our platform without adding cost to our customers and enabling us to further optimize margins. We view our AI-enabled capabilities as core to our platform and expect the continued advancement of these capabilities to enable us to continuously improve user experiences, further streamline workflows and unlock new use cases, which should in turn continue to expand the value we are able to deliver to customers as we move forward. Looking ahead, we expect to continue to invest in Navan Cognition in order to further enable us, and potentially to enable outside organizations, to create and oversee AI-
powered virtual agents with enterprise-grade reliability. We also expect to continue to invest in future product interface enhancements such as Navan Go, which is powered by Navan Cognition and designed to redefine how travelers book, modify, and manage trips on the go via their mobile devices. In addition to making investments to grow our platform organically, we have selectively pursued inorganic growth opportunities from time to time. Our history of acquisitions for both platform expansion and the development of greater geographic expertise has demonstrated our ability to grow effectively. Should the opportunity for future inorganic growth present itself for developing future capabilities, supplier relationships, geographic expertise, or other means of serving our travelers and customers, we may consider pursuing them.
•Grow our international presence. We continue to broaden the scope and extent of our offerings outside of the United States. The inherently international nature of travel has meant that we invested in building out a global infrastructure for our platform from the very beginning. These early investments in integrating travel suppliers from across the globe, as well as the development of localized partner relationships, has allowed us to offer a truly global inventory of travel offerings, as well as supplement our platform with regional knowledge, personalized support, and multi-currency payment services. For fiscal 2025 and for the six months ended July
31, 2025, revenue generated from customers and suppliers outside of the United States represented 41% and 39%, respectively, of our revenue, underscoring the success we have had to date in growing across international markets and the sizable opportunity that remains across those markets for us to increase our presence. We have been active in pursuing both organic and inorganic actions to expand the geographic reach of our platform and improve cross-selling capabilities of our offerings to international customers, with plans to continue to invest in these areas to drive continued growth across these international markets.
Risk Factors Summary
Investing in our Class A common stock involves numerous risks, including those described in the section titled “Risk Factors” immediately following this prospectus summary and elsewhere in this prospectus. You should carefully consider these risks before making an investment. Below are some of these risks, any one of which could negatively impact our business, financial condition, results of operations, and growth prospects.
•We have experienced rapid growth and operational and strategic expansion in recent periods.
Such historical trends, including growth rates, may not continue in the future, and failure to effectively manage our growth could harm our business and results of operations.
•Our revenue has historically been, and is expected to continue to be, significantly dependent on our Travel Management offerings, and a prolonged or substantial decrease in, or systemic disruptions to, global travel could adversely affect us.
•Shifts in business travel trends or any decline in business travel demand would negatively impact our business, growth, results of operations, and financial condition.
•We may be unable to attract new customers and grow our customer base, which would negatively impact our revenue growth and results of operations.
•We may not be successful in our efforts to retain and increase revenue from our customers, including by promoting and expanding adoption and usage of our offerings, which could adversely impact our business, financial condition, and results of operations.
•If we fail to offer high-quality customer support, including through our AI-powered virtual agents, or if our support is more expensive than anticipated, our business, margins, and reputation could suffer.
•Our Travel Management offerings depend on our relationships with suppliers.
•We have a history of operating losses and may not achieve or sustain profitability in the future.
•We have a limited history operating our business at its current scale, scope, and complexity in an evolving market and economic environment, which makes it difficult to evaluate our current business, plan for future operations and strategic initiatives, predict future results, and evaluate our future prospects, increasing the risks associated with your investment.
•Our results of operations may fluctuate significantly, which could make our future results difficult to predict and could cause our results of operations to fall below expectations.
•Future acquisitions, strategic investments, partnerships, collaborations, or alliances could be difficult to identify and integrate, divert the attention of management, disrupt our business, dilute stockholder value, and adversely affect our business, financial condition, results of operations, and prospects.
•We plan to continue expanding our international operations which could subject us to additional costs and risks, and our continued expansion internationally may not be successful.
•Failure to effectively develop and expand our sales and marketing capabilities could harm our ability to increase our customer base and achieve broader market acceptance of our platform.
•If we fail to adapt and respond effectively to rapidly changing technology, evolving industry standards, and changing customer needs or preferences, our platform may become less competitive.
•Our use of artificial intelligence, including Gen AI and ML, gives rise to legal, business, and operational risks, which may result in diminished performance, regulatory scrutiny, social impacts, reputational harm, and liability arising from the use of this technology.

•The material weakness in our internal control over financial reporting, which we first identified in the fiscal year ended January 31, 2023, has been remediated as of the end of fiscal 2025. In the future, we may identify additional material weaknesses or otherwise fail to maintain an effective system of internal controls, which could result in material misstatements of our annual or interim consolidated financial statements or cause us to fail to meet our periodic reporting obligations.
•The market price of our Class A common stock may be volatile, and you could lose all or part of your investment.
•The dual class structure of our common stock has the effect of concentrating voting power with
Ariel Cohen and Ilan Twig, our co-founders, which will limit your ability to influence the outcome of important transactions, including a change in control.
Channels for Disclosure of Information
Following the effectiveness of the registration statement of which this prospectus forms a part, we intend to announce material information to the public through filings with the Securities and Exchange
Commission, or the SEC, the investor relations page on our website (www.investors.navan.com), press releases, public conference calls, public webcasts, our X account (@Navan), our co-founders’ X accounts
(@arielcoco and @itwig), our LinkedIn page (www.linkedin.com/company/navan/), our co-founders’
LinkedIn pages (www.linkedin.com/in/arielmcohen/ and www.linkedin.com/in/itwig/), our company news site (www.navan.com/press), and our company blog (www.navan.com/blog). The information contained on, or that can be accessed through, the foregoing websites are not a part of this prospectus. Investors should not rely on any such information in deciding whether to purchase our Class A common stock.
The information disclosed by the foregoing channels could be deemed to be material information. As such, we encourage investors, the media, and others to follow the channels listed above and to review the information disclosed through such channels.
Any updates to the list of disclosure channels through which we will announce information will be posted on the investor relations page on our website and in our periodic reports filed with the SEC following this offering.
Corporate Information
We were incorporated in the State of Delaware in February 2015. Our principal executive offices are located at 3045 Park Boulevard, Palo Alto, California 94306. Our telephone number is (888) 505-8747.
Our website address is www.navan.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. Investors should not rely on any such information in deciding whether to purchase our Class A common stock.
Navan, the Navan logo, and other registered or common law trade names, trademarks, or service marks of Navan appearing in this prospectus are the property of Navan. This prospectus contains additional trade names, trademarks, and service marks of ours and of other companies. We do not intend our use or display of other companies’ trade names, trademarks, or service marks to imply a relationship with these other companies, or endorsement or sponsorship of us by these other companies. Other trademarks appearing in this prospectus are the property of their respective holders. Solely for convenience, our trademarks and trade names referred to in this prospectus appear without the ® and ™
symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the right of the applicable licensor, to these trademarks and trade names.
Implications of Being an Emerging Growth Company
As a company with less than $1.235 billion in revenue during our most recently completed fiscal year, we qualify as an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended, or the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the
JOBS Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable, in general, to public companies that are not emerging growth companies. These provisions include:
•being permitted to present only two years of audited financial statements and only two years of related “Management’s Discussion and Analysis of Financial Condition and Results of
Operations” disclosure in this prospectus;
•an exemption from compliance with the auditor attestation requirement on the effectiveness of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002, as amended;
•an exemption from the requirement that critical audit matters be discussed in our independent auditor’s reports on our audited financial statements or any other requirements that may be adopted by the Public Company Accounting Oversight Board unless the SEC determines that the application of such requirements to emerging growth companies is in the public interest;
•reduced disclosure about our executive compensation arrangements;
•exemptions from the requirements to obtain a non-binding advisory vote on executive compensation or a stockholder approval of any golden parachute arrangements; and
•extended transition periods for complying with new or revised accounting standards.
We will remain an emerging growth company until the earliest to occur of: (i) the last day of the fiscal year in which we have more than $1.235 billion in annual revenue, (ii) the date we qualify as a “large accelerated filer,” as defined in the rules under the Securities Exchange Act of 1934, as amended, with at least $700 million of common equity securities held by non-affiliates, (iii) the date on which we have issued, in any three-year period, more than $1.0 billion in non-convertible debt securities, and (iv) the last day of the fiscal year ending after the fifth anniversary of the completion of this offering.
We may take advantage of these exemptions until such time that we are no longer an emerging growth company. Accordingly, the information contained herein may be different from the information you receive from other public companies. Further, pursuant to Section 107 of the JOBS Act, as an emerging growth company, we have elected to take advantage of the extended transition period for complying with new or revised accounting standards until those standards would otherwise apply to private companies.
As a result, our results of operations and financial statements may not be comparable to the results of operations and financial statements of other companies that have adopted the new or revised accounting standards. It is possible that some investors will find our Class A common stock less attractive as a result, which may result in a less active trading market for our Class A common stock and higher volatility in our stock price.

THE OFFERING

Class A common stock offered by us .........	30,000,000 shares

Class A common stock offered by the selling stockholders ...................................	6,924,406 shares

Underwriters’ option to purchase additional shares of Class A common stock from us .............................................	5,538,660 shares

Class A common stock to be outstanding after this offering .........................................
232,937,219 shares (238,475,879 shares if the underwriters
exercise their option to purchase additional shares in full), including shares of our Class A common stock from the
Option Cash Exercise (as defined below) for certain selling
stockholders.

Class B common stock to be outstanding after this offering .........................................	15,304,696 shares

Total Class A common stock and Class B common stock to be outstanding after this offering ..................................................
248,241,915 shares (253,780,575 shares if the underwriters
exercise their option to purchase additional shares in full), including shares of Class A common stock from the Option
Cash Exercise for certain selling stockholders.

Use of proceeds .............................................
We estimate that the net proceeds from our sale of
30,000,000 shares of our Class A common stock in this
offering will be approximately $699.6 million, or
approximately $830.3 million if the underwriters’ option to
purchase additional shares is exercised in full, based upon
the assumed initial public offering price of $25.00 per share, which is the midpoint of the offering price range set forth on the cover page of this prospectus, and after deducting
underwriting discounts and commissions and estimated
offering expenses payable by us.
We primarily intend to use the net proceeds from this offering for working capital and other general corporate purposes. We intend to use approximately $133.8 million of the net
proceeds from this offering to repay the outstanding term
loans, including accrued and unpaid interest and estimated
lenders’ legal fees, under and terminate our credit agreement with VCP Capital Markets, LLC, referred to as the Vista
Facility, the terms of which are described further in the
section titled “Description of Material Indebtedness.” We also intend to use approximately $17.4 million of the net proceeds to satisfy the anticipated tax withholding and remittance
obligations related to the RSU Net Settlement (as defined
below), assuming (i) the fair market value of our Class A
common stock at the time of settlement will be equal to the
assumed initial public offering price per share of $25.00, the midpoint of the price range set forth on the cover page of this prospectus, and (ii) an assumed 44% tax withholding rate.
We may also use a portion of the proceeds for the acquisition of, or investment in, technologies, solutions, or businesses that complement our business. However, we do not have
agreements or commitments for any acquisitions or
investments outside the ordinary course of business at this
time. See the section titled “Use of Proceeds” for additional information.
We will not receive any proceeds from sales of shares of
Class A common stock by the selling stockholders.

Voting rights ....................................................
Following the completion of this offering, shares of our
Class A common stock will be entitled to one vote per share.
Shares of our Class B common stock will be entitled
to 30 votes per share. Holders of our Class A common stock
and Class B common stock will generally vote together as a
single class, unless otherwise required by law or our
amended and restated certificate of incorporation.
Immediately following the completion of this offering, and
assuming no exercise of the underwriters’ option to purchase additional shares, Ariel Cohen, our co-founder, chairperson
of our board of directors, and Chief Executive Officer, and a member of our board of directors, will hold
approximately 24% of the voting power of our outstanding
capital stock, and Ilan Twig, our co-founder, Chief
Technology Officer, and a member of our board of directors,
will hold approximately 43% of the voting power of our
outstanding capital stock, which voting power may increase
over time upon the exercise or settlement and exchange of
equity awards held by our co-founders pursuant to their
Equity Exchange Rights (as defined below).

If all currently outstanding stock options to purchase shares of our Class A common stock and all RSUs held by our co-
founders that are settleable for shares of our Class A
common stock were exercised or settled, as applicable, and
the resulting shares were exchanged for an equal number of
shares of Class B common stock pursuant to the Equity
Exchange Rights, then immediately following the completion
of this offering, Messrs. Cohen and Twig would hold
approximately 35% and 42%, respectively, of the voting
power of our outstanding capital stock.
As a result, our co-founders may have significant influence
over the outcome of matters submitted to our stockholders
for approval, including the election of our directors and the approval of any change of control transaction. These risks
are more fully described in the section titled “Risk Factors.”
See the sections titled “Principal and Selling Stockholders”
and “Description of Capital Stock” for additional information.

Risk factors .....................................................
See the section titled “Risk Factors” and other information
included in this prospectus for a discussion of some of the
factors you should consider before deciding to purchase
shares of our Class A common stock.

Proposed Nasdaq trading symbol ...............	“NAVN”
The number of shares of our Class A common stock and Class B common stock that will be outstanding after this offering is based on 200,961,542 shares of our Class A common stock outstanding and 15,304,696 shares of our Class B common stock outstanding (after giving effect to the Capital Stock
Conversion, the Class B Stock Exchange, the Note Conversion, the SAFE Conversion, the Warrant
Exercises, and the RSU Net Settlement, and before giving effect to the Option Cash Exercise, each as defined below), as of July 31, 2025, except otherwise stated, and excludes:
•41,581,733 shares of our Class A common stock issuable upon the exercise of stock options outstanding as of July 31, 2025 under our 2015 Equity Incentive Plan, or our 2015 Plan, with a weighted-average exercise price of $13.32 per share, of which 8,611,649 shares will be exchangeable for an equal number of shares of Class B common stock at the election of our co-
founders upon exercise;

•339,246 shares of our Class A common stock issuable upon the exercise of stock options granted after July 31, 2025 under our 2015 Plan with a weighted-average exercise price of $25.35 per share;
•7,942,200 shares of Class A common stock issuable upon the vesting and settlement of restricted stock units, or RSUs, outstanding as of the date of this prospectus subject to time-based service and/or performance-based conditions, for which (i) the service-based condition was not satisfied as of such date and (ii) the performance-based condition, if applicable, will be satisfied upon the effectiveness of the registration statement of which this prospectus forms a part, of which
1,742,147 shares will be exchangeable for an equal number of shares of Class B common stock at the election of our co-founders upon settlement;
•40,160 shares of our Class A common stock issuable upon the exercise of warrants outstanding as of July 31, 2025, with an exercise price of $1.87 per share;
•a number of shares of Class A common stock issuable upon the exercise of a stock option to be granted to an executive officer immediately following pricing of this offering, which will be subject to a time-based service vesting condition, with an exercise price equal to the initial public offering price per share set forth on the cover page of this prospectus, with such number of shares having a grant date value of $9.325 million and to be calculated based on the Black-Scholes option-
pricing model;
•up to 82,887,502 shares of our Class A common stock reserved for future issuance under our
2025 Equity Incentive Plan, or the 2025 Plan, which will become effective upon the effectiveness of the registration statement of which this prospectus forms a part, consisting of 35,000,000 new shares and up to 47,887,502 shares underlying outstanding awards granted under our 2015 Plan that, after the date the 2025 Plan becomes effective, either are not issued (due to the awards expiring or being settled in cash), are forfeited or repurchased due to failure to vest, or are withheld to satisfy the exercise, strike, or purchase price or tax withholding obligations; and
•5,000,000 shares of our Class A common stock reserved for future issuance under our 2025
Employee Stock Purchase Plan, which will become effective in connection with this offering.
Our 2025 Plan and 2025 ESPP provide for annual automatic increases in the number of shares reserved thereunder. See the section titled “Executive Compensation—Equity Plans” for additional information.
Unless otherwise noted, the information in this prospectus reflects and assumes the following:
•a 1-for-3 reverse stock split of our capital stock that became effective on September 18, 2025;
•the automatic conversion of all shares of our redeemable convertible preferred stock outstanding as of July 31, 2025 into 146,589,046 shares of Class A common stock in connection with the completion of this offering pursuant to the terms of our amended and restated certificate of incorporation, as is currently in effect, and based on the assumed public offering price per share of $25.00 per share, which is the midpoint of the offering price range set forth on the cover page of this prospectus, which we refer to as the Capital Stock Conversion;
•the filing and effectiveness of our amended and restated certificate of incorporation and the effectiveness of our amended and restated bylaws, each of which will occur upon the completion of this offering;
•the automatic exchange of an aggregate of 15,304,696 shares of our Class A common stock for an equivalent number of shares of our Class B common stock pursuant to the Class B Stock
Exchange upon the completion of this offering, which number excludes 1,924,332 shares to be sold by our co-founders and their affiliated entities, as applicable, in this offering, as described in the section titled “Principal and Selling Stockholders”;
•12,836,457 shares of our Class A common stock issuable upon the Note Conversion (as defined below), based on the assumptions described in the section titled “—Note Conversion”;
•7,858,204 shares of our Class A common stock issuable upon the SAFE Conversion (as defined below), based on the assumptions described in the section titled “—SAFE Conversion”;
•1,216,284 shares of our Class A common stock issuable upon the cash exercise of the SAFE
Warrants (as defined below) with an exercise price per share of $0.03, or the SAFE Warrant
Exercise;
•486,005 shares of our Class A common stock issuable upon the net exercise of outstanding
Class A common stock warrants with an exercise price per share of $0.03, or the Warrant Net
Exercise, and together with the SAFE Warrant Exercise, the Warrant Exercises;
•the net issuance of 948,970 shares of Class A common stock in connection with the vesting and settlement of certain RSUs outstanding as of the date of this prospectus subject to time-based service and performance-based conditions, for which (i) the time-based service condition was fully or partially satisfied as of such date and (ii) the performance-based condition will be satisfied upon the effectiveness of the registration statement of which this prospectus forms a part, which we refer to as the IPO Vesting RSUs, after giving effect to the withholding of 694,607 shares of our Class A common stock to satisfy the associated estimated tax withholding and remittance obligations for the portion of the IPO Vesting RSUs subject to such withholding and remittance obligations (based on the assumed initial public offering price of $25.00 per share, the midpoint of the price range set forth on the cover page of this prospectus, and an assumed 44% tax withholding rate), which we refer to as the RSU Net Settlement;
•except as described above, no exercise of outstanding stock options or warrants or settlement of outstanding RSUs; and
•no exercise by the underwriters of their option to purchase 5,538,660 additional shares of our
Class A common stock in this offering.
RSU Net Settlement
The assumed 44% tax withholding rate used in this prospectus is an assumed blended withholding rate for the IPO Vesting RSUs that are subject to withholding and remittance obligations in the RSU Net
Settlement. A portion of the IPO Vesting RSUs that will settle as part of the RSU Net Settlement are not subject to tax withholding obligations. The estimates in this prospectus relating to the RSU Net Settlement and related share withholding may differ from actual results due to, among other things, the actual initial public offering price and other terms of this offering determined at pricing of this offering, actual forfeitures through the date of this prospectus, and actual tax withholding rates.
Note Conversion
In 2020, we issued $125 million in aggregate initial investment amount of unsecured convertible securities due 2027, or the Convertible Notes. Upon the completion of this offering, pursuant to their terms, the Convertible Notes will convert into a number of shares of our Class A common stock equal to the aggregate initial investment amount outstanding plus the unpaid yield then accrued, divided by a conversion price that is equal to the lower of (i) the Discount Price and (ii) the Conversion Price Cap
(each as defined below), which we refer to as the Note Conversion.  The Conversion Price Cap is a price per share calculated by dividing $5 billion by the number of fully diluted shares of our common stock following the completion of this offering (including the shares of our Class A common stock issued upon the Note Conversion). The Discount Price is equal to 65% of the public offering price per share, which is estimated to be approximately $16.25 per share, based on the assumed public offering price per share of
$25.00 per share, which is the midpoint of the offering price range set forth on the cover page of this prospectus. The Conversion Price Cap is estimated to be approximately $18.22 per share, based on the assumed public offering price per share of $25.00 per share.
Upon the completion of this offering, we estimate that we will issue 12,836,457 shares of our Class A common stock in the Note Conversion upon the conversion of $208.6 million in aggregate initial investment amount and accrued and unpaid yield through, but excluding, an assumed completion date of this offering of November 3, 2025, based on the assumed initial offering price of $25.00 per share. If the
Discount Price is greater than the Conversion Price Cap, then the number of shares of Class A common stock issuable in the Note Conversion would be approximately 11.4 million shares. While the number of fully diluted shares used to determine the Conversion Price Cap is impacted by the actual public offering price per share in this offering, the resulting impact to the Conversion Price Cap is insignificant.
SAFE Conversion
In February and April 2025, we issued $155 million in aggregate purchase amount of simple agreements for future equity, or SAFEs, to certain investors, including Sandesh Patnam and an entity affiliated with Premji Invest. The SAFEs bear a return rate of 12% per year. Upon the completion of this offering, pursuant to their terms, the SAFEs will convert into a number of shares of our Class A common stock equal to the principal amount outstanding plus accrued and unpaid interest, divided by a conversion price that is equal to 85% of the actual public offering price per share in this offering, which is estimated to be approximately $21.25 per share, based on the assumed public offering price of $25.00 per share, which is the midpoint of the offering price range set forth on the cover page of this prospectus, which we refer to as the SAFE Conversion.
Upon the completion of this offering, we estimate that we will issue 7,858,204 shares of our Class A common stock in the SAFE Conversion upon the conversion of $167.0 million in aggregate principal amount of the SAFEs, including accrued and unpaid return through, but excluding, an assumed completion date of this offering of November 3, 2025, based on the assumed initial offering price of
$25.00 per share, which is the midpoint of the offering price range set forth on the cover page of this prospectus. The number of shares of our Class A common stock issuable upon conversion of the SAFEs will fluctuate depending on the actual public offering price per share in this offering. Assuming public offering prices of $24.00 and $26.00 per share, the low and high ends of the price range set forth on the cover page of this prospectus, the number of shares issuable upon conversion of the SAFEs would equal approximately 8.2 million and 7.6 million, respectively.
SAFE Warrants
In February and April 2025, in connection with the sale and issuance of the SAFEs, we concurrently issued warrants to purchase shares of our Class A common stock, or the SAFE Warrants, to the SAFE investors, including Sandesh Patnam and an entity affiliated with Premji Invest. The SAFE Warrants are exercisable for a number of shares of Class A common stock equal to an aggregate of 0.45% of our fully diluted capitalization as of the initial public filing of the registration statement of which this prospectus forms a part, at an exercise price of $0.03 per share. We classified the SAFE Warrants as liabilities upon their issuance. The SAFE Warrants become exercisable for a fixed number of shares of Class A common stock based on the percentages described above upon the completion of this offering, upon which time the warrants will be reclassified as equity, which we refer to as the Warrant Determination. We estimate that the Warrant Determination will result in 1,216,284 shares of Class A common stock underlying the
SAFE Warrants, based on an assumed initial offering price of $25.00 per share, which is the midpoint of the offering price range set forth on the cover page of this prospectus, and the other equity assumptions described above. While the fully diluted capitalization used in the Warrant Determination is impacted by the actual public offering price per share in this offering, the resulting impact to the number of shares of
Class A common stock underlying the SAFE Warrants is insignificant. The SAFE Warrants will be exercised in full in connection with this offering as part of the SAFE Warrant Exercise.

Class B Exchange
Upon the completion of this offering, 15,304,696 shares of our Class A common stock beneficially owned by our co-founders and their respective affiliated entities will be exchanged for an equivalent number of shares of our Class B common stock pursuant to the terms of certain equity exchange agreements, or the Class B Stock Exchange. Additionally, pursuant to certain equity exchange agreements entered into between us and each co-founder, each co-founder has a right (but not an obligation) to require us to exchange, for shares of Class B common stock, any shares of Class A common stock received by him upon the exercise or settlement of equity awards for shares of Class A common stock, or the Equity Exchange Rights. The Equity Exchange Rights apply to equity awards granted to our co-founders prior to the effectiveness of the filing of our amended and restated certificate of incorporation. As of July 31, 2025, there were 8,611,649 shares of our Class A common stock subject to outstanding stock options to purchase shares of our Class A common stock held by our co-founders and 1,742,147 shares of our Class A common stock issuable upon the settlement of RSUs held by our co-founders and that may be exchanged, upon exercise or settlement, as applicable, for an equivalent number of shares of our Class B common stock following this offering pursuant to the Equity Exchange
Rights.
Option Cash Exercise
In connection with this offering, certain selling stockholders will exercise stock options for 1,975,677 shares of our Class A common stock with a weighted-average exercise price of $6.95 per share, which we refer to as the Option Cash Exercise.
Equity Capitalization
The table presented below sets forth a summary of our equity capitalization as follows:
•on a historical basis as of July 31, 2025, reflecting shares of Class A common stock, and securities convertible into, exchangeable for, or that represent the right to receive, shares of
Class A common stock, except (A) with respect to RSUs outstanding, which figure is estimated as of the date of this prospectus as further described in footnote (1) to the table, and (B) the figures in the table assume the Warrant Determination for the SAFE Warrants and present the
Convertible Notes and SAFEs on an as-converted basis immediately prior to the Note Conversion and SAFE Conversion; and
•after giving effect to (A) the additional equity adjustments assumed in the information in this prospectus, as described in the bullet points above, and (B) the sale and issuance by us of
30,000,000 shares of Class A common stock in this offering, as set forth on the cover page of this prospectus.

Historical	Class A and B Common Stock (Outstanding)	Redeemable Convertible Preferred Stock	SAFE Warrants	Common and Preferred Stock Warrants	Convertible Notes	SAFEs	Stock Options	RSUs	Class A Common Stock (Fully Diluted)
Common Stock as of July 31, 2025 ........................................	46,331,272								46,331,272
Redeemable Convertible Preferred Stock (as- converted) ..............................		146,589,046							146,589,046
SAFE Warrants (following the Warrant Determination) .......			1,216,284						1,216,284
Common and Preferred Stock Warrants ................................				526,748					526,748
Convertible Notes (as- converted) ..............................					12,836,457				12,836,457
SAFEs (as-converted) ...............						7,858,204			7,858,204
Stock Options as of July 31, 2025 ........................................							41,581,733		41,581,733
RSUs(1) .........................................								9,585,777	9,585,777
Total ............................................	46,331,272	146,589,046	1,216,284	526,748	12,836,457	7,858,204	41,581,733	9,585,777	266,525,521

Offering and Additional Pro Forma Adjustments(2) ........
Capital Stock Conversion ..........	146,589,046	(146,589,046)							—
SAFE Warrant Exercise ............	1,216,284		(1,216,284)						—
Warrant Net Exercise .................	486,005			(486,588)					(583)
Note Conversion .........................	12,836,457				(12,836,457)				—
SAFE Conversion .......................	7,858,204					(7,858,204)			—
Option Cash Exercise ................	1,975,677						(1,975,677)		—
RSU Net Settlement ...................	948,970							(1,643,577)	(694,607)	(3)
Class A Common Stock offered by us .........................	30,000,000								30,000,000
Total ............................................	248,241,915	—	—	40,160	—	—	39,606,056	7,942,200	295,830,331
_______________
(1)Represents the sum of (i) 1,643,577 IPO Vesting RSUs, which consist of RSUs outstanding as of the date of this prospectus for which the service-based condition was satisfied as of such date and for which the performance-
based condition will be satisfied upon the effectiveness of the registration statement of which this prospectus forms a part, and including RSUs that will be part of the RSU Net Settlement, and (ii) 7,942,200 RSUs outstanding as of the date of this prospectus, for which the service-based condition was not satisfied as of such date but for which the performance-based condition, if applicable, will be satisfied upon the effectiveness of the registration statement of which this prospectus forms a part.
(2)The number of shares of Class A common stock issuable in connection with the Capital Stock Conversion, the
SAFE Warrant Exercise (and related Warrant Determination), the Note Conversion, and the SAFE Conversion
will fluctuate depending on, among other things, the actual initial public offering price determined at pricing of this offering, as described in more detail earlier in this “The Offering” section.
(3)Represents shares of Class A common stock to be withheld to satisfy tax obligations in connection with the RSU
Net Settlement.  The number of shares of Class A common stock actually withheld may fluctuate depending on, among other things, the actual initial public offering price and other terms of this offering determined at pricing of this offering, actual forfeitures through the date of this prospectus, and actual tax withholding rates, as further described under the section titled “—RSU Net Settlement.”

SUMMARY CONSOLIDATED FINANCIAL AND OTHER DATA
The following tables summarize our consolidated financial and other data as of the dates and for the periods indicated. We derived our summary consolidated statements of operations data for the fiscal years ended January 31, 2025 and 2024 (except for pro forma basic and diluted net loss per share attributable to common stockholders and weighted-average shares used in computing pro forma basic and diluted net loss per share attributable to common stockholders) and our summary consolidated balance sheet data as of January 31, 2025 from our audited consolidated financial statements included elsewhere in this prospectus. The summary consolidated statements of operations data for the six months ended July 31, 2025 and 2024 (except for pro forma basic and diluted net loss per share attributable to common stockholders and weighted-average shares used in computing pro forma basic and diluted net loss per share attributable to common stockholders) and summary consolidated balance sheet data as of
July 31, 2025 (except for the pro forma and pro forma as adjusted balance sheet data) have been derived from our unaudited consolidated financial statements included elsewhere in this prospectus. The unaudited consolidated financial statements have been prepared on the same basis as our audited consolidated financial statements and, in the opinion of management, reflect all adjustments that are necessary for the fair statement of such data. Our historical results are not necessarily indicative of the results to be expected in the future, and our interim results are not necessarily indicated of results to be expected for the full fiscal year or any other period.
You should read the following summary consolidated financial and other data in conjunction with the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,”
and our consolidated financial statements, the accompanying notes, and other financial information included elsewhere in this prospectus. The summary consolidated financial and other data in this section are not intended to replace our consolidated financial statements and the related notes and are qualified in their entirety by our consolidated financial statements and the related notes included elsewhere in this prospectus.

Our fiscal year ends on January 31, and our fiscal quarters end on April 30, July 31, October 31, and
January 31. Our fiscal years ended January 31, 2025 and 2024 are referred to herein as fiscal 2025 and fiscal 2024, respectively.

	Year Ended January 31,		Six Months Ended July 31,
	2025	2024	2025	2024
Consolidated Statements of Operations Data:	(in thousands, except share and per share data)
Revenue .............................................................	$536,837	$402,256	$329,413	$253,727
Cost of revenue(1) .............................................	169,815	162,622	92,583	82,545
Gross profit .......................................................	367,022	239,634	236,830	171,182
Operating expenses
Research and development(1) ....................	122,386	132,442	64,760	57,784
Sales and marketing(1) ................................	218,722	220,511	130,376	103,530
General and administrative(1) .....................	133,552	133,023	69,845	65,238
Total operating expenses ................................	474,660	485,976	264,981	226,552
Loss from operations .......................................	(107,638)	(246,342)	(28,151)	(55,370)
Interest expense ..........................................	(75,997)	(63,281)	(31,971)	(37,851)
Other income (expense), net .....................	(73)	10,093	6,699	1,953
Loss on extinguishment of debt ................	—	—	(20,528)	—
Gain (loss) on fair value adjustments .......	12,200	(26,594)	(17,886)	3,020
Loss before income tax expense ...................	(171,508)	(326,124)	(91,837)	(88,248)
Income tax expense .........................................	9,570	5,428	8,043	4,296
Net loss ..............................................................	$(181,078)	$(331,552)	$(99,880)	$(92,544)
Net loss per share attributable to common stockholders, basic and diluted(2) ..............	$(4.00)	$(7.44)	$(2.15)	$(2.05)
Weighted-average shares outstanding used to compute net loss per share attributable to common stockholders, basic and diluted(2) ........................................	45,271,666	44,583,919	46,350,553	45,153,649
_______________
(1)Includes stock-based compensation expense as follows:

	Year Ended January 31,		Six Months Ended July 31,
	2025	2024	2025	2024
	(in thousands)
Cost of revenue .................................................	$4,577	$4,751	$1,902	$1,842
Research and development ............................	30,408	27,039	14,371	13,619
Sales and marketing .........................................	17,077	15,872	7,738	7,614
General and administrative .............................	24,919	28,189	11,898	11,838
Total stock-based compensation expense, net of amounts capitalized ....	$76,981	$75,851	$35,909	$34,913
Capitalized stock-based compensation ........	2,319	1,130	1,395	1,096
Total stock-based compensation cost ......	$79,300	$76,981	$37,304	$36,009
(2)See Notes 1 and 15 to our consolidated financial statements, and Note 14 to our condensed consolidated financial statements included elsewhere in this prospectus for an explanation of the calculations of our net loss per share attributable to common stockholders, basic and diluted.

The following table sets forth the computation of unaudited pro forma basic and diluted net loss per share attributable to common stockholders for the period presented:

	Year Ended January 31, 2025	Six Months Ended July 31, 2025
	(in thousands, except share and per share data)
Numerator:
Net loss attributable to common stockholders ................................................	$(181,078)	$(99,880)
Pro forma adjustment to record stock-based compensation expense related to RSUs for which the performance-based vesting condition will be satisfied in connection with this offering ..........................................	(30,339)	(30,862)
Pro forma adjustment to eliminate the change in fair value recognized related to the redeemable convertible preferred stock warrant liability ...	130	6
Pro forma adjustment to eliminate the interest expense related to the Convertible Notes ............................................................................................	27,707	12,770
Pro forma adjustment to eliminate the change in fair value recognized on the embedded derivative liability related to the Note Conversion .....	(12,330)	(21,320)
Pro forma adjustment to eliminate the change in fair value recognized related to the SAFE Conversion(1) .................................................................	—	35,700
Pro forma adjustment to eliminate the change in fair value recognized related to the SAFE Warrants(1) .....................................................................	—	3,500
Pro forma adjustment to recognize the net loss upon the Note Conversion, the SAFE Conversion, the Warrant Determination, and the revaluation of the redeemable convertible preferred stock warrant liability ................................................................................................................	(113,434)	—
Pro forma net loss attributable to common stockholders ..............................	$(309,344)	$(100,086)
Denominator:
Weighted-average shares outstanding used to compute net loss per share attributable to common stockholders, basic and diluted ................	45,271,666	46,350,553
Pro forma adjustment to reflect the Capital Stock Conversion ....................	146,589,046	146,589,046
Pro forma adjustment to reflect the RSU Net Settlement .............................	331,173	512,230
Pro forma adjustment to reflect the conversion of the redeemable convertible preferred stock warrant liability to equity classified Class A common stock warrants ..................................................................................	40,160	40,160
Pro forma adjustment to reflect the Note Conversion ...................................	12,836,457	12,836,457
Pro forma adjustment to reflect the SAFE Conversion(1) ..............................	7,858,204	7,858,204
Pro forma adjustment to reflect the conversion of the SAFE Warrants to equity classified Class A common stock awards(1) .....................................	1,216,284	1,216,284
Weighted-average shares outstanding used to compute, pro forma, net loss per share attributable to common stockholders, basic and diluted .	214,142,990	215,402,934
Pro forma net loss per share attributable to common stockholders, basic and diluted(2) ..........................................................................................................	$(1.44)	$(0.46)
_______________
(1)The SAFEs and SAFE Warrants were issued in February and April 2025.
(2)The computations of our basic and diluted pro forma net loss per share are illustrative and assume that the events described below occurred as of February 1, 2024. Our actual net loss per share computations will reflect the effect of the events when they occur, and accordingly, the impact of the below events will differ from the pro forma amounts presented above. Basic and diluted pro forma net loss per share attributable to common stockholders for the year ended January 31, 2025 and the six months ended July 31, 2025 give effect to (i) stock-
based compensation expense related to RSUs as if the performance condition had been satisfied on February 1,
2024, and the related expense had been recognized for the year ended January 31, 2025 and the six months ended July 31, 2025, (ii) the RSU Net Settlement based on the assumed initial offering price of $25.00 per share,

which is the midpoint of the offering price range set forth on the cover page of this prospectus, and an assumed
44% tax withholding rate, (iii) the elimination of interest expense related to the Convertible Notes and the change in fair value recognized on the embedded derivative liability related to the Convertible Notes during the applicable periods as if the Note Conversion had occurred on February 1, 2024, based upon (A) the assumed initial public offering price of $25.00 per share, which is the midpoint of the offering price range set forth on the cover page of this prospectus, and (B) an assumed completion date of this offering of November 3, 2025, (iv) the automatic conversion of the redeemable convertible preferred stock warrant liability to equity classified Class A common stock warrants issuable for little to no consideration, and the elimination of the change in fair value recognized on the preferred stock warrant liability during the applicable periods, (v) the SAFE Conversion, as if the conversion had occurred on February 1, 2024, based upon (A) the assumed initial public offering price of $25.00 per share, which is the midpoint of the offering price range set forth on the cover page of this prospectus, which we refer to as the SAFE Conversion, and (B) an assumed completion date of this offering of November 3, 2025, including the elimination of the change in fair value recognized on the SAFE notes during the applicable periods, (vi) the conversion of the SAFE Warrant liability to equity classified Class A common stock warrants issuable for little to no consideration, and the elimination of the change in fair value recognized on the SAFE Warrant liability during the applicable periods, (vii) the estimated pro forma net loss to be recognized upon the Note Conversion, the
SAFE Conversion, the Warrant Determination, and the revaluation of the redeemable convertible preferred stock warrant liability, as if such events had occurred on February 1, 2024, based upon (A) the assumed initial public offering price of $25.00 per share, which is the midpoint of the offering price range set forth on the cover page of this prospectus, and (B) an assumed completion date of this offering of November 3, 2025, as further described within footnote (1) to the Consolidated Balance Sheet Data below, and (viii) the Capital Stock Conversion.

	As of July 31, 2025
	Actual	Pro Forma(1)	Pro Forma as Adjusted(2)(3)
Consolidated Balance Sheet Data:	(in thousands)
Cash and cash equivalents .......................................................	$223,229	$223,265	$783,209
Restricted cash, current ............................................................	87,218	87,218	87,218
Working capital(4) .......................................................................	469,644	452,315	1,028,758
Total assets .................................................................................	1,134,391	1,134,427	1,691,016
Long-term debt(5) ........................................................................	658,158	299,995	182,895
Embedded derivative and common stock warrant liabilities	69,700	—	—
Other non-current liabilities .......................................................	23,678	23,245	23,245
Total liabilities ..............................................................................	1,041,721	630,790	493,836
Redeemable convertible preferred stock ................................	1,301,121	—	—
Additional paid-in capital ...........................................................	522,555	2,436,115	3,149,474
Accumulated deficit ...................................................................	(1,716,993)	(1,918,466)	(1,938,281)
Total stockholders’ (deficit) equity ...........................................	(1,208,451)	503,637	1,197,181
_______________
(1)The pro forma column above reflects:
•the automatic conversion of all outstanding shares of our redeemable convertible preferred stock outstanding as of July 31, 2025, into 146,589,046 shares of our Class A common stock in connection with the completion of this offering pursuant to the terms of our amended and restated certificate of incorporation in the Capital Stock Conversion;
•the Note Conversion, resulting in (A) the net adjustment of the carrying amount of the Convertible Notes of
$195.2 million as of July 31, 2025 to $202.1 million, consisting of the accrual of incremental interest expense of $6.3 million (based on an assumed completion date of this offering of November 3, 2025) and incremental amortization of debt discount and issuance costs of $0.6 million following July 31, 2025 and through the
Note Conversion on the closing date of this offering, reflected as an increase in accumulated deficit of $7.0 million, (B) the extinguishment of the Convertible Notes, reflected as a net decrease of $195.2 million in
Convertible Notes (and corresponding decrease in long-term debt in the table above) as of July 31, 2025;
(C) the issuance of 12,836,457 shares of our Class A common stock in the Note Conversion, referred to as the Note Conversion Shares, based on (i) the assumed initial public offering price of $25.00 per share, which is the midpoint of the offering price range set forth on the cover page of this prospectus, and (ii) an assumed completion date of this offering of November 3, 2025, reflected as an increase to Class A common stock and additional paid-in capital of $320.9 million, which represents the estimated fair value of the Note Conversion
Shares based on the assumed initial public offering price of $25.00 per share, which is the midpoint of the offering price range set forth on the cover page of this prospectus, and (D) the recognition of a $80.3 million loss upon extinguishment of the Convertible Notes and embedded derivative liability, reflected as a further increase in accumulated deficit, equal to the fair value of the Note Conversion Shares of $320.9 million less the adjusted carrying amount of the Convertible Notes and the historical carrying amount of the embedded derivative liability of $202.1 million and $38.5 million, respectively (which loss amount will fluctuate depending on the actual public offering price per share in this offering and the resulting change in the number and fair value of the Note Conversion Shares, as described further in the section titled “—The
Offering—Note Conversion”);
•the SAFE Conversion, resulting in (A) the revaluation of the SAFEs through, but excluding, November 3,
2025, the assumed completion date of this offering, to $196.5 million, equal to the fair value of the SAFE
Conversion Shares (as defined below), reflected as a $33.5 million increase in accumulated deficit; (B) the conversion of the SAFEs into 7,858,204 shares of our Class A common stock in the SAFE Conversion, referred to as the SAFE Conversion Shares, based on (i) the assumed initial public offering price of $25.00 per share, which is the midpoint of the offering price range set forth on the cover page of this prospectus, and (ii) an assumed completion date of this offering of November 3, 2025, reflected as an increase in Class
A common stock and additional paid-in capital of $196.5 million and a decrease in SAFE liability of $163.0 million (and corresponding decrease in long-term debt in the table above) as of July 31, 2025;
•the (A) revaluation of the redeemable convertible preferred stock warrant liability as of November 3, 2025, the assumed completion date of this offering, based on the assumed initial public offering price of $25.00 per share, which is the midpoint of the offering price range set forth on the cover page of this prospectus, resulting in the redeemable convertible preferred stock warrant liability as of July 31, 2025 increasing by
$0.5 million to $0.9 million and reflected as a $0.5 million increase in accumulated deficit, and (B) the subsequent automatic conversion of the redeemable convertible preferred stock warrant to a Class A common stock warrant and the resulting assumed reclassification of the redeemable convertible preferred stock warrant liability through, but excluding, November 3, 2025, the assumed completion date of this offering, reflected as a $0.4 million decrease in other non-current liabilities as of July 31, 2025 and an increase to additional paid-in capital of $0.9 million;
•the Warrant Determination for the SAFE Warrants upon the completion of this offering, resulting in (A) the revaluation of the SAFE Warrants through, but excluding, November 3, 2025, the assumed completion date of this offering, based on the assumed initial public offering price of $25.00 per share, which is the midpoint of the offering price range set forth on the cover page of this prospectus, resulting in the common stock warrant liability as of July 31, 2025 decreasing by $0.8 million to $30.4 million and reflected as a $0.8 million decrease in accumulated deficit, and (B) the reclassification of the revalued common stock warrant liability through, but excluding, November 3, 2025, the assumed completion date of this offering, reflected as the elimination of the common stock warrant liability of $31.2 million and a corresponding $30.4 million increase to additional paid-in capital;
•the issuance of 1,702,289 shares of our Class A common stock in connection with the Warrant Exercises
(based on the assumed initial public offering price of $25.00 per share, the midpoint of the price range set forth on the cover page of this prospectus) following the Warrant Determination for the SAFE Warrants, resulting in an increase of less than $0.1 million in cash and cash equivalents as well a corresponding increase of less than $0.1 million in Class A common stock and additional paid-in capital;
•the vesting as of the date of this prospectus and related settlement of the IPO Vesting RSUs, including those
RSUs subject to the RSU Net Settlement, in connection with this offering, resulting in (A) recognition of stock-based compensation expense of $81.1 million, reflected as an increase to additional paid-in capital and accumulated deficit; (B) the net issuance of 948,970 shares of Class A common stock upon settlement of the IPO Vesting RSUs, including in connection with the RSU Net Settlement, after withholding 694,607 shares to satisfy estimated tax withholding and remittance obligations of $17.4 million, based on (A) the assumed initial public offering price of $25.00 per share, the midpoint of the price range set forth on the cover page of this prospectus, and (B) an assumed 44% tax withholding rate; and (C) the $17.4 million increase in liabilities and corresponding decrease in additional paid-in capital resulting from the share withholding for the tax withholding and remittance obligations related to the RSU Net Settlement; and
•the filing and effectiveness of our amended and restated certificate of incorporation, which will occur immediately prior to the completion of this offering.
(2)The pro forma as adjusted column above gives effect to:
•the pro forma adjustments set forth above;

•the sale and issuance by us of 30,000,000 shares of our Class A common stock in this offering, based upon the assumed initial public offering price of $25.00 per share, which is the midpoint of the offering price range set forth on the cover page of this prospectus, and our receipt of $700.4 million in estimated net proceeds from the offering after deducting underwriting discounts and commissions and estimated offering expenses
(which offering expenses deduction excludes $0.8 million of deferred offering costs that have been previously paid as of July 31, 2025 but includes $2.6 million of deferred offering costs accrued and unpaid as of July 31, 2025);
•the elimination of $3.4 million of deferred offering costs, of which $0.8 million have been paid as of July 31,
2025 and $2.6 million were accrued and unpaid as of July 31, 2025, reflected as a decrease in other assets of $3.4 million, a decrease in current liabilities of $2.6 million, and a decrease in additional paid-in capital of
$8.0 million;
•the exercise of stock options for 1,975,677 shares of Class A common stock by certain selling stockholders in connection with the Option Cash Exercise, reflected as a $13.7 million increase in cash and cash equivalents and a corresponding increase in common stock and additional paid-in capital; and
•the use of net proceeds from this offering, together with existing cash and cash equivalents, if necessary, to
(A) satisfy the estimated tax withholding and remittance obligations related to the RSU Net Settlement as reflected in the pro forma adjustments described in the preceding footnote and (B) repay $136.8 million in outstanding loans, including accrued and unpaid interest and estimated lenders’ legal fees, under, and terminate the Vista Facility in connection with the completion of this offering (which cash amount includes
$3.0 million of cash interest previously paid in August 2025), resulting in (A) a decrease in notes payable, non-current of $117.1 million (and a corresponding decrease in long-term debt in the table above), (B) the recognition of $4.3 million of incremental interest expense accrued under the Vista Facility and incremental amortization of debt discount and issuance costs following July 31, 2025 through the closing date of this offering, reflected as an increase in accumulated deficit, (C) a net increase in accrued cash interest of $0.1 million, reflected as an increase in current liabilities, and (D) the recognition of a $15.5 million loss on extinguishment of the Vista Facility, reflected as a further increase in accumulated deficit equal to $15.5 million, which represents the repayment amount inclusive of estimated legal fees of $0.2 million, less $118.2 million, the adjusted carrying amount of the Vista Facility, consisting of the carrying amount of $117.1 million as of July 31, 2025, as adjusted for $0.5 million of accrued interest and $0.6 million in amortization of debt discount and issuance costs following July 31, 2025 through the closing date of this offering.
(3)Each $1.00 increase (decrease) in the assumed initial public offering price of $25.00 per share, which is the midpoint of the offering price range set forth on the cover page of this prospectus, would increase (decrease) the amount of our pro forma as adjusted cash and cash equivalents, working capital, total assets, and total stockholders’ (deficit) equity by $28.3 million, assuming that the number of shares of our Class A common stock offered by us, as set forth on the cover page of this prospectus, remains the same, after deducting underwriting discounts and commissions, and without giving effect to corresponding increases or decreases in accumulated deficit from changes in the fair value of the Note Conversion Shares, the SAFE Conversion Shares, the
redeemable convertible preferred warrants, and the SAFE Warrants as well as corresponding increases or decreases in total stockholders’ (deficit) equity from changes to Class A common stock and additional paid-in capital from the Warrant Exercises. An increase (decrease) of 1.0 million shares in the number of shares offered by us would increase (decrease), as applicable, the amount of our pro forma as adjusted cash and cash equivalents, working capital, total assets, and total stockholders’ (deficit) equity by $23.6 million, assuming the assumed initial public offering price remains the same, and after deducting underwriting discounts and commissions. Pro forma adjustments in the footnotes above and the related information in the balance sheet data are illustrative only and may differ from actual amounts based on, among other things, the actual initial public offering price and other terms of this offering determined at pricing, the actual tax withholding rates, the actual amount of RSUs settled in connection with this offering, and the actual number of shares of Class A common stock issued in the Note Conversion, the SAFEs Conversion, and the Warrant Exercises.
(4)Working capital is defined as current assets less current liabilities.
(5)Long-term debt is comprised of (A) Convertible Notes, net of $195.2 million, (B) SAFEs of $163.0 million, (C)
ABL Facility of $34.5 million, (D) Warehouse Credit Facility of $148.2 million, and (E) notes payable, non-current of $117.3 million, which includes $117.1 million related to the Vista Facility, in each case as of July 31, 2025. For additional information regarding the ABL Facility, the Warehouse Credit Facility, and the Vista Facility, see the
section titled “Description of Material Indebtedness.”

Key Business Metrics and Non-GAAP Financial Measures
We review a number of operating and financial metrics, including the following key metrics and non-
GAAP, financial measures to evaluate our business, measure our performance, identify trends affecting our business, formulate financial projections, and make strategic decisions. See the sections titled
“Management’s Discussion and Analysis of Financial Condition and Results of Operations—Key Business
Metrics” for additional information regarding our key business metrics and “Management’s Discussion and
Analysis of Financial Condition and Results of Operations—Non-GAAP Financial Measures” for additional information and reconciliations of our non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP.

	Year Ended January 31,		Six Months Ended July 31,
	2025	2024	2025	2024
	(in billions)
Gross booking volume (GBV) .........................	$6.6	$5.0	$4.1	$3.1
Payment volume ...............................................	$3.7	$2.7	$2.0	$1.8

	Year Ended January 31,		Six Months Ended July 31,
	2025	2024	2025	2024
	(dollars in thousands)
GAAP gross profit .............................................	$367,022	$239,634	$236,830	$171,182
Non-GAAP gross profit (1) ................................	$371,855	$249,229	$239,025	$173,152
GAAP gross margin .........................................	68%	60%	72%	67%
Non-GAAP gross margin(1) .............................	69%	62%	73%	68%
GAAP loss from operations ............................	$(107,638)	$(246,342)	$(28,151)	$(55,370)
Non-GAAP income (loss) from operations(1)	$(25,042)	$(174,753)	$11,076	$(17,485)
GAAP net loss ...................................................	$(181,078)	$(331,552)	$(99,880)	$(92,544)
Non-GAAP net loss(1) .......................................	$(96,387)	$(224,353)	$(14,775)	$(49,413)
_______________
(1)Non-GAAP gross profit, non-GAAP gross margin, non-GAAP income (loss) from operations, and non-GAAP net loss are not calculated in accordance with GAAP.

RISK FACTORS
Investing in our Class A common stock involves a high degree of risk. You should consider carefully the risks and uncertainties described below, together with all of the other information in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results
of Operations,” our consolidated financial statements and the accompanying notes included elsewhere in this prospectus before deciding whether to invest in shares of our Class A common stock. Our business, financial condition, results of operations, or prospects could also be adversely affected by risks and uncertainties that are not presently known to us or that we currently believe are not material. If any of the risks actually occur, our business, financial condition, results of operations, and prospects could be adversely affected. In that event, the market price of our Class A common stock could decline, and you could lose all or part of your investment.
Risks Related to Our Business and Industry
We have experienced rapid growth and operational and strategic expansion in recent periods.
Such historical trends, including growth rates, may not continue in the future, and failure to effectively manage our growth could harm our business and results of operations.
We have experienced rapid growth and increased demand for our platform in recent periods, there is no assurance that we will manage our growth successfully, and our recent growth rates may not be indicative of our future growth. Our rapid growth has resulted in increased costs as we expanded our operations to scale our business and address increased customer and user demand, and we expect to continue to invest broadly across our organization to support our growth.
Continued macroeconomic uncertainty, including as a result of rising interest rates, inflation, tariffs, foreign currency fluctuation, political unrest, instability in the global banking system, and the potential for an economic recession, has resulted, and is expected to continue to result, in reductions as well as fluctuations in demand for travel and our offerings as companies reduce or deprioritize spending on T&E management offerings. Macroeconomic uncertainty has impacted and may continue to impact our ability to plan for future operations and strategic initiatives or predict our future financial performance (due in part to our usage-based revenue model for certain of our offerings, including our Travel Management offerings). Disruptions and changes in traveler behavior have occurred in recent times, including as a result of the COVID-19 pandemic and macroeconomic uncertainty, and may occur in the future, and we have faced and may continue to face challenges in accurately forecasting demand for travel and travel management services as a result. To maintain growth in our business, we need to, among other things, continue development and implementation of Navan Cognition and related AI features and functionalities, increase adoption and market acceptance of our offerings beyond travel, develop and increase adoption of additional offerings, compete effectively against larger and more established market participants as well as newer entrants, successfully execute our go-to-market strategies, address an increasing portion of the unmanaged travel market, and maintain or improve our relationships with suppliers, including commission rates.
Our growth has also been and may continue to be negatively impacted as our customers, particularly customers with whom we have historically high adoption or expansion rates, do not increase or decrease headcount, reduce T&E budgets or otherwise increase scrutiny over IT spending for any reason, including due to macroeconomic uncertainty. Over the last few years, adoption of remote work models has also become widespread, initially as a matter of necessity in response to the COVID-19 pandemic and more recently as a matter of company policy in light of evolving perspectives on the need and desire for full-
time in-person workforces. While more companies and organizations have instituted return-to-office policies and business travel levels have normalized following the COVID-19 pandemic, we cannot predict with certainty future trends in teleconference and virtual meeting technologies adoption, the impact that remote work policies will continue to have on the nature and amount of business travel, or whether employer and employee attitudes toward business travel will change in a lasting way. For example,

smaller companies with limited travel or information technology budgets may in the future prefer to use teleconference and virtual meeting technologies indefinitely or substantially limit business travel spending.
We have also encountered, and will continue to encounter, the risks and uncertainties frequently experienced by growing companies in rapidly changing industries. For example, we are required to manage multiple relationships with various suppliers, payment or expense service partners, other partners, customers, and other third parties. In the event of further growth of our operations or in the number of our third-party relationships, including in connection with acquisitions of complementary businesses and companies, our computer systems, procedures, or internal controls may not be adequate to support our operations, we encounter further difficulties and delays in integrating acquired businesses and companies (including into our controls environment), and our management may not be able to manage such growth effectively. The growth and expansion of our business and platform places a significant strain on our management and our administrative, operational, and financial reporting resources. To effectively manage our growth, we must continue to implement and improve our operational, financial, and management information and reporting systems and manage our employee base, including recruiting and training new engineers, sales professionals, and agents.
As a result of the foregoing, our recent growth rates and financial performance should not necessarily be considered indicative of our future performance and results of operations, and you should not rely on the recent growth in our key business metrics as an indication of our future performance. In addition, if our assumptions regarding these risks and uncertainties, which we use to plan our business strategies and operations, are incorrect or change due to industry or market developments, or if we do not address these risks successfully, our business, financial condition, results of operations, and prospects could be negatively impacted.
Our revenue has historically been, and is expected to continue to be, significantly dependent on our Travel Management offerings, and a prolonged or substantial decrease in, or systemic disruptions to, global travel could adversely affect us.
Our revenue has historically been, and is expected to continue to be, significantly dependent on our
Travel Management offerings, which have historically been and may in the future be significantly impacted by declines in, or disruptions to, global travel activity, including as a result of macroeconomic factors and widespread health concerns, epidemics, or pandemics. Factors over which we have no control but which impact travel patterns and, depending on the scope and duration, cause significant declines in global or widespread travel volumes and reductions in our customers’ travel budgets include, among other things:
•the impact of macroeconomic uncertainty, including due to tariffs, volatile interest rates, inflation, domestic and foreign currency fluctuation, instability in the global banking system, volatility in global stock markets, and the potential for a prolonged economic recession, particularly on T&E budgets and IT spending at our existing and potential customers;
•political unrest or instability, including due to tariff policies;
•global security concerns caused by terrorist attacks, the threat of terrorist attacks, or the precautions taken in anticipation of such attacks, including elevated threat warnings or selective cancellation or redirection of travel;
•cyber-terrorism, the outbreak of hostilities, global conflict, or escalation or worsening of existing hostilities or war, such as the ongoing conflicts in Ukraine and the Middle East and tensions between China and Taiwan, in some cases resulting in sanctions imposed by the United States and other countries, and retaliatory actions taken by sanctioned countries in response to such sanctions;
•adverse changes in visa and immigration policies or the imposition of travel restrictions or more restrictive security procedures;

•climate change-related impact to travel destinations, such as extreme weather, natural disasters and disruptions, and actions taken by governments, businesses, our suppliers, and our other partners to combat climate change, such as new travel-related regulations, policies, or conditions related to sustainability and climate-change concerns;
•the occurrence of travel-related accidents or the grounding of aircraft due to safety concerns or regulatory actions;
•technical and operational disruptions at key transit hubs, including key international airports due to insufficient funding of aviation and other travel or transportation agencies or governmental bodies;
•changes in preferences from traditional hotel bookings to the use of alternative providers that are not available on our platform;
•the impact of macroeconomic conditions and labor shortages on the cost and availability of airline travel, including the risk of a global recession;
•regulatory actions or changes to regulations governing the travel industry; and
•widespread health concerns or pandemics, such as the COVID-19 pandemic.
We have historically experienced and may in the future experience negative impacts to our business, financial condition, results of operations, and prospects from some or all of the above disruptions to business or consumer travel.
In addition, from time to time, certain airlines struggle to meet spikes in demand, leading to elevated cancellations and delays that frustrate passengers and strain airport operations. When large numbers of our customers experience delays or cancellations, our support costs tend to increase, and prolonged periods of systemic disruptions increase our operating costs and adversely affect our margins and results of operations.
Shifts in business travel trends or any decline in business travel demand would negatively impact our business, growth, results of operations, and financial condition.
Our business and growth depend on continued demand for business travel. In addition to global travel trends, business travel volume has been and may in the future be impacted by a number of different factors. The continued proliferation of remote and hybrid work models has enabled many companies to replace in-person meetings and events with virtual alternatives, which can be more cost-effective, resulting in some companies reducing discretionary travel. Shifts in trends regarding return-to-office mandates at our existing and potential customers have in the past impacted and may in the future impact our growth and business model, particularly if we face difficulties in acquiring new customers. Geopolitical instability and shifting political policies and landscapes have also impacted and may continue to impact certain existing and potential customers’ policies with respect to business travel, particularly international travel, as well as business travel in and around geographic regions experiencing political instability, hostilities, or conflict. Companies have also been periodically reassessing and adjusting travel policies and related T&E budgets, including due to the factors described above and broader factors impacting the travel industry generally, which has resulted and may continue to result in fluctuations in or reduced usage levels of our offerings across periods, contributing to fluctuations in our results of operations. Shifts in business travel trends or any decline in business travel demand could result in decreased new platform acquisition rates as well as reductions in usage of our offerings by our customers, which would negatively impact our business, results of operations, and financial condition.

We may be unable to attract new customers and grow our customer base, which would negatively impact our revenue growth and results of operations.
Our future growth depends in large part on increasing our customer base and maintaining and increasing the revenue we generate from those customers. To increase our GBV and revenue, we seek to expand our customers’ usage of our offerings, including by increasing their usage of our Travel offering and by driving their adoption and increased use of our additional offerings, including Corporate Payments,
Expense Management, Meetings and Events, VIP, and Bleisure. The success of our business is substantially dependent on the actual and perceived viability, benefits, and advantages of our platform as a preferred product for T&E management and corporate card programs, particularly when compared to customers’ existing alternatives and new competitive offerings.
While we have experienced significant growth in the number of our customers in recent periods, we do not know whether we will continue to achieve similar customer growth rates in the future. Numerous factors have impeded and may continue to impede our ability to attract new customers and retain, and expand the use of our platform within, our customers, including:
•continued macroeconomic uncertainty, including as a result of tariffs and trade issues, rising interest rates, inflation, domestic and foreign currency fluctuation, instability in the global banking system, volatility in global stock markets, and the potential for a prolonged economic recession;
•changes in demand for and trends in business travel among existing and potential customers;
•reductions in T&E budgets and increased IT budget scrutiny at existing or potential customers;
•failure to establish, maintain, or expand relationships with key suppliers and other partners, including any related changes in commission rates that negatively impact us;
•failure to compete effectively against alternative products or services, including traditional offline travel services provided by large and established competitors as well as digital-native offerings
(including those powered by AI);
•our ability to determine optimal pricing for our offerings, including in international markets;
•failure to successfully deploy new features and integrations or continue development or integration of Navan Cognition and related AI features and functionalities;
•failure to provide a quality customer experience and customer support; or
•failure of our sales and marketing strategies, including if we spend time and funding on strategies that do not provide sufficient return on our investment.
If we are unsuccessful in our efforts to acquire new customers and increase our customer base, including due to any of the above factors, or if we do so in a way that is not profitable, our growth, business, results of operations, and financial condition would be harmed. Our growth will also depend in part on capturing a greater portion of the unmanaged travel market.
We may not be successful in our efforts to retain and increase revenue from our customers, including by promoting and expanding adoption and usage of our offerings, which could adversely impact our business, financial condition, and results of operations.
Our strategy involves landing customers with our Travel offering and expanding those relationships by increasing our customers’ engagement with and usage of additional offerings, including Corporate
Payments, Expense Management, Meetings and Events, VIP, and Bleisure, and working to manage all of our customers’ corporate travel spend on our platform. If our customers do not adopt one or more of these additional offerings at the rate we anticipate or at all, our business and prospects could be negatively impacted. The success of these additional offerings depends upon our ability to sell them to our existing travel management customers and on increasing their utilization. We have been investing and expect to continue to invest in a number of strategic growth initiatives to drive adoption of these additional offerings, but there can be no assurance that such investments will be effective on a timely basis or at all. In particular, we may experience more difficulty or fluctuations in adoption and expansion rates of our additional offerings by smaller customers in the unmanaged travel market, including due to their heightened focus on total cost of ownership and self-service motions. In addition, there is a period of time between when we acquire new customers and when we begin to recognize the bulk of our revenues, during which the customer implements our technology, moves corporate travel budgets to our platform, and then launches initial bookings. This time period fluctuates depending on the size, scope, and complexity of a customer’s overall corporate travel spend and organization. To expand our customers’
usage of our offerings, we will need to successfully partner with customers to help them realize increased value in our offerings in an efficient manner, particularly in uncertain macroeconomic environments characterized by heightened scrutiny over T&E and IT budgets. If we do not effectively help our customers realize the value of managing more of their corporate travel spend on our platform, our business, growth, and results of operations could be harmed. In addition, use of our corporate card offering, along with the Navan Connect offering that allows customers to connect their non-Navan corporate cards to the Navan Expense system, gives us insights into travelers throughout their journey and, as a result, adoption by customers of this offering is crucial to our long-term strategy of providing comprehensive and personalized experiences to travelers. Accordingly, if customers do not adopt our additional offerings, they may not realize the full value of our platform and consequently may be more difficult to retain. As a result, our business, financial condition, results of operations, and prospects may be adversely affected.
Our expense management offerings are subscription-based, and expense management customers are not obligated to and may not renew their subscriptions after their existing subscriptions expire. We cannot assure you that such customers will renew subscriptions with the same or greater number of users or that they will upgrade to use features such as the corporate cards or Navan Connect. Customers may or may not renew their subscriptions as a result of a number of factors, including their satisfaction or dissatisfaction with our platform, changes we may implement in our pricing or structure, the pricing or capabilities of the products and services offered by our competitors, the effects of general economic conditions, or customers’ budgetary constraints. If our existing expense management customers do not renew their subscriptions, renew on less favorable terms, or fail to expand the adoption of our platform within their companies, our revenue may decline or grow less quickly than anticipated, which could adversely affect our business, financial condition, results of operations, and prospects.
If we fail to offer high-quality customer support, including through our AI-powered virtual agents, or if our support is more expensive than anticipated, our business, margins, and reputation could suffer.
Our customers rely on our customer support services to resolve issues and realize the full benefits provided by our platform. High-quality support is also important for retaining and expanding the use of our offerings by our customers. We provide customer support over chat, telephone, and email, including through Ava, our AI-powered virtual agent. In particular, our business and margins are highly dependent on our AI-powered framework that enables us to create, train, deploy, and supervise specialized AI-
powered virtual agents that can handle complex tasks previously requiring human intervention, from booking modifications to expense tracking to resolving issues during trips. Our growth, business, margins, and results of operations could be harmed if our virtual agents do not effectively and satisfactorily address our users’ needs and demands in using our platform to book and manage business travel and related expenses (including if users ultimately need to interact with live agents due to any failures, including perceived failures, of such virtual agents). Our growth, reputation, business, margins, and results of operations could also be harmed if our virtual agents make errors or introduce flawed, incomplete, or inaccurate outputs, some of which may appear correct, including due to flaws in the logic of the AI (a so-
called “hallucination”), when interacting with users or processing their requests. In some cases, our virtual agents produce results that are inaccurate or incomplete or may take unintended actions from user queries and inputs, even with no hallucinations, which could result in negative impacts to our users and customers and harm our reputation, growth, business, and results of operations. If we do not help our customers quickly resolve issues and provide effective ongoing support, or if our methods of providing support are insufficient to meet the needs of our customers, our ability to retain customers, expand usage of our offerings by our customers, and acquire new customers could suffer, and our reputation with existing or potential customers could be harmed. Moreover, if we are not able to meet the customer support needs of our customers through our AI-powered virtual agents or by chat and email, we may need to increase our support coverage and provide additional phone-based support. Agent-based phone-
based support is more expensive to provide than the other customer support services we offer. As a result, increasing our support coverage and phone-based support services may negatively impact our gross margins.
Our customers have experienced increased customer wait times in the past and may experience similar delays in the future, including due to circumstances outside of our control. For example, when large numbers of our travelers experience delays or cancellations, our travelers have and may in the future experience delays in receiving necessary support services from us and our suppliers. If we are unable to help our travelers quickly resolve issues as a result of support issues we ourselves experience from our suppliers, our ability to retain customers and expand their usage of our offerings and attract new customers, as well as our reputation, could be harmed, and our business, financial condition, results of operations, and prospects could be adversely affected. In addition, as we continue to grow our operations internally and reach a larger and increasingly global customer base, we need to be able to provide efficient customer support that meets the needs of companies using our platform globally at scale. The number of customers using our platform has grown significantly, which puts additional pressure on our customer support services. If we are unable to provide high-quality customer support while controlling our customer support costs, our profitability may be negatively impacted.
Our Travel Management offerings depend on our relationships with suppliers.
The success of our Travel Management offerings depends on our ability to maintain and expand our relationships with our suppliers to offer our customers an unrivaled range of global travel inventory at optimal prices. Our ability to maintain our supplier relationships on favorable terms will depend on, among other things, providing suppliers with access to a large, expanding, and highly engaged user base of frequent travelers, visibility into traveler demand signals, flexible retailing and brand control for their products offered on our platform, access to new distribution initiatives like NDC, and access to our flexible platform architecture and integration capabilities to allow suppliers to roll out and test new products, content, pricing, and other features. In addition, if one or more of our suppliers suffers a deterioration in its financial condition, changes our contractual commission rate, or terminates its relationship with us, it could adversely affect our ability to deliver desired travel inventory to our customers as well as our business, financial condition, and results of operations.
Commissions on sales through GDSs are highly standardized, while direct supplier agreements are more variable and may involve higher commissions. If industry-wide commissions are reduced, or if we are unable to enter into favorable direct agreements with new suppliers, our business, financial condition, and results of operations could be adversely affected. Suppliers may change their commission rates, whether pursuant to our supplier contracts or more broadly, for a number of reasons, including in response to macroeconomic factors or changes in their business strategy. As part of strategic shifts, suppliers may also seek to implement their own direct distribution channels or pivot from intermediary channels, such as certain GDSs, which may result in negative impacts to our business, such as reductions in our supply inventory or increased prices by such suppliers on our platform. Such strategic shifts may reflect supplier efforts to optimize the financial profile of their distribution channels, including by managing commission rates in a manner that negatively impacts our usage-based revenue. Further proliferation or market acceptance of new distribution standards like NDC may also result in strategic shifts by our suppliers, which may negatively impact their relationships with us and are outside of our control.

Finally, we typically negotiate or renegotiate our agreements with these suppliers annually or every several years, depending on the duration of the agreement. No assurances can be given that suppliers will elect to participate in our platform or that our compensation, access to inventory, or access to inventory at competitive rates will not be reduced or eliminated in the future. Suppliers may also elect to reduce the cost of their products or services and therefore reduce our margins, and there can be no assurance that our agreements with suppliers will not lapse between renewals, which could limit our inventory. Such providers could seek to charge us for or otherwise restrict access to premium inventory, increase credit card fees or fees for other services, fail to provide us with accurate booking information, or otherwise take actions that could increase our operating expenses. As we focus our sales strategy on targeting and acquiring more of the unmanaged travel market, suppliers may reassess their strategic positioning with us and result in renegotiations of our contractual terms, including commission rates. Any of these actions, or other similar actions, could reduce our revenue and margins and could adversely affect our business, financial condition, results of operations, and prospects.
We have a history of operating losses and may not achieve or sustain profitability in the future.
We were incorporated in 2015 and have incurred net losses in each year since inception and we may not achieve or, if achieved, sustain profitability in the future. We generated net losses of $181.1 million in fiscal 2025 and $331.6 million in fiscal 2024. We generated net losses of $99.9 million for the six months ended July 31, 2025 and $92.5 million for the six months ended July 31, 2024. We had an accumulated deficit of $1,617 million as of January 31, 2025 and $1,717 million as of July 31, 2025. While we experienced significant revenue growth in recent periods, we cannot predict whether we will maintain this level of growth or when we will achieve profitability. We are not certain whether or when our revenue will be sufficient to sustain or increase our growth or achieve profitability in the future. Even if we achieve profitability, we may not be able to sustain or increase our profitability. We also expect our costs and expenses to increase in future periods, which could negatively affect our future results of operations if our revenue does not increase. In particular, we intend to continue to make significant investments in our business, including to further develop our platform and offerings, such as our technology infrastructure and our AI framework, features, and functionalities, expand our marketing programs and sales teams to drive new customer acquisition and expand engagement with our platform and offerings within our customers, support our international expansion, and develop and introduce new offerings, use cases, and platform features and functionalities. We will also face increased costs associated with growth, the expansion of our customer and supplier base, continued focus on our sales strategies, expansion of our efforts to increase our share of the unmanaged travel market, and increases in general and administrative expenses as a result of being a public company. We also may never achieve or maintain profitability if we are not able to acquire new customers, drive further adoption within existing customers, or maintain and strengthen our supplier relationships. Our efforts to grow our business may be costlier than we expect, and we may not be able to increase our revenue enough to offset our increased operating expenses. We may incur significant losses in the future for several reasons, including the other risks described herein, and unforeseen expenses, difficulties, complications, delays, and other unknown events. If we are unable to achieve or, once achieved, sustain profitability, the value of our business and Class A common stock may significantly decrease and our business, financial condition, results of operations, and prospects could be adversely affected.
We have a limited history operating our business at its current scale, scope, and complexity in an evolving market and economic environment, which makes it difficult to evaluate our current business, plan for future operations and strategic initiatives, predict future results, and evaluate our future prospects, increasing the risks associated with your investment.
We were incorporated in 2015, launched our Travel offering in 2016, and introduced our Expense
Management offerings in 2020. Travel demand levels have normalized in recent periods, a trend that we expect to continue, and our recent accelerated growth rates have moderated and may continue to do so in future periods. Further, in more recent periods, there has been uncertainty and disruption in the political environment, global economy, and financial markets, which have resulted and may continue to result in fluctuations in demand for business travel as well as reductions of corporate travel budgets and information technology investment. Accordingly, we have limited experience in, and data and results from, operating our business at its current scale, scope, and complexity and in a rapidly evolving market for business travel. We also have limited data from, and experience operating our business under current macroeconomic conditions, including elevated inflation, rising interest rates, and foreign‐exchange fluctuations, and cannot fully predict how customers and suppliers will operate in this environment. We have encountered, and expect to continue to encounter risks and uncertainties frequently experienced by growing companies in rapidly changing industries, such as the risks and uncertainties described herein.
As a result, our ability to plan for future operations and strategic initiatives, predict future results of operations, and plan for and model future growth in revenue and expenses and prospects is subject to significant risk and uncertainty as compared to companies with longer and more consistent operating histories and in more stable macroeconomic environments and industries. These circumstances in turn limit our ability to accurately predict and plan for our customer demands and, given our usage-based travel revenue model, our growth rates, revenue, margins, and profitability.
Moreover, while we have invested heavily in our additional offerings beyond travel management, including our Corporate Payments, Expense Management, Meetings and Events, VIP, and Bleisure
offerings, we are continuing to grow and scale these offerings, and we cannot be certain when, if ever, we will achieve meaningful scale, customer adoption and expansion, and revenue from such offerings, particularly as we continue to grow our customer base and as we scale in number of customers served.
Our business and growth strategies are also dependent on continued development, and implementation and integration of Navan Cognition, our proprietary AI framework for our platform, and related AI features and functionalities for our platform. While we have invested significantly in our AI framework, features and functionalities over the past several years, including our Navan Cognition framework, to help drive future growth in our business and reduce costs, AI technology is expected to continue to rapidly advance. We may not be successful in maintaining or increasing market acceptance of our platform to satisfy customer and user demand for integrated AI technologies, features, and functionalities, particularly as competitive technologies and solutions are introduced. We may also not be successful in properly and effectively implementing and integrating our AI features and functionalities for our platform as we work to continue developing them to improve the user and customer experience with our platform and to reduce our costs.
Any of these outcomes could harm our business, results of operations, and financial condition. We also expect future trends in our revenue, margins, and profitability to vary in ways that we may not anticipate or predict, which may be driven by our own product or strategic initiatives as well as external factors such as economic conditions. We also have limited experience in deploying our product-led growth strategy, as compared to our sales-led growth strategy. As a result, any predictions about our future revenue and expenses may not be as accurate as they would be if we had a longer operating history at the current scale, scope, and complexity of our business or operated in a more predictable or stable market.
We have also recently completed several acquisitions of complementary businesses and have also broadened the scope and extent of our offerings outside of the United States. We have limited experience operating this expanded business at current scale and in increasing non-U.S. jurisdictions, including under economic conditions characterized by high inflation or in economic recessions. Certain of our longer-term strategic initiatives may also be obstructed or have unintended effects in the event of an economic recession, which we may not be able to predict. If our assumptions regarding these risks and uncertainties are incorrect or change due to changes in our markets or otherwise, or if we do not address these risks successfully, our results of operations could differ materially from our expectations and our business, financial condition, results of operations, and prospects could be adversely affected. We cannot assure you that we will be successful in addressing these and other challenges we may face in the future.
Our results of operations may fluctuate significantly, which could make our future results difficult to predict and could cause our results of operations to fall below expectations.
Our results of operations have varied significantly from period to period in the past, and we expect that our results of operations will continue to vary significantly in the future such that period-to-period comparisons may not be meaningful. Accordingly, our results of operations in any one quarter should not be relied upon as indicative of our future performance. Our quarterly results of operations may fluctuate as a result of a number of factors, many of which are outside of our control and may be difficult to predict, including:
•our ability to attract new customers and retain and grow sales within our existing customers;
•our ability to drive adoption of our offerings beyond travel, including our Expense Management offerings;
•our ability to continue integrating AI into our offerings and expanding our use of AI;
•our ability to maintain and expand our relationships with our suppliers, and to identify and attract new suppliers;
•changes in overall demand for business travel due to technological changes or changes in business practices, including as a result of current macroeconomic conditions;
•the occurrence of travel-related accidents or the grounding of aircraft due to safety concerns or regulatory actions;
•technical and operational disruptions at key transit hubs, including key international airports, including due to insufficient funding of aviation and other travel or transportation agencies or governmental bodies;
•fluctuations in demand for, or pricing of, our platform, including the mix of hotel and air travel booked each quarter;
•seasonal demand fluctuations, such as reduced travel by our users during holiday periods;
•changes in customers’ T&E budgets and IT spending budgets;
•potential and existing customers choosing our competitors’ products and services;
•the development or introduction of new products or services that are easier to use or more advanced than our platform;
•the adoption or retention of more entrenched or rival services in the international markets where we compete;
•our ability to control costs, including our operating expenses;
•the amount and timing of payment for operating expenses, particularly research and development and sales and marketing expenses, including commissions;
•the amount and timing of non-cash expenses, including stock-based compensation;
•the amount and timing of costs associated with recruiting, training, and integrating new employees, and retaining and motivating existing employees;
•fluctuation in market interest and foreign exchange rates, and the impact of inflation and instability in the global banking system on the United States and global economies;
•the impact of the geopolitical conflicts, such as the ongoing conflicts in Ukraine and the Middle
East, including related sanctions implemented by other countries, on global travel patterns and financial markets;
•political unrest or instability;
•our ability to successfully execute acquisitions and integrate acquired businesses, and their accounting impact on our results of operations, including impairment of goodwill;

•the impact of new accounting pronouncements or changes in our accounting policies or practices;
•security breaches of, technical difficulties with, or interruptions to, the delivery and use of our platform;
•our brand and reputation;
•legal and regulatory compliance costs in new and existing markets; and
•general economic conditions, both domestically and internationally, as well as economic conditions specifically affecting industries in which our customers participate.
Any of these and other factors, or the cumulative effect of some of these factors, may cause our results of operations to vary significantly. In addition, our quarterly results may fluctuate based on the relative volume of flights and hotel stays booked on our platform, as we tend to collect higher commissions on hotel reservations than air travel.
Finally, we expect to incur significant additional expenses due to the increased costs of operating as a public company. If our quarterly results of operations fall below the expectations of investors and securities analysts who cover our stock, the price of our Class A common stock could decline substantially, and we could face costly lawsuits, including securities class action suits, and our business, financial condition, results of operations, and prospects could be adversely affected.
Future acquisitions, strategic investments, partnerships, collaborations, or alliances could be difficult to identify and integrate, divert the attention of management, disrupt our business, dilute stockholder value, and adversely affect our business, financial condition, results of operations, and prospects.
As part of our business strategy, we have in the past and may in the future seek to acquire or invest in businesses, products, or technologies that we believe could complement or expand our platform, enhance our technical capabilities, or otherwise offer growth opportunities. For example, in April 2021, we acquired Reed & Mackay, or R&M, a global travel management provider headquartered in the United
Kingdom, or the UK, in February 2022, we acquired Comtravo, a modern travel solution in Germany,
Austria, and Switzerland and Resia, a travel agency covering Northern Europe, and in May 2023 we acquired Tripeur, an India-based travel management company. However, there can be no assurance we will be able to successfully identify desirable acquisition candidates in the future, and we may not be able to complete such acquisitions on favorable terms, if at all. If we do complete acquisitions, we may not ultimately strengthen our competitive position or ability to achieve our business objectives, and any acquisitions we complete could be viewed negatively by our customers or investors.
We have encountered and may in the future encounter difficulties assimilating or integrating the businesses, technologies, products and platform capabilities, personnel, or operations of our acquired companies, assets, and businesses, particularly if key personnel of an acquired company choose not to work for us, their software is not easily adapted to work with our platform, or we have difficulty retaining the customers of any acquired business due to changes in ownership, management, or otherwise. We may also have difficulty establishing our company values with personnel of acquired companies, which may negatively impact our culture and work environment. Any such transactions that we are able to complete may not result in any synergies or other benefits we had expected to achieve, which could result in impairment charges that could be substantial. We have also experienced and may in the future experience difficulties and delays in integrating acquired companies and their systems into our controls environment, which may harm our ability to comply with reporting requirements, impact our understanding of certain details of our business and our ability to plan and forecast, or subject us to regulatory scrutiny.
Moreover, an acquisition, investment, or business relationship may result in unforeseen operating difficulties and expenditures, including disrupting our ongoing operations, diverting management from their primary responsibilities, subjecting us to additional liabilities, increasing our expenses, and could adversely affect our business, financial condition, results of operations, and prospects.

In addition, the technology and information security systems and infrastructure of businesses we acquire may be underdeveloped or subject to vulnerabilities, subjecting us to additional liabilities. We have incurred and could in the future incur significant costs related to the implementation of enhancements to information security systems and infrastructure of acquired businesses and related to the remediation of any related security breaches. If security, data protection and information security measures in place at businesses we acquire are inadequate or breached, or are subject to cybersecurity attacks, or if any of the foregoing are reported or perceived to have occurred, our reputation and business could be damaged, and we could be subject to regulatory scrutiny, investigations, proceedings, and penalties. We may also acquire businesses whose operations may not be fully compliant with all applicable regulations, including governmental laws and requirements regarding economic and trade sanctions, anti-money laundering, counter-terror financing, and privacy and security laws, subjecting us to potential liabilities and requiring us to spend considerable time, effort, and resources to become compliant.
Acquisitions could also result in dilutive issuances of equity securities or the incurrence of debt, as well as unfavorable accounting treatment and exposure to claims and disputes by third parties, including intellectual property claims. In addition, if an acquired business fails to meet our expectations, our business, financial condition, results of operations, and prospects could be adversely affected.
We plan to continue expanding our international operations which could subject us to additional costs and risks, and our continued expansion internationally may not be successful.
A significant amount of our revenue is derived from customers from outside the United States and we plan to continue expanding our operations internationally in the future. Revenue generated from customers and suppliers outside of the United States was $221.0 million, or 41% of our revenue, and
$184.8 million, or 46% of our revenue, for fiscal years 2025 and 2024, respectively, and was $128.1 million, or 39% of our revenue, and $106.1 million, or 42% of our revenue, for the six months ended July
31, 2025 and 2024, respectively. Outside of the United States, we currently have direct and indirect subsidiaries in several countries, including Canada, the United Kingdom, France, Germany, Ireland,
Israel, Singapore, India, the United Arab Emirates, Australia, and New Zealand, and have employees in
16 countries. Operating in international markets requires significant resources and management attention and subjects us to regulatory, economic and political risks that are different from those in the United
States. In addition, there are significant costs and risks inherent in conducting business in international markets, including:
•establishing and maintaining effective controls at foreign locations and the associated increased costs;
•adapting our platform and offerings to non-U.S. consumers’ preferences and customs;
•localizing our platform and features for specific countries, including translation into foreign languages, tax, and regulatory updates and associated expenses;
•expanding our platform and offerings to cover travel methods and providers that are not part, or do not reflect a significant portion, of our offering in the U.S.;
•increased competition from local providers;
•compliance with foreign laws, regulations and licensing requirements;
•adapting to doing business in other languages and/or cultures;
•compliance with the laws of numerous taxing jurisdictions where we conduct business, potential double taxation of our international earnings, and potentially adverse tax consequences due to
U.S. and foreign tax laws as they relate to our international operations;

•compliance with anti-bribery laws, such as the U.S. Foreign Corrupt Practices Act of 1977, or the
FCPA, and the UK Bribery Act 2010, or the UK Bribery Act, by us, our team members, our suppliers, and our other partners;
•difficulties in staffing and managing global operations and the increased travel, infrastructure, and compliance costs associated with multiple international locations;
•regulatory and other delays and difficulties in setting up foreign operations;
•complexity and other risks associated with current and future foreign legal requirements, including legal requirements related to data privacy and security frameworks, such as the European Union, or the EU, and UK General Data Protection Regulations, and other data privacy and security laws that impose different and potentially conflicting obligations with respect to how personal data is processed or require that customer data be stored in a designated territory;
•currency exchange rate fluctuations and related effects on our results of operations;
•economic and political instability in some countries;
•the uncertainty of protection for intellectual property rights in some countries and practical difficulties of enforcing rights abroad; and
•other costs of doing business internationally.
These factors and other factors have historically posed and may in the future pose challenges to growing our international operations organically, and could harm our international operations and, consequently, negatively impact our business, results of operations, and financial condition. As we seek to continue to expand internationally, we will likely encounter unexpected challenges and expenses due to local regulations, requirements, practices, and markets. Further, we may incur significant operating expenses as a result of our international expansion, and it may not be successful. We also hold cash and cash equivalents internationally, and in some cases, such liquidity resources may not be easily transferred across jurisdictions, which may negatively impact our financial condition and results of operations. We have limited experience with regulatory environments and market practices internationally, and we may not be able to penetrate or successfully operate in new markets. If we are unable to continue to expand internationally and manage the complexity of our global operations successfully, our business, financial condition, results of operations, and prospects could be adversely affected.
Failure to effectively develop and expand our sales and marketing capabilities could harm our ability to increase our customer base and achieve broader market acceptance of our platform.
Our ability to increase our customers and achieve broader market acceptance of our platform will depend to a significant extent on our ability to expand our sales and marketing teams and to deploy our sales and marketing resources efficiently. We intend to continue investing significantly in our sales force and capabilities to land customers with our Travel offering and expand their adoption, usage of, and engagement with additional offerings. Our growth and business strategy are dependent on our ability to successfully execute our sales strategies at increasing scale.
Successfully executing our sales and marketing strategy requires strong leadership, alignment across our sales and marketing functions, and the ability to scale across diverse customer types, channels, and geographies. If we are unable to recruit, hire, develop, and retain high-performing sales or marketing personnel, if our new sales or marketing personnel are unable to achieve desired productivity levels in a reasonable period of time, or if our sales and marketing leaders fail to execute our sales strategies effectively, our ability to attract new customers and expand usage of and engagement with our offerings could be harmed.

We have historically focused our customer acquisition strategy on targeting mid-size and larger customers with a direct sales-led motion via our dedicated sales team. These customers often have a travel and expense vendor already and are sometimes characterized by more complex customer requirements, higher upfront sales costs, and less predictability in the timing or likelihood of expanding their usage of and engagement with additional offerings following adoption of our Travel offering. In certain circumstances, a larger enterprise or company’s decision to initially adopt our platform, particularly our Travel offering, and expand their usage of and engagement with additional offerings, may be a company-wide decision, requiring additional education regarding the use and benefits of our platform for managing their business travel spend. As a result, the length of our sales cycle and ramp time for usage of and engagement with additional offerings has varied, and may continue to vary, significantly from customer to customer depending on the size and type of the customer. We have also more recently begun deploying our PLG go-to-market strategy to acquire new customers who have traditionally been unmanaged, meaning they have historically not used any travel and expense vendor or solution. Our success depends on our ability to maintain brand trust, execute effective growth marketing, deliver a flexible and intuitive platform experience, and demonstrate tangible cost savings and differentiated technology at scale, including compared to those of our competitors. These customers demand flexible deployment of our offerings within their companies and prioritize ease of use, particularly self-service implementation tools, to roll out our offerings across their employee base at their own pace. While we may adjust our sales strategies from time to time, including investing in newer motions such as our PLG strategy and targeting different customer channels, we have historically acquired the majority of our customers through our SLG strategy and expect such strategy and related customer channels to remain an important driver for new customer growth in the future. If we fail to allocate sufficient sales and marketing funds and resources to our SLG sales strategy, including due to prioritization of other sales strategies that do not generate meaningful return on our investment, our growth, including in new customer acquisition, and our business could be harmed.
We also dedicate significant resources to sales and marketing programs, including digital advertising services. The effectiveness and cost of these programs may fluctuate due to competition for key search terms, changes in search engine use, and changes in the search algorithms used by major search engines. We have limited experience conducting broad brand marketing campaigns and other marketing initiatives. Even if we successfully increase revenue as a result of our paid marketing efforts, it may not offset the additional marketing expenses we incur. Our marketing campaigns may also be long-term endeavors, and we may not be able to accurately assess the success of these campaigns for several periods. If we are not able to effectively develop our sales and marketing capabilities and implement our marketing strategies, our business, financial condition, results of operations, and prospects could be adversely affected.
If we fail to adapt and respond effectively to rapidly changing technology, evolving industry standards, and changing customer needs or preferences, our platform may become less competitive.
The business software and travel industries are subject to rapid technological change, evolving industry standards and practices, and changing customer needs and preferences. The success of our business will depend, in part, on our ability to adapt and respond effectively to these changes by continually modifying and enhancing our platform and offerings to keep pace with changes in hardware systems and software applications, AI, database technology, and evolving technical standards and interfaces on a timely basis. If we are unable to develop and market new technology, features, and functionality for our platform that keep pace with rapid technological and industry change and satisfy our customers, our revenue, and results of operations could be adversely affected. If new technologies emerge that deliver competitive products at lower prices, with more use cases, more efficiently, more conveniently, or more securely, it could adversely impact our ability to compete.
We have incorporated AI-based solutions into our offerings, including through our Navan Cognition framework powering our virtual agents, including our virtual agent chatbot software. As with many innovations, AI presents risks, challenges, and unintended consequences that could impact our successful ability to incorporate the use of AI in our business. For example, our algorithms may be flawed and not achieve sufficient levels of accuracy or contain biased information. Moreover, AI models may create flawed, incomplete, or inaccurate outputs, some of which may appear correct. This may happen if the inputs that the model relied on were inaccurate, incomplete, or flawed (including if a bad actor
“poisons” the AI with bad inputs or logic), or if the logic of the AI is flawed, resulting in a hallucination.
Algorithms are also subject to privacy and data security laws, as well as increasing regulation and scrutiny. In addition, our competitors or other third parties may incorporate AI solutions into their products more successfully than us, and their AI solutions may achieve higher market acceptance than ours, which may result in us failing to recoup our investments in developing AI-powered applications. For example, competitors leveraging AI or other automation may drive increasing efficiency in their support costs while offering faster, more personalized service than ours. We have made significant investments in our AI technology, including in our Navan Cognition framework powering our virtual agents, including our virtual agent chatbot software, which are critical tools in the efficient scaling of our platform. Our ability to employ
AI, or the ability of our competitors to do so better, may negatively impact our gross margins, impair our ability to compete effectively, result in reputational harm and have an adverse impact on our operating results. Our platform must also integrate with a variety of network, hardware, mobile, and software platforms and technologies. We need to continuously modify and enhance our platform and offerings to adapt to changes and innovation in these technologies as well as to demonstrate increasing benefits and efficiencies of our platform to customers and their employees, who are expected to demand continued
innovation in the features and functionalities of our platform and offerings. This development effort will require significant engineering, marketing, and sales resources, all of which would affect our business and results of operations. Any failure of our platform to operate effectively with future technologies could reduce the demand for our platform. If we are unable to respond to these changes in a cost-effective manner, our platform may become less marketable and less competitive or obsolete, which could adversely affect our business, financial condition, results of operations, and prospects.
Our corporate card offering exposes us to credit risk and other risks related to customers' ability to pay the balances incurred on their corporate cards.
We offer our corporate card product to a wide range of businesses, and the success of this product depends on our ability to effectively manage related risks and detect fraud. The credit decision-making process for our corporate card uses proprietary risk assessment methodologies and other techniques designed to analyze the credit risk of specific businesses based on, among other factors, their past purchase and transaction history. In addition, we bear the entire credit risk and are liable to the issuing bank to settle the transaction and may incur losses as a result of claims from the issuing banks. While we would seek to recover losses from a customer, we may not fully recover them if a customer is unwilling or unable to pay due to their financial condition. Because we are liable to the issuing bank, we may also bear the risk of losses if a customer does not provide payment due to fraudulent or disputed transactions.
We are also subject to risk from fraudulent acts of employees or contractors. Additionally, criminals are using increasingly sophisticated methods to engage in illegal activities which they may use to target us, including “skimming,” counterfeit payment cards, phishing schemes, and identity theft. A single, significant incident or a series of incidents of fraud or theft involving our corporate cards could result in reputational damage to us, potentially reducing the use and acceptance of our corporate card offering or lead to greater regulation that would increase our compliance costs. Fraudulent activity could also result in the imposition of regulatory sanctions, including significant monetary fines. The foregoing could harm our business, results of operations, and financial condition.
Additionally, our funding model relies on a variety of funding arrangements, including warehouse facilities and purchase arrangements, with a variety of funding sources. Any significant underperformance of the card receivables we own may adversely impact our relationship with such funding sources and result in an increase in our cost of financing, a modification or termination of our existing funding arrangements or our ability to procure funding, which could adversely affect our business, financial condition, results of operations, and prospects.

While we have entered into redundant relationships with third-party partners and issuing banks for our corporate cards, if we lose any of these services, or if the card network ceases to support our cards, our business, results of operations, financial condition, and growth prospects could be harmed.
Our corporate card is an important element of our growth strategy. We have entered into card issuing agreements with bank program managers and issuing banks for card issuing, compliance, transaction settlement, and related services. Those agreements include significant security, compliance, and operational obligations, including adherence on short notice to evolving regulatory requirements. If we are not able to comply with those obligations or our agreements with the third-party bank program managers and issuing banks are suspended, limited, or otherwise terminated for any reason (including, but not limited to, the failure by an issuing bank to comply with applicable regulations), we could experience service interruptions, delays, and additional expenses in arranging new services. As a result, we may be unable to replace these services on competitive terms, or at all, which could adversely affect our business, financial condition, results of operations, and prospects.
Our Navan Connect service enables customers to connect their non-Navan corporate cards to our expense management platform to automate reporting and, in some cases, enable the creation of virtual cards for travel bookings on our platform. We do not bear the credit risk or the risk of card losses on cards enrolled in Navan Connect. These cards are issued independently from Navan, and accordingly, we do not have agreements in place that would make Navan liable for those cards' transactions. We do not earn revenue from interchange on cards enrolled in Navan Connect. Navan Connect depends on us maintaining contractual relationships with card networks and card providers, and if a card network or card provider suspends or terminates its agreement with us, our business, financial condition, results of operations, and prospects could be harmed.
Dependence on third-party service providers by us and our suppliers involves risks, including security incidents, service disruptions, and operational failures that could compromise confidential information, disrupt critical business operations, and damage our reputation. Interruptions or delays in these services have impaired and may in the future impair the delivery of our platform, harming our business.
We host our platform using third-party cloud infrastructure services. All of our offerings utilize resources operated by us through these providers. We therefore depend on our third-party cloud providers’ ability to protect their data centers against damage or interruption from natural disasters, power or telecommunications failures, criminal acts, and similar events. Our operations depend on protecting the cloud infrastructure hosted by such providers by maintaining their respective configuration, architecture, and interconnection specifications, as well as the information stored in these virtual data centers and transmitted by third-party internet service providers. We have periodically experienced service disruptions in the past, and we cannot assure you that we will not experience interruptions or delays in our service in the future. We may also incur significant costs for using alternative equipment or taking other actions in preparation for, or in reaction to, events that damage the data storage services we use. Although we have disaster recovery plans that utilize multiple data storage locations, an incident affecting our backup data storage locations that may be caused by fire, flood, severe storm, earthquake, power loss, telecommunications failures, unauthorized intrusion, computer viruses, disabling devices, natural disasters, military actions, terrorist attacks, negligence, and other similar events beyond our control could negatively affect our platform.
Beyond cloud hosting, we rely on numerous third parties to operate our critical business systems and process confidential and personal information, such as payment processors that handle customer credit card payments, cloud service providers, and customer care centers. Our ability to monitor these third parties' information security practices is limited, creating significant exposure to potential security events, disruptions, or outages outside our direct control. These third parties may inappropriately access confidential and personal information or may lack adequate security measures, potentially leading to security incidents that compromise the confidentiality, integrity, or availability of systems they operate for us or the information they process on our behalf.
For example, the CrowdStrike incident and resulting systems outage in July 2024 significantly impacted airline operations and forced several major carriers to ground flights for a prolonged period.
While we were not the source of that incident and the CrowdStrike incident did not have a direct impact on our operations, disruptions of this nature could in the future significantly affect our ability to provide timely travel services to customers who rely on our platform for booking, itinerary management and support. Substantial or sustained failures caused by third-party software issues, airline infrastructure outages or vulnerabilities in our systems could lead to service delays, reduced functionality, customer frustration and reduced trust in our platform. Any prolonged service disruption affecting our platform for any of the foregoing reasons could damage our reputation with current and potential customers, expose us to liability, or cause us to lose or otherwise harm our business. Also, in the event of damage or interruption, our insurance policies may not adequately compensate us for any losses that we may incur.
Such failures could adversely affect our business, financial condition, results of operations, and prospects.
Supply chain attacks targeting service providers have increased in both frequency and severity in recent years. We cannot guarantee that our service providers' infrastructure or the infrastructure of their partners has not been compromised. While we may be entitled to damages if our third-party service providers fail to satisfy their privacy or security-related obligations to us, we cannot be certain that our applicable contracts with these third parties will adequately limit our data security-related liability or provide sufficient mechanisms for indemnification or recovery from losses they cause us to incur.
Our platform is accessed by many customers, often at the same time. Any interruptions or delays in access to our platform, including due to third-party provider failures or incidents, could impede our ability to grow our business and scale our operations. If our third-party infrastructure service agreements are terminated, or there is a lapse of service, interruption of internet service provider connectivity, or damage to data centers, we could experience interruptions in access to our platform as well as delays and additional expense in arranging new facilities and services.
Given the increasingly international nature of our business, we may also partner with local travel management companies in specific geographies that may not meet the cybersecurity controls expected or required by our suppliers and customers. These local partners may operate under different regulatory frameworks and security standards that don't align with our requirements or customer and supplier expectations, creating additional vulnerability points in our overall security posture. Security incidents involving these international partners could damage customer trust, result in regulatory violations across multiple jurisdictions, and create complex legal challenges due to varying international privacy laws if data these international partners process on our behalf is impacted.
We may not successfully develop or introduce new offerings, services, features, integrations, capabilities, and versions of our existing offerings that achieve market acceptance, and our business could be harmed and our revenue could suffer as a result.
Our ability to attract new customers and increase revenue from existing customers depends in large part upon the successful development, introduction and customer acceptance of new offerings, services, features, integrations, capabilities, and versions of our existing offering. Unexpected delays in releasing new or enhanced offerings, or errors following their release, could result in loss of sales, delay in market acceptance of our platform, or customer claims against us, any of which could harm our business. The success of any new product, service, feature, integration, capability, or version depends on several factors, including timely completion and delivery, competitive pricing, adequate quality testing, integration with existing technologies, proper marketing of the offering, and market acceptance. For example, our
Bleisure offering is a nascent offering, and there can be no assurance that it will reach the level of customer adoption that it was designed to achieve. We may not be able to develop new offerings successfully or to introduce and gain market acceptance of new offerings in a timely manner, or at all. If we are unable to expand our offerings in a manner that increases retention of existing customers and attracts new customers, or successfully drives adoption by our travel management customers of our expense management and corporate card offerings, our business, financial condition, results of operations, and prospects could be adversely affected.
Our business is affected by seasonality.
Our business has historically been influenced by seasonality, primarily related to seasonal travel trends of business travelers, as our users typically travel less during holiday periods, though this effect varies regionally. As a result, our travel revenue has historically been stronger in the third fiscal quarter.
Additionally, a portion of the revenue from our expense management offerings is driven by the volume of corporate card spending processed by our expense management platform, which tends to decrease during periods of decreased business travel. In addition, demand for travel generally fluctuates based on a number of factors, including periods of perceived or actual adverse economic conditions and times of political or economic uncertainty. As a result of quarterly fluctuations caused by these and other factors, comparisons of our results of operations across different fiscal quarters may not be accurate indicators of our future performance. Furthermore, our rapid growth in recent years may obscure the extent to which seasonality trends have affected our business and may continue to affect our business. Accordingly, yearly or quarterly comparisons of our results of operations may not be useful and our results in any particular period will not necessarily be indicative of the results to be expected for any future period.
Seasonality in our business can also be affected by introductions of new or enhanced offerings, including the costs associated with such introductions.
Our business depends on a strong brand, and if we are not able to maintain and enhance our brand, our ability to maintain and expand our base of customers may be impaired, and our business and results of operations will be harmed.
We believe that the brand identity that we have developed has significantly contributed to the success of our business. We also believe that maintaining and enhancing the Navan brand is critical to expanding our customer base and establishing and maintaining relationships with suppliers and other partners.
Successful promotion and protection of our brand will depend largely on the effectiveness of our marketing efforts, our ability to ensure that our platform remains high-quality, reliable, useful and competitively priced, the quality and perceived value of our platform, our ability to successfully differentiate our platform and features from those of our competitors, and the ability of our customers to achieve successful results by using our platform and features. Maintaining and enhancing our brand may require us to make substantial investments not just in our Travel Management offerings but also in newer offerings, such as Bleisure, and to make substantial investments in new non-U.S. markets, which may not be successful. Marketing campaigns are also critical to the success of our product-led growth sales strategy. Substantial advertising expenditures may be required to maintain and enhance our brand, which may not prove successful. Advertising and other brand promotion activities may not generate customer awareness or increase revenue, and even if they do, any increase in revenue may not offset the expenses we incur in building our brand. In addition, existing and future brand-marketing campaigns and customer awareness strategies may have lengthy return on investment time horizons. We also have limited experience conducting broad marketing campaigns, such as global integrated marketing campaigns, and other marketing initiatives. As a result, we may not be able to adequately assess the benefits of such initiatives until we have made substantial investments of time and capital, which could also negatively impact our ability to effectively allocate sales and marketing funds and resources to the sales strategy that generates the greatest return on our investment. There could also be a negative reaction to certain advertising campaigns and values-based activity and communications.
Additionally, our brand could be damaged by incidents involving our suppliers, particularly if the incidents receive considerable negative publicity or result in litigation, some of which may occur in the ordinary course of our business or the business of our suppliers and other partners. In addition, our failure to provide timely and sufficient support services to our users and customers in connection with travel delays and incidents could harm our brand and reputation. Such incidents may arise from events that are or may be beyond our control, such as actions taken (or not taken) by one or more suppliers, including flight delays and cancellations. If we fail to promote and maintain the Navan brand, or if we incur excessive expenses in this effort, we may fail to attract or retain customers necessary to realize a sufficient return on our brand-building efforts or to achieve the widespread brand awareness that is critical for broad customer adoption of our platform and features. We anticipate that, as our market becomes increasingly competitive, maintaining and enhancing our brand may become more difficult and expensive.
We face significant competition in the markets we serve, and if we do not compete effectively, our business, results of operations, and financial condition could be harmed.
Our offerings address a highly competitive market with entrenched incumbent industry participants, ranging from legacy service providers to more modern software companies. Some of our competitors may have access to more financial resources, greater name recognition, and better-established customer bases in their target segments, differentiated business models, technology, and other capabilities or a differentiated geographic coverage, which may make it difficult for us to retain or attract new customers.
In addition, competitors are increasingly using AI and automation to improve service quality and reduce operational costs, allowing them to deliver more personalized user experiences or more efficient support at scale. New AI-native entrants may bypass traditional models and gain traction quickly, particularly in the unmanaged travel market, including by offering products that more effectively streamline the travel booking and expense management process using AI or other digital-native tools. At the same time, legacy competitors may continue to benefit from their brand strength, customer relationships, and market influence while integrating AI into their offerings, particularly if certain enterprise customers continue to favor traditional offline travel management services. Our travel suppliers may also seek to develop and implement or further invest in existing direct distribution channels. If we cannot compete effectively, our business, financial condition, results of operations, and prospects could be adversely affected.
In travel management, we currently compete, and will continue to compete, with a variety of travel and travel-related companies, including other corporate travel management service providers such as
BCD Group, Global Business Travel Group, Inc., and SAP Concur, traditional travel agencies, and emerging and established online travel agencies. We compete, to a lesser extent, with credit card loyalty programs, online travel search and price comparison services, facilitators of alternative accommodations such as short-term home or condominium rentals, and social media and e-commerce websites, as well as direct-booking platforms from hotel chains and airlines.
In addition, our expense management and corporate card offerings face significant competitive challenges from do-it-yourself approaches as well as companies that provide traditional horizontal platform solutions with expense management features, such as Expensify, Oracle, and SAP, corporate card providers, and expense management solutions, such as Brex and Ramp. Moreover, some travelers may prefer to use their existing travel rewards credit cards to book rather than our corporate card, even if their personal rewards from our expense management offerings would be superior. It is difficult to predict adoption rates and demand for our expense management offerings, the future growth rate and size of the market for expense management and other pre-accounting products, or the entry of competitive offerings.
Some traditional horizontal platform solutions with expense management features have substantially greater revenue, personnel, and other resources than we do. We also face competition from a growing number of other businesses offering expense management solutions and corporate cards. Some of these companies are using AI to automate workflows and deliver more adaptive user experiences, which may shift customer expectations and alter how expense management solutions are evaluated and adopted.
With the introduction of new technologies and the entry of new companies into the market, we expect competition to persist and intensify. Additionally, it is possible that larger companies with substantial resources that operate in adjacent accounting, finance, or compliance verticals may decide to pursue expense management automation and become immediate, significant competitors. Merger and acquisition activity in the technology industry could increase the likelihood that we compete with other large technology companies.

We cannot assure you that we will be able to compete successfully against any current, emerging, and future competitors or provide sufficiently differentiated products and services to our customer base in any of the markets we serve. Increasing competition from current and emerging competitors, consolidation of our competitors, the introduction of new technologies, and the continued expansion of existing technologies may force us to make changes to our business model, which could adversely affect our business, financial condition, results of operations, and prospects.
If our customers or users of our platform engage in, or are subject to, fraud, criminal activity, or inappropriate conduct, our reputation, brand, business, financial condition, and results of operations could be harmed.
We are not able to control or predict the actions of our customers or users during their engagement with our platform or otherwise. We face the risk of criminal activity, fraud, and inappropriate conduct from users or individuals impersonating users on our platform. Such risks include identity theft, use of stolen or fraudulent credit card data, social engineering attacks to gain unauthorized account access, and fraudulent exploitation of our payment card programs. This conduct has in the past involved, and may in the future involve, coordinated and complex fraud schemes that are difficult to detect and prevent. Given their complexity, such schemes have in the past persisted, and future schemes may also persist, for lengthy periods prior to detection. If our platform is perceived as a conduit for such activity or if we fail to effectively detect and prevent these threats, our brand reputation could be seriously damaged, resulting in negative press coverage, customer attrition, damage to our supplier relationships, and reduced market confidence. The financial impact of such fraudulent activities is often difficult to quantify quickly or with precision due to the complexity of certain of these schemes. Consequently, the negative effects on our financial results may continue into future periods or have a greater impact than initially anticipated, even after the fraudulent activity has been terminated. If the fraudulent activity occurs through systems controlled by any of our partners, such as our suppliers, we may be unable to remediate or prevent this activity in a timely manner or at all due to limitations in, or our ability to, interact with such systems. The process of identifying the full scope of losses often requires extensive investigation, potentially delaying financial reporting and creating additional operational challenges.
Our failure to adequately detect, address, or prevent these fraudulent transactions could result in multiple adverse consequences beyond direct financial losses, including:
•significant damage to our reputation and brand trust;
•litigation and regulatory action across multiple jurisdictions;
•errors in financial statements potentially requiring corrections or restatements;
•delays in preparing and filing periodic reports;
•failures to meet our reporting and other obligations as a public company; and
•additional expenses for remediation and enhanced security measures.
These risks extend beyond direct fraud against our systems. If criminal, inappropriate, or other negative incidents occur due to the conduct of customers, users, suppliers, or other third parties using our platform, our ability to attract and retain business relationships may be harmed. These incidents can significantly undermine confidence in our services, even when we are not directly at fault.
As our platform continues to grow in scale and geographic reach, the sophistication and variety of potential fraud schemes will likely evolve in parallel. This requires continuous investment in fraud detection technologies, security protocols, and specialized personnel to protect our platform integrity and financial stability. The travel industry is particularly vulnerable to these risks due to the high transaction values and complex payment systems involved, making effective fraud prevention a critical component of our operational strategy and long-term business viability. If criminal, inappropriate, or other negative incidents occur due to the conduct of third parties, our ability to attract and retain customers may be harmed, and our reputation, business, and financial results could be harmed.
If the prices we charge in connection with our offerings are unacceptable to our customers, our business, financial condition, and results of operations may be adversely impacted.
We primarily generate revenue through commissions received from our suppliers based on the dollar volume of bookings made by users on our platform as well as per-trip or per-transaction fees from customers for access to our travel management platform or on-demand travel management services. We also generate revenue from annual subscription fees paid by our customers for access to our expense management offerings. As the market for our platform matures, or as new or existing competitors introduce new products or services that compete with ours, we may experience pricing pressure and be unable to renew our agreements with existing customers or attract new customers at prices that are consistent with our pricing model and operating budget. Moreover, our pricing strategy may come under pressure due to industry developments or macroeconomic conditions that are out of our control, including changes in available travel inventory, changes in inventory network standards like the NDC, reduced commission rates, or changes to interchange fees, as well as overall inflation and budget constraints impacting customers in an uncertain macroeconomic environment. Our pricing strategy for existing and new offerings we introduce may prove to be unappealing to our customers, and our competitors could choose to bundle certain products and services competitive with ours. If this were to occur, it is possible that we would have to change our pricing strategies or reduce our prices, which could adversely affect our business, financial condition, results of operations, and prospects.
We track certain performance metrics with internal tools and do not independently verify such metrics. Certain of our performance metrics are subject to inherent challenges in measurement, and real or perceived inaccuracies in such metrics may harm our reputation and negatively affect our business.
Our internal tools have a number of limitations and our methodologies for tracking these metrics may change over time, which could result in unexpected changes to our metrics, including the metrics we report. We calculate and track performance metrics with internal tools, which are not independently verified by any third party. While we believe our metrics are reasonable estimates of our business and financial performance for the applicable period of measurement, the methodologies used to measure these metrics require significant judgment and may be susceptible to algorithm or other technical errors.
For example, the accuracy and consistency of our performance metrics may be impacted by changes to internal assumptions regarding how we account for and track customers, limitations on system implementations, and limitations on third-party tools’ ability to match our database. If the internal tools we use to track these metrics undercount or overcount performance or contain algorithmic or other technical errors, the data we report may not be accurate. In addition, limitations or errors with respect to how we measure data (or the data that we measure) may affect our understanding of certain details of our business, which could affect our longer-term strategies. If our performance metrics are not accurate representations of our business or growth trends; if we discover material inaccuracies in our metrics; or if the metrics we rely on to track our performance do not provide an accurate measurement of our business, our reputation may be harmed, we may be subject to legal or regulatory actions, and our business, financial condition, results of operations, and prospects could be adversely affected.
Our estimates of market opportunity and forecasts of market growth included in this prospectus may prove to be inaccurate, and even if the markets in which we compete achieve the forecasted growth, our business could fail to grow at similar rates, if at all.
The estimates of market opportunity and forecasts of market growth included in this prospectus may prove to be inaccurate. Market opportunity estimates and growth forecasts included in this prospectus, including those we have generated ourselves or that include our data, are subject to significant uncertainty and are based on assumptions and estimates that may not prove to be accurate, including the risks described herein. Even if the markets in which we compete achieve the forecasted growth, our business could fail to grow at similar rates, if at all.
The variables that go into the calculation of our market opportunity are subject to change over time, and there is no guarantee that any particular number or percentage of addressable customers or travelers covered by our market opportunity estimates will purchase our offerings at all or generate any particular level of revenue for us. Any expansion in the markets in which we operate depends on a number of factors, including the cost, performance, and perceived value associated with our platform and those of our competitors. Even if the markets in which we compete meet the size estimates and growth forecasts, our business could fail to grow at similar rates, if at all. Our growth is subject to many factors, including our success in implementing our business strategy, which is subject to many risks and uncertainties.
Accordingly, our forecasts of market growth included in this prospectus should not be taken as indicative of our future growth.
Risks Related to Our People
If we lose Ariel Cohen, our co-founder and Chief Executive Officer, or other key members of our management team or are unable to attract and retain executives and employees we need to support our operations and growth, our business may be harmed.
Our success and future growth depend upon the continued services of our management team and other key employees throughout our organization. The loss of key personnel, including key members of our management team or members of our board of directors, as well as certain of our key marketing, sales, finance, support, product development, human resources, or technology personnel, could disrupt our operations and have a negative impact on our ability to grow our business. In particular, Ariel Cohen, our co-founder and Chief Executive Officer, is critical to our overall management, as well as the continued
development of our platform, offerings, culture, and strategic direction. Additionally, certain key members of our management team are based in, or spend considerable time in, Israel, including at our office in Tel
Aviv, and the escalating military conflict between Iran and Israel may impact their safety and availability, potentially disrupting our operations and business continuity. From time to time, there may be changes in our management team resulting from the hiring or departure of executives and key employees, which could disrupt our business. In addition, we may face challenges retaining senior management of companies we acquire. Our senior management and key employees are employed on an at-will basis. We currently do not have “key person” insurance for any of our employees. Certain of our key employees have been with us for a long period of time and have fully vested stock options or other long-term equity incentives that may cease to be as attractive once we are a public company and such awards are publicly tradable. The loss of our founders, or one or more of our senior management, key members of senior management of acquired companies, or other key employees could harm our business, and we may not be able to find adequate replacements. To retain our senior management and key employees, we may also decide to provide them with certain compensation types and structures that may be perceived negatively by certain stakeholders or advisory groups or result in stockholder complaints or disputes, which could negatively impact our reputation, stock price, and business. We cannot ensure that we will be able to retain the services of any members of our senior management or other key employees or that we would be able to timely replace members of our senior management or other key employees should any of them depart.
In addition, to execute our business strategy, we must attract and retain highly qualified personnel.
Competition for highly skilled personnel is intense, especially in the San Francisco Bay Area where we are headquartered, and where we have a need for highly skilled personnel, and we may not be successful in hiring or retaining qualified personnel to fulfill our current or future needs. We compete with many other companies for software developers with high levels of experience in designing, developing, and managing cloud-based software and payment systems, as well as for skilled legal and compliance and risk operations professionals. We may also face increased competition for personnel from other companies which adopt approaches to remote work that differ from ours. In addition, the current regulatory environment related to immigration is uncertain, including with respect to the availability of certain visas. Many of the companies with which we compete for experienced personnel have greater resources than we do and can frequently offer such personnel substantially greater compensation than we can offer.
In addition, job candidates and existing employees often consider the value of the equity awards they receive in connection with their employment. If the perceived value of our equity or equity awards declines, experiences significant volatility, or increases such that prospective employees believe there is limited upside to the value of our equity awards, it may adversely affect our ability to recruit and retain highly skilled employees. If we fail to attract new personnel or fail to retain and motivate our current personnel, our business and future growth prospects would be severely harmed. Inflationary pressures, or stress over economic, geopolitical, or pandemic-related events such as those the global market is currently experiencing, may also result in employee attrition. Further, our competitors may be successful in recruiting and hiring members of our management team or other key employees, and it may be difficult for us to find suitable replacements on a timely basis, on competitive terms, or at all. If we fail to identify, attract, develop, and integrate new personnel, or fail to retain and motivate our current personnel, our growth prospects would be adversely affected, which could adversely affect our business, financial condition, results of operations, and prospects.
Our management team has limited experience managing a public company.
Our management team has limited experience managing a publicly traded company, interacting with public company investors and securities analysts, and complying with the increasingly complex laws pertaining to public companies. These new obligations and constituents require significant attention from our management team and could divert their attention away from the day-to-day management of our business, which could adversely affect our business, financial condition, results of operations, and prospects.
Our company values have contributed to our success. If we cannot maintain these values as we grow, we could lose certain benefits we derive from them, and our employee turnover could increase, which could harm our business.
We believe that our company values have been and will continue to be a key contributor to our success. We have rapidly increased our workforce across all departments, and we expect to continue to hire across our business. Our anticipated headcount growth, combined with our transition from a privately-held to a publicly-traded company, may result in changes to certain employees’ adherence to our core company values. If we do not continue to maintain our adherence to our company values as we grow, including through any future acquisitions or other strategic transactions, we may experience increased turnover in a portion of our current employee base and may not continue to be successful in hiring future employees. Moreover, many of our employees may be eligible to receive significant proceeds from the sale of Class A common stock in the public markets following this offering. This may lead to higher employee attrition rates. If we do not replace departing employees on a timely basis, our business and growth may be harmed.
Risks Related to Privacy, Cybersecurity, and Intellectual Property
We are subject to stringent and changing privacy and security laws, regulations, standards, policies, and contractual obligations related to data privacy and security. Our actual or perceived failure to comply with such obligations could lead to government investigations or enforcement actions, a disruption of our services, private litigation, changes to our business practices, increased costs of operations, adverse publicity, limitations on the use or adoption of our services, and other negative effects on our results of operations and business.
Our customers and travelers store personal, business, financial, and other sensitive information on our platform. In addition, we receive, store, and otherwise process personal and business information and other data, including sensitive, proprietary, or confidential information from and about actual and prospective customers and travelers, in addition to our employees and service providers. Our handling of such information is subject to a variety of evolving privacy and security laws and regulations, including regulation by various government agencies, such as the U.S. Federal Trade Commission and various state, local, and foreign governments. New or proposed laws and regulations are subject to differing interpretations and may be inconsistent among jurisdictions, and guidance on implementation and compliance practices are often updated or otherwise revised, which adds to the complexity of processing personal information. Moreover, we publish privacy and security policies, representations, certifications, standards, publications, contracts, and other obligations to third parties related to privacy and security.
Regulators in the United States are increasingly scrutinizing these statements, and if these policies, materials or statements are found to be deficient, lacking in transparency, deceptive, unfair, misleading, or misrepresentative of our practices, we may be subject to investigation, enforcement actions by regulators or other adverse consequences.
In the United States, numerous federal and state laws and regulations, including state personal information laws, state data breach notification laws, federal and state consumer protection laws and regulations, and other similar laws (such as wiretapping laws) govern the collection, use, disclosure, and protection of personal information. Numerous U.S. states have enacted comprehensive privacy laws that impose certain obligations on covered businesses, including providing specific disclosures in privacy notices and affording residents with certain rights concerning their personal data. As applicable, such rights may include the right to access, correct, or delete certain personal data, and to opt-out of certain data processing activities, such as targeted advertising, profiling, and automated decision-making. The exercise of these rights may impact our business and ability to provide our products and services. Certain states also impose stricter requirements for processing certain personal data, including sensitive information, such as conducting data privacy impact assessments. These state laws allow for statutory fines for noncompliance. For example, in California, the California Consumer Privacy Act, or the CCPA,
requires, among other things, that covered businesses provide disclosures to California residents and afford residents abilities to opt-out of certain sales of personal information, and gives California residents the ability to limit use of certain sensitive information. The CCPA provides for fines and allows private litigants affected by certain data breaches to recover significant statutory damages. These laws demonstrate the evolving regulatory environment related to personal information and make it difficult to predict the impact of such laws on our business or operations. Such complexities have required and may continue to require us to modify our data-processing practices and policies and to incur substantial costs and expenses in an effort to comply. Similar laws are being considered in several other states, as well as at the federal and local levels, and we expect more states to pass similar laws in the future.
In addition, several foreign countries and governmental bodies, including the EU, and the UK, have laws and regulations governing the handling and processing of personal information, which are more restrictive than those in the United States. Laws and regulations in these jurisdictions apply broadly to the collection, use, storage, disclosure, security, transfer, and other processing of various types of data, including data that identifies or may be used to identify an individual. Our current and prospective service offerings subject us to the European Union General Data Protection Regulation 2016/679, or the EU
GDPR, the United Kingdom (UK) Data Protection Act of 2018 that effectively implemented EU GDPR under UK law and later amended by virtue of the European Union (Withdrawal) Act 2018, collectively the
UK GDPR, other EU member state-implementing legislation, and the privacy laws of many other foreign jurisdictions.
For example, the EU GDPR and the UK GDPR impose stringent requirements for controllers and processors of personal data of individuals within the European Economic Area, or EEA, and the UK, respectively, and non-compliance may trigger robust regulatory investigation or enforcement and fines of up to the greater of €20 million or 4% of the annual global revenue in respect of the EU GDPR, and up to the greater of £17.5 million or up to 4% of annual global revenue in respect of the UK GDPR. Companies that violate the EU GDPR or the UK GDPR can also face prohibitions on data processing and other corrective action, such as class action lawsuits brought by classes of data subjects or by consumer protection organizations authorized at law to represent their interests. Other countries outside of Europe increasingly emulate European data protection laws. As another example, the General Data Protection

Law (Lei Geral de Proteção de Dados Pessoais, or “LGPD”) (Law No. 13,709/2018) applies to our operations. The LGPD broadly regulates processing personal data of individuals in Brazil and imposes compliance obligations and penalties comparable to those of the EU GDPR. The Swiss Federal Act on
Data Protection, or the FADP, also applies to the collection and processing of personal data, including health-related information, by companies located in Switzerland, or in certain circumstances, by companies located outside of Switzerland. We also have operations in Singapore and may be subject to new and emerging data privacy regimes in Asia, including Singapore’s Personal Data Protection Act. As a result, operating our business or offering our services in Europe or other countries with similar data protection laws would subject us to substantial compliance costs and potential liability and may require changes to the ways we collect and use personal information.
In the ordinary course of business, we transfer personal data from Europe and other jurisdictions to the United States or other countries. Europe and other jurisdictions have enacted laws requiring data to be localized or limiting the transfer of personal data to other countries. In particular, the EEA and the UK have significantly restricted the transfer of personal data to the United States and other countries whose privacy laws it generally believes are inadequate. Other jurisdictions may adopt or have already adopted similarly stringent data localization and cross-border data transfer laws. Although there are currently various mechanisms that may be used to transfer personal data from the EEA and UK to the United
States in compliance with law, such as the EEA standard contractual clauses, the UK’s International Data
Transfer Agreement / Addendum, and the EU-U.S. Data Privacy Framework and the UK extension thereto (which allows for transfers to relevant U.S.-based organizations who self-certify compliance and participate in the Framework), these mechanisms are subject to legal challenges, and there is no assurance that we can satisfy or rely on these measures to lawfully transfer personal data to the United
States. If there is no lawful manner for us to transfer personal data from the EEA, the UK or other jurisdictions to the United States, or if the requirements for a legally-compliant transfer are too onerous, we could face significant adverse consequences, including the interruption or degradation of our operations, the need to relocate part of or all of our business or data processing activities to other jurisdictions (such as Europe) at significant expense, increased exposure to regulatory actions, substantial fines and penalties, the inability to transfer data and work with partners, vendors, and other third parties, and injunctions against our processing or transferring of personal data necessary to operate our business. Additionally, companies that transfer personal data out of the EEA and UK to other jurisdictions, particularly to the United States, are subject to increased scrutiny from regulators, individual litigants, and activist groups. Some European regulators have ordered certain companies to suspend or permanently cease certain transfers out of Europe for allegedly violating the GDPR’s cross-border data transfer limitations.
Additionally, the U.S. Department of Justice issued a rule entitled the Preventing Access to U.S.
Sensitive Personal Data and Government-Related Data by Countries of Concern or Covered Persons,
which places additional restriction on certain data transactions involving countries of concern (such as
China, Russia, and Iran) and covered individuals (meaning individuals and entities located in or controlled by individuals or entities located in those jurisdictions) that may impact certain business activities such as vendor engagements, sale or sharing of data, employment of certain individuals, and investor agreements. Violations of the rule could lead to significant civil and criminal fines and penalties.
The scope and interpretation of the laws that are or may be applicable to us are often uncertain and may be conflicting, as a result of the rapidly evolving regulatory framework for privacy issues worldwide.
As a result of the laws that are or may be applicable to us, and due to the sensitive nature of the information we collect, we have implemented policies and procedures designed to protect our data and our customers’ data against loss, misuse, corruption, misappropriation caused by systems failures, or unauthorized access. If our policies, procedures, or measures relating to privacy, data protection, information security, marketing, or customer communications fail to comply with laws, regulations, policies, legal obligations, or industry standards, we may be subject to governmental enforcement actions, litigation, regulatory investigations, fines, penalties, and negative publicity, and it could cause our application providers, customers, suppliers, and other partners to lose trust in us, which could harm our business, financial condition, results of operations, and prospects.
In addition to government regulation, privacy advocates and industry groups may propose new and different self-regulatory standards that may apply to us. In addition to data privacy and security laws, we are contractually subject to industry standards adopted by industry groups and, we are, and may become in the future, subject to such obligations. We are also bound by contractual obligations related to data privacy and security, and our efforts to comply with such obligations may not be successful. Because the interpretation and application of privacy, data protection and information security laws, regulations, rules, and other standards and obligations are uncertain, it is possible that these laws, rules, regulations, and other actual or alleged legal obligations, such as contractual or self-regulatory obligations, may be interpreted and applied in a manner that is inconsistent with our existing data management practices or the functionality of our platform. If so, in addition to the possibility of fines, lawsuits, and other claims, we could be required to fundamentally change our business activities and practices or modify our software, which could negatively impact our business, financial condition, results of operations, and prospects.
In addition, major technology platforms on which we rely, privacy advocates, and industry groups have regularly proposed, and may propose in the future, platform requirements or self-regulatory standards by which we are legally or contractually bound. If we fail to comply with these contractual obligations or standards, we may lose access to technology platforms on which we rely and face substantial regulatory enforcement, liability, and fines. Our business is heavily reliant on revenue from behavioral, interest-based, or tailored advertising, which we refer to collectively as targeted advertising, but delivering targeted advertisements is becoming increasingly difficult due to changes to our ability to gather information about user behavior through third party platforms, new laws and regulations, and consumer resistance. For example, in 2021, Apple began to require mobile applications using its operating system, iOS, to affirmatively (on an opt-in basis) obtain an end user’s permission to “track them across apps or websites owned by other companies” or access their device’s advertising identifier for advertising and advertising measurement purposes. In February 2022, Google announced similar plans to adopt additional privacy controls on its Android devices to allow users to limit sharing of their data with third parties and reduce cross-device tracking for advertising purposes. Additionally, Google has announced that it intends to phase out third-party cookies in its Chrome browser, which could make it more difficult for us to target advertisements. Other browsers, such as Firefox and Safari, have already adopted similar measures. In addition, legislative proposals and present laws and regulations regulate the use of cookies and other tracking technologies, electronic communications, and marketing. For example, in the EEA and the UK, regulators are increasingly focusing on compliance with requirements related to the targeted advertising ecosystem. European regulators have issued significant fines in certain circumstances where the regulators alleged that appropriate consent was not obtained in connection with targeted advertising activities. The ePrivacy Regulation and national implementing laws are anticipated to replace the current national laws implementing the ePrivacy Directive, which may require us to make significant operational changes. In the United States, the CCPA, for example, grants California residents the right to opt-out of a company’s sharing of personal data for advertising purposes in exchange for money or other valuable consideration, and requires covered businesses to honor user-enabled browser signals from the Global Privacy Control. Partially as a result of these developments, individuals are becoming increasingly resistant to the collection, use, and sharing of personal data to deliver targeted advertising. Individuals are now more aware of options related to consent, “do not track” mechanisms
(such as browser signals from the Global Privacy Control), and “ad-blocking” software to prevent the collection of their personal data for targeted advertising purposes. As a result, we may be required to change the way we market our offerings, and any of these developments or changes could significantly impair our ability to reach new or existing customers or otherwise negatively affect our operations.
Further, our business relies significantly on our ability to accept credit or debit card payments. Such payments are subject to the Payment Card Industry, or PCI, Data Security Standard, which is a multifaceted security standard that is designed to protect credit card account data as mandated by PCI entities. We rely on vendors to handle PCI matters and to ensure PCI compliance. Despite our compliance efforts, we may become subject to claims that we have violated the PCI Data Security
Standard, or PCI-DSS, based on past, present, and future business practices. In addition, payment card networks may adopt changes to the PCI-DSS, or change their interpretations of such rules in a way that we or our processors might find it difficult or even impossible to follow, or costly to implement. If we violate the PCI-DSS or other applicable rules, we may incur fines, restrictions on our ability to accept payment cards, or suffer reputational harm, all of which could have an adverse impact on our business.
Noncompliance with PCI-DSS can result in penalties ranging from $5,000 to $100,000 per month by credit card companies, litigation, damage to our reputation, and revenue losses.
Obligations related to data privacy and security (and consumers’ data privacy expectations) are quickly changing, becoming increasingly stringent, and creating uncertainty. Additionally, these obligations may be subject to differing applications and interpretations, which may be inconsistent or conflict among jurisdictions. Preparing for and complying with these obligations requires us to devote significant resources, which may necessitate changes to our services, information technologies, systems, and practices and to those of any third parties that process personal data on our behalf.
We may at times fail (or be perceived to have failed) in our efforts to comply with our data privacy and security obligations. Moreover, despite our efforts, our personnel or third parties with whom we work have in some cases failed and may fail in the future to comply with such obligations, which could negatively impact our business operations. Any failure or perceived failure by us to comply with laws, regulations, policies, legal, or contractual obligations, industry standards, or regulatory guidance relating to privacy, data protection, or information security, may result in governmental investigations and enforcement actions, litigation (including class claims), fines and penalties, or adverse publicity, and could cause our customers, travelers, suppliers, and other partners to lose trust in us, which could have an adverse effect on our reputation and business. Furthermore, there can be no assurance that the limitations of liability in our contracts would be enforceable or adequate or would otherwise protect us from liabilities or damages if we fail to comply with applicable privacy and security laws, privacy policies, or data protection obligations related to information security or security breaches. We also cannot be sure that our insurance coverage will be adequate or sufficient to protect us from or to mitigate liabilities arising out of our privacy and security practices, that such coverage will continue to be available on commercially reasonable terms or at all, or that such coverage will pay future claims.
We expect that there will continue to be new proposed laws, regulations, and industry standards relating to privacy, data protection, information security, marketing, and consumer communications, and we cannot determine the impact such future laws, regulations, and standards may have on our business.
Future laws, regulations, standards, and other obligations or any changed interpretation of existing laws or regulations could impair our ability to develop and market new functionality and maintain and grow our customer base and increase revenue. Future restrictions on the collection, use, sharing, or disclosure of data, or additional requirements for express or implied consent of our customers, travelers, suppliers, or other partners for the use and disclosure of such information could require us to incur additional costs or modify our platform, possibly in a material manner, and could limit our ability to develop new functionality.
If we are not able to comply with these laws or regulations, or if we become liable under these laws or regulations, our business, financial condition, or reputation could be harmed, and we may be forced to implement new measures to reduce our exposure to this liability. This may require us to expend substantial resources or to discontinue certain products or services, which would negatively affect our business, financial condition, and results of operations. In addition, the increased attention focused upon liability issues as a result of lawsuits, regulatory investigations, and legislative proposals could harm our reputation or otherwise adversely affect the growth of our business. Furthermore, any costs incurred as a result of this potential liability could harm our business, financial condition, results of operations, and prospects.

We, our suppliers, our other partners, our customers, and others who use our services obtain and process a large amount of sensitive data. If our information technology systems or data, or those of the third parties upon with whom we work, including our suppliers, our other partners, or customers, are or were compromised, we could experience adverse impacts resulting from such compromise, including, but not limited to, regulatory investigations or actions, litigation, fines and penalties, interruptions to our operations, claims that we breached our data protection obligations, harm to our reputation, and a loss of future customers or sales and other adverse consequences.
In the ordinary course of our business, we, our suppliers, payment or expense service partners, our other partners, our customers, and the third-party vendors and data centers that we use, obtain and process large amounts of sensitive data, including personal data related to our customers and travelers and their transactions, as well as other data of the counterparties to their transactions.
We, and the suppliers, partners and other third-party vendors and data centers that we use, have experienced, and may in the future experience, cybersecurity attacks and threats, including threats or attempts to disrupt our information technology infrastructure and unauthorized attempts to gain access to sensitive or confidential information. Cybersecurity incidents and malicious internet-based activity continue to increase, and providers of cloud-based services have frequently been targeted by such attacks. These cybersecurity challenges, including threats to our own IT infrastructure or those of our customers or third-party providers, may take a variety of forms ranging from stolen credit cards, compromised business and personal information, errors or malfeasance of our personnel, including personnel who have authorized access to our systems and/or information, customer employee fraud, account takeover, social engineering (including through deep fakes, which may be increasingly more difficult to identify as fake, and phishing attacks), ransomware, malicious code (such as viruses and worms), malware (including as a result of advanced persistent threat intrusions), denial-of-service attacks, credential stuffing attacks, credential harvesting, personnel misconduct or error, supply-chain attacks, software bugs, server malfunctions, software or hardware failures, loss of data or other information technology assets, adware, telecommunications failures, earthquakes, fires, floods, attacks enhanced or facilitated by AI, and other similar threats. In particular, severe ransomware attacks are becoming increasingly prevalent and can lead to significant interruptions in our operations, ability to provide our offerings, loss of sensitive data and income, reputational harm, and diversion of funds. Extortion payments may alleviate the negative impact of a ransomware attack, but we may be unwilling or unable to make such payments due to, for example, applicable laws or regulations prohibiting such payments.
These could be initiated by individuals or groups of hackers or sophisticated cyber criminals (including the deployment of harmful malware such as malicious code, viruses, and worms). State-sponsored cybersecurity attacks could also harm our business, financial condition, results of operations, and prospects. Threat actors, nation-states, and nation-state-supported actors now engage, and are expected to continue to engage, in cyber-attacks, including for geopolitical reasons and in connection with military conflicts and operations. During times of war and other major conflicts, we and the third parties upon which we rely may be vulnerable to heightened risk of these attacks, including cyber-attacks that could significantly disrupt our systems and operations, supply chain, and ability to provide our services.
It may be difficult and/or costly to detect, investigate, mitigate, contain, and remediate a security incident. Our efforts to do so may not be successful. Actions taken by us or the third parties with whom we work to detect, investigate, mitigate, contain, and remediate a security incident could result in outages, data losses, and disruptions of our business. Threat actors may also gain access to other networks and systems after a compromise of our networks and systems. Future or past business transactions (such as acquisitions or integrations) could expose us to additional cybersecurity risks and vulnerabilities, as our systems could be negatively affected by vulnerabilities present in acquired or integrated entities’ systems and technologies. Furthermore, we may discover security issues that were not found during due diligence of such acquired or integrated entities, and it may be difficult to integrate companies into our information technology environment and security program.
We employ a shared responsibility model where our customers are responsible for using, configuring and otherwise implementing security measures related to our platform and offerings in a manner that meets applicable cybersecurity standards, complies with laws, and addresses their information security risk. As part of this shared responsibility security model, we make certain security features available to our customers that can be implemented at our customers’ discretion, or identify security areas or measures for which our customers are responsible. In certain cases where our customers choose not to implement, or incorrectly implement, those features or measures, misuse our services, or otherwise experience their own vulnerabilities, policy violations, credential exposure or security incidents, even if we are not the cause of a resulting customer security issue or incident, our customer relationships reputation, and revenue may be adversely impacted.
The techniques used to sabotage or to obtain unauthorized access to our information technology systems or those upon whom we rely to process our information change frequently, and we have not always been able in the past and may be unable in the future to anticipate such techniques or implement adequate preventative measures or to stop security breaches in all instances. The recovery systems, security protocols, network protection mechanisms, and other security measures that we have integrated into our information technology systems, which are designed to protect against, detect, and minimize security breaches, may not be adequate to prevent or detect service interruption, system failure, or data loss. Third parties may also attempt to and successfully exploit vulnerabilities in, or obtain unauthorized access to, platforms, systems, networks, and/or physical facilities utilized by us or others upon whom we rely.  For more information on this risk, see the section titled “—Risks Related to Our Business and
Industry—Dependence on third-party service providers by us and our suppliers involves risks, including security incidents, service disruptions, and operational failures that could compromise confidential information, disrupt critical business operations, and damage our reputation. Interruptions or delays in these services have impaired and may in the future impair the delivery of our platform, harming our business.”
We take steps designed to detect, mitigate, and remediate vulnerabilities in our information systems
(such as our hardware and/or software, including that of third parties with whom we work). We have not and may not in the future, however, detect and remediate all such vulnerabilities including on a timely basis. Further, we have and may in the future experience delays in developing and deploying remedial measures and patches designed to address identified vulnerabilities. Even if we have issued or otherwise made patches or information for vulnerabilities in our software applications or offerings, our customers may be unwilling or unable to deploy such patches and use such information effectively and in a timely manner. Vulnerabilities could be exploited and result in a security incident.
We and our suppliers have in the past experienced cybersecurity incidents of a limited scale. We may be unable to anticipate or prevent techniques used in the future to obtain unauthorized access or to sabotage systems because they change frequently and often are not detected until after an incident has occurred.
We have certain administrative, technical, and physical security measures in place, and we have policies and procedures in place to contractually require service providers to whom we disclose data to implement and maintain reasonable privacy, data protection, and information security measures. Certain data privacy and security obligations have required us to implement and maintain specific security measures or industry-standard or reasonable security measures to protect our information technology systems and sensitive information. However, if our privacy protection, data protection, or information security measures or those of the previously mentioned third parties are inadequate or are breached or perceived to have occurred, our reputation and business could be damaged. Recent high-profile security breaches and related disclosures of sensitive data by large institutions suggest that the risk of such events is significant, even if privacy, data protection, and information security measures are implemented and enforced. If sensitive information is lost or improperly disclosed or threatened to be disclosed, we could incur significant costs associated with remediation and the implementation of additional security measures, and may incur significant liability and financial loss, and be subject to regulatory scrutiny, investigations, proceedings, and penalties.

Additionally, if our own confidential business information were improperly disclosed, our business, financial condition, results of operations, and prospects could be harmed. A core aspect of our business is the reliability and security of our platform. Any perceived or actual breach of security, regardless of how it occurs or the extent of the breach, could have a significant impact on our reputation as a trusted brand, cause us to lose existing partners or other customers and travelers, prevent us from obtaining new partners and other customers, require us to expend significant funds to remedy problems caused by breaches and implement measures to prevent further breaches, and expose us to legal risk and potential liability including those resulting from governmental or regulatory investigations, class action litigation, and costs associated with remediation, such as fraud monitoring and forensics. Further, applicable privacy and security obligations may require us to notify relevant stakeholders of security incidents. Such disclosures are costly, and the disclosures or the failure to comply with such requirements could lead to adverse consequences. Any actual or perceived security breach at a company providing services to us or our customers could have similar effects. Further, as many of our employees continue to work remotely, such as our customer support agents, these cybersecurity risks are heightened by an increased attack surface across our business and those of our partners and service providers. We have heightened monitoring in the face of such risks, but cannot guarantee that our efforts, or the efforts of those upon whom we rely and partner with, will be successful in preventing any such information security incidents.
In addition to experiencing a security incident, third parties may gather, collect, or infer sensitive information about us from public sources, data brokers, or other means that reveals competitively sensitive details about our organization and could be used to undermine our competitive advantage or market position. Additionally, our sensitive information or that of our customers could be leaked, disclosed, or revealed as a result of or in connection with our employees’, personnel’s, or vendors’ use of
AI technologies.
While we maintain cybersecurity insurance, our insurance may be insufficient or may not cover all liabilities incurred as a result of cybersecurity attacks. We also cannot be certain that our insurance coverage will be adequate for data handling or data security liabilities actually incurred, that insurance will continue to be available to us on economically reasonable terms, or at all, or that any insurer will not deny coverage as to any future claim. The successful assertion of one or more large claims against us that exceed available insurance coverage, or the occurrence of changes in our insurance policies, including premium increases or the imposition of large deductible or co-insurance requirements, could negatively impact our business, financial condition, results of operations, and prospects.
If we are unable to ensure that our platform interoperates with a variety of software applications that are developed by others, including our suppliers and other partners, we may become less competitive and our business, results of operations, and financial condition may be harmed.
Our platform must integrate with a variety of hardware and software platforms, and we need to continuously modify and enhance our platform to adapt to changes in hardware, software and browser technologies. In particular, we have developed our platform to be able to easily integrate with third-party applications, including the applications of software providers that compete with us as well as our suppliers and other partners, through the interaction of APIs and/or platforms. In general, we rely on the providers of such software systems to allow us access to their APIs to enable these integrations. We are typically subject to standard terms and conditions of such providers, which govern the distribution, operation, and fees of such software systems, and which are subject to change by such providers from time to time. Our business will be harmed if any provider of such software systems:
•discontinues or limits our access to its software (including legacy software) or APIs;
•modifies its terms of service or other policies, including fees charged to, or other restrictions on us, or other application developers;
•changes how information is accessed by us or our customers;
•establishes more favorable relationships with one or more of our competitors; or

•develops or otherwise favors its own competitive offerings over our platform.
The agreements under which we in-license intellectual property or technology from third parties may be complex, and certain provisions in such agreements may be susceptible to multiple interpretations.
The resolution of any contract interpretation disagreement that may arise could narrow the scope of our rights to the relevant technology or increase our financial or other obligations. Moreover, if disputes over intellectual property we have in-licensed, or in-license in the future, prevent or impair our ability to maintain our licensing arrangements on commercially acceptable terms, we may experience disruptions to our business or to the development of product candidates. Any of the foregoing outcomes could harm our business, financial condition, and results of operations.
Third-party services and products are constantly evolving, and we may not be able to modify our platform to assure its compatibility with that of other third parties. Should any of our third-party services or product providers modify their products or standards in a manner that degrades the functionality of our platform or gives preferential treatment to competitive products or services, whether to enhance their competitive position or for any other reason, or if we are not permitted or able to integrate with these and other third-party applications in the future, our business, results of operations, and financial condition could be harmed. In addition, some of our competitors may be able to disrupt the operations or compatibility of our platform with their products or services. Such competitors may also be able to exert strong business influence on our ability to, and the terms on which we, operate our platform.
Further, our platform includes mobile applications to enable individuals and companies to access our platform through their mobile devices. If our mobile applications do not perform well, our business will suffer. In addition, our platform interoperates with servers, mobile devices, and software applications predominantly through the use of protocols, many of which are created and maintained by third parties.
We therefore depend on the interoperability of our platform with such third-party services, mobile devices, and mobile operating systems, as well as cloud-enabled hardware, software, networking, browsers, database technologies, and protocols that we do not control. The loss of interoperability, whether due to actions of third parties or otherwise, and any changes in technologies that degrade the functionality of our platform or give preferential treatment to competitive services could adversely affect adoption of our offerings and engagement with our platform. Also, we may not be successful in developing or maintaining relationships with key participants in the mobile industry or in ensuring that our platform operates effectively with a range of operating systems, networks, devices, browsers, protocols, and standards. If we are unable to effectively anticipate and manage these risks, or if it is difficult for customers to access and use our platform, our business, financial condition, results of operations, and prospects could be adversely affected.
We use open-source software in our platform, which could subject us to litigation or other actions.
We use open-source software on our platform. Using open source software can incur greater risk than using third-party commercial software due to the fact that open source licensors do not provide warranties, maintenance and support, or other contractual protections. Open source software may also present a heightened risk of security vulnerabilities, including due to the intentional acts of malicious actors who inject such vulnerabilities into the code, or to older versions of the software not remaining current with applicable updates and patches to address vulnerabilities or other bugs. In addition, if we were to combine our proprietary technology with open-source software in a certain manner under certain open-source licenses, we could be required to release the source code of our proprietary technology.
While we take precautions to monitor our use of open-source software, if we inappropriately use or incorporate open-source software subject to certain types of open-source licenses that challenge the proprietary nature of our offerings, we may be subject to claims that we violated the license requirements, or be required to re-engineer such offerings, discontinue the sale of such offerings, or take other remedial actions.

Our use of artificial intelligence, including Gen AI and ML, gives rise to legal, business, and operational risks, which may result in diminished performance, regulatory scrutiny, social impacts, reputational harm, and liability arising from the use of this technology.
We currently use AI, including Gen AI and ML, in our platform framework and our offerings, as well as new agentic AI and Gen AI developments, including in our Navan Cognition framework and future product interface enhancements such as Navan Go. The rapid evolution of AI, including Gen AI and ML, technologies will continue to require the application of significant resources to adopt, develop, test, integrate, and maintain the technologies included in our platform framework and our offerings in order to remain competitive, implement these technologies responsibly, and minimize unintended or harmful impacts. There are significant risks involved in adopting, developing, maintaining, and deploying these technologies, and there can be no assurance that the usage of such technologies will enhance our offerings or services or be beneficial to our business, including our efficiency or profitability. In particular,
AI, including Gen AI and ML, technologies may be incorrectly designed or implemented; may be trained or reliant on incomplete, inadequate, inaccurate, biased, or otherwise poor quality data or on data to which we or third parties do not have sufficient rights; may produce results that are inaccurate or incomplete or may take unintended actions from user queries and inputs, even with no hallucinations;
and/or may be adversely impacted by unforeseen defects, technical challenges, cybersecurity threats, third-party litigation or regulatory action, or material performance issues. Any of the above could negatively impact the performance of our offerings and business, as well as our reputation, and we could be subject to civil claims or incur liability and costs resulting from the actual or perceived violation of laws or contracts to which we are a party.
In addition, AI technologies, including agentic AI, may be vulnerable to adversarial user behavior or create inaccurate or misleading content or other discriminatory or unexpected results or behaviors, such as hallucinatory behavior that can generate irrelevant, unintended, nonsensical, or factually incorrect results. Our customers may rely on or use this flawed content or information to their detriment, which may expose us to brand or reputational harm, competitive harm, consumer complaints, legal liability, and other adverse consequences, any of which could harm our business, results of operations, and financial condition.
Development, maintenance and operation of AI, including Gen AI and ML, technologies requires additional investment in the development of proprietary datasets, machine learning models, and systems to train and operate models, and monitor and test for accuracy, bias, and other variables, which are complex, costly, and could impact our profit margin as we expand the use of AI, including Gen AI and ML, technologies in our offerings.
In addition to our proprietary technologies, we use, or may use, AI, including Gen AI and ML, technologies licensed from third parties. Our ability to continue to adopt, integrate and use such technologies at the scale we may need may be dependent on access to specific third-party software and infrastructure, such as processing hardware or third-party AI models, and we cannot control the quality, availability or pricing of such third-party software and infrastructure, especially in a highly competitive environment. If any such third-party AI, including Gen AI and ML, technologies become incompatible with our offerings or unavailable for use or have degradations in performance, or if the providers of such models unfavorably change the terms on which their AI, including Gen AI and ML, technologies are offered or terminate their relationship with us, our solutions may become less appealing to our customers.
In addition, to the extent any third-party AI, including Gen AI and ML, technologies are used as a vendor hosted service, any disruption, outage, or loss of information through such hosted services could disrupt our operations or solutions, damage our reputation, cause a loss of confidence in our solutions, or result in legal claims or proceedings, for which we may be unable to recover damages from the affected provider.
We face competition from other companies in our industry with respect to the development and deployment of AI, including Gen AI and ML, technologies to enhance our competitive offerings. Those other companies may develop AI, including Gen AI and ML, technologies that are similar or superior to ours and/or are more cost-effective and/or quicker to develop, deploy, and maintain. Any inability to develop, offer or deploy new AI, including Gen AI and ML, technologies as effectively, quickly and/or as cost-efficiently as our competitors could negatively impact our operating results, customer relationships, and growth.
The regulatory and intellectual property frameworks governing the use and protection of AI, including
Gen AI and ML, technologies and of its outputs are rapidly evolving, and we cannot predict how future legislation and regulation will impact our ability to offer and protect offerings that we develop which leverage AI, including Gen AI and ML, technologies. Many federal, state, and foreign government bodies and agencies have introduced or proposed additional laws and regulations, such as the EU AI Act.
Additionally, existing laws and regulations may be interpreted in ways that would affect the operation of and availability of IP protection for our AI, including Gen AI and ML, technologies, as well as the outputs from our use of such technologies. As a result, implementation standards, enforcement practices, and available scope of protection are likely to remain uncertain for the foreseeable future, and we cannot yet determine the impact future laws, regulations, or standards may have on our business (including our positioning with respect to our competition) and may not always be able to anticipate how to respond to these laws or regulations. Already, certain existing legal regimes (such as those relating to data privacy)
regulate certain aspects of AI, including Gen AI and ML, technologies, and new laws regulating AI, including Gen AI and ML, technologies are expected to continue to be proposed and enacted in the
United States and globally. Additionally, certain privacy laws extend rights to consumers (such as the right to delete certain personal data) and regulate automated decision making, which may be incompatible with our use of AI, including Gen AI and ML. These obligations may make it harder for us to conduct our business using AI, including Gen AI and ML, lead to regulatory fines or penalties, require us to change our business practices, retrain our AI, including Gen AI and ML, or prevent or limit our use of AI, including
Gen AI and ML. For example, the FTC has required other companies to turn over (or disgorge) valuable insights or trainings generated through the use of AI, including Gen AI and ML where they allege the company has violated privacy and consumer protection laws.
It is also possible that new laws and regulations will be adopted in the United States and in other non-
U.S. jurisdictions, or that existing laws and regulations, including data privacy, consumer protection, competition laws, may be interpreted in ways that would limit our ability to use AI, including Gen AI and
ML, technologies for our business, or require us to change the way we use AI, including Gen AI and ML, technologies in a manner that negatively affects the performance of our offerings, services, and business and requires us to expend resources and adjust our offerings or services in certain jurisdictions. Further, the cost to comply with such laws, regulations, or decisions and/or guidance interpreting existing laws, could be significant and would increase our operating expenses (such as by imposing additional reporting obligations regarding our use of AI, including Gen AI and ML, technologies). Such an increase in operating expenses, as well as any actual or perceived failure to comply with such laws and regulations, could adversely affect our business, financial condition and results of operations.
Any sensitive information (including confidential, competitive, proprietary, or personal data) that we or our customers and their users input into a third-party Gen AI, including Gen AI or ML, platform could be leaked or disclosed to others, including if sensitive information is used to train the third parties’ AI, including Gen AI or ML, model. Additionally, where an AI, including Gen AI or ML, model ingests personal data and makes connections using such data, those technologies may reveal other personal or sensitive information generated by the model.
Our failure or inability to protect our intellectual property rights, or claims by others that we are infringing upon or unlawfully using their intellectual property, could diminish the value of our brand and weaken our competitive position, and could adversely affect our business, financial condition, results of operations, and prospects.
We currently rely on a combination of copyright, patent, trademark, trade secret, and unfair competition laws, as well as confidentiality agreements and procedures and licensing arrangements, to establish and protect our intellectual property rights. We have devoted substantial resources to the development of our proprietary technologies and related processes. In order to protect our proprietary technologies and processes, we rely in part on trade-secret laws and confidentiality agreements with our employees, licensees, independent contractors, suppliers, partners, and other advisors. These agreements may not effectively prevent disclosure of confidential information and may not provide an adequate remedy in the event of unauthorized disclosure of confidential information. We cannot be certain that the steps taken by us to protect our intellectual property rights will be adequate to prevent infringement of such rights by others. Additionally, the process of obtaining patent or trademark protection is expensive and time-consuming, and we may not be able to prosecute all necessary or desirable patent applications or apply for all necessary or desirable trademark applications at a reasonable cost or in a timely manner. Even if we are successful in such prosecutions, such legal protections may be incomplete or time-limited. Though an issued patent is presumed valid and enforceable, this presumption is not conclusive. Patents, if issued, may be challenged, deemed unenforceable, invalidated or circumvented and the related proceedings could be costly. And even if not invalidated, patents only have a limited lifespan. Furthermore, the issuance of a patent does not give us the right to practice the patented invention. Third parties may have blocking patents that could prevent us from marketing our own products and practicing our own technology. Alternatively, third parties may seek approval to market their own products that are competitive with our offerings. Thus, any patents that we may own may not provide any protection against competitors. Competitors may also attempt to replicate or reverse engineer our offerings, design around our patents, or develop and obtain patent protection for more effective products.
Moreover, intellectual property protection may be unavailable or limited in some foreign countries where laws or law enforcement practices may not protect our intellectual property rights as fully as in the
United States, and it may be more difficult for us to successfully challenge the use of our intellectual property rights by other parties in these countries. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our proprietary rights, and our failure or inability to obtain or maintain trade-secret protection or otherwise protect our proprietary rights could adversely affect our business, financial condition, results of operations, and prospects.
Additionally, although we require our employees, third-party providers, and contractors to assign or grant us rights in the intellectual property they create while working for us, we may not have entered into enforceable agreements in every case or may not have sufficient rights to certain works developed before the execution of such agreements. Further, applicable laws may limit the enforceability or scope of such assignments. If we are unable to adequately establish our ownership of intellectual property created for us, or if such intellectual property is later found to be owned by others, we could face claims of infringement, be required to obtain additional licenses on unfavorable terms, or lose valuable rights, any of which could adversely affect our business, financial condition, results of operations, and prospects.
We have in the past and may in the future be subject to patent infringement and trademark claims and lawsuits in various jurisdictions, and we cannot be certain that our platform and solutions or activities do not violate the patents, trademarks, or other intellectual property rights of third-party claimants.
Companies in the technology industry and other patent, copyright, and trademark-holders seeking to profit from royalties in connection with grants of licenses own large numbers of patents, copyrights, trademarks, domain names, and trade secrets and frequently commence litigation based on allegations of infringement, misappropriation, or other violations of intellectual property or other rights. As we face increasing competition and gain an increasingly high profile, the intellectual property rights claims against us have grown and will likely continue to grow.
Further, from time to time, we may receive letters from third parties alleging that we are infringing upon their intellectual property rights or inviting us to license their intellectual property rights. Our technologies and other intellectual property may not be able to withstand such third-party claims, and successful infringement claims against us could result in significant monetary liability, prevent us from selling some of our products and services, or require us to change our branding. In addition, resolution of claims may require us to redesign our platform and offerings, license rights from third parties at a significant expense, or cease using those rights altogether. We may in the future bring claims against third parties for infringing our intellectual property rights. Costs of supporting such litigation and disputes may be considerable, and there can be no assurances that a favorable outcome will be obtained. Patent infringement, trademark infringement, trade secret misappropriation, and other intellectual property claims and proceedings brought against us or brought by us, whether successful or not, could require significant attention of our management and resources and have in the past and could further result in substantial costs, harm to our brand, and could adversely affect our business, financial condition, results of operations, and prospects.
If we do not adequately identify our patentable inventions or protect our patent rights, the value of our offerings may be adversely affected and our business, financial condition, results of operations, and prospects could be adversely affected.
We have issued patents and a number of pending patent applications in the United States to protect our intellectual property and competitive position. However, we may fail to timely identify or protect patentable inventions, particularly those arising in the course of development activities conducted by or on behalf of us. If we do not file for patent protection in a timely manner, we may lose the opportunity to secure such protection. Moreover, although we enter into confidentiality and non-disclosure agreements with employees, consultants, collaborators, suppliers, and other third parties, there is a risk that such parties could breach these agreements and disclose proprietary information before a patent application is filed, thereby jeopardizing our rights. We may also rely on in-licenses to patents or patent applications owned by third parties. Depending on the terms of the applicable licenses, we may not have control over the prosecution, maintenance, or enforcement of such intellectual property rights, and such activities may not be conducted in a manner that is consistent with our best interests.
Additionally, some of our current and future patents and applications may share ownership with or require cross-licenses with third parties. If we are unable to obtain exclusive rights to such shared or cross-licensed intellectual property, the other co-owners may license their rights to third parties, including competitors. Furthermore, enforcement of shared patents may require cooperation from co-owners, which may not be forthcoming. Any of these factors could impair our ability to protect our innovations, limit our competitive advantage, and adversely affect our business, financial condition, and results of operations.
Our reliance on third parties, including employees located outside of the United States, for the development of our intellectual property exposes us to additional risks, including limited enforceability of intellectual property rights, potential violations of U.S. export controls, and increased risk of intellectual property theft or misappropriation.
We rely, or may rely, on employees and third-party service providers located outside of the United
States for certain aspects of development for our products and services. The use of foreign developers may expose us to risks related to trade secrets, confidentiality, and the assignment of intellectual property rights, particularly where local laws may not recognize or enforce contractual provisions related to ownership or confidentiality in the same manner as we expect in the United States. We also face risks related to compliance with U.S. export control laws and regulations when sharing technology or technical data with foreign nationals. Any failure to adequately secure our intellectual property rights or comply with applicable laws could harm our business, financial condition, results of operations, and prospects.
Risks Related to Legal and Regulatory Matters
Payments and other financial services-related regulations and oversight are or may become material to our business. Our failure to comply could harm our business.
We are directly and indirectly subject to local, state, and federal laws, rules, regulations, licensing and other authorization schemes, including card network scheme rules, and industry standards that govern our business, activities, as well as the services our vendors and our partners provide (such as our corporate card offering, which our partner banks offer via Navan). These laws, rules, regulations, and licensing and authorization schemes include, or may in the future include, those relating to banking, invoicing, cross-border and domestic money transmission, foreign exchange, payments services (such as payment processing and settlement services), lending, brokering, servicing, debt collection, anti-money laundering, counter-terrorism financing, escheatment, U.S. and international sanctions regimes, and compliance with the PCI Data Security Standard, which is a set of requirements designed to ensure that all companies that process, store, or transmit payment card information maintain a secure environment to protect cardholder data. These laws, rules, regulations, licensing and other authorization schemes, and industry standards are complex, subject to change, vary across different jurisdictions, and are implemented and enforced, in the United States by multiple authorities and governing bodies, including but not limited to the U.S. Department of the Treasury, the Federal Deposit Insurance Corporation, the
Board of Governors of the Federal Reserve System, the U.S. Department of Treasury’s Office of Foreign
Assets Control, or OFAC, self-regulatory organizations, state banking departments, and numerous state and local governmental and regulatory authorities. We may not always be able to accurately predict the scope or applicability of certain laws, rules, regulations, licensing schemes, or standards to our business, or interpretations of the same, particularly as we expand into new areas of operations, which could have a significant negative effect on our existing business and our ability to pursue future plans.
Banking agencies, including the Office of the Comptroller of the Currency, also have imposed requirements on regulated financial institutions to manage their third-party service providers. Among other things, these requirements include performing appropriate due diligence when selecting third-party service providers; evaluating the risk management, information security, and information management systems of third-party service providers; imposing contractual protections in agreements with third-party service providers (such as performance measures, audit and remediation rights, indemnification, compliance requirements, confidentiality and information security obligations, insurance requirements, and limits on liability); and conducting ongoing monitoring of the performance of third-party service providers. Our relationships with our banks, as well as third-party service providers we engage in connection with our banking relationships, require accommodating these requirements and therefore impose additional costs and risks on us in connection with such arrangements. We expect to expend significant resources on an ongoing basis in an effort to assist our bank partners in meeting their legal requirements.
Further, any failure or perceived failure to comply with existing or new laws and regulations, or orders of any governmental authority, including changes to or expansion of their interpretations, may subject us to significant fines, penalties, criminal and civil lawsuits, forfeiture of significant assets, enforcement actions in one or more jurisdictions, may result in additional compliance and licensing or registration requirements, and may increase regulatory scrutiny of our business. We have been and may continue to be subject to such regulatory scrutiny. In particular, while we believe that we are not currently subject to licensing, registration, and related types of regulatory requirements with respect to our expense management offerings, we may still receive inquiries from regulators given our offering to corporate customers of credit cards issued by an issuing bank. Further, if any of our current or future product offerings become subject to additional lending-, payment-, or other financial service-related laws or regulations in the future, we could be subject to licensing and registration requirements that impose obligations and restrictions with respect to the investment of customer funds, reporting requirements, bonding requirements, minimum capital requirements, customer disclosure requirements, and oversight and examination by state regulatory agencies concerning various aspects of our business. This could also require changes to the manner in which we conduct some aspects of our business and increase our compliance costs.
The adoption of new or amended money transmitter or money services business statutes and regulations or changes in regulators’ interpretation of existing state and federal money transmitter or money services business statutes or regulations could subject us to new registration or licensing requirements. Such changes could also limit business activities until we are appropriately licensed. There can be no assurance that we will be able to obtain or maintain any such licenses, and, even if we were able to do so, there could be substantial costs and potential product changes involved in obtaining and maintaining such licenses, which could negatively impact our business. In addition, we may be forced to restrict or change our operations or business practices, make product changes, or delay planned product launches or improvements.

Many of these laws and regulations are evolving, unclear, and inconsistent across various jurisdictions, and ensuring compliance with them is difficult and costly. With increasing frequency, federal and state regulators are holding businesses in the lending and payments industry to higher standards of training, monitoring, and compliance, including monitoring for possible violations of laws by our customers and people who do business with our customers while using our products. If we fail to comply with laws and regulations applicable to our business in a timely and appropriate manner, we may be subject to litigation or regulatory proceedings, we may have to pay fines and penalties, and our customer relationships and reputation may be adversely affected, which could negatively impact our business, results of operations, and financial condition. Any of the foregoing could negatively impact our brand, reputation, business, results of operations, and financial condition.
We are subject to governmental laws and requirements regarding economic and trade sanctions, anti-money laundering, and counter-terrorism financing that could impair our ability to compete in international markets or subject us to criminal or civil liability if we violate such laws.
As we continue to expand internationally, we will become subject to additional laws and regulations, and will need to implement new regulatory controls to comply with applicable laws. We are currently required to comply with U.S. economic and trade sanctions administered by OFAC, and we have processes in place to comply with such OFAC regulations as well as similar requirements in other jurisdictions, including the United Kingdom and European Union. Under OFAC and other applicable sanctions laws and regulations, direct and indirect transactions or other business dealings and activities, including the facilitation of such transactions and the provision of certain products and/or services, to specified countries, governments, individuals, and entities are prohibited. As part of our compliance efforts, we scan our customers and counterparties against OFAC and other governmental watch lists. We are also subject to or otherwise required by contract to comply with and address various anti-money laundering and counter-terrorist financing laws, regulations, and standards around the world that require the maintenance of an anti-money laundering compliance program and prohibit, among other things, facilitating transactions involving the proceeds of criminal activities or other illicit activities. Our financial institution partners as well as regulators in the United States and globally continue to increase their scrutiny of compliance with these obligations, which may require us to further invest resources in, or otherwise revise or expand our compliance program, including the procedures we use to verify the identity of our customers and to monitor transactions facilitated through our services, including payments to persons outside of the United States. Additionally, we currently engage in limited activity in OFAC-
sanctioned regions based upon general licenses issued by OFAC to engage in such activity. We also have sought specific licenses from OFAC when required. We continue to review the OFAC sanctions and our practices to verify compliance. We could be subject to fines or other enforcement action, and cease and desist orders, if we are found to violate these laws, and our relationships with our financial institution partners could be at risk of or could be subject to termination or other adverse consequences.
Violations of sanctions and anti-money laundering laws and regulations could lead to fines, criminal sanctions against us, our officers, or our employees, cessation of business activities in sanctioned countries, implementation of compliance programs, and prohibitions on the conduct of our business. Any such violations could include prohibitions on our ability to offer our services in our or more countries, and could significantly damage our reputation, our brand, our international expansion efforts, our ability to attract and retain employees, and our business, prospects, operating results, and financial condition.
We are subject to anti-corruption, anti-bribery, and similar laws, and non-compliance with such laws can subject us to criminal or civil liability and harm our business.
We are subject to the FCPA, U.S. domestic bribery laws, and other anti-corruption laws, including the
UK Bribery Act. Anti-corruption and anti-bribery laws are interpreted broadly to generally prohibit companies, their employees, and their third-party intermediaries from authorizing, offering, or providing, directly or indirectly, improper payments or benefits to recipients in the public sector. These laws also require that we keep accurate books and records and maintain internal controls and compliance procedures designed to prevent any such actions. As we increase our international cross-border business and expand operations abroad, we may engage with business partners and third-party intermediaries to market our services and obtain necessary permits, licenses, and other regulatory approvals. In addition, we or our third-party intermediaries may have direct or indirect interactions with officials and employees of government agencies or state-owned or affiliated entities. We can be held liable for the corrupt or other illegal activities of these third-party intermediaries, our employees, representatives, contractors, partners, and agents, even if we do not explicitly authorize or have actual knowledge of such activities. In addition, we cannot assure you that all of our employees and agents will not take actions in violation of our
Company compliance policies and applicable law, for which we may be ultimately held responsible. As we increase our international sales and business, our risks under these laws may increase.
Any allegations or violation of the FCPA or other applicable anti-bribery, and anti-corruption laws could result in whistleblower complaints, sanctions, settlements, prosecution, enforcement actions, fines, damages, adverse media coverage, investigations, loss of export privileges, severe criminal or civil sanctions, or suspension or debarment from U.S. government contracts, all of which could harm our business, financial condition, results of operations, and prospects. Responding to any investigation or action will likely result in a significant diversion of management’s attention and resources and significant defense costs and other professional fees. If any subpoenas are received or investigations are launched, or governmental or other sanctions are imposed, or if we do not prevail in any possible civil or criminal proceeding, our business, financial condition, results of operations, and prospects could be adversely affected. In addition, the U.S. government may seek to hold us liable for successor liability for FCPA violations committed by companies in which we invest or that we acquire. As a general matter, investigations, enforcement actions, and sanctions could harm our reputation, business, results of operations, and financial condition.
We will face risks associated with the growth of our business with certain heavily regulated industry verticals.
We market and sell our offering to customers in heavily regulated industry verticals. As a result, we face additional regulatory scrutiny, risks, and burdens from the governmental entities and agencies which regulate those industries. Selling to and supporting customers in heavily regulated verticals and expanding in those verticals will continue to require significant resources, and there is no guarantee that such efforts will be successful or beneficial to us. If we are unable to successfully maintain or expand our market share in such verticals, or cost-effectively comply with governmental and regulatory requirements applicable to our activities with customers in such verticals, our business, financial condition, and results of operations may be harmed.
Any future litigation against us could be costly and time-consuming to defend.
In addition to intellectual property litigation, we have in the past and may in the future become subject to legal proceedings and claims or regulatory inquiries or proceedings that arise in the ordinary course of business, such as claims brought by our customers in connection with commercial disputes, employment claims made by our current or former employees, or claims for reimbursement following misappropriation of customer data. Insurance might not cover such claims, might not provide sufficient payments to cover all the costs to resolve one or more such claims, and might not continue to be available on terms acceptable to us. A claim brought against us that is uninsured or underinsured could result in unanticipated costs, thereby reducing our results of operations and leading analysts or potential investors to reduce their expectations of our performance, which could reduce the trading price of our Class A common stock. Litigation might result in substantial costs and may divert management’s attention and resources, which could adversely affect our business, financial condition, results of operations, and prospects.

Risks Related to Tax Matters
We could be subject to additional tax liabilities as a result of changes in tax laws.
We are subject to U.S. federal, state, and local income, sales, and other taxes in the United States, as well as foreign income, withholding, and value-added taxes, and other indirect taxes in numerous foreign jurisdictions. Significant judgment is required in evaluating our tax positions and our worldwide provision for income taxes. During the ordinary course of business, there are many activities and transactions for which the ultimate tax determination is uncertain. In addition, our future income tax obligations could be adversely affected by changes in, or interpretations of, tax laws in the United States or in other jurisdictions in which we operate.
In addition, the tax regimes we are subject to or operate under are unsettled and may be subject to significant change, which may become increasingly challenging as we expand our operations globally.
Changes in tax laws, issuance of new tax rulings, or changes in interpretations of existing laws could cause us to be subject to additional income-based and non-income-based taxes, including payroll, sales, use, value-added, digital, net worth, property, and goods and services taxes, which could adversely affect our results of operations and financial condition. In particular, the U.S. government recently enacted legislation commonly referred to as the One Big Beautiful Bill Act which, along with other recent U.S.
federal tax reform legislation, has resulted in significant changes to the taxation of business entities including, among other changes, the imposition of minimum taxes or surtaxes on certain types of income, changes to the taxation of income derived from international operations, changes in the deduction and amortization of research and development expenditures, and limitations on the deductibility of business interest. In 2022, the Inflation Reduction Act was signed into law in the United States, which enacted, among other changes, a minimum tax on certain corporations with book income of at least $1 billion, subject to certain adjustments, and a 1% excise tax on certain stock buybacks and similar corporate actions. The issuance of additional regulatory or accounting guidance related to these and any future changes in tax law could significantly affect our tax obligations and effective tax rate in the period issued.
In addition, our tax obligations and effective tax rate in the countries where we do business could increase as a result of international tax developments, including the implementation of certain initiatives led by the Organization for Economic Cooperation and Development, or the OECD, and the European
Commission. For example, the OECD has been leading multilateral efforts on proposals, commonly referred to as “BEPS 2.0”, which involve the reallocation of taxing rights in respect of certain multinational enterprises above a fixed profit margin to the jurisdictions in which they carry on business (referred to as
“Pillar One”) and the imposition of a minimum effective corporate tax rate (referred to as “Pillar Two”). A number of countries in which we conduct business have enacted, or are in the process of enacting, core elements of the Pillar Two rules. Based on our understanding of the applicable minimum revenue thresholds, we currently expect that we do not fall within the scope of either Pillar One or Pillar Two rules.
However, if we become subject to the Pillar Two rules in the future, it could increase our overall tax obligations and result in additional compliance costs.
Due to expansion of our international business activities, any changes in the U.S. taxation and foreign taxation of our cross-border activities may increase our worldwide effective tax rate and adversely affect our results of operations and financial condition. The enactment of legislation implementing changes in the U.S. taxation of international business activities or the adoption of other tax reform policies globally could adversely affect our business, financial condition, results of operations, and prospects.
Our ability to use our net operating loss carryforwards to offset future taxable income may be subject to certain limitations.
As of January 31, 2025, we had net operating loss, or NOL, carryforwards of approximately $805.0 million, $628.6 million and $20.0 million for federal, state, and foreign tax purposes, respectively, that are available to reduce future taxable income. Under current U.S. federal income tax law, our NOLs generated in tax years beginning before January 1, 2018 will begin expiring in 2036, and our NOLs generated in tax years beginning after December 31, 2017 may be carried forward indefinitely, but utilization of such post-2017 NOLs that are carried forward to taxable years beginning after December 31,
2020 is limited to a maximum of 80% of the taxable income for such year determined without regard to such carryforwards. Our state NOL carryforwards will begin to expire in 2036. Our foreign NOLs will carryforward indefinitely. As of January 31, 2025, we had available research and development tax credit carryforwards of approximately $15.5 million and $11.1 million for federal and state tax purposes, respectively. If not utilized, our federal tax credits will expire at various dates beginning in 2036. Our state tax credits do not expire and will carry forward indefinitely. Also, for state income tax purposes, the extent to which states will conform to the U.S. federal income tax laws is uncertain and there may be periods during which the use of NOL carryforwards is suspended or otherwise limited, which could accelerate or permanently increase state taxes owed. For example, California has enacted legislation that, with certain exceptions, suspends the ability to use California net operating losses to offset California income and limits the ability to use California business tax credits to offset California taxes, for taxable years beginning on or after January 1, 2024, and before January 1, 2027. Any such limitations could harm our business, results of operations, financial condition or prospects.
In addition, under Sections 382 and 383 of the Code, a corporation that undergoes an “ownership change,” generally defined as a greater-than-50-percentage-point change (by value) in its equity ownership by certain stockholders over a three-year period, is subject to limitations on its ability to utilize its pre-change NOLs and other tax attributes such as research tax credits to offset future taxable income or income tax. We have identified certain ownership changes since our inception but do not believe that these changes resulted in any limitations on our ability to use our NOL carryforwards and tax credit carryforwards. We may have experienced additional ownership changes that have not yet been identified that could result in the expiration of our NOL carryforwards and tax credit carryforwards before utilization.
In addition, we may experience ownership changes as a result of this offering or future offerings or other changes in the ownership of our stock. Future changes in our stock ownership, many of which are outside of our control, could result in an ownership change under Sections 382 or 383 of the Code.
Furthermore, our ability to utilize NOLs of companies that we may acquire in the future may be subject to limitations. For these reasons, we may not be able to utilize a significant portion of the NOLs, even if we were to achieve profitability. In addition, any future changes in tax laws could impact our ability to utilize
NOLs in future years and may result in greater tax liabilities than we would otherwise incur and adversely affect our cash flows and financial position.
Our operating results may be negatively affected if we are required to pay additional sales and use tax, value added tax, or other transaction taxes, and we could be subject to liability with respect to all or a portion of past or future sales.
The application of U.S. federal, state, local, and foreign tax laws to our business, or any potential changes in our business model, is unclear and continually evolving. New tax laws, statutes, rules, regulations, or ordinances could be enacted at any time (possibly with retroactive effect) and could be applied solely or disproportionately to our business model or could otherwise negatively impact our results of operations and financial condition.
We currently collect and remit sales and use, value added and other transaction taxes in certain of the jurisdictions where we do business based on our assessment of the amount of taxes owed by us in such jurisdictions. However, in some jurisdictions in which we do business, we do not believe that we owe such taxes, and therefore we currently do not collect and remit such taxes in those jurisdictions or record contingent tax liabilities in respect of those jurisdictions. A successful assertion that we are required to pay additional taxes in connection with sales of our products and solutions, or the imposition of new laws or regulations or the interpretation of existing laws and regulations requiring the payment of additional taxes, would result in increased costs and administrative burdens for us. If we are subject to additional taxes and decide to offset such increased costs by collecting and remitting such taxes from our customers, or otherwise passing those costs through to our customers, our customers may be discouraged from purchasing our products and solutions. Any increased tax burden may decrease our ability or willingness to compete in relatively burdensome tax jurisdictions, result in substantial tax liabilities related to past or future sales, or otherwise seriously harm our business, results of operations, financial condition or prospects.
Our corporate structure and intercompany arrangements are subject to the tax laws of various jurisdictions, and we could be obligated to pay additional taxes, which could adversely affect our business, financial condition, results of operations, and prospects.
We are continuing to expand our international operations and staff to support our business in international markets. We generally conduct our international operations through wholly-owned subsidiaries and are or may be required to report our taxable income in various jurisdictions worldwide based upon our business operations in those jurisdictions. Our intercompany relationships are subject to complex transfer-pricing regulations administered by taxing authorities in various jurisdictions in which we operate with potentially divergent tax laws. The amount of taxes we pay in different jurisdictions will depend on the application of the tax laws of the various jurisdictions, including the United States, to our international business activities, changes in tax rates, new or revised tax laws or interpretations of existing tax laws and policies by taxing authorities and courts in various jurisdictions, and our ability to operate our business in a manner consistent with our corporate structure and intercompany arrangements then in effect. It is not uncommon for tax authorities in different countries to have conflicting views, for instance, with respect to, among other things, the manner in which the arm’s length standard is applied for transfer pricing purposes, the transfer-pricing and charges for intercompany services and other transactions, or with respect to the valuation of intellectual property. If taxing authorities in any of the jurisdictions in which we conduct our international operations were to successfully challenge our transfer pricing, we could be required to reallocate part or all of our income to reflect transfer-pricing adjustments, which could result in an increased tax liability to us. In such circumstances, if the country from which the income was reallocated does not agree to the reallocation, we could become subject to tax on the same income in both countries, resulting in double taxation.
In addition, we have been and may continue to be audited in various foreign jurisdictions, and such jurisdictions, including jurisdictions in which we are not currently filing, may assess new or additional taxes, sales taxes and value added taxes against us. Although we believe our tax estimates are reasonable, the final determination of any tax audits or litigation could be significantly different from our historical tax provisions and accruals, which could have an adverse effect on our results of operations or cash flows in the period or periods for which a determination is made, and could significantly harm our business, financial condition, results of operations, and prospects.
Changes in our effective tax rate or tax liability may adversely affect our results of operations.
Our effective tax rate could increase due to several factors, including:
•changes in the relative amounts of income before taxes in the various U.S. and international jurisdictions in which we operate due to differing statutory tax rates in various jurisdictions;
•changes in tax laws, tax treaties, and regulations or the interpretation of them;
•changes in our international operations, corporate structure, business model, or intercompany arrangements;
•changes to our assessment about our ability to realize our deferred tax assets that are based on estimates of our future results, the prudence and feasibility of possible tax-planning strategies, and the economic and political environments in which we do business;
•the outcome of current and future tax audits, examinations, or administrative appeals; and
•limitations or adverse findings regarding our ability to do business in some jurisdictions.

Any of these developments could adversely affect our business, financial condition, results of operations, and prospects.
Risks Related to Financial and Accounting Matters
If our estimates or judgments relating to our critical accounting policies prove to be incorrect or financial reporting standards or interpretations change, our business, financial condition, results of operations, and prospects could be adversely affected.
The preparation of financial statements in conformity with U.S. Generally Accepted Accounting
Principles, or GAAP, requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, as provided in the section titled “Management’s Discussion and Analysis of Financial
Condition and Results of Operations—Critical Accounting Policies and Estimates.” The results of these estimates form the basis for making judgments about the carrying values of assets, liabilities, and equity, and the amount of revenue and expenses that are not readily apparent from other sources. Significant assumptions and estimates used in preparing our consolidated financial statements include but are not limited to those related to revenue recognition, contract acquisition costs, valuation of embedded derivative liabilities, stock-based compensation, common stock valuations, and business combinations.
Additionally, as a result of the current macroeconomic uncertainty, many of management’s estimates and assumptions have required and will continue to require increased judgment and carry a higher degree of variability and volatility. Our business, financial condition, results of operations, and prospects could be adversely affected if our assumptions change or if actual circumstances differ from those in our assumptions, which could cause our results of operations to fall below the expectations of securities analysts and investors, resulting in a decline in the trading price of our Class A common stock.
Additionally, we regularly monitor our compliance with applicable financial reporting standards and review new pronouncements and drafts thereof that are relevant to us. As a result of new standards, changes to existing standards and changes in their interpretation, we might be required to change our accounting policies, alter our operational policies, and implement new or enhance existing systems so that they reflect new or amended financial reporting standards, or we may be required to restate our published financial statements. Such changes to existing standards or changes in their interpretation may negatively impact our business, financial condition, results of operations, and prospects, or cause an adverse deviation from our revenue and operating profit target, which may negatively impact our results of operations.
We are an “emerging growth company” and the reduced disclosure requirements applicable to emerging growth companies may make our Class A common stock less attractive to investors.
We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended, or the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the
JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including (i) not being required to comply with the independent auditor attestation requirements of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, (ii)
reduced disclosure obligations regarding executive compensation in this prospectus and our periodic reports and proxy statements and the required number of years of audited financial statements, and (iii)
exemptions from the requirements of holding non-binding advisory stockholder votes on executive compensation and stockholder approval of any golden parachute payments not approved previously. In addition, as an emerging growth company, we are only required to provide two years of audited financial statements in this prospectus.
We could be an emerging growth company for up to five fiscal years following the completion of this offering. However, certain circumstances could cause us to lose that status earlier, including the date on which we are deemed to be a “large accelerated filer,” under applicable SEC rules, if we have total annual gross revenue of $1.235 billion or more, or if we issue more than $1.0 billion in non-convertible debt during any three-year period before that time.
Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Accordingly, our consolidated financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.
Investors may find our Class A common stock less attractive because we may rely on certain of these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our Class A common stock and our price may be more volatile and may decline.
We will incur significant increased costs and demands on management resources as a result of operating as a public company.
As a public company, we will incur significant legal, accounting, compliance, investor relations, and other expenses that we did not incur as a private company and these expenses will increase even more after we are no longer an “emerging growth company.” Our management and other personnel will need to devote a substantial amount of time and incur significant expense in connection with legal, compliance, and investor relations initiatives. For example, in anticipation of becoming a public company, we will need to adopt additional internal controls and disclosure controls and procedures, retain a transfer agent, and adopt insider trading policies and procedures. As a public company, we will bear all of the internal and external costs of preparing and distributing periodic public reports in compliance with our obligations under the securities laws.
In addition, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act, and the related rules and regulations implemented by the Securities and Exchange Commission, or the SEC, have increased legal and financial compliance costs and will make some compliance activities more time-consuming. We intend to invest resources to comply with evolving laws, regulations, and standards, and this investment will result in increased general and administrative expenses and may divert management’s time and attention from our other business activities. If our efforts to comply with new laws, regulations, and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, regulatory authorities may initiate legal proceedings against us, and our business may be harmed. In connection with this offering, we intend to increase our directors’ and officers’ insurance coverage, which will increase our insurance cost. In the future, it may be more expensive or more difficult for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors would also make it more difficult for us to attract and retain qualified members of our board of directors, particularly to serve on our audit committee and compensation committee, and qualified executive officers. If we are unable to effectively manage these increased costs and demands upon management resources, our business, financial condition, results of operations, and prospects could be adversely affected.
The material weakness in our internal control over financial reporting, which we first identified in the fiscal year ended January 31, 2023, has been remediated as of the end of fiscal 2025. In the future, we may identify additional material weaknesses or otherwise fail to maintain an effective system of internal controls, which could result in material misstatements of our annual or interim consolidated financial statements or cause us to fail to meet our periodic reporting obligations.
We may, in the future, discover material weaknesses in our system of internal financial and accounting controls and procedures that could result in a material misstatement of our consolidated financial statements. Our internal control over financial reporting will not prevent or detect all errors and all fraud. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system’s objectives will be met. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that misstatements due to error or fraud will not occur or that all control issues and instances of fraud will be detected.
We have previously identified a material weakness in our internal control over financial reporting, which resulted from a lack of established internal controls and procedures and an insufficient number of accounting and finance personnel possessing the necessary GAAP technical expertise at our Reed &
Mackay subsidiary, resulting in a series of adjustments, including controls and procedures:
•to ensure journal entries are properly reviewed and approved; and
•to ensure compliance with GAAP, specifically as it relates to accounting for revenue.
After the material weakness was identified, we implemented a remediation plan that included new controls and processes, hiring additional accounting and finance personnel with an appropriate level of expertise, and improved group level oversight over and review of significant and complex transactions. As of January 31, 2025, we completed our remediation efforts, including the testing of the operating effectiveness of the controls, and we have concluded that the material weakness has been remediated.
However, we recognize that maintaining effective internal control over financial reporting will continue to require significant attention from management and expense, and we cannot assure that we will not identify material weaknesses in the future.
We will be a public company in the United States subject to the Sarbanes-Oxley Act after the completion of this offering. Section 404 of the Sarbanes-Oxley Act requires that we include a report of management on our internal control over financial reporting in our annual report on Form 10-K beginning with our second annual report.
Our independent registered public accounting firm is not required to formally attest to the effectiveness of our internal control over financial reporting until after we are no longer an “emerging growth company” as defined in the JOBS Act. At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our internal control over financial reporting is documented, designed, or operating. Any failure to implement and maintain effective internal control over financial reporting also could adversely affect the results of periodic management evaluations and annual independent registered public accounting firm attestation reports regarding the effectiveness of our internal control over financial reporting that we will eventually be required to include in our periodic reports that are filed with the SEC. Ineffective disclosure controls and procedures and internal control over financial reporting could also cause investors to lose confidence in our reported financial and other information, which would likely have a negative effect on the trading price of our Class A common stock. In addition, if we are unable to continue to meet these requirements, we may not be able to remain listed on the Nasdaq Global Select Market, or Nasdaq.
If we fail to maintain an effective system of disclosure controls and internal control over financial reporting, our ability to produce timely and accurate financial statements or comply with applicable laws and regulations could be impaired.
As a public company, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform
and Consumer Protection Act of 2010, the listing requirements of Nasdaq, and other applicable securities rules and regulations. We expect that compliance with these rules and regulations will increase our legal and financial compliance costs, make some activities more difficult, time-consuming, or costly, and increase demand on our systems and resources, particularly after we are no longer an emerging growth company.
The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. We are continuing to develop and refine our disclosure controls, internal control over financial reporting and other procedures that are designed to ensure information required to be disclosed by us in our consolidated financial statements and in the reports that we will file with the SEC is recorded, processed, summarized, and reported within the time periods specified in SEC rules and forms, and information required to be disclosed in reports under the
Exchange Act is accumulated and communicated to our principal executive and financial officers. In order to maintain and improve the effectiveness of our internal controls and procedures, we have expended, and anticipate that we will continue to expend, significant resources, including accounting-related costs and significant management oversight.
Our current controls and any new controls we develop may become inadequate because of changes in conditions in our business. Further, weaknesses in our internal controls may be discovered in the future. Any failure to develop or maintain effective controls, or any difficulties encountered in their implementation or improvement, could harm our results of operations, may result in a restatement of our financial statements for prior periods, cause us to fail to meet our reporting obligations, and could adversely affect the results of periodic management evaluations and annual independent registered public accounting firm attestation reports regarding the effectiveness of our internal control over financial reporting that we are required to include in the periodic reports we will file with the SEC. However, while we remain an “emerging growth company,” we will not be required to include an attestation report on internal control over financial reporting issued by our independent registered public accounting firm.
Ineffective disclosure controls and procedures and internal control over financial reporting could also cause investors to lose confidence in our reported financial and other information, which would likely have a negative effect on the market price of our Class A common stock. We are not currently required to comply with the SEC rules that implement Sections 302 and 404 of the Sarbanes-Oxley Act, and we are
therefore not required to make a formal assessment of the effectiveness of our internal control over financial reporting for that purpose.
Our independent registered public accounting firm is not required to formally attest to the effectiveness of our internal control over financial reporting until after we are no longer an “emerging growth company” as defined in the JOBS Act. At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our internal control over financial reporting is documented, designed, or operating. Any failure to maintain effective disclosure controls and internal control over financial reporting could cause a decline in the price of our
Class A common stock and could negatively impact our business, financial condition, results of operations, and prospects.
Upon becoming a public company, and particularly after we are no longer an “emerging growth company,” significant resources and management oversight will be required. As a result, management’s attention may be diverted from other business concerns, which could harm our business, financial condition, and results of operations.
Our debt-service obligations may adversely affect our financial condition and results of operations.
We have a significant amount of debt arrangements, as described further in the section titled
“Description of Material Indebtedness.” Our ability to make payments of the principal of, to pay interest on or to refinance our indebtedness, depends on our future performance, which is subject to economic, financial, competitive, and other factors beyond our control. Our business may not generate cash flow from operations in the future sufficient to service our debt and make necessary capital expenditures. If we are unable to generate such cash flow, we may be required to adopt one or more alternatives, such as selling assets, restructuring debt, or obtaining additional debt financing or equity capital on terms that may be onerous or highly dilutive. Our ability to refinance any future indebtedness will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations. In addition, any of our future debt agreements may contain restrictive covenants that may prohibit us from adopting any of these alternatives. Our failure to comply with these covenants could result in an event of default which, if not cured or waived, could result in the acceleration of our debt.

In addition, our indebtedness, combined with our other financial obligations and contractual commitments, could have other important consequences. For example, it could:
•make us more vulnerable to adverse changes in general U.S. and worldwide economic, industry, and competitive conditions and adverse changes in government regulation;
•limit our flexibility in planning for, or reacting to, changes in our business and our industry;
•place us at a disadvantage compared to our competitors that have less debt;
•limit our ability to borrow additional amounts to fund acquisitions, for working capital, and for other general corporate purposes; and
•make an acquisition of our company less attractive or more difficult.
Any of these factors could harm our business, results of operations, and financial condition. In addition, if we incur additional indebtedness, the risks related to our business and our ability to service or repay our indebtedness would increase. We are also required to comply with the restrictive covenants set forth in certain of our debt arrangements, including a requirement that we satisfy certain financial liquidity conditions, certain limitations on our ability to incur additional indebtedness, and other operating restrictions that could adversely impact our ability to engage in certain transactions and conduct our business. Our ability to comply with these covenants may be affected by events beyond our control. If we breach any of the covenants and do not obtain a waiver from the note holders or lenders, then, subject to applicable cure periods, any outstanding indebtedness may be declared immediately due and payable.
For additional information regarding the Warehouse Credit Facility (as defined below), see the section titled “Description of Material Indebtedness—Warehouse Credit Facility.” In addition, changes by any rating agency to our credit rating may negatively impact the value and liquidity of our securities.
Downgrades in our credit ratings could restrict our ability to obtain additional financing in the future and could affect the terms of any such financing. If we are unable to effectively manage our debt-service obligations, our business, financial condition, results of operations, and prospects could be adversely affected.
We may require additional capital to support the growth of our business, and this capital might not be available on acceptable terms, if at all.
We have funded our operations since inception primarily through equity and debt financings as well as cash generated from operations. We cannot be certain when or if our operations will generate sufficient cash to fully fund our ongoing operations or the growth of our business. We intend to continue to make investments to support our business, which may require us to engage in equity or debt financings to secure additional funds. Additional financing may not be available on terms favorable to us, if at all. If adequate funds are not available on acceptable terms, we may be unable to invest in future growth opportunities, which could harm our business, results of operations, and financial condition. If we incur additional debt, the debt holders would have rights senior to holders of Class A common stock to make claims on our assets, and the terms of any debt could restrict our operations, including our ability to pay dividends on our Class A common stock. Furthermore, if we issue additional equity securities, including in connection with merger and acquisition transactions, stockholders will experience dilution. In addition, new equity securities could have rights senior to those of our Class A common stock. The trading prices for technology companies have been highly volatile, especially recently due to rising interest rates, inflation, and the uncertain macroeconomic environment, which may reduce our ability to access capital on favorable terms or at all. In addition, a recession, depression, or other sustained adverse market event could adversely affect the value of our Class A common stock as well as our business, financial condition, results of operations, and prospects. Because our decision to issue securities in the future will depend on numerous considerations, including factors beyond our control, we cannot predict or estimate the amount, timing, or nature of any future issuances of debt or equity securities. As a result, our stockholders bear the risk of future issuances of debt or equity securities reducing the value of our Class A common stock and diluting their interests.

Risks Related to the Offering and Ownership of our Class A Common Stock
The market price of our Class A common stock may be volatile, and you could lose all or part of your investment.
We cannot predict the prices at which our Class A common stock will trade. The initial public offering price of our Class A common stock will be determined by negotiations between us and the underwriters and may not bear any relationship to the market price at which our Class A common stock will trade after this offering or to any other established criteria of the value of our business and prospects and the market price of our Class A common stock following this offering may fluctuate substantially and may be lower than the initial public offering price. The market price of our Class A common stock following this offering will depend on a number of factors, including those described in this “Risk Factors” section, many of which are beyond our control and may not be related to our operating performance. In addition, the limited public float of our Class A common stock following this offering will tend to increase the volatility of the trading price of our Class A common stock. These fluctuations could cause you to lose all or part of your investment in our Class A common stock, since you might not be able to sell your shares at or above the price you paid in this offering. Factors that could cause fluctuations in the market price of our Class A common stock include the following:
•actual or anticipated fluctuations in our GBV, payment volume, revenue, gross margins, and other results of operations as well as in demand for business travel;
•actual or anticipated developments in the travel industry generally;
•the financial projections we may provide to the public, any changes in these projections, or our failure to meet these projections;
•announcements by us or our competitors of new products or new or terminated significant contracts, commercial relationships or capital commitments;
•industry or financial analyst or investor reaction to our press releases, other public announcements, and filings with the SEC;
•rumors and market speculation involving us or other companies in our industry;
•price and volume fluctuations in the overall stock market from time to time;
•changes in operating performance and stock market valuations of other technology companies generally, or those in our industry in particular;
•the expiration of market standoff or contractual lock-up agreements and sales of shares of our
Class A common stock by us or our stockholders;
•failure of industry or financial analysts to maintain coverage of us, changes in financial estimates by any analysts who follow our company, or our failure to meet these estimates or the expectations of investors;
•actual or anticipated developments in our business or our competitors’ businesses or the competitive landscape generally;
•litigation involving us, our industry or both, or investigations by regulators into our operations or those of our competitors;
•developments or disputes concerning our intellectual property rights, or third-party proprietary rights;
•announced or completed acquisitions of businesses or technologies by us or our competitors;

•new laws or regulations or new interpretations of existing laws or regulations applicable to our business;
•any major changes in our management or our board of directors;
•effects of public health crises, pandemics, and epidemics;
•sales or expectations with respect to sales of shares of our Class A common stock by us or our security holders;
•general macroeconomic conditions, including rising interest rates, inflation, foreign currency fluctuation, instability in the global banking system, risks of economic recession, and slow or negative growth of our markets;
•political unrest or instability; and
•other events or factors, including those resulting from war, incidents of terrorism, or responses to these events, including the ongoing conflicts in Ukraine and the Middle East and tensions between China and Taiwan.
In addition, the stock market in general, and the market for technology companies in particular, has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. Broad market and industry factors may seriously affect the market price of our Class A common stock, regardless of our actual operating performance. In addition, in the past, following periods of volatility in the overall market and the market prices of a particular company’s securities, securities class action litigation has often been instituted against that company. Securities litigation, if instituted against us, could result in substantial costs and divert our management’s attention and resources from our business. This could adversely affect our business, financial condition, results of operations, and prospects.
No public market for our Class A common stock currently exists, and an active public trading market may not develop or be sustained following this offering.
Prior to this offering, there has been no public market or active private market for our Class A common stock. We have applied to list our Class A common stock on Nasdaq. However, an active trading market may not develop following the completion of this offering or, if developed, may not be sustained.
The lack of an active market may impair your ability to sell your shares at the time you wish to sell them or at a price that you consider reasonable. The lack of an active market may also reduce the market price of your shares of Class A common stock. An inactive market may also impair our ability to raise capital by selling shares and may impair our ability to acquire other companies or technologies by using our shares as consideration, and could negatively impact our business, financial condition, results of operations, and prospects.
Sales of substantial amounts of our Class A common stock in the public markets, or the perception that they might occur, could cause the market price of our Class A common stock to decline.
Sales of a substantial number of shares of our Class A common stock into the public market, particularly sales by our directors, executive officers, and principal stockholders, or the perception that these sales might occur, could cause the market price of our Class A common stock to decline. Based on the number of shares of our Class A common stock outstanding as of July 31, 2025, as adjusted based on the assumptions described in the section titled “Summary—The Offering,” we expect to have (i)
238,475,879 shares (if the underwriters exercise their option to purchase additional shares in full) of our
Class A common stock and (ii) 15,304,696 shares of our Class B common stock outstanding after this offering.
All of the shares of Class A common stock sold in this offering will be freely tradable without restrictions or further registration under the Securities Act, except for any shares held by our affiliates as defined in Rule 144 under the Securities Act (including any shares that may be purchased by any of our affiliates in this offering). The remaining shares of our common stock are subject to the lock-up agreement or market stand-off agreements described below.
We, all of our directors and executive officers, the selling stockholders, and the other holders of substantially all of our common stock outstanding and securities exercisable for or convertible into our common stock, have entered into or will enter into agreements with the underwriters, under which we and such holders have agreed, or will agree, not to (i) offer, sell, contract to sell, pledge, grant any option, right or warrant to purchase, purchase any option or contract to sell, lend or otherwise transfer or dispose of any shares of our common stock or any options or warrants to purchase any shares of our common stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of our common stock, which we collectively refer to as the Lock-Up Securities, (ii) engage in any hedging transactions or similar arrangement with respect to the Lock-Up Securities, (iii) make any demand for or exercise any right with respect to the registration of the Lock-Up Securities, or (iv) otherwise publicly announce any intention to engage in or cause any action, activity, transaction or arrangement described in clauses (i), (ii) or (iii), during the period ending on the earlier of (A) the opening of trading on the second trading day following our public release of earnings for the fiscal quarter and year ending January 31,
2026, and (B) the date that is 180 days after the date of this prospectus, or the Lock-Up Period, subject to certain customary exceptions and certain provisions that provide for the release of certain shares of our
Class A common stock. In addition, Goldman Sachs & Co. LLC and Citigroup Global Markets Inc., on
behalf of the underwriters, may, in their sole discretion, release all or some portion of the shares subject to lock-up agreements prior to the expiration of the Lock-Up Period. In addition, our executive officers, directors and holders of a substantial majority of all of our capital stock and securities convertible into or exchangeable for our capital stock are subject to market standoff provisions under which they have agreed not to directly or indirectly sell, offer to sell, grant any option for the sale of, or otherwise dispose of our capital stock, subject to certain exceptions, for a period of 180 days after the date of this prospectus. See the sections titled “Shares Eligible for Future Sale” and “Underwriting” for more information. When the Lock-Up Period expires, we and our security holders subject to a lock-up agreement or market stand-off agreement will be able to sell our shares in the public market. See the sections titled “Shares Eligible for Future Sale” and “Underwriting” for more information. Sales of a substantial number of such shares upon expiration of the lock-up and market stand-off agreements, or the perception that such sales may occur, or early release of these agreements, could cause our market price to fall or make it more difficult for you to sell your Class A common stock at a time and price that you deem appropriate.
In addition, as of July 31, 2025, we had options outstanding that, if fully exercised, would result in the issuance of 41,581,733 shares of Class A common stock, of which 8,611,649 shares will be exchangeable for an equal number of shares of Class B common stock, restricted stock units, or RSUs, outstanding to be settled in 7,771,766 shares of Class A common stock, of which 1,742,147 shares will be exchangeable for an equal number of shares of Class B common stock, and warrants outstanding that, if exercised, would result in the issuance of 1,743,032 shares of Class A common stock. We also granted options to purchase 339,246 shares of Class A common stock and 2,250,259 RSUs subsequent to July 31, 2025. All of the shares of Class A common stock issuable upon the exercise of stock options and settlement of RSUs, and the shares reserved for future issuance under our equity incentive plans, will be registered for public resale under the Securities Act. Accordingly, these shares will be able to be freely sold in the public market upon issuance subject to existing lock-up agreements or market standoff provisions and applicable vesting requirements.
We anticipate net settling the IPO Vesting RSUs pursuant to the RSU Net Settlement. For RSUs that vest following the effectiveness of the registration statement of which this prospectus forms a part and prior to the expiration of the Lock-Up Period, we expect to satisfy the related tax withholding obligations through sell-to-cover transactions. However, we will continue to have discretion to net-settle rather than sell-to-cover shares underlying these RSUs in order to satisfy the associated tax withholding and remittance obligations. Both the lock-up agreements and the market standoff provisions permit sell-to-

cover transactions in connection with the vesting or settlement of RSUs during the Lock-Up Period. As a result, up to approximately 0.2 million shares of our Class A common stock may be sold into the open market during the Lock-Up Period in connection with such sell-to-cover transactions, which number may fluctuate due to, among other things, the actual withholding rate applicable to such RSU settlements.
Immediately following this offering, the holders of 156,483,658 shares of our capital stock have rights, subject to some conditions, to require us to file registration statements for the public resale of such capital stock or to include such shares in registration statements that we may file for us or other stockholders.
We may also issue our shares of Class A common stock or securities convertible into shares of our
Class A common stock from time to time in connection with a financing, acquisition, investments, or otherwise. If we are unable to effectively manage the risks relating to the price of our Class A common stock, our business, financial condition, results of operations, and prospects could be adversely affected.
The dual class structure of our common stock has the effect of concentrating voting power with
Ariel Cohen and Ilan Twig, our co-founders, which will limit your ability to influence the outcome of important transactions, including a change in control.
Our Class B common stock has 30 votes per share, and our Class A common stock, which is the stock we are offering by means of this prospectus, has one vote per share. Upon the completion of this offering, our co-founders will together hold all of the issued and outstanding shares of our Class B common stock. Accordingly, upon the completion of this offering, Ariel Cohen, our co-founder, Chief
Executive Officer, and a member of our board of directors will hold, together with his affiliates, approximately 24% of the voting power of our outstanding capital stock; and Ilan Twig, our co-founder,
Chief Technology Officer, and a member of our board of directors, will hold, together with his affiliates, approximately 43% of the voting power of our outstanding capital stock, which voting power may increase over time upon the exercise or settlement and exchange of equity awards held by our co-founders pursuant to their Equity Exchange Rights. Therefore, our co-founders, individually or together, will be able to significantly influence matters submitted to our stockholders for approval, including the election of directors, amendments of our organizational documents and any merger, consolidation, sale of all or substantially all of our assets or other major corporate transactions. Additionally, upon (i) the date that Mr.
Twig is no longer providing services to us as an officer, employee, or director, or (ii) the date of the death or disability of Mr. Twig, a voting proxy will automatically be granted to Mr. Cohen over all of the shares of
Class B common stock held by Mr. Twig and his related entities and permitted transferees, such that Mr.
Cohen will have exclusive voting control over such shares, and such shares will remain as Class B common stock. Our co-founders, individually or together, may have interests that differ from yours and may vote in a way with which you disagree and which may be adverse to your interests. This concentrated control may have the effect of delaying, preventing, or deterring a change in control of our company, could deprive our stockholders of an opportunity to receive a premium for their capital stock as part of a sale of our company and might ultimately affect the market price of our Class A common stock.
Future transfers by the holders of Class B common stock will generally result in those shares automatically converting into shares of Class A common stock, subject to limited exceptions, such as certain transfers effected for estate planning. In addition, each outstanding share of Class B common stock will convert automatically into a share of Class A common stock upon the earliest to occur following this offering: (i) the date fixed by our board of directors that is no less than 61 days and no more than 180 days following the first date following the completion of this offering on which the number of shares of our
Class B common stock, and any shares of Class B common stock underlying equity securities, held by
Mr. Cohen, and his permitted entities and permitted transferees, is less than 20% of the Class B common stock held by Mr. Cohen and his permitted entities as of immediately following the completion of this offering; (ii) the last trading day of the fiscal year following the tenth anniversary of this offering; (iii) the date fixed by our board of directors that is no less than 61 days and no more than 180 days following the date on which Mr. Cohen is no longer providing services as an officer or employee and Mr. Cohen is no longer a member of our board of directors as a result of his voluntary resignation or agreement not to stand for reelection; (iv) the date fixed by our board of directors that is no less than 61 days and no more than 180 days following the date on which Mr. Cohen is terminated for cause (as defined in our amended and restated certificate of incorporation); and (v) twelve months after Mr. Cohen’s death or disability (as defined in our amended and restated certificate of incorporation). For information about our dual class structure, see the section titled “Description of Capital Stock.” If we are unable to effectively manage these risks, our business, financial condition, results of operations, and prospects could be adversely affected.
The dual class structure of our common stock may adversely affect the trading market for our
Class A common stock.
We cannot predict whether our dual class structure will result in a lower or more volatile market price of our Class A common stock, adverse publicity, or other adverse consequences. Certain stock index providers exclude companies with multi-class share structures from being added to certain of its indices.
In addition, several stockholder advisory firms and large institutional investors oppose the use of multiple class structures. As a result, the dual class structure of our common stock may make us ineligible for inclusion in certain indices and may discourage such indices from selecting us for inclusion, notwithstanding our automatic termination provision, may cause stockholder advisory firms to publish negative commentary about our corporate governance practices or otherwise seek to cause us to change our capital structure, and may result in large institutional investors not purchasing shares of our Class A common stock. Given the sustained flow of investment funds into passive strategies that seek to track certain indices, any exclusion from certain stock indices could result in less demand for our Class A common stock. Any actions or publications by stockholder advisory firms or institutional investors critical of our corporate governance practices or capital structure could also adversely affect the value of our
Class A common stock, and could adversely affect our business, financial condition, results of operations, and prospects.
Investors’ expectations of our performance relating to environmental, social, and governance factors may impose additional costs and expose us to new risks.
There is an increasing focus from certain investors, employees, customers, and other stakeholders concerning corporate responsibility, specifically related to environmental, social, and governance, or ESG, matters. Some investors may use these non-financial performance factors to guide their investment strategies and, in some cases, may choose not to invest in us if they believe our policies and actions relating to corporate responsibility are inadequate. We may face reputational damage in the event that we do not meet the ESG standards set by various constituencies.
Furthermore, if our competitors’ corporate social responsibility performance is perceived to be better than ours, potential or current investors may elect to invest with our competitors instead. In addition, in the event that we communicate certain initiatives and goals regarding ESG matters, we could fail, or be perceived to fail, in our achievement of such initiatives or goals, or we could be criticized for the scope of such initiatives or goals. If we fail to satisfy the expectations of investors, employees, and other stakeholders or our initiatives are not executed as planned, our business, financial condition, results of operations, and prospects could be adversely affected.
If industry or financial analysts do not publish research or reports about our business, or if they issue inaccurate or unfavorable research regarding our Class A common stock, our stock price and trading volume could decline.
The trading market for our Class A common stock will be influenced by the research and reports that industry or financial analysts publish about us or our business. We do not control these analysts or the content and opinions included in their reports. As a new public company, we may be slow to attract research coverage and the analysts who publish information about our Class A common stock will have had relatively little experience with our company, which could affect their ability to accurately forecast our results and make it more likely that we fail to meet their estimates. In the event we obtain industry or financial analyst coverage, if any of the analysts who cover us issues an inaccurate or unfavorable opinion regarding our stock price, our stock price would likely decline. In addition, the stock prices of many companies in the technology industry have declined significantly after those companies have failed to meet, or significantly exceed, the financial guidance publicly announced by the companies or the expectations of analysts. If our results of operations fail to meet, or significantly exceed, our announced guidance or the expectations of analysts or public investors, analysts could downgrade our Class A common stock or publish unfavorable research about us. If one or more of these analysts cease coverage of our Class A common stock or fail to publish reports on us regularly, our visibility in the financial markets could decrease, which in turn could cause our stock price or trading volume to decline and could cause our business, financial condition, results of operations, and prospects to be adversely affected.
We could be subject to securities class action litigation.
In the past, securities class action litigation has often been instituted against companies following periods of volatility in the market price of a company’s securities. This type of litigation, if instituted, could result in substantial costs and a diversion of management’s attention and resources, which could adversely affect our business, financial condition, results of operations, and prospects. Additionally, the dramatic increase in the cost of directors’ and officers’ liability insurance may cause us to opt for lower overall policy limits or to forgo insurance that we may otherwise rely on to cover significant defense costs, settlements, and damages awarded to plaintiffs.
We will have broad discretion in the use of the net proceeds to us from this offering and may not use them effectively.
We will have broad discretion in the application of the net proceeds to us from this offering, including for any of the purposes described in the section titled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. If we do not use the net proceeds that we receive in this offering effectively, our business, financial condition, results of operations, and prospects could be harmed, and the market price of our Class A common stock could decline, and our business, financial condition, results of operations, and prospects could be adversely affected. Pending their use, we may invest the net proceeds from this offering in short-
term, investment-grade interest-bearing securities such as money market accounts, certificates of deposit, commercial paper, and guaranteed obligations of the U.S. government that may not generate a high yield for our stockholders. These investments may not yield a favorable return to our investors.
We do not intend to pay dividends for the foreseeable future and, as a result, your ability to achieve a return on your investment will depend on appreciation in the price of our Class A common stock, which may never occur.
We have never declared or paid any cash dividends on our capital stock, and we do not intend to pay any cash dividends in the foreseeable future. In addition, the Warehouse Credit Facility and ABL Facility contain restrictions on our ability to pay cash dividends on our capital stock. For additional information regarding the Warehouse Credit Facility and ABL Facility, see the section titled “Description of Material
Indebtedness.” Any determination to pay dividends in the future will be at the discretion of our board of directors. Accordingly, investors must rely on sales of their Class A common stock after price appreciation, which may never occur, as the only way to realize any future gains on their investments.
Because the initial public offering price of our Class A common stock will be substantially higher than the pro forma net tangible book value per share of our outstanding common stock following this offering, new investors will experience immediate and substantial dilution.
The initial public offering price is substantially higher than the pro forma net tangible book value per share of our common stock immediately following this offering based on the total value of our tangible assets less our total liabilities. Therefore, if you purchase shares of our Class A common stock in this offering, based on the midpoint of the offering price range set forth on the cover page of this prospectus,

and the issuance of 30,000,000 shares of Class A common stock in this offering, you will experience immediate dilution of $21.64 per share, the difference between the price per share you pay for our Class
A common stock and its pro forma net tangible book value per share as of July 31, 2025. Furthermore, if the underwriters exercise their option to purchase additional shares, if outstanding stock options and warrants are exercised, if we issue awards to our employees under our equity incentive plans, or if we otherwise issue additional shares of our Class A common stock, you could experience further dilution.
See the section titled “Dilution” for additional information.
Provisions in our charter documents and under Delaware law could make an acquisition of us, which may be beneficial to our stockholders, more difficult and may limit attempts by our stockholders to replace or remove our current management.
Provisions in our amended and restated certificate of incorporation and amended and restated bylaws may have the effect of delaying or preventing a merger, acquisition, or other change of control of the company that the stockholders may consider favorable. In addition, because our board of directors is responsible for appointing the members of our management team, these provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our board of directors. Among other things, our amended and restated certificate of incorporation and amended and restated bylaws include provisions that:
•provide that our board of directors is classified into three classes of directors with staggered three-year terms;
•permit our board of directors to establish the number of directors and fill any vacancies and newly created directorships;
•require super-majority voting by our stockholders to amend some provisions in our amended and restated certificate of incorporation and amended and restated bylaws;
•authorize the issuance of “blank check” preferred stock that our board of directors could use to implement a stockholder rights plan;
•only a majority of our board of directors will be authorized to call a special meeting of stockholders;
•eliminate the ability of our stockholders to call special meetings of stockholders;
•do not provide for cumulative voting;
•directors may only be removed “for cause” and only with the approval of at least 66 2/3% of the voting power of our then-outstanding capital stock;
•provide for a dual-class common stock structure in which holders of our Class B common stock may have the ability to significantly influence the outcome of matters requiring stockholder approval, including the election of directors and other significant corporate transactions, such as a merger or other sale of our company or its assets, even if they own significantly less than a majority of the outstanding shares of our common stock;
•prohibit stockholder action by written consent, which requires all stockholder actions to be taken at a meeting of our stockholders;
•our board of directors is expressly authorized to make, alter, or repeal our bylaws; and
•establish advance-notice requirements for nominations for election to our board of directors or for proposing matters that can be acted upon by stockholders at annual stockholder meetings.

Moreover, Section 203 of the Delaware General Corporation Law, or the DGCL, may discourage, delay, or prevent a change in control of our company. Section 203 imposes certain restrictions on mergers, business combinations, and other transactions between us and holders of 15% or more of our common stock.
Our amended and restated certificate of incorporation contains exclusive forum provisions for certain claims, which may limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, or employees.
Our amended and restated certificate of incorporation provides that the Court of Chancery of the
State of Delaware, to the fullest extent permitted by law, will be the exclusive forum for any derivative action or proceeding brought on our behalf, any action asserting a breach of fiduciary duty, any action asserting a claim against us arising pursuant to the DGCL, our amended and restated certificate of incorporation, or our amended and restated bylaws, or any action asserting a claim against us that is governed by the internal affairs doctrine.
Moreover, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all claims brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Our amended and restated certificate of incorporation provides that the federal district courts of the United States will, to the fullest extent permitted by law, be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act, or the Federal Forum
Provision. Our decision to adopt the Federal Forum Provision followed a decision by the Supreme Court of the State of Delaware holding that such provisions are facially valid under Delaware law. While there can be no assurance that federal or state courts will follow the holding of the Supreme Court of the State of Delaware or determine that the Federal Forum Provision should be enforced in a particular case, application of the Federal Forum Provision means that suits brought by our stockholders to enforce any duty or liability created by the Securities Act must be brought in federal court and cannot be brought in state court.
Section 27 of the Exchange Act creates exclusive federal jurisdiction over all claims brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. In addition, the Federal Forum Provision applies to suits brought to enforce any duty or liability created by the Exchange Act. Accordingly, actions by our stockholders to enforce any duty or liability created by the
Exchange Act or the rules and regulations thereunder must be brought in federal court.
Our stockholders will not be deemed to have waived our compliance with the federal securities laws and the regulations promulgated thereunder.
Any person or entity purchasing or otherwise acquiring or holding any interest in any of our securities shall be deemed to have notice of and consented to our exclusive forum provisions, including the Federal
Forum Provision. These provisions may limit a stockholders’ ability to bring a claim in a judicial forum of their choosing for disputes with us or our directors, officers, or employees, which may discourage lawsuits against us and our directors, officers, and employees. Alternatively, if a court were to find the choice of forum provision contained in our amended and restated certificate of incorporation or amended and restated bylaws to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, financial condition, and results of operations.
General Risk Factors
Unfavorable conditions in our industry or the global economy could limit our ability to grow our business and negatively affect our results of operations.
Our results of operations may vary based on the impact of changes in our industry or the global economy on us or our customers and potential customers. Negative conditions in the general economy both in the United States and abroad, including conditions resulting from changes in gross domestic product growth, financial and credit market fluctuations, global tariff uncertainty, labor shortages, supply chain disruptions, rising interest rates, inflation, international trade relations, weak economic conditions in certain regions, political turmoil, natural catastrophes, warfare, terrorist attacks on the United States,
Europe, the Asia Pacific region, including Japan, or elsewhere, could cause a decrease in business investments by existing or potential customers, including spending on travel and information technology, and negatively affect the growth of our business. Competitors, many of whom are larger and have greater financial resources than we do, may respond to challenging market conditions by lowering prices in an attempt to attract our customers. In addition, the increased pace of consolidation in certain industries may result in reduced overall spending on our offering. We cannot predict the timing, strength, or duration of any economic slowdown, instability, or recovery, generally or within any particular industry.
We may be adversely affected by natural disasters, pandemics, cyberattacks and other catastrophic events, and by man-made problems such as terrorism, that could disrupt our business operations, and our business continuity and disaster recovery plans may not adequately protect us from a serious disaster.
Natural disasters or other catastrophic events may cause damage or disruption to our operations, international commerce, and the global economy, and thus could negatively impact our business, financial condition, results of operations, and prospects. Our business operations are also subject to interruption by fire, power shortages, flooding, and other events beyond our control. In addition, our global operations expose us to risks associated with public health crises, such as pandemics and epidemics, which could harm our business and cause our results of operations to suffer. Further, acts of war, armed conflict, terrorism, and other geopolitical unrest, such as the ongoing conflicts in Ukraine and the Middle East and tensions between China and Taiwan, could cause disruptions in our business or the businesses of our customers, suppliers or the economy as a whole. In particular, we have operations and customers in
Israel, and certain of our customers in other regions have substantial operations and customers in Israel.
Our growth, business, and results of operations could be negatively impacted if the current conflicts in the
Middle East, including the escalating conflict between Israel and Iran, continues, worsens or expands to other nations or regions, including if our customers are harmed and reduce their engagement with our platform. In the event of a natural disaster, including a major earthquake, blizzard, or hurricane, or a catastrophic event such as a fire, power loss, cyberattack, or telecommunications failure, we may be unable to continue our operations and may endure system interruptions, reputational harm, delays in development of our platform, lengthy interruptions in service, breaches of data security, and loss of critical data, all of which could negatively impact our business, financial condition, results of operations, and prospects. For example, our corporate headquarters is located in the San Francisco Bay Area in
California, a state that frequently experiences earthquakes, wildfires, heatwaves, and droughts.
Additionally, all the aforementioned risks will be further increased if we do not implement an effective disaster recovery plan or our suppliers’ or other partners’ disaster recovery plans prove to be inadequate.
If currency exchange rates fluctuate substantially in the future, the results of our operations, which are reported in U.S. dollars, could be adversely affected.
As we continue to expand our international operations, we become more exposed to the effects of fluctuations in currency exchange rates. Although the majority of our sales contracts have historically been denominated in U.S. dollars, and therefore, most of our revenue has not been subject to foreign currency risk, we also book significant sales in Euros and Pounds, and any changes in the value of foreign currencies relative to the U.S. dollar could affect our revenue and results of operations due to transactional and translational remeasurement that is reflected in our earnings. In addition, we incur expenses for employee compensation and other operating expenses at our non-U.S. locations in the local currency. Fluctuations in the exchange rates between the U.S. dollar and other currencies could result in the dollar equivalent of such expenses being higher. These exposures may change over time as business practices evolve and economic conditions change, such as shifts driven by monetary policy changes and geopolitical events, and could have a negative impact on our results of operations, revenue and net income (loss) as expressed in U.S. dollars. Although we may in the future decide to undertake foreign exchange hedging transactions to cover a portion of our foreign currency exchange exposure, we currently do not hedge our exposure to foreign currency exchange risks.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains forward-looking statements. All statements contained in this prospectus other than statements of historical fact, including statements regarding our future results of operations and financial condition, our business strategy and plans, market growth, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “potentially,” “estimate,”
“continue,” “anticipate,” “intend,” “could,” “would,” “project,” “target,” “plan,” “expect,” “predict,” “should,”
“toward,” the negative of these words, and other similar expressions are intended to identify forward-
looking statements.
Forward-looking statements contained in this prospectus include, but are not limited to, statements about:
•our future financial performance, including our expectations regarding our GBV, payment volume, revenue, cost of revenue, gross profit or gross margin, cash flow, operating expenses, including changes in operating expenses, and our ability to achieve and maintain future profitability;
•our business plan and our ability to effectively manage our growth;
•our total market opportunity;
•anticipated trends, growth rates, and challenges in our business and in the markets in which we operate;
•our expectations regarding overall demand for business travel and global travel trends;
•our expectations regarding customers’ T&E budgets and IT spending budgets;
•market acceptance of our platform and our ability to increase adoption of our platform;
•beliefs and objectives for future operations;
•our ability to attract new customers and retain and grow sales within our existing customers;
•our ability to drive adoption and expansion of our additional offerings, including Payments,
Expense Management, Meetings and Events, VIP, and Bleisure;
•our ability to continue developing, improving, and implementing AI and ML into our platform and offerings, including Navan Cognition, our proprietary AI framework for our platform, and related AI features and functionalities;
•our ability to timely and effectively scale, enhance and adapt our platform;
•our ability to develop and introduce new offerings and products and bring them to market in a timely manner;
•our ability to operate and expand internationally;
•our expectations concerning relationships with third parties, including our expectations concerning relationships with suppliers and payment partners, and our ability to maintain commission rates and access to travel inventory;
•future acquisitions or investments in complementary companies, products, services, or technologies and our ability to successfully integrate them into our business and operations;
•our ability to maintain, protect, and enhance our intellectual property;
•the effects of increased competition in our markets and our ability to compete effectively;

•our ability to stay in compliance with laws and regulations that currently apply or may become applicable to our business both in the United States and internationally;
•our ability to maintain high-quality, cost-effective customer support, including through automation and AI-enabled tools, while controlling customer support costs;
•economic and industry trends, projected growth, or trend analysis, including as it relates to AI;
•general macroeconomic conditions in the United States and globally, including the effects of tariffs, immigration policy, inflation, rising or volatile interest rates, foreign currency fluctuations, instability in the global banking system, climate-related events, and geopolitical conflicts or tensions such as those in the Ukraine, the Middle East, and between China and Taiwan;
•the impact of remote and hybrid work models on our business, operations, and the markets in which we operate;
•our ability to operate and grow our business in light of macroeconomic uncertainty;
•increased expenses associated with being a public company; and
•other statements regarding our future operations, financial condition, and prospects and business strategies.
These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including those described in the section titled “Risk Factors” and elsewhere in this prospectus. Moreover, we operate in a very competitive and rapidly changing environment, and new risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.
You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. We undertake no obligation to update any of these forward-looking statements for any reason after the date of this prospectus or to conform these statements to actual results or to changes in our expectations, except as required by law.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this prospectus. While we believe such information provides a reasonable basis for these statements, such information may be limited or incomplete. Although we believe such information to be reliable and we are responsible for all of the disclosure contained in this prospectus, our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.
You should read this prospectus and the documents that we reference in this prospectus and have filed with the SEC as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, performance, and events and circumstances may be materially different from what we expect.

INDUSTRY AND MARKET DATA
Within this prospectus, we reference information, statistics, estimates, and forecasts regarding our industry, including the market size and growth of the markets in which we participate. We have obtained this information, and these statistics, estimates, and forecasts from publicly available information and various independent third-party sources, including independent industry publications, reports by market research firms and other independent sources, such as Euromonitor International Limited and the Global
Business Travel Association. Some data and other information contained in this prospectus are also based on management’s estimates and calculations, which are derived from our review and interpretation of internal surveys and data and independent third-party sources. Data regarding the industries in which we compete and our market position and market share within these industries are subject to significant business, economic, and competitive uncertainties beyond our control, but we believe they generally indicate size, position, and market share within this industry. While we believe such information is reliable, we have not independently verified any third-party information. While we believe our internal company research and estimates are reliable, such research and estimates have not been verified by any independent source. In addition, assumptions and estimates of our and our industries’ future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the sections titled “Risk Factors” and “Special Note Regarding Forward-Looking Statements.”
These and other factors could cause our future performance to differ materially from our assumptions and estimates. As a result, you should be aware that market, ranking and other similar industry data included in this prospectus, and estimates and beliefs based on that data, may not be reliable. Accordingly, you are cautioned not to place undue reliance on such market and industry data or any other such estimates.
The sources of certain statistics, estimates, and forecasts contained in this prospectus are:
•Euromonitor International Limited, Global Business Travel Industry Assessment Report, June
2025, commissioned by us.
•Euromonitor International Limited, Embedded Finance Powered Transformation Across Travel –
Intermediaries, Lodging, Shopping, and Food and Dining, May 2024.
•Global Business Travel Association, 2024 Business Travel Index Outlook: Annual Report and
Forecast, July 2024.
•World Travel & Tourism Council, Economic Impact Report, 2024.

USE OF PROCEEDS
We estimate that the net proceeds from our sale of shares of our Class A common stock in this offering at the assumed initial public offering price of $25.00 per share, which is the midpoint of the offering price range set forth on the cover page of this prospectus, and after deducting underwriting discounts and commissions and estimated offering expenses, will be approximately $699.6 million, or
$830.3 million if the underwriters’ option to purchase additional shares is exercised in full. We will not receive any proceeds from sales of shares of Class A common stock by the selling stockholders.
The principal purposes of this offering are to create a public market for our Class A common stock, increase our visibility in the marketplace, obtain additional capital, increase our capitalization and financial flexibility and facilitate an orderly distribution of shares for the selling stockholders. We intend to use approximately $133.8 million of the net proceeds from this offering to repay outstanding term loans, including accrued and unpaid interest and estimated lenders’ legal fees, under and terminate our credit agreement with VCP Capital Markets, LLC, referred to as the Vista Facility. The Vista Facility currently bears interest at a variable interest rate based on the 3-month SOFR rate (with a 1.00% SOFR floor) plus
(A) if we have elected to pay the interest in cash, 6.50% per annum in cash or (B) if we have elected to pay interest partially in cash and partially paid in kind, 6.50% per annum (of which 5.00% shall be paid in cash and 1.50% paid in kind) and matures on February 24, 2030. Proceeds from the Vista Facility were used to repay then-outstanding indebtedness. As of July 31, 2025, the outstanding principal amount under the Vista Facility was $130.0 million. For a further description of the Vista Facility, see the section titled “Description of Material Indebtedness.”
We also intend to use $17.4 million of the net proceeds from this offering to pay the anticipated tax withholding and remittance obligations related to the RSU Net Settlement, assuming (i) the fair market value of our Class A common stock at the time of settlement will be equal to the assumed initial public offering price per share of $25.00, the midpoint of the price range set forth on the cover page of this prospectus, and (ii) an assumed 44% tax withholding rate.
We currently intend to use the remaining net proceeds we receive from this offering for working capital and other general corporate purposes, which may include product and platform development, general and administrative matters, and capital expenditures. We may also use a portion of the remaining net proceeds for the acquisition of, or investment in, technologies, solutions, or businesses that complement our business. However, we do not have agreements or commitments for any material acquisitions or investments outside the ordinary course of business at this time.
We will have broad discretion over the uses of the remaining net proceeds of this offering. We cannot specify with certainty all of the particular uses for the remaining net proceeds to us from this offering. We intend to invest the net proceeds from this offering in short-term, investment-grade interest-bearing securities, such as money market funds, certificates of deposit, commercial paper, and guaranteed obligations of the U.S. government.
A $1.00 increase (decrease) in the assumed initial public offering price of $25.00 per share, which is the midpoint of the offering price range set forth on the cover page of this prospectus, would increase
(decrease) the net proceeds to us from this offering by approximately $28.3 million, assuming the number of shares of our Class A common stock offered by us remains the same and after deducting underwriting discounts and commissions. Similarly, each increase (decrease) of 1.0 million shares in the number of shares of our Class A common stock offered would increase (decrease) the net proceeds from this offering by approximately $23.6 million, assuming that the assumed initial public offering price of $25.00 per share, which is the midpoint of the offering price range set forth on the cover page of this prospectus, remains the same, and after deducting the underwriting discounts and commissions.

DIVIDEND POLICY
We currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any dividends on our capital stock in the foreseeable future.
Additionally, our ability to pay dividends or make distributions is limited by certain restrictions in connection with the Warehouse Credit Facility, the Vista Facility, and ABL Facility. For additional information regarding the Warehouse Credit Facility, the Vista Facility, and ABL Facility, see the section titled “Description of Material Indebtedness.” Additionally, our ability to pay dividends may be further restricted by agreements we may enter into in the future. Any future determination to declare dividends will be made at the discretion of our board of directors and will depend on our financial condition, results of operations, contractual restrictions, capital requirements, general business conditions, and other factors that our board of directors may deem relevant.

CAPITALIZATION
The following table sets forth our cash, cash equivalents, and restricted cash (current) and our capitalization as of July 31, 2025, on:
•an actual basis;
•a pro forma basis, which reflects (A) the pro forma adjustments described in footnote (1) to the
Summary Consolidated Balance Sheet table in the section titled “Summary Consolidated
Financial and Other Data” and (B) the exchange of 15,304,696 shares of our Class A common stock into an equal number of shares of our Class B common stock immediately prior to the completion of this offering in the Class B Stock Exchange; and
•a pro forma as adjusted basis, which reflects (A) the pro forma adjustments described above and
(B) the further pro forma adjustments described in footnote (2) to the Summary Consolidated
Balance Sheet table in the section titled “Summary Consolidated Financial and Other Data.”
The information below is illustrative only and our capitalization following this offering will be adjusted based on the actual initial public offering price and other terms of the offering determined at pricing. You should read this table together with our consolidated financial statements and the accompanying notes, and the section titled “Management’s Discussion and Analysis of Financial Condition and Results of
Operations,” that are included elsewhere in this prospectus.

	As of July 31, 2025
	Actual	Pro Forma	Pro Forma as Adjusted(1)
	(in thousands, except share and per share data)
Cash and cash equivalents ....................................................................	$223,229	$223,265	$783,209
Restricted cash, current .........................................................................	87,218	87,218	87,218
Debt, current and long term ...................................................................
ABL Facility .........................................................................................	34,500	34,500	34,500
Vista Facility(2) .....................................................................................	117,100	117,100	—
Warehouse Credit Facility ................................................................	148,174	148,174	148,174
Convertible notes, net .......................................................................	195,163	—	—
Simple agreements for future equity (SAFEs) ...............................	163,000	—	—
Total debt(3) ....................................................................................	657,937	299,774	182,674
Embedded derivative liability .................................................................	38,500	—	—
Common stock warrant liability .............................................................	31,200	—	—
Redeemable convertible preferred stock warrant liability .................	433	—	—
Redeemable convertible preferred stock; $0.00000625 par value per share; 157,027,585 shares authorized, 146,360,207 shares issued and outstanding, actual; no shares authorized, issued, and outstanding, pro forma and pro forma as adjusted ................	1,301,121	—	—
Stockholders’ (deficit) equity: ................................................................
Preferred stock; $0.00000625 par value per share; no shares authorized, issued, and outstanding, actual; 20,000,000 shares authorized, no shares issued and outstanding, pro forma and pro forma as adjusted ................................................	—	—	—
Common stock; $0.00000625 par value per share; 253,919,000 shares authorized, 46,331,272 shares issued and outstanding, actual; no shares authorized, issued and outstanding, pro forma and pro forma as adjusted ...........................................................................................	1	—	—
Class A common stock; $0.00000625 par value per share; no shares authorized, issued, and outstanding, actual; 2,000,000,000 shares authorized, 200,961,542 shares issued and outstanding, pro forma; 2,000,000,000 shares authorized, 232,937,219 shares issued and outstanding, pro forma as adjusted ..........................................................................	—	2	2
Class B common stock; $0.00000625 par value per share; no shares authorized, issued, and outstanding, actual; 50,000,000 shares authorized, 15,304,696 shares issued and outstanding, pro forma; 50,000,000 shares authorized, 15,304,696 shares issued and outstanding, pro forma as adjusted ..........................................................................	—	—	—
Additional paid-in capital ...................................................................	522,555	2,436,115	3,149,474
Accumulated other comprehensive loss ........................................	(14,014)	(14,014)	(14,014)
Accumulated deficit ............................................................................	(1,716,993)	(1,918,466)	(1,938,281)
Total stockholders’ (deficit) equity ..............................................	(1,208,451)	503,637	1,197,181
Total capitalization ..................................................................	$820,740	$803,411	$1,379,855
_______________
(1)Each $1.00 increase (decrease) in the assumed initial public offering price of $25.00 per share, which is the midpoint of the offering price range set forth on the cover page of this prospectus, would increase (decrease) our pro forma as adjusted cash and cash equivalents, additional paid-in capital, total stockholders’ (deficit) equity, and total capitalization by $28.3 million, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the underwriting discounts and commissions, and without giving effect to corresponding increases or decreases in accumulated deficit from changes in the fair value of the Note Conversion Shares, the SAFE Conversion Shares, the redeemable convertible preferred warrants, and the SAFE Warrants as well as corresponding increases or decreases in total stockholders’ (deficit) equity from changes to Class A common stock and additional paid-in capital from the
Warrant Exercises. Similarly, each increase (decrease) of 1.0 million shares in the number of shares of our Class
A common stock offered by us would increase (decrease) the amount of our pro forma as adjusted cash and cash equivalents, additional paid-in capital, total stockholders’ (deficit) equity, and total capitalization by
$23.6 million, assuming that the assumed initial public offering price remains the same, and after deducting the underwriting discounts and commissions. If the underwriters’ option to purchase additional shares is exercised in full, the pro forma as adjusted amount of each of cash and cash equivalents, additional paid-in capital, total stockholders’ (deficit) equity, and total capitalization would increase by $130.6 million, and after deducting underwriting discounts and commissions, and we would have 238,475,879 shares of our Class A common stock and 15,304,696 shares of our Class B common stock issued and outstanding. Pro forma adjustments in the footnotes above and the related information in the balance sheet data are illustrative only and may differ from actual amounts based on, among other things, the actual initial public offering price and other terms of this offering determined at pricing, the actual tax withholding rates, the actual amount of RSUs settled in connection with this offering, and the actual number of shares of Class A common stock issued in the Note Conversion, the
SAFE Conversion, and the Warrant Exercises.
(2)The Vista Facility consists of $130.0 million of principal amount and $0.9 million of PIK interest, net of unamortized debt discount and issuance costs of $13.8 million.
(3)Excludes amounts of “Other debt” as described in Note 7, “Debt” to our condensed consolidated financial statements.
The number of shares of our Class A common stock and Class B common stock that will be outstanding after this offering, pro forma and pro forma as adjusted, in the table above, is based on
200,961,542 shares of our Class A common stock outstanding and 15,304,696 shares of our Class B common stock outstanding (after giving effect to the Capital Stock Conversion, the Class B Stock
Exchange, the Note Conversion, the SAFE Conversion, the Warrant Exercises, and the RSU Net
Settlement, and before giving effect to the Option Cash Exercise), as of July 31, 2025,  except otherwise stated, and excludes:
•41,581,733 shares of our Class A common stock issuable upon the exercise of stock options outstanding as of July 31, 2025 under our 2015 Plan, with a weighted-average exercise price of
$13.32 per share, of which 8,611,649 shares will be exchangeable for an equal number of shares of Class B common stock at the election of our co-founders upon exercise;
•339,246 shares of our Class A common stock issuable upon the exercise of stock options granted after July 31, 2025 under our 2015 Plan with a weighted-average exercise price of $25.35 per share;
•7,942,200 shares of Class A common stock issuable upon the vesting and settlement of RSUs outstanding as of the date of this prospectus subject to time-based service and/or performance-
based conditions, for which (i) the service-based condition was not satisfied as of such date and
(ii) the performance-based condition, if applicable, will be satisfied upon the effectiveness of the registration statement of which this prospectus forms a part, of which 1,742,147 shares will be exchangeable for an equal number of shares of Class B common stock at the election of our co-
founders upon settlement;
•40,160 shares of our Class A common stock issuable upon the exercise of warrants outstanding as of July 31, 2025, with an exercise price of $1.87 per share;
•a number of shares of Class A common stock issuable upon the exercise of a stock option to be granted to an executive officer immediately following pricing of this offering, which will be subject to a time-based service vesting condition, with an exercise price equal to the initial public offering price per share set forth on the cover page of this prospectus, with such number of shares having a grant date value of $9.325 million and to be calculated based on the Black-Scholes option-
pricing model;
•up to 82,887,502 shares of our Class A common stock reserved for future issuance under our
2025 Equity Incentive Plan, or the 2025 Plan, which will become effective upon the effectiveness of the registration statement of which this prospectus forms a part, consisting of 35,000,000 new shares and up to 47,887,502 shares underlying outstanding awards granted under our 2015 Plan that, after the date the 2025 Plan becomes effective, either are not issued (due to the awards expiring or being settled in cash), are forfeited or repurchased due to failure to vest, or are withheld to satisfy the exercise, strike, or purchase price or tax withholding obligations; and
•5,000,000 shares of our Class A common stock reserved for future issuance under our 2025
Employee Stock Purchase Plan, or our 2025 ESPP, which will become effective in connection with this offering.
Our 2025 Plan and 2025 ESPP provide for annual automatic increases in the number of shares reserved thereunder. See the section titled “Executive Compensation—Equity Plans” for additional information.

DILUTION
If you invest in our Class A common stock in this offering, your ownership interest will be immediately diluted to the extent of the difference between the initial public offering price per share of our Class A common stock and the pro forma as adjusted net tangible book value per share of our Class A common stock immediately after this offering.
Net tangible book value (deficit) per share is determined by dividing our total tangible assets less our total liabilities by the number of shares of our Class A common stock outstanding (not including any shares of our redeemable convertible preferred stock). Our historical net tangible book deficit as of July
31, 2025, was $1,575.0 million, or $33.99 per share. As of July 31, 2025, our pro forma net tangible book value was $137.1 million, or $0.63 per share of our common stock. Our pro forma net tangible book value per share represents the amount of our total tangible assets reduced by the amount of our total liabilities and divided by the total number of shares of our common stock outstanding as of July 31, 2025, after giving effect to (i) the pro forma adjustments described in footnote (1) to the Summary Consolidated
Balance Sheet table in the section titled “Summary Consolidated Financial and Other Data” and (ii) the
exchange of 15,304,696 shares of our Class A common stock into an equal number of shares of our
Class B common stock immediately prior to the completion of this offering in the Class B Stock Exchange.
After giving effect to (A) the sale of 30,000,000 shares of our Class A common stock in this offering at an assumed initial public offering price of $25.00 per share, which is the midpoint of the offering price range set forth on the cover page of this prospectus, and after deducting underwriting discounts and commissions and estimated offering expenses, and (B) the other pro forma adjustments described in footnote (2) to the Summary Consolidated Balance Sheet table in the section titled “Summary
Consolidated Financial and Other Data,” our pro forma as adjusted net tangible book value as of July 31,
2025, would have been $834.0 million, or $3.36 per share. This represents an immediate increase in pro forma net tangible book value of $2.73 per share to our existing stockholders and an immediate dilution in pro forma as adjusted net tangible book value of $21.64 per share to investors purchasing shares of our
Class A common stock in this offering at the assumed initial public offering price.
The following table illustrates this dilution on a per share basis to new investors:

Assumed initial public offering price per share...................................................		$25.00
Historical net tangible book deficit per share as of July 31, 2025 ...................	$(33.99)
Increase per share attributable to the pro forma adjustments described above ...............................................................................................................	34.62
Pro forma net tangible book value per share as of July 31, 2025 before giving effect to this offering ...........................................................................	0.63
Increase in pro forma net tangible book value per share attributable to new investors purchasing Class A common stock in this offering ..........	$2.73
Pro forma as adjusted net tangible book value per share immediately after this offering .............................................................................................		$3.36
Dilution in pro forma as adjusted net tangible book value per share to new investors in this offering ......................................................................................		$21.64
The dilution information discussed above is illustrative only and will change based on the actual initial offering price and other terms of this offering determined at pricing and the actual tax withholding rates, as well as the actual amount of RSUs settled in connection with this offering. A $1.00 increase or decrease in the assumed initial public offering price of $25.00 per share, which is the midpoint of the offering price range set forth on the cover page of this prospectus, would increase or decrease our pro forma as adjusted net tangible book value per share after this offering by $0.11 per share and would increase or decrease the dilution per share to new investors in this offering by $0.89 per share, assuming the number of shares of Class A common stock offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the underwriting discounts and commissions. Similarly,

each increase or decrease of 1.0 million shares in the number of shares of Class A common stock offered would increase or decrease the pro forma as adjusted net tangible book value per share after this offering by $0.08 per share or $0.09 per share, respectively, and would decrease or increase the dilution to new investors by $0.08 per share or $0.09 per share, respectively, assuming the assumed initial public offering price, which is the midpoint of the offering price range set forth on the cover page of this prospectus, remains the same and after deducting the underwriting discounts and commissions.
If the underwriters exercise their option to purchase additional shares in full, the pro forma as adjusted net tangible book value per share of our Class A common stock after giving effect to this offering would be $3.80 per share, and the dilution in pro forma as adjusted net tangible book value per share to investors in this offering would be $21.20 per share.
The following table summarizes, on a pro forma as adjusted basis as of July 31, 2025, after giving effect to the pro forma adjustments described above, the difference between existing stockholders and new investors in this offering with respect to the number of shares purchased from us, the total consideration paid to us, and the average price per share paid by our existing stockholders or to be paid by investors purchasing shares in this offering at the assumed initial public offering price of $25.00 per share, which is the midpoint of the offering price range set forth on the cover page of this prospectus, and our receipt of $699.6 million in estimated net proceeds from the offering, and after deducting underwriting discounts and commissions and estimated offering expenses, and the use of net proceeds from this offering, together with existing cash and cash equivalents, if necessary, to (A) satisfy the estimated tax withholding and remittance obligations as described above and (B) repay $133.8 million in outstanding loans, including accrued and unpaid interest and estimated lenders’ legal fees, under and terminate the
Vista Facility:

	Shares Purchased		Total Consideration		Average Price Per Share
	Number	Percent	Amount (in millions)	Percent
Existing stockholders ............	218,241,915	88%	$2,490	77%	$11.41
New public investors .............	30,000,000	12%	$750	23%	$25.00
Total ........................................	248,241,915	100%	$3,240	100%	$13.05
Sales by the selling stockholders in this offering will cause the number of shares held by existing stockholders before this offering to be reduced to 211,317,509 shares, or 85% of the total number of shares of our Class A common stock and Class B common stock outstanding immediately after the completion of this offering, and will increase the number of shares held by new investors to 36,924,406 shares, or 15% of the total number of shares of our common stock outstanding immediately after the completion of this offering.
A $1.00 increase (decrease) in the assumed initial public offering price of $25.00 per share, which is the midpoint of the offering price range set forth on the cover page of this prospectus, would increase
(decrease) total consideration paid by new investors and total consideration paid by all stockholders by approximately $28.3 million, assuming that the number of shares offered by us and the selling stockholders, as set forth on the cover page of this prospectus remains the same and after deducting the underwriting discounts and commissions.
Except as otherwise indicated, the above discussion and tables assume no exercise of the underwriters’ option to purchase additional shares. If the underwriters’ option to purchase additional shares is exercised in full, our existing stockholders would own 86% and our new investors would own 14% of the total number of shares of our Class A common stock outstanding upon completion of this offering.

In addition, to the extent we issue any additional stock options or restricted stock units, any outstanding stock options or warrants are exercised, any restricted stock units vest and settle, or we issue any other securities or convertible debt in the future, investors will experience further dilution.
The foregoing tables and calculations (other than the historical net tangible book value calculations)
are based on 200,961,542 shares of our Class A common stock outstanding and 15,304,696 shares of our Class B common stock outstanding (after giving effect to the Capital Stock Conversion, the Class B
Stock Exchange, the Note Conversion, the SAFE Conversion, the Warrant Exercises, and the RSU Net
Settlement, and before giving effect to the Option Cash Exercise), as of July 31, 2025, except otherwise stated, and excludes:
•41,581,733 shares of our Class A common stock issuable upon the exercise of stock options outstanding as of July 31, 2025 under our 2015 Plan, with a weighted-average exercise price of
$13.32 per share, of which 8,611,649 shares will be exchangeable for an equal number of shares of Class B common stock at the election of our co-founders upon exercise;
•339,246 shares of our Class A common stock issuable upon the exercise of stock options granted after July 31, 2025 under our 2015 Plan with a weighted-average exercise price of $25.35 per share;
•7,942,200 shares of Class A common stock issuable upon the vesting and settlement of RSUs outstanding as of the date of this prospectus subject to time-based service and/or performance-
based conditions, for which (i) the service-based condition was not satisfied as of such date and
(ii) the performance-based condition, if applicable, will be satisfied upon the effectiveness of the registration statement of which this prospectus forms a part, of which 1,742,147 shares will be exchangeable for an equal number of shares of Class B common stock at the election of our co-
founders upon settlement;
•40,160 shares of our Class A common stock issuable upon the exercise of warrants outstanding as of July 31, 2025, with an exercise price of $1.87 per share;
•a number of shares of Class A common stock issuable upon the exercise of a stock option to be granted to an executive officer immediately following pricing of this offering, which will be subject to a time-based service vesting condition, with an exercise price equal to the initial public offering price per share set forth on the cover page of this prospectus, with such number of shares having a grant date value of $9.325 million and to be calculated based on the Black-Scholes option-
pricing model;
•up to 82,887,502 shares of our Class A common stock reserved for future issuance under the
2025 Plan, which will become effective upon the effectiveness of the registration statement of which this prospectus forms a part, consisting of 35,000,000 new shares and up to 47,887,502 shares underlying outstanding awards granted under our 2015 Plan that, after the date the 2025
Plan becomes effective, either are not issued (due to the awards expiring or being settled in cash), are forfeited or repurchased due to failure to vest, or are withheld to satisfy the exercise, strike, or purchase price or tax withholding obligations; and
•5,000,000 shares of our Class A common stock reserved for future issuance under the 2025
ESPP which will become effective in connection with this offering.
Our 2025 Plan and 2025 ESPP provide for annual automatic increases in the number of shares reserved thereunder. See the section titled “Executive Compensation—Equity Plans” for additional information.
To the extent any outstanding options are exercised, or any outstanding RSUs settle, or new stock options or RSUs are issued under our equity incentive plans, or we issue additional equity or convertible debt securities in the future, there will be further dilution to investors participating in this offering. If all outstanding options and RSUs under our 2015 Plan as of the date of this prospectus were exercised or settled, then our existing stockholders, including the holders of these securities would own approximately
90% and our new investors would own approximately 10% of the total number of shares of our Class A common stock and Class B common stock outstanding on the completion of this offering. In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
OPERATIONS
The following discussion and analysis of financial condition and results of operations should be read together with our consolidated financial statements and related notes, and other financial information, included elsewhere in this prospectus. In addition to our historical results of operations and financial position, this discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those discussed in or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the section titled “Risk Factors.” Our historical results are not necessarily indicative of the results to be expected for any period in the future, and results for any interim period should not be construed as an inference of what our results would be for any full year or future period.
Overview
Navan is an end-to-end, AI-powered software platform built to simplify the global business T&E experience, benefiting users, customers, and suppliers. From day one, we leveraged technology to reimagine business travel. We built a comprehensive platform that serves as the foundation for further disruption. We deliver delightful, personalized experiences for users, efficiency and control for customers, and direct market access for suppliers — all powered by our proprietary AI framework, Navan Cognition.
The Navan platform creates a powerful flywheel effect where the user, customer, and supplier benefits reinforce each other. Our enterprise-grade platform is characterized by its intuitive design, ease of use, and tangible time-saving features, which foster a user-centric experience that travelers genuinely appreciate. This is reflected in our overall CSAT score of 96%, our virtual agent CSAT score of 78%, which is on par with human agent performance, and NPS of 43, each for the six months ended July 31,
2025. When frequent travelers have a positive, efficient experience and earn rewards, they are more likely to use Navan. The increased adoption gives the customer greater visibility into spending, stronger policy control, and cost savings, making them more invested in the platform. This, in turn, attracts more suppliers who want access to our large and loyal user base. With more suppliers and inventory available, we can offer better options and competitive pricing, further enhancing the experience for frequent travelers. This virtuous cycle strengthens each flywheel, creating a robust and self-sustaining ecosystem.
Our proprietary infrastructure, which we call Navan Cloud, enables us to provide global, real-time inventory for users and forms the foundation of our platform. We aggregate supply through direct supplier relationships, real-time API integrations, and a robust network of partnerships. From day one, Navan has leveraged artificial intelligence as a cornerstone of our platform. We built Navan Cognition, a new paradigm in AI-powered travel management. This proprietary framework enables us to create, train, deploy, and supervise specialized virtual agents that can handle many complex tasks previously requiring human intervention. We make every step of the pre-booking, in-travel, and post-trip process as delightful and automated as possible. In fiscal 2025, 90% of bookings were made online or through mobile applications on the Navan platform. Our users on average are able to book a trip in seven minutes, far faster than the industry average of 45 minutes, according to Booking.com. And, in the majority of cases, users can resolve trip changes with a virtual agent, which Navan was one of the first in its industry to offer.
Our strategy is to land a customer with our Travel offering, delight our users and customers, broaden their engagement with Navan, and seek to manage all of their payments, expenses, VIP needs, meetings and events, and bleisure travel on our platform. As of January 31, 2025, 36% of our customers attached to three or more offerings. Because Navan unifies all aspects of travel in one system, it is used by employees across departments and seniority levels, driving deep organizational adoption. This integrated approach streamlines trip planning, digitizes in-trip expenses, and automates post-trip reconciliation, all while enhancing the overall customer experience. Our platform also provides actionable analytics and intelligence for managers to monitor and approve travel and entertainment spend in real-time.

Our platform is easy-to-use, yet powerful enough to address customers of all sizes across any industry vertical. Our revenue grew 33% year-over-year from $402 million in fiscal 2024 to $537 million in fiscal 2025, and grew 30% period-over-period from $254 million for the six months ended July 31, 2024 to
$329 million for the six months ended July 31, 2025. Our net loss decreased 45% year-over-year from
$332 million in fiscal 2024 to $181 million in fiscal 2025, and increased 8% period-over-period from $93 million for the six months ended July 31, 2024 to $100 million for the six months ended July 31, 2025. Our gross booking volume grew 32% year-over-year from $5.0 billion in fiscal 2024 to $6.6 billion in fiscal
2025, and grew 34% period-over-period from $3.1 billion for the six months ended July 31, 2024 to $4.1 billion for the six months ended July 31, 2025. Our payment volume grew 35% year-over-year from $2.7 billion in fiscal 2024 to $3.7 billion in fiscal 2025, and grew 10% period-over-period from $1.8 billion for the six months ended July 31, 2024 to $2.0 billion for the six months ended July 31, 2025.
Our proprietary AI framework, Navan Cognition, significantly enhances support capabilities and has improved our gross margins, while leveraging powerful technology capabilities across our platform, making Navan an increasingly formidable competitor. For example, our AI-powered virtual agent chatbot,
Ava, handled approximately 50% of user interactions during the six months ended July 31, 2025. Our gross margin improved from 60% in fiscal 2024 to 68% in fiscal 2025, and improved from 67% for the six months ended July 31, 2024 to 72% for the six months ended July 31, 2025. Our non-GAAP gross margin improved from 62% in fiscal 2024 to 69% in fiscal 2025, and improved from 68% for the six months ended
July 31, 2024 to 73% for the six months ended July 31, 2025. See the section titled “—Non-GAAP
Financial Measures” below for information regarding our use of non-GAAP gross margin and a reconciliation of gross margin to non-GAAP gross margin.
Key Milestones

Our Track Record of Innovation

2025 Advanced analytics

2024 Card-linking with 200+ banks and BrexPay
Revamped Navan Rewards for personal travel
Acquired Regent (Italy)

2023 AI through integration with Ava and Cognition
Navan Connect for corporate card linking
Acquired Tripeur (India)

Focused Investment & Resilience Through COVID

2022 Launched expense and payments in Europe and PLG motion
Acquired Comtravo (DACH), Atlanta (Spain), and Resia (Sweden)

2021 Dual-GDS model with Amadeus
Launched Group Travel, VIP services and Personal Travel
Acquired Reed & Mackay (UK)

2020 Launched expense and payments

2019 Next Generation Storefront with Delta and United
NDC connections with United Airlines, Southwest Airlines, Lufthansa

2018 Expanded hotel inventory, integrating dynamic policies and rewards

2017 Launched full service online travel agency with GDS content

2016 Established first content partnerships and obtained first customer

2015 Founded to transform personalized corporate travel for users

How Our Business Works
Our revenue is driven by our ability to attract new customers and retain and expand existing customers by providing an end-to-end platform that facilitates the full spectrum of their travel, payments, and expense management needs, ultimately helping our customers succeed. We serve customers of all sizes, verticals, and regions, and our vast network of suppliers and payment partners helps us capture this opportunity. The breadth of our offerings aligns the interests of our users, customers, suppliers, and payment partners. As of January 31, 2025, we had more than 10,000 active customers, millions of supply partners and lodging properties, and multiple payment partners.
We generate revenue on a usage or subscription basis from the following:
•Customers: Our customers include companies and organizations that contract with us to provide their employees (our users) with access to our Travel Management offerings or Expense
Management offering. We typically enter into annual or multi-year contracts whereby customers pay a per-trip or per-transaction fee for access to our Travel offering or on-demand travel management offerings (our VIP, Meetings and Events, and Bleisure offerings) and pay an annual subscription fee for access to our Expense Management offering.
•Suppliers: Our suppliers include airlines, hotels, rental car companies, rail carriers, and providers of GDS. We earn revenue from our suppliers in the form of commissions based on the dollar volume of bookings made by users on our platform and a commission rate for each supplier.
•Payment partners: Our payment partners primarily include corporate card payment processors and card issuing partners. We earn revenue from our payment partners from fees based on the dollar volume of spend on our corporate cards.
There is a period of time between when we acquire new customers and when we begin to recognize ramped revenues from them. This period usually involves the time required to implement our platform technology, move travel budgets to our platform, and then launch initial bookings. After a customer implements our platform, we seek to increase spending by the customer, including through increased adoption of and engagement with our offerings, with the goal to have the majority of their travel budgets managed on our platform. The time required for new customers to ramp bookings on our platform and expand engagement with our offerings depends on the size, scope, and complexity of a customer’s overall travel spend.
Our usage-based revenue is derived from GBV and payment volume, as further described below. We define GBV as the total amount paid for valid bookings on our platform, measured on a booked basis and inclusive of taxes and fees, and adjusted for cancellations and refunds. We generate GBV through hotel, flight, car, and rail bookings, along with usage of our VIP, Meetings and Events, and Bleisure offerings by our customers. We expand GBV by growing our customer base, managing more business travel spend on our platform, increasing our payment volume, and introducing new offerings to address different types of business travel. Our revenue growth depends on our ability to convert GBV into usage-based revenue.
Usage-based revenue represented approximately 90% of our total revenue for fiscal 2025, fiscal 2024, and the six months ended July 31, 2025 and 2024. Our usage yield was approximately 7% in each of fiscal 2025 and fiscal 2024 and for the six months ended July 31, 2025 and 2024. Usage yield for a fiscal period equals usage-based revenue divided by GBV for such period and represents our ability to convert
GBV into usage-based revenue.
We define payment volume as the aggregate dollar amount of spend through Navan issued cards, settled for a given period and net of any chargebacks, cancellations, or refunds. We grow our payment volume by increasing customer adoption and engagement with our Corporate Payments offering where we support and issue our own cards. We generated payment volume of $3.7 billion and $2.0 billion in fiscal 2025 and the six months ended July 31, 2025, respectively.
We also generate subscription-based revenue from customers who use our travel and expense management offerings. The majority of our subscription-based revenue is from our expense management product, which includes customers using the Navan card, or their own cards through Navan Connect, in addition to our expense reconciliation offering. We typically enter into annual or multi-year subscription contracts for expense management, and we price contracts based on the number of users. Subscription revenue represented approximately 10% of our total revenue for each of fiscal 2025, fiscal 2024, and the six months ended July 31, 2025 and 2024.

Our Business Model
We grow our customers, GBV, payment volume, and revenue through a diverse go-to-market strategy.
We employ a land-and-expand strategy. We generally land a customer in travel and seek to manage all of their business travel spend on our platform, including previously unmanaged spend. We expand usage of our platform by our customers by increasing their adoption of and engagement with additional offerings, including Corporate Payments, Expense Management, Meetings and Events, VIP, and
Bleisure. The success of our land and expand strategy is demonstrated by our strong Net Revenue
Retention Rate, or NRR, which was above 110% as of January 31, 2025 and 2024.
We determine NRR on an annual basis to account for seasonality in our business. To calculate NRR as of a given fiscal year end, which fiscal year is referred to as the Current Period, we first identify a cohort of customers, referred to as the Customer Cohort, for the fiscal year prior to the Current Period, which fiscal year is referred to as the Base Period. To be included in the Customer Cohort, a customer must have been an active customer as of the beginning and the end of the Base Period. We then divide total annual revenue from the Customer Cohort in the Current Period, referred to as Current Period
Revenue, by total annual revenue from the Customer Cohort in the Base Period, referred to as Base
Period Revenue, to derive our annual NRR as of the end of the Current Period.
Current Period Revenue (i) includes any expansion, contraction, or attrition from the Customer Cohort during the Current Year Period and (ii) excludes any revenue from new customers acquired during the
Current Period. Any customer in the Customer Cohort that did not transact on our platform during the
Current Period remains in the calculation and, as a result, does not contribute to Current Period Revenue.
We have a dual-pronged go-to-market strategy that consists of direct sales-led growth, or SLG, and product-led growth, or PLG. We derive the vast majority of our revenue through direct sales of our offerings. We target customers who already have a travel and expense vendor or solution to manage their spend and customers who are traditionally unmanaged, meaning they were not using any travel and expense vendor or solution.
Account executives, our direct sales team, are focused on new customer acquisitions where we seek to manage all business travel spend on our platform. Our customer success team assists our account executives with post-sale support and are focused on driving more value to our existing customers. This includes increased engagement with our platform as well as adoption of new offerings by our existing customers. Our customer success team manages our customers’ launch and ramping period and ensures they are getting the most out of our platform.
Our user-friendly platform positions us well to increase our share of the unmanaged category. As a result, we have recently invested in our PLG strategy, whereby we market our platform and its benefits to customers who sign up through our website or application and begin managing their business travel spend with low-touch sales representative support. This segment of our go-to-market strategy is typically aimed at smaller companies who do not use a purpose-built system to manage their business travel spend. Our PLG acquisition strategies are designed to be a more efficient way to serve our smaller customers and access new addressable markets.
Key Business Metrics
We monitor and review a number of metrics, including the following key business metrics, to evaluate our business, measure our performance, identify trends affecting our business, formulate financial projections, and make strategic decisions. We believe that these key business metrics provide meaningful supplemental information in assessing our operating performance.

	Year Ended January 31,			Six Months Ended July 31,
	2025	2024	% Growth	2025	2024	% Growth
	(dollars in billions)
Gross booking volume (GBV) ................................	$6.6	$5.0	32%	$4.1	$3.1	34%
Payment volume .................	$3.7	$2.7	35%	$2.0	$1.8	10%
Gross Booking Volume (GBV)
We define GBV as the total amount paid for valid bookings on our platform, measured on a booked basis and inclusive of total price, taxes, and fees, and adjusted for cancellations and refunds. We generate GBV through hotel, flight, car, and rail bookings, along with usage of our Meetings and Events,
VIP, and Bleisure offerings by our customers. We expand GBV by growing our customer base, managing more business travel spend on our platform, increasing our payment volume, and introducing new offerings to address different types of business travel.
Payment Volume
We define payment volume as the aggregate dollar amount of spend through Navan issued cards, settled for a given period and net of any chargebacks, cancellations, or refunds. Our payment volume grows as we increase adoption and usage of our Corporate Payments offering, where we support and issue our own cards.
Key Factors Affecting Our Performance
Acquiring New Customers
We believe there is substantial opportunity to continue to grow our customer base across both the managed and unmanaged categories, as well as across both our direct SLG and PLG channels. As such, we will continue to invest in sales and marketing to drive awareness of our platform in order to continue adding new customers. As of January 31, 2025 and 2024, we had over 10,000 and over 8,000 active customers, respectively, on our platform across a broad range of sizes, regions, and industries. We define an active customer as a customer that has transacted on the Navan platform six or more times in the 12 months preceding the measurement date and that has generated any form of usage-based revenue from a user’s booking on our platform during this period. A single company or organization with multiple divisions, segments, or subsidiaries is generally counted as a single customer, even though we may enter into agreements with multiple parties within that company or organization.
Expanding Within our Existing Customer Base
We expect to continue investing in our Customer Success teams within our sales and marketing function to drive more revenue from our existing customers. We typically land our customers with our travel platform. As we help our customers realize the benefits of our platform, we expect them to adopt and engage with additional offerings, including Corporate Payments, Expense Management, Meetings and Events, VIP, and Bleisure. As of January 31, 2025, 36% of our customers attached to three or more offerings. This added value for customers also benefits our own financial performance. To measure the effectiveness of our land and expand strategy, we track the NRR from our existing customers, which remained above 110% as of January 31, 2025 and 2024. We believe the growth in use of our platform by our existing customers is an important measure of the health of our business and our future growth.
We intend to continue investing in enhancing awareness of our brand and developing more offerings, features and functionality, which we believe are important factors to achieve widespread adoption of all our offerings. Our ability to increase sales to existing customers will depend on a number of factors, including our customers’ satisfaction with our platform and technologies, competition, pricing, and overall changes in our customers’ T&E spending levels.
Sustaining Innovation and Leadership
Our success is dependent on our ability to sustain our leadership in innovation and technology. We have invested heavily in building out Navan Cloud, our global infrastructure, which is designed to enable the delivery of a wide range of travel content to our customers. We intend to continue investing in our infrastructure to ensure that our customers have a broad array of options and choices when using our platform.
To further enhance customer choice and flexibility, we developed Navan Connect, which allows customers to integrate their existing systems and preferences and offers actionable real-time visibility and policy enforcement for business expense management. While Connect does not itself generate revenue for Navan, we believe the flexibility it offers our customers helps drive easier and faster adoption of our
Expense Management offering.
We have also invested significantly in AI to help make every step of the pre-booking, in-travel, and post-trip process as appealing and automated as possible. We view these investments as important tools to improve the efficiency of the booking process, how we operate our business, and how we serve our customers. We were one of the first travel companies to incorporate machine learning techniques into our offerings, leveraging proprietary algorithms to provide users with personalized intelligent recommendations, dynamic policy tools, and an overall seamless, end-to-end travel experience.
In addition, we have continued to expand our investments in AI, including by building Navan
Cognition, our proprietary AI framework. Navan Cognition is designed to leverage third-party large language models with our own proprietary, internally developed software to enable us to create, train, deploy, and supervise our specialized virtual agents that can handle many complex tasks previously requiring human intervention.
Our purpose-designed AI-powered virtual agents can reliably handle a range of autonomous tasks, from communicating with users through chat or voice commands to real-time decision making, such as booking and cancelling flights and expense tracking. Because this workforce responds to the significant majority of travelers’ needs, we typically require only limited human agent intervention. This technology enables us to efficiently scale our platform, allowing us to maintain a high level of service to customers for their basic needs and reserve agent time for more critical or complex customer service situations.
We intend to continue investing in research and development, including for our infrastructure and AI capabilities to make our offerings even more scalable and personalized to our users.  We are particularly focused on our AI investments, which have allowed us to build and continue to develop Navan Cognition.
We expect to continue to invest in Navan Cognition in order to further enable us, and potentially to enable outside organizations, to create and oversee AI-powered virtual agents with enterprise-grade reliability.
We also expect to continue to invest in future product interface enhancements such as Navan Go, which is powered by Navan Cognition and designed to redefine how travelers book, modify, and manage trips on the go via their mobile devices. See the section titled “Business–Our Solution–Navan Cognition: Our
New Paradigm in AI-Powered Travel Management” for more information about Navan Cognition.
Our AI workforce’s performance, quality, and accuracy has been rated with a CSAT score of 78% for the six months ended July 31, 2025, which is on par with human agent performance. An increasing amount of our support services are becoming automated through our AI-powered virtual agent chatbot,
Ava, handled approximately 50% of user interactions without live agent intervention during the six months ended July 31, 2025. Our ability to control customer support costs over time, even as customer support volume has increased significantly, has contributed to an increase in gross margin from 60% in fiscal
2024 to 68% in fiscal 2025, and non-GAAP gross margin increased from 62% in fiscal 2024 to 69% in fiscal 2025. Similarly, our gross margin has increased from 67% for the six months ended July 31, 2024 to

72% for the six months ended July 31, 2025, and non-GAAP gross margin increased from 68% for the six months ended July 31, 2024 to 73% for the six months ended July 31, 2025. See the section titled “—
Non-GAAP Financial Measures” below for information regarding our use of non-GAAP gross margin and a reconciliation of gross margin to non-GAAP gross margin.
Expand Organically and Inorganically
We have a highly successful track record of organic and inorganic investments and may consider additional M&A opportunities. We have previously executed and integrated multiple acquisitions, including
R&M, Comtravo, Resia, Atlanta, Tripeur, and Regent, expanding our geographic footprint and strengthening our offering capabilities across core markets. Historically, inorganic growth efforts have focused on expanding international presence, deepening supply relationships, and extending our presence in key regions. For example, in April 2021, we acquired R&M (UK business travel management company) and in February 2022, we acquired Comtravo (German business travel management company)
for regional expertise and local inventory. We also acquired Resia (Scandinavian travel management company) in March 2022 and Atlanta (Spanish travel management company) in November 2022 to drive supply growth and support in the Nordics and in Spain, respectively. In April 2023, we acquired Tripeur
(India-based, AI-powered business travel and expense management company) to cater to Indian consumer demands. In June 2024, we acquired Regent to gain exposure to the large Italian market.
These acquisitions have accelerated our growth, enhanced localization, and enabled the company to serve a broader spectrum of enterprise customers with differentiated offerings tailored to regional travel and compliance needs. We may continue to make M&A investments that allow us to further strengthen our platform, accelerate growth, and improve our offerings to best serve our diverse customer base.
Seasonality and Travel Demand
We generally experience seasonality in our revenue, primarily related to seasonal travel trends of business travelers. Revenue is driven by travel volume, and our users typically travel less during holiday periods, though this effect varies regionally. As a result, our revenue has historically been strongest in the third fiscal quarter. Payments revenue is driven by the volume of corporate card spending, primarily through travel bookings. When frequent travelers are travelling less, this component of revenue may be less than at other times of the year.
Although we expect introductions of new offerings and expansions of existing offerings to counterbalance some of the seasonality we have historically experienced, we anticipate that revenue from both our existing Travel Management offerings and Corporate Payments offering will continue to represent a significant proportion of our overall revenue mix, and that seasonality will continue to impact our results of operations.
In addition, demand for travel fluctuates based on a number of factors, including periods of perceived or actual adverse economic conditions and times of political or economic uncertainty, which may impact our business and operating results.
Components of Results of Operations
Revenue
Our primary sources of revenue are fees earned from customers for access to our travel and expense management platform (our Travel offering and Expense Management offering) or on-demand travel management services (our Meetings and Events, VIP, and Bleisure offerings), and from suppliers as well as from our payment partners (through our Corporate Payments offering) for connection to our network of travel bookings and corporate card transaction dollar volume. We categorize revenue earned as (i)
usage-based revenue, which primarily represents fees from our platform customers earned on a per-
booking transaction basis and fees from our travel supply and payment partners, which are generally earned on a per-transaction basis, and (ii) subscription revenue, which primarily represents revenue earned from subscriptions to our expense management platform. Under arrangements with certain suppliers, we earn additional fees when cumulative actual booking or transaction dollar volume exceeds specified contractual thresholds. Our suppliers include airlines, hotels, car rental companies, rail carriers, and providers of GDSs. Our payment partners primarily include our corporate card payment processors and card issuing partners.
Cost of Revenue
Cost of revenue consists of direct personnel-related costs associated with customer support and a portion of customer success personnel costs, including salaries, bonuses, stock-based compensation, benefits and other expenses. In addition to personnel-related costs, cost of revenue includes third-party cloud infrastructure costs incurred to deliver our cloud-based travel and expense management platform, amortization of internally developed software and acquired technology, credit card processing fees, third-
party vendor fees, and the allocation of certain corporate costs. We expect to incur additional stock-based compensation expense in periods following the completion of this offering as RSUs meet their time-based service vesting conditions, calculated using the accelerated attribution method for RSUs with a performance-based vesting condition and using the straight-line method for RSUs granted following the completion of this offering and without a performance-based vesting condition.
We expect that our cost of revenue may fluctuate as a percentage of our revenue from period to period depending on revenue seasonality or other factors impacting revenue, and to decline as a percentage of revenue over the long term.
Research and Development Expenses
Research and development costs are expensed as incurred. Research and development costs primarily consist of personnel-related costs associated with research and development personnel, including salaries, bonuses, stock-based compensation, benefits and other expenses, third-party cloud infrastructure costs incurred in developing our platform, third-party consulting costs, and the allocation of certain corporate costs. We expect to incur additional stock-based compensation expense in periods following the completion of this offering as RSUs meet their time-based service vesting conditions, calculated using the accelerated attribution method for RSUs with a performance-based vesting condition and using the straight-line method for RSUs granted following the completion of this offering and without a performance-based vesting condition.
We expect that research and development expenses may fluctuate as a percentage of our revenue from period to period depending on the timing of these expenses or other factors impacting revenue, and to decline as a percentage of revenue over the long term.
Sales and Marketing Expenses
Sales and marketing expenses primarily consist of personnel-related expenses, including salaries, commissions, bonuses, stock-based compensation, benefits and other expenses, amortization of acquired intangible assets, other promotional and advertising expenses, and the allocation of certain corporate costs. In addition, we expect to incur additional stock-based compensation expense in periods following the completion of this offering as RSUs meet their time-based service vesting conditions, calculated using the accelerated attribution method for RSUs with a performance-based vesting condition and using the straight-line method for RSUs granted following the completion of this offering and without a performance-based vesting condition. We expense certain sales and marketing costs, including promotional expenses, as incurred. We plan to increase our investment in sales and marketing for the foreseeable future, primarily through increased headcount in our sales function and investment in brand and product-marketing efforts.
In the near term, we expect that our sales and marketing expenses will increase in absolute dollars as we continue to invest in our sales and marketing organization to drive continued adoption of our platform.
We expect that sales and marketing expenses may fluctuate as a percentage of our revenue from period to period depending on the timing of these expenses or other factors impacting revenue, and to decline as a percentage of revenue over the long term.
General and Administrative Expenses
General and administrative expenses primarily consist of personnel-related expenses associated with finance, legal, information technology, payment and finance operations, executives, and human resources personnel, including salaries, bonuses, stock-based compensation, benefits and other expenses. In addition to personnel-related expenses, general and administrative expenses consist of external professional services for finance, legal, human resources and information technology, corporate insurance costs, and the allocation of certain corporate costs. General and administrative expenses also include bad debt expenses.
General and administrative expenses are expensed as incurred. We expect to increase the size of our general and administrative function to support the growth of our business. Following the completion of this offering, we expect to incur additional general and administrative expenses as a result of operating as a public company. Further, we expect to incur additional stock-based compensation expense in periods following the completion of this offering as RSUs meet their time-based service vesting conditions, calculated using the accelerated attribution method for RSUs with a performance-based vesting condition and using the straight-line method for RSUs granted following the completion of this offering and without a performance-based vesting condition. As a result, we expect that our general and administrative expenses will increase in absolute dollars for the foreseeable future. We expect our general and administrative expenses may vary from period to period as a percentage of revenue in the near term and to decline as a percentage of revenue in the long term.
In the quarter in which this offering is completed, we will recognize approximately $81.1 million of stock-based compensation expense across our cost of revenue and operating expenses associated with the satisfaction of the performance-based vesting condition for outstanding RSUs for which the service-
based vesting conditions have been fully or partially satisfied upon the effective date of the registration statement of which this prospectus forms a part.
Interest Expense
Interest expense primarily relates to interest expense on our borrowings, including amortization of debt discount and issuance costs related to our outstanding debt.
Other Income (Expense), Net
Other income (expense), net primarily consists of interest income earned on cash and cash equivalents, foreign exchange gains and losses, and other non-operating gains and losses.
Gain (Loss) on Fair Value Adjustments
Gain (loss) on fair value adjustments primarily consists of gains and losses as a result of recording our SAFEs, embedded derivative and warrant liabilities at fair value at the end of each reporting period.
Loss on Extinguishment of Debt
Loss on extinguishment of debt consists of losses incurred on the extinguishment of debt instruments.
Income Tax Expense
Income tax expense primarily consists of income taxes in certain federal, state, and foreign jurisdictions in which we conduct business. We maintain a full valuation allowance against our U.S.
federal and state deferred tax assets, and certain foreign deferred tax assets, as we have concluded that it is not more likely than not that these deferred tax assets will be realized.

Results of Operations
The following table sets forth our consolidated statements of operations data for the periods indicated:

	Year Ended January 31,		Six Months Ended July 31,
	2025	2024	2025	2024
	(in thousands)
Revenue ..............................................................	$536,837	$402,256	$329,413	$253,727
Cost of revenue ..................................................	169,815	162,622	92,583	82,545
Gross profit ....................................................	367,022	239,634	236,830	171,182
Operating expenses
Research and development ........................	122,386	132,442	64,760	57,784
Sales and marketing .....................................	218,722	220,511	130,376	103,530
General and administrative .........................	133,552	133,023	69,845	65,238
Total operating expense ...................................	474,660	485,976	264,981	226,552
Loss from operations ........................................	(107,638)	(246,342)	(28,151)	(55,370)
Interest expense ...........................................	(75,997)	(63,281)	(31,971)	(37,851)
Other income (expense), net ......................	(73)	10,093	6,699	1,953
Loss on extinguishment of debt ..................	—	—	(20,528)	—
Gain (loss) on fair value adjustments ........	12,200	(26,594)	(17,886)	3,020
Loss before income tax expense ....................	(171,508)	(326,124)	(91,837)	(88,248)
Income tax expense ..........................................	9,570	5,428	8,043	4,296
Net loss ...............................................................	$(181,078)	$(331,552)	$(99,880)	$(92,544)
Stock-based compensation is included in the following components of expenses within the consolidated statements of operations:

	Year Ended January 31,		Six Months Ended July 31,
	2025	2024	2025	2024
	(in thousands)
Cost of revenue ................................................	$4,577	$4,751	$1,902	$1,842
Research and development ............................	30,408	27,039	14,371	13,619
Sales and marketing ........................................	17,077	15,872	7,738	7,614
General and administration .............................	24,919	28,189	11,898	11,838
Total stock-based compensation expense .....................................................	$76,981	$75,851	$35,909	$34,913

The following table sets forth our consolidated statements of operations data expressed as a percentage of revenue for the periods indicated:

	Year Ended January 31,		Six Months Ended July 31,
	2025	2024	2025	2024
Revenue .............................................................	100%	100%	100%	100%
Cost of revenue ................................................	32	40	28	33
Gross profit ...................................................	68	60	72	67
Operating expenses
Research and development .......................	23	33	20	23
Sales and marketing ...................................	41	55	40	41
General and administrative ........................	25	33	20	25
Total operating expense ..................................	89	121	80	89
Loss from operations .......................................	(21)	(61)	(8)	(22)
Interest expense ..........................................	(14)	(16)	(10)	(15)
Other income (expense), net .....................	—	3	2	1
Loss on extinguishment of debt ................	—	—	(6)	—
Gain (loss) on fair value adjustments .......	2	(7)	(5)	1
Loss before income tax expense ...................	(33)	(81)	(27)	(35)
Income tax expense .........................................	2	1	2	2
Net loss ..............................................................	(35%)	(82%)	(29%)	(37%)
Comparison of the Six Months Ended July 31, 2025 and 2024
Revenue

	Six Months Ended July 31,
	2025	2024	Change	% Change
	(dollars in thousands)
Usage-based revenue .....................................	$299,698	$232,448	$67,250	29%
Subscription revenue .......................................	$29,715	$21,279	$8,436	40%
Total revenue ..............................................	$329,413	$253,727	$75,686	30%
Revenue for the six months July 31, 2025 increased by $75.7 million, or 30%.
The increase in revenue for the six months ended July 31, 2025, compared to the six months ended
July 31, 2024, was due to (i) an increase in usage-based revenue driven by a 34% increase in GBV and a
10% increase in payment volume as we increased our customer base and expanded engagement with our platform and offerings by existing customers, and (ii) an increase in subscription revenue primarily driven by increased adoption of our Expense Management offering by new and existing customers on our platform.
The impact of foreign currency translation on the change in revenue from the six months ended July
31, 2024 to the six months ended July 31, 2025 was not material.

Cost of Revenue and Gross Profit

	Six Months Ended July 31,
	2025	2024	Change	% Change
	(dollars in thousands)
Cost of revenue ................................................	$92,583	$82,545	$10,038	12%
Gross profit ........................................................	$236,830	$171,182	$65,648	38%
Gross margin .....................................................	72%	67%
Cost of revenue for the six months ended July 31, 2025 increased by $10.0 million, or 12%, primarily due to (i) an increase in salaries and related benefits, including stock-based compensation, of $5.6 million driven by an increase in headcount, (ii) an increase in facilities and IT-related costs of $1.7 million, (iii) an increase in merchant fees of $1.1 million, and (iv) an increase in other corporate costs of $0.8 million. The increase in gross profit and gross margin is primarily due to an increase in revenue on a relatively fixed cost base supported by our delivery of AI-powered customer support.
Operating Expenses
Research and Development Expense

	Six Months Ended July 31,
	2025	2024	Change	% Change
	(dollars in thousands)
Research and development ............................	$64,760	$57,784	$6,976	12%
Research and development expense for the six months ended July 31, 2025 increased by $7.0 million, or 12%, primarily due to (i) an increase in salaries and related benefits, including stock-based compensation, of $3.9 million driven by an increase in headcount, (ii) an increase in facilities and IT-
related costs of $1.3 million, and (iii) an increase in other corporate costs of $1.1 million.
Sales and Marketing Expense

	Six Months Ended July 31,
	2025	2024	Change	% Change
	(dollars in thousands)
Sales and marketing ........................................	$130,376	$103,530	$26,846	26%
Sales and marketing expense for the six months ended July 31, 2025 increased by $26.8 million, or
26%, primarily due to (i) an increase in advertising expense, which primarily consists of digital marketing spend, of $9.7 million, (ii) an increase in salaries and related benefits, including stock-based compensation, of $8.7 million driven by an increase in headcount as we continue to expand our sales and marketing organization to grow our customer base, (iii) an increase in sales commissions expense of $4.0 million, (iv) an increase in other corporate costs of $2.7 million, and (v) an increase in facilities and IT-
related costs of $1.2 million.
General and Administrative Expense

	Six Months Ended July 31,
	2025	2024	Change	% Change
	(dollars in thousands)
General and administrative .............................	$69,845	$65,238	$4,607	7%

General and administrative expense for the six months ended July 31, 2025 increased by $4.6 million, or 7%, primarily due to an increase in salaries and related benefits, including stock-based compensation, of $5.2 million driven by an increase in headcount, offset by a decrease in professional services of $1.0 million.
Interest Expense

	Six Months Ended July 31,
	2025	2024	Change	% Change
	(dollars in thousands)
Interest expense ...............................................	$(31,971)	$(37,851)	$5,880	(16)%
Interest expense for the six months ended July 31, 2025 decreased by $5.9 million, or 16%, primarily due to the settlement of a certain promissory note issued to a lender in 2022 for $150.0 million, or the
2022 Promissory Note, and lower borrowing levels under the Warehouse Credit Facility, partially offset by interest associated with the Vista Facility, which was issued during the six months ended July 31, 2025.
Other Income

	Six Months Ended July 31,
	2025	2024	Change	% Change
	(dollars in thousands)
Other income, net .............................................	$6,699	$1,953	$4,746	243%
Other income for the six months ended July 31, 2025 increased by $4.7 million, or 243%, primarily due to an increase in foreign currency transaction gains of $8.3 million, partially offset by debt issuance costs of $2.9 million incurred in connection with the issuance of the SAFEs, which were expensed when incurred.
Loss on Extinguishment of Debt

	Six Months Ended July 31,
	2025	2024	Change	% Change
	(dollars in thousands)
Loss on extinguishment of debt .....................	$(20,528)	$—	$(20,528)	NM
______________
*NM - Not meaningful
Loss on extinguishment of debt for the six months ended July 31, 2025 was $20.5 million, which represented the loss on the settlement of the 2022 Promissory Note.
Gain (Loss) on Fair Value Adjustments

	Six Months Ended July 31,
	2025	2024	Change	% Change
	(dollars in thousands)
Gain (loss) on fair value adjustments ............	$(17,886)	$3,020	$(20,906)	NM
______________
*NM - Not meaningful
Gain (loss) on fair value adjustments for the six months ended July 31, 2025 changed by $20.9 million, primarily due to a $39.2 million increase in the fair value of the SAFEs and common stock warrant liabilities, which were issued during the six months ended July 31, 2025, offset by an $18.3 million decrease in the fair value of the embedded derivative liability related to the Convertible Notes.

Income Tax Expense

	Six Months Ended July 31,
	2025	2024	Change	% Change
	(dollars in thousands)
Income tax expense .........................................	$8,043	$4,296	$3,747	87%
Income tax expense for the six months ended July 31, 2025 increased by $3.7 million, or 87%, primarily due to increases in foreign profits and nondeductible expenses.
Comparison of the Fiscal Years Ended January 31, 2025 and 2024
Revenue

	Year Ended January 31,
	2025	2024	Change	% Change
	(dollars in thousands)
Usage-based revenue .....................................	$490,356	$371,728	$118,628	32%
Subscription revenue .......................................	$46,481	$30,528	$15,953	52%
Total revenue ..............................................	$536,837	$402,256	$134,581	33%
Revenue for the year ended January 31, 2025 increased by $134.6 million, or 33%.
The increase in revenue for the year ended January 31, 2025, compared to the year ended January
31, 2024, was due to (i) an increase in usage-based revenue driven by a 32% increase in GBV and a
35% increase in payment volume as we increased our customer base and expanded engagement with our platform and offerings by existing customers, and (ii) an increase in subscription revenue primarily driven by increased adoption of our Expense Management offering by new and existing customers on our platform.
The impact of foreign currency translation on the change in revenue from the year ended January 31,
2024 to the year ended January 31, 2025 was not material.
Cost of Revenue and Gross Profit

	Year Ended January 31,
	2025	2024	Change	% Change
	(dollars in thousands)
Cost of revenue ................................................	$169,815	$162,622	$7,193	4%
Gross profit ........................................................	$367,022	$239,634	$127,388	53%
Gross margin .....................................................	68%	60%
Cost of revenue for the year ended January 31, 2025 increased by $7.2 million, or 4%, primarily due to an increase in salaries and related benefits of $4.6 million, an increase in merchant fees of $2.9 million, and an increase in cloud hosting, support, processing and ticketing fees of $2.8 million, offset by a $2.9 million decrease in depreciation related to the early termination of an office lease during the year ended
January 31, 2024, and a decrease in stock-based compensation of $0.1 million. The increase in gross profit and gross margin is primarily due to an increase in revenue on a relatively fixed cost base supported by our delivery of AI-powered customer support.

Operating Expenses
Research and Development Expense

	Year Ended January 31,
	2025	2024	Change	% Change
	(dollars in thousands)
Research and development ............................	$122,386	$132,442	$(10,056)	(8%)
Research and development expense for the year ended January 31, 2025 decreased by $10.1 million, or 8%, primarily due to a decrease in salaries and related benefits of $13.4 million driven by a reduction in headcount, offset by an increase of $3.4 million in stock-based compensation.
Sales and Marketing Expense

	Year Ended January 31,
	2025	2024	Change	% Change
	(dollars in thousands)
Sales and marketing ........................................	$218,722	$220,511	$(1,789)	(1%)
Sales and marketing expense for the year ended January 31, 2025 decreased by $1.8 million, or 1%, primarily due to (i) a decrease in sales commissions expense of $13.7 million, primarily driven by a change in our sales compensation plans during the year ended January 31, 2025, which resulted in an increase in the capitalization of certain contract acquisition costs, partially offset by (ii) an increase in advertising expense, which primarily consists of digital marketing spend, of $6.3 million, and (iii) an increase in salaries and related benefits, including stock-based compensation, of $6.2 million.
Refer to Note 1, “Description of Business and Significant Accounting Policies” to our consolidated financial statements included elsewhere in this prospectus for further details regarding our accounting policy for contract acquisition costs.
General and Administrative Expense

	Year Ended January 31,
	2025	2024	Change	% Change
	(dollars in thousands)
General and administrative .............................	$133,552	$133,023	$529	NM
______________
*NM - Not meaningful
General and administrative expense for the year ended January 31, 2025 increased by $0.5 million, primarily due to (i) an increase in expense of $23.0 million related to the release of a tax contingency reserve in the year ended January 31, 2024 and (ii) an increase in professional services expenses of $2.5 million, primarily driven by accounting and advisory services necessary to support our growth and public company preparation activities, in addition to recruiting and placement fees, partially offset by (iii) a decrease in salaries and related benefits, including stock-based compensation, of $10.0 million compared to the year ended January 31, 2024, (iv) a decrease in facilities and IT-related costs of $6.9 million, (v) a decrease in expense of $3.7 million due to the write-off of previously capitalized offering costs in the year ended January 31, 2024, and (vi) a decrease in bad debt expense of $2.1 million, primarily driven by improved credit and collection processes and shorter payment terms for existing customers.

Interest Expense

	Year Ended January 31,
	2025	2024	Change	% Change
	(dollars in thousands)
Interest expense ...............................................	$(75,997)	$(63,281)	$(12,716)	20%
Interest expense for the year ended January 31, 2025 increased by $12.7 million, or 20%, primarily due to higher borrowing levels under the Warehouse Credit Facility and the Trade Loan Facility.
Other Income (Expense)

	Year Ended January 31,
	2025	2024	Change	% Change
	(dollars in thousands)
Other income (expense), net ..........................	$(73)	$10,093	$(10,166)	(101%)
Other income (expense), net for the year ended January 31, 2025 changed by $10.2 million, or 101%, primarily due to (i) the release of a tax contingency reserve in the amount of $6.7 million in the year ended
January 31, 2024, which resulted in non-recurring income in the prior year, and (ii) an increase in foreign currency transaction losses of $3.9 million.
Gain (Loss) on Fair Value Adjustments

	Year Ended January 31,
	2025	2024	Change	% Change
	(dollars in thousands)
Gain (loss) on fair value adjustments ............	$12,200	$(26,594)	$38,794	NM
______________
*NM - Not meaningful
Gain (loss) on fair value adjustments for the year ended January 31, 2025 changed by $38.8 million, primarily due to changes in the value of the embedded derivative liability related to the Convertible Notes.
Income Tax Expense

	Year Ended January 31,
	2025	2024	Change	% Change
	(dollars in thousands)
Income tax expense .........................................	$9,570	$5,428	$4,142	76%
Income tax expense for the year ended January 31, 2025 increased by $4.1 million, or 76%, primarily due to increases in foreign profits and nondeductible expenses.
Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, which include non-GAAP gross profit, non-GAAP gross margin, non-GAAP income (loss) from operations, and non-GAAP net loss, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different from similarly-titled measures used by other companies, are presented to enhance investors’ overall understanding of our operating performance and should not be considered substitutes for, or superior to, the financial information prepared and presented in accordance with GAAP.

We include these non-GAAP financial measures in this prospectus because they are important measures upon which our management assesses our operating performance and the operating leverage in our business. We believe that these non-GAAP financial measures are useful to investors because they provide useful information about our financial performance, consistency and comparability with past financial performance and may assist in comparisons with other companies in our industry, some of which use similar non-GAAP financial information to supplement their GAAP results.
Non-GAAP financial measures have limitations in their usefulness to investors and should not be considered in isolation or as substitutes for financial information presented under GAAP. Non-GAAP financial measures have no standardized meaning prescribed by GAAP and are not prepared under any comprehensive set of accounting rules or principles. In addition, other companies, including companies in our industry, may calculate similarly titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison.
For the reasons set forth below, we believe that excluding the following items provide information that is helpful in understanding our operating results, evaluating our future prospects, comparing our financial results across accounting periods, and comparing our financial results to our peers, many of which provide similar non-GAAP financial measures.
•Stock-based compensation-related charges. We exclude stock-based compensation expense and related charges to allow investors to make more meaningful comparisons of our performance between periods and to facilitate a comparison of our performance to those of other peer companies. Stock-based compensation-related charges may vary between periods due to various factors unrelated to our core performance, including as a result of the assumptions used in the valuation methodologies, timing and amount of equity grants and other factors.
•Amortization of intangible assets. We recognize amortization expense related to intangible assets acquired in connection with certain business combinations. Amortization of acquired intangible assets is a non-cash expense that is significantly affected by the timing and size of acquisitions, and the inherent subjective nature of purchase price allocations. The use of intangible assets has contributed to our revenue during the periods presented, and we expect such use will contribute to revenue in future periods.
•Amortization of debt discount and debt issuance costs. In connection with the issuance of our outstanding debt instruments, we incur upfront issuance costs and, where required, account for embedded derivatives and warrants issued in connection with certain debt instruments as debt discounts. The related amortization of these costs and discounts is recognized as interest expense over the term of the related debt instruments. We believe the exclusion of this non-cash interest expense provides for a useful comparison of our operating results to prior periods and to our peer companies.
•Deferred offering costs write-off. During the year ended January 31, 2024, we wrote off previously capitalized costs incurred in connection with an offering of our securities that we elected not to pursue. We believe excluding these charges allows investors to make meaningful comparisons between our actual performance and those of other peer companies.
•Gain (loss) on fair value adjustments. We exclude gains and losses on fair value adjustments related to the remeasurement of the SAFEs and our derivative and warrant liabilities as of the end of each reporting period. We exclude these non-cash gains and losses because they are unrelated to our core operating performance.
•Restructuring and facility exit costs. To better align our strategic priorities with our investments, we implemented workforce reductions during the year ended January 31, 2024. In connection with these reductions, we incurred employee-related expenses including severance and other termination benefits. We also incurred facility exit costs and accelerated depreciation associated with the early termination of an office lease. We exclude these costs as they are not representative of our core operations.
•Reversal of tax contingency. During the year ended January 31, 2024, we released a tax contingency reserve which resulted in the recognition of other income and a reduction of general and administrative expense. We exclude this non-cash gain because it is unrelated to our core operating performance.
•SAFE debt issuance costs expensed. We exclude the issuance costs incurred in connection with the SAFEs issued during the six months ended July 31, 2025, as these costs are non-recurring and unrelated to our core operating performance. We believe the exclusion of this expense provides for a useful comparison of our operating results to prior periods and to our peer companies.
•Loss on extinguishment of debt. We exclude losses on the extinguishment of debt, as these losses are non-recurring and unrelated to our core operating performance. We believe the exclusion provides for a useful comparison of our operating results to prior periods and to our peer companies.
•Non-GAAP provision for income taxes. We have adjusted the provision for income taxes to reflect the income tax effects of the non-GAAP adjustments to pre-tax income (loss). Due to the full valuation allowance against U.S. federal and state deferred taxes, the primary non-GAAP adjustment relates to the income tax effects of stock-based compensation expense.
Non-GAAP Gross Profit and Non-GAAP Gross Margin
We define non-GAAP gross profit as GAAP gross profit, excluding stock-based compensation-related charges, amortization of intangible assets, and restructuring and facility exit costs. We define non-GAAP gross margin as non-GAAP gross profit divided by revenue.
The following table reflects the reconciliation of GAAP gross profit to non-GAAP gross profit and gross margin to non-GAAP gross margin for the periods presented:

	Year Ended January 31,		Six Months Ended July 31,
	2025	2024	2025	2024
	(dollars in thousands)
GAAP gross profit .............................................	$367,022	$239,634	$236,830	$171,182
GAAP gross margin .........................................	68%	60%	72%	67%
Stock-based compensation-related charges ...........................................................	4,577	4,751	2,110	1,842
Amortization of intangible assets ...................	256	1,526	85	128
Restructuring and facility exit costs ...............	—	3,318	—	—
Non-GAAP gross profit ....................................	$371,855	$249,229	$239,025	$173,152
Non-GAAP gross margin .................................	69%	62%	73%	68%
Non-GAAP Income (Loss) from Operations
We define non-GAAP income (loss) from operations as GAAP loss from operations, excluding stock-
based compensation-related charges, amortization of intangible assets, write-off of deferred offering costs, restructuring and facility exit costs, and the reversal of the tax contingency.

The following table reflects the reconciliation of GAAP loss from operations to non-GAAP income
(loss) from operations for the periods presented:

	Year Ended January 31,		Six Months Ended July 31,
	2025	2024	2025	2024
	(in thousands)
GAAP loss from operations ............................	$(107,638)	$(246,342)	$(28,151)	$(55,370)
Stock-based compensation expense- related charges .............................................	77,379	75,851	36,597	35,292
Amortization of intangible assets ...................	5,217	6,364	2,630	2,593
Deferred offering costs write-off .....................	—	3,749	—	—
Restructuring and facility exit costs ...............	—	8,577	—	—
Reversal of tax contingency ...........................	—	(22,952)	—	—
Non-GAAP income (loss) from operations ...	$(25,042)	$(174,753)	$11,076	$(17,485)
Non-GAAP Net Loss
We define non-GAAP net loss as GAAP net loss, excluding stock-based compensation-related charges, amortization of intangible assets, amortization of debt discount and debt issuance costs, write-
off of deferred offering costs, gain (loss) on fair value adjustments, restructuring and facility exit costs, reversal of the tax contingency, SAFE debt issuance costs expensed, loss on extinguishment of debt, and non-GAAP provision for income taxes.
The following table reflects the reconciliation of GAAP net loss to non-GAAP net loss for the periods presented:

	Year Ended January 31,		Six Months Ended July 31,
	2025	2024	2025	2024
	(in thousands)
GAAP net loss ...................................................	$(181,078)	$(331,552)	$(99,880)	$(92,544)
Stock-based compensation expense- related charges .............................................	77,379	75,851	36,597	35,292
Amortization of intangible assets ...................	5,217	6,364	2,630	2,593
Amortization of debt discount and debt issuance costs ...............................................	12,211	14,736	2,984	7,510
Deferred offering costs write-off .....................	—	3,749	—	—
Gain (loss) on fair value adjustments ............	(12,200)	26,594	17,886	(3,020)
Restructuring and facility exit costs ...............	—	8,577	—	—
Reversal of tax contingency ...........................	—	(29,652)	—	—
SAFE debt issuance costs expensed ...........	—	—	2,913	—
Loss on extinguishment of debt .....................	—	—	20,528	—
Non-GAAP provision for income taxes .........	2,084	980	1,567	756
Non-GAAP net loss ..........................................	$(96,387)	$(224,353)	$(14,775)	$(49,413)
Quarterly Results of Operations
The following table sets forth our unaudited quarterly consolidated statements of operations data for each of the quarters indicated. In our opinion, the unaudited quarterly statements of operations data set forth below have been prepared on a basis consistent with our audited financial statements and contain all adjustments, consisting only of normal and recurring adjustments, necessary for the fair statement of such data. Our historical results are not necessarily indicative of the results that may be expected in the future, and the results for any particular quarter are not necessarily indicative of results to be expected for a full year or any other period. The following unaudited quarterly financial data should be read together with our consolidated financial statements and the related notes included elsewhere in this prospectus.
Quarterly Consolidated Statements of Operations

	Three Months Ended
	April 30,	July 31,	October 31,	January 31,	April 30,	July 31,	October 31,	January 31,	April 30,	July 31,
	2023	2023	2023	2024	2024	2024	2024	2025	2025	2025
	(in thousands)
Revenue ....................	$94,184	$99,373	$110,300	$98,399	$120,942	$132,785	$151,118	$131,992	$157,461	$171,952
Cost of revenue ........	41,541	39,655	40,702	40,724	41,162	41,383	44,522	42,748	45,668	46,915
Gross profit .........	52,643	59,718	69,598	57,675	79,780	91,402	106,596	89,244	111,793	125,037
Operating expenses
Research and development ..	33,388	34,350	32,709	31,995	28,796	28,988	33,000	31,602	31,402	33,358
Sales and marketing .......	52,967	52,514	57,061	57,969	49,364	54,166	58,086	57,106	61,880	68,496
General and administrative	17,510	39,583	41,245	34,685	32,590	32,648	34,968	33,346	34,405	35,440
Total operating expense ................	103,865	126,447	131,015	124,649	110,750	115,802	126,054	122,054	127,687	137,294
Loss from operations ............	(51,222)	(66,729)	(61,417)	(66,974)	(30,970)	(24,400)	(19,458)	(32,810)	(15,894)	(12,257)
Interest expense	(12,480)	(15,650)	(16,604)	(18,547)	(18,097)	(19,754)	(19,658)	(18,488)	(16,336)	(15,635)
Other income (expense), net ...................	7,869	(95)	(608)	2,927	129	1,824	1,022	(3,048)	6,119	580
Loss on extinguishme nt of debt ........	—	—	—	—	—	—	—	—	(20,528)	—
Gain (loss) on fair value adjustments ...	(13,562)	1,353	(12,625)	(1,760)	1,510	1,510	1,381	7,799	(10,136)	(7,750)
Loss before income tax expense ..........	(69,395)	(81,121)	(91,254)	(84,354)	(47,428)	(40,820)	(36,713)	(46,547)	(56,775)	(35,062)
Income tax expense	688	1,700	1,562	1,478	2,202	2,094	5,169	105	4,482	3,561
Net loss ......................	$(70,083)	$(82,821)	$(92,816)	$(85,832)	$(49,630)	$(42,914)	$(41,882)	$(46,652)	$(61,257)	$(38,623)

Quarterly Consolidated Statements of Operations, as a Percentage of Revenue

	Three Months Ended
	April 30,	July 31,	October 31,	January 31,	April 30,	July 31,	October 31,	January 31,	April 30,	July 31,
	2023	2023	2023	2024	2024	2024	2024	2025	2025	2025
Revenue ............................	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
Cost of revenue ................	44	40	37	41	34	31	29	32	29	27
Gross profit .................	56	60	63	59	66	69	71	68	71	73
Operating expenses
Research and development ..........	35	35	30	33	24	22	22	24	20	19
Sales and marketing .	56	53	52	59	41	41	38	43	39	40
General and administrative ........	19	40	37	35	27	25	23	25	22	21
Total operating expense .	110	128	119	127	92	88	83	92	81	80
Loss from operations .......	(54)	(68)	(56)	(68)	(26)	(19)	(12)	(24)	(10)	(7)
Interest expense ........	(13)	(16)	(15)	(19)	(15)	(15)	(13)	(14)	(10)	(9)
Other income (expense), net .......	8	—	(1)	3	—	1	1	(2)	4	—
Loss on extinguishment of debt .........................	—	—	—	—	—	—	—	—	(13)	—
Gain (loss) on fair value adjustments	(14)	1	(11)	(2)	1	1	1	6	(6)	(5)
Loss before income tax expense ........................	(73)	(83)	(83)	(86)	(40)	(32)	(23)	(34)	(35)	(21)
Income tax expense ........	1	2	1	2	2	2	3	—	3	2
Net loss ..............................	(74)%	(85)%	(84)%	(88)%	(42)%	(34)%	(26)%	(34)%	(38)%	(23)%
Quarterly Disaggregated Revenue

	Three Months Ended
	April 30,	July 31,	October 31,	January 31,	April 30,	July 31,	October 31,	January 31,	April 30,	July 31,
	2023	2023	2023	2024	2024	2024	2024	2025	2025	2025
	(in thousands)
Usage-based revenue .................	$87,777	$91,895	$102,197	$89,859	$110,996	$121,452	$139,205	$118,703	$143,149	$156,549
Subscription revenue .................	6,407	7,478	8,103	8,540	9,946	11,333	11,913	13,289	14,312	15,403
Total revenue ...	$94,184	$99,373	$110,300	$98,399	$120,942	$132,785	$151,118	$131,992	$157,461	$171,952
Quarterly Trends
Revenue Trends
Usage-based revenue has increased in each of the above periods, other than in the fourth quarter of each fiscal year in which travel demand by business travelers has historically been impacted by seasonal travel trends. The overall increases in usage-based revenue were driven by increases in GBV and payment volume as we increased our customer base and expanded engagement with our platform and offerings by existing customers. Our subscription revenue increased sequentially in each of the above periods, primarily driven by increased adoption of our Expense Management offering by new and existing customers on our platform.
Cost of Revenue Trends
Cost of revenue is generally not significantly impacted by seasonal travel trends and has remained relatively consistent across the quarters presented, even as our total revenue has grown on an overall basis over the same periods, primarily as a result of our delivery of AI-powered customer support. The decrease in cost of revenue during the three months ended July 31, 2023 was primarily due to the recognition of costs related to the early termination of an office lease during the three months ended April
30, 2023, partially offset by an increase in salaries and related benefits. The increase in cost of revenue during the three months ended October 31, 2024 was primarily due to an increase in merchant fees and an increase in stock-based compensation expense driven by a modification to the terms of certain stock awards during the period. Refer to Note 10, “Equity Incentive Plan” to the consolidated financial statements included elsewhere in this prospectus for further information related to the stock award modification. The decrease in cost of revenue during the three months ended January 31, 2025 was primarily due to a decrease in merchant fees and stock-based compensation expense. The increase in cost of revenue during the three months ended April 30, 2025 was primarily due to an increase in merchant fees and salaries and related benefits.
Research and Development Expense Trends
Research and development expense has generally decreased as a percentage of revenue primarily due to the increase in revenue and the relative consistency of expenses over the quarters presented. The increase in research and development expense in the three months ended October 31, 2024 was primarily due to an increase in stock-based compensation expense driven by a modification to the terms of certain stock awards during the period. Refer to Note 10, “Equity Incentive Plan” to the consolidated financial statements included elsewhere in this prospectus for further information. As the expense related to the stock award modification recognized in the three months ended October 31, 2024 was non-
recurring in nature, research and development expense in the three months ended January 31, 2025 correspondingly decreased. The increase in research and development expense in the three months ended July 31, 2025 was primarily due to an increase in salaries and related benefits driven by an increase in headcount.
Sales and Marketing Expense Trends
Sales and marketing expense has generally increased in the quarters presented primarily due to increased advertising expenses, sales commissions expense, and salaries and related benefits, including stock-based compensation, to promote our offerings and support revenue growth. The decrease in sales and marketing expenses in the three months ended April 30, 2024 was primarily due to a decrease in sales commissions expense driven by a decrease in sales commissions earned and a change in our sales compensation plans during the period, which resulted in an increase in the capitalization of certain contract acquisition costs.
General and Administrative Expense Trends
Excluding the impact of the release of a tax contingency reserve on general and administrative expense in the three months ended April 30, 2023, general and administrative expense has generally decreased as a percentage of revenue primarily due to an increase in revenue and the relative consistency of expenses over the quarters presented. The decrease in general and administrative expenses in the three months ended January 31, 2024 was primarily due to a decrease in salaries and related benefits as a result of a restructuring-related reduction in headcount. The increase in general and administrative expense in the three months ended October 31, 2024 was primarily due to an increase in stock-based compensation expense driven by a modification to the terms of certain stock awards during the period. Refer to Note 10, “Equity Incentive Plan” to the consolidated financial statements included elsewhere in this prospectus for further information. As the expense related to the stock award modification recognized in the three months ended October 31, 2024 was non-recurring in nature, general and administrative expense in the three months ended January 31, 2025 correspondingly decreased.
Interest Expense Trends
Interest expense over the quarters presented has generally increased primarily as a result of an increase in the borrowing levels under the Warehouse Credit Facility and Trade Loan Facility over time.

Other Income (Expense), Net and Gain (Loss) on Fair Value Adjustments Trends
Other income (expense), net and gain (loss) on fair value adjustments in the quarters presented are primarily driven by fluctuations foreign currency translation rates and the fair value of the SAFEs and our derivative and warrant liabilities over time, respectively. Other income (expense), net in the three months ended April 30, 2023 includes the impact of the reversal of tax contingency.
Non-GAAP Financial Measures
Non-GAAP Gross Profit and Non-GAAP Gross Margin

	Three Months Ended
	April 30,	July 31,	October 31,	January 31,	April 30,	July 31,	October 31,	January 31,	April 30,	July 31,
	2023	2023	2023	2024	2024	2024	2024	2025	2025	2025
	(dollars in thousands)
GAAP gross profit ........	$52,643	$59,718	$69,598	$57,675	$79,780	$91,402	$106,596	$89,244	$111,793	$125,037
GAAP gross margin .....	56%	60%	63%	59%	66%	69%	71%	68%	71%	73%
Stock-based compensation expense-related charges .....................	1,379	1,254	921	1,197	911	931	1,683	1,052	1,047	1,063
Amortization of intangible assets .....	1,356	43	64	63	64	64	64	64	63	22
Restructuring and facility exit costs ......	3,203	—	—	115	—	—	—	—	—	—
Non-GAAP gross profit ..........................	$58,581	$61,015	$70,583	$59,050	$80,755	$92,397	$108,343	$90,360	$112,903	$126,122
Non-GAAP gross margin .......................	62%	61%	64%	60%	67%	70%	72%	68%	72%	73%
Non-GAAP Income (Loss) from Operations

	Three Months Ended
	April 30,	July 31,	October 31,	January 31,	April 30,	July 31,	October 31,	January 31,	April 30,	July 31,
	2023	2023	2023	2024	2024	2024	2024	2025	2025	2025
	(in thousands)
GAAP loss from operations ................	$(51,222)	$(66,729)	$(61,417)	$(66,974)	$(30,970)	$(24,400)	$(19,458)	$(32,810)	$(15,894)	$(12,257)
Stock-based compensation expense-related charges .....................	18,610	20,993	19,169	17,079	17,911	17,381	24,576	17,511	17,260	19,337
Amortization of intangible assets .....	2,544	1,265	1,267	1,288	1,284	1,309	1,348	1,276	1,310	1,320
Deferred offering costs write-off	—	—	3,749	—	—	—	—	—	—	—
Restructuring and facility exit costs ......	5,713	40	—	2,824	—	—	—	—	—	—
Reversal of tax contingency ..............	(22,952)	—	—	—	—	—	—	—	—	—
Non-GAAP income (loss) from operations ................	$(47,307)	$(44,431)	$(37,232)	$(45,783)	$(11,775)	$(5,710)	$6,466	$(14,023)	$2,676	$8,400

Non-GAAP Net Loss

	Three Months Ended										Twelve Months Ended July 31,
	April 30,	July 31,	October 31,	January 31,	April 30,	July 31,	October 31,	January 31,	April 30,	July 31,
	2023	2023	2023	2024	2024	2024	2024	2025	2025	2025	2025
	(in thousands)
GAAP net loss ..........	$(70,083)	$(82,821)	$(92,816)	$(85,832)	$(49,630)	$(42,914)	$(41,882)	$(46,652)	$(61,257)	$(38,623)	$(188,414)
Stock-based compensation expense-related charges .................	18,610	20,993	19,169	17,079	17,911	17,381	24,576	17,511	17,260	19,337	78,684
Amortization of intangible assets .	2,544	1,265	1,267	1,288	1,284	1,309	1,348	1,276	1,310	1,320	5,254
Amortization of debt discount and debt issuance costs	3,396	3,893	3,718	3,729	3,654	3,856	2,735	1,966	1,434	1,550	7,685
Deferred offering costs write-off ......	—	—	3,749	—	—	—	—	—	—	—	—
Gain (loss) on fair value adjustments .........	13,562	(1,353)	12,625	1,760	(1,510)	(1,510)	(1,381)	(7,799)	10,136	7,750	8,706
Restructuring and facility exit costs ..	5,713	40	—	2,824	—	—	—	—	—	—	—
Reversal of tax contingency ..........	(29,652)	—	—	—	—	—	—	—	—	—	—
SAFE debt issuance costs expensed ...	—	—	—	—	—	—	—	—	2,913	—	2,913
Loss on extinguishment of debt .......................	—	—	—	—	—	—	—	—	20,528	—	20,528
Non-GAAP provision for income taxes ..	218	240	259	263	368	388	682	646	604	963	2,895
Non-GAAP net loss ..	$(55,692)	$(57,743)	$(52,029)	$(58,889)	$(27,923)	$(21,490)	$(13,922)	$(33,052)	$(7,072)	$(7,703)	$(61,749)
Liquidity and Capital Resources
Since our inception, we have financed our operations primarily through sales of equity securities and debt, as well as cash generated from operations. Our principal uses of cash in recent periods have been funding our operations, investing in our business, technologies, and platform, capital expenditures, and various business acquisitions. As of July 31, 2025, our principal sources of liquidity were cash and cash equivalents of $223.2 million, which were held primarily for working capital purposes. Cash and cash equivalents consisted of funds deposited with banks, funds available for use held with our corporate card payment processing partner, which are not earmarked to collateralize corporate card spend by our customers, and money market funds with original or remaining maturities of three months or less at the time of purchase. We have generated significant operating losses from our operations as reflected in our accumulated deficit of $1,717.0 million as of July 31, 2025. We expect to continue to incur operating losses, and our operating cash flows may fluctuate between positive and negative amounts for the foreseeable future due to the investments we intend to make as described elsewhere in this section. As a result, we may require additional capital resources to execute strategic initiatives to grow our business.
We believe our existing cash and cash equivalents, cash provided by operations, together with our amounts available for borrowing under the Warehouse Credit Facility and the ABL Facility, will be sufficient to meet our requirements and plans for cash, including supporting working capital and capital expenditure requirements for at least the next 12 months and beyond. As of July 31, 2025, we had borrowing capacity of $250.0 million under the Warehouse Credit Facility, and outstanding borrowings of
$148.2 million. As of July 31, 2025, we had borrowing capacity of $100.0 million under the ABL Facility, and outstanding borrowings of $34.5 million. Our future capital requirements and the adequacy of available funds will depend on many factors, including our growth rate, payment volume, expansion of our platform customer base, expansion of sales and marketing activities, the timing and extent of spending to support development efforts, the introduction of new offerings, and continued market adoption of our platform. We may in the future enter into arrangements to acquire or invest in complementary businesses,

services, and technologies, including intellectual property rights. We may be required to seek additional equity or debt financing. In the event that additional financing is required from outside sources, we cannot be sure that any additional financing will be available to us on acceptable terms if at all. If we are unable to raise additional capital when desired, our business, results of operations, and financial condition would be materially and adversely affected. We fund corporate card transactions in advance of receiving payments from our customers. Our working capital may fluctuate from period to period as a result of the timing of when we fund our corporate card payment processors and when we receive payments from our customers. During peak travel periods, the impact of this may be more significant than in other periods and may require us to draw down on the Warehouse Credit Facility.
Our principal commitments consist of obligations under our Convertible Notes, the Warehouse Credit
Facility, the Vista Facility, SAFEs, the ABL Facility, operating leases for office space, and non-cancelable purchase commitments primarily related to cloud hosting arrangements and software subscriptions. The
Convertible Notes and the SAFEs are expected to convert into shares of our Class A common stock in connection with this offering, as described elsewhere in this prospectus. Our obligations under our ABL
Facility, the Vista Facility, and the Warehouse Credit Facility are described in the section titled
“Description of Material Indebtedness.”
Debt Obligations
Warehouse Credit Facility
In November 2022, Liquid Labs SPV, LLC, or Liquid Labs, our wholly-owned subsidiary, entered into a loan agreement with a group of lenders for a revolving warehouse credit facility, or Warehouse Credit
Facility. Under the original terms of the agreement, the Warehouse Credit Facility had a maturity date of
February 18, 2025, or earlier pursuant to the loan agreement, and had a total commitment amount of
$200.0 million, consisting of a Class A facility and a Class B facility for $171.1 million and $28.9 million, respectively. The Warehouse Credit Facility was established to finance our expense management offering. Borrowings on the Warehouse Credit Facility bear interest at a floating rate based on SOFR plus an applicable margin, as defined by the loan agreement. The Warehouse Credit Facility has a minimum utilization of 50.0% of the committed amount, and any unused portion of the Warehouse Credit Facility will bear interest at 0.50% per annum. Borrowings under the Warehouse Credit Facility are secured by the corporate card receivables.
The Warehouse Credit Facility was amended multiple times during the years ended January 31, 2025 and 2024. As of January 31, 2025, the amended terms of the Warehouse Credit Facility include total available borrowings of $275.0 million, an extended maturity date of February 2026, an expanded borrowing base to include receivables generated in foreign currency, and amendments to certain financial covenants. Subject to the amended terms, the available borrowings decreased to $250.0 million in April
2025 through the maturity date.
The Warehouse Credit Facility contains mandatory and optional redemption features upon an event of default and other potential additional interest provisions that are bifurcated and treated as embedded derivative liabilities under the accounting guidance Financial Accounting Standards Board Accounting
Standards Codification Topic 815, Derivatives and Hedging, or ASC 815. At inception of the Warehouse
Credit Facility, and as of July 31, 2025, January 31, 2025, and January 31, 2024, the fair value of the embedded derivative liabilities was determined to be immaterial.
We incurred upfront commitment fees of $2.0 million for the Warehouse Credit Facility, which were recorded as a deferred cost asset on the balance sheet and are amortized on a straight-line basis as incremental interest expense. We incurred incremental upfront commitment fees of $1.4 million upon the renewal of the Warehouse Credit Facility during the year ended January 31, 2025.
During the year ended January 31, 2025, we drew down an aggregate of $37.8 million and repaid
$30.0 million of the Warehouse Credit Facility. During the six months ended July 31, 2025, we drew down an aggregate of $15.0 million and repaid $81.1 million of the Warehouse Credit Facility.

During the year ended January 31, 2025 we recognized $22.9 million of interest expense. Interest expense recognized during the year ended January 31, 2025 was comprised of $21.4 million of interest paid and payable, and $1.5 million interest for the amortization of debt issuance costs. During the six months ended July 31, 2025, we recognized $8.8 million of interest expense, comprised of $8.1 million of interest paid and payable and $0.7 million for the amortization of debt issuance costs.
In April 2025, we executed an amendment to extend the term of the Warehouse Credit Facility through February 18, 2028. We incurred incremental upfront commitment fees of $2.8 million upon the execution of the April 2025 amendment.
As of July 31, 2025, we remain in compliance with the covenants of the loan agreement. See the section titled “Description of Material Indebtedness—Warehouse Credit Facility” for further detail.
We intend to amend the terms of the Warehouse Credit Facility prior to the end of fiscal 2026. We expect the amendment to, among other things, reduce the applicable margin component of the floating interest rate on one of the facilities and increase the amount of receivables eligible to be pledged as collateral. Additionally, we intend to enter into a new warehouse credit facility by the end of fiscal 2026.
The Vista Facility
In February 2025, we issued term loans under the Vista Facility to lenders in exchange for proceeds of $130.0 million, which mature on February 24, 2030. In connection with the term loans under the Vista
Facility, we issued warrants covering 486,588 shares of Class A common stock. The principal amount accrues interest at a variable interest rate based on either the Alternate Base Rate, with a 2.00%
Alternate Base Rate floor, or SOFR (based on a 3-month interest period), with a 1.00% SOFR floor, in each case, plus an applicable rate. The applicable rate is, at our option, (i) in the case of SOFR Loans,
(A) if we have elected to cash pay the interest, 6.50% per annum in cash or (B) if we have elected to pay the interest partially in cash and partially PIK, 6.50% per annum (of which 5.00% shall be paid in cash and 1.50% PIK) and (ii) in the case of Alternate Base Rate Loans, (A) if we have elected to cash pay the interest, 5.50% per annum or (B) if we have elected to pay the interest partially in cash and partially PIK,
5.50% (of which 4.00% shall be paid in cash and 1.50% PIK). Interest is payable every three months in arrears, and PIK interest is added to the principal balance and compounded every three months. We may prepay the Vista Facility at any time, in whole or in part, prior to the maturity date. Prepayment is required upon certain qualified indebtedness, asset sales, or recovery events. Upon both optional and mandatory prepayments, we are required to pay a prepayment premium of (i) 3% of the principal amount prior to the first anniversary of the closing date; (ii) 1.5% of the principal amount on or after the first anniversary but prior to the second anniversary of the closing date, and (iii) 0% of the principal amount on or after the second anniversary of the closing date. We may prepay the Vista Facility in connection with a qualified
IPO, including this offering, without incurring a prepayment penalty. We intend to use a portion of the net proceeds from this offering to prepay all amounts outstanding under and terminate the Vista Facility. See the section titled “Use of Proceeds” for more information.
Upon issuance of the term loans under the Vista Facility, the common stock warrants had a fair value of $11.0 million which was recorded as a debt discount. Debt issuance costs were recorded as a reduction to the debt liability. The debt discount and debt issuance costs are amortized to interest expense at an effective interest rate of 12.8% over the term of the loan. The common stock warrants are recorded within the consolidated balance sheets as Additional paid-in capital.
The Vista Facility contains certain affirmative and negative covenants including, among other things, restrictions on repurchases of stock, dividends and other distributions. As of July 31, 2025, we were in compliance with all covenants. See the section titled “Description of Material Indebtedness—Vista
Facility” for further detail.

ABL Facility
In March 2025, the Company entered into an asset-based lending revolving line of credit with
Citibank, N.A., or the ABL Facility, for a term through March 2028. The ABL Facility has a borrowing limit of $100.0 million and incurs interest at SOFR plus 2.5%. Any unused portion of the ABL Facility will bear interest at 0.25% per annum. The available borrowings are based on eligible U.S. and UK travel receivables. Repayment is required if borrowings exceed stated limits.
As of July 31, 2025, we had drawn a total of $34.5 million on the ABL Facility. The ABL Facility contains certain affirmative or negative covenants including, among other things, restrictions on repurchases of stock, dividends and other distributions. As of July 31, 2025, we were in compliance with all covenants. See the section titled “Description of Material Indebtedness—ABL Facility” for further detail.
Cash Flows
The following table summarizes our cash flows for the periods presented:

	Year Ended January 31,		Six Months Ended July 31,
	2025	2024	2025	2024
	(in thousands)
Net cash provided by (used in) operating activities ..........................................................	$(50,406)	$(166,363)	$4,784	$(29,033)
Net cash provided by (used in) investing activities ..........................................................	$44,870	$(108,779)	$(11,055)	$26,072
Net cash provided by financing activities .....	$52,554	$212,620	$6,606	$51,415
Operating Activities
Net cash used in operating activities was $50.4 million for the year ended January 31, 2025 as compared to $166.4 million for the year ended January 31, 2024. The decrease in net cash used was primarily due to a decrease in net loss, offset by a decrease in non-cash loss on fair value adjustments, and the net impact of changes in operating assets and liabilities. The changes in operating assets and liabilities include the reversal of the tax contingency in the year ended January 31, 2024 impacting other non-current liabilities, a change in accounts payable primarily driven by timing of payments, and an increase in capitalized contract acquisition costs. Refer to Note 1, “Description of Business and Significant
Accounting Policies” to the consolidated financial statements included elsewhere in this prospectus for further details regarding our accounting policy for contract acquisition costs.
Net cash provided by operating activities was $4.8 million for the six months ended July 31, 2025 as compared to net cash used in operating activities of $29.0 million for the six months ended July 31, 2024.
The increase in net cash provided was primarily due to a decrease in loss from operations of $27.2 million, which excludes the non-cash impact on net loss of loss on fair value adjustments and loss on extinguishment of debt.
Investing Activities
Net cash provided by investing activities was $44.9 million for the year ended January 31, 2025 as compared to net cash used in investing activities of $108.8 million for the year ended January 31, 2024.
The change was primarily related to a decrease in corporate card receivables driven by increased collections and faster turnover of receivables due to moving customers to more frequent payment terms.
Net cash used in investing activities was $11.1 million for the six months ended July 31, 2025 as compared to net cash provided by investing activities of $26.1 million for the six months ended July 31,
2024. The change was primarily related to corporate card receivables, which increased slightly during the six months ended July 31, 2025, and decreased significantly during the six months ended July 31, 2024 driven by increased collections and faster turnover of receivables due to moving customers to more frequent payment terms.
Financing Activities
Net cash provided by financing activities was $52.6 million for the year ended January 31, 2025 as compared to $212.6 million for the year ended January 31, 2024. The decrease was primarily driven by a change in proceeds and payments from debt borrowings.
Net cash provided by financing activities was $6.6 million for the six months ended July 31, 2025 as compared to $51.4 million for the six months ended July 31, 2024. The decrease was primarily driven by a change in proceeds and payments from debt borrowings, primarily due to the settlement of the 2022
Promissory Note, partially offset by proceeds from debt borrowings during the six months ended July 31,
2025.
Quantitative and Qualitative Disclosures About Market Risk
Foreign Currency Risk
We conduct business in certain international markets, primarily in Europe in the United Kingdom.
Because we operate in international markets, we have exposure to different economic conditions, political climates, tax systems, and regulations that could affect foreign currency exchange rates.
The functional currency of our foreign subsidiaries may be the local currency or the U.S. dollar, depending on the primary economic environment in which the subsidiary operates. Consequently, changes in foreign currency exchange rates may impact the translation of those subsidiaries’ financial statements into U.S. dollars. Our consolidated results of operations and cash flows are, therefore, subject to fluctuations due to changes in foreign currency exchange rates and may be adversely affected in the future due to changes in foreign exchange rates. To date, we have not entered into any hedging arrangements with respect to foreign currency risk or other derivative financial instruments, although we may choose to do so in the future. A hypothetical 10% increase or decrease in the relative value of the
U.S. dollar to other currencies would not have a material effect on our operating results. In addition, foreign currency exchange rate fluctuations on transactions denominated in currencies other than the functional currency result in transactional gains and losses. We recognize these transactional gains and losses (primarily Euro and British pound currency transactions) in our consolidated statement of operations and have recorded net foreign currency exchange losses of $4.7 million for fiscal 2025 and net foreign currency change gains of $7.6 million for the six months ended July 31, 2025 in other income
(expense), net. Future transactional gains and losses are inherently difficult to predict as they depend on how the multiple currencies in which we transact fluctuate in relation to the U.S. dollar and other functional currencies, and the relative composition and denomination of monetary assets and liabilities in each period.
Interest Rate Risk
As of July 31, 2025, we had cash and cash equivalents of $223.2 million. Cash and cash equivalents consist of cash in banks and interest-bearing money market accounts for which the fair market value would be affected by changes in the general level of U.S. interest rates. However, due to the short-term maturities and the low-risk profile of our investments, an immediate 10% change in interest rates would not have a material effect on the fair market value of our cash and cash equivalents.
We are also exposed to interest rate risk through fluctuations in interest rates on our debt obligations, some of which carry interest at a floating rate. We seek to manage exposure to adverse interest rate changes through our normal operating and financing activities. As of July 31, 2025, a hypothetical 10%
relative change in interest rates would not have a material impact on our consolidated financial statements.

Critical Accounting Policies and Estimates
Our consolidated financial statements are prepared in accordance with GAAP. The preparation of our consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of revenue, expenses, assets and liabilities and disclosure of contingent assets and liabilities in our consolidated financial statements. We base our estimates on historical experience, and other assumptions we believe to be reasonable under the circumstances, which together form the basis for making judgments about the carrying values of assets and liabilities. We regularly assess these estimates; however, actual amounts could differ from those estimates.
An accounting policy is considered to be critical if the nature of the estimates or assumptions is material due to the levels of subjectivity and judgment necessary to account for highly uncertain matters or the susceptibility of such matters to change, and the effect of the estimates and assumptions on financial condition or operating performance. The accounting policies we believe to reflect our more significant estimates, judgments and assumptions that are most critical to understanding and evaluating our reported results of operations are described below. For further information, see Note 1, “Description of
Business and Significant Accounting Policies” to the consolidated financial statements included elsewhere in this prospectus.
Revenue Recognition
We recognize revenue in accordance with ASC 606, Revenue from Contracts with Customers, when a customer obtains control of promised services in an amount that reflects the consideration we expect to be entitled to in exchange for these services. Our primary sources of revenue are fees earned from platform customers for access to our travel and expense management platform or on-demand travel management services, and from travel supply and payment partners for connection to our network of travel bookings and corporate card transaction dollar volume. We categorize revenue earned as (i)
usage-based revenue, which primarily represents fees from our platform customers earned on a per-
booking transaction basis and fees from our travel supply and payment partners, which are generally earned on a per-transaction basis, and (ii) subscription revenue, which primarily represents revenue earned from subscriptions to our expense management platform. Under our arrangements with certain travel supply partners, we earn additional fees when cumulative actual booking or transaction dollar volume exceeds specified contractual thresholds. Our travel supply partners include airlines, hotels, car rental companies, rail carriers, and providers of GDSs. Our payment partners primarily include our corporate card payment processors and card issuing partners.
Platform Customers
Our primary performance obligation is to provide platform customers with continuous access to our cloud-based travel and expense management platform or to our on-demand travel management services.
Transaction-based fees are generally non-refundable, and represent variable consideration allocated to the period the booking occurs. Revenue from transaction-based fees is recognized at the time of booking.
Subscription fees are recognized ratably over the non-cancellable contract term.
We maintain a rewards program under which users of our platform receive credits for the purchase of future personal travel. These credits expire twelve months after they are earned. We record a rewards liability and a reduction to revenue related to the vested and unpaid rewards earned by users of our platform, net of expected breakage.
Travel Supply and Payment Partner Fees
Our primary performance obligation to our travel supply partners is to connect them to user bookings made on our cloud-based travel management platform or through our on-demand travel management services. For airline and rail carriers, we are generally entitled to fees at the time of booking. For hotel and car rental partners, we are generally entitled to fees at the completion of a traveler’s stay or at the end of the rental period, respectively. Revenue is recognized at the time we are entitled to these fees.

Our primary obligation to our payment partners is to connect them with user transaction volume on our physical and virtual corporate cards. We earn fees and other incentives from our payment partners based on the transaction dollar volume of each physical or virtual corporate card payment transaction processed, and we recognize revenue in the period each transaction occurs. We provide rebates to certain platform customers based on the dollar volume of payment transactions processed on our platform. Rebates paid to customers are recognized as a reduction to revenue.
Contract Acquisition Costs
We capitalize incremental costs of obtaining a contract with a customer if the costs are recoverable.
These costs, which primarily consist of sales commissions, are deferred and amortized on a straight-line basis over the period of benefit, which we have estimated to be five years. We estimate the period of benefit by primarily taking into consideration the average customer life, among other factors. During fiscal
2025, we capitalized $23.7 million of contract acquisition costs and recognized related amortization expense of $5.6 million. During the six months ended July 31, 2025, we capitalized $9.2 million of contract acquisition costs and recognized related amortization expense of $2.5 million. Amortization expense is included in sales and marketing expense in the consolidated statements of operations.
Valuation of Embedded Derivative Liability
The embedded derivative liability is bifurcated from the convertible notes issued in June 2020. Refer to the section titled “—Debt Obligations” and in Note 8, “Debt” to the consolidated financial statements included elsewhere in this prospectus for further information regarding the convertible notes. The embedded derivative liability was measured at fair value on the date of issuance, and is remeasured to fair value each reporting period until conversion, with changes in the fair value recognized as a component of gain (loss) on fair value adjustments in the accompanying consolidated statements of operations. The fair value of the embedded derivative liability was computed using a combination of the income approach, the Black-Scholes option pricing model, a probability-weighted estimate of the time to conversion, and other Level 3 inputs. Significant management assumptions and estimates were involved in this determination. Refer to Note 3, “Fair Value Measurements” to the consolidated financial statements included elsewhere in this prospectus for further information regarding the significant inputs used in measuring the fair value of the embedded derivative liability.
Stock-Based Compensation
Stock-based compensation expense is recognized over the requisite service period, which is generally over the vesting term of four years, on a straight-line basis for all stock-based payments that are granted to employees, non-employees and directors, including grants of employee stock options and other stock-based awards, that vest based on time-based service vesting conditions. Equity-classified awards issued to employees, non-employees such as consultants and non-employee directors are measured at the grant-date fair value of the award. Forfeitures are recognized as they occur. We estimate the grant-date fair value of stock options using the Black-Scholes option pricing model.
The Black-Scholes option-pricing model requires the input of highly subjective assumptions in estimating the fair value of stock-based awards. These variables include:
•Fair Value of Common Stock. As our shares of common stock are not publicly traded, the fair value was determined by our board of directors, with input from management and valuation reports prepared by third-party valuation specialists.
•Risk-Free Interest Rate. The risk-free interest rate is based on the yield available on U.S.
Treasury zero-coupon issues with a term that approximates the expected term of the option.
•Expected Term. The expected term represents the period that stock-based awards are expected to be outstanding. Since we did not have sufficient historical information to develop reasonable expectations about future exercise behavior, the expected term for options issued to employees was calculated as the mean of the option vesting period and contractual term. The expected term for options issued to non-employees is the contractual term.
•Expected Volatility. Since we have no trading history of our common stock, the expected volatility is derived from the average historical stock volatilities of peer group public companies that we consider to be comparable to our business over a period equivalent to the expected term of the stock-based grants.
•Expected Dividend Yield. We have never declared or paid any cash dividends and do not presently plan to pay cash dividends in the foreseeable future. As a result, we applied an expected dividend yield of zero.
RSUs are generally subject to both time-based service and performance-based vesting conditions, which may be satisfied by either an initial public offering, including this offering, or the sale of our company, neither of which, for accounting purposes, are considered probable until they occur. The fair value of new or modified RSU awards is equal to the grant date fair value of the Company’s common stock. These RSUs generally vest over a four-year period based on the achievement of specified qualifying events, subject to continued service through the applicable vesting dates. Compensation cost is recognized over the requisite service period when it is probable that the performance-based condition will be satisfied. In the period in which the performance-based condition becomes probable, we will record cumulative stock-based compensation expense for the service period completed to such date and will begin recording stock-based compensation expense using the accelerated attribution method based on the grant-date fair value of the RSUs for awards where the service period is not complete.
Upon the completion of this offering, we will recognize a significant non-cash cumulative stock-based compensation charge for RSUs subject to both time-based service and performance-based vesting conditions for which the time-based service vesting condition has been satisfied. As of July 31, 2025, the total unrecognized stock-based compensation expense related to RSUs for which the time-based service vesting condition had been satisfied or partially satisfied as of July 31, 2025 was approximately $61.2 million, calculated using the accelerated attribution method. Unrecognized stock-based compensation expense related to unvested RSUs that have not met the time-based service condition as of July 31, 2025 was $91.1 million, which would be recognized over a weighted-average period of approximately 3.5 years if the performance-based condition had occurred on or was probable as of July 31, 2025. We expect to recognize the remaining unrecognized non-cash compensation expense for RSUs that were outstanding as of the completion of this offering using the accelerated attribution method, net of forfeitures, as the time-based service vesting condition is satisfied. After the completion of this offering, based on RSUs outstanding as of July 31, 2025, we expect that approximately 0.4 million, 0.9 million, and 0.9 million RSUs will satisfy their time-based service vesting conditions by each of December 20,
2025, March 20, 2026, and June 20, 2026, respectively, assuming no forfeitures. We may delay the settlement of certain of these vested RSUs until after the expiration of lock-up agreements and market stand-off provisions described elsewhere in this prospectus.
Additionally, as of July 31, 2025, unrecognized stock-based compensation expense related to unvested stock options was approximately $123.6 million, which is expected to be recognized over a weighted-average period of 2.3 years and unrecognized stock-based compensation expense related to unvested RSUs with only time-based service vesting conditions was approximately $13.2 million, which is expected to be recognized over a weighted-average period of 3.6 years.
Common Stock Valuations
The fair value of our common stock underlying our equity awards was determined by our board of directors, after considering contemporaneous third-party valuations and input from management. The valuations of our common stock were determined in accordance with the guidelines outlined in the
American Institute of Certified Public Accountants Practice Aid, Valuation of Privately-Held-Company
Equity Securities Issued as Compensation. In the absence of a public trading market, our board of directors, with input from management, exercised significant judgment and considered various objective and subjective factors to determine the fair value of our common stock as of the date of each stock option grant, including the following factors:
•contemporaneous valuations of our common stock performed by independent third-party specialists;
•the prices, rights, preferences and privileges of our redeemable convertible preferred stock relative to those of our common stock;
•the prices paid for common or redeemable convertible preferred stock sold to third-party investors by us and prices paid in secondary transactions for shares repurchased by us or other investors in arm’s-length transactions, including any tender offers;
•the lack of marketability inherent in our common stock;
•our actual operating and financial performance;
•our current business conditions and projections;
•the hiring of key personnel and the experience of our management;
•the history of the company and the introduction of new offerings;
•our stage of development;
•the likelihood of achieving a performance event, such as an initial public offering, a merger, or acquisition of our company given prevailing market conditions;
•the operational and financial performance of comparable publicly traded companies; and
•U.S. and the global capital market conditions and overall economic conditions.
In valuing our common stock, the fair value of the total equity of our business was determined using various valuation methods, including combinations of income and market approaches with input from management. The income approach estimates value based on the expectation of future cash flows that a company will generate. These future cash flows are discounted to their present values using a discount rate that is derived from an analysis of the cost of capital of comparable publicly traded companies in our industry or similar business operations as of each valuation date and is adjusted to reflect the risks inherent in our cash flows. The market approach estimates value based on a comparison of the subject company to comparable publicly traded companies in a similar line of business. From the comparable companies, a representative market multiple is determined and then applied to the subject company’s financial forecasts to estimate the value of the subject company based on this approach.
In valuing our common stock and to allocate value across share classes, we applied a hybrid probability-weighted expected return method, or PWERM, as the principal equity allocation method. The
PWERM incorporated two scenarios: an initial public offering scenario and a remain private scenario, which utilized an option-pricing method. As appropriate, a discount for lack of marketability was considered and applied in arriving at the concluded value for our common stock.
In addition, we also considered any secondary transactions involving our capital stock. In our evaluation of those transactions, we considered the facts and circumstances of each transaction to determine the extent to which they represented a fair value exchange and assigned the prices paid in the transactions an appropriate weighting in the valuation of our common stock. Factors considered include the number of different buyers and sellers, transaction volume, timing relative to the valuation date, whether the transactions occurred between willing and unrelated parties, the cadence in which the secondary transactions occur, and whether the transactions involved investors with access to our financial information, among other factors.
Application of these approaches and methodologies involves the use of estimates, judgments, and assumptions that are highly complex and subjective, such as those regarding our expected future revenue, expenses, and future cash flows; discount rates; market multiples; the selection of comparable public companies; and the probability of and timing associated with possible future events. Changes to any or all of these estimates and assumptions, or the relationships between those assumptions, impact our valuations as of each valuation date and may have a material impact on the value of our common stock.
Upon completion of this offering, our Class A common stock will be publicly traded, and we will rely on the closing price of our Class A common stock as reported on the date of grant to determine the fair value of our Class A common stock.
Based on the assumed initial public offering price per share of $25.00, which is the midpoint of the offering price range set forth on the cover page of this prospectus, the aggregate intrinsic value of our outstanding stock options as of July 31, 2025, was $485.8 million, with $432.7 million related to vested stock options.
Business Combinations
We allocate the fair value of purchase consideration to the tangible and intangible assets acquired and liabilities assumed based on their estimated fair values. The excess of the fair value of purchase consideration over the fair values of these identifiable assets and liabilities is recorded as goodwill. The determination of fair value requires management to make significant estimates and assumptions, especially with respect to intangible assets. Significant estimates in valuing certain intangible assets include, but are not limited to, future expected cash flows from trade names from a market participant perspective, acquired customers, acquired technology, useful lives and discount rates. Management’s estimates of fair value are based upon assumptions believed to be reasonable, but which are inherently uncertain and unpredictable and, as a result, actual results may differ from estimates. During the measurement period, which is one year from the acquisition date, management may record adjustments to the assets acquired and liabilities assumed, with the corresponding offset to goodwill.
JOBS Act Accounting Election
We are an "emerging growth company" under the JOBS Act, which permits us to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. We have elected to use this extended transition period until we are no longer an emerging growth company or until we affirmatively and irrevocably opt out of the extended transition period. As a result, our consolidated financial statements may not be comparable to companies that comply with new or revised accounting pronouncements applicable to public companies.
Recent Accounting Pronouncements
See Note 1, “Description of Business and Significant Accounting Policies” to the consolidated financial statements included elsewhere in this prospectus for more information.

BUSINESS
Overview
Travel is more than just getting from point A to point B; it's the lifeblood of connection in the modern business world. It's about forging those critical in-person relationships with clients and partners, sparking innovation through team collaboration, and empowering employees to grow and succeed. These moments matter, and they demand a travel experience worthy of their importance. We built Navan for the road warriors, for CEOs and CFOs who understand travel’s critical importance to their strategy, the finance teams who demand precision and control, the executive assistants juggling itineraries, and the program admins ensuring seamless events.
Navan is an end-to-end, AI-powered software platform built to simplify the global business T&E experience, benefiting users, customers, and suppliers. From day one, we leveraged technology to reimagine business travel. We built a comprehensive platform that serves as the foundation for further disruption. We deliver delightful, personalized experiences for users, efficiency and control for customers, and direct market access for suppliers—all powered by our proprietary AI framework, Navan Cognition.
We saw firsthand the frustration of clunky, outdated systems. Travelers were forced to cobble together solutions, wait for hours on hold to book or change travel, and negotiate with travel agents. They struggled to adhere to company policies, with little visibility into those policies, and after all that, they spent even more time on tedious expense reports after a trip. We felt the pain of finance teams struggling to gain visibility into fragmented travel spending and to enforce policies, and the frustration of suppliers unable to connect directly with the high-value business travelers they sought to serve.
Navan challenges this status quo by putting all three constituents—users, customers, and suppliers—
at the heart of an integrated global platform. With Navan, users enjoy intuitive, AI-powered booking that anticipates users’ needs and takes a fraction of the time of legacy booking systems. Users also get expense management and clear policy guidance built-in. Customers gain real-time visibility, cost control, and safety oversight, and suppliers gain direct access to the customers who matter most. Instead of having to compromise, every group benefits, and the whole network becomes greater than the sum of its parts.
Navan was built on the premise that to win, all players in the ecosystem must be integrated on one platform with AI at its core. Our platform was built from the ground up to connect distinct stakeholders, and unify traditionally disparate product features, through a single system that unlocks new efficiencies and experiences. By building true connectivity into the core of its cohesive offering, Navan is unlocking a smarter, more rewarding future for travel—one where everyone wins.
The Navan platform creates a powerful flywheel effect where the user, customer, and supplier benefits reinforce each other. Our enterprise-grade platform is characterized by its intuitive design, ease of use, and tangible time-saving features, which foster a user-centric experience that travelers genuinely appreciate. This is reflected in our overall CSAT score of 96%, our virtual agent CSAT score of 78%, which is on par with human agent performance, and NPS of 43, each for the six months ended July 31,
2025. When frequent travelers have a positive, efficient experience and earn rewards, they are more likely to use Navan. The increased adoption gives the customer greater visibility into spending, stronger policy control, and cost savings, making them more invested in the platform. This, in turn, attracts more suppliers who want access to our large and loyal user base. With more suppliers and inventory available, we can offer better options and competitive pricing, further enhancing the experience for frequent travelers. This virtuous cycle strengthens each flywheel, creating a robust and self-sustaining ecosystem.
Our proprietary infrastructure, which we call Navan Cloud, enables us to provide global, real-time inventory for users and forms the foundation of our platform. We aggregate supply through direct supplier relationships, real-time API integrations, and a robust network of partnerships. From day one, Navan has leveraged artificial intelligence as a cornerstone of our platform. We built Navan Cognition, a new paradigm in AI-powered travel management. This proprietary framework enables us to create, train,

deploy, and supervise specialized virtual agents that can handle many complex tasks previously requiring human intervention. We make every step of the pre-booking, in-travel, and post-trip process as delightful and automated as possible. In fiscal 2025, 90% of bookings were made online or through mobile applications on the Navan platform. Our users on average are able to book a trip in seven minutes, far faster than the industry average of 45 minutes, according to Booking.com. And, in the majority of cases, users can resolve trip changes with a virtual agent, which Navan was one of the first in its industry to offer.
Our strategy is to land a customer with our Travel offering, delight our users and customers, broaden their engagement with Navan, and seek to manage all of their payments, expenses, VIP needs, meetings and events, and bleisure travel on our platform. As of January 31, 2025, 36% of our customers attached to three or more offerings. Because Navan unifies all aspects of travel in one system, it is used by employees across departments and seniority levels, driving deep organizational adoption. This integrated approach streamlines trip planning, digitizes in-trip expenses, and automates post-trip reconciliation, all while enhancing the overall customer experience. Our platform also provides actionable analytics and intelligence for managers to monitor and approve travel and entertainment spend in real-time.
Our platform is easy-to-use, yet powerful enough to address customers of all sizes across any industry vertical. Our revenue grew 33% year-over-year from $402 million in fiscal 2024 to $537 million in fiscal 2025, and grew 30% period-over-period from $254 million for the six months ended July 31, 2024 to
$329 million for the six months ended July 31, 2025. Our net loss decreased 45% year-over-year from
$332 million in fiscal 2024 to $181 million in fiscal 2025, and increased 8% period-over-period from $93 million for the six months ended July 31, 2024 to $100 million for the six months ended July 31, 2025. Our gross booking volume grew 32% year-over-year from $5.0 billion in fiscal 2024 to $6.6 billion in fiscal
2025, and grew 34% period-over-period from $3.1 billion for the six months ended July 31, 2024 to $4.1 billion for the six months ended July 31, 2025. Our payment volume grew 35% year-over-year from $2.7 billion in fiscal 2024 to $3.7 billion in fiscal 2025, and grew 10% period-over-period from $1.8 billion for the six months ended July 31, 2024 to $2.0 billion for the six months ended July 31, 2025.
Our proprietary AI framework, Navan Cognition, significantly enhances support capabilities and has improved our gross margins, while leveraging powerful technology capabilities across our platform, making Navan an increasingly formidable competitor. For example, our AI-powered virtual agent chatbot,
Ava, handled approximately 50% of user interactions during the six months ended July 31, 2025. Our gross margin improved from 60% in fiscal 2024 to 68% in fiscal 2025, and improved from 67% for the six months ended July 31, 2024 to 72% for the six months ended July 31, 2025. Our non-GAAP gross margin improved from 62% in fiscal 2024 to 69% in fiscal 2025, and improved from 68% for the six months ended
July 31, 2024 to 73% for the six months ended July 31, 2025. See the section titled “Management’s
Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Financial
Measures” for information regarding our use of non-GAAP gross margin and a reconciliation of gross margin to non-GAAP gross margin.
Navan’s Opportunity: Reshaping an Industry that Has Not Changed in 30 Years
Travel and Expense Management is a Large and Highly Fragmented Industry
Global travel is a massive and complex industry. According to the World Travel & Tourism Council, the travel and tourism sector’s contribution to the global economy reached $10.9 trillion in 2024, representing 10% of the global economy.
Over the last two decades, consumer travel has undergone significant innovation, with technology-
driven marketplaces enhancing the user experience and simplifying transactions. Online penetration of global travel sales increased from 58% in 2019 to 66% in 2023, according to Euromonitor. For personal travel, which is often simpler by nature, consumers have grown accustomed to experiencing a high level of personalization and self-driven discovery. As personal travel has increased in online bookings, so have expectations around seamless booking, access to greater inventory and optionality.

Business travel tools, by contrast, were built to serve companies and their policies, not users. The experience of travel is plagued by antiquated technology in a sector that is still largely offline, often driven and supported by people-intense agencies and aggregators. Users are often forced to navigate multiple platforms with inadequate inventories, and to book and manage various aspects of their trip, from flights and lodging to ground transportation. Business travelers also need to ensure their choices adhere to company policies that are further complicated by the tedious, manual processes involved in expense reporting after the trip. This burden falls increasingly on travelers who are mission critical to their companies, diverting the time and focus of employees ranging from top executives and their executive assistants to sales leaders. A thoughtfully designed travel experience not only respects these individuals’
valuable time, it becomes a strategic advantage for their companies.
The challenge of delivering a seamless user experience for travel is exacerbated by a highly fragmented industry that imposes high costs and significant inefficiencies on businesses. A single business trip may require over ten different tools, systems, and workflows to book travel and manage expenses for one traveler: multiple suppliers to provide inventory, legacy inventory networks, a travel management company, a different platform for booking travel and lodging, travel and expense management software point solutions, other separate reporting and analytics tools to evaluate travel spend, a tool to ensure duty of care, a vendor for meetings and events, software for itinerary management, a payments platform, a corporate card offering, and a disconnected offering for rewards.
Travel and Expense Management is a Highly Fragmented Industry of Suppliers and Point
Solutions
We think of this ecosystem in the following categories:
Suppliers
•Traditional Inventory. Includes airlines, hotels, rail carriers, car rental agencies, and black car operators that sell and provide travel inventory. Suppliers make money by selling their inventory to travelers either directly or indirectly through TMCs.
•Travel Management Companies. Travel agencies that book trips on behalf of travelers. Many of the most prominent TMCs were founded decades ago and primarily work offline with phone call bookings, changing travel bookings, high-touch customer service, and minimal technology. TMCs make money through commissions paid by suppliers in addition to one-off fees for completing bookings, providing additional support, or offering after-hours help, in particular. TMCs are financially incentivized to book travel through suppliers that provide them with the highest commission.
◦Traveler Data. TMCs have access to and maintain detailed information about the traveler's schedule, including dates, times, flight numbers, hotel bookings, and other transportation arrangements.
◦Travel Agent. TMCs typically offer agent support via email, phone, or in-app chat to travelers to deal with last-minute changes, emergencies, and other travel-related issues.
◦Supplier Spend Data. Supplier negotiations are a key area where data makes a difference.
By analyzing past booking patterns, spend volumes, and traveler preferences, TMCs enable companies to negotiate contracts that maximize value. Companies leveraging TMC data can save money on supplier contracts.
•Global Distribution System. An inventory network built to display real-time availability of inventory from various suppliers. TMCs use a GDS to book travel on behalf of business customers. Many
GDSs were developed in the 1960s, 1970s, and 1980s and were built on original distribution technology and data models, called EDIFACT, tied to a few of the major global airlines. EDIFACT systems may lack dynamic pricing or have content gaps compared to newer distribution channels, and are restrictive on their capabilities to service travel due to a fixed data structure and toolset. GDSs were originally built as a back-end display tool without an online marketplace on which to transact. Over time, GDSs have added computer reservation systems and new distribution technology to facilitate transactions. GDSs make money by charging a fee per transaction sourced from their inventory network.
•Low-Cost Carriers. Airlines with no-frills models that are not accessed by traditional GDSs, requiring TMCs and travel platforms to establish direct connections. While LCCs offer cost savings, they pose challenges for integration, reporting, and access to negotiated fares.
•Online Travel Agencies, or OTAs. Online platforms that act as intermediaries between travelers and travel providers such as airlines and hotels. OTAs often include commission fees and rate parity requirements mandating consistent pricing across all distribution channels.
Point Solutions
•Payments Solution. Payment processing software that automates the sending and receiving of payments, streamlining business workflows and reducing manual tasks. It helps businesses accept payments online, manage payment data, track transactions, and reconcile payments with accounting systems.
•T&E Management. Powering the bespoke demands of business travel requires intricate back-end system integrations, workflow automation, as well as real-time reporting and analytics—
capabilities that no traditional provider offers in a unified software solution. Key requirements to enable business travel expense management include:
◦Expense System. Facilitates financial back office functions to account for and manage transactions, helping companies manage and control the costs associated with their employees as they travel for work. These systems are designed to give companies visibility into their travel and expense spend, allowing for better cost management. Expense systems also enable payments back to employees for reimbursement of expenses.
◦Policy Management. Allows companies to implement and monitor compliance to company policy and spending limits. These aid in companies’ cost management and help ensure that employees are aware of corporate policies and working within them.

◦Spend Analysis. Allows companies to examine spending across their employee base to identify cost-saving opportunities, improve efficiency, and help their employees make more informed purchasing decisions when traveling. This is often a separate finance application, allowing for better employee transaction and spend management.
◦Duty of Care. Monitors threats to employees and enables two-way communication between a traveler and the security team in order to inform traveling employees of emerging threats to ensure their safety and well-being.
◦Meetings and Events. Solutions that promote event organization or meeting attendance across a company’s employee base, including coordinated booking of travel and accommodations across a common itinerary. These solutions are often separate from traditional business travel solutions, making it difficult to integrate with other parts of the ecosystem like spend analysis and policy management solutions.
•Rewards Programs. Programs where users can obtain rewards for loyalty and usage of hotels, airlines, or other services. These programs are often fragmented and segregated across airlines and hotel groups, making it difficult to get rewards while adhering to company policies.
•Itinerary Management. Tool that helps users, particularly travel agencies and tour operators, organize and manage detailed travel plans. It consolidates information like flights, accommodations, activities, and transportation into one place, streamlining the planning process and enhancing the customer experience.
•Online Booking Tool, or OBTs. Tech solution allowing travelers to book and manage their travel itineraries in a centralized system. OBTs are a centralized way for company administrators to manage and monitor a company’s travel program.
As a result of this disconnected ecosystem, business travelers spend an average of 45 minutes booking a trip, according to Booking.com, often requiring significant additional time spent calling agents and reconciling expenses. In some instances, travel bookings and changes may take days between emails, calls, and asynchronous feedback between parties. Business travelers are dissatisfied and highly frustrated with existing solutions, reflected in the industry’s low NPS of 5 for the six months ended June
30, 2025 as compared to our NPS of 43 for the six months ended July 31, 2025.
Limitations of Existing Solutions for Key Stakeholders in Business Travel
•For Travelers: When working with legacy solutions, users are forced to navigate a global web of challenging interfaces that present limited booking options and offer little guidance on company travel and expense policy. It is difficult to assess which travel options are compliant with company policy, especially as users rely heavily on live booking agents to assist. Changes frequently require the traveler to call customer support, increasing time to book travel. Additionally, travelers are tasked with the frustrating process of tracking and uploading receipts, filling out cumbersome forms, and often needing to front personal dollars for their company spend. Travelers who book outside of approved systems can also miss critical travel alerts and support services provided by corporate programs. This exposes companies to legal risk as companies cannot fulfill their duty of care to their employees.
•For Companies: Frustration with limited booking options, siloed systems, and poor user experience can often lead to limited adoption of systems by travelers. Existing solutions may require travelers to book or modify travel through a travel agent, resulting in the company paying additional fees. Companies also lose the cost-saving benefits from negotiated corporate discounts and volume commitments, increasing overall travel costs. Travelers end up overspending company money and often significantly exceeding their T&E budgets, and this introduces difficulties in the processing of matching expenses to trips, creating additional administrative burden on companies. Without centralized booking, companies also struggle to track and manage travel spend effectively, undermining budget control and forecasting. Low adoption of T&E solutions also impairs a company’s ability to locate and assist travelers during emergencies, such as natural disasters or geopolitical crises, exposing companies to legal and reputational risks. Companies of all sizes can transform their productivity and the experiences of their employees through better travel and expense solutions.
•For Suppliers: Fragmented, legacy travel infrastructure makes it more challenging for suppliers to consistently access a large base of frequent travelers given user dissatisfaction and frequency of off-platform spend. Travel infrastructure providers may not have invested in their technology to enable suppliers to present their inventory in a way that differentiates their offerings, including more granular details about class fares, seating options, description of amenities, and other benefits. In addition, legacy players can lack brand experience, preventing suppliers from showcasing unique products, building loyalty with frequent travelers, or facilitating the opportunity to upsell additional products and services for suppliers.
These disjointed steps to book business travel and manage expenses are not designed with the user in mind, resulting in inefficiencies, frustration, data silos, lack of convenience and flexibility, and limited spend control and policy enforcement. We believe that traditional T&E platforms have limited adoption in the market because they are expensive and have significant implementation requirements that limit their feasibility. These requirements typically involve extensive scoping, one-off integrations with ERP and HR systems, detailed configuration and localization, multi-stage quality assurance testing, enterprise-wide training programs, and phased roll-out plans, driving up both complexity and cost. Many businesses on these legacy systems rely on phone calls and do not have access to real-time information, costing employees a considerable amount of time. Navan was built to solve these challenges.
Our Solution
Our end-to-end, AI-powered software platform is purpose-built to deliver a personalized global travel booking experience for our users, combined with next-generation expense management and payments solutions that provide real-time visibility and control over T&E spend. At the core of our platform is Navan
Cognition, our proprietary AI framework that powers intelligent automation and decision making across the user journey. This intelligence layer enhances virtually every step of the travel process, from booking to reconciliation, helping us deliver a more seamless, policy-compliant, and cost-effective experience for customers of all sizes.
Navan Cloud: The Infrastructure of Our Travel Experience
We built our proprietary technology and partner infrastructure from the ground up to provide a global, real-time inventory that maximizes choice for our users. In contrast with legacy players, who have generally expanded through acquisitions of local travel agencies and have a highly fragmented view of inventory with limited access to smaller suppliers, our platform is truly global, with broad inventory including smaller suppliers, and our human and virtual agents have access to all of the bookings on our platform, globally. Acting as a proprietary, in-house aggregator platform, our highly scalable Navan Cloud aggregates and dynamically accesses our broad inventory through direct relationships, API integrations, and partnerships to provide high levels of choice:
•Direct Supplier Relationships. We have curated direct partnerships with a vast network of airlines, hotels, and other suppliers, giving us better and sometimes exclusive access to inventory and lower prices. These relationships also let us provide richer content such as seating, amenities, and fare classes, directly from suppliers, enabling a more customizable booking experience. A cornerstone of our supply sourcing strategy is to source content directly from suppliers, whether through NDC, where Navan sits on governing bodies and helps define NDC standards, direct integrations to Passenger Service Systems, or other APIs provided by the supplier. This enables us to have swift access to the newest releases and updates to the travel distribution ecosystem. It also positions us as a partner to these suppliers, helping shape new traveler benefits and automated fulfillment and servicing capabilities that benefit our efficiency and the travel experience for our users.
•API Integrations. Our advanced API technology enables real-time integration with suppliers, ensuring users get accurate, real-time pricing, content, and availability. Where APIs are not available, we leverage our strong direct supplier relationships to source data across a broad set of channels.
•Partnerships. We have developed deep partnerships with banks, financial technology companies, and payment providers to broaden capabilities across our payments platform. These include integrations with payment networks like Visa and Mastercard as well as card issuers like Brex,
Rho, Citi, Barclays, and Citizens Bank, extending our reach into the financial ecosystem.
Our direct connections and integrations give us access to sell over 600 airlines via GDSs, NDC, and
LCCs, and over two million individual lodging properties through our platform globally. We have connections to the major credit card networks and over 200 banks and partnerships with multiple issuing partners in Navan Cloud. Our proprietary infrastructure provides customers with dynamic access to pricing and travel availability, ensuring that users always have the most accurate information at their fingertips. Navan Cloud also simplifies expense management during and after a trip so that customers can understand and accurately capture T&E spend in real time.
Navan Cognition: Our New Paradigm in AI-Powered Travel Management
From our early founding days, we have invested in AI technologies at the core of our platform. We started with advanced ML capabilities that were revolutionary in this industry in our early days, but we did not stop there. As the technology progressed, so did we. We evolved from deploying customized ML algorithms that deliver best-in-class optimization and personalization to building a sophisticated agentic AI platform that is programmable, modular, and dynamic.
We developed a new paradigm in AI-powered travel management through Navan Cognition, our third-
generation innovative proprietary AI framework that combines the precision and predictive power of ML with the reasoning capabilities of large language models, or LLMs. Navan Cognition is designed to leverage third-party LLMs in combination with our own proprietary, internally developed software to operate a modular framework of virtual agents using a graph-based workflow. On our platform, Navan
Cognition enables us to create, train, deploy, and supervise our specialized virtual agents that can handle many complex tasks previously requiring human intervention, including our virtual agent chatbot, Ava.
Within the Navan Cognition framework, our networks of virtual agents identify, categorize, and execute user queries (including distinct tasks) as users interface with our platform. The graph-based workflow identifies and processes the intent behind users’ requests to our virtual agents (such as travel type and preferences) to prompt the LLM models to execute the most relevant workflow in response to requests, while refining user intent to strive for accurate responses and minimal hallucinations. Virtual agent outputs undergo compliance, fact-checking, and logic validation, and supervisory workflows are in place with the goal of preventing hallucinations and unauthorized or unintended actions from reaching users.
This framework allows our virtual agents to masterfully manage an increasing number of tasks and requests on our platform, from booking modifications to expense tracking, communicating naturally with users while maintaining strict operational safeguards. For instance, our virtual agents can proactively contact hotels to verify payment arrangements before a traveler's arrival, ensuring a smooth check-in experience. For more information regarding the risks related to the use of AI in our business, see the section titled “Risk Factors—Risks Related to Privacy, Cybersecurity, and Intellectual Property—Our use
of artificial intelligence, including Gen AI and ML, gives rise to legal, business, and operational risks, which may result in diminished performance, regulatory scrutiny, social impacts, reputational harm, and liability arising from the use of this technology” in the section titled “Risk Factors.”
Navan Cognition has also been core to helping us improve the service offering of our platform without adding cost to our customers and enabling us to further optimize margins. Our AI-powered virtual agent chatbot, Ava, handled approximately 50% of user interactions while maintaining an impressive average
CSAT score of 96% for our overall platform and 78% for our AI-powered virtual agent chatbot, Ava, which is on par with human agent performance, each for the six months ended July 31, 2025. Most importantly, we have achieved this while striving to adhere to our zero-critical-hallucination standard, which aims to ensure every interaction is accurate, reliable, and trustworthy. Looking ahead, we intend to continue expanding both our ML and Navan Cognition capabilities. This dual approach, combining the precision of
ML with the autonomous reasoning of Navan Cognition, positions us to deliver increasingly sophisticated, personalized, and efficient travel solutions. We aim to leverage these advancements to further streamline workflows, enhance self-service options, and create even more value for our users through intelligent automation, ultimately helping us drive the future of travel.
Navan Cognition is not just a feature, it represents the foundation of our platform. Designed with built-
in safeguards and real-time oversight, it works to ensure that AI-driven actions are reliable, secure, and aligned with enterprise needs. As we continue to expand the capabilities of Navan Cognition, it serves as the infrastructure layer upon which a growing ecosystem of intelligent travel applications will be built, powering a safer, smarter, and more adaptive future for business travel.
Navan Native Apps and Enterprise Integrations
We have developed simple and intuitive front-end experiences for travel, payments, and expense management. Users can interface with our platform through web and mobile applications, omnichannel support, and white label travel solutions. Customers can also access our platform through administrative apps or through enterprise integrations for expense management and bank or credit cards. Our apps are discrete gateways into our platform that share a common data infrastructure and remain universally synchronized. The user experience drives product use and reinforces the flywheel of our business.
We also offer deep enterprise integrations with leading human resource information systems, enterprise resource planning systems, and financial systems, which enable real-time syncing of employee directories, expense categories, and policy controls. This seamless connection also allows customers to streamline onboarding, enforce compliance automatically, and accelerate month-end reconciliation. By embedding Navan into existing enterprise infrastructure, finance and HR teams can maintain a single source of truth across systems and significantly reduce the operational burden of manual data entry and cross-platform coordination.
Key Benefits of Our Platform
Why Users Love Navan
We provide a true end-to-end travel, payments, and expense management platform that is built from the ground up with a relentless focus on our users. Our intuitive design, ease of use, and time-saving features create an enjoyable experience for our users that helps to drive adoption of our platform. Our users experience the following key benefits:
•Highly personalized experience. Starting with booking, our AI capabilities enable us to curate results based on the user’s past preferences, trips, and travel patterns that are all within a customer’s policy. During the trip, our technology offers suggestions and content informed by the user’s itinerary. Whether business travel or personal travel booked around business trips, referred to as bleisure, the more a user spends on our platform, the more we can deliver a personalized experience.
•Centralized platform for user needs. Our platform enables users to address their travel, payments, and expense management needs in a single, unified workspace. Previously, users relied on a fragmented set of point solutions that required users to toggle between multiple applications, calendars, emails, printouts, and texts. With Navan, users can find what they need all in one place, from logistics for events travel to bleisure to bespoke, white-glove VIP services, which can satisfy the complex requirements even the highest profile travelers, including private jets and police escorts. In fiscal 2025, 90% of bookings were made online or through mobile applications on our platform.
•Differentiated support experience. We offer an exceptional support experience that combines our self-serve support tools with 24/7 live service through chat or phone. Users can select from three different levels of support to best meet their needs, including our dedicated paid offering. Users can access our support services via chat or phone, typically connecting with a dedicated agent within minutes. Increasingly, more of our support is becoming automated through our AI-powered virtual agent chatbot, Ava, which handled approximately 50% of user interactions without live agent intervention during the six months ended July 31, 2025. This allows travelers to access support efficiently and effectively and lessens the burden on customers’ administrative support teams.
•Increased productivity. Designed to eliminate friction from the entire travel booking experience all the way through the process of expensing the trip, our platform makes everything from booking travel to managing itineraries and making changes simple and fast. Users receive timely notifications as a trip approaches, and instead of having to spend valuable time waiting on hold and speaking to an agent, our AI-powered virtual agent chatbot, Ava, can make trip changes directly without involving a live agent. After a trip, our technology links travel bookings to expenses and automates the reconciliation process. With Navan, the average time to book a trip is seven minutes, compared with 45 minutes through outside channels, according to
Booking.com.
•Ability to share in rewards. Our rewards program allows users to share in a portion of the savings realized by their businesses. Traditionally, users are not incentivized to save money on travel and are only given a blanket maximum of what they can spend. Instead, our platform gives users a
“price to beat,” which is a median price for a particular location at a given time, and is designed to incentivize users to save money by focusing on what a booking should reasonably cost. Users can redeem rewards for personal travel, travel upgrades, or gift cards. We assume the cost of these rewards as a way to incentivize users while allowing customers to save money.
•Real-time visibility into expenses and faster reimbursement process. Users are able to track expenses in real-time and can easily check spend relative to per diems. These features help increase adoption of our platform because users do not have to worry about whether they are in compliance with policies or fear being flagged out of policy after the fact. We also streamline the reimbursement process to enable users to get paid back faster.
We manage complexities across travel, payments, and expense management for our users through an easy-to-use platform that has enabled us to earn an NPS of 43 for the six months ended July 31,
2025. The benefits of an enjoyable user experience, increased productivity, and higher adoption of our platform ultimately drive GBV on our platform.
Why Our Customers Love Navan
Customers struggle to enforce travel and expense policies and to gain visibility into spend without an often adversarial relationship with users. Our focus on our users and customers creates a self-reinforcing flywheel. The seamless experience we deliver to users leads to high overall adoption. High user adoption leads to better visibility and control into spend, which helps save customers money and time. Customers experience the following key benefits:
•Cost savings and reduced administrative burden. Cost savings from automation and operational improvements significantly reduce administrative burden and enable customers to close their books faster. Cost optimization also comes from the rewards program and price to beat algorithm that incentivizes users to book lower rates. Our inventory also allows us to drive low rates through volume-based discounts with suppliers, our access to LCCs, and our direct connections with suppliers. Our direct partnerships with suppliers enable us to provide customers with timely delivery of new offers and real-time pricing, which are difficult to match. At the same time, our platform provides automated control and compliance with customer T&E policies, allowing for dynamic adjustments based on changing conditions, segmentation of travelers into policy buckets, and optimization for cost savings while ensuring policy adherence. In fiscal 2025, customers using our platform realized median savings of approximately 15% on travel compared to their budgeted travel spend, with certain customers saving as much as 25%. We believe use of our platform also helps customers unlock greater value through time savings and reduced overhead, delivering a step change in total T&E efficiency. Given how large expenditures typically are at companies, this represents significant potential cost savings.
•Unified platform experience. Our platform is built for speed, automation, and ease of use, offering customers a seamless onboarding experience and fast time-to-value. Our intuitive interface and dedicated customer success teams simplify adoption across companies, while automation powers everything from policy enforcement to expense reporting, reducing manual workflows and administrative burden. Customers have access to support on both desktop and mobile to enable platform utilization whenever needed. Additionally, flexible payment options through Navan
Connect and our partnerships give customers the ability to choose their preferred mechanisms, lowering friction and promoting platform adoption across teams. These integrations make our platform intuitive and delightful to both travelers and administrators alike to improve the T&E experience.
•Increased user adoption of our platform for all travel, payments, and expense management needs. We designed our platform to eliminate the need for users to book off platform. By enabling customers to ramp faster and incentivizing users to increase spend on our platform, we create visibility and cost savings for customers. We also allow companies to maintain their duty of care for users by providing critical travel alerts or locating and assisting travelers during emergencies, such as natural disasters or geopolitical crises.
•Real-time visibility into spend trends and ability to forecast costs. As users book more and more travel through our platform, finance teams gain access to granular, real-time data that helps them make informed decisions about current and future spend. Our dashboards include company-
specific benchmarks and trend analysis across trips and travelers, enabling visibility into total and per-user spend in real-time. These reporting capabilities support proactive budgeting, save company cost, improve forecasting accuracy, and streamline reporting workflows.
•Automated expense management. Navan automates the entire expense workflow, from booking to reconciliation, aiming to eliminate the need for employees to file a manual expense report.
Virtual and physical cards are integrated directly into the platform, enabling real-time tracking, automated receipt matching, and policy enforcement at the point of spend. This helps to eliminate the need for employees to front personal money, chase down receipts, or fill out forms, while giving finance teams real-time visibility into spend, faster month-end close, and direct ERP integrations. Budgets are automatically routed to the correct owners, helping companies track their return on investment on T&E relative to sales, projects, and departmental goals with a simplicity and precision that legacy systems could not deliver.
•Deepest range of content on the market. Navan has direct connections and integrations with over
600 airlines via GDSs, NDC, and LCCs and over two million lodging properties. Navan Lodging
Collection offers a broad range of content with premium commercial terms (through direct relationships with key properties and chains). We also offer certain private channel rates on air travel to users, highlighting key airline partners who work collaboratively in commercial partnership. These partnerships provide our customers with access to dynamic pricing and ultimately cost savings.

NAVAN
CrossFit
Customer since 2023

Situation

Gym and fitness company CrossFit has been getting people in shape since 2000, but getting their employees out traveling was a bit more challenging. The company used two agencies to book most trips through a legacy solution; the remaining employees self-booked through the same mandated solution, though they didn't find it to be user-friendly. As a result, the overall process was a manual one involving lots of emails and phone calls. Additionally, the solution wasn't very flexible when it came to changes, and the company was frustrated by its lack of detailed, timely reporting.

Solution and Benefits

When searching for a replacement, CrossFit found Navan to be a travel solution that was more user-friendly and tech-forward and proved to be easy to integrate with the company's other related software. Since implementation, CrossFit has gained more control over employee compliance with its travel policy, as requests are easier to approve or reject. The company has also taken advantage of Navan's more robust inventory, especially when traveling to far-flung global locations. Additionally, CrossFit has been able to reduce travel spend by utilizing Navan's unused tickets feature, which has allowed managers to clearly track and apply unused airline credits.

"We definitely save time using Navan — booking travel is quicker and more user-friendly than with our previous solution. And we can make almost all changes and cancellations on our own."

Mallee Sato
Events & Travel Manager, CrossFit

"Navan's quarterly updates are great. Knowing what the company is working on and where the solution is going gives us a lot of confidence in our partnership."

Mallee Sato
Events & Travel Manager, CrossFit

Customer since 2023

Situation

DoorDash, one of the world's leading local commerce platforms, experienced significant frustration with its previous travel solution. DoorDash employees found that the product lacked a consumer-grade user interface (UI), proved challenging to use, and suffered from content outages. Employees instead resorted to off-platform bookings for business travel, resulting in higher travel costs. The unmanaged travel also caused concerns about DoorDash's ability to monitor the safety of its traveling employees. As a company that has continued to expand globally, DoorDash wasn't confident that the solution could continue to grow with them.

Solution and Benefits

DoorDash evaluated several T&E solutions and found Navan to be the most responsive and the most passionate about its product. As a company that places high value on user experience, DoorDash was impressed by Navan's UI, as well as the easy-to-operate data dashboards. The live traveler map and policy communication capabilities vastly improved DoorDash's booking processes, while Navan's robust inventory — including NDC connections — helped save the company money.

"We wanted fast, reliable, at-your-fingertips data, so the Navan dashboard was a huge differentiator. I can quickly pull any savings data in moments."

Jerome Barley
Head of Global Travel and Expense,
DoorDash

"Our compliance rate went *from 37% with our previous solution to 90% with Navan*. We're blowing our compliance goals out of the water with Navan."

Jerome Barley
Head of Global Travel and Expense,
DoorDash

Customer since 2019

Situation

Duolingo, the world's most popular language-learning platform, is based in Pennsylvania, with offices in multiple countries and over 850 employees. Before Navan, Duolingo struggled with travel and expense management. Without a centralized platform, employees booked trips on their own, policies took managers much more effort to enforce, and travelers' locations were difficult to track. The lack of visibility extended to expense reporting and reconciliation, which proved particularly time-consuming since every expense had to be individually approved.

Solution and Benefits

Duolingo began its partnership with Navan by implementing Navan Travel, and the unified, user-friendly platform quickly gained traction. Duolingo found that the benefits amassed even faster when the company added Navan Expense in 2023. Now, with an integrated solution, Duolingo has transformed its entire T&E process, including policy creation and enforcement. The company now creates custom rules that enable automatic approvals, which have slashed the time required for reporting and reconciliation. Real-time dashboards provide accounting teams with rapid access to spending data, and the solution has proved very popular, achieving an extremely high mobile adoption rate.

> "Before Navan, managing and reviewing expenses felt like a full-time job for us."
>
> **Andrea Servedio**
> Accountant, Duolingo

> "We're seeing a lot more expenses as they're actually happening. It's been really helpful for our reporting and financial visibility."
>
> **McLain Vincent**
> Accounting Program Manager, Duolingo

Customer since 2023

Situation

Fast-growing London-based financial services company Marex — which employs more than 2,400 people across 40-plus global offices — had a travel problem. Because some departments used a corporate travel solution while others booked themselves, the company lacked visibility and control over a majority of its travel spend, and even small itinerary changes proved time-consuming. A hard-to-use expense management solution created additional headaches and required the finance team to spend a significant amount of time on reconciliation.

Solution and Benefits

Navan's travel solution unified Marex's travel booking and management process with a user-friendly interface that enables employees to easily make and change their own bookings. Additionally, Navan's centralized platform and built-in policies have helped to ensure a noticeably higher rate of compliance. Now, Marex is beginning to evaluate the integration of Navan's expense product to create an end-to-end T&E solution and make use of Navan Connect, which would allow the company to streamline its expense management process without giving up its current corporate cards.

"When looking for a new solution, we thought, 'Let's move to the most forward-thinking travel and expense platform out there.' And Navan was doing all the right things."

Joseph Bordon
Chief Administrative Officer, Marex

"Navan suits us because, while it gives us structure and accountability, it still allows us to be agile and responsive. As a growing business, our plans and needs change in real time, so we need a system that is as dynamic as we are."

Joseph Bordon
Chief Administrative Officer, Marex

navan | Steelcase
Customer since 2022

Situation

For many years, Steelcase — the Michigan-based manufacturer of furniture and space solutions with around 11,000 global employees — operated on legacy T&E solutions that no longer met the company's needs. Each system proved challenging: Inconsistent tools and inventories between countries resulted in confusion, while long support wait times added to the poor user experience and adoption rates that were lower than desired. Additional frustration was caused by complicated fee schedules, confusing (and often delayed) data reporting, and the need to make policy updates manually for each country.

Solution and Benefits

With Navan Travel, Steelcase unified its global travel program on a single, user-friendly platform that features a robust inventory and NDC connections. Significantly lower support wait times, aided by Navan's AI chatbot, have also helped create much higher adoption rates. Steelcase then added Navan's expense management solution without having to change its corporate card, thanks to Navan Connect. Now, with T&E on the same platform, in-policy expenses are automatically approved, manual expense reports have disappeared, and actionable data is easy to access.

"Navan's real-time pricing and dynamic policy control enable travelers to make informed, cost-effective choices, while ensuring alignment with company policy and optimizing overall spend."

Justyne Iltis
Senior Global Travel + Expense Analyst, Steelcase

"Navan has redefined how we manage travel and expense at Steelcase. By bringing both functions onto one intelligent platform, we've streamlined operations, improved compliance, and delivered a dramatically better experience for our employees. It's a modern solution that truly supports a global business."

Karen Cook
Manager, Global Travel + Expense, Steelcase

Navan | Canva

Customer since 2018

Brand Kit
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Docs
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Sales Report
Company Resources
Ad Tech

Situation

Canva, the Sydney-based visual communication platform used by over 240 million people every month, has experienced rapid global growth — expanding from 1,500 to more than 5,000 employees in just four years. But while the company scaled fast, its travel and expense (T&E) processes didn't keep pace. Canva used a similarly manual process to manage employee travel expenses; approvals for transactions, for example, required a dedicated team to manually and painstakingly match each expense to a corresponding travel itinerary.

Solution and Benefits

When Canva implemented Navan Travel, employees took advantage of the robust global inventory and intuitive, self-serve tools to significantly slash booking times. The company also gained improved traveler safety through location visibility, as well as powerful policy controls that drove significant cost savings. Canva then integrated Navan Expense to automatically match expense transactions with travel data, replacing its manual process. The end-to-end solution has automated the vast majority of Canva's transaction volume, saving significant time in expense processing for each trip.

"Thanks to Navan, our T&E went from the Wild West to a streamlined T&E system that actually works at scale."

Michael Denari
Global Head of IT, Canva

"Our biggest benefit from Navan has been the time we have reclaimed by streamlining travel booking. Booking through Navan not only saves time but makes our lives easier while saving the company money."

Andy O'Mara
Head of Travel & Expense, Canva

HELLO
FRESH

Customer since 2022

Situation

Berlin-based HelloFresh is a food company with 14,000 employees in 18 global locations. Due to rapid expansion, the company had outgrown its previous travel solution, which required two in-house travel managers to manually book all trips and be available around the clock for changes. Besides this non-scalable process, approvals were handled over email, the company had no in-platform control over spend, and pulling data reports could be a day-long endeavor.

Solution and Benefits

With Navan, HelloFresh can monitor travel spend in real time and quickly create comprehensive reports on travel patterns and spend, which has led to cost-saving opportunities. The intuitive user experience, clear policy guidelines, and 24/7 support have enabled self-serve travel booking and management, while Navan's travel payment solution means employees don't have to pay for trips out of pocket. Additionally, HelloFresh has been able to track travel-related carbon emissions, an important metric for the company.

"We wanted a tool that employees enjoy using. And Navan is just that."

Renato Bianucci
Global Mobility and Travel Manager, HelloFresh

"I couldn't count the number of hours I'm saving with Navan. All my work has changed."

Renato Bianucci
Global Mobility and Travel Manager, HelloFresh

Why Our Suppliers Benefit in Partnership with Navan
Suppliers have often been overlooked as a key stakeholder in the travel ecosystem, as they cannot form relationships with key customers or effectively market their products and services. Our platform creates opportunities for these integral stakeholders in the travel and payments ecosystem. Suppliers appreciate tech-forward solutions which simplify the current web of TMCs, OTAs, direct booking platforms, and consumer expectations and propel the industry forward. Our global platform provides the following key benefits to our key categories of supplier partners (such as inventory suppliers and GDSs):
•Direct access to high-value travelers. We give suppliers access to a large and highly engaged user base of frequent travelers, who can be more difficult to reach through traditional travel channels like TMCs and OBTs. Because we manage the full booking stack, suppliers gain not only greater volume but also visibility into previously opaque demand signals. This enables them to reach premium, high-margin customers in a consistent and repeatable way, helping to drive better yield and more strategic distribution compared to fragmented legacy platforms.
•Flexible retailing and brand control. Our ownership of both the front-end user interface and back-
end technology stack gives suppliers a unique ability to retail their products exactly as they intend. Unlike traditional TMCs and OBTs that often fragment the traveler experience and slow down updates, we provide a single, integrated system where suppliers can showcase brand-
forward content, control fare and ancillary pricing, and iterate on their merchandising strategy in real-time. This allows suppliers to differentiate their offerings, adjust to market dynamics, and align their retail goals with how their products are discovered and booked by end users, capabilities that are especially critical as the industry embraces modern retailing frameworks like
NDC.
•Accelerated innovation through collaborative distribution. We work closely with suppliers to modernize how travel products are distributed, supporting both near-term retail improvements and long-term transformation initiatives like NDC. Our NDC technology enables us to have swift access to updates to the travel distribution ecosystem and positions us as a partner to these suppliers. Our flexible architecture and deep integration capabilities allow suppliers to roll out new content formats, dynamic pricing models, loyalty logic, and upsell features faster than legacy platforms. By partnering with us, suppliers can test, launch, and evolve their offerings in a controlled and collaborative environment, unlocking speed-to-market and visibility that legacy intermediaries often cannot provide.

End-to-End AI-Driven Software Platform for Travel, Payments, and Expense
The Most Advanced Travel Infrastructure
We have partnerships with over 600 airlines via GDS, NDC, and LCCs, two million individual lodging properties via leading OTAs, GDSs, and direct connections with 40 major train providers, over 40 rental car companies, and over 45 black car vendors. We connect with over 200 banks, the major credit card networks, and multiple issuing partners. This wide array of integrations and partners powers our infrastructure. See the section titled “—Our Customers, Suppliers, and Payment Partners” for more information. Our proprietary infrastructure provides customers with dynamic access to pricing and travel availability, ensuring that users always have the most accurate information at their fingertips. Navan
Cloud also simplifies expense management during and after a trip through streamlined reconciliation of travel bookings.
Our platform creates a powerful flywheel for all constituents
The Navan platform creates a powerful flywheel effect where the user, customer, and supplier benefits reinforce each other. When frequent travelers have a positive, efficient experience and earn rewards, they are more likely to use Navan. This user satisfaction drives further adoption within their company. The increased adoption gives the customer (employer) greater visibility into spending, stronger policy control, and cost savings, making them more invested in the platform. This, in turn, attracts more suppliers who want access to our large and loyal user base. With more suppliers and inventory available, we can offer better options and competitive pricing, further enhancing the experience for frequent travelers. This virtuous cycle strengthens each flywheel, creating a robust and self-sustaining ecosystem.
Our Market Opportunity
Navan addresses a large, growing, and global total addressable market, or TAM, by providing an all-
in-one software platform for customers of all sizes. Even in the face of macroeconomic uncertainty, our data suggests that companies continue to prioritize business travel. The Navan Business Travel Index, or
Navan BTI, is our own proprietary indicator of the strength of the business travel economy, based on volume- and spend-based data derived from our platform. The Navan BTI indicates that business travel activity during the period from April 1, 2025 through June 30, 2025 grew at an annualized rate of 15%

relative to the same period in 2024, while overall travel declined by 1% based on data from the U.S.
Transportation Security Administration. Additionally, according to Euromonitor, 85% of surveyed businesses expect their company's travel costs to increase over the next five years. The data helps demonstrate what Navan has always believed at our core: while virtual meetings have their place, there is no replacement for face-to-face connections.
Our TAM spans travel management, both managed and traditionally unmanaged, as well as expense management and payments. Legacy players in travel management estimated their market opportunity would be $1.5 trillion in total travel bookings and related spend across business and consumer travel categories in 2024. According to a Euromonitor report commissioned by us, Euromonitor estimates global business travel spend as $2.1 trillion for 2024. Euromonitor’s estimates include business travel and expense costs, gathered through business-to-business surveys, desk research, expert interviews, and the
Euromonitor Passport Database. Our travel management solution spans a broader TAM than that of traditional business travel providers. Our TAM consists of managed and unmanaged, as well as meeting and events, VIP, and bleisure. We estimate the TAM for the services we offer today to be approximately
$185 billion globally. To estimate our total TAM, we identified four categories of market opportunities: (1)
managed and unmanaged business travel management, referred to as the managed and unmanaged categories, (2) bleisure, (3) expense management, and (4) payments.
•Business Travel Management. We estimate our revenue opportunity in the business travel management category today to be approximately $86 billion globally across both the managed and unmanaged categories, based on our own monetization of business travel. To arrive at our revenue opportunity, we used the commissioned Euromonitor survey finding a Global Business
Travel serviceable addressable market, or SAM, of $1.2 trillion travel spend as of 2024, multiplied by our usage yield of approximately 7% for fiscal 2025. Usage yield represents our ability to convert GBV into usage-based revenue. Refer to “Management’s Discussion and Analysis of
Financial Condition and Results of Operations–How Our Business Works” for more information regarding usage yield.
◦Managed Opportunity. According to survey results, 35% of the business travel management revenue opportunity was managed as of 2024, including both travel spend through the designated travel management system and off-platform spend that is booked outside of the designated system. Euromonitor estimates that for these companies, approximately 10% of travel is booked outside of managed systems, representing an opportunity to capture additional savings and better manage costs.
◦Unmanaged Opportunity. According to survey results, 65% of the business travel management revenue opportunity was unmanaged as of 2024. The unmanaged category includes travel spend with no formal system in place to capture and monitor spend. In particular, small and medium-sized businesses, or SMBs, many of which are unmanaged, represent an attractive opportunity for us. According to Euromonitor, this segment is estimated to grow at a 7.1% annualized rate between 2024 and 2029, the fastest of any segment of the business travel market. SMBs also report one of the highest average frequencies of travel per employee. The significant portion of our TAM that is unmanaged and the anticipated increase in SMB travel budgets represent a significant greenfield opportunity for us. Historically, we have been successful in pulling traditionally unmanaged businesses into our platform, and we believe that we are positioned to continue unlocking the unmanaged portion of spend through our sales motion. These customers are driven to our platform by the streamlined experience we provide their travelers and the ease of implementation in their company. We will continue offering more self-service capabilities for unmanaged businesses to deploy our platform quickly and realize greater insights, control, and cost savings.
•Bleisure. We estimate our revenue opportunity in the bleisure category today to be approximately
$24 billion. According to a Euromonitor report commissioned by us, the bleisure SAM was estimated to be $324 billion in 2024, which, when multiplied by our usage yield of approximately
7% for fiscal 2025, results in a revenue opportunity of $24 billion. Euromonitor projects this category will exhibit rapid growth globally and particularly in the United States, where bleisure travel spend is forecasted to grow approximately 86% between 2024 and 2029. We currently penetrate a small portion of this category.
•Expense Management. We estimate the revenue opportunity in the expense management category today to be approximately $39 billion globally. Our Expense Management offering is a software-driven expense and payments management system, and we calculate the $39 billion global addressable market by multiplying the total number of small-and-medium-sized businesses, according to FactSet data, by our internal estimate of average revenue per customer.
•Payments. We estimate the revenue opportunity in the payments category based on total spending to be approximately $37 billion for fiscal 2025 globally. According to Euromonitor, commercial charge and credit card spend is estimated to be $3.1 trillion by the end of 2025. To calculate our addressable market in the payments category, we multiplied the total spend by our internal estimate of net interchange. We believe we have significant room to grow our relationship with partners and expand in the corporate card market opportunity.
Our Growth Strategies
Key elements of our growth strategy include the following:
Add new customers to the Navan platform: We believe the market for our solutions is large. Our platform is intuitive to use and scalable for customers of all sizes across industries and geographies. We believe that customers with travel and expense systems today (managed customers) are underserved by existing vendors and frustrated by the fragmented experience that they face via these solutions. In addition to this managed category of the market, we believe there is sizable greenfield opportunity in helping manage travel and expense spend across customers who do not have a travel and expense platform today. According to Euromonitor survey results, spend across this unmanaged category represents approximately 65% of global business travel spend overall. These companies use spreadsheets or other non-purpose-built solutions and are reluctant to adopt traditional travel management solutions given the high costs and relative complexity associated with legacy systems. We believe our end-to-end, intuitive, and easy to implement solution is well positioned to meet the needs of both the managed and unmanaged categories, and we have successfully grown to have over 10,000 active customers as of January 31, 2025 across these categories via two primary strategies today:
•Sales-Led Growth: We have historically focused our customer acquisition strategy on mid-size and larger corporate customers with a direct sales-led motion via our dedicated sales team.
These customers often have a travel and expense vendor or solution today, but are oftentimes frustrated by the fragmented nature of the solutions and complexity of their existing travel and expense management workflow. Alternatively, some of these customers may not have existing travel and expense solutions. In engaging with these customers, we focus our efforts on highlighting the potential for quantifiable cost savings and operating efficiencies, as well as increased travel and expense policy adherence via the adoption of our platform, while also highlighting the potential for improved productivity and engagement. We have seen significant success in deploying this approach thanks to the deeply integrated, end-to-end nature of our offering and its ease of implementation. Our platform allows customers to consolidate multiple fragmented systems into a single solution that streamlines travel and expense management across their business. Additionally, our platform integrates seamlessly with existing enterprise infrastructure, including SSO, HRIS, and ERP systems, enabling faster customer onboarding and minimizing business disruption and cost during rollout for our customers. As we have continued to engage with and embed ourselves with our customers, we have seen increasing engagement at the CFO and CXO (chief experience officer) levels across customers as a part of their ongoing business transformation efforts, with these executives often viewing our solution as a key lever for driving continued efficiency and cost savings, as well as supporting their growth through seamlessly helping them manage the travel and expense demands of their users.
•Product-Led Growth: More recently, we have begun to deploy a product-led and sales-assisted motion to acquire and service customers, who have traditionally been unmanaged, meaning they have no travel and expense vendor or solution. According to survey results, 65% of the overall business travel management revenue opportunity is unmanaged, which provides us with a significant greenfield opportunity. Many of these businesses are smaller companies that are generally not serviced by traditional T&E providers. These customers often have limited bandwidth across their existing teams to integrate legacy solutions which they often find to be expensive, difficult to integrate, and cumbersome to use, leading many to question the value proposition of these legacy solutions, and to choose to manually deal with the challenges of travel spend via tools such as excel spreadsheets. These customers often find Navan through word-of-
mouth, or through our growth marketing efforts and are attracted to the streamlined experience we provide to travelers and the tangible cost savings potential provided by our platform. Notably, we attract these customers due to our platform’s distinct technology and scale advantage, relative to many other providers (especially certain legacy providers). To onboard these customers, we provide streamlined self-service implementation tools, which provide flexibility for these customers to engage with and roll-out our offerings at their own pace. We also offer ongoing customer support as these customers both increase adoption of our platform and scale their own operations to support further engagement across all of our offerings. While still an emerging growth motion for us, we plan on continuing to invest in our capabilities to engage with and onboard these unmanaged customers given the scale of the overall market opportunity, particularly as our platform scales and recognition for our brand continues to grow.
Drive higher penetration and adoption across our existing customers. We are focused on continuing to expand our wallet share across existing customer relationships by:
•Driving cross-sell: We typically land our customers with our Travel offering. As their engagement with our platform grows, our dedicated customer success teams focus on helping educate customers on the full breadth of our offerings to help them maximize efficiency and value across their travel and expense management workflows. This often includes helping customers integrate additional offerings across our platform such as Corporate Payments, Expense Management, and
VIP, based on the customer’s evolving needs, especially as the customer continues to grow and scale their own business and employee base. Our Bleisure capability expands this potential by enabling employees to seamlessly add personal travel to business trips, further deepening adoption and increasing engagement. This cross-sell motion remains a significant whitespace opportunity for us to grow within our customer base. For example, as of January 31, 2025, 36% of our customers attached to three or more offerings. The incremental cross-selling opportunities above and beyond our base Travel offering provide a substantial opportunity for growth, as the holistic use of our platform provides compelling incremental value to our customers over each individual offering.
•Increasing platform adoption: In addition to benefiting from continued underlying growth in business travel spend, we also see significant opportunity for growth alongside our customers as they scale their underlying business and increase their investment in T&E to support their growth.
For example, as our customers grow their employee base and resulting travel and expense budgets, we typically see increased utilization across our platform, which in turn allows us to facilitate more travel bookings, meetings, and events across each of our customers, increasing spend captured across our platform. In addition to capturing growth via new travelers onboarded by our customers, we also see opportunities to increase platform adoption across the existing user base for our customers. For example, there are cohorts of users that are at times resistant to using a new travel and expense platform at the onset; this is no different across our customer base. Our customer success teams partner with our customers to isolate drivers that are leading to a lack of adoption and utilization, and support education to drive adoption and increased utilization to further increase travel and expense spend managed across our platform.
Continue to invest in our platform and offerings. We have a strong history of technology innovation, and we believe there is ample opportunity for growth as we continue to invest in the development of our platform capabilities to serve current and future travelers and customers.
Cumulatively in fiscal 2025 and fiscal 2024, we invested approximately $255 million in R&D, with a focus on expanding our offerings, introducing new features and hiring top technical talent to continue to evolve our platform. Across our platform, we see a particularly strong opportunity to continue to scale our capabilities through the continued deployment of advanced technologies to streamline the overall booking experience for travelers and drive costs down for our customers, as well as evolve our customer-facing UI to further simplify and personalize their booking and support experience. Our vision has always been to use the best technology available to create amazing experiences for our users. Our initial technology investments focused on the deployment of ML algorithms to power highly-personalized recommendations for travelers on our platform. This allows us to offer a highly curated inventory of travel options within seconds vs. the hours previously spent by travelers researching the perfect hotel and flight options, creating significant efficiencies and cost savings for travelers. This foundational ML framework has proven to be successful. For instance, our dynamic policy engine adapts corporate spend guidelines based on market trends and travel patterns, resulting in 80% of travelers in fiscal 2025 accepting our platform’s first recommended option. In addition to our ML investments, we have invested heavily in deploying Gen AI capabilities to complement our ML-based capabilities, leading to our development of Navan Cognition.
Navan Cognition is our innovative proprietary AI framework that combines the precision and predictive power of ML with the reasoning capabilities of LLMs, representing a new paradigm in AI-powered travel management. On our platform, Navan Cognition enables us to create, train, deploy, and supervise specialized virtual agents that can handle complex tasks previously requiring human intervention. Our virtual agents now masterfully manage everything from booking modifications to expense tracking, communicating naturally with users while maintaining strict operational safeguards. For instance, our virtual agents can proactively contact hotels to verify payment arrangements before a traveler's arrival, ensuring a smooth check-in experience. Looking ahead, we expect to continue to invest in Navan
Cognition in order to further enable us, and potentially to enable outside organizations, to create and oversee AI-powered virtual agents with enterprise-grade reliability. We also expect to continue to invest in future product interface enhancements such as Navan Go, which is powered by Navan Cognition and designed to redefine how travelers book, modify, and manage trips on the go via their mobile devices.
Navan Go capabilities range from personalized search responses to taking specific actions, such as automatically requesting a late check-in at a hotel in response to a delayed flight.
Navan Cognition has also been core to helping improve the service offering of our platform without adding cost to our customers and enabling us to further optimize margins. For example, our AI-powered virtual agent chatbot, Ava, handled approximately 50% of user interactions while maintaining an impressive CSAT score of 96% for our overall platform and 78% for our virtual agent, which is on par with human agent performance, each for the six months ended July 31, 2025. Looking ahead, we expect to continue to invest in and expand both our ML and Navan Cognition capabilities. We view our AI-enabled capabilities as core to our platform and expect the continued advancement of these capabilities to enable us to continuously improve user experiences, further streamline workflows and unlock new use cases, which should in turn continue to expand the value we are able to deliver to customers as we move forward.
In addition to making investments to grow our platform organically, we have selectively pursued inorganic growth opportunities from time to time. Our history of acquisitions for both platform expansion and the development of greater geographic expertise has demonstrated our ability to grow effectively. For example, we acquired R&M, a high-end travel and meeting and events business with global clientele and market reach, in April 2021, allowing us to expand our global reach, as well as expanding our capabilities around high-end, high-touch business travel, as well as meetings and events. The internalization of these capabilities ultimately set the foundation for expanding our VIP and Meeting and Events offerings across our customer base. In addition to making acquisitions to enhance our offerings, we’ve also selectively acquired international-facing travel and expense management solutions to broaden the markets we serve, including, but not limited to, Comtravo (February 2022), a modern travel solution in Germany, Austria, and
Switzerland, Resia (February 2022), a leading travel agency covering Northern Europe, Tripeur (April
2023), a leading travel and expense management company serving India, and Regent (June 2024), a business travel and events business in Italy.
Should the opportunity for future inorganic growth present itself for developing future capabilities, supplier relationships, geographic expertise, or other means of serving our travelers and customers, we may consider pursuing them.
Grow our international presence. We continue to broaden the scope and extent of our offerings outside of the United States. The inherently international nature of travel has meant that we invested in building out a global infrastructure for our platform from the very beginning. These early investments in integrating travel suppliers from across the globe, as well as the development of localized partner relationships, has allowed us to offer a truly global inventory of travel offerings, as well as supplement our platform with regional knowledge, personalized support, and multi-currency payment services. These integrated capabilities across the travel and expense spectrum have allowed us to offer a global solution with unified visibility and control for our customers across various countries and geographies, allowing us to materially increase our presence across non-U.S.-based customers. For fiscal 2025 and the six months ended July 31, 2025, revenue generated from customers and suppliers outside of the United States represented 41% and 39%, respectively, of our revenue, underscoring the success we have had to date in growing across international markets and the sizable opportunity that remains across those markets for us to increase our presence. We have been active in pursuing both organic and inorganic actions to expand the geographic reach of our platform and improve cross-selling capabilities of our offerings to international customers, with plans to continue to invest in these areas to drive continued growth across these international markets.
Our Offerings
We offer a comprehensive, all-in-one, AI-powered travel, payments, and expense management solution designed to streamline the entire travel lifecycle, from booking and policy enforcement to payment processing, expense reconciliation, and reporting. Our platform unifies our Travel, Corporate
Payments, Expense Management, Meetings and Events, VIP, and Bleisure offerings into a single, intuitive application accessible via both desktop and a mobile device. By replacing fragmented, legacy point solutions with a modern, technology-driven system, we enable companies to drive greater efficiency, improve compliance, and deliver a superior experience for users and customers alike.

Our integrated, end-to-end platform is designed to support the full spectrum of travel, payments, and expense management needs through a unified product suite that simplifies every step of the travel, payments, and expense management journey. Our principal offerings today include:
•Travel: Our flagship online booking application that enables travelers to book flights, hotels, trains, and rental cars through a single interface that aligns with company policy and preferences, driving adoption across both managed and unmanaged travel. The system provides real-time monitoring of trips, including flight status updates, gate changes, and potential delays, ensuring travelers stay informed. Furthermore, the tool allows for easy editing of existing reservations, such as modifying dates, times, or accommodations, offering flexibility and control over travel plans.

•Corporate Payments: Our virtual and physical Navan corporate card offering simplifies payments for business needs. Transactions are instantly approved, flagged, or declined at the point of purchase. Automated submission and reconciliation of authorized spending aims to eliminate the need for manual expense reports. Spending policies are integrated into the cards and enforced during transactions, aiming to automate the entire expense management cycle from the initial purchase to reconciliation. These virtual and physical cards can be used for various business expenses, including travel, routine expenditures, spot purchases, and software subscriptions, freeing customers from paperwork and saving finance teams significant time during month-end reconciliation.
•Expense Management: Our expense application that automates and centralizes the control, management, and tracking of business spending. It monitors travel and entertainment expenses and automates reporting and analytics. The software eliminates the inefficiencies and frustrations associated with traditional expense reports, offering interactive dashboards for real-time transaction visibility and improved decision-making. Our Expense Management offering can either be coupled with our Corporate Payments offering or can be used on a standalone basis with Navan Connect, our open API framework, through which companies can integrate their own third-party corporate card programs into the Expense Management application. Third-party cards connected via Navan Connect can still benefit from nearly all of the capabilities offered within our
Corporate Payments offering (such as instant application of customer expense policy and automated expense submission and reconciliation), without requiring our customers to transition their legacy corporate card relationship to the Navan Corporate Payments platform. This flexibility allows our Expense Management application to serve as the central point for viewing, managing, analyzing, and controlling all expense related data across the customer and their travelers, irrespective of the corporate card being used.
•Meetings and Events: Facilitates group event planning for employee gatherings through our platform, without our customers having to deal with the complexity of having a costly in-house
Meetings and Events team. This offering provides both a self-service option, as well as the ability to leverage our team of dedicated and experienced agents to lead researching, planning, and booking travel for meetings and events. This dedicated team aids the customer in cost reduction through network partners and expert consulting, and manages logistics for event experiences.
Once the logistics and details of the event have been finalized, the user is able to share a singular invite with colleagues, through which they can book their own travel, lodging, and related travel needs, based on the pre-arranged details of the event (including recommended hotels and a full schedule of events). Our Meeting and Events application ultimately allows our customers to track the status of both bookings and spend across planned group events and meetings via a centralized platform, allowing our customers to better ensure policy adherence, control costs, and manage general logistics between the planning and event execution phases.
•VIP: Offers premium, white-glove support for executive travelers and high-priority itineraries through Navan Pro, our premium offering merging the simplicity of our Travel offering application with the expertise of our dedicated agents. This offering delivers exceptional high-end travel support for businesses of all sizes globally, catering to specific needs such as private jets and police escorts for executives or sustained VIP service for entire businesses. Integrated with
Navan technology, travelers benefit from our platform while receiving the expected level of VIP service.
•Bleisure: Our personal travel offering, Bleisure, enables leisure and bleisure bookings through the
Navan platform as an added benefit for users from our customers. Users are incentivized to book personal travel through our platform with access to the same inventory, discounts, and on-
platform travel support offered to their employer. Additional features such as the ability to use reward points earned on our platform from helping their employer save money via their booked travel to offset costs for their personal travel booking, as well as the ability to seamlessly extend an existing business trip to accommodate personal travel further encourages the broader use of our platform. These benefits allow us to increase platform engagement, allowing us to add to our understanding of each user’s travel preferences and further refine recommendations to personalize the travel and booking experience offered under our Business Travel application.
The capabilities across our suite of offerings are supplemented and supported by our comprehensive set of AI-powered capabilities, enabled through both ML and Navan Cognition. These tools enable our platform to offer personalized travel recommendations, automate manual workflows across travel and expense processes, and generate real-time insights that help companies make better, faster decisions.
These capabilities allow us to continuously improve user experiences, further streamline workflows, unlock new use cases, and expand the value we deliver to customers over time.
More specifically, our user-friendly tools leverage powerful ML algorithms to intelligently surface highly personalized travel recommendations based on factors such as individual user profiles, loyalty preferences, and past booking behavior, all while optimizing pricing. Our AI-powered tools, enabled by our Navan Cognition framework, allow both us and our customers to automate manual workflows and processes. These tools also supplement existing capabilities through virtual agents that can take proactive steps, such as contacting hotels to verify payment arrangements before a traveler's arrival, ensuring a smooth check-in and offering real-time analysis of expense and spending data. This in turn drives significant efficiency and improves the overall user experience.
Together, these capabilities provide a seamless, end-to-end experience that drives user satisfaction for our customers and enables our customers to operate more efficiently at scale, while reducing the time and cost associated with managing travel and expenses.
Our Customers, Suppliers, and Payment Partners
We serve a broad and diverse customer base, with over 10,000 active customers as of January 31,
2025. Our customers (as defined in the section titled “Glossary of Terms”) range from enterprise businesses to middle-market to small and medium-sized businesses, none of which contributed to more than 2% of our revenue for fiscal 2025. This breadth is echoed in the variety of industries we serve, with customers spanning a diverse array of sectors, from software and technology to real estate, health, media, retail, finance, and more.
The broad-based nature of and diversity across our customer base highlights the universal need for efficient travel and expense management solutions across different sectors and company sizes, as well as the ubiquity of our offerings.
We maintain a broad network of suppliers and payment partners that support our offerings. Our suppliers include airlines, hotels, rental car companies, rail carriers, black car services, and GDSs.
We earn revenue from these suppliers in the form of fees on a per-transaction basis. Under our arrangements with certain suppliers, we earn additional fees when cumulative actual booking or transaction dollar volume exceeds specified contractual thresholds. We primarily source flight and lodging inventory on our platform through GDSs, OTAs, partnerships, and NDCs, supplemented by direct connections with individual airlines and hotels. We source the majority of our rail inventory through a third-
party aggregator that functions similarly to a GDS. We source car rental inventory through GDSs and
OTA integrations, with direct connections with rental car agencies. We access black car services through a separate GDS that specializes in black car transportation.
Our payment partners primarily include corporate card payment processors and our card issuing partners. We earn revenue from our payment partners from fees based on the transaction dollar volume of spend on our corporate cards. We do not earn revenue from customers’ use of the cards enrolled in
Navan Connect nor do we bear any risk related to payments made with those cards.
For additional information, refer to Note 1, Description of Business and Significant Accounting
Policies, to our consolidated financial statements included elsewhere in this prospectus for additional details regarding our relationships with our various suppliers and payment partners and the extent to which we earn revenue under our arrangements with these suppliers and payment partners.
Our revenue is geographically diverse. For fiscal 2025 and the six months ended July 31, 2025, revenue generated from customers and suppliers outside of the United States represented 41% and 39%, respectively, of our revenue. This global presence reflects the international nature of business travel and our platform's ability to support customers with operations and employees worldwide.
Our Values and Employees
The team that we have built at Navan has been critical to the success we have had to date. As we continue to invest in and grow both our business and our team, our employees continue to be guided by core principles shared across our organization on how we operate and behave:
•All about the user – all users, all the time
◦We obsess over our users and customers, every type, every day. We prioritize their needs, exceed their expectations, and turn trust into advocacy.
•AI-first on every challenge and delivery, by every team
◦To lead and stay relevant, we solve problems and deliver results with an AI-first mindset. It's how we scale impact and stay ahead.
•Best team Build the best team, and be the best teammate
◦We grow together, support each other, and win as one.
•Extreme ownership and bias to action
◦At every level, we own outcomes. Leaders and teammates alike drive a culture of responsibility and accountability.

•Never done growing and raising your personal bar
◦We learn fast, adapt quickly, and constantly raise the bar — for ourselves and for Navan.
•Seriously fun
◦We take the work seriously — ourselves, not so much. We make hard calls, deliver results, and enjoy the ride.
As of July 31, 2025, we had approximately 3,400 employees globally. None of our employees are represented by a labor union. However, in certain countries in which we operate, such as The
Netherlands, we are subject to, and comply with, local labor law requirements, which may automatically make our employees subject to industry-wide collective bargaining agreements. We have not experienced any work stoppages, and we consider our relations with our employees to be good.
Sales & Marketing
Our sales and marketing teams are dedicated to driving adoption of our travel management, expense and corporate card offerings across our core geographies.
Our go-to-market strategy is designed to best serve our large, diverse, and global customer base.
The customers that we serve range from small businesses considering a managed travel and expense solution for their employees for the first time, to several of the world’s largest, global enterprises, which can spend over $100 million on travel each year. We typically sell into finance, accounting and procurement teams, and at times also the C-suite, aligning with business transformation initiatives focused around driving hard cost savings, operating efficiencies, as well as travel and expense policy adherence, while improving user productivity and engagement. We focus on surfacing value to every department throughout the customer engagement process as our travel, corporate cards, and expense offerings are relevant and applicable to functions across the business, from front-office to back-office.
Sales
We deploy two primary sales motions, which are tailored to the needs of each of our customer types and regions.
Our sales-led and product-led go-to-market strategies are targeted towards prospective customers who oftentimes do not have an existing travel and expense management solution. These customers are oftentimes smaller (although, not always) and find Navan in various ways, including through our growth marketing efforts and are attracted to the streamlined experience we provide to travelers and the tangible cost savings potential provided by our platform, as well as the convenience of our self-service capabilities.
In fact, since launching our new self-serve offering in March 2022, thousands of customers have joined our platform through our website, with minimal sales touchpoints. We have also established affiliate partnerships as an additional channel to engage companies. Once live and transacting, these companies leverage our comprehensive knowledge base library, chat support, and a scaled customer-success desk for ongoing post go-live support. Customers have the opportunity to purchase additional Navan offerings directly from the platform and/or with the assistance of an account executive.
For prospective customers with existing travel and expense management solutions, we deploy both inside and field sales professionals around the globe, with our exact approach adjusted based on the size and complexity of the prospective customer. These businesses are typically larger and have highly complex travel needs and legacy systems. These customers are assigned account managers for fast implementation and post go-live to drive optimal adoption, expansion, and retention.
While travel management has been the focus of our sales teams since our founding, the launch of our expense and corporate payments offerings in 2020 broadened our sales motion and favorable customer impact. With these offerings, we are able to sell an all-in-one suite of complementary capabilities. Our
Travel offering is often the beginning of a customer’s journey. From there, we can help customers realize synergies by expanding into our Corporate Payments and Expense Management offering. For example, in fiscal 2025, approximately 48% of our customers purchased our Travel offering as well as one or both of our Corporate Payments and Expense Management offerings. For customers that initially purchased our Travel offering exclusively, our sales organization checks in periodically to position our Expense
Management and Corporate Payments offerings (along with our VIP, Meetings and Events, and Bleisure offerings) to expand customer value. These customers are also prompted within our application to highlight the potential value upside from coupling their existing offerings with our broader product suite.
The efforts of our sales organization, as well as the prompts within the application, are critical drivers for helping us capture the significant go-forward runway we have by driving deeper penetration of our existing customers across our entire product suite.
Marketing
Our marketing efforts focus on reach, acquisition, and revenue. We have been able to use our travel and expense management strategy to win customers ranging from five employees to thousands of employees, all while in the process of building brand and category awareness and creating a new market.
To establish awareness of our platform, we leverage a world-class demand generation engine that feeds self-service channels as well as our sales teams. We generate leads through digital marketing campaigns, paid search, referrals, word-of-mouth, content-marketing, account-based marketing, in-
product customer education, brand advertising, public relations, and social media.
We grow our relationships with existing customers by expanding their engagement with our platform and our offerings. Expanded use of our platform is enabled by content marketing initiatives.
Research & Development
Our innovation is fundamentally powered by our world-class global Research and Development, or
R&D, organization, where we have deeply embedded AI to help drive rapid, targeted innovation and deliver AI-enhanced value to our customers. The velocity, agility, and productivity of our R&D capabilities are significantly amplified by AI, representing a key competitive differentiator. Guided by an AI-first technology vision and DORA (DevOps Research and Assessment) elite standards, our engineering teams often deploy production changes over 100 times in a day. Strategic AI adoption throughout the engineering lifecycle, from coding assistance to intelligent deployment, has accelerated our pace of development and innovation. This AI-augmented approach is powered by our strong global R&D talent team, strategically distributed across key innovation hubs including Palo Alto, Bangalore, Berlin, and Tel
Aviv. This global footprint allows us to operate 24/7 from an engineering perspective, allowing us to scale our platform capabilities with significant speed and efficiency.
We continuously invest in R&D, with a primary focus on enhancing our platform’s intelligence, functionality, and user experience through the continual integration of AI capabilities, aimed at ensuring the solutions we introduce are predictive of evolving customer demands. We launched over 80 new products, including software improvements, across T&E alone for the six months ended June 30, 2025.
Our AI-augmented, customer-centric feedback loop enables us to proactively drive operational efficiencies and a personalized customer experience. This commitment extends to maintaining a secure, scalable, and high-performance platform, underscored by our 99.99% average uptime, in line with industry leaders, with AI playing a crucial role in areas like threat detection, system optimization, and predictive maintenance. Our R&D consistently yields market-defining, AI-powered offerings, from intuitive travel bookings and sophisticated corporate cards with AI-based fraud prevention, to AI-native expense automation. Notably, solution introductions from our R&D team such as Ava, our in-house, proprietary AI customer service tool, allow our platform to autonomously handle approximately 50% of user interactions during the six months ended July 31, 2025, enhancing customer satisfaction.
We believe the global breadth of our R&D engineering team, its deep use of AI, and the resulting efficiency of the R&D team are strategic advantages for us, allowing us to innovate quickly, keep our infrastructure costs low (allowing us to drive higher margins), and continuously redefine the possibilities in travel and expense management.
Our Competition
We compete in several highly competitive industries, and our ability to compete successfully and grow our market share is essential to our long-term growth and success.
We are not a traditional travel provider. Unlike legacy travel management companies that operate as services businesses, Navan is a software platform built on modern infrastructure, proprietary AI, and automation. Our higher-margin model enables us to reinvest more aggressively in product innovation, user experience, and go-to-market, and deeper engagement across our customer base. As a result, we are able to serve a broader range of customers, from startups to global enterprises, while compounding the value of our network with every new user, customer, and supplier added. This creates a powerful flywheel and network effect, contributing to our growth potential.
The travel industry is highly competitive and fragmented. We currently compete, and will continue to compete, with a variety of travel and travel-related companies, including other travel management service providers such as BCD Travel, Global Business Travel Group, and SAP Concur, traditional travel agencies, as well as emerging and established online travel agencies. We also face competition, to a lesser extent, from credit card loyalty programs, online travel search and price comparison services, facilitators of alternative accommodations such as short-term home or condominium rentals, social media and e-commerce websites, as well as direct-booking platforms from hotel chains and airlines. We compete by offering our customers a unified, end-to-end travel and expense management platform with global scale and broad inventory, as well as by delivering on a better and more intuitive user experience for employees looking to book their travel, better customer service, better personalization, and more automation across workflows to drive efficiency. We compete against legacy travel companies with our differentiated technology platform that has been built over many years and by technology driven talent.
We believe our investments in technology and our ability to act on the underlying data we have collected across our customers are unique and as we continue to invest, we should see an acceleration of our flywheels. We compete against emerging companies with our global scale, supply relationships, and infrastructure. Business travel is global and involves connecting a fractured supplier base to travel buyers, and we have invested in building those direct relationships and creating a platform where customers, travelers, and suppliers win.
Our Expense Management and Corporate Payments offerings face competitive challenges from do-
it-yourself approaches as well as horizontal platform solutions with expense management features such as Expensify, Oracle, and SAP, corporate card providers, and expense management solutions such as
Brex and Ramp. With the introduction of new technologies and the entry of new companies into the market, we expect competition to persist and intensify. We compete against these new and existing solutions by serving a robust travel and expense management solution that integrates data across both workflows into a unified, end-to-end platform, allowing us to offer our customers full visibility and control across their travel and expense spend, and drive savings and operational efficiency. In addition to this, we have long believed in an open API policy. This ultimately underpinned the launch of Navan Connect, which allows customers and travelers to port any enrolled corporate Mastercard® or Visa® card into our
Expense Management offering, including those issued by other corporate card providers such as Brex.
We believe the principal competitive differentiators that drive our leadership in the markets we compete in include the following:
•Unified, end-to-end travel and expense management offering with global scale and supply presence;
•Relentless focus on the frequent traveler and customer experience;

•AI-powered differentiated traveler experience, including optimizing and simplifying search, providing highly tailored and customized travel recommendations, as well as proactive support in case of travel interruption;
•Ease of access, deployment, adoption, and use of our platform;
•Actionable analytics and intelligence for managers to monitor, analyze and approve travel and entertainment spend in real-time;
•Platform functionality and ability to automate processes;
•Mobile access across devices;
•Data security and privacy;
•Speed and scalability of architecture underlying the platform;
•Brand reputation; and
•Customer service and support.
We believe we compete favorably against our competitors on the basis of the factors described above.
Intellectual Property
Our intellectual property rights, including those in our proprietary technology, software, data, processes, know-how, and brand, are an important aspect of our business and help us maintain our competitive position. To establish and protect our rights in our intellectual property, we rely upon a combination of patent, copyright, trade secret, and trademark laws, and contractual restrictions such as confidentiality agreements, licenses, and intellectual property assignment agreements.
As of September 1, 2025, we have six trademark registrations and seven trademark applications in the United States, as well as 82 trademark registrations and nine trademark applications in foreign jurisdictions. We will pursue additional trademark registrations to the extent we believe it would be beneficial and cost effective. We also own domain names, including www.navan.com.
As of September 1, 2025, we have two issued patents and 16 pending patent applications in the
United States, and 13 pending international patent applications. One of our issued U.S. patents expires in 2039 and the other in 2041. We continually review our development efforts to assess the existence and patentability of new intellectual property.
We control access to our intellectual property and confidential information through internal and external controls. Our practices require our employees and third parties who develop any material intellectual property on our behalf to enter into confidentiality and invention assignment agreements. Our practices also require third parties with whom we share our confidential proprietary information to enter into nondisclosure and confidentiality agreements or to be bound by professional, fiduciary or other contractual obligations requiring the applicable employee or third party to protect our trade secrets, proprietary know-how, and other confidential proprietary information, including those related to our proprietary AI models. However, we cannot guarantee that we have entered into agreements containing such obligations with each party that has been involved in the development of intellectual property for us or that has, or may have had, access to our trade secrets, proprietary know-how, and other confidential proprietary information.
In addition, intellectual property laws and our procedures and restrictions provide only limited protection, and any of our intellectual property rights may be challenged, invalidated, circumvented, infringed, or misappropriated.

Government Regulations
Our business activities are or may be subject to various federal, state, local, and foreign laws, rules, and regulations, including those related to travel, data privacy, security and data protection, financial services, intellectual property, advertising practices, employment and labor, tax, anti-corruption, and export control and sanctions laws.
Our travel management business is subject to registration and licensing requirements imposed by airline industry-established organizations, including agent accreditation requirements imposed by the
Airlines Reporting Corporation, or the ARC, in the United States and the International Air Transport
Association, or the IATA, in other countries. Pursuant to such accreditation and licensing requirements, our business is authorized to sell and issue tickets on behalf of various airlines, subject to agent rules set by the ARC and the IATA. The failure by our business to comply with such requirements and rules or to obtain and maintain such licenses could result in the suspension or revocation of our authority to sell and issue tickets on behalf of one or more airlines. In addition, R&M UK also has an ATOL registration, which is similar to the EU package travel directive (that otherwise generally does not apply to Navan and its subsidiaries).
As we continue to expand our travel management offerings based on new offerings and features or new geographic regions, we may become subject to additional laws and regulations applicable to TMCs or travel booking platforms, including, in some countries, licensing and registration requirements, price or other display requirements, mandatory bonding and travel indemnity fund contributions, industry specific value-added tax regimes, and laws regulating the provision of travel packages.
Currently, we partner with banks and other regulated financial institutions that enter into direct agreements with our customers to provide regulated offerings as part of our expense management offering. Nevertheless, the laws and regulations related to payments and lending are complex, subject to change, and vary across different jurisdictions in the United States and globally. We may become subject to financial services laws and regulations, including laws and regulations regulating or requiring licensing for payments or lending-related activities, as we expand our expense management solution into new regions and develop new offerings in the future or if regulatory interpretations of existing laws change or are otherwise deemed to apply to our business activities. New and existing laws and regulations (or changes in interpretation of existing laws and regulations) may also be adopted, implemented, or interpreted to apply to our activities or those of our service partners, and uncertainty around the application of these laws may affect demand for travel and our expense management platform. Additionally, as our platform’s geographic scope expands, regulatory agencies, courts, and other authorities may claim that we are subject to additional requirements or are prohibited from conducting our business in or with customers in certain jurisdictions, either generally or with respect to certain services, or that we are otherwise required to change our business practices. We believe we are in material compliance with such laws and regulations and do not expect continued compliance to have a material impact on our capital expenditures, earnings, or competitive position. For additional discussion on governmental regulation affecting our business, please see the section titled “Risk
Factors—Risks Related to Legal and Regulatory Matters.”
Data Security and Privacy
The data we collect, use, receive, and otherwise process is integral to our business, enabling us to provide our offerings to our customers and providing us with insights to improve our platform and offerings, particularly related to our AI offerings enabled by Navan Cognition. Our collection, use, receipt, and other processing of data (including personal information) in our business subjects us to numerous
U.S. state and federal and international laws and regulations addressing privacy, data protection, information security and the collection, storing, sharing, use, transfer, disclosure, protection, and processing of certain types of data, and use of personal information for marketing, advertising, and other activities conducted by telephone, email, mobile devices, and the Internet. Such regulations include, for example, CAN-SPAM, CCPA, GDPR, and the EU ePrivacy Directive. We work to comply with, and to help allow customers to comply with, applicable laws and regulations relating to privacy, data protection, cybersecurity, and information security. This helps to underpin our strategy of building trust and providing a strong experience to customers.
For example, at the U.S. federal level, we are subject to, among other laws and regulations, the rules and regulations promulgated under the authority of the Federal Trade Commission (which has the authority to regulate and enforce against unfair or deceptive acts or practices in or affecting commerce, including acts and practices with respect to data privacy and cybersecurity).
Numerous U.S. states have enacted comprehensive consumer privacy laws that impose certain obligations on covered businesses, including providing specific disclosures in privacy notices and affording consumers with certain rights concerning their personal information. Certain states also impose stricter requirements for processing certain personal information, including sensitive personal information, such as conducting data privacy impact assessments. These state laws allow for statutory fines for noncompliance. For example, the CCPA applies to personal information of consumers, business representatives, employees, and others who are California residents, and requires businesses to provide specific disclosures in privacy notices and honor requests of such individuals to exercise certain privacy rights. The CCPA provides for fines and allows private litigants affected by certain data breaches to recover significant statutory damages. Moreover, all U.S. states have enacted state data breach notification laws requiring businesses to provide notice under certain circumstances to consumers whose personal information has been disclosed as a result of a data breach.
Furthermore, as we accept and store debit and credit cards for payment, we are subject to the PCI-
DSS, issued by the Payment Card Industry Security Standards Council. PCI-DSS contains compliance guidelines with regard to our security surrounding the physical and electronic storage, processing, and transmission of cardholder data. Costs and potential problems and interruptions associated with the implementation of new or upgraded systems and technology, such as those necessary to achieve compliance with PCI-DSS or with maintenance or adequate support of existing systems could also disrupt or reduce the efficiency of our operations.
We contract with third-party service providers, including shared cloud computing services, to store or process data (including personal information) on our behalf in compliance with applicable laws, regulations, rules and standards. To that end, we strive to enter into data processing agreements with all our third-party providers to clearly define the services being provided and the nature of the engagement, for example the protection and ownership of the data being processed by the service provider. We also maintain processes to ensure that all our third-party providers comply with our data processing agreements, as applicable. However, we may at times fail to do so and cannot ensure that our data processing agreements will be sufficient to protect us from claims, proceedings, liability or adverse publicity relating to data privacy or cybersecurity.
Furthermore, the evolving regulatory framework complicates data transfers across borders. For example, legal developments in the EEA and the U.K. have created complexity and uncertainty regarding processing and transfers of personal data from the EEA and the U.K. to the United States and other so-
called third countries outside the EEA and the U.K. that have not been determined by the relevant data protection authorities to provide an adequate level of protection for privacy rights. Ongoing legal challenges and changes in adequacy decisions, such as the EU-U.S. Data Privacy Framework, may further restrict our ability to transfer personal data internationally, potentially disrupting our operations. In many cases, these laws and regulations apply not only to third-party transactions, but also to transfers of information among our entities.
Despite our efforts to comply with applicable laws, regulations and other obligations relating to privacy, data protection, cybersecurity and information security, it is possible that our interpretations of the law, practices or platform could be inconsistent with, or fail or be alleged to fail to meet all requirements of, such laws, regulations, or obligations. Our failure, or the failure by our third-party partners, vendors, service providers, or customers, to comply with applicable laws or regulations or any other obligations relating to privacy, data protection, cybersecurity, or information security, or any compromise of security that results in unauthorized access to, or use, modification, release, or other unauthorized processing of personal information or other data relating to customers, their employees, other personnel and / or other individuals, or the perception that any of the foregoing types of failure or compromise has occurred, could damage our reputation and brand, discourage new and existing customers from using our platform, or result in fines, investigations, or proceedings by governmental agencies, and private claims and litigation, any of which could adversely affect our business, financial condition, and results of operations.
Furthermore, we and our third-party partners, vendors and service providers with whom we work are subject to a variety of evolving cybersecurity threats, including but not limited to social-engineering attacks (including through deep fakes, which may be increasingly more difficult to identify as fake, and phishing attacks), malicious code (such as viruses and worms), malware (including as a result of advanced persistent threat intrusions), denial-of-service attacks, credential stuffing attacks, credential harvesting, personnel misconduct or error, ransomware attacks, supply-chain attacks, software bugs, server malfunctions, software or hardware failures, loss of data or other information technology assets, adware, telecommunications failures, earthquakes, fires, floods, attacks enhanced or facilitated by AI, and other similar threats. While we have implemented security measures designed to protect against security incidents and data breaches, there can be no assurance that these measures will be effective. For more information on risks associated with our information technology systems, see the section titled “Risk
Factors—Risks Related to Privacy, Cybersecurity, and Intellectual Property.”
Our Facilities
We are headquartered in Palo Alto, California, where we occupy approximately 31,500 square feet of office space pursuant to a lease that expires in 2032. In addition, we lease office space in the United
States in San Francisco, CA; Coppell and Austin, TX; New York City, NY; and internationally, including in
London, Paris, Berlin, Lisbon, United Arab Emirates, Israel, India and Australia, which we use for operations, sales, and engineering, as applicable.
We intend to procure additional space in the future as we continue to add employees and expand geographically. We believe that our current facilities are adequate to meet our current needs and that, should it be needed, suitable additional or alternative space will be available to accommodate our operations.
Legal Proceedings
From time to time, we are involved in various legal proceedings arising from the normal course of business activities. We are not presently a party to any litigation the outcome of which, we believe, if determined adversely to us, would individually or taken together have a material adverse effect on our business, results of operations, cash flows, or financial condition. We have received, and may in the future continue to receive, claims from third parties asserting, among other things, infringement of their intellectual property rights. Defending such proceedings is costly and can impose a significant burden on management and employees, we may receive unfavorable preliminary or interim rulings in the course of litigation, and there can be no assurances that favorable final outcomes will be obtained.

MANAGEMENT
Executive Officers and Non-Employee Directors
The following table provides information regarding our executive officers and non-employee directors as of September 19, 2025:

Name	Age	Position(s)
Executive Officers:
Ariel Cohen ............................	50	Chairperson of our board of directors and Chief Executive Officer
Ilan Twig .................................	51	Director and Chief Technology Officer
Amy Butte ...............................	57	Chief Financial Officer
Michael Sindicich ..................	33	President
Non-Employee Directors:
Ben Horowitz(2)(4) ...................	59	Director
Arif Janmohamed(1) ..............	49	Director
Michael Kourey(1)(2) ...............	66	Director
Clara Liang(2)(3) ......................	45	Director
Sandesh Patnam(1) ...............	51	Director
Anré Williams(3) .....................	60	Director
Oren Zeev(1) ...........................	60	Director
_______________
(1)Member of the audit committee.
(2)Member of the compensation committee.
(3)Member of the nominating and governance committee.
(4)Lead independent director.
Executive Officers
Ariel Cohen is our co-founder and has served as our Chief Executive Officer and as a member of our board of directors since our inception in February 2015 and as chairperson of our board of directors since
September 2022. Mr. Cohen previously served as our President from February 2015 to March 2025. Prior to our founding, Mr. Cohen served as Vice President, Product Management at Jive Software, Inc., or Jive
Software, a provider of social business software, from 2013 to 2015, following the acquisition by Jive
Software of StreamOnce, Inc., a business multimedia integration platform, where he served as co-founder and Chief Executive Officer from 2012 to 2013. From 2010 to 2012, Mr. Cohen served as Senior Director,
Product Management at Jive Software. Prior to Jive Software, Mr. Cohen served in various senior roles at
HP Inc. (formerly Hewlett-Packard Company), a multinational information technology company, from 2006 to 2010. Mr. Cohen served on the board of directors of Lyft, Inc., or Lyft, a publicly traded ridesharing company, from March 2021 to May 2025. Mr. Cohen holds a B.A. in Economics from the College of
Management Academic Studies and an Executive M.B.A. from Northwestern University, Kellogg School of Management. We believe Mr. Cohen is qualified to serve on our board of directors because of the historical knowledge, operational expertise, leadership, culture management, and continuity that he brings to our board of directors as our co-founder, President, and Chief Executive Officer.
Ilan Twig is our co-founder and has served as our Chief Technology Officer and as a member of our board of directors since our inception in February 2015. Prior to our founding, Mr. Twig served as an
Executive Vice President, Engineering at Jive Software during 2015 and a Vice President, Engineering from 2013 to 2014, following the acquisition by Jive Software of StreamOnce, Inc., a business multimedia integration platform, where he served as co-founder and Chief Technology Officer from 2012 to 2013.
Prior to Jive Software, Mr. Twig served as the Head of Engineering at RockMelt, Inc., a social media web browsing service, from 2010 to 2012. Mr. Twig holds a B.Sc. in Computer Science from the Academic
College of Tel-Aviv, Yaffo. We believe Mr. Twig is qualified to serve as a member of our board of directors given his deep technical understanding of our platform and business and the continuity that he brings to our board of directors as co-founder and Chief Technology Officer.
Amy Butte has served as our Chief Financial Officer since June 2024. Ms. Butte previously served as a member of our board of directors from April 2024 to June 2024. Ms. Butte has served on the boards of directors of Bain Capital Specialty Finance, Inc., a publicly traded managed specialty finance company, since July 2019 and Bain Capital Private Credit, a public non-traded business development company, since April 2022. For both Bain entities, Ms. Butte also serves on the audit committee and compensation committee and as the chair of the nominating and corporate governance committee. Ms. Butte previously served on the boards of directors of DigitalOcean Holdings, Inc., a publicly traded software company, from April 2018 to June 2025, where she also served as the chair of the audit committee, BNP Paribas
USA, Inc., a multinational bank and financial services company, from 2016 to 2023, where she also served on the risk committee and as the chair of the audit committee, and as an independent trustee, for the Fidelity Investments Strategic Advisers Funds from 2011 to 2017, where she also served as the chair of the audit committee. In addition, Ms. Butte is an advisor to several private companies, including the
Long-Term Stock Exchange, a national security exchange, since 2015. Ms. Butte served as the founder of TILE Financial Inc., or TILE, a financial technology company, from 2008 to 2012. Prior to TILE, Ms.
Butte served as Chief Financial Officer of Man Financial, Inc., or Man Financial, a brokerage firm, from
2006 to 2008. Prior to Man Financial, Ms. Butte served as Chief Financial Officer and Executive Vice
President of the New York Stock Exchange from 2004 to 2006. Prior to the New York Stock Exchange,
Ms. Butte served as an Equity Research Analyst at Bear Stearns and Merrill Lynch. Ms. Butte holds a
B.A. in Psychology from Yale University and an M.B.A. from Harvard Business School.
Michael Sindicich has served as our President since March 2025. Mr. Sindicich previously served as our Chief Executive Officer of Navan Expense from April 2023 to March 2025, our Executive Vice
President and General Manager of Navan Expense from December 2019 to April 2023, our Vice
President of Enterprise Sales from December 2018 to December 2019, our Vice President of Sales, West
from May 2018 to January 2019, a Director of Sales from 2017 to May 2018, and a Senior Account
Executive from April 2016 to April 2017. Mr. Sindicich holds a B.S. in Psychobiology from the University of
California, Los Angeles.
Non-Employee Directors
Ben Horowitz has served as a member of our board of directors since October 2018. Mr. Horowitz is a co-founder and has served as a General Partner of Andreessen Horowitz, a venture capital firm, since
July 2009. Prior to Andreessen Horowitz, Mr. Horowitz served as a Vice President and General Manager of HP Inc. (formerly Hewlett-Packard Company), a multinational information technology company, from
2007 to 2008. Prior to HP, Mr. Horowitz served as co-founder, President, and Chief Executive Officer of
Opsware, Inc., a computer software company, from 1999 to 2007. Mr. Horowitz served on the boards of directors of public companies such as Okta, Inc., or Okta, a publicly traded software company, from
February 2010 to June 2025 and Lyft from June 2016 to June 2020. In addition, Mr. Horowitz serves on the boards of directors of several private companies. Mr. Horowitz holds a B.A. in Computer Science from
Columbia University and an M.S. in Computer Science from the University of California, Los Angeles. We believe Mr. Horowitz is qualified to serve as a member of our board of directors because of his extensive experience in the venture capital industry, his knowledge of technology companies, and his service on other privately and publicly held companies.
Arif Janmohamed has served as a member of our board of directors since April 2017. Since 2008,
Mr. Janmohamed has served as a Partner at Lightspeed Venture Partners, or Lightspeed, a venture capital firm. Prior to joining Lightspeed, Mr. Janmohamed held roles at various technology companies, including Cisco Systems, Inc., a technology solutions company, from 2006 to 2008. Mr. Janmohamed holds a B.Sc. in Computer Engineering from University of Waterloo, Canada and an M.B.A. in Finance from the University of Pennsylvania Wharton School of Business. We believe Mr. Janmohamed is qualified to serve as a member of our board of directors given his leadership and business experience, technical knowledge, and his deep understanding of our business and industry as an early investor.

Michael Kourey has served as a member on our board of directors since October 2024. Mr. Kourey has served on the board of directors of Dialpad, Inc., or Dialpad, an AI-driven communications intelligence company, since February 2024, and previously served as the Chief Financial Officer of Dialpad from
September 2021 to February 2025. Prior to Dialpad, Mr. Kourey served as Chief Financial Officer of Okta from March to May 2021. Prior to Okta, Mr. Kourey served as Chief Financial Officer of Vlocity, Inc., or
Vlocity (acquired by Salesforce), a provider of industry-specific cloud and mobile software, from January
2019 to December 2020. Prior to Vlocity, Mr. Kourey served as Chief Financial Officer and an Executive
Vice President of Medallia, Inc., or Medallia, a cloud-based customer experience management company, from 2015 to 2018. Prior to Medallia, Mr. Kourey served as a Partner at Khosla Ventures, a venture capital firm, from 2013 to 2015, and previously served as Operating Partner at Khosla Ventures from
2012 to 2013. Prior to Khosla Ventures, Mr. Kourey served in a variety of roles, most recently as Chief
Financial Officer, at Polycom, Inc., or Polycom, a publicly traded communications solutions company, from 1991 to 2012. Mr. Kourey served on the boards of directors of various public companies such as
Okta from October 2015 to March 2021, RingCentral, Inc., a publicly traded cloud-based communications company, from 2015 to 2016, Aruba Networks, Inc. (acquired by Hewlett-Packard Company), a formerly publicly traded security and networking company, from 2007 to 2015, Riverbed Technology LLC, a formerly publicly traded information technology solutions company, from 2006 to 2014, Polycom from
1999 to 2012, and WatchGuard Technologies, Inc., a formerly publicly traded cybersecurity company, from 2003 to 2006. Mr. Kourey has served on the board of directors of Cribl, Inc., or Cribl, a data observability company, since July 2025, and currently serves as the chair of Cribl’s audit committee. In addition, Mr. Kourey currently serves on the boards of directors of several other private companies. Mr.
Kourey holds a B.S. in Agricultural and Managerial Economics from the University of California, Davis and an M.B.A. from the Santa Clara University Leavey School of Business. We believe Mr. Kourey is qualified to serve as a member of our board of directors because of his extensive experience as a public company financial officer, his extensive finance background, and his service on boards of other privately and publicly held companies.
Clara Liang has served as a member of our board of directors since September 2022. Since February
2024, Ms. Liang has served as Head of Global Strategic Operations at Stripe, Inc., or Stripe, a financial services company, and previously served as a Business Lead at Stripe from January 2022 to February
2024. Prior to Stripe, Ms. Liang served as a Vice President and General Manager and in other product director roles at Airbnb, Inc., or Airbnb, an online travel marketplace, from July 2016 to January 2022.
Prior to Airbnb, Ms. Liang served as Chief Product Officer at Jive Software from 2012 to 2015. Prior to
Jive Software, Ms. Liang served in a number of technology and professional services roles at
International Business Machines Corporation, a technology and consulting company, from 2001 to 2011.
Ms. Liang has served on the board of directors of SoFi Technologies, Inc., a publicly traded financial services company, since October 2019. Ms. Liang holds a B.Sc. in Symbolic Systems from Stanford
University and an M.S. in Technology Commercialization from the University of Texas at Austin. We believe Ms. Liang is qualified to serve as a member of our board of directors because of her experience leading and scaling global technology companies.
Sandesh Patnam has served as a member of our board of directors since July 2022. Mr. Patnam has served as the U.S. Managing Partner at Premji Invest, a growth equity firm, since March 2014. Prior to
Premji Invest, Mr. Patnam served as a General Partner at DFJ Growth, a venture capital firm, from
October 2020 to October 2021. Prior to DFJ Growth, Mr. Patnam served as an Investment Officer and
Senior Equity Analyst at Seligman Technology Group at Columbia Management Investment Advisers
LLC, or Seligman, an investment company, from 2010 to 2014. Prior to Seligman, Mr. Patnam served as the General Partner at Bay Partners LLC, a venture capital firm, from 2005 to 2010. Mr. Patnam serves on the boards of directors of several private companies and served on the board of directors of Anaplan,
Inc., a publicly traded software company, from 2016 to 2022. Mr. Patnam holds a B.S. in Electrical
Engineering from the University of Rochester and an M.B.A. in Finance from the University of
Pennsylvania Wharton School of Business. We believe Mr. Patnam is qualified to serve as a member of our board of directors because of his business and venture capital expertise and his service on other privately and publicly held companies.

Anré Williams has served as a member on our board of directors since June 2025. Mr. Williams has served as Senior Executive Advisor of American Express Company, or American Express, a publicly traded financial services corporation, since February 2025, and has served on the Executive Committee of American Express since 2018. Prior to his current role at American Express, Mr. Williams served as
Chief Executive Officer of American Express National Bank, or AENB, an online bank and subsidiary of
American Express, from April 2021 to January 2025. Prior to AENB, Mr. Williams served as Group
President, Enterprise Services, of American Express from April 2021 to February 2025 and served as the
Group President of Global Merchant & Network Services at American Express from February 2018 to
April 2021. Mr. Williams served in a number of leadership and professional roles at American Express from 1990 to 2018. Mr. Williams has served on the boards of directors of publicly traded companies such as Infinite Acquisition Corp, a special-purpose acquisition company, from November 2021 to August
2023, Illinois Tool Works Inc., a publicly traded manufacturing company, from August 2010 to May 2023, and Joseph T. Ryerson & Son, Inc., a metal processing and distribution company, from 2004 to 2007. Mr.
Williams holds a B.A. in Economics from Stanford University and an M.B.A. from the University of
Pennsylvania Wharton School of Business. We believe Mr. Williams is qualified to serve as a member of our board of directors because of his extensive public company leadership experience and his service on boards of other privately and publicly held companies.
Oren Zeev has served as a member on our board of directors since April 2015. Since 2015, Mr. Zeev has served as the Sole General Partner of Zeev Ventures, a venture capital firm. Between 2008 and
2015, Mr. Zeev invested his own capital in private technology companies. Prior to that, Mr. Zeev served as a General Partner at Apax Partners, a venture capital firm, from 1995 to 2007. Mr. Zeev currently serves as a member of the boards of directors of various private technology companies. Mr. Zeev previously served on the board of Chegg, Inc., an education technology company, from 2008 to 2013 and
Audible, Inc., an online audiobook company, from 2003 to 2008. Mr. Zeev holds a B.Sc. in Electrical
Engineering from Technion, Israel Institute of Technology and an M.B.A. from INSEAD. We believe Mr.
Zeev is qualified to serve as a member of our board of directors because of his extensive experience in the venture capital industry and his knowledge of technology companies and our industry.
Family Relationships
There are no family relationships among any of our executive officers or directors.
Code of Business Conduct and Ethics
Our board of directors has adopted a code of business conduct and ethics that applies to all of our employees, officers, and directors, including our Chief Executive Officer, Chief Financial Officer, and other executive and senior financial officers. The full text of our code of business conduct and ethics will be posted on the investor relations page on our website. We intend to disclose any amendments to our code of business conduct and ethics, or waivers of its requirements, on our website or in filings under the
Exchange Act.
Board of Directors
Our business and affairs are managed under the direction of our board of directors. Our board of directors currently consists of nine directors. Pursuant to our amended and restated certificate of incorporation, as currently in effect, and the Amended and Restated Voting Agreement by and among us and other parties, dated July 28, 2022, as amended, or our Voting Agreement, our current directors were elected as follows:
•Messrs. Cohen and Twig were elected as the designees nominated by certain holders of our common stock;
•Mr. Zeev was elected as the designee nominated by holders of our Series A redeemable convertible preferred stock;

•Mr. Janmohamed was elected as the designee nominated by a holder of our Series A-1 redeemable convertible preferred stock, together with its affiliates;
•Mr. Horowitz was elected as the designee nominated by a holder of our Series C redeemable convertible preferred stock, together with its affiliates;
•Mr. Patnam was elected as the designee nominated by a holder of our Series G redeemable convertible preferred stock, together with its affiliates;
•Ms. Liang was elected as the designee nominated by all of the other directors then-serving on our board of directors;
•Mr. Kourey was appointed by all of the other directors then-serving on our board of directors; and
•Mr. Williams was appointed by all of the other directors then-serving on our board of directors.
Our Voting Agreement will terminate and the provisions of our current amended and restated
certificate of incorporation by which our directors were elected will be amended and restated in connection with this offering and, following this offering, there will be no contractual obligations regarding the election of our directors. After this offering, the number of directors will be fixed by our board of directors, subject to the terms of our amended and restated certificate of incorporation and amended and restated bylaws that will become effective immediately prior to the completion of this offering. Each of our current directors will continue to serve as a director until the election and qualification of their successor, or until their earlier death, resignation, or removal.
Classified Board of Directors
Upon the completion of this offering, our board of directors will consist of nine members and be divided into three classes of directors that will serve staggered three-year terms. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring. As a result, only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Our directors will be divided among the three classes as follows:
•the Class I directors will be Ariel Cohen, Ben Horowitz, and Michael Kourey, and their terms will expire at the first annual meeting of stockholders to be held after the completion of this offering;
•the Class II directors will be Arif Janmohamed, Ilan Twig, and Anré Williams, and their terms will expire at the second annual meeting of stockholders to be held after the completion of this offering; and
•the Class III directors will be Clara Liang, Sandesh Patnam, and Oren Zeev, and their terms will expire at the third annual meeting of stockholders to be held after the completion of this offering.
Each director’s term continues until the election and qualification of his or her successor, or his or her earlier death, resignation, or removal. Our amended and restated certificate of incorporation and amended and restated bylaws to be in effect upon the completion of this offering will authorize only our board of directors to fill vacancies on our board of directors. This classification of our board of directors may have the effect of delaying or preventing changes in control of our company. See the section titled
“Description of Capital Stock—Anti-Takeover Provisions.”
Director Independence
In connection with this offering, we intend to list our Class A common stock on Nasdaq. Under
Nasdaq rules independent directors must comprise a majority of a listed company’s board of directors within a specified period after the completion of this offering. In addition, Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and governance committees be independent. Under Nasdaq rules, a director will only qualify as an
“independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
Additionally, compensation committee members must not have a relationship with us that is material to the director’s ability to be independent from management in connection with the duties of a compensation committee member.
Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee: accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or be an affiliated person of the listed company or any of its subsidiaries. We intend to satisfy the audit committee independence requirements of Rule 10A-3 as of the completion of this offering.
Our board of directors has undertaken a review of the independence of each director and considered whether each director has a material relationship with us that could compromise their ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our board of directors determined that Ms. Liang and Messrs. Horowitz, Janmohamed, Kourey, Patnam, Williams, and
Zeev are “independent directors” as defined under the applicable rules and regulations of the SEC and the listing requirements and rules of Nasdaq. In making these determinations, our board of directors reviewed and discussed information provided by the directors and by us with regard to each director’s business and personal activities and relationships as they may relate to us and our management, including the beneficial ownership of our common stock by each non-employee director and the transactions involving them described in the section titled “Certain Relationships and Related Party
Transactions.”
Role of our Board in Risk Oversight Process
Risk assessment and oversight are an integral part of our governance and management processes.
Our board of directors encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with our board of directors at regular board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks.
Our board of directors does not have a standing risk management committee, but rather administers this oversight function directly through our board of directors as a whole, as well as through various standing committees of our board of directors that address risks inherent in their respective areas of oversight. While our board of directors is responsible for monitoring and assessing strategic risk exposure, our audit committee is responsible for overseeing our major financial risk and cybersecurity exposures and the steps our management has taken to monitor and control these exposures. The audit committee also approves or disapproves any related person transactions. Our nominating and governance committee monitors the effectiveness of our corporate governance guidelines. Our compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.
Lead Independent Director
Our board of directors will adopt, effective prior to the completion of this offering, corporate governance guidelines that provide that one of our independent directors will serve as our lead independent director. Our board of directors has appointed Ben Horowitz to serve as our lead independent director. As lead independent director, Mr. Horowitz will provide leadership to our board of directors if circumstances arise in which the role of our Chief Executive Officer and chairperson of our board of directors may be, or may be perceived to be, in conflict, and perform such additional duties as our board of directors may otherwise determine and delegate.
Committees of the Board of Directors
Our board of directors has an audit committee, a compensation committee, and a nominating and governance committee, each of which, pursuant to its respective charter, will have the composition and responsibilities described below upon the completion of this offering. Following the completion of this offering, copies of the charters for each committee will be available on the investor relations portion of our website. Members serve on these committees until their resignation or until otherwise determined by our board of directors.
Audit Committee
Our audit committee is composed of Arif Janmohamed, Michael Kourey, Sandesh Patnam, and Oren
Zeev. Mr. Kourey is the chair of our audit committee. The members of our audit committee meet the independence requirements under Nasdaq listing standards and SEC rules. Each member of our audit committee is financially literate. In addition, our board of directors has determined that Mr. Kourey is an
“audit committee financial expert” as that term is defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act. This designation does not, however, impose on them any supplemental duties, obligations or liabilities beyond those that are generally applicable to the other members of our audit committee and board of directors. Our audit committee’s principal functions are to assist our board of directors in its oversight of:
•selecting a firm to serve as our independent registered public accounting firm to audit our consolidated financial statements;
•ensuring the independence of the independent registered public accounting firm;
•discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and that firm, our interim and year-end results of operations;
•establishing procedures for employees to anonymously submit concerns about questionable accounting or audit matters;
•considering the adequacy of our internal controls and internal audit function;
•reviewing related party transactions that are material or otherwise implicate disclosure requirements;
•approving, or as permitted, pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm; and
•reviewing legal and regulatory compliance matters, including risks related to data privacy, information security, and cybersecurity.
Compensation Committee
Our compensation committee is composed of Ben Horowitz, Michael Kourey, and Clara Liang. Mr.
Horowitz is the chair of our compensation committee. The members of our compensation committee meet the independence requirements under Nasdaq listing standards and SEC rules. Each member of this committee is also a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act.
Our compensation committee is responsible for, among other things:
•reviewing and approving, or recommending that our board of directors approve, the compensation of our executive officers;
•reviewing and recommending to our board of directors the compensation of our non-employee directors;
•reviewing and recommending to our board of directors the terms of any compensatory agreements with our executive officers;
•administering our stock and equity incentive plans;
•reviewing and approving, or making recommendations to our board of directors with respect to, incentive compensation and equity plans; and
•establishing our overall compensation philosophy.
Nominating and Governance Committee
Our nominating and governance committee is composed of Clara Liang and Anré Williams. Mr.
Williams is the chair of our nominating and governance committee. The members of our nominating and governance committee meet the independence requirements under Nasdaq listing standards and SEC rules. Our nominating and governance committee’s principal functions include:
•identifying and recommending candidates for membership on our board of directors;
•recommending directors to serve on board committees;
•reviewing and recommending to our board of directors any changes to our corporate governance guidelines;
•reviewing proposed waivers of the code of conduct for directors and executive officers;
•overseeing any program relating to corporate responsibility and sustainability matters;
•overseeing the process of evaluating the performance of our board of directors; and
•advising our board of directors on governance matters.
Compensation Committee Interlocks and Insider Participation
None of the members of the compensation committee is currently, or has been at any time, one of our officers or employees. None of our executive officers has served as a member of the board of directors, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our board or compensation committee during fiscal 2025.
Director Compensation
Director Compensation Prior to this Offering
Before this offering, we did not have a formal policy to provide any cash or equity compensation to our non-employee directors for their service on our board of directors or committees of our board of directors.
In October 2024, we granted Michael Kourey an RSU award with respect to 243,294 shares of our
Class A common stock in connection with his appointment to our board of directors. These RSUs are subject to the same time-based service and performance-based conditions as those granted to our named executive officers in fiscal 2025. See the section titled “Executive Compensation—Equity-Based
Incentive Awards—RSUs Granted in Fiscal 2025.”
In addition, in October 2022, we granted Clara Liang an option to purchase 66,666 shares of Class A common stock in connection with her appointment to our board of directors, which option vests as to 25%
of the underlying shares on the one-year anniversary of the September 27, 2022 vesting commencement date, and as to the remaining 75% of the underlying shares in equal monthly installments over the following three years, subject to continued service as a director. In connection with the repricing described below under “Executive Compensation—Equity-Based Incentive Awards—Stock Option Repricing,” in
August 2024, the exercise price of this option was reduced to $16.26. The number of shares of our Class
A common stock underlying the option, the vesting schedule and the expiration date were unchanged.
The incremental compensation expense associated with the repricing of this option is set forth in the
“Option Awards” column of the Director Compensation for Fiscal 2025 table below.
Previously, in June 2021, we granted Ms. Liang an option to purchase 6,666 shares of Class A common stock as compensation for certain consulting services provided to us, which option was fully vested as of January 31, 2025.
Director Compensation for Fiscal 2025
Our employee directors, Messrs. Cohen and Twig, and Ms. Butte, who served on our board of directors during a portion of fiscal 2025 and now serves as our Chief Financial Officer, did not receive any compensation for their service as directors for fiscal 2025. All compensation paid to Messrs. Cohen and
Twig is set forth above in the section titled “Executive Compensation—Summary Compensation Table.”
Other than as disclosed in the table below, we did not pay any fees to, make any equity awards or non-equity incentive awards to, or pay any other compensation to the non-employee directors of our board of directors in fiscal 2025:

Name	Stock Awards ($)	Option Awards ($)(2)	Total ($)
Ben Horowitz ...............................................................................	—	—	—
Arif Janmohamed .......................................................................	—	—	—
Clara Liang ..................................................................................	—	59,661	59,661
Michael Kourey(1) ........................................................................	—	—	—
Sandesh Patnam ........................................................................	—	—	—
Anré Williams ..............................................................................	—	—	—
Oren Zeev ....................................................................................	—	—	—
______________
(1)On October 16, 2024, Mr. Kourey was granted a RSU award under our 2015 Plan subject to a performance-
based vesting condition and time-based service vesting conditions. As of the applicable grant date and
January 31, 2025, we had not recognized stock-based compensation expense for this award because achievement of the performance-based vesting condition was not deemed probable as of any such date. As a result, no value is included in the table for this award. Assuming achievement of the performance-based vesting condition, the aggregate grant date fair value of the RSU award granted to Mr. Kourey was $4,897,522, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic
718, Compensation—Stock Compensation, or ASC 718. This amount does not necessarily correspond to the actual value that may be realized by Mr. Kourey. The assumptions used in calculating the grant date fair value of this RSU award are set forth in Note 10, “Equity Incentive Plan” to our consolidated financial statements included elsewhere in this prospectus. As of January 31, 2025, all 243,294 RSUs granted to Mr. Kourey remained outstanding and unvested.
(2)The amount reported with respect to Ms. Liang represents the incremental fair value in connection with the repricing on August 12, 2024 of Ms. Liang’s option to purchase 66,666 shares of our Class A common stock, computed in accordance with ASC 718, as described above under “Director Compensation.” See the section titled “Executive Compensation—Equity-Based Incentive Awards—Stock Option Repricing” for more information.
The assumptions used in the calculation of this amount are included in Note 10, “Equity Incentive Plan” to our consolidated financial statements included elsewhere in this prospectus. As of January 31, 2025, this option was vested and exercisable with respect to 38,888 shares and unvested with respect to 27,778 shares. Previously, in
June 2021, we granted Ms. Liang an option to purchase 6,666 shares of Class A common stock as compensation for certain consulting services provided to us, which option was fully vested as of January 31,
2025.
Director Compensation Policy
In connection with this offering, we intend to adopt a non-employee director compensation policy pursuant to which our non-employee directors will be eligible to receive compensation for service on our board of directors and the committees thereof.

EXECUTIVE COMPENSATION
This section discusses the material components of the executive compensation program for our named executive officers. In fiscal 2025, our named executive officers, consisting of our principal executive officer and the next two most highly compensated executive officers as of January 31, 2025, were:
•Ariel Cohen, our co-founder, chairperson of our board of directors, and Chief Executive Officer;
•Ilan Twig, our co-founder, a member of our board of directors and our Chief Technology Officer;
and
•Michael Sindicich, our President.
Summary Compensation Table
The following table presents summary information regarding the total compensation for services rendered in all capacities that was awarded to, earned by, or paid to our named executive officers for fiscal 2025.

Name and Principal Position	Year	Salary($)	Stock Awards($)(1)	Option Awards($)(2)	All Other Compensation ($)(3)	Total($)
Ariel Cohen, Co-founder, Chairperson of our board of directors, and Chief Executive Officer ............	2025	816,667	—	812,921	252	1,629,840
Ilan Twig, Co-founder, a member of our board of directors, and Chief Technology Officer(4) ...........................	2025	575,357	—	900,087	30	1,475,474
Michael Sindicich, President .............................	2025	750,000	—	1,363,642	252	2,113,894
_______________
(1)During fiscal 2025, Mr. Sindicich was granted an RSU award under our 2015 Plan, subject to a performance-
based vesting condition and time-based service vesting conditions. As of the applicable grant date and
January 31, 2025, we had not recognized stock-based compensation expense for this award because achievement of the performance-based vesting condition was not deemed probable as of any such date. As a result, no value is included in the table for this award. Assuming achievement of the performance-based vesting condition, the aggregate grant date fair value of the RSU award for Mr. Sindicich was $2,092,150, computed in accordance with ASC 718. The assumptions used in calculating the grant date fair value of the RSU award are set forth in Note 10, “Equity Incentive Plan” to our consolidated financial statements included elsewhere in this prospectus. This amount does not necessarily correspond to the actual value that may be realized by Mr.
Sindicich. See the section titled “—Equity-Based Incentive Awards” below for additional information.
(2)The amount reported with respect to Mr. Sindicich includes the grant date fair value of an option award granted to him during fiscal 2025 under our 2015 Plan, computed in accordance with ASC 718. The assumptions used in the calculation of this amount is included in Note 10, “Equity Incentive Plan” to our consolidated financial statements included elsewhere in this prospectus. This amount does not necessarily correspond to the actual value that may be realized by Mr. Sindicich. See the section titled “—Equity-Based Incentive Awards” below for additional information.
The amounts reported with respect to Messrs. Cohen, Twig, and Sindicich include $812,921, $900,087 and
$195,101, respectively, of aggregate incremental fair value in connection with the repricing of certain option awards on August 12, 2024, computed in accordance with ASC 718, as described below under “—Equity-Based
Incentive Awards—Stock Option Repricing.” The assumptions used in the calculation of these amounts are included in Note 10, “Equity Incentive Plan” to our consolidated financial statements included elsewhere in this prospectus.

(3)For each of the named executive officers, “All Other Compensation” reflects term life insurance premium payments by us.
(4)Mr. Twig was located in the United States for a portion of fiscal 2025, during which he was compensated in U.S.
dollars, and in Israel for a portion of the year, during which he was compensated in ILS. The 1,571,250 ILS paid to Mr. Twig for the portion of the year he was located in Israel was converted to U.S. dollars at the average ILS to
U.S. dollar conversion rate for the period from February 1, 2024 to January 1, 2025, which was 0.2711.
Employment Agreements
Prior to the completion of this offering, we intend to enter into offer letters setting forth the terms and conditions of employment for each of our named executive officers as described below.
Ariel Cohen
Prior to the completion of this offering, we intend to enter into a confirmatory offer letter with Mr.
Cohen. The letter agreement is not expected to have a specific term and will provide that Mr. Cohen is an at-will employee. Mr. Cohen’s current annual base salary is $1,000,000, and his target bonus for fiscal
2026 is $400,000.
Ilan Twig
Prior to the completion of this offering, we intend to enter into a confirmatory offer letter with Mr. Twig.
The letter agreement is not expected to have a specific term and will provide that Mr. Twig is an at-will employee. Mr. Twig’s current annual base salary is $700,000, and his target bonus for fiscal 2026 is
$300,000.
Michael Sindicich
Prior to the completion of this offering, we intend to enter into a confirmatory offer letter with Mr.
Sindicich. The letter agreement is not expected to have a specific term and will provide that Mr. Sindicich is an at-will employee. Mr. Sindicich’s current annual base salary is $750,000.
Equity-Based Incentive Awards
We have historically granted equity incentive compensation to our executive officers primarily in the form of time-vesting stock options. In fiscal 2025, however, we granted RSUs that are subject to both a time-based service condition and a performance condition to Mr. Sindicich, in addition to stock options. All outstanding equity awards held by our named executive officers were granted under our 2015 Plan.
Stock Options Granted in Fiscal 2025
In January 2025, we granted Mr. Sindicich an option to purchase 87,565 shares of our Class A common stock. This option has an exercise price of $20.31 per share and vests and becomes exercisable with respect to 25% of the total number of shares subject to such option on the one-year anniversary of vesting commencement date, and 1/48th of the total number of shares subject to such option monthly thereafter, subject to Mr. Sindicich’s continued service on each vesting date.
RSUs Granted in Fiscal 2025
In January 2025, we also granted Mr. Sindicich RSUs settleable for 93,483 shares of our Class A common stock. These RSUs become vested on the date that both the applicable time-based service condition and the applicable performance condition have been satisfied. The time and service condition will be satisfied with respect to (i) 25% of the total number of such RSUs on the first anniversary of the vesting commencement date, and (ii) an additional 1/16th of the total number of such RSUs thereafter on each subsequent March 20, June 20, September 20 and December 20, or each, a Quarterly Vesting
Date, subject in each case to Mr. Sindicich’s continued service through each such vesting date.
The performance condition will be deemed satisfied as of the effective date of this offering.

Co-Founder Options and RSUs Granted in April 2025
Ariel Cohen
In April 2025, we granted Mr. Cohen an option to purchase 1,250,445 shares of our Class A common stock, which will be exchangeable for an equal number of shares of Class B common stock at the election of Mr. Cohen. This option has an exercise price of $22.62 per share and is scheduled to vest and become exercisable with respect to 25% of the total number of shares subject to such option on the one-year anniversary of vesting commencement date, and as to 1/48th of the total number of shares subject to the option monthly thereafter, subject to Mr. Cohen’s continued service through each vesting date.
Additionally, in April 2025, we granted Mr. Cohen RSUs settleable for 1,154,925 shares of our Class
A common stock, which will be exchangeable for an equal number of shares of Class B common stock at the election of Mr. Cohen upon settlement. The vesting of these RSUs is subject to a time-based service condition and a performance condition, both of which must be satisfied to vest. The time and service condition will be satisfied with respect to (i) 25% of the total number of such RSUs on the first anniversary of the vesting commencement date, and (ii) an additional 1/16th of the total number of such RSUs thereafter on each subsequent Quarterly Vesting Date, subject in each case to Mr. Cohen’s continued
service through each such vesting date. The performance condition is satisfied upon certain liquidity events, including this offering.
Ilan Twig
In April 2025, we granted Mr. Twig an option to purchase 635,788 shares of our Class A common stock, which will be exchangeable for an equal number of shares of Class B common stock at the election of Mr. Twig. This option has an exercise price of $22.62 per share and is scheduled to vest and become exercisable with respect to 25% of the total number of shares subject to such option on the one-year anniversary of vesting commencement date, and as to 1/48th of the total number of shares subject to the option monthly thereafter, subject to Mr. Twig’s continued service through each vesting date.
Additionally, in April 2025, we granted Mr. Twig RSUs settleable for an aggregate of 587,222 shares of our Class A common stock, which will be exchangeable for an equal number of shares of Class B common stock at the election of Mr. Twig upon settlement. The vesting of 352,333 of these RSUs is subject only to a time-based service condition, which will be satisfied with respect to (i) 25% of such
RSUs on the first anniversary of the vesting commencement date, and (ii) an additional 1/16th of the total number of such RSUs thereafter on each subsequent Quarterly Vesting Date, subject in each case to Mr.
Twig’s continued service through each such vesting date. The vesting of the remaining 234,899 RSUs is subject to a time-based service condition and a performance condition, both of which must be satisfied to vest. The time and service condition will be satisfied with respect to (i) 25% of the total number of such
RSUs on the first anniversary of the vesting commencement date, and (ii) an additional 1/16th of the total number of such RSUs thereafter on each subsequent Quarterly Vesting Date, subject in each case to Mr.
Twig’s continued service through each such vesting date. The performance condition is satisfied upon certain liquidity events, including this offering.
Stock Option Repricing
In July 2024, our board of directors approved the repricing of certain outstanding stock options granted under the 2015 Plan pursuant to which the exercise price of certain options was reduced to
$16.26 per share (the fair market value of our Class A common stock on the repricing date as determined by our board of directors). The number of shares of our Class A common stock underlying the options, the vesting schedules and the expiration dates, were unchanged. The incremental compensation expense associated with the repricing of the stock options held by our named executive officers is set forth in the
“Option Awards” column of the Summary Compensation Table.

Our board of directors determined that the repricing was in the best interests of our company and stockholders and provided the most effective means of retaining and incentivizing our employees and the non-employee director who participated in the repricing.
The repricing affected the following stock options held by our named executive officers:

Name	Shares underlying repriced options	Exercise prices prior to repricing	Exercise price of repriced options
Ariel Cohen ........................................	694,443	$20.73	$16.26
Ilan Twig .............................................	867,519	$19.98 - $20.73	$16.26
Michael Sindicich ..............................	166,666	$20.73	$16.26
Outstanding Equity Awards at Fiscal 2025 Year-End
The following table presents, for each of our named executive officers, information regarding outstanding stock options and stock awards held as of January 31, 2025.

			Option Awards(1)				Stock Awards(1)
Name	Vesting Commencement Date	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price($)(2)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Ariel Cohen .....	02/01/2021(4)(5)	03/18/2021	1,594,752	—	10.05	03/17/2031	—	—
	02/01/2023(4)(6)	4/14/2022	665,789	997,873	16.26	04/13/2032	—	—
	02/01/2023(4)(6)(7)	04/13/2023	210,960	316,184	16.26	04/12/2033	—	—
Ilan Twig ..........	02/01/2021(5)	03/18/2021	2,072,340	—	10.05	03/17/2031	—	—
	02/01/2023(6)(7)	01/17/2023	319,444	347,222	16.26	01/16/2033	—	—
	02/01/2023(6)(7)	04/13/2023	96,242	104,611	16.26	04/12/2033	—	—
Michael Sindicich .....	09/14/2018(8)	09/16/2018	49,758	—	0.6825	09/15/2028	—	—
	04/01/2020(9)	05/30/2020	33,333	—	4.29	05/29/2030	—	—
	02/06/2021(10)	03/18/2021	248,055	5,278	10.05	03/17/2031	—	—
	02/01/2022(11)	04/14/2022	243,517	90,449	16.26	04/13/2032	—	—
	02/01/2023(7)(11)	04/13/2023	79,861	86,805	16.26	04/12/2033	—	—
	12/01/2023(12)	01/25/2024	117,361	315,972	16.26	01/24/2034	—	—
	12/20/2024(13)	01/22/2025	—	—	—	—	93,483	2,114,585
	12/01/2024(12)	01/22/2025	—	87,565	20.31	01/21/2035	—	—
______________
(1)All of the outstanding stock options and stock awards were granted under our 2015 Plan.
(2)This column represents the fair value of a share of our Class A common stock on the grant date, as determined by our board of directors.
(3)Amounts reported represent the fair value of our Class A common stock of $22.62 per share as of January 31,
2025 as determined by an independent valuation, multiplied by the number of shares reported.
(4)The number of securities reported reflects the transfer of a portion of the awards to a constructive trust for the benefit of Mr. Cohen’s former spouse pursuant to a qualified domestic relations order.
(5)This stock option vested in equal monthly installments over 24 months beginning on the one-month anniversary of the vesting commencement date and is fully vested.
(6)This stock option vests monthly in equal installments over 48 months beginning on the one-month anniversary of the vesting commencement date, subject to continued service through each applicable vesting date. All shares of
Class A common stock underlying this option will be exchangeable for shares of Class B common stock upon the election of Mr. Cohen or Mr. Twig, as applicable, following exercise. This stock option is subject to early exercise and, to the extent shares are issued and unvested as of a given date, such shares will remain subject to a right of repurchase held by us.

(7)Exercise price reflects the repricing on August 12, 2024 of these stock options as described under the section titled “—Equity-Based Incentive Awards—Stock Option Repricing.”
(8)This stock option vested with respect to 25% of the shares subject to the stock option on the one-year anniversary of the vesting commencement date and the remaining 75% of the shares subject to the stock option in equal monthly installments over the following three years and is fully vested.
(9)This stock option vested in equal annual installments on the one-year and two-year anniversaries of the vesting commencement date and is fully vested.
(10)This stock option vests with respect to 25% of the shares subject to the stock option on the one-year anniversary of the vesting commencement date and the remaining 75% of the shares subject to the stock option vest in equal monthly installments over the following three years, subject to continued service through each applicable vesting date. This stock option is subject to early exercise and, to the extent shares are issued and unvested as of a given date, such shares will remain subject to a right of repurchase held by us.
(11)This stock option vests monthly in equal installments over 48 months beginning on the one-month anniversary of the vesting commencement date, subject to continued service through each applicable vesting date. This stock option is subject to early exercise and, to the extent shares are issued and unvested as of a given date, such shares will remain subject to a right of repurchase held by us.
(12)This stock option vests with respect to 25% of the shares subject to the stock option on the one-year anniversary of the vesting commencement date and the remaining 75% of the shares subject to the stock option vest in equal monthly installments over the following three years, subject to continued service through each applicable vesting date.
(13)The RSUs vest on the first date upon which both a service-based condition and a performance-based condition are satisfied. See the section titled “—Equity-Based Incentive Awards—RSUs Granted in Fiscal 2025.”
Change in Control and Severance Agreements
Before the completion of this offering, we intend to enter into change in control and severance agreements with each of our named executive officers.
Under each named executive officer’s change in control and severance agreement, if, outside of the applicable Change in Control Period (as defined below), a named executive officer’s employment is terminated by us without cause (excluding by reason of the named executive officer’s death or disability)
or by the named executive officer for good reason, the named executive officer would be entitled to receive the following severance benefits:
•a lump sum cash severance payment equal to (i) six months (or in Mr. Cohen’s case, 12 months)
of the named executive officer’s annual base salary, (ii) a prorated portion of the annual bonus that the named executive officer otherwise would have received for the year in which such termination occurs had the named executive officer remained employed through the date required to earn such bonus or as in effect immediately prior to the change in control, whichever is greater, and (iii) the amount of any cash performance incentive or bonus that the named executive officer otherwise would have received for any performance period that had ended before such termination had the named executive officer remained employed through the date required to earn such incentive or bonus;
•payment of premiums for coverage under the Consolidated Omnibus Budget Reconciliation Act of
1985, as amended, or COBRA, for the named executive officer and the named executive officer’s eligible dependents, if any, for up to 12 months (or in Mr. Cohen’s case, 18 months) following the date of such termination or taxable monthly payments for the equivalent period in the event payment of the COBRA premiums would violate or be subject to an excise tax under applicable law;
•accelerated vesting of any unvested time-based service equity awards that would have vested during the 12 months following the termination date; and
•extension of the period that each of the named executive officer’s vested options will remain exercisable until the earlier of (i) 24 months following the date of the named executive officer’s termination of employment (or if the termination occurs when Company’s common stock is not listed on any established stock exchange or national market system, seven years following the date of the termination) or (ii) the expiration of the option’s term.
Under each named executive officer’s change in control and severance agreement, if, during the period beginning three months before a change in control and ending 12 months (or in Mr. Cohen’s case,
18 months) after a change in control, or the Change in Control Period, a named executive officer’s employment is terminated by us without cause (excluding by reason of the named executive officer’s death or disability) or by the named executive officer for good reason, the named executive officer would be entitled to receive the following severance benefits:
•a lump sum cash severance payment equal to (i) 12 months (or in Mr. Cohen’s case, 18 months)
of the named executive officer’s annual base salary, (ii) 100% (or in Mr. Cohen’s case, 150%) of the named executive officer’s target annual bonus as in effect for the fiscal year in which the termination occurs, and (iii) the amount of any cash performance incentive or bonus that the named executive officer otherwise would have received for any performance period that had ended before such termination had the named executive officer remained employed through the date required to earn such incentive or bonus;
•payment of premiums for coverage under COBRA for the named executive officer and the named executive officer’s eligible dependents, if any, for up to 12 months (or in Mr. Cohen’s case,
18 months) following the date of such termination or taxable monthly payments for the equivalent period in the event payment of the COBRA premiums would violate or be subject to an excise tax under applicable law;
•accelerated vesting of all outstanding, unvested time-based service equity awards; and
•extension of the period that each of the named executive officer’s vested options will remain exercisable until the earlier of (i) 24 months following the date of the named executive officer’s termination of employment (or if the termination occurs when Company’s common stock is not listed on any established stock exchange or national market system, seven years following the date of the termination) or (ii) the expiration of the option’s term.
Severance will be conditioned upon (i) the execution and non-revocation of a release of claims,
(ii) return of all Company documents and other property, and (iii) continued compliance with any confidential information agreement between us and him. The change in control and severance agreements do not provide for any excise tax gross-ups. If the merger-related payments or benefits of the named executive officer are subject to the 20% excise tax under Section 4999 of the Internal Revenue
Code of 1986, as amended, or the Code, then the named executive officer will either receive all such payments and benefits subject to the excise tax or such payments and benefits will be reduced so that the excise tax does not apply, whichever approach yields the best after-tax outcome for the named executive officer.
Cash Incentive Bonus Plan
Before the completion of this offering, our board of directors intends to adopt our Cash Incentive
Bonus Plan, or the Bonus Plan. Our Bonus Plan allows us to grant incentive awards (generally payable in cash) to employees selected by the administrator of the Bonus Plan, including our named executive officers.
Our board of directors or a committee appointed by our board of directors (which, until our board of directors determines otherwise, will be our compensation committee) will administer our Bonus Plan. In this summary of the 2025 Plan, we sometimes refer to our board of directors or the applicable committee with the power to administer the Bonus Plan as the administrator.
The administrator will determine the performance goals that apply to any award under our Bonus
Plan. The performance goals may be based on GAAP or non-GAAP results, and when determining whether the performance goals have been met, any actual results may be adjusted by the administrator for one-time items or unbudgeted or unexpected items and/or payments of actual awards under the
Bonus Plan. The performance goals may be based on any factors that the administrator determines relevant, such as on an individual, divisional, portfolio, project, business unit, or company-wide basis. Any criteria used may be measured on such basis as the administrator determines. The performance goals may differ from participant to participant and from award to award. The administrator also may determine that a target award (or a portion of a target award) will not have a performance goal associated with it but instead will be granted in the administrator’s discretion.
The administrator has the discretion at any time before payment of a participant’s award to increase, reduce or eliminate the award and/or the bonus pool for a particular performance period. The administrator may determine the amount of any increase, reduction, or elimination on the basis of any factors that it deems relevant, and the administrator is not required to establish any allocation or weighting with respect to the factors it considers. The actual award may be below, at, or above the target award.
Actual awards generally will be paid in cash (or its equivalent) only after they are earned and approved. Unless the administrator determines otherwise, to earn an actual award, a participant must be employed by us through the date the actual award is paid. The administrator will have the right to settle an actual award with a grant of an equity award under our then-current equity compensation plan, which will have such terms and conditions that the administrator determines. Payment of an award occurs as soon as practicable after the award is approved by the administrator following the end of the related performance period but not later than the date specified in the Bonus Plan.
Each award under the Bonus Plan will be subject to reduction, cancellation, forfeiture, or recoupment in accordance with any clawback policy of ours (or any of our parents or subsidiaries) in effect as of the date the award is granted or any other clawback policy that we (or any parent or subsidiary of ours) are required to adopt by the listing standards of any national securities exchange or association on which our securities are listed or by applicable laws. In addition, the administrator may impose any other reduction, cancellation, forfeiture, clawback, recovery, or recoupment provisions with respect to an award that it determines necessary or appropriate. In the event of an accounting restatement, the recipient of an award will be required to repay a portion of the proceeds received with respect to an award earned or accrued under certain circumstances.
The administrator will have the authority to amend, suspend, or terminate the Bonus Plan, but such actions will not alter or impair any participant’s rights or obligations with respect to an earned award without the participant’s consent.
Welfare and Other Benefits
We provide health, dental, vision, life, and disability insurance benefits to our named executive officers, on the same terms and conditions as provided to all other eligible U.S. employees.
We also maintain a 401(k) plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees are able to make pre-tax and after-tax contributions of eligible compensation up to certain Code limits, which are updated annually. We have the ability to make matching and discretionary contributions to the 401(k) plan. Currently, we do not make matching contributions or discretionary contributions to the 401(k) plan. The 401(k) plan is intended to be qualified under Section 401(a) of the Code with the related trust intended to be tax exempt under
Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan are deductible by us when made and pre-tax contributions and earnings on pre-tax and after-tax contributions are not generally taxable to the employees until withdrawn or distributed from the 401(k) plan.
Compensation Recovery Policy
Before the completion of this offering, we intend to adopt a Compensation Recovery Policy, or the
Compensation Recovery Policy. The Compensation Recovery Policy will be in accordance with the final rules regarding recovery of erroneously awarded executive officer compensation in connection with an accounting restatement, as adopted by the SEC in October 2022, and consistent with the corresponding listing standards, or together, the Clawback Rules. Pursuant to the Compensation Recovery Policy, and
subject to certain limited exceptions in the Clawback Rules, in the event we are required to restate our financial statements, we will be required to recoup erroneously awarded incentive-based compensation
(as described in the Clawback Rules, including both cash and equity compensation) paid to any current or former executive officer (as described in the Clawback Rules) during the three completed fiscal years immediately prior to the date the accounting restatement was required. The amount recoverable will be the amount of any incentive-based compensation received by the executive officer based on the financial statements prior to the restatement that exceeds the amount that such executive officer would have received had the incentive-based compensation been determined based on the financial restatement.
Equity Plans
We believe that our ability to grant equity-based awards is a valuable compensation tool that enables us to attract, retain, and motivate our employees, consultants, and directors by aligning their financial interests with those of our stockholders. The principal features of our equity incentive plans are summarized below. These summaries are qualified in their entirety by reference to the actual text of the plans, which are filed as exhibits to the registration statement of which this prospectus is a part.
2015 Equity Incentive Plan
In February 2015, we adopted the 2015 Plan, as most recently amended in April 2025. The purpose of the 2015 Plan is to provide incentives to attract, retain, and motivate eligible persons whose present and potential contributions are important to our success.
Share Reserve. As of July 31, 2025, we had 69,378,362 shares of our Class A common stock reserved for issuance through grants under our 2015 Plan, of which 5,876,145 shares remained available for grant. As of July 31, 2025, options to purchase 15,531,646 shares had been exercised; options to purchase 41,581,733 shares remained outstanding, with a weighted-average exercise price of $13.32 per share, of which 8,611,649 shares will be exchangeable for an equal number of shares of Class B common stock at the election of our co-founders upon exercise; and 7,771,766 RSUs were issued and outstanding, of which 1,742,147 shares will be exchangeable for an equal number of shares of Class B common stock at the election of our co-founders upon exercise. As of July 31, 2025, no shares of restricted stock were granted and outstanding under the 2015 Plan. Certain options granted under the
2015 Plan are early exercisable and may be exercised for unvested shares of our Class A common stock subject to a repurchase right. No new awards will be granted under the 2015 Plan after the offering.
Administration. Our board of directors, or a duly authorized committee of our board of directors, will administer our 2015 Plan. We sometimes refer to our board of directors, or the applicable committee with the power to administer our equity incentive plans, as the administrator. In this summary of the 2015 Plan, we sometimes refer to our board of directors or the applicable committee with the power to administer the
2015 Plan as the administrator.
Subject to the limitations of the 2015 Plan, the administrator’s powers include the authority to
(i) construe and interpret the 2015 Plan, any award agreement and any other agreement or document executed pursuant to the 2015 Plan, (ii) prescribe, amend, expand, modify and rescind or terminate rules and regulations relating to the 2015 Plan, (iii) approve persons to receive awards and determine the form and terms of awards, (iv) grant waivers of any conditions of the 2015 Plan or any award, (v) adopt rules and/or procedures (including the adoption of any subplan under the 2015 Plan) relating to the operation and administration of the 2015 Plan to accommodate requirements of local law and procedures outside of the United States, and (vi) make all other determinations necessary or advisable in connection with the administration of the 2015 Plan.
Eligibility. Under the 2015 Plan, we may grant incentive stock options, or ISOs, only to our employees or the employees of our parent or subsidiaries (including officers and directors who are also employees).

We may grant nonstatutory stock options, or NSOs, RSUs, and shares of restricted stock to our employees (including officers and directors who are also employees), non-employee directors, and consultants or the employees, directors, and consultants of our parents and subsidiaries.
Options. The 2015 Plan allows for the grant of options, with terms as generally determined by the administrator (in accordance with the 2015 Plan) and set forth in an award agreement. However, the per share exercise price of a stock option generally cannot be less than 100% of the fair market value of a share of our Class A common stock on the date of grant, and an option may not have a term exceeding ten years. In addition, no ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of the total combined voting power or value of all classes of capital stock of ours or of any parent or subsidiary of ours unless (i) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and (ii) the option does not have a term exceeding five years. The aggregate fair market value, determined at the time of grant, of our common stock with respect to ISOs that are exercisable for the first time by a participant during any calendar year under all stock plans of ours or any parent or subsidiary of ours may not exceed $100,000. Options or portions thereof that exceed such limit will generally be treated as
NSOs. An option vests based on the satisfaction of the vesting conditions specified in the award agreement.
After a participant’s service relationship with us terminates, the participant will be able to exercise the vested portion of the participant’s option for the period of time stated in the participant’s award agreement. In the absence of a specified time in the award agreement, the vested portion of the option will remain exercisable (i) if such termination is for cause, until the termination date, (ii) if such termination is for any reason other than for cause, due to the participant’s disability, or due to the participant’s death, for three months following the date of such termination, or (iii) if such termination is due to the participant’s death or disability (or if participant’s death occurs within three months after a termination without cause), for 12 months following the date of such termination. However, an option may not be exercised later than the expiration of its term.
Restricted Stock and RSUs. The 2015 Plan allows for the grant of restricted stock awards, or RSAs
(and for the early exercise of options for restricted stock), and RSUs, with terms as generally determined by the administrator (in accordance with the 2015 Plan) and set forth in an award agreement. Unless otherwise determined by the administrator, a participant will have voting and other rights as a stockholder of ours with respect to any shares subject to an RSA. If any such dividends or distributions are paid in shares, the shares will be subject to the same restrictions on transferability and forfeitability as the shares of restricted stock with respect to which they were paid. As of July 31, 2025, there were no RSAs and 7,771,766 RSUs issued and outstanding under the 2015 Plan.
Stock Appreciation Rights. The 2015 Plan allows for the grant of stock appreciation rights, with terms as generally determined by the administrator (in accordance with the 2015 Plan) and set forth in an award agreement. However, the per share exercise price of a stock appreciation right generally cannot be less than 100% of the fair market value of a share of our Class A common stock on the date of grant, and a stock appreciation right may not have a term exceeding ten years. A stock appreciation right vests based on the satisfaction of the vesting conditions specified in the award agreement. When a participant’s service relationship with us ends, the same rules relating to the exercise of options will apply to the participant’s stock appreciation rights. As of July 31, 2025, we have no stock appreciation rights issued and outstanding.
Limited Transferability. Unless otherwise determined by the administrator, awards under the 2015
Plan generally may not be transferred or assigned other than by will, the laws of descent and distribution and, with respect to NSOs, by instrument to an inter vivos or testamentary trust in which the NSOs are to be passed to beneficiaries upon the death of the trustor or by gift to a qualified family member.
Change of Control. In the event that we are subject to an “acquisition” or “other combination” (as defined in the 2015 Plan and generally meaning, collectively, a merger, a sale or transfer of more than

50% of the voting power of all of our outstanding securities, or a sale of all or substantially all of our assets), the 2015 Plan provides that awards will be subject to the agreement evidencing such acquisition or other combination, which agreement need not treat all awards in a similar manner. Such agreement may, without the participant’s consent, provide for the continuation of outstanding awards, the assumption or substitution of awards, full or partial acceleration of vesting of awards, the settlement of awards
(whether or not vested) in cash, securities, or other consideration, or the cancellation of such awards for no consideration.
Adjustments. In the event that the number of outstanding shares of our common stock is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification, or similar change in our capital structure affecting our shares without consideration, then in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the 2015 Plan (i) the number of shares reserved for issuance under the 2015 Plan, (ii) the exercise prices of and number of shares subject to outstanding options and stock appreciation rights, and (iii) the purchase prices of and/or number of shares subject to other outstanding awards will be proportionately adjusted (subject to required action by our board of directors or our stockholders).
Exchange, Repricing, and Buyout of Awards. The administrator may, with the consent of the respective participants, issue new awards in exchange for the surrender and cancellation of any or all outstanding awards. The administrator may also buy an award previously granted with payment in cash, shares, or other consideration, in each case, subject to the terms of the 2015 Plan. Without prior stockholder approval, the administrator may reprice options or stock appreciation rights (and where such repricing is a reduction in the exercise price of outstanding options or stock appreciation rights, the consent of the affected participants is not required provided written notice is provided to them).
Amendment; Termination. Our board of directors may amend or terminate the 2015 Plan at any time and may terminate any and all outstanding options or stock appreciation rights upon a dissolution or liquidation of us, provided that certain amendments will require stockholder approval or participant consent. We expect to terminate the 2015 Plan and will cease issuing awards thereunder upon the effectiveness of the 2025 Plan (as described below). Any outstanding awards granted under the 2015
Plan will remain outstanding following the termination of the 2015 Plan, subject to the terms of our 2015
Plan and applicable award agreements, until such awards are exercised or until they terminate or expire by their terms.
2025 Equity Incentive Plan
Before the completion of this offering, our board of directors intends to adopt the 2025 Plan. The 2025
Plan will come into existence and become effective upon the effectiveness of the registration statement of which this prospectus forms a part. Once the 2025 Plan becomes effective, no further grants will be made under our 2015 Plan.
Types of Awards. The 2025 Plan provides for the grant of ISOs to employees, including employees of any parent or subsidiary, and for the grant of NSOs, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance awards and other forms of awards to employees, directors, and consultants, including employees and consultants of our affiliates.
Authorized Shares. Initially, the maximum number of shares of our Class A common stock that may be issued under the 2025 Plan after it becomes effective will not exceed 82,887,502 shares, which is the sum of (i) 35,000,000 new shares, plus (ii) up to 47,887,502 shares subject to awards granted under our
2015 Plan that, after the date the 2025 Plan becomes effective, (A) are not issued because any portion of such awards expires or otherwise terminates without all of the shares covered by such awards having been issued, (B) are not issued because any portion of such awards is settled in cash, (C) are forfeited back to or repurchased by us because of the failure to meet a contingency or condition required for the vesting of such shares, (D) are withheld or reacquired to satisfy the exercise, strike, or purchase price, or
(E) are withheld or reacquired to satisfy a tax withholding obligation. In addition, the number of shares of our Class A common stock reserved for issuance under the 2025 Plan will automatically increase on the first day of each of our 2027 through 2036 fiscal years (assuming the 2025 Plan becomes effective in our
2026 fiscal year), by 5% of the total number of shares of all classes of our common stock outstanding on the last day of the previous fiscal year; provided that before the date of any such increase, the 2025
Plan’s administrator may determine that such increase will be less than such amount. As of the date hereof, no shares have been issued under the 2025 Plan. The maximum number of shares of our Class A common stock that may be issued on the exercise of ISOs under the 2025 Plan is 175,000,000.
Shares subject to awards granted under the 2025 Plan do not reduce the number of shares available for issuance under the 2025 Plan to the extent the awards expire or terminate without the issuance of shares, the awards are paid out in cash rather than in shares, or the shares are withheld to satisfy the exercise, strike, or purchase price of an award or the tax withholding obligations related to an award.
Additionally, shares issued through awards granted under the 2025 Plan will become available for future grant under the 2025 Plan if they are (i) forfeited back to or repurchased by us because of a failure to meet a contingency or condition required for the vesting of such shares or (i) reacquired by us to satisfy the exercise, strike, or purchase price of an award or the tax withholding obligations related to an award.
Plan Administration. Our board of directors, or a duly authorized committee of our board of directors, will administer the 2025 Plan. In this summary of the 2025 Plan, we sometimes refer to our board of directors or the applicable committee with the power to administer the 2025 Plan as the administrator.
Subject to the limitations of the 2025 Plan, the administrator’s powers include the authority to (i)
determine the eligible persons who will be granted awards and the terms and conditions of such awards,
(ii) construe and interpret the 2025 Plan and awards granted under it, (iii) establish, amend and revoke rules and regulations for the 2025 Plan’s administration, (iv) amend the terms of any award (provided that such amendment does not materially impair the existing rights of the participant holding such award without such participant’s written consent), (v) adopt such procedures and sub-plans as are necessary or appropriate to permit and facilitate participation in the 2025 Plan by, or take advantage of specific tax treatment for awards granted to, persons who are non-U.S. nationals or employed outside the United
States, and (vi) exercise such powers and perform such acts as the administrator deems necessary or expedient to promote our best interests and that are not in conflict with the provisions of the 2025 Plan or the awards granted under it.
In addition, subject to the terms of the 2025 Plan, the administrator also has the power to modify outstanding awards under the 2025 Plan, including the authority to reprice any outstanding option or stock appreciation right, cancel and re-grant any outstanding option or stock appreciation right in exchange for new awards, cash or other consideration, or take any other action that is treated as a repricing under generally accepted accounting principles, with the consent of any materially adversely affected participant.
The administrator may also delegate to one or more persons or bodies the authority to administer the plan to the extent permitted by applicable laws.
In addition, except to the extent prohibited by applicable laws, the person(s) or third-party administrator will be delegated the day-to-day administration of the 2025 Plan and the functions to them by the administrator of the 2025 Plan, but this delegation may be revoked at any time.
Stock Options. The 2025 Plan allows for the grant of options, with terms as generally determined by the administrator (in accordance with the 2025 Plan) and set forth in an award agreement. However, the per share exercise price of a stock option generally cannot be less than 100% of the fair market value of a share of our Class A common stock on the date of grant, and an option may not have a term exceeding ten years. In addition, no ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of the total combined voting power or value of all classes of capital stock of ours or of any parent or subsidiary of ours unless (i) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and (ii) the option does not have a term exceeding five years. The aggregate fair market value, determined at the time of grant, of the shares of our common stock subject to ISOs that are exercisable for the first time by a participant during any calendar year under all stock plans of ours or any parent or subsidiary of ours may not exceed $100,000. Options or portions thereof that exceed such limit will generally be treated as
NSOs. An option vests based on the satisfaction of the vesting conditions specified in the award agreement.
After a participant’s service relationship with us terminates, the participant will be able to exercise the vested portion of the participant’s option for the period of time stated in the participant’s award agreement. In the absence of a specified time in the award agreement, the option will be immediately forfeited upon a termination for cause, and the vested portion of the option will remain exercisable (i) if such termination is for any reason other than for cause, due to the participant’s disability, or due to the participant’s death, for three months following the date of such termination, (ii) if such termination is due to the participant’s disability, for 12 months following the date of such termination, (iii) if such termination is due to the participant’s death, for 18 months following the date of such termination, or (iv) if such death occurs following the date of such termination but during the period such award is otherwise exercisable, for 18 months following the date of the participant’s death. However, an option may not be exercised later than the expiration of its term.
Stock Appreciation Rights. The 2025 Plan allows for the grant of stock appreciation rights, with terms as generally determined by the administrator (in accordance with the 2025 Plan) and set forth in an award agreement. However, the per share strike price for a stock appreciation right generally cannot be less than 100% of the fair market value of a share of our Class A common stock on the date of grant, and a stock appreciation right may not have a term exceeding ten years. A stock appreciation right vests based on the satisfaction of the vesting conditions specified in the award agreement. When a participant’s service relationship with us ends, the same rules relating to the exercise of options will apply to the participant’s stock appreciation rights.
Restricted Stock Awards. The 2025 Plan allows for the grant of restricted stock awards, with terms as generally determined by the administrator (in accordance with the 2025 Plan) and set forth in an award agreement. A restricted stock award may be awarded in consideration for cash, check, bank draft or money order, past services to us, or any other form of legal consideration that may be acceptable to the administrator and permissible under applicable law. Unless otherwise determined by the administrator, a participant will have voting and other rights as a stockholder of ours with respect to any shares subject to a restricted stock award. Dividend equivalents may be paid or credited with respect to any shares covered by a restricted stock award. If a participant’s service relationship with us ends for any reason, we may receive any or all of the shares of our Class A common stock held by the participant that have not vested as of the date the participant terminates service with us through a forfeiture condition or a repurchase right.
Restricted Stock Unit Awards. The 2025 Plan allows for the grant of RSUs, with terms as generally determined by the administrator (in accordance with the 2025 Plan) and set forth in an award agreement.
Unless otherwise determined by the administrator at the time of grant, an award of restricted stock units will be granted in consideration for a participant’s services to us or an affiliate of ours, such that the participant will not be required to make any payment to us (other than such services) with respect to the grant or vesting of the award, or the issuance of any shares through the award. If, at the time of grant, the administrator determines that any consideration must be paid by the participant upon the issuance of any shares in settlement of the award, such consideration may be paid in any form of consideration that is acceptable to the administrator and permissible under applicable law.
A restricted stock unit may be settled by the issuance of cash, shares of our Class A common stock, or a combination of cash and such shares. Additionally, dividend equivalents may be paid or credited with respect to any shares covered by a restricted stock unit. Except as otherwise provided in the applicable award agreement, restricted stock units that have not vested will be forfeited once the participant’s continuous service ends for any reason.

Performance Awards. The 2025 Plan allows for the grant of performance-based stock and cash awards, with terms as generally determined by the administrator (in accordance with the 2025 Plan) and set forth in an award agreement. The administrator may structure awards so that the shares of our Class
A common stock or cash will be issued or paid only following the achievement of certain pre-established performance goals during a designated performance period.
The performance criteria that will be used to establish such performance goals may be based on any measure of performance selected by the administrator. The performance goals may be based on a company-wide basis, with respect to one or more business units, divisions, affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise in the award agreement at the time the award is granted or in such other document setting forth the performance goals at the time the goals are established, the administrator will appropriately make adjustments in the method of calculating the attainment of performance goals as follows: (i) to exclude restructuring and/or other nonrecurring charges (ii) to exclude exchange rate effects (iii) to exclude the effects of changes to generally accepted accounting principles, (iv) to exclude the effects of any statutory adjustments to corporate tax rates, (v) to exclude the effects of items that are “unusual” in nature or occur “infrequently”
as determined under generally accepted accounting principles (vi) to exclude the dilutive effects of acquisitions or joint ventures, (vii) to assume that any business divested by us achieved performance objectives at targeted levels during the balance of a performance period following such divestiture, (viii) to exclude the effect of any change in the outstanding shares of our common stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends, (ix) to exclude the effects of stock based compensation and the award of bonuses under our bonus plans, (x) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles, and (xi) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles. In addition, the administrator has the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of the goals. The performance goals may differ from participant to participant and from award to award.
Other Awards. The administrator may grant other awards based in whole or in part by reference to our Class A common stock. The administrator will set the number of shares under the award (or the cash equivalent) and all other terms and conditions of such awards.
Non-Employee Director Compensation Limit. The aggregate value of all compensation granted or paid to any individual for service as a non-employee director with respect to any fiscal year (including awards granted and cash fees paid by us) will not exceed $215,000 in total value, or in the event such non-employee director is first appointed or elected to our board of directors during such fiscal year,
$450,000 in total value (in each case, calculating the value of any such awards based on the grant date fair value of such awards for financial reporting purposes). This limitation will apply beginning with the first fiscal year that begins after the date the 2025 Plan becomes effective.
Changes to Capital Structure. In the event there is a specified type of change in our capital structure, such as a stock split, reverse stock split, or recapitalization, appropriate adjustments will be made to
(i) the class and maximum number of shares reserved for issuance under the 2025 Plan, (ii) the class and maximum number of shares by which the share reserve may increase automatically each year, (iii) the class and maximum number of shares that may be issued on the exercise of ISOs, and (iv) the class and number of shares and exercise price, strike price, or purchase price, if applicable, of all outstanding awards.
Corporate Transactions. The following generally applies to awards under the 2025 Plan in the event of a corporate transaction, unless otherwise provided in a participant’s award agreement or other written agreement with us or one of our affiliates that is approved by the administrator or unless otherwise expressly provided by the administrator at the time of grant.

In the event of a corporate transaction, any awards outstanding under the 2025 Plan may be assumed, continued or substituted for by any surviving or acquiring corporation (or its parent company), and any reacquisition or repurchase rights held by us with respect to the award may be assigned to the successor (or its parent company). If the surviving or acquiring corporation (or its parent company) does not assume, continue or substitute for any portion of an award held by a participant whose continuous service has not terminated before the effective time of the transaction, or a current participant, the vesting
(and exercisability, if applicable) of such portion of the award will be accelerated in full to a date before the effective time of the transaction (contingent upon the effectiveness of the transaction), and such portion of the award will terminate if not exercised (if applicable) at or before the effective time of the transaction, and any reacquisition or repurchase rights held by us with respect to such portion of the award will lapse (contingent upon the effectiveness of the transaction). With respect to the portion of any performance award that is not assumed, continued or substituted for, unless otherwise provided by an award agreement or other written agreement between us and the award holder, such portion of the award will accelerate at 100% of target. If the surviving or acquiring corporation (or its parent company) does not assume, continue or substitute for any portion of the award that is held by a person who is not a current participant, such portion of the award will terminate if not exercised (if applicable) before the effective time of the transaction, except that any reacquisition or repurchase rights held by us with respect to such portion of the award will not terminate and may continue to be exercised despite the transaction. The administrator is not obligated to treat all awards or portions of awards in the same manner and is not obligated to take the same actions with respect to all participants.
In the event any portion of the award will terminate before the effective time of a transaction, the administrator may provide, in its sole discretion, that the holder of the award will receive a payment equal in value to the excess (if any) of (i) the value of the property the participant would have received with respect to that portion of the award over (ii) any exercise price payable by such holder in connection with that portion of the award.
Under the 2025 Plan, a corporate transaction is defined to include the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events: (i) a sale or disposition of all or substantially all of our assets, (ii) a sale or disposition of more than 50% of our outstanding securities, (iii) a merger, consolidation or similar transaction where we do not survive the transaction, and (iv) a merger or consolidation where we do survive the transaction but the shares of our
Class A common stock outstanding before such transaction are converted or exchanged into other property by virtue of the transaction, unless otherwise provided in an award agreement or other written agreement between us and the award holder that is approved by the administrator.
Change in Control. In the event of a change in control, as defined under the 2025 Plan, awards granted under the 2025 Plan will not receive automatic acceleration of vesting and exercisability, although this treatment may be provided for in an award agreement.
Under the 2025 Plan, a change in control is defined to include: (i) the acquisition by any person or company of more than 50% of the combined voting power of our then-outstanding securities, (ii) a consummated merger, consolidation or similar transaction in which our stockholders immediately before the transaction do not own, directly or indirectly, more than 50% of the combined voting power of the surviving entity (or the parent of the surviving entity), (iii) a consummated sale, lease, exclusive license or other disposition of all or substantially all of our assets other than to an entity more than 50% of the combined voting power of which is owned by our stockholders, and (iv) an unapproved change in the majority of the board of directors.
Transferability. A participant may not transfer stock awards under the 2025 Plan other than by will, the laws of descent and distribution, or as otherwise provided under the 2025 Plan.
Clawback. Each award granted under the 2025 Plan will be subject to reduction, cancellation, forfeiture, or recoupment in accordance with any clawback policy of ours that is in effect as of the date the award is granted and any clawback policy that we are required to adopt under the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by applicable laws. In addition, the administrator may impose such other clawback, recovery or recoupment provisions in an award agreement as the administrator determines necessary or appropriate.
Plan Amendment or Termination. Our board of directors has the authority to amend, suspend, or terminate the 2025 Plan, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. Certain material amendments also require the approval of our stockholders. No ISOs may be granted after the tenth anniversary of the date the 2025
Plan becomes effective. No awards may be granted under the 2025 Plan while it is suspended or after it is terminated.
2025 Employee Stock Purchase Plan
Before the completion of this offering, our board of directors intends to adopt our 2025 ESPP. The
2025 ESPP will become effective upon the effective date of the registration statement of which this prospectus forms a part. The purpose of the 2025 ESPP is to secure and retain the services of new employees, to retain the services of existing employees, and to provide incentives for such individuals to exert maximum efforts toward our success and that of our affiliates. Our ESPP will include two components. One component will be designed to allow eligible U.S. employees to purchase our ordinary shares in a manner that may qualify for favorable tax treatment under Section 423 of the Code. The other component will permit the grant of purchase rights that do not qualify for such favorable tax treatment in order to allow deviations necessary to permit participation by eligible employees who are foreign nationals or employed outside of the United States while complying with applicable foreign laws.
Share Reserve. Following this offering, the 2025 ESPP authorizes the issuance of shares of our
Class A common stock under purchase rights granted to our employees or to employees of any of our designated affiliates. The number of shares of our Class A common stock reserved for issuance will automatically increase on the first day of each of our 2027 through 2036 fiscal years (assuming the 2025
ESPP becomes effective in our 2026 fiscal year), by the lesser of (i) 1% of the total number of shares of all classes of our common stock outstanding on the last day of the previous fiscal year or (ii)
5,000,000 shares; provided that before the date of any such increase, the 2025 ESPP’s administrator may determine that such increase will be less than such amount. As of the date hereof, no shares have been purchased under the 2025 ESPP.
Administration. Our board of directors, or a duly authorized committee thereof, will administer our
ESPP. In this summary of the 2025 ESPP, we sometimes refer to our board of directors or the applicable committee with the power to administer the 2025 ESPP as the administrator.
Subject to the limitations of the 2025 ESPP, the administrator’s powers include the authority to
(i) determine how and when purchase rights under the 2025 ESPP will be granted and the provisions of each offering under the 2025 ESPP, (ii) designate which affiliates will be eligible to participate in the 2025
ESPP, (iii) construe, interpret, and settle all controversies regarding the 2025 ESPP and the purchase rights granted under the 2025 ESPP, (iv) establish, amend, and revoke rules and regulations for its administration, (v) exercise such powers and perform such acts as it deems necessary or expedient to promote the best interests of ours and our affiliates, (vi) carry out the intent that the 2025 ESPP be treated as an employee stock purchase plan with respect to the Section 423 component, and (vii) adopt such rules, procedures and sub-plans as are necessary or appropriate to permit or facilitate participation in the 2025 ESPP by employees who are non-U.S. nationals or employed or located outside the United
States. To the extent permitted by applicable law, our board of directors or such committee may delegate some or all of its authority under the 2025 ESPP to one or more of our officers or other persons. All determinations, interpretations, and constructions made by the administrator will not be subject to review by any person and will be final, binding and conclusive on all persons.
Offerings. The 2025 ESPP is implemented through a series of offerings under which eligible employees are granted purchase rights to purchase shares of our Class A common stock on specified dates during such offerings. Under the 2025 ESPP, we may specify offerings with durations of not more than 27 months and may specify shorter purchase periods within each offering. Each offering will have one or more purchase dates on which shares will be purchased for employees participating in the offering. An offering under the 2025 ESPP may be terminated under certain circumstances.
Limitations. Employees may have to satisfy one or more of the following service requirements before participating in the 2025 ESPP, as determined by the administrator, including: (i) customary employment with us or one of our affiliates for more than 20 hours per week and more than five months per calendar year or (ii) continuous employment with us or one of our affiliates for a minimum period of time (not to exceed two years). No employee may be granted rights to purchase shares under the 2025 ESPP that accrue at a rate in excess of $25,000 worth of our common stock based on the fair market value per share of our common stock at the beginning of an offering for each year such a purchase right is outstanding. Finally, no employee will be eligible for the grant of any purchase rights under the 2025
ESPP if immediately after such rights are granted, such employee would be deemed to own capital stock and/or hold outstanding options to purchase such stock possessing 5% or more of the total combined voting power or value of all classes of capital stock of ours or of any parent or subsidiary of ours under
Section 424(d) of the Code.
Contributions. Generally, all regular employees, including executive officers, employed by us or by any of our designated affiliates, will be eligible to participate in the 2025 ESPP and to contribute, normally through payroll deductions, up to a maximum percentage of their earnings (as defined in the 2025 ESPP)
or up to a set dollar amount for the purchase of shares under the 2025 ESPP.
Exercise of Purchase Rights. On each purchase date of an offering, shares will be purchased for the accounts of employees participating in the offering at a price per share that is at least the lesser of (i) 85%
of the fair market value of a share of our Class A common stock on the first date of the offering or (ii) 85%
of the fair market value of a share of our Class A common stock on the date of purchase. A participant may purchase up to the maximum number of shares permitted by the 2025 ESPP and the terms of the offering. The administrator will have the discretion to structure an offering so that if the fair market value of a share of our Class A common stock on the first trading day of a new purchase period within that offering does not exceed the fair market value of a share of Class A common stock on the first day of that offering, then (i) that offering will terminate immediately, and (ii) the participants in such terminated offering will be automatically enrolled in a new offering beginning on that trading day. Participants may end their participation at any time during an offering and will be paid their accrued contributions that have not yet been used to purchase shares. Participation ends automatically upon termination of employment with us.
Changes to Capital Structure. In the event that there occurs a change in our capital structure through such actions as a stock split, merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, liquidating dividend, combination of shares, exchange of shares, change in corporate structure, or similar transaction, the administrator will make appropriate adjustments to: (i) the number of shares reserved under the 2025
ESPP, (ii) the maximum number of shares by which the share reserve may increase automatically each year, (iii) the number of shares and purchase price of all outstanding purchase rights, and (iv) the number of shares that are subject to purchase limits under ongoing offerings.
Corporate Transactions. In the event of certain significant corporate transactions, including the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events: (i) a sale of all or substantially all of our assets, (ii) a sale or disposition of more than
50% of our outstanding securities, (iii) a merger or consolidation where we do not survive the transaction, and (iv) a merger or consolidation where we do survive the transaction but the shares of our common stock outstanding immediately before such transaction are converted or exchanged into other property by virtue of the transaction, any then-outstanding rights to purchase our stock under the 2025 ESPP may be assumed, continued or substituted for by any surviving or acquiring entity (or its parent company). If the surviving or acquiring entity (or its parent company) elects not to assume, continue, or substitute for such purchase rights, then the participants’ accumulated payroll contributions will be used to purchase shares within ten business days before such corporate transaction, and such purchase rights will terminate immediately after such purchase.
Non-Transferability. A participant will not be permitted to transfer contributions credited to such participant’s account or rights granted under our ESPP (other than by will, the laws of descent and distribution or as otherwise provided under our ESPP).
ESPP Amendment or Termination. The administrator has the authority to amend or terminate our
ESPP, provided that except in certain circumstances such amendment or termination may not materially impair any outstanding purchase rights without the holder’s consent. We will obtain stockholder approval of any amendment to our ESPP as required by applicable law or listing requirements.
Limitations on Liability and Indemnification Matters
Our amended and restated certificate of incorporation that will become effective in connection with this offering contains provisions that will limit the liability of our directors and officers for monetary damages to the fullest extent permitted by the DGCL. Consequently, our directors and officers will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors or officers, except liability for:
•any breach of the director’s or officer’s duty of loyalty to us or our stockholders;
•any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•with respect to directors, unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL;
•any transaction from which the director or officer derived an improper personal benefit; and
•with respect to officers, any action by or in the right of the corporation.
Our amended and restated certificate of incorporation and our amended and restated bylaws that will become effective in connection with this offering will require us to indemnify our directors and officers to the maximum extent not prohibited by the DGCL and allow us to indemnify other employees and agents as set forth in the DGCL. Subject to certain limitations, our amended and restated bylaws will also require us to advance expenses incurred by our directors and officers for the defense of any action for which indemnification is required or permitted, subject to very limited exceptions.
We have entered, and intend to continue to enter, into separate indemnification agreements with our directors, officers, and certain of our other employees. These agreements, among other things, require us to indemnify our directors, officers and key employees for certain expenses, including attorneys’ fees, judgments, fines, and settlement amounts actually and reasonably incurred by such director, officer or key employee in any action or proceeding arising out of their service to us or any of our subsidiaries or any other company or enterprise to which the person provides services at our request. Subject to certain limitations, our indemnification agreements also require us to advance expenses incurred by our directors, officers, and key employees for the defense of any action for which indemnification is required or permitted.
We believe that these provisions in our amended and restated certificate of incorporation and indemnification agreements are necessary to attract and retain qualified persons such as directors, officers, and key employees. We also maintain directors’ and officers’ liability insurance.
The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against our directors and officers for breaches of their fiduciary duties. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful,

might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers or persons controlling us, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Series G and Series G-1 Redeemable Convertible Preferred Stock Financing
Between July and September 2022, we sold an aggregate of 2,670,319 shares of our Series G redeemable convertible preferred stock and 1,441,963 shares of our Series G-1 redeemable convertible preferred stock, at a purchase price of $37.4487 per share for an aggregate purchase price of approximately $154.0 million. Each share of our Series G and Series G-1 redeemable convertible preferred stock will convert automatically into one share of our Class A common stock upon the completion of this offering.
The following table summarizes the Series G and Series G-1 redeemable convertible preferred stock purchased by entities affiliated with certain of our directors and holders of more than 5% of our outstanding capital stock:

Stockholder	Shares of Series G Redeemable Convertible Preferred Stock	Shares of Series G-1 Redeemable Convertible Preferred Stock	Total Purchase Price(1)
Entities affiliated with Andreessen Horowitz(2) .......................	—	400,547	$14,999,989
Entities affiliated with Lightspeed Venture Partners(3) ..........	—	400,544	$14,999,952
Entities affiliated with Zeev Ventures(4) ...................................	—	133,515	$4,999,988
Entities affiliated with Premji Invest(5) ......................................	2,670,319	—	$99,999,988
_______________
(1)As a result of adjustments for the one-for-three reverse stock split effected on September 18, 2025 and rounding, the number of shares sold times the purchase price per share may not equal the actual total purchase price received listed in the table.
(2)Consists of 400,547 shares purchased by Andreessen Horowitz LSV Fund III, L.P., as nominee. Andreessen
Horowitz and its affiliates beneficially own more than 5% of our outstanding capital stock. Ben Horowitz, a member of our board of directors, is a General Partner at Andreessen Horowitz.
(3)Consists of (i) 200,273 shares purchased by Lightspeed Strategic Partners I L.P., (ii) 66,757 shares purchased by Lightspeed Opportunity Fund, L.P., (iii) 66,757 shares purchased by Lightspeed Venture Partners Select II,
L.P., and (iv) 66,757 shares purchased by Lightspeed Venture Partners Select III, L.P. Lightspeed Venture
Partners and its affiliates beneficially own more than 5% of our outstanding capital stock. Arif Janmohamed, a member of our board of directors, is a Partner at Lightspeed Venture Partners.
(4)Consists of 133,515 shares purchased by Zeev Ventures VIII, LP. Zeev Ventures and its affiliates beneficially own more than 5% of our outstanding capital stock. Oren Zeev, a member of our board of directors, is a
Managing Director of Zeev Ventures.
(5)Consists of 2,670,319 shares purchased by an entity affiliated with Premji Invest. Sandesh Patnam, a member of our board of directors, is the Managing Partner of Premji Invest.
Participation in our Initial Public Offering
In connection with our Series G and Series G-1 redeemable convertible preferred stock financing in
July 2020, we entered into an allocation agreement with an entity affiliated with Premji Invest, referred to for this purpose as Premji Invest. Pursuant to the allocation agreement, we agreed to use our commercially reasonable efforts to provide Premji Invest with the right, but not the obligation, to purchase, at the initial public offering price, up to a number of shares of our Class A common stock equal to 5% of the aggregate number of shares sold in this offering, subject to the terms and conditions of the allocation agreement and compliance with applicable securities laws. At our election, the shares may be allocated to
Premji Invest by the underwriters in this offering or issued to Premji Invest in a concurrent private placement at the same price and on the same terms as the shares of Class A common stock in this offering. Because the allocation agreement is not a binding commitment to purchase, Premji Invest could determine to purchase more, subject to acceptance by us and the underwriters, fewer, or no shares in this offering or in a concurrent private placement. In addition, we and the underwriters could determine to sell more shares to Premji Invest in this offering. Mr. Patnam, a member of our board of directors, is the
Managing Partner of Premji Invest.
2025 Simple Agreements for Future Equity and Common Stock Warrants
In February 2025, an entity affiliated with Premji Invest purchased $100.0 million principal amount of
SAFEs and was issued warrants to purchase up to approximately 0.29% of our fully diluted capitalization as of the initial public filing of the registration statement of which this prospectus forms a part, at an exercise price of $0.03 per share. In addition, Sandesh Patnam purchased $600,000 principal amount of
SAFEs and was issued warrants to purchase 0.0017% of our fully diluted capitalization as of the initial public filing of the registration statement of which this prospectus forms a part, at an exercise price of
$0.03 per share. The SAFEs accrue interest at an annual rate of 12%. The principal amount of the
SAFEs, including accrued interest, will automatically convert in connection with the completion of this offering. Mr. Patnam, a member of our board of directors, is the Managing Partner of Premji Invest.
Secondary Transactions
We waived our right of first refusal and transfer restrictions, and the requisite stockholders waived their right of first refusal and right of co-sale in connection with the following stock transfers:
•In May 2025, Ilan Twig, our Chief Technology Officer and co-founder and a member of our board of directors, entered into stock transfer agreements with an existing investor pursuant to which he sold and transferred 79,365 shares of common stock at a price of $21.00 per share, for proceeds of approximately $1.7 million.
•In May 2025, certain trusts affiliated with Ariel Cohen, our Chief Executive Officer and co-founder and chairperson of our board of directors, entered into stock transfer agreements with an existing investor pursuant to which such trusts sold and transferred, in the aggregate, 79,365 shares of common stock at a price of $21.00 per share, for aggregate proceeds of approximately $1.7 million.
•In April 2023, an entity affiliated with Andreessen Horowitz, a holder of more than 5% of our outstanding capital stock, entered into a stock transfer agreement with an investor pursuant to which Andreessen Horowitz purchased 201,306 shares of our Series A Preferred Stock at a purchase price of $24.00 per share, for an aggregate purchase price of approximately $4.8 million.
•In January 2023, Ariel Cohen entered into a stock transfer agreement with an existing investor pursuant to which Mr. Cohen sold and transferred 17,802 shares of common stock at a price of
$28.0863 per share, for aggregate proceeds of approximately $500,000.
•In January 2023, Ilan Twig entered into a stock transfer agreement with an existing investor pursuant to which Mr. Twig sold and transferred 17,802 shares of common stock at a price of
$28.0863 per share, for aggregate proceeds of approximately $500,000.
•In November 2022, Ariel Cohen entered into a stock transfer agreement with a new investor pursuant to which Mr. Cohen sold and transferred 26,703 shares of common stock at a price of
$28.0863 per share, for aggregate proceeds of approximately $750,000.
•In November 2022, Ilan Twig entered into a stock transfer agreement with new investors pursuant to which Mr. Twig sold and transferred 26,703 shares of common stock at a price of $28.0863 per share, for aggregate proceeds of approximately $750,000.
•In November 2022, entities affiliated with Zeev Ventures, a holder of more than 5% of our outstanding capital stock, entered into stock transfer agreements with an existing investor and certain new investors pursuant to which Zeev Ventures sold and transferred 106,813 shares of our Series C Preferred Stock at a purchase price of $28.0863 per share and 213,627 shares of our Series B Preferred Stock at a purchase price of $28.0863 per share, for aggregate proceeds of approximately $9.0 million.
•In March 2022, an entity affiliated with Zeev Ventures entered into a stock transfer agreement with an investor pursuant to which Zeev Ventures purchased 96,962 shares of our Series Seed
Preferred Stock at a purchase price of $32.3475 per share, for an aggregate purchase price of approximately $3.1 million.
•In February 2022, entities affiliated with Zeev Ventures entered into a stock transfer agreement with a shareholder pursuant to which Zeev Ventures purchased 60,384 shares of common stock at a purchase price of $29.10 per share, for an aggregate purchase price of approximately
$1.8 million.
Certain Employment Relationships
The brother-in-law of Clara Liang, one of our directors, was employed by us until October 2022 as our
Chief Information Security Officer. His total compensation for fiscal year 2023 was approximately
$310,770. The compensation of Ms. Liang’s brother-in-law was determined in accordance with the
Company’s compensation practices applicable to employees with comparable qualifications and responsibilities and holding similar positions. He received benefits available to all our employees, including participation in various employee health and welfare benefit plans, and he was eligible for equity awards on the same general terms and conditions as applicable to employees in similar positions who do not have such family relationships. Ms. Liang joined our board of directors in September 2022.
Other Transactions
We intend to enter into an exchange agreement with our co-founders, Messrs. Cohen and Twig, effective as of the effectiveness of the registration statement of which this prospectus forms a part, pursuant to which 15,304,696 shares of our Class A common stock held by such co-founders and certain related entities prior to the effectiveness of the registration statement of which this prospectus forms a part will automatically be exchanged for an equivalent number of shares of our Class B common stock immediately prior to the completion of this offering. In addition, following the completion of this offering, and pursuant to Equity Exchange Right Agreements to be entered into between us and each of our co-
founders, our co-founders shall have a right (but not an obligation), to require us to exchange any shares of Class A common stock received upon the vesting and settlement of RSUs related to shares of Class A common stock or upon the exercise of stock options to purchase shares of Class A common stock for an equivalent number of shares of Class B common stock. These equity exchange rights apply only to equity awards granted to our co-founders prior to the effectiveness of the filing of our amended and restated
certificate of incorporation, which includes 10,353,796 shares of our Class A common stock subject to
RSUs held by our co-founders or issuable upon the exercise of stock options to purchase shares of Class
A common stock that may be exchanged, upon settlement, for an equivalent number of shares of our
Class B common stock following this offering.
Investors’ Rights Agreement
We are party to an amended and restated investors’ rights agreement, or our IRA, which provides, among other things, that certain holders of our capital stock, including entities affiliated with Andreessen
Horowitz, Lightspeed Venture Partners, and Zeev Ventures, which each hold more than 5% of our outstanding capital stock, have the right to demand that we file a registration statement or request that their shares of our capital stock be included on a registration statement that we are otherwise filing. See the section titled “Description of Capital Stock—Registration Rights” for more information regarding these registration rights.

Voting Agreement
Pursuant to our Voting Agreement, certain holders of our capital stock have agreed to vote their shares on certain matters, including with respect to the election of members of our board of directors. See the section titled “Management—Board of Directors” for more information regarding the election of members of our board of directors pursuant to our Voting Agreement. Holders of our capital stock, including entities affiliated with Andreessen Horowitz, Lightspeed Venture Partners and Zeev Ventures,
which each hold more than 5% of our outstanding capital stock, as well as Ariel Cohen, the chairperson of our board of directors and Chief Executive Officer, and Ilan Twig, a member of our board of directors and
Chief Technology Officer, are parties to our Voting Agreement. Our Voting Agreement will terminate upon the completion of this offering.
Policies and Procedures for Related Party Transactions
At the time of this offering, we will adopt a policy that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our common stock and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related person transaction that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K without the approval or ratification of our audit committee or another independent body of our board of directors. In reviewing any related person transaction, our audit committee or another independent body of our board of directors will consider all relevant facts and circumstances, including (a) the risks, costs, and benefits to us, (b) the impact on a director’s independence where applicable, (c) the availability of comparable services or products and (d) the terms as compared to terms from unrelated third parties. The audit committee or other independent body of our board of directors will approve only those related party transactions that are in, or are not inconsistent with, our interests and the interests of our stockholders, as determined in the good faith exercise of its discretion.

PRINCIPAL AND SELLING STOCKHOLDERS
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of July 31, 2025 and as adjusted to reflect the sale of our Class A common stock in this offering assuming no exercise of the underwriters’ option to purchase additional shares, for:
•each of our named executive officers;
•each of our directors;
•all of our current directors and executive officers as a group;
•each person known by us to be the beneficial owner of more than 5% of the outstanding shares of our Class A or Class B common stock; and
•each selling stockholder.
We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated
by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares of common stock that they beneficially owned, subject to applicable community property laws.
Applicable percentage ownership of our common stock before this offering is based on 200,961,542 shares of our Class A common stock and 15,304,696 shares of our Class B common stock outstanding, in each case, as of July 31, 2025, and assumes the occurrence of the Capital Stock Conversion, the
Class B Stock Exchange (other than the shares to be sold by our co-founders and their affiliates in this offering), the Note Conversion, the SAFE Conversion, the Warrant Exercises, and the RSU Net
Settlement. For purposes of the table below, we have assumed that 30,000,000 shares of Class A common stock will be issued in this offering.
In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of common stock subject to options and RSUs held by that person or entity that are currently exercisable or subject to settlement or that will become exercisable or subject to settlement within 60 days of July 31, 2025, including the performance-based vesting condition, which will be satisfied upon the effectiveness of the registration statement of which this prospectus forms a part, and after giving effect to the RSU Net Settlement, assuming the applicable estimated tax withholding rate set forth above. In addition, we have assumed the exchange, pursuant to the Equity Exchange Rights, of all shares of Class A common stock receivable upon exercise of stock options held by our co-founders, and that are exercisable within 60 days of July
31, 2025. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. In addition, the actual share withholding amounts and related tax withholding rates, as well as the actual number of shares of Class A common stock issued in the Note
Conversion, the SAFEs Conversion, and the Warrant Exercises, will fluctuate based on, among other things, the actual initial public offering price per share in this offering and actual withholding rates, as applicable. As a result, the number of shares beneficially owned by any holder included in the table below may fluctuate.

Unless otherwise indicated, the address of each beneficial owner in the table below is c/o Navan,
Inc., 3045 Park Boulevard, Palo Alto, California 94306.

	Shares Beneficially Owned Prior to this Offering					Shares of Class A Common Stock Being Offered	Shares Beneficially Owned Following this Offering
	Class A		Class B		% of Total Voting Power**		Class A		Class B		% of Total Voting Power**
Name of Beneficial Owner	Number	%	Number	%			Number	%	Number	%
Named Executive Officers and Directors:
Ariel Cohen(1) ..............	—	—	10,180,992	48.4	36.7	924,332	—	—	9,256,660	48.5	34.5
Ilan Twig(2) ..................	—	—	13,773,452	68.3	51.3	1,000,000	—	—	12,773,452	70.0	49.1
Michael Sindicich(3) ....	1,253,019	*	—	—	*	231,842	1,021,177	*	—	—	*
Ben Horowitz(4) ...........	25,405,586	12.6	—	—	3.5	—	25,405,586	10.9	—	—	3.7
Arif Janmohamed(5) ...	5,347,824	2.7	—	—	*	—	5,347,824	2.3	—	—	*
Michael Kourey(6) .......	60,823	*	—	—	*	—	60,823	*	—	—	*
Clara Liang(7) ..............	56,666	*	—	—	*	—	56,666	*	—	—	*
Sandesh Patnam(8) ....	8,562,718	4.3	—	—	1.2	—	8,562,718	3.7	—	—	1.2
Anré Williams .............	—	—	—	—	—	—	—	—	—	—	—
Oren Zeev(9) ................	37,330,059	18.6	—	—	5.2	—	37,330,059	16.0	—	—	5.4
All executive officers and directors as a group (11 persons)(10) ............	78,183,665	38.7	23,954,444	100	86.5	2,156,174	77,951,823	33.3	22,030,112	100	82.6
Other 5% or Greater Stockholders:
Entities affiliated with Lightspeed Venture Partners(11) .............	49,896,457	24.8	—	—	7.0	—	49,896,457	21.4	—	—	7.2
Entities affiliated with Andreessen Horowitz(12) ............	25,405,586	12.6	—	—	3.5	—	25,405,586	10.9	—	—	3.7
Entities affiliated with Zeev Ventures(13) ..	37,330,059	18.6	—	—	5.2	—	37,330,059	16.0	—	—	5.4
Entities affiliated with Greenoaks(14) ........	14,321,338	7.1	—	—	2.0	—	14,321,338	6.1	—	—	2.1
Other Selling Stockholders:
Trust affiliated with Oren Zeev(15) .........	5,313,445	2.6	—	—	*	200,000	5,113,445	2.2	—	—	*
Einat Klopfer Cohen Living Trust16) ........	6,928,159	3.4	—	—	1.0	679,841	6,248,318	2.7	—	—	*
H. Barton Co-Invest Fund II, LLC(17) ......	3,121,634	1.6	—	—	*	121,635	2,999,999	1.3	—	—	*
Other Selling Stockholders that beneficially own in excess 1,600,001 shares of Class A Common Stock(18) .	1,806,961	*	—	—	*	150,000	1,656,961	*	—	—	*
Other Selling Stockholders that beneficially own between 1,500,001 and 1,600,000 shares of Class A Common Stock(18) .	1,527,428	*	—	—	*	286,723	1,240,705	*	—	—	*
Other Selling Stockholders that beneficially own between 1,300,001 and 1,500,000 shares of Class A Common Stock(18) .	1,373,540	*	—	—	*	513,481	860,059	*	—	—	*

Other Selling Stockholders that beneficially own between 1,150,001 and 1,300,000 shares of Class A Common Stock(18) .	1,175,906	*	—	—	*	133,333	1,042,573	*	—	—	*
Other Selling Stockholders that beneficially own between 1,010,001 and 1,150,000 shares of Class A Common Stock(18) .	1,047,922	*	—	—	*	166,666	881,256	*	—	—	*
Other Selling Stockholders that beneficially own between 800,001 and 1,010,000 shares of Class A Common Stock(18) ...............	1,870,549	*	—	—	*	406,666	1,463,883	*	—	—	*
Other Selling Stockholders that beneficially own between 550,001 and 800,000 shares of Class A Common Stock(18) .	1,476,588	*	—	—	*	225,625	1,250,963	*	—	—	*
Other Selling Stockholders that beneficially own between 400,001 and 550,000 shares of Class A Common Stock(18) .	1,849,639	*	—	—	*	831,253	1,018,386	*	—	—	*
Other Selling Stockholders that beneficially own between 250,001 and 400,000 shares of Class A Common Stock(18) .	1,790,075	*	—	—	*	281,633	1,508,442	*	—	—	*
Other Selling Stockholders that beneficially own between 120,001 and 250,000 shares of Class A Common Stock(18) .	1,894,026	*	—	—	*	479,583	1,414,443	*	—	—	*
Other Selling Stockholders that beneficially own less than 120,000 shares of Class A Common Stock(18) .	636,630	*	—	—	*	291,793	344,837	*	—	—	*
_______________
*Represents beneficial ownership of less than one percent of the shares of our common stock.
**Represents the voting power with respect to all shares of our Class A common stock and Class B common stock, voting as a single class. Each share of Class A common stock will be entitled to one vote per share, and each share of Class B common stock will be entitled to 30 votes per share. The Class A common stock and Class B common stock will vote together on all matters (including the election of directors) submitted to a vote of stockholders, except under limited circumstances described in the section titled “Description of Capital Stock.”
(1)Consists of (i) 3,999,089 shares of Class B common stock held by Ariel Mordechai Cohen, as Trustee of the Ariel
Mordechai Cohen Living Trust, dated August 22, 2024, of which Mr. Cohen is the trustee, (ii) 793,986 shares of
Class B common stock held by the Lihi Cohen GST Trust dated February 15, 2020, of which Mr. Cohen may be deemed to have voting and investment power over, (iii) 793,986 shares of Class B common stock held by the
Shai Cohen GST Trust dated February 15, 2020, of which Mr. Cohen may be deemed to have voting and investment power over, (iv) 793,986 shares of Class B common stock held by the Sivan Cohen GST Trust dated
February 15, 2020, of which Mr. Cohen may be deemed to have voting and investment power over, (v) 4,796 shares of Class B common stock held by the Lihi Cohen Non-Exempt Trust dated May 14, 2022, of which Mr.
Cohen may be deemed to have voting and investment power over, (vi) 4,796 shares of Class B common stock held by the Shai Cohen Non-Exempt Trust dated May 14, 2022, of which Mr. Cohen may be deemed to have voting and investment power over, (vii) 4,796 shares of Class B common stock held by the Sivan Cohen Non-

Exempt Trust dated May 14, 2022, of which Mr. Cohen may be deemed to have voting and investment power over, and (viii) 3,785,557 shares underlying stock options to purchase shares of Class A common stock that are exchangeable for shares of Class B common stock pursuant to the Equity Exchange Rights and that are exercisable within 60 days of July 31, 2025.
(2)Consists of (i) 9,939,081 shares of Class B common stock held by The Ilan Twig Living Trust, of which Mr. Twig is the trustee, (ii) 127,846 shares of Class B common stock held by The Ilan Twig Irrevocable Gift Trust, of which
Mr. Twig may be deemed to have voting and investment power over, (iii) 766,666 shares of Class B common stock held by the Leeor Eli Twig GST Trust, of which Mr. Twig may be deemed to have voting and investment power over, and (iv) 2,939,859 shares underlying stock options to purchase shares of Class A common stock that are exchangeable for shares of Class B common stock pursuant to the Equity Exchange Rights and that are exercisable within 60 days of July 31, 2025.
(3)Consists of (i) 226,380 shares of Class A common stock, and (ii) 1,026,639 shares underlying stock options to purchase shares of Class A common stock that are exercisable within 60 days of July 31, 2025.
(4)Consists of 25,405,586 shares of Class A common stock held by entities affiliated with Andreessen Horowitz, as reflected in footnote 12, below. Mr. Horowitz, a member of our board of directors, is a general partner of
Andreessen Horowitz, and therefore, may be deemed to share voting and investment power with regard to the shares held directly by Andreessen Horowitz. The address for Mr. Horowitz is c/o Andreessen Horowitz,
2865 Sand Hill Road, Suite 101, Menlo Park, CA 94025.
(5)Consists of 5,347,824 shares of Class A common stock held by Lightspeed Opportunity (as defined below) and
Lightspeed Strategic Partners (as defined below), as reflected in footnote 11, below. Mr. Janmohamed, a member of our board of directors, is a partner of Lightspeed Venture Partners, and therefore, may be deemed to share voting and investment power with regard to certain of the shares held directly by Lightspeed Venture
Partners. The address for Mr. Janmohamed is c/o Lightspeed Venture Partners, 2200 Sand Hill Road, Menlo
Park, CA 94025.
(6)Consists of 60,823 shares issuable upon settlement of RSUs for which the service-based condition has been satisfied and for which the performance-based condition will be satisfied in connection with this offering.
(7)Consists of 56,666 shares underlying stock options to purchase shares of Class A common stock that are exercisable within 60 days of July 31, 2025.
(8)Consists of 8,562,718 shares of Class A common stock held by entities affiliated with Premji Invest. Mr. Patnam, who is a member of our board of directors, is the managing partner of Premji Invest and therefore, may be deemed to share voting and investment power with regard to the shares held by Premji Invest. The address for
Premji Invest is 2180 Sand Hill Road, Suite 100, Menlo Park, CA 94025.
(9)Consists of (i) 57,264 shares of Class A common stock, and (ii) 37,272,795 shares of Class A common stock held by entities affiliated with Zeev Ventures, as reflected in footnote 13, below. Oren Zeev, a member of our board of directors, is the sole general partner of Zeev Ventures, and therefore, may be deemed to have voting and investment power with regard to the shares held directly by Zeev Ventures. The address for Mr. Zeev is c/o
Zeev Ventures, 555 Bryant Street, Suite 811, Palo Alto, CA 94301.
(10)Consists of (i) 77,100,360 shares of Class A common stock, (ii) 17,229,028 shares of Class B common stock, (iii)
1,083,305 shares underlying stock options to purchase shares of Class A common stock that are exercisable within 60 days of July 31, 2025, and (iv) 6,725,416 shares underlying stock options to purchase shares of Class A common stock that are exchangeable for shares of Class B common stock pursuant to the Equity
Exchange Rights and that are exercisable within 60 days of July 31, 2025.
(11)Consists of (i) 23,365,502 shares of Class A common stock held by Lightspeed Venture Partners X, L.P., or
Lightspeed X, (ii) 192,885 shares of Class A common stock held by Lightspeed Affiliates X, L.P., or Lightspeed
Affiliates X, (iii) 4,764,683 shares of Class A common stock held by Lightspeed Opportunity Fund, L.P., or
Lightspeed Opportunity, (iv) 583,141 shares of Class A common stock held by Lightspeed Strategic Partners I
L.P., or Lightspeed Strategic Partners, (v) 14,858,711 shares of Class A common stock held by Lightspeed
Venture Partners Select II, L.P., or Lightspeed Select II, and (vi) 6,131,535 shares of Class A common stock held by Lightspeed Venture Partners Select III, L.P., or Lightspeed Select III. Lightspeed Ultimate General Partner X,
Ltd., or LUGP X, serves as the sole general partner of Lightspeed General Partner X, L.P. which serves as the sole general partner of Lightspeed X and Lightspeed Affiliates X. Lightspeed Ultimate General Partner
Opportunity Fund, Ltd., or LUGP Opportunity Fund, serves as the sole general partner of Lightspeed General
Partner Opportunity Fund, L.P., which serves as the sole general partner of Lightspeed Opportunity. Lightspeed
Strategic Partners Ultimate General Partner I L.L.C., or LSP UGP, serves as the sole general partner of
Lightspeed Strategic Partners General Partner I L.P., which serves as the sole general partner of Lightspeed
Strategic Partners. Lightspeed Ultimate General Partner Select II, Ltd., or LUGP Select II, serves as the sole general partner of Lightspeed General Partner Select II, L.P., which serves as the sole general partner of
Lightspeed Select II. Lightspeed Ultimate General Partner Select III, Ltd., or LUGP Select III, serves as the sole general partner of Lightspeed General Partner Select III, L.P., which serves as the sole general partner of
Lightspeed Select III. Barry Eggers, Ravi Mhatre, and Peter Nieh are the directors of LUGP X, LUGP Select II,

and LUGP Select III and share voting and dispositive power over the securities held by Lightspeed X, Lightspeed
Affiliates X, Lightspeed Select II, and Lightspeed Select III, respectively. Arif Janmohamed, who is a member of our board of directors, and Mr. Mhatre are the directors of LUGP Opportunity Fund and the managers of LSP
UGP and share voting and dispositive power over the securities held by Lightspeed Opportunity and Lightspeed
Strategic Partners, respectively. The address of each of the aforementioned entities is 2200 Sand Hill Road,
Menlo Park, CA 94025.
(12)Consists of (i) 6,748,093 shares of Class A common stock held by Andreessen Horowitz LSV Fund I, L.P., or AH
LSV Fund I, for itself and as nominee for Andreessen Horowitz LSV Fund I-B, L.P., or AH LSV Fund I-B, and
Andreessen Horowitz LSV Fund I-Q, L.P., or AH LSV Fund I-Q, and together with AH LSV Fund I and AH LSV
Fund I-B, the AH LSV Fund I Entities, (ii) 5,548,039 shares of Class A common stock held by Andreessen
Horowitz LSV Fund II, L.P., or AH LSV Fund II, for itself and as nominee for Andreessen Horowitz LSV Fund II-B,
L.P., or AH LSV Fund II-B, and Andreessen Horowitz LSV Fund II-Q, L.P., or AH LSV Fund II-Q, and together with AH LSV Fund II and AH LSV Fund II-B, the AH LSV Fund II Entities, (iii) 601,853 shares of Class A common stock held by Andreessen Horowitz LSV Fund III, L.P., or AH LSV Fund III, for itself and as nominee for
Andreessen Horowitz LSV Fund III-B, L.P., or AH LSV Fund III-B, AH 2022 Annual Fund, L.P., or AH 2022
Annual Fund, AH 2022 Annual Fund‑B, L.P., or AH 2022 Annual Fund-B, and AH 2022 Annual Fund‑QC, L.P., or
AH 2022 Annual Fund-QC, and together with AH LSV Fund III, AH LSV Fund III-B, AH 2022 Annual Fund, and
AH 2022 Annual Fund-B, the AH LSV Fund III Entities, (iv) 2,081,772 shares of Class A common stock held by
Andreessen Horowitz Fund V, L.P., or AH Fund V, for itself and as nominee for Andreessen Horowitz Fund V-A,
L.P., or AH Fund V-A, Andreessen Horowitz Fund V-B, L.P., or AH Fund V-B, and Andreessen Horowitz Fund V-
Q, L.P., or AH Fund V-Q, and together with AH Fund V, AH Fund V-A and AH Fund V-B, the AH Fund V Entities,
(v) 10,408,860 shares of Class A common stock held by AH Parallel Fund V, L.P., or AH Parallel Fund V, for itself and as nominee for AH Parallel Fund V-A, L.P., or AH Parallel Fund V-A, AH Parallel Fund V-B, L.P., or AH
Parallel Fund V-B, and AH Parallel Fund V-Q, L.P., or AH Parallel Fund V-Q, and together with AH Parallel Fund
V, AH Parallel Fund V-A and AH Parallel Fund V-B, the AH Parallel Fund V Entities, and (vi) 16,969 shares of
Class A common stock held by CLF Partners, LP, or CLF. AH Equity Partners LSV I, L.L.C., or AH EP LSV I, the
general partner of the AH LSV Fund I Entities, may be deemed to have sole voting and dispositive power over the securities held by the AH LSV Fund I Entities. AH Equity Partners LSV II, L.L.C., or AH EP LSV II, the
general partner of the AH LSV Fund II Entities, may be deemed to have sole voting and dispositive power over the securities held by the AH LSV Fund II Entities. AH Equity Partners LSV III, L.L.C., or AH EP LSV III, the
general partner of the AH LSV Fund III Entities, may be deemed to have sole voting and dispositive power over the securities held by the AH LSV Fund III Entities. AH Equity Partners V, L.L.C., or AH EP V, the general partner of the AH Fund V Entities, may be deemed to have sole voting and dispositive power over the securities held by the AH Fund V Entities. AH Equity Partners V (Parallel), L.L.C., or AH EP V Parallel, the general partner of the
AH Parallel Fund V Entities, may be deemed to have sole voting and dispositive power over the securities held by the AH Parallel Fund V Entities. AH EP V, the general partner of CLF, may be deemed to have sole voting and dispositive power over the securities held by CLF. The managing members of each of AH EP LSV I, AH EP
LSV II, AH EP LSV III, AH EP V, and AH EP V Parallel are Marc Andreessen and Benjamin Horowitz. Each of
Messrs. Andreessen and Horowitz may be deemed to hold shared voting and dispositive power with respect to the securities held by each of the AH LSV Fund I Entities, AH LSV Fund II Entities, AH LSV Fund III Entities, AH
Fund V Entities, AH Parallel Fund V Entities, and CLF. The address of each of the aforementioned entities is
2865 Sand Hill Road, Suite 101, Menlo Park, CA 94025.
(13)Consists of (i) 57,264 shares of Class A common stock held by Oren Zeev in his individual capacity, (ii) 765,737 shares of Class A common stock held by Zeev Opportunity Fund I, LP, or Zeev I, (iii) 4,529,493 shares of Class
A common stock held by Zeev Ventures II, LP, or Zeev II, (iv) 15,766,767 shares of Class A common stock held by Zeev Ventures II-A, LP, or Zeev II-A, (v) 10,823,032 shares of Class A common stock held by Zeev Ventures
III, LP, or Zeev III, (vi) 1,974,957 shares of Class A common stock held by Zeev Ventures IV, LP, or Zeev IV,
(vii) 999,716 shares of Class A common stock held by Zeev Ventures V, LP, or Zeev V, (viii) 382,391 shares of
Class A common stock directly held by Zeev Ventures VI, LP, or Zeev VI, (ixi) 1,121,556 shares of Class A common stock directly held by Zeev Ventures VII, LP, or Zeev VII, and (x) 909,146 shares of Class A common stock directly held by Zeev Ventures VIII, LP., or Zeev VIII. Zeev Opportunity Management I, LLC, or Zeev I GP,
is the general partner of Zeev I. Zeev Ventures Management II, L.L.C., or Zeev II GP, is the general partner of
Zeev II and Zeev II-A. Zeev Ventures Management III, L.L.C., or Zeev III GP, is the general partner of Zeev III.
Zeev Ventures Management IV, L.L.C., or Zeev IV GP, is the general partner of Zeev IV. Zeev Ventures
Management V, L.L.C., or Zeev V GP, is the general partner of Zeev V. Zeev Ventures Management VI, L.L.C., or Zeev VI GP, is the general partner of Zeev VI. Zeev Ventures Management VII, L.L.C., or Zeev VII GP, is the
general partner of Zeev VII. Zeev Ventures Management VIII, L.L.C., or Zeev VIII GP, is the general partner of
Zeev VIII. Oren Zeev, a member of our board of directors, is the managing director of each of Zeev I GP, Zeev II
GP, Zeev III GP, Zeev IV GP, Zeev V GP, Zeev VI GP, Zeev VII GP, and Zeev VIII GP, or collectively, the Zeev
GP Entities, and, as such, Mr. Zeev may be deemed to share voting and investment power with regard to the securities held by the Zeev GP Entities. The address of each of the aforementioned entities is 555 Bryant Street,
Suite 811, Palo Alto, CA 94301.
(14)Consists of (i) 7,188,416 shares of Class A common stock held by Greenoaks Capital MS LP - Archie Goodwin
Series, or Greenoaks Archie Goodwin, (ii) 4,041,493 shares of Class A common stock held by Greenoaks
Capital Opportunities Fund III LP, or Greenoaks III, and (iii) 3,091,429 shares of Class A common stock held by
JDC Enterprises Ltd, or JDC. Greenoaks Capital (TTGP) III Ltd serves as the sole general partner of Greenoaks
Capital (MTGP) III LP, which serves as the sole general partner of Greenoaks III. Greenoaks Capital Partners
LLC has been delegated investment authority with respect to the securities held by JDC. Neil Mehta and
Benjamin Peretz are the directors of Greenoaks Capital (TTGP) III Ltd and managing members of Greenoaks
Capital MS Management LLC - Archie Goodwin Series, Greenoaks Capital (MTGP) III LP, and Greenoaks
Capital Partners LLC. Messrs. Mehta and Peretz may be deemed to hold shared voting and dispositive power with respect to the securities held by Greenoaks Archie Goodwin, Greenoaks III, and JDC. The address of each of the aforementioned entities is 4 Orinda Way, Building C, Suite 200, Orinda, California 94563.
(15)Consists of 5,313,445 shares of Class A common stock held by Zeev 2008 Children's Trust, over which JP
Morgan Trust Company of Delaware serves as the independent trustee. Mr. Zeev, a director of the Company, is not deemed to have beneficial ownership of these shares as he does not have voting or investment power over the securities held by Zeev 2008 Children's Trust.
(16)Consists of (i) 4,638,102 shares of Class A common stock and (ii) 2,290,057 shares underlying stock options to purchase shares of Class A common stock that are exercisable within 60 days of July 31, 2025, held in a constructive trust for the benefit of Ms. Klopfer Cohen.
(17)Consists of 3,121,634 shares of Class A common stock. H. Barton Co-Invest Fund II, LLC is managed by H.
Barton Asset Management, LLC. Harris Barton is the sole managing member of H. Barton Asset Management,
LLC and, accordingly, has the sole control or voting power over our ordinary shares held by H. Barton Co-Invest
Fund II, LLC. Mr. Barton expressly disclaims beneficial ownership of the securities held by H. Barton Co-Invest
Fund II, LLC, except to the extent of any pecuniary interest therein. The address of the entity and person identified in this footnote is 135 Main Street, Suite 850, San Francisco, CA 94105.
(18)Consists of stockholders not otherwise listed in this table who, within the groups indicated, collectively own less than 1% of our Class A common stock.

DESCRIPTION OF MATERIAL INDEBTEDNESS
The following description is a summary of the material terms of our material indebtedness. We refer you to the credit agreements, security documents and other loan documents governing our material indebtedness, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part.
ABL Facility
On March 14, 2025, we, Reed & Mackay Travel Inc. and Reed & Mackay Travel Limited, as co-
borrowers, entered into a credit agreement, or the ABL Facility Agreement, with Citibank, N.A., as administrative agent and collateral agent, the guarantors party thereto, and the lenders and issuing banks party thereto, which provides for a maximum aggregate revolving credit commitment of $100 million, which, together with the ABL Facility Agreement, we refer to as the ABL Facility. Commitments pursuant to the ABL Facility may be increased by an additional $75 million, pursuant to the exercise of uncommitted incremental provisions through which existing and new lenders may, at their option, agree to provide additional financing. The proceeds of the ABL Facility may be used for working capital and general corporate purposes (including the financing of acquisitions and investments). The ABL Facility includes a $10.0 million letter of credit sub-facility.
As of July 31, 2025, the aggregate amount outstanding under the ABL Facility was $34.5 million.
The material terms of the ABL Facility Agreement are described below.
Interest Rate and Fees
Amounts borrowed under the ABL Facility are subject to an interest rate per annum equal to, at our option, either (i) for base rate loans, an applicable margin of 1.50% plus a base rate (subject to a 1.00%
floor) by reference to the highest of (A) the prime rate, (B) the federal funds effective rate plus 0.50%, and
(C) the one month term Secured Overnight Financing Rate, or SOFR, plus 1.00% plus a 0.10% SOFR adjustment or (ii) for term benchmark loans, an applicable margin of 2.50% plus a 0.10% SOFR adjustment (subject to a 0.00% floor) for a one, three or six month interest period.
The unused portion of the ABL Facility accrues unused commitment fees at a rate per annum equal to 0.25%.
Voluntary Repayments
We may voluntarily prepay outstanding loans under the ABL Facility at any time without premium or penalty, other than customary “breakage” costs.
Maturity Date
The ABL Facility has a springing maturity concept, whereby indebtedness thereunder is due on the earlier of March 14, 2028 or the occurrence of certain conversion or maturity dates of our other outstanding debt instruments.
Guarantees and Security
The obligations under the ABL Facility are required to be unconditionally guaranteed by our subsidiaries subject to certain exceptions for materiality, domicile and nature of subsidiary. Subsidiary guarantors of the ABL Facility generally include our direct and indirect wholly owned domestic subsidiaries and certain subsidiaries formed in the United Kingdom.
As of July 31, 2025, Reed & Mackay Holdings Limited and Navan Labs UK Limited were the only subsidiary guarantors of the ABL Facility.

The obligations under the ABL Facility are secured by a first-priority lien on the Company’s and the guarantors’ ABL priority collateral (generally, working capital assets such as accounts receivable and inventory), and a second-priority lien on the remaining collateral, in each case subject to the terms of an intercreditor agreement between the ABL Facility agent and the Vista Facility agent.
Financial Covenants
We are required to comply with certain financial covenants under our ABL Facility, which are described below.
Minimum Liquidity. Until the Covenant Transition Date (as defined below), we are required to maintain compliance with a minimum liquidity covenant in an amount equal to the sum of the Excess
Cash Burn (as defined below) of the loan parties and their subsidiaries for the preceding four quarter period, measured quarterly as of the last day of each fiscal quarter for which financial statements have been required to be delivered pursuant to the ABL Facility Agreement.
“Covenant Transition Date” means the last day of the fiscal quarter for which we have delivered a compliance certificate pursuant to the ABL Facility Agreement demonstrating that for such period and the immediately prior consecutive fiscal quarter, we have achieved a consolidated fixed charge coverage ratio of at least 1:00 to 1:00.
“Excess Cash Burn” means for any period, on a consolidated basis in accordance with GAAP, the sum of (a) EBITDA for such period, minus (b) all unfinanced capital expenditures paid or payable
(including capitalized software expenses), minus (c) all scheduled principal payments on long-term indebtedness (including payments in respect of capital leases) paid or payable, minus (d) all cash interest expense and all fees for the use of money or the availability of money, including commitment, facility and like fees and charges upon indebtedness (including indebtedness under the ABL Facility) paid or payable, without duplication, during such period, minus (e) all cash tax expense paid or payable, without duplication, during such period, minus (f) all dividends, redemptions, repurchases or other distributions paid or payable, without duplication, in cash during such period.
Consolidated Fixed Charge Coverage Ratio. At any time that a Covenant Trigger Event (as defined below) has occurred until cured in compliance with the terms of the ABL Facility Agreement, we are required to maintain a consolidated fixed charge coverage ratio, calculated as of the last day of the four fiscal quarter period ending on the last day of each fiscal quarter most recently ended prior to the occurrence of such Covenant Trigger Event, of at least 1:00 to 1:00.
“Covenant Trigger Event” means the occurrence at any time of the failure to have excess availability in an amount of at least the greater of (i) $5,000,000 and (ii) 10% of the line cap (defined as the lesser of the aggregate commitments and available borrowing base).
Certain Other Covenants and Events of Default
The ABL Facility includes customary covenants and events of default for agreements of this type, including various reporting, affirmative and negative covenants. With respect to negative covenants, the
ABL Facility contains a number of other covenants that, among other things and subject to certain exceptions, restrict our ability to incur additional indebtedness (including capital leases), create liens, consolidate, merge, or undertake other corporate reorganizations, dispose of assets (including the equity interests of subsidiaries), make certain restricted payments, engage in transactions with affiliates, make loans, acquisitions and other investments, and enter into certain burdensome agreements.
The ABL Facility contains customary events of default, including payment defaults, failure to perform or observe covenants, cross-defaults with certain other indebtedness, a change of control, and certain bankruptcy events, among others.

Vista Facility
On February 24, 2025, Navan, as borrower, entered into a credit agreement, or the Term Loan Credit
Agreement, with VCP Capital Markets, LLC, as administrative agent and collateral agent, the guarantors party thereto, and the lenders party thereto, providing for a $130.0 million term loan facility, which, together with the Term Loan Credit Agreement, we refer to as the Vista Facility. On February 24, 2025, we borrowed the full $130.0 million of loans available under the Vista Facility. The proceeds of the Vista
Facility may be used for working capital and general corporate purposes (including the financing of acquisitions and investments).
As of July 31, 2025, we had $130.0 million of principal outstanding under the Vista Facility.
Interest Rate and Fees
Amounts borrowed under the Vista Facility bear interest at a variable interest rate based on either the
Alternate Base Rate, with a 2.00% Alternate Base Rate floor, or SOFR (based on a 3-month interest period), with a 1.00% SOFR floor, in each case, plus an applicable rate. The applicable rate is, at our option, (i) in the case of SOFR Loans, (A) if we have elected to cash pay the interest, 6.50% per annum in cash or (B) if we have elected to pay the interest partially in cash and partially PIK, 6.50% per annum (of which 5.00% shall be paid in cash and 1.50% PIK) and (ii) in the case of Alternate Base Rate Loans, (A) if we have elected to cash pay the interest, 5.50% per annum or (B) if we have elected to pay the interest partially in cash and partially PIK, 5.50% (of which 4.00% shall be paid in cash and 1.50% PIK).
Repayments
The Vista Facility is required to be prepaid upon the occurrence of an event of default, or with the proceeds of certain asset dispositions, insurance recovery events or incurrences of indebtedness. Any prepayments upon an event of default or the incurrence of certain indebtedness are subject to a prepayment premium of (x) 3.00% of the principal amount prepaid, if prepayment is prior to the first anniversary of the Term Loan Credit Agreement closing date or (y) 1.50% of the principal amount prepaid, if the prepayment is on or after the first anniversary but prior to the second anniversary of the Term Loan
Credit Agreement closing date. We may also voluntarily prepay outstanding loans under the Vista Facility at any time subject to payment of a prepayment premium and other customary “breakage” costs.
Maturity Date
The Vista Facility has a springing maturity concept, whereby indebtedness thereunder is due on the earlier of February 24, 2030 or the occurrence of certain conversion or maturity dates of our other outstanding debt instruments.
Financial Covenants
Under the terms of the Vista Facility we are required to maintain liquidity, as of the last business day of each calendar month, of not less than $50.0 million.
Guarantees and Security
The obligations under the Vista Facility are required to be unconditionally guaranteed by our subsidiaries subject to certain exceptions for materiality, domicile and nature of subsidiary. Subsidiary guarantors of the Vista Facility generally include our direct and indirect wholly owned domestic subsidiaries and certain subsidiaries formed in the United Kingdom.
As of February 24, 2025, Reed & Mackay Travel Limited, Reed & Mackay Travel Inc., Reed &
Mackay Holdings Limited, and Navan Labs UK Limited were the only subsidiary guarantors of the Vista
Facility.

The obligations under the Vista Facility are secured, on a second-priority basis, by a lien on substantially all of the Company’s and the guarantors’ assets that constitute ABL priority collateral
(generally, working capital assets such as accounts receivable and inventory), and on a first-priority basis by a lien on all other assets, including but not limited to equipment, intellectual property, equity interests in subsidiaries, deposit accounts, and certain other personal property, in each case subject to customary exceptions and permitted liens.
Certain Other Covenants and Events of Default
The Vista Facility includes customary covenants and events of default for agreements of this type, including various reporting, affirmative and negative covenants. With respect to negative covenants, the
Vista Facility contains a number of other covenants that, among other things and subject to certain exceptions, restrict our ability to incur additional indebtedness (including capital leases), create liens, consolidate, merge, or undertake other corporate reorganizations, dispose of assets (including the equity interests of subsidiaries), make certain restricted payments, engage in transactions with affiliates, make loans, acquisitions and other investments, and enter into certain burdensome agreements.
The Vista Facility contains customary events of default, including payment defaults, failure to perform or observe covenants, cross-defaults with certain other indebtedness, a change of control, and certain bankruptcy events, among others.
Warehouse Credit Facility
On November 18, 2022, Liquid Labs SPV, LLC, or Liquid Labs, a wholly owned subsidiary of Navan, entered into a credit agreement, or the Warehouse Facility Agreement, with Goldman Sachs Bank USA, as administrative agent and the lenders party thereto, which, together with the Warehouse Facility
Agreement, we refer to as the Warehouse Credit Facility. On February 17, 2023, the Warehouse Facility
Agreement was amended to reflect our name change from “TripActions, Inc.” to “Navan, Inc.”, among other revisions reflected therein. On July 28, 2023, the Warehouse Facility Agreement was further amended to increase the total committed amount under the facility to $300.0 million, among other revisions reflected therein. On October 12, 2023, the Warehouse Facility Agreement was further amended to revise the definition of “Unrestricted Cash,” among other revisions reflected therein. On
March 11, 2024, the Warehouse Facility Agreement was further amended to make certain receivables denominated in Euros and British Pounds eligible for financing thereunder, among other revisions reflected therein. On April 19, 2024, the Warehouse Facility Agreement was further amended to revise performance covenants, among other revisions reflected therein. On August 2, 2024, the Warehouse
Facility Agreement was further amended to extend the maturity date to February 18, 2026, among other revisions reflected therein. On November 15, 2024, the Warehouse Facility Agreement was further amended to revise the definition of “Excess Concentration Amount” and “Eligible Card Account,” among other revisions reflected therein. On February 24, 2025, the Warehouse Facility Agreement was further amended to revise performance covenants, among other revisions reflected therein. On March 6, 2025, the Warehouse Facility Agreement was further amended to include a guaranty by Navan in favor of the administrative agent, among other revisions reflected therein. On April 16, 2025, the Warehouse Facility
Agreement was further amended to extend the maturity date to February 18, 2028, among other revisions reflected therein. The proceeds of our Warehouse Credit Facility may be used to fund or pay the purchase price of eligible receivables acquired by Liquid Labs pursuant to a receivables purchase agreement and for general working capital and corporate purposes permitted under the facility’s documentation.
The material terms of our Warehouse Credit Facility are described below.
Interest Rate and Fees
Amounts borrowed under our Warehouse Credit Facility are subject to an interest rate per annum equal to, for the (i) Class A interest rate, the sum of one-month adjusted Term SOFR (with a floor of
0.25%) plus 3.15% of the Class A loan principal balance that is less than or equal to $100,000,000 and

3.00% of the Class A loan principal balance that is greater than $100,000,000, and (ii) Class B interest rate, the sum of one-month Term SOFR (with a floor of 0.25%) plus 9.00%.
•An additional 1.00% is added on to both the Class A and Class B rates on or after November 18,
2024.
•An additional 2.00% is added on to both the Class A and Class B rates upon an early amortization event or an event of default.
Class A fees include an upfront fee of 1.10% on the Class A committed amount, a Class B placement fee payable to administrative agent on 0.50% of the Class B committed amount on the closing date, draw fees equal to 0.50% of the Class A incremental drawn amount and in the case of prepayment, a Class A exit fee of 0.25% on the outstanding principal amount of the Class A advances and an undrawn fee of
0.50%.
Class B fees include an upfront fee of 1.10% on the Class B committed amount, draw fees equal to
0.75% of the Class B incremental drawn amount, and an undrawn fee of 0.50%.
Voluntary Repayments
We may voluntarily prepay outstanding advances under our Warehouse Credit Facility at any time without premium or penalty, other than customary “breakage” costs.
Maturity Date
The maturity date of our Warehouse Credit Facility is February 18, 2028.
Guarantees and Security
Navan unconditionally and irrevocably guarantees to the secured parties under our Warehouse Credit
Facility the complete payment and performance of losses incurred by such secured party as a result of certain intentional “bad acts,” which include (among other acts): fraud, malfeasance, intentional material misrepresentation, misappropriation of funds, noncompliance with applicable law or willful misconduct by
SPV Borrower or Navan, breaches of reps and warranties that have a material adverse effect on the collectability of receivables taken as a whole, any incurrence of other indebtedness by SPV Borrower, filing of petitions for bankruptcy, regulatory events and certain other bad acts which are customary for a transaction of this nature.
All obligations under our Warehouse Credit Facility are secured, subject to certain exceptions, by substantially all of SPV Borrower’s assets and Navan’s equity interests in Liquid Labs.
Financial Covenants
We are required to comply with certain financial covenants under our Warehouse Credit Facility which include the below. This offering constitutes a qualifying public offering as described below.
Tangible Net Worth. Prior to any qualifying public offering, as of the last day of any calendar month, or from and after any qualifying public offering, as of the last day of any fiscal quarter, the tangible net worth of Navan shall be less than the greater of (i) the sum of (A) $100,000,000 and (B) twenty percent
(20.00%) of the net cash proceeds received by Navan in all issuances of equity interests occurring after
February 24, 2025 and (ii) any minimum net worth or similar covenant set forth in any comparable transaction;
Leverage Ratio. Prior to any qualifying public offering, as of the last day of any calendar month, or from and after any qualifying public offering, as of the last day of any fiscal quarter, the leverage ratio of
Navan shall be greater than the lesser of (i) 3.75:1.0 and (ii) the maximum ratio for any leverage ratio or similar covenant set forth in any comparable transaction;

Corporate Leverage Ratio. Prior to any qualifying public offering, as of the last day of any calendar month, or from and after any qualifying public offering, as of the last day of any fiscal quarter, the corporate leverage ratio of Navan shall be greater than the lesser of (i) 2.0:1.0 and (ii) the maximum ratio for any corporate leverage ratio or similar covenant set forth in any comparable transaction; or
Unrestricted Cash. As of any day, the unrestricted cash of Navan shall be less than the greater of (i)
$100,000,000, (ii) Navan average monthly burn during the most recently ended period of three calendar months and (iii) the dollar minimum for any minimum liquidity or unrestricted cash or similar covenant set forth in any comparable transaction.
Certain Other Covenants and Events of Default
Our Warehouse Credit Facility contains a number of other covenants that, among other things and subject to certain exceptions, restrict the ability of SPV Borrower to:
•incur additional indebtedness;
•create liens;
•consolidate or merge;
•sell assets;
•pay dividends its equity interests;
•engage in transactions with our affiliates; and
•amend credit and collection policies.
The credit agreement governing our Warehouse Credit Facility contains customary events of default, including payment defaults, failure to perform or observe covenants, cross-defaults with certain other indebtedness, and a change of control, among others.

DESCRIPTION OF CAPITAL STOCK
General
The following description summarizes the most important terms of our capital stock, as they will be in effect following this offering. Because it is only a summary, it does not contain all the information that may be important to you. We expect to adopt an amended and restated certificate of incorporation and amended and restated bylaws that will become effective immediately prior to the completion of this offering, and this description summarizes provisions that are expected to be included in these documents.
For a complete description, you should refer to our amended and restated certificate of incorporation, amended and restated bylaws, and our IRA, which are included as exhibits to the registration statement of which this prospectus forms a part, and to the applicable provisions of Delaware law.
Upon the completion of this offering, our authorized capital stock will consist of 2,000,000,000 shares of our Class A common stock, $0.00000625 par value per share, 50,000,000 shares of our Class B common stock, $0.00000625 par value per share, and 20,000,000 shares of undesignated preferred stock, $0.00000625 par value per share.
Assuming the occurrence of the Capital Stock Conversion, the Class B Stock Exchange, the Note
Conversion, the SAFE Conversion, and the Warrant Exercises, in each case as of July 31, 2025, there were outstanding:
•200,961,542 shares of our Class A common stock, held by 1,132 stockholders of record;
•15,304,696 shares of our Class B common stock, held by 10 stockholders of record;
•41,581,733 shares of our Class A common stock issuable upon the exercise of stock options, of which 8,611,649 shares will be exchangeable for an equal number of shares of Class B common stock at the election of our co-founders upon exercise;
•7,771,766 shares of our Class A common stock issuable upon the vesting and settlement of
RSUs, of which 1,742,147 shares will be exchangeable for an equal number of shares of Class B common stock at the election of our co-founders upon vest and settlement; and
•40,160 shares of our Class A common stock issuable upon the exercise of warrants to purchase shares of Class A common stock.
Class A Common Stock and Class B Common Stock
Dividend Rights
Subject to preferences that may apply to any shares of convertible preferred stock outstanding at the time, the holders of shares of our common stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board of directors may determine. See the section titled “Dividend
Policy.”
Voting Rights
Holders of shares of our Class A common stock are entitled to one vote for each share of Class A common stock held on all matters submitted to a vote of stockholders and holders of our Class B common stock are entitled to 30 votes for each share of Class B common stock held on all matters submitted to a vote of stockholders. Following this offering, the holders of our outstanding Class B common stock will beneficially own approximately 74% of the voting power of our outstanding capital stock, with our directors, executive officers, and beneficial owners of 5% or greater of our outstanding capital stock and their respective affiliates beneficially owning approximately 89% of the voting power in the aggregate.
Holders of shares of our Class A common stock and Class B common stock vote together as a single class on all matters (including the election of directors) submitted to a vote of stockholders, unless otherwise required by Delaware law. Delaware law could require either holders of our Class A common stock or Class B common stock to vote separately as a single class in the following circumstances:
•if we were to seek to amend our amended and restated certificate of incorporation to increase or decrease the par value of a class of our capital stock, then that class would be required to vote separately to approve the proposed amendment; and
•if we were to seek to amend our amended and restated certificate of incorporation in a manner that alters or changes the powers, preferences, or special rights of a class of our capital stock in a manner that affected its holders adversely, then that class would be required to vote separately to approve the proposed amendment.
In addition, our amended and restated certificate of incorporation will provide that a separate vote of the holders of our Class B common stock will be required in connection with any amendment to the certificate of incorporation that would alter the rights of the Class B common stock, reclassify any shares of Class A common stock into shares senior to the Class B common stock, or authorize the issuance of any shares of capital stock with voting rights greater than one vote per share (other than the Class B common stock). We have not provided for cumulative voting for the election of directors in our amended and restated certificate of incorporation that will become effective immediately prior to the completion of this offering.
No Preemptive or Similar Rights
Our common stock is not entitled to preemptive rights, and is not subject to redemption or sinking fund provisions.
Right to Receive Liquidation Distributions
Upon our liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock.
Conversion of Class B Common Stock
Following the completion of this offering, each share of our Class B common stock will be convertible into one share of our Class A common stock at any time and will convert automatically upon certain sales or transfers. Our amended and restated certificate of incorporation will also provide for certain permitted transfers by holders of shares of Class B common stock that will not trigger conversion to Class A common stock, including transfers effected for estate planning where voting control with respect to the shares of Class B common stock is retained by or granted to Ariel Cohen or Ilan Twig, as applicable.
Additionally, each outstanding share of Class B common stock will convert automatically into a share of Class A common stock upon the earliest to occur following this offering: (i) the date fixed by our board of directors that is no less than 61 days and no more than 180 days following the first date following the completion of this offering on which the number of shares of our Class B common stock, and any shares of Class B common stock underlying equity securities, held by Mr. Cohen, and his permitted entities and permitted transferees, is less than 20% of the Class B common stock held by Mr. Cohen and his permitted entities as of immediately following the completion of this offering; (ii) the last trading day of the fiscal year following the tenth anniversary of this offering; (iii) the date fixed by our board of directors that is no less than 61 days and no more than 180 days following the date on which Mr. Cohen is no longer providing services as an officer or employee and Mr. Cohen is no longer a member of our board of directors as a result of his voluntary resignation or agreement not to stand for reelection; (iv) the date fixed by our board of directors that is no less than 61 days and no more than 180 days following the date on which Mr. Cohen is terminated for cause (as defined in our amended and restated certificate of incorporation); and (v) twelve months after Mr. Cohen’s death or disability (as defined in our amended and restated certificate of incorporation).
Founder Voting Proxy
At the time of this offering, Mr. Twig will enter into a voting proxy in favor of Mr. Cohen such that upon
(i) the date that Mr. Twig is no longer providing services to us as an officer, employee, or director, or (ii)
the date of the death or disability of Mr. Twig, a voting proxy will automatically be granted to Mr. Cohen over all of the shares of Class B common stock held by Mr. Twig and his related entities and permitted transferees in favor Mr. Cohen, pursuant to which Mr. Cohen will have exclusive voting control over such shares.
Preferred Stock
Pursuant to the provisions of our currently in effect amended and restated certificate of incorporation, each currently outstanding share of redeemable convertible preferred stock will automatically be converted into one share of Class A common stock in connection with the completion of this offering.
Following this offering, no shares of redeemable convertible preferred stock will be outstanding.
Following this offering, our board of directors will be authorized, subject to limitations prescribed by
Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences, and rights of the shares of each series and any of its qualifications, limitations or restrictions, in each case without further vote or action by our stockholders. Our board of directors can also increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders. The number of authorized shares of our preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting stock, without a separate vote of the holders of the preferred stock, irrespective of the provisions of Section 242(b)(2) of the DGCL, unless a separate vote of the holders of one or more series is required pursuant to the terms of any applicable certificate of designation. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring, or preventing a change in our control and might adversely affect the market price of our Class A common stock and the voting and other rights of the holders of our Class A common stock and Class B common stock. We have no current plan to issue any shares of preferred stock.
Options
As of July 31, 2025, we had outstanding options to purchase an aggregate of 41,581,733 shares of our Class A common stock under our 2015 Plan, with a weighted-average exercise price of $13.32 per share, of which 8,611,649 shares will be exchangeable for an equal number of shares of Class B common stock at the election of our co-founders upon exercise. Subsequent to July 31, 2025, we granted options to purchase an aggregate of 339,246 shares of our Class A common stock, with a weighted-
average exercise price of $25.35 per share.
Restricted Stock Units
As of July 31, 2025, we had an aggregate of 7,771,766 shares of our Class A common stock outstanding subject to RSUs, pursuant to our 2015 Plan, of which 1,742,147 shares will be exchangeable for an equal number of shares of Class B common stock at the election of our co-founders. Subsequent to July 31, 2025, we have granted an aggregate of 2,250,259 shares of our Class A common stock subject to RSUs, pursuant to our 2015 Plan.

Warrants
As of July 31, 2025, assuming the occurrence of the Warrant Determination, we had warrants outstanding to purchase 1,743,032 shares of our Class A common stock with a weighted-average exercise price of $0.07 per share. After giving effect to the Warrant Exercises in connection with the completion of this offering, warrants to purchase 40,160 shares of our Class A common stock will remain outstanding, with an exercise price of $1.87 per share.
Registration Rights
Following the completion of this offering, certain holders of shares of our Class A common stock or their permitted transferees will be entitled to rights with respect to the registration of their shares under the
Securities Act. These rights are provided under the terms of our IRA, which was entered into in connection with our redeemable convertible preferred stock financings, and include demand registration rights, Form S-3 registration rights and piggyback registration rights. In any registration made pursuant to our IRA, all fees, costs and expenses of underwritten registrations will be borne by us and all selling expenses, including underwriting discounts, selling commissions, stock transfer taxes, and fees and disbursements of counsel for any holder will be borne by the holders of the shares being registered, provided, however, that we will pay the reasonable fees and disbursements of one counsel to any selling holders not to exceed $30,000.
The registration rights terminate (i) five years following the completion of this offering, (ii) upon a deemed liquidation event or a stock sale (both as defined in our IRA) or (iii) with respect to any particular stockholder, at the time that such stockholder can sell all of its registrable securities (as defined in our
IRA) without any restriction on volume or manner of sale in any three-month period pursuant to Rule 144 of the Securities Act or any successor rule thereto.
Demand Registration Rights
Following the completion of this offering, holders of 156,483,658 shares of our Class A common stock, including holders of shares of Class A common stock issuable upon conversion of the Convertible
Notes, will be entitled to demand registration rights at any time after 180 days after the effective date of the registration statement of which this prospectus forms a part. Under the terms of our IRA, we will be required, upon the request of holders of a majority of the shares that are entitled to registration rights under our IRA, to file a registration statement on Form S-1 to register, as soon as practicable and in any event within 90 days of the date of the request, all or a portion of these shares for public resale, if the aggregate price to the public of the shares offered is at least $25.0 million, net of selling expenses. We are required to effect only two registrations pursuant to this provision of the IRA. We may postpone the filing of a registration statement no more than once during any 12-month period for a period of not more than 90 days if our board of directors determines that the filing would be materially detrimental to us. We are not required to effect a demand registration under certain additional circumstances specified in our
IRA.
Form S-3 Registration Rights
Following the completion of this offering, holders of 156,483,658 shares of our Class A common stock, including holders of shares of Class A common stock issuable upon conversion of the Convertible
Notes, will be entitled to Form S-3 registration rights. The holders representing at least 25% of the then-
outstanding shares having registration rights can request that we register all or part of their shares on
Form S-3 if we are eligible to file a registration statement on Form S-3 and if the aggregate price to the public of the shares offered is at least $5.0 million, net of selling expenses. The holders may only require us to effect at most two registration statements on Form S-3 in any 12-month period. We may postpone the filing of a registration statement on Form S-3 no more than once during any 12-month period for a period of not more than 90 days if our board of directors determines that the filing would be materially detrimental to us.

Piggyback Registration Rights
If we propose to register any of our securities for public sale, holders of 156,483,658 shares of our
Class A common stock, including holders of shares of Class A common stock issuable upon conversion of the Convertible Notes, having registration rights will have the right to include their shares in the registration statement. However, this right does not apply to a registration relating to employee benefit plans, a registration relating to an SEC Rule 145 transaction, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of our Class A common stock, or a registration in which the only Class A common stock being registered is Class A common stock issuable upon conversion of debt securities that are also being registered. The underwriters of any underwritten offering will have the right to limit the number of shares registered by these holders if they determine that marketing factors require limitation, in which case the number of shares to be registered will be apportioned pro rata among these holders, according to the total amount of securities entitled to be included by each holder. However, the number of shares to be registered by these holders cannot be reduced (i) unless all other securities (other than securities to be sold by us) are first excluded from the offering or (ii) below 30% of the total shares covered by the registration statement, other than in the initial public offering.
Anti-Takeover Provisions
The provisions of the DGCL, our amended and restated certificate of incorporation, and our amended and restated bylaws following this offering could have the effect of delaying, deferring or discouraging another person from acquiring control of our company. These provisions, which are summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and encourage persons seeking to acquire control of our company to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.
Delaware Law
We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:
•before the stockholder became interested, our board of directors approved either the business combination or the transaction, which resulted in the stockholder becoming an interested stockholder;
•upon consummation of the transaction, which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans in some instances, but not the outstanding voting stock owned by the interested stockholder; or
•at or after the time the stockholder became interested, the business combination was approved by our board and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock, which is not owned by the interested stockholder.

Section 203 defines a business combination to include:
•any merger or consolidation involving the corporation and the interested stockholder;
•any sale, transfer, lease, pledge, or other disposition involving the interested stockholder of 10%
or more of the assets of the corporation;
•subject to exceptions, any transaction that results in the issuance of transfer by the corporation of any stock of the corporation to the interested stockholder;
•subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; and
•the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges, or other financial benefits provided by or through the corporation.
In general, Section 203 defines an interested stockholder as any entity or person beneficially owning
15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.
Amended and Restated Certificate of Incorporation and Amended and Restated Bylaw
Provisions
Our amended and restated certificate of incorporation and our amended and restated bylaws, each to be effective upon the completion of this offering, will include a number of provisions that may have the effect of deterring hostile takeovers, or delaying or preventing changes in control of our management team or changes in our board of directors or our governance or policy, including the following:
•Dual Class Common Stock. As described above in the section titled “—Class A Common Stock and Class B Common Stock—Voting Rights,” our amended and restated certificate of incorporation will provide for a dual class common stock structure pursuant to which our co-
founders, as holders of our Class B common stock, may have significant influence over the outcome of matters requiring stockholder approval, even if they own significantly less than a majority of the shares of our outstanding Class A common stock and Class B common stock, including the election of directors and significant corporate transactions, such as a merger or other sale of our company or its assets.
•Board of Directors Vacancies. Our amended and restated certificate of incorporation and our amended and restated bylaws will authorize generally only our board of directors to fill vacant directorships resulting from any cause or created by the expansion of our board of directors. In addition, the number of directors constituting our board of directors may be set only by resolution adopted by a majority vote of our entire board of directors. These provisions prevent a stockholder from increasing the size of our board of directors and gaining control of our board of directors by filling the resulting vacancies with its own nominees entitled to vote generally at an election of directors.
•Classified Board. Our amended and restated certificate of incorporation and our amended and restated bylaws will provide that our board of directors is classified into three classes of directors.
The existence of a classified board of directors could delay a successful tender offeror from obtaining majority control of our board of directors, and the prospect of that delay might deter a potential offeror. For additional information, see the section titled “Management—Classified Board of Directors.”
•Directors Removed Only for Cause. Our amended and restated certificate of incorporation will provide that stockholders may remove directors only for cause and only by the affirmative vote of the holders of at least 66 2/3% of the voting power of the then-outstanding capital stock.

•Supermajority Requirements for Amendments of Our Amended and Restated Certificate of
Incorporation and Amended and Restated Bylaws. Our amended and restated certificate of incorporation will further provide that the affirmative vote of holders of at least 66 2/3% of the voting power of the then-outstanding shares of capital stock will be required to amend certain provisions of our amended and restated certificate of incorporation, including provisions relating to the classified board, the size of our board of directors, removal of directors, special meetings, actions by written consent of our stockholders, and designation of our preferred stock. In addition, the affirmative vote of holders of at least 66 2/3% of the voting power of each of our Class A common stock and Class B common stock, voting separately by class, will be required to amend the provisions of our amended and restated certificate of incorporation relating to the terms of our
Class A common stock or Class B common stock. The affirmative vote of holders of at least 66
2/3% of the voting power of all of the then-outstanding shares of capital stock will be required to amend or repeal our amended and restated bylaws, although our amended and restated bylaws may be amended by a simple majority vote of our board of directors.
•Stockholder Action; Special Meetings of Stockholders. Our amended and restated certificate of incorporation will provide that our stockholders may not take action by written consent, but may only take action at annual or special meetings of our stockholders. As a result, holders of our capital stock would not be able to amend our amended and restated bylaws or remove directors without holding a meeting of our stockholders called in accordance with our amended and restated bylaws. Our amended and restated certificate of incorporation and our amended and restated bylaws will provide that special meetings of our stockholders may be called only by a majority of our board of directors, thus prohibiting a stockholder from calling a special meeting.
These provisions might delay the ability of our stockholders to force consideration of a proposal or for stockholders to take any action, including the removal of directors.
•Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our
amended and restated bylaws will provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. Our amended and restated bylaws also will specify certain requirements regarding the form and content of a stockholder’s notice. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders. We expect that these provisions might also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.
•No Cumulative Voting. The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation and amended and restated bylaws will not provide for cumulative voting.
•Issuance of Undesignated Preferred Stock. We anticipate that after the filing of our amended and restated certificate of incorporation, our board of directors will have the authority, without further action by the stockholders, to issue up to 20,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our board of directors. The existence of authorized but unissued shares of preferred stock enables our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.
•Choice of Forum. In addition, our amended and restated certificate of incorporation will provide that, to the fullest extent permitted by law, the Court of Chancery of the State of Delaware will be the exclusive forum for any derivative action or proceeding brought on our behalf; any action asserting a breach of fiduciary duty; any action asserting a claim against us arising pursuant to the DGCL, our amended and restated certificate of incorporation or our amended and restated

bylaws; any action asserting a claim against us that is governed by the internal affairs doctrine; or
any to interpret, apply, enforce, or determine the validity of the amended and restated certificate of incorporation or amended and restated bylaws. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable. Our amended and restated certificate of incorporation will also contain a
Federal Forum Provision. While there can be no assurance that federal or state courts will follow the holding of the Supreme Court of the State of Delaware which recently found that such provisions are facially valid under Delaware law or determine that the Federal Forum Provision should be enforced in a particular case, application of the Federal Forum Provision means that suits brought by our stockholders to enforce any duty or liability created by the Securities Act must be brought in federal court and cannot be brought in state court. As Section 22 of the
Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder, there is uncertainty as to whether a court would enforce such provision. Further, Section 27 of the
Exchange Act creates exclusive federal jurisdiction over all claims brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. In addition, the
Federal Forum Provision applies, to the fullest extent permitted by law, to suits brought to enforce any duty or liability created by the Exchange Act. Accordingly, actions by our stockholders to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder must be brought in federal court. Our stockholders will not be deemed to have waived our compliance with the federal securities laws and the regulations promulgated thereunder. Any person or entity purchasing or otherwise acquiring or holding any interest in any of our securities shall be deemed to have notice of and consented to our exclusive forum provisions, including the
Federal Forum Provision. These provisions may limit a stockholder’s ability to bring a claim in a judicial forum of their choosing for disputes with us or our directors, officers, or other employees, which may discourage lawsuits against us and our directors, officers, and other employees. If a court were to find the Federal Forum Provision in our amended and restated certificate of incorporation to be inapplicable or unenforceable in an action, we may incur further significant additional costs associated with resolving the dispute in other jurisdictions, all of which could harm our business.
Participation in Our Initial Public Offering
In connection with our Series G and Series G-1 redeemable convertible preferred stock financing and our Series F redeemable convertible preferred stock financing, we entered into allocation agreements with an affiliated entity of Premji Invest and an affiliated entity of Greenoaks Capital Partners, referred to for this purpose as Greenoaks Capital Partners. Under these agreements, we agreed to use reasonable efforts to provide each of Premji Invest and Greenoaks Capital Partners with the right, but not the obligation, to purchase at the initial public offering price up to 5% of the shares sold in this offering. At our election, Premji Invest’s purchase may be made either through an allocation by the underwriters in this offering or in a concurrent private placement, while Greenoaks Capital Partners’ purchase may be made only through an allocation by the underwriters. Shares purchased by Premji Invest or Greenoaks Capital
Partners pursuant to these rights will not be subject to any lock-up. The number of shares available for sale to the public will be reduced by any shares purchased pursuant to these rights, and any unpurchased shares will be offered to the public on the same basis as the other shares in this offering.
Transfer Agent and Registrar
Upon the completion of this offering, the transfer agent and registrar for our Class A common stock and Class B common stock will be Computershare Trust Company, N.A. The transfer agent’s address is
150 Royall Street, Canton, Massachusetts 02021.

Exchange Listing
We have applied to list our Class A common stock on Nasdaq under the symbol “NAVN.”

SHARES ELIGIBLE FOR FUTURE SALE
Before this offering, there has been no public market for our Class A common stock, and we cannot predict the effect, if any, that market sales of shares of our Class A common stock or the availability of shares of our Class A common stock for sale will have on the market price of our Class A common stock prevailing from time to time.
Nevertheless, sales of substantial amounts of our Class A common stock, including shares issued upon exercise of outstanding stock options, in the public market following this offering could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through the sale of our equity securities.
Upon the completion of this offering, based on the number of shares of our capital stock outstanding as of July 31, 2025, we will have a total of 230,961,542 shares of our Class A common stock outstanding and 15,304,696 shares of our Class B common stock outstanding, assuming (i) the Capital Stock
Conversion, the Class B Stock Exchange, the Note Conversion, the SAFE Conversion, the Warrant
Exercises, and the Option Cash Exercise, (ii) the net issuance of 948,970 shares of Class A common stock in connection with the RSU Net Settlement, after withholding 694,607 shares to satisfy estimated tax withholding and remittance obligations (based on the assumed initial public offering price of
$25.00 per share, the midpoint of the price range set forth on the cover page of this prospectus, and an assumed 44% tax withholding rate), and (iii) the issuance of 30,000,000 shares of Class A common stock by us in this offering. Of these outstanding shares, all of the shares of Class A common stock sold in this offering will be freely tradable, except that any shares purchased in this offering by our affiliates, as that term is defined in Rule 144 under the Securities Act, only would be able to be sold in compliance with the
Rule 144 limitations described below.
The remaining outstanding shares of our Class A common stock and Class B common stock will be, and the shares underlying outstanding RSUs and shares subject to outstanding stock options will be upon issuance, deemed “restricted securities” as defined in Rule 144. Restricted securities may be sold in the public market only if they are registered under the Securities Act or if they qualify for an exemption from registration under Rule 144 or Rule 701 promulgated under the Securities Act, which rules are summarized below.
As a result of the lock-up agreements described below and the provisions of our IRA described in the section titled “Description of Capital Stock—Registration Rights,” and subject to the provisions of Rule
144 or Rule 701, these restricted securities will be available for sale in the public market as follows:

Earliest Date Available for Sale in the Public Market	Number of Shares of Common Stock

The opening of trading on the first trading day
following a 10-consecutive trading day period
during which the closing price of our Class A
common stock on Nasdaq exceeds 130% of the
initial public offering price per share set forth on the
cover page of this prospectus for at least five
trading days (one of which must be a trading day
following our public release of earnings for the
fiscal quarter ending October 31, 2025, referred to
as the Initial Earnings Release) out of such 10-
consecutive trading day period.
Approximately 7.7 million shares held by Eligible Stockholders (as defined below).

The opening of trading on the second trading day following our public release of earnings for the fiscal quarter and fiscal year ending January 31, 2026, referred to as the Second Earnings Release.
All remaining shares held by our stockholders that
were not previously eligible for sale under the lock-
up agreements, subject to applicable limitations
under Rule 144, including for “affiliates” and
compliance with other applicable law, as described
below.

In addition, after this offering, up to 49,523,933 shares of Class A common stock may be issued upon exercise of outstanding stock options or vesting and settlement of outstanding RSUs as of July 31, 2025, of which, 10,353,796 shares may be exchanged, upon exercise or settlement, as applicable, for an equivalent number of shares of our Class B common stock pursuant to the Equity Exchange Rights and
87,887,502 shares of Class A common stock are available for future issuance under our 2025 Plan and our 2025 ESPP.
Lock-Up Agreements and Market Standoff Provisions
We and all of our directors and executive officers, the selling stockholders, and other holders of substantially all of our outstanding common stock and securities exercisable for or convertible into our
Class A common stock or Class B common stock, have entered or will enter into agreements with the underwriters that restrict our and their ability to sell or transfer shares of our common stock or any options or warrants to purchase any shares of our common stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of our common stock, such shares of common stock, options, rights, warrants or other securities, referred to as the Lock-Up Securities, during the period ending on the earlier of (i) the opening of trading on the second trading day following the
Second Earnings Release, or (ii) the date that is 180 days after the date of this prospectus, or the Lock-
Up Period. Subject to certain exceptions, we and they will not, and will not cause or direct any of our or their respective affiliates, and will not publicly disclose an intention to, without the prior written consent of
Goldman Sachs & Co. LLC and Citigroup Global Markets Inc.:
•offer, sell, contract to sell, pledge, grant any option, right, or warrant to purchase, purchase any option or contract to sell, lend, or otherwise transfer or dispose of any shares of our common stock, or any options or warrants to purchase any of the Lock-Up Securities, whether now owned or hereinafter acquired;
•engage in any hedging or other transaction or arrangement that is designed to or that reasonably could be expected to lead to or result in a sale, loan, pledge, or other disposition, or transfer of any of the economic consequences of ownership, in whole or in part, directly or indirectly, of any of the Lock-Up Securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of common stock or other securities, in cash or otherwise; or
•make any demand for or exercise any right with respect to the registration of any of the Lock-Up
Securities.
Notwithstanding the foregoing:
A.if (i) a holder is an employee and is not one of our directors or officers within the meaning of
Section 16 of the Exchange Act, or is a former employee, as of and including the fifth calendar day prior to the date of the Initial Earnings Release, any such person, an Eligible Stockholder, and (ii) the closing price of our Class A common stock on Nasdaq has exceeded 130% of the initial public offering price per share set forth on the cover page of this prospectus for at least five trading days (one of which must be a trading day occurring after the date of the Initial Earnings
Release) out of any 10-consecutive trading day period, provided that such release date occurs in a broadly applicable “open trading window” period under our insider trading policy, such Eligible
Stockholder may sell in the public market, subject to compliance with our insider trading policy and applicable securities laws, beginning at the opening of trading on the first trading day after the applicable 10-consecutive trading day period, up to 25% of the sum of (i) the aggregate number of shares of Class A common stock that are held by such Eligible Stockholder as of
September 20, 2025, and (ii) the aggregate number of shares of Class A common stock subject to options, RSUs, and/or securities convertible into or exchangeable or exercisable for shares of
Class A common stock that were fully vested and directly held by such Eligible Stockholder as of
September 20, 2025; and

B.the Lock-Up Period will fully terminate on the opening of trading on the second trading day following the Second Earnings Release.
The number of shares eligible for release in the first release period equals approximately 7.7 million shares, including approximately 5.5 million shares issuable upon exercise of vested options and settlement of RSUs.
In addition, our executive officers, directors and holders of a substantially all of our capital stock and securities convertible into or exchangeable for our capital stock are subject to market standoff provisions with us under which they have agreed that, subject to certain exceptions, for a period of 180 days after the date of this prospectus, they will not, directly or indirectly sell, offer to sell, grant any option for the sale of, or otherwise dispose of shares of our Class A common stock. For example, although some of these market standoff provisions do not specifically restrict hedging transactions and others may be subject to different interpretations between us and security holders as to whether they restrict hedging, our Insider
Trading Policy prohibits hedging by all of our current directors, officers and employees. Sales, short sales or hedging transactions involving our equity securities, whether before or after this offering and whether or not we believe them to be prohibited, could adversely affect the price of our Class A common stock.
As a result of the foregoing, substantially all of our outstanding Class A common stock and securities directly or indirectly convertible into or exchangeable or exercisable for our Class A common stock are subject to a lock-up agreement or market standoff provisions during the Lock-Up Period. We have agreed to enforce all such market standoff restrictions on behalf of the underwriters and not to amend or waive any such market standoff provisions during the Lock-Up Period without the prior written consent of
Goldman Sachs & Co. LLC and Citigroup Global Markets Inc., on behalf of the underwriters, provided that we may release shares from such restrictions to the extent such shares would be entitled to release under the form of lock-up agreement with the underwriters entered into by our directors and executive officers, and certain other holders of our securities as described herein.
Rule 144
In general, under Rule 144 as currently in effect, once we have been subject to public company reporting requirements for at least 90 days, a person who is not deemed to have been one of our affiliates for purposes of the Securities Act at any time during the 90 days preceding a sale and who has beneficially owned the shares proposed to be sold for at least six months, including the holding period of any prior owner other than our affiliates, is entitled to sell those shares without complying with the manner of sale, volume limitation or notice provisions of Rule 144, subject to compliance with the public information requirements of Rule 144. If such a person has beneficially owned the shares proposed to be sold for at least one year, including the holding period of any prior owner other than our affiliates, then that person would be entitled to sell those shares without complying with any of the requirements of
Rule 144.
In general, under Rule 144, as currently in effect, our affiliates or persons selling shares on behalf of our affiliates are entitled to sell upon expiration of the lock-up agreements and market standoff provisions described above, within any three-month period, a number of shares that does not exceed the greater of:
•1% of the number of shares of our Class A common stock then outstanding, which will equal approximately 2,309,615 shares immediately after this offering; or
•the average weekly trading volume of our Class A common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to that sale.
Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 701
Rule 701 generally allows a stockholder who purchased shares of our capital stock pursuant to a written compensatory plan or contract and who is not deemed to have been an affiliate of our company during the immediately preceding 90 days to sell these shares in reliance upon Rule 144, but without being required to comply with the public information, holding period, volume limitation or notice provisions of Rule 144. Rule 701 also permits affiliates of our company to sell their Rule 701 shares under Rule 144 without complying with the holding period requirements of Rule 144. All holders of Rule 701 shares, however, are required by that rule to wait until 90 days after the date of this prospectus before selling those shares pursuant to Rule 701.
Stock Options and RSUs
As soon as practicable after the completion of this offering, we intend to file one or more registration statements on Form S-8 under the Securities Act covering all of the shares of our common stock subject to outstanding options and RSUs and the shares of our Class A common stock reserved for issuance under our equity incentive plans. In addition, we intend to file a registration statement on Form S-8 or such other form as may be required under the Securities Act for the resale of shares of our common stock issued upon the exercise of options that were not granted under Rule 701. We expect to file this registration statement as soon as permitted under the Securities Act. However, the shares registered on
Form S-8 may be subject to the volume limitations and the manner of sale, notice and public information requirements of Rule 144 and will not be eligible for resale until expiration of the lock-up agreements and market standoff provisions to which they are subject.
Registration Rights
We have granted demand, piggyback, and Form S-3 registration rights to certain of our stockholders to sell our common stock. Registration of the sale of these shares under the Securities Act would result in these shares becoming freely tradable without restriction under the Securities Act immediately upon the effectiveness of the registration, except for shares purchased by affiliates. For a further description of these rights, see the section titled “Description of Capital Stock—Registration Rights.”

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS OF OUR
CLASS A COMMON STOCK
The following summary describes the material U.S. federal income tax consequences of the acquisition, ownership and disposition of our Class A common stock acquired in this offering by Non-U.S.
Holders (as defined below). This discussion does not address all aspects of U.S. federal income taxes, does not discuss the potential application of any alternative minimum tax, the special tax accounting rules under Section 451(b) of the Code, or the Medicare contribution tax on net investment income, and does not deal with state or local taxes, U.S. federal gift or estate tax laws, or any non-U.S. tax consequences that may be relevant to Non-U.S. Holders in light of their particular circumstances.
Special rules different from those described below may apply to certain Non-U.S. Holders that are subject to special treatment under the Code, such as:
•insurance companies, banks, and other financial institutions;
•tax-exempt organizations (including private foundations) and tax-qualified retirement plans;
•“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds;
•non-U.S. governments and international organizations;
•dealers and traders in securities;
•certain former citizens or long-term residents of the United States;
•persons that own, or are deemed to own, more than 5% of our Class A common stock or any shares of our Class B common stock;
•“controlled foreign corporations,” as defined in Section 957 of the Code, “passive foreign investment companies,” as defined in Section 1297 of the Code, and corporations that accumulate earnings to avoid U.S. federal income tax;
•persons that hold our Class A common stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security,” or integrated investment or other risk reduction strategy;
•persons deemed to sell our Class A common stock under the constructive sale provisions of the
Code;
•persons who hold or receive our Class A common stock pursuant to the exercise of any employee stock option or otherwise as compensation;
•persons who do not hold our Class A common stock as a capital asset within the meaning of
Section 1221 of the Code (generally, for investment purposes); and
•partnerships and other pass-through entities, and investors in such pass-through entities
(regardless of their places of organization or formation).
Such Non-U.S. Holders are urged to consult their own tax advisors to determine the U.S. federal, state, local, and other tax consequences that may be relevant to them of the ownership or disposition of our Class A common stock.
Furthermore, the discussion below is based upon the provisions of the Code, Treasury Regulations promulgated thereunder, rulings and administrative pronouncements of the Internal Revenue Service, or the IRS, and judicial decisions thereunder, all as of the date hereof, and such authorities may be repealed, revoked, or modified, possibly retroactively, and are subject to differing interpretations which could result in U.S. federal income tax consequences different from those discussed below. We have not requested a ruling from the IRS with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will not take a contrary position regarding the tax consequences described herein or that any such contrary position would not be sustained by a court.
PERSONS CONSIDERING THE PURCHASE OF OUR CLASS A COMMON STOCK PURSUANT
TO THIS OFFERING SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S.
FEDERAL INCOME TAX CONSEQUENCES OF ACQUIRING, OWNING, AND DISPOSING OF OUR
CLASS A COMMON STOCK IN LIGHT OF THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX
CONSEQUENCES ARISING UNDER THE LAWS OF ANY OTHER TAXING JURISDICTION,
INCLUDING ANY STATE, LOCAL, OR NON-U.S. TAX CONSEQUENCES OR ANY U.S. FEDERAL
NON-INCOME TAX CONSEQUENCES, AND THE POSSIBLE APPLICATION OF TAX TREATIES.
For purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner of our Class A common stock that is not a U.S. Holder or an entity or arrangement treated as a partnership or other pass-through entity for U.S. federal income tax purposes. A “U.S. Holder” is a beneficial owner of our Class A common stock that is, for U.S. federal income tax purposes, (i) an individual who is a citizen or resident of the
United States, (ii) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes), created or organized in or under the laws of the United States, any state thereof, or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if it (A) is subject to the primary supervision of a court within the United States and one or more United States persons (within the meaning of Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust or (B) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person.
If you are an individual who is not a U.S. citizen, you may be deemed to be a resident of the United
States (as opposed to a nonresident alien) by virtue of being present in the United States for at least
31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year. Generally, for this purpose, all the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year are counted. Resident aliens are generally subject to U.S. federal income tax as if they were U.S. citizens. Individuals who are uncertain of their status as resident or nonresident aliens for U.S.
federal income tax purposes are urged to consult their own tax advisors regarding the U.S. federal income tax consequences of the ownership or disposition of our Class A common stock.
Distributions
We do not anticipate paying any dividends on our Class A common stock in the foreseeable future. If we do make distributions on our Class A common stock, however, such distributions made to a Non-U.S.
Holder will constitute dividends for U.S. federal income tax purposes to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles).
Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that is applied against and reduces, but not below zero, a Non-U.S. Holder’s adjusted tax basis in our Class A common stock. Any remaining excess will be treated as capital gain realized on the sale or exchange of our Class A common stock as described below under the section titled “—Gain on
Disposition of Our Class A Common Stock.”
Any distribution on our Class A common stock that is treated as a dividend paid to a Non-U.S. Holder that is not effectively connected with the holder’s conduct of a trade or business in the United States generally will be subject to withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and the Non-U.S. Holder’s country of residence.
To obtain a reduced rate of withholding tax under an applicable income tax treaty, a Non-U.S. Holder generally will be required to provide the applicable withholding agent with a properly executed IRS Form
W-8BEN, IRS Form W-8BEN-E, or other appropriate form, certifying the Non-U.S. Holder’s entitlement to benefits under that income tax treaty. Such form must be provided prior to the payment of dividends and must be updated periodically. If a Non-U.S. Holder holds stock through a financial institution or other agent acting on the holder’s behalf, the holder will be required to provide appropriate documentation to such agent. The holder’s agent will then be required to provide certification to the applicable withholding agent, either directly or through other intermediaries. A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. If you are eligible for a reduced rate of U.S. withholding tax under an income tax treaty, you should consult with your own tax advisor to determine if you are able to obtain a refund or credit of any excess amounts withheld.
We generally are not required to withhold tax on dividends paid to a Non-U.S. Holder that are effectively connected with the holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that the holder maintains in the United States) if a properly executed IRS Form W-8ECI, stating that the dividends are so connected, is furnished to the applicable withholding agent. In general, such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular U.S.
federal income tax rates applicable to U.S. persons. A corporate Non-U.S. Holder receiving effectively connected dividends may also be subject to an additional “branch profits tax,” which is imposed, under certain circumstances, at a rate of 30% (or such lower rate as may be specified by an applicable treaty)
on the corporate Non-U.S. Holder’s effectively connected earnings and profits, subject to certain adjustments.
See also the section titled “—Foreign Accounts” for additional withholding rules that may apply to dividends paid to certain foreign financial institutions or non-financial foreign entities.
Gain on Disposition of Our Class A Common Stock
Subject to the discussions below under the sections titled “—Backup Withholding and Information
Reporting” and “—Foreign Accounts,” a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax with respect to gain realized on a sale or other taxable disposition of our
Class A common stock unless (i) the gain is effectively connected with a trade or business of the Non-
U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that the Non-U.S. Holder maintains in the United States), (ii) the
Non-U.S. Holder is a nonresident alien individual and is present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions are met, or (iii) we are or have been a
“United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code at any time within the shorter of the five-year period preceding such disposition or the Non-U.S. Holder’s holding period in the Class A common stock.
If you are a Non-U.S. Holder, gain described in (i) above will be subject to U.S. federal income tax on the net gain derived from the sale at the regular U.S. federal income tax rates applicable to U.S. persons.
If you are a corporate Non-U.S. Holder, gain described in (i) above may also be subject to the additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. If you are an individual Non-U.S. Holder described in (ii) above, you will be required to pay a flat
30% tax on the gain derived from the sale (or such lower rate as may be specified by an applicable income tax treaty), which gain may be offset by certain U.S. source capital losses (even though you are not considered a resident of the United States), provided you have timely filed U.S. federal income tax returns with respect to such losses. With respect to (iii) above, in general, we would be a United States real property holding corporation if United States real property interests (as defined in the Code and the
Treasury Regulations) comprised (by fair market value) at least half of our worldwide real property and our other assets which are used or held for use in a trade or business. We believe that we are not, and do not anticipate becoming, a United States real property holding corporation. However, there can be no assurance that we will not become a United States real property holding corporation in the future. Even if we are treated as a United States real property holding corporation, gain realized by a Non-U.S. Holder on a disposition of our Class A common stock will not be subject to U.S. federal income tax so long as
(i) the Non-U.S. Holder owned, directly, indirectly, and constructively, no more than five percent of our

Class A common stock at all times within the shorter of (A) the five-year period preceding the disposition or (B) the Non-U.S. Holder’s holding period and (ii) our Class A common stock is regularly traded on an established securities market for purposes of the relevant rules. There can be no assurance that our
Class A common stock will qualify as regularly traded on an established securities market for this purpose. If we are treated as a United States real property holding corporation and the exception described in the previous two sentences does not apply, gain realized by a Non-U.S. Holder on a disposition of our Class A common stock generally will be subject to U.S. federal income tax at the regular
U.S. federal income tax rates applicable to U.S. persons.
Backup Withholding and Information Reporting
Generally, we or an applicable withholding agent must report information to the IRS with respect to any distributions we pay on our Class A common stock, including the amount of any such distributions, the name and address of the recipient, and the amount, if any, of tax withheld. A similar report is sent to the holder to whom any such dividends are paid. Pursuant to tax treaties or certain other agreements, the
IRS may make its reports available to tax authorities in the recipient’s country of residence.
Dividends paid by us (or our paying agents) to a Non-U.S. Holder may also be subject to U.S. backup withholding. U.S. backup withholding generally will not apply to a Non-U.S. Holder who provides a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or otherwise establishes an exemption, provided that the applicable withholding agent does not have actual knowledge or reason to know the holder is a U.S. person.
Under current U.S. federal income tax law, U.S. information reporting and backup withholding requirements generally will apply to the proceeds of a disposition of our Class A common stock effected by or through a U.S. office of any broker, U.S. or non-U.S., unless the Non-U.S. Holder provides a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or otherwise meets documentary evidence requirements for establishing non-U.S. person status or otherwise establishes an exemption. Generally, U.S. information reporting and backup withholding requirements will not apply to a payment of disposition proceeds to a Non-U.S. Holder where the transaction is effected outside the
United States through a non-U.S. office of a non-U.S. broker. Information reporting and backup withholding requirements may, however, apply to a payment of disposition proceeds if the broker has actual knowledge, or reason to know, that the holder is, in fact, a U.S. person. For information reporting purposes only, certain brokers with substantial U.S. ownership or operations will generally be treated in a manner similar to U.S. brokers.
Backup withholding is not an additional tax. If backup withholding is applied to you, you should consult with your own tax advisor to determine whether you are able to obtain a tax refund or credit of any overpaid amount.
Foreign Accounts
In addition, U.S. federal withholding taxes may apply under the Foreign Account Tax Compliance Act, or FATCA, on certain types of payments, including dividends on our Class A common stock, made to non-
U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on our Class A common stock paid to a “foreign financial institution” or a “non-
financial foreign entity” (each as defined in the Code), unless (i) the foreign financial institution agrees to undertake certain diligence and reporting obligations, (ii) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (iii) the foreign financial institution or non-
financial foreign entity otherwise qualifies for an exemption from these rules. The 30% federal withholding tax described in this paragraph is not generally subject to reduction under income tax treaties with the
United States. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (i) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United

States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% tax on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.
Although the Code provides that FATCA withholding generally also will apply to payments of gross proceeds from the sale or other disposition of our Class A common stock, proposed U.S. Treasury
Regulations have been released that, if finalized in their present form, would eliminate the FATCA withholding of 30% applicable to gross proceeds from sales or other dispositions of our Class A common stock (other than amounts treated dividends). The preamble to the proposed U.S. Treasury Regulations states that taxpayers generally may rely on them until final U.S. Treasury Regulations are issued.
Prospective investors should consult their tax advisors regarding the potential application of withholding taxes under FATCA to their investment in our Class A common stock.
EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING
THE TAX CONSEQUENCES OF ACQUIRING, OWNING, AND DISPOSING OF OUR CLASS A
COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN
APPLICABLE LAW, AS WELL AS TAX CONSEQUENCES ARISING UNDER ANY STATE, LOCAL,
NON-U.S. OR U.S. FEDERAL NON-INCOME TAX LAWS SUCH AS ESTATE AND GIFT TAX, AND THE
POSSIBLE APPLICATION OF TAX TREATIES.

UNDERWRITING
We, the selling stockholders and the underwriters named below will enter into an underwriting agreement with respect to the shares of Class A common stock being offered. Subject to certain conditions, each underwriter will severally agree to purchase the number of shares of Class A common stock indicated in the following table. Goldman Sachs & Co. LLC and Citigroup Global Markets Inc. are
the representatives of the underwriters.

Underwriters	Number of Shares
Goldman Sachs & Co. LLC ............................................................................................................
Citigroup Global Markets Inc. .........................................................................................................
Jefferies LLC .....................................................................................................................................
Mizuho Securities USA LLC ...........................................................................................................
Morgan Stanley & Co. LLC ..............................................................................................................
BNP Paribas Securities Corp. ........................................................................................................
Citizens JMP Securities, LLC .........................................................................................................
Oppenheimer & Co. Inc. ..................................................................................................................
MUFG Securities Americas Inc. ......................................................................................................
Needham & Company, LLC ...........................................................................................................
BTIG, LLC .........................................................................................................................................
Loop Capital Markets LLC ...............................................................................................................
Academy Securities, Inc. ................................................................................................................
Rosenblatt Securities Inc. ................................................................................................................
Total ..............................................................................................................................................	36,924,406
The underwriters will be committed to take and pay for all of the shares of Class A common stock being offered, if any are taken, other than the shares of Class A common stock covered by the option described below unless and until this option is exercised.
The underwriters will have an option to buy up to an additional 5,538,660 shares of Class A common stock from us to cover sales by the underwriters of a greater number of shares of Class A common stock than the total number set forth in the table above. They may exercise that option for 30 days. If any shares of Class A common stock are purchased pursuant to this option, the underwriters will severally purchase shares of Class A common stock in approximately the same proportion as set forth in the table above.
The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters by us. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares of our Class A common stock.

	No Exercise	Full Exercise
Per Share ................................................................................................................	$	$
Total ....................................................................................................................	$	$
Shares of Class A common stock sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus. Any shares of Class A common stock
sold by the underwriters to securities dealers may be sold at a discount of up to $              per share from
the initial public offering price. After the initial offering of the shares of Class A common stock, the representatives may change the offering price and the other selling terms. The offering of the shares of
Class A common stock by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

We and all of our directors and executive officers, the selling stockholders, and other holders of substantially all of our outstanding common stock and securities exercisable for or convertible into our
Class A common stock or Class B common stock, have entered or will enter into agreements with the underwriters that restrict our and their ability to sell or transfer any shares of the Lock-Up Securities, during the period ending on the earlier of (i) the opening of trading on the second trading day following the
Second Earnings Release, or (ii) the date that is 180 days after the Lock-Up Period. Subject to certain exceptions, they will not, and will not cause or direct any of our or their respective affiliates, and will not publicly disclose an intention to, without the prior written consent of Goldman Sachs & Co. LLC and
Citigroup Global Markets Inc.:
•offer, sell, contract to sell, pledge, grant any option, right, or warrant to purchase, purchase any option or contract to sell, lend, or otherwise transfer or dispose of any shares of our common stock, or any options or warrants to purchase any shares of our common stock, or any securities convertible into, exchangeable for, or that represent the right to receive, shares of our common stock, whether now owned or hereinafter acquired;
•engage in any hedging or other transaction or arrangement that is designed to or that reasonably could be expected to lead to or result in a sale, loan, pledge, or other disposition, or transfer of any of the economic consequences of ownership, in whole or in part, directly or indirectly, of any shares of our common stock, or any securities convertible into, exchangeable for, or that represent the right to receive, shares of our common stock, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of common stock or other securities, in cash or otherwise; or
•make any demand for or exercise any right with respect to the registration of any shares of our common stock, or any securities convertible into, exchangeable for, or that represent the right to receive, shares of our common stock.
See the section titled “Shares Eligible for Future Sale” for a discussion of certain transfer restrictions.
Notwithstanding the foregoing, if (i) a holder is an Eligible Stockholder and (ii) the closing price of our
Class A common stock on Nasdaq has exceeded 130% of the initial public offering price per share set forth on the cover page of this prospectus for at least five trading days (one of which must be a trading day occurring after the date of the Initial Earnings Release) out of any 10-consecutive trading day period, provided that such release date occurs in a broadly applicable “open trading window” period under our insider trading policy, such Eligible Stockholder may sell in the public market, subject to compliance with our insider trading policy and applicable securities laws, beginning at the opening of trading on the first trading day after the applicable 10-consecutive trading day period, up to 25% of the sum of (i) the aggregate number of outstanding shares of Class A common stock that are held by such Eligible
Stockholder as of September 20, 2025, and (ii) the aggregate number of shares of Class A common stock subject to options, RSUs and/or securities convertible into or exchangeable or exercisable for shares of
Class A common stock that were fully vested and were directly held by such Eligible Stockholder and fully vested as of September 20, 2025. The number of shares eligible for release in the first release period equals approximately 7.7 million shares, including approximately 5.5 million shares issuable upon exercise of vested options and settlement of RSUs.
Subject to certain additional limitations, including those relating to public filings required to be or voluntarily made in connection with a transfer, the restrictions contained in the lock-up agreements do not apply to:
i.transfers as bona fide gifts or charitable contributions, or for bona fide estate planning purposes;
ii.transfers upon death by will, testamentary document, or the laws of intestate succession;

iii.transfers to immediate family members or to any trust for the direct or indirect benefit of the holder or the immediate family of the holder or, if the holder is a trust, to a trustor or beneficiary of the trust or the estate of a beneficiary of such trust;
iv.transfers to a partnership, limited liability company, or other entity of which the holder and the immediate family of the holder are the legal and beneficial owner of all of the outstanding equity securities or similar interests;
v.transfers to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (iv) above;
vi.transfers by a business entity (A) to an affiliated or controlled entity or (B) as part of a distribution to the holder’s stockholders, partners, members, or other equityholders or to the estate of any such stockholders, partners, members, or other equityholders;
vii.transfers by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree, or separation agreement;
viii. transfers to us from one of our employees upon their death, disability, or termination of employment;
ix.if the holder is not an executive officer or director, transfers of shares acquired (A) from the underwriters in this offering or (B) in open market transactions after the completion of this offering;
x. transfers to us in connection with the vesting, settlement, or exercise of RSUs, options, warrants, or other rights to purchase shares of our common stock (including, in each case, by way of “net”
or “cashless” exercise), including transfers to us for the payment of tax obligations, including estimated taxes, due as a result of the vesting, settlement, or exercise of options, RSUs, restricted stock, warrants, or other rights to acquire shares of our common stock, in each case granted under a stock incentive plan or other equity award plan or arrangement or pursuant to the terms of convertible or exchangeable securities, each described in this prospectus;
xi.sales or other transfers in “sell to cover” or similar open market transactions during the Lock-Up
Period solely to satisfy tax obligations due as a result of (A) the exercise of stock options, if such options expire or the post-termination exercise period applicable to such options expire during the
Lock-Up Period, or (B) the settlement of RSUs during the Lock-Up Period pursuant to awards granted under a stock incentive plan or other equity award plan or arrangement described in this prospectus;
xii.transfers to us in connection with the conversion, exchange, or reclassification of our outstanding equity securities into shares of our common stock, or any reclassification, exchange, or conversion of our common stock, in each case as described in this prospectus;
xiii.transfers to the underwriters pursuant to the underwriting agreement;
xiv.transfers in connection with the termination of employment of an employee, including following voluntary resignation of such employee, if such transfers or dispositions are determined by us to be required under applicable law;
xv.enter into a written plan meeting the requirements of Rule 10b5-1 under the Exchange Act relating to the transfer of shares of common stock, provided that shares of common stock subject to such plan may not be sold during the Lock-Up Period; and
xvi.transfers pursuant to a bona fide third-party tender offer, merger, consolidation, or other similar transaction that is approved by our board of directors and made to all holders of our common stock, and which involves a change in control;

provided, in the case of any transfer, disposition, or distribution pursuant to clauses (i) through (vii), that each transferee, donee, or distributee shall sign and deliver a lock-up agreement.
The foregoing restrictions on issuances by us during the Lock-Up Period are subject to certain exceptions, including with respect to: (A) shares to be sold pursuant to the underwriting agreement, (B)
the issuance of shares upon the exercise of options or the settlement of RSUs (including net exercise or settlement) as described herein, (C) the issuance of shares upon the conversion or exchange of convertible or exchangeable securities as described herein, (D) the issuance of shares of Class A common stock upon conversion of shares of our Class B common stock, (E) the issuance of shares of
Class A common stock or securities convertible into, exchangeable for or that represent the right to receive shares of Class A common stock, in each case pursuant to our equity plans described herein, (F)
the issuance of shares of Class A common stock or securities convertible into, exchangeable for or that represent the right to receive shares of Class A common stock in connection with (x) the acquisition by us or any of our subsidiaries of the securities, business, technology, property or other assets of another person or entity or pursuant to an employee benefit plan assumed by us in connection with such acquisition, and the issuance of any such securities pursuant to any such agreement, or (y) our joint ventures, commercial relationships and other strategic relationships, or (G) the filing of any registration statement(s) on Form S-8 relating to the securities granted or to be granted pursuant to (A) our equity plans that are described herein or (B) any assumed employee benefit plan contemplated by clause (F);
provided, that the aggregate number of shares of Class A common stock that we may sell or issue or agree to sell or issue pursuant to clause (F) shall not exceed 10% of the total number of shares of our common stock outstanding immediately following the completion of this offering; and provided further, that in the case of clauses (B), (C), (E) and (F), we shall cause each recipient of such securities to execute and deliver to Goldman Sachs & Co. LLC and Citigroup Global Markets Inc., as representatives of the underwriters, on or prior to the issuance of such securities, a lock-up agreement for the remainder of the
Lock-Up Period and shall enter stop transfer instructions with our transfer agent and registrar on such securities.
Goldman Sachs & Co. LLC and Citigroup Global Markets Inc. may, in their discretion, release any of the securities subject to these lockup agreements at any time, subject to applicable notice requirements.
Prior to the offering, there has been no public market for the shares of our Class A common stock.
The initial public offering price will be negotiated between us, the selling stockholders and the Goldman
Sachs & Co. LLC and Citigroup Global Markets Inc. Among the factors to be considered in determining the initial public offering price of the shares of Class A common stock, in addition to prevailing market conditions, will be our historical performance, estimates of our business potential and earnings prospects, an assessment of our management, and the consideration of the above factors in relation to market valuation of companies in related businesses.
We have applied to list our Class A common stock on Nasdaq under the symbol “NAVN.”
In connection with the offering, the underwriters may purchase and sell shares of our Class A common stock in the open market. These transactions may include short sales, stabilizing transactions, and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. A “covered short position” is a short position that is not greater than the number of additional shares for which the underwriters’ option described above may be exercised. The underwriters may cover any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to cover the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase additional shares pursuant to the option described above.
“Naked” short sales are any short sales that create a short position greater than the number of additional shares for which the option described above may be exercised. The underwriters must cover any such naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Class
A common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of Class A common stock made by the underwriters in the open market prior to the completion of the offering.
The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.
Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of our Class A common stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of our Class A common stock. As a result, the price of our
Class A common stock may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on Nasdaq, in the over-the-counter market, or otherwise.
We will agree to reimburse the underwriters for expenses in an amount not to exceed $75,000. We and the selling stockholders will also agree to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act.
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage, and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses. Goldman Sachs Bank USA, an affiliate of Goldman Sachs & Co. LLC, is the administrative agent and a lender under the Warehouse Credit Agreement. Citibank, an affiliate of Citigroup Global
Markets Inc., is the administrative agent and a lender under the ABL Facility. In addition, affiliates of BNP
Paribas Securities Corp. and Citizens JMP Securities, LLC are lenders under the ABL Facility. Certain of the underwriters and their respective affiliates are our customers or have been customers from time to time and may be customers in the future in arm’s length transactions on market competitive terms.
In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors, and employees may purchase, sell, or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps, and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to our assets, securities, and/or instruments (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us.
The underwriters and their respective affiliates may also communicate independent investment recommendations, market color, or trading ideas and/or publish or express independent research views in respect of such assets, securities, or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities, and instruments.
Participation in Our Initial Public Offering
In connection with our Series G and Series G-1 redeemable convertible preferred stock financing and our Series F redeemable convertible preferred stock financing, we entered into allocation agreements with an affiliated entity of Premji Invest and an affiliated entity of Greenoaks Capital Partners, respectively. Under these agreements, we agreed to use reasonable efforts to provide each of Premji
Invest and Greenoaks Capital Partners with the right, but not the obligation, to purchase at the initial public offering price up to 5% of the shares sold in this offering. At our election, Premji Invest’s purchase may be made either through an allocation by the underwriters in this offering or in a concurrent private placement, while Greenoaks Capital Partners’ purchase may be made only through an allocation by the underwriters. Shares purchased by Premji Invest or Greenoaks Capital Partners pursuant to these rights will not be subject to any lock-up. The number of shares available for sale to the public will be reduced by any shares purchased pursuant to these rights, and any unpurchased shares will be offered to the public on the same basis as the other shares in this offering.
European Economic Area
In relation to each Member State of the European Economic Area, each, a Relevant Member State, an offer to the public of any Class A common stock may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any Class A common stock may be made at any time under the following exemptions under the EU Prospectus Regulation:
a)to any legal entity which is a "qualified investor" as defined under the EU Prospectus Regulation;
b)to fewer than 150 natural or legal persons (other than "qualified investors" as defined under the
EU Prospectus Regulation), subject to obtaining the prior consent of the joint book-running managers for any such offer; or
c)in any other circumstances falling within Article 1(4) of the EU Prospectus Regulation, provided that no such offer of the shares of Class A common stock shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or a supplemental prospectus pursuant to Article 23 of the Prospectus Regulation.
Each person in a Relevant Member State who initially acquires any shares of Class A common stock or to whom any offer is made will be deemed to have represented, warranted and agreed to and with each of the underwriters and their affiliates and us that:
a)it is a qualified investor within the meaning of Article 2 of the EU Prospectus Regulation.
b)in the case of any shares of Class A common stock being offered to a financial intermediary, as that term is used in Article 5(1) of the EU Prospectus Regulation, (i) the shares of Class A common stock acquired by it in the offering have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any
Relevant Member State other than qualified investors, as that term is defined in the EU
Prospectus Regulation, or have been acquired in other circumstances falling within the points (a)
to (d) of Article 1(4) of the Prospectus Regulation and the prior consent of the underwriters has been given to the offer or resale; or (ii) where the shares of Class A common stock have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of those shares of Class A common stock to it is not treated under the Prospectus
Regulation as having been made to such persons.
We, the underwriters and their affiliates, and others will rely upon the truth and accuracy of the foregoing representation, acknowledgement and agreement. Notwithstanding the above, a person who is not a qualified investor and who has notified the joint book-running managers of such fact in writing may, with the prior consent of the joint book-running managers, be permitted to acquire shares of Class A common stock in this offering.
For the purposes of this provision, the expression an "offer to the public" in relation to any shares of
Class A common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shared of Class A common stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares of Class A common stock, and the expression "EU Prospectus Regulation" means Regulation (EU) 2017/1129.
This European Economic Area selling restriction is in addition to any other selling restrictions set out below.

United Kingdom
An offer to the public of any Class A common stock may not be made in the United Kingdom, except that an offer to the public in the United Kingdom of any Class A common stock may be made at any time under the following exemptions under the UK Prospectus Regulation:
a)to any legal entity which is a “qualified investor” as defined under the UK Prospectus Regulation;
b)to fewer than 150 natural or legal persons (other than “qualified investors” as defined under the
UK Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or
c)in any other circumstances falling within section 86 of the Financial Services and Markets Act
2000, or, as amended, the FSMA,
provided that no such offer of the shares of Class A common stock shall require us and/or any underwriter or any of their affiliates to publish a prospectus pursuant to section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation and each person who initially acquires any shares of Class A common stock or to whom any offer is made will be deemed to have represented, warranted and agreed to and with us and each of the underwriters and their affiliates that it is a qualified investor within the meaning of Article 2 of the UK Prospectus Regulation.
In the case of any shares being offered to a financial intermediary as that term is used in Article 5(1)
of the UK Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-
discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in the UK to qualified investors, in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale.
We, the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements, and agreements. Notwithstanding the above, a person who is not a
"qualified investor" and who has notified the underwriters of such fact in writing may, with the prior consent of the underwriters, be permitted to acquire shares in the offer.
For the purposes of this provision, the expression an “offer to the public” in relation to any shares of
Class A common stock in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offering and any shares of Class A common stock to be offered so as to enable an investor to decide to purchase or subscribe for any such shares, and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.
This prospectus and any other material in relation to the shares described herein is only being distributed to, and is only directed at, and any investment or investment activity to which this prospectus relates is available only to, and will be engaged in only with (A) qualified investors who are also
(i) persons having professional experience in matters relating to investments who fall within the definition of investment professionals in Article 19(5) of the Financial Services and Markets Act 2000 (Financial
Promotion) Order 2005, or the FPO; or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the
FPO; (B) persons who are outside the United Kingdom; or (C) persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of any shares may otherwise lawfully be communicated or caused to be communicated, (all such persons together being referred to as Relevant Persons). The shares are only available in the UK to, and any invitation, offer or agreement to purchase or otherwise acquire the shares will be engaged in only with the Relevant Persons. This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other person in the UK. Any person in the UK that is not a Relevant Person should not act or rely on this
Prospectus or any of its contents.
Canada
The shares of Class A common stock may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National
Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and
Ongoing Registrant Obligations. Any resale of the shares of Class A common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory of these rights or consult with a legal advisor.
Pursuant to Section 3A.3 of National Instrument 33-105 Underwriting Conflicts, or NI 33-105, the
underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Hong Kong
The shares of Class A common stock may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong
Kong), or the Companies (Winding Up and Miscellaneous Provisions) Ordinance, or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance
(Cap. 571 of the Laws of Hong Kong), or the Securities and Futures Ordinance, or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the
Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the shares of Class A common stock may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares of Class A common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to
“professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.
Singapore
This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore.
Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares of Class A common stock may not be circulated or distributed, nor may the shares of Class A common stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than
(i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289
of Singapore, or the SFA) under Section 274 of the SFA, (ii) to a relevant person (as defined in
Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to
Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or
(iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the
SFA, in each case subject to conditions set forth in the SFA.

Where the shares of Class A common stock are subscribed or purchased under Section 275 of the
SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in
Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for six months after that corporation has acquired the shares of Class A common stock under Section 275 of the SFA except:
(1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in
Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer,
(4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures)
Regulations 2005 of Singapore, or Regulation 32.
Where the shares of Class A common stock are subscribed or purchased under Section 275 of the
SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in
Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for six months after that trust has acquired the shares of Class A common stock under
Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than
$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or
(6) as specified in Regulation 32.
Japan
The shares of Class A common stock have not been and will not be registered under the Financial
Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The shares of
Class A common stock may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.
Switzerland
The shares of Class A common stock may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in
Switzerland. This document does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issuance prospectuses under Art. 652a or
Art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under
Art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares of Class A common stock or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this document nor any other offering or marketing material relating to the offering, us, or the shares of Class A common stock have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares of Class A common stock will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of shares of Class A common stock has not been and will not be authorized under the Swiss Federal Act on
Collective Investment Schemes, or the CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares of Class A common stock.
Australia
No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, in relation to this offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001, or the Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the
Corporations Act.
Any offer in Australia of the shares of Class A common stock may only be made to persons, or the
Exempt Investors, who are “sophisticated investors” (within the meaning of Section 708(8) of the
Corporations Act), “professional investors” (within the meaning of Section 708(11) of the Corporations
Act) or otherwise pursuant to one or more exemptions contained in Section 708 of the Corporations Act so that it is lawful to offer the shares of Class A common stock without disclosure to investors under
Chapter 6D of the Corporations Act.
The shares of Class A common stock applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares of Class A common stock must observe such Australian on-sale restrictions.
This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.
Dubai International Financial Centre
This prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the
Dubai Financial Services Authority, or the DFSA. This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The shares of Class A common stock to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares of Class A common stock should conduct their own due diligence on such shares. If you do not understand the contents of this prospectus, you should consult an authorized financial advisor.
Israel
In the State of Israel this prospectus shall not be regarded as an offer to the public to purchase shares of our Class A common stock under the Israeli Securities Law, 5728 – 1968, or the Israeli
Securities Law, which requires a prospectus to be published and authorized by the Israel Securities
Authority if it complies with certain provisions of Section 15 of the Israeli Securities Law, including, inter alia, if: (i) the offer is made, distributed or directed to not more than 35 investors, subject to certain conditions, or the Addressed Investors; or (ii) the offer is made, distributed or directed to certain qualified investors defined in the First Addendum of the Israeli Securities Law, subject to certain conditions, or the
Qualified Investors. The Qualified Investors shall not be taken into account in the count of the Addressed
Investors and may be offered to purchase securities in addition to the 35 Addressed Investors. We have not and will not take any action that would require us to publish a prospectus in accordance with and subject to the Israeli Securities Law. We have not and will not distribute this prospectus or make, distribute or direct an offer to subscribe for our shares of Class A common stock to any person within the
State of Israel, other than to Qualified Investors and up to 35 Addressed Investors.
Qualified Investors may have to submit written evidence that they meet the definitions set out in the
First Addendum to the Israeli Securities Law. In particular, we may request, as a condition to be offered shares of our Class A common stock, that Qualified Investors will each represent, warrant and certify to us and/or to anyone acting on our behalf: (i) that it is an investor falling within one of the categories listed in the First Addendum to the Israeli Securities Law; (ii) which of the categories listed in the First
Addendum to the Israeli Securities Law regarding Qualified Investors is applicable to it; (iii) that it will abide by all provisions set forth in the Israeli Securities Law and the regulations promulgated thereunder in connection with the offer to be issued shares of our Class A common stock; (iv) that the shares of our
Class A common stock that it will be issued are subject to exemptions available under the Israeli
Securities Law (a) for its own account, (b) for investment purposes only and (c) not issued with a view to resale within the State of Israel, other than in accordance with the provisions of the Israeli Securities Law;
and (v) that it is willing to provide further evidence of its Qualified Investor status. Addressed Investors may have to submit written evidence in respect of their identity and may have to sign and submit a declaration containing, inter alia, the Addressed Investor’s name, address and passport number or Israeli identification number.
Brazil
THE OFFER AND SALE OF THE SECURITIES HAVE NOT BEEN AND WILL NOT BE
REGISTERED WITH THE BRAZILIAN SECURITIES COMMISSION (COMISSÃO DE VALORES
MOBILIÁRIOS, OR CVM) AND, THEREFORE, WILL NOT BE CARRIED OUT BY ANY MEANS THAT
WOULD CONSTITUTE A PUBLIC OFFERING IN BRAZIL UNDER CVM RESOLUTION NO 160, DATED
13 JULY 2022, AS AMENDED, OR CVM RESOLUTION 160, OR UNAUTHORIZED DISTRIBUTION
UNDER BRAZILIAN LAWS AND REGULATIONS. THE SECURITIES MAY ONLY BE OFFERED TO
BRAZILIAN PROFESSIONAL INVESTORS (AS DEFINED BY APPLICABLE CVM REGULATION), WHO
MAY ONLY ACQUIRE THE SECURITIES THROUGH A NON-BRAZILIAN ACCOUNT, WITH
SETTLEMENT OUTSIDE BRAZIL IN NON-BRAZILIAN CURRENCY. THE TRADING OF THESE
SECURITIES ON REGULATED SECURITIES MARKETS IN BRAZIL IS PROHIBITED.

LEGAL MATTERS
Cooley LLP, Palo Alto, California, which has acted as our counsel in connection with this offering, will pass upon the validity of the issuance of the shares of our Class A common stock offered by this prospectus. Fenwick & West LLP, Mountain View, California is acting as counsel to the underwriters. As of the date of this prospectus, individuals and entities associated with Fenwick & West LLP beneficially own an aggregate of 288,015 shares of our Class A common stock.
EXPERTS
The financial statements as of January 31, 2025 and 2024 and for the years then ended included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
CHANGES IN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
On August 5, 2024, we dismissed Deloitte & Touche LLP, or Deloitte, as our independent auditors.
On September 18, 2024, we appointed PricewaterhouseCoopers LLP, or PwC, as our independent registered public accounting firm. The decision to change our independent registered public accounting firm was approved by our audit committee of our board of directors.
Deloitte’s report on our consolidated financial statements as of and for the fiscal year ended January
31, 2023 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles. Deloitte did not issue a report on our audited financial statements for the fiscal year ended January 31, 2024.
During the fiscal years ended January 31, 2023 and January 31, 2024 and the subsequent interim period through August 5, 2024, we had no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to its satisfaction, would have caused Deloitte to make reference in connection with its opinion to the subject matter of the disagreement. During the fiscal years ended
January 31, 2023 and January 31, 2024 and the subsequent interim period through August 5, 2024, there were no “reportable events” as such term is defined in Item 304(a)(1)(v) of Regulation S-K, except that
Deloitte advised us of the following material weakness: the lack of established internal controls and procedures and an insufficient number of accounting and finance personnel possessing the necessary
GAAP technical expertise at our R&M subsidiary, including controls and procedures to ensure (1) journal entries are properly reviewed and approved, and (2) compliance with GAAP, specifically as it relates to accounting for revenue.
This reportable event was discussed between our audit committee and Deloitte. Deloitte has been authorized by us to respond fully to the inquiries of PwC concerning these reportable events. For additional details regarding this material weakness, including its remediation, and risks relating to our internal control over financial reporting, refer to the section titled “Risk Factors—Risks Related to
Financial and Accounting Matters—The material weakness in our internal control over financial reporting, which we first identified in the fiscal year ended January 31, 2023, has been remediated as of the end of fiscal 2025. In the future, we may identify additional material weaknesses or otherwise fail to maintain an effective system of internal controls, which could result in material misstatements of our annual or interim consolidated financial statements or cause us to fail to meet our periodic reporting obligations.”
We provided Deloitte with a copy of the foregoing disclosures and requested that Deloitte furnish a letter addressed to the SEC stating whether or not Deloitte agrees with the statements made herein, as specified by Item 304(a)(3) of Regulation S-K. See Exhibit 16.1 to the registration statement of which this prospectus forms a part.

During the fiscal years ended January 31, 2023 and January 31, 2024 and subsequent interim period through September 18, 2024, neither we, nor anyone acting on our behalf, consulted with PwC on matters that involved the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on our financial statements, or any other matter that was the subject of a disagreement as that term is used in Item 304 (a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K or a reportable event as that term is used in
Item 304(a)(1)(v) and the related instructions to Item 304 of Regulation S-K.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of Class A common stock offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits filed therewith. For further information about us and our Class A common stock offered hereby, reference is made to the registration statement and the exhibits filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance we refer you to the copy of such contract or other document filed as an exhibit to the registration statement. We currently do not file periodic reports with the SEC.
Upon completion of this offering, we will be required to file periodic reports, proxy statements and other information with the SEC pursuant to the Exchange Act. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.
We also maintain a website at www.navan.com. Upon the completion of this offering, you may access these materials at our website free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained in, or that can be accessed through, our website is not a part of, and is not incorporated into, this prospectus.

NAVAN, INC. AND SUBSIDIARIES
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Page
Consolidated Financial Statements as of and for the Years Ended January 31, 2025 and 2024
Report of Independent Registered Public Accounting Firm ...............................................................	F-2
Consolidated Balance Sheets .................................................................................................................	F-3
Consolidated Statements of Operations ................................................................................................	F-4
Consolidated Statements of Comprehensive Loss ..............................................................................	F-5
Consolidated Statements of Redeemable Convertible Preferred Stock and Stockholders’
Deficit .......................................................................................................................................................
F-6
Consolidated Statements of Cash Flows ...............................................................................................	F-7
Notes to Consolidated Financial Statements ........................................................................................	F-9

Unaudited Condensed Consolidated Financial Statements as of January 31, 2025 and July 31, 2025 and for the Six Months Ended July 31, 2025 and 2024
Condensed Consolidated Balance Sheets ............................................................................................	F-45
Condensed Consolidated Statements of Operations ..........................................................................	F-47
Condensed Consolidated Statements of Comprehensive Loss ........................................................	F-48
Condensed Consolidated Statements of Redeemable Convertible Preferred Stock and
Stockholders’ Deficit ..............................................................................................................................
F-49
Condensed Consolidated Statements of Cash Flows .........................................................................	F-50
Notes to Condensed Consolidated Financial Statements ..................................................................	F-52

Report of Independent Registered Public Accounting Firm
To the Board of Directors and Stockholders of Navan, Inc.
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheets of Navan, Inc. and its subsidiaries (the
“Company”) as of January 31, 2025 and 2024, and the related consolidated statements of operations, of comprehensive loss, of redeemable convertible preferred stock and stockholders’ deficit and of cash flows for the years then ended, including the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of January 31, 2025 and 2024, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board
(United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and
Exchange Commission and the PCAOB.
We conducted our audits of these consolidated financial statements in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud.
Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ PricewaterhouseCoopers LLP
San Jose, California
April 30, 2025, except for the disaggregated usage-based and subscription revenue information included in Note 2 to the consolidated financial statements, as to which the date is July 25, 2025, and except for the effects of the reverse stock split discussed in Note 1 to the consolidated financial statements, as to which the date is September 19, 2025
We have served as the Company's auditor since 2024.

NAVAN, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except par value and share amounts)

	As of January 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents .............................................................................................	$157,672	$166,421
Restricted cash, current ..................................................................................................	148,157	95,961
Accounts receivable, net .................................................................................................	184,856	158,355
Corporate card receivables, net .....................................................................................	157,755	224,278
Contract acquisition costs, current ................................................................................	4,784	2,884
Prepaid expenses and other current assets ................................................................	35,628	34,664
Total current assets ...............................................................................................................	688,852	682,563
Restricted cash, non-current ................................................................................................	4,766	5,000
Contract acquisition costs, non-current ..............................................................................	16,185	47
Operating lease right-of-use assets ....................................................................................	48,006	45,877
Property, equipment and software, net ..............................................................................	29,538	31,183
Intangible assets, net ............................................................................................................	55,633	61,012
Goodwill ...................................................................................................................................	219,728	220,541
Other non-current assets ......................................................................................................	21,246	19,794
Total assets ............................................................................................................................	$1,083,954	$1,066,017
Liabilities, redeemable convertible preferred stock and stockholders’ deficit
Current liabilities:
Accounts payable .............................................................................................................	$42,829	$24,320
Accrued expenses and other current liabilities ............................................................	136,798	127,242
Notes payable, current ....................................................................................................	175,913	2,594
Trade loan facility .............................................................................................................	45,000	—
Operating lease liabilities, current .................................................................................	11,389	5,734
Deferred revenue, current ...............................................................................................	34,097	27,794
Total current liabilities ...........................................................................................................	446,026	187,684
Operating lease liabilities, non-current ...............................................................................	43,098	45,258
Convertible notes, net ...........................................................................................................	182,394	154,687
Embedded derivative liability ...............................................................................................	59,820	72,150
Warehouse credit facility ......................................................................................................	214,238	206,404
Notes payable, non-current ..................................................................................................	394	159,170
Deferred revenue, non-current ............................................................................................	813	330
Other non-current liabilities ..................................................................................................	22,949	21,184
Total liabilities .........................................................................................................................	969,732	846,867
Commitments and contingencies (Note 13)
Redeemable convertible preferred stock, par value $0.00000625; 157,027,585 shares authorized; 146,360,207 issued and outstanding (aggregate liquidation preference of $1,301,402) ................................................................................................	1,301,121	1,301,121
Stockholders’ deficit
Common stock, par value $0.00000625 per share; 253,919,000 shares authorized, 45,782,871 and 45,117,008 shares issued and outstanding as of January 31, 2025 and 2024, respectively .................................................................	1	1
Additional paid-in capital .................................................................................................	467,835	382,356
Accumulated deficit ..........................................................................................................	(1,617,113)	(1,436,035)
Accumulated other comprehensive loss .......................................................................	(37,622)	(28,293)
Total stockholders’ deficit .....................................................................................................	(1,186,899)	(1,081,971)
Total liabilities, redeemable convertible preferred stock and stockholders’ deficit .....	$1,083,954	$1,066,017
The accompanying notes are an integral part of these consolidated financial statements.

NAVAN, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)

	Year Ended January 31,
	2025	2024
Revenue ...................................................................................................................	$536,837	$402,256
Cost of revenue .......................................................................................................	169,815	162,622
Gross profit ...............................................................................................................	367,022	239,634
Operating expenses
Research and development .............................................................................	122,386	132,442
Sales and marketing ..........................................................................................	218,722	220,511
General and administrative ...............................................................................	133,552	133,023
Total operating expenses ......................................................................................	474,660	485,976
Loss from operations ..............................................................................................	(107,638)	(246,342)
Interest expense .................................................................................................	(75,997)	(63,281)
Other income (expense), net ............................................................................	(73)	10,093
Gain (loss) on fair value adjustments .............................................................	12,200	(26,594)
Loss before income tax expense ..........................................................................	(171,508)	(326,124)
Income tax expense ...............................................................................................	9,570	5,428
Net loss .....................................................................................................................	$(181,078)	$(331,552)
Net loss per share attributable to common stockholders:
Basic and diluted net loss per share ....................................................................	$(4.00)	$(7.44)

Weighted-average shares outstanding used to compute net loss per share attributable to common stockholders, basic and diluted ...............................	45,271,666	44,583,919
The accompanying notes are an integral part of these consolidated financial statements.

NAVAN, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(in thousands)

	Year Ended January 31,
	2025	2024
Net loss .....................................................................................................................	$(181,078)	$(331,552)
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments ...........................................................	(9,329)	6,611
Total other comprehensive income (loss), net of tax ........................................	(9,329)	6,611
Total comprehensive loss ......................................................................................	$(190,407)	$(324,941)
The accompanying notes are an integral part of these consolidated financial statements.

NAVAN, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
(in thousands, except share amounts)

							Accumulated
					Additional		other	Total
	Redeemable Convertible Preferred Stock		Common Stock		paid-in	Accumulated	comprehensive	stockholders'
	Shares	Amount	Shares	Amount	capital	deficit	income (loss)	deficit
Balance as of January 31, 2023 ........................................................	146,360,207	$1,301,121	44,295,279	$1	$298,663	$(1,104,483)	$(34,904)	$(840,723)
Net loss ...............................................................................................	—	—	—	—	—	(331,552)	—	(331,552)
Other comprehensive income, net of tax ......................................	—	—	—	—	—	—	6,611	6,611
Issuance of common stock upon exercise of stock options.......	—	—	821,729	—	6,400	—	—	6,400
Vesting of early exercised stock options .......................................	—	—	—	—	312	—	—	312
Stock-based compensation .............................................................	—	—	—	—	76,981	—	—	76,981
Balance as of January 31, 2024 ........................................................	146,360,207	$1,301,121	45,117,008	$1	$382,356	$(1,436,035)	$(28,293)	$(1,081,971)
Net loss ...............................................................................................	—	—	—	—	—	(181,078)	—	(181,078)
Other comprehensive loss, net of tax ............................................	—	—	—	—	—	—	(9,329)	(9,329)
Issuance of common stock upon exercise of stock options ......	—	—	665,863	—	4,521	—	—	4,521
Vesting of early exercised stock options ......................................	—	—	—	—	1,658	—	—	1,658
Stock-based compensation .............................................................	—	—	—	—	79,300	—	—	79,300
Balance as of January 31, 2025 .......................................................	146,360,207	$1,301,121	45,782,871	$1	$467,835	$(1,617,113)	$(37,622)	$(1,186,899)
The accompanying notes are an integral part of these consolidated financial statements.

NAVAN, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year Ended January 31,
	2025	2024
Cash flows from operating activities:
Net loss ................................................................................................................	$(181,078)	$(331,552)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation, net of amounts capitalized .........................	76,981	75,851
Non-cash interest expense ..........................................................................	46,450	44,647
Deferred income taxes .................................................................................	1	(3,224)
Depreciation and amortization ....................................................................	24,889	26,864
Amortization of contract acquisition costs .................................................	5,647	7,033
Provision for doubtful accounts ...................................................................	5,912	8,693
Loss (gain) on fair value adjustments ........................................................	(12,200)	26,594
Other ................................................................................................................	365	159
Changes in operating assets and liabilities, net of effect of business acquisitions:
Accounts receivable .................................................................................	(24,614)	(21,149)
Prepaid expenses and other current assets .........................................	(1,117)	1,784
Contract acquisition costs .......................................................................	(23,685)	—
Other non-current assets .........................................................................	(1,302)	(6,933)
Accounts payable .....................................................................................	17,093	(9,630)
Accrued expenses and other current liabilities ....................................	6,647	33,170
Deferred revenue ......................................................................................	6,578	8,787
Operating lease right-of-use asset and operating lease liabilities, net ........................................................................................................	2,256	173
Other non-current liabilities .....................................................................	771	(27,630)
Net cash used in operating activities ................................................	(50,406)	(166,363)
Cash flows from investing activities:
Capitalized software development costs ...................................................	(15,309)	(16,743)
Purchases of property and equipment .......................................................	(994)	(561)
Cash consideration paid for business acquisition, net of cash acquired .....................................................................................................	(3,879)	(7,026)
(Increase) decrease in corporate card receivables ..................................	65,052	(84,449)
Net cash provided by (used in) investing activities ........................	44,870	(108,779)
Cash flows from financing activities:
Proceeds from issuance of common stock from exercise of stock- based awards ............................................................................................	4,540	9,059
Proceeds from borrowings of debt ..............................................................	86,187	206,419
Payments of borrowings of debt .................................................................	(35,758)	(725)
Payments for debt issuance cost ................................................................	(1,512)	—
Payments of deferred consideration in business combinations .............	(903)	(2,133)
Net cash provided by financing activities ..........................................	52,554	212,620
Effect of exchange rate changes on cash, cash equivalents and restricted cash .................................................................................	(3,805)	(414)
Net increase (decrease) in cash, cash equivalents and restricted cash .................................................................................	43,213	(62,936)
Cash, cash equivalents and restricted cash, beginning of period ...................	$267,382	$330,318

NAVAN, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year Ended January 31,
	2025	2024
Cash, cash equivalents and restricted cash, end of period .............................	$310,595	$267,382

Supplemental disclosure of cash flow information:
Cash paid for interest ....................................................................................	$29,547	$18,634
Cash paid for income taxes .........................................................................	$8,539	$6,368

Noncash investing and financing activities:
Vesting of early exercised stock options ...................................................	$1,658	$312
Capitalized share-based compensation for internal-use software development costs ...................................................................................	$2,319	$1,130
Amounts unpaid for purchases of property and equipment ....................	$12	$556
The accompanying notes are an integral part of these consolidated financial statements.

NAVAN, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
NOTE 1 - DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES
Description of Business
Navan, Inc. (the “Company”, “we”, “our”), together with its subsidiaries, is a cloud-based technology platform built to solve the comprehensive needs of frequent travelers. We offer a comprehensive, all-in-
one, AI-powered travel, payments and expense management solution designed to streamline the entire travel lifecycle, from booking and policy enforcement to payment processing, expense reconciliation, and reporting. The Company was incorporated in the state of Delaware in February 2015. The Company is currently headquartered in Palo Alto, California and has operations in North America, Asia Pacific, the
Middle East, and Europe.
Basis of Presentation and Principles of Consolidation
The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America (“GAAP”). We consolidate our wholly-owned subsidiaries over which we exercise control, and variable interest entities (“VIEs”) where we are deemed to be the primary beneficiary. See Note 9 — Variable Interest Entities for further detail.
The accompanying consolidated financial statements include the accounts of the Company and entities in which it has a controlling financial interest in accordance with the consolidation accounting principles guidance. All intercompany profits, transactions, and balances have been eliminated in consolidation.
The Company’s fiscal year ends on January 31. References made to “fiscal 2025” and “fiscal 2024”
refer to the Company’s fiscal years ended January 31, 2025 and 2024, respectively.
Reverse Stock Split
On September 18, 2025, the Company effected a one-for-three reverse stock split of its common stock and redeemable convertible preferred stock. All share and per share information has been retroactively adjusted to reflect the stock split for all periods presented.
Use of Estimates
The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates, judgments and assumptions that affect the reported amounts in the consolidated financial statements and accompanying notes. Estimates and judgments are based on historical experience, forecasted events and various other assumptions that the Company believes to be reasonable under the circumstances. On an ongoing basis, management evaluates estimates, including, but not limited to: carrying values and useful lives of long-lived assets and intangible assets; capitalization of internal-use software costs; the expected period of benefit for contract acquisition costs; the estimate of expected credit losses on accounts receivable; fair values of assets acquired and liabilities assumed in business combinations; fair values of embedded derivatives and redeemable convertible preferred stock warrant liabilities; fair values of stock-based awards issued; the incremental borrowing rate used for operating lease liabilities; and assumptions used in accounting for income taxes. These estimates are inherently subject to judgment and actual results could differ from those estimates.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents, restricted cash and accounts receivable. The Company’s cash and cash equivalents and restricted cash are on deposit with high-quality financial institutions that exceed federally insured limits. The Company regularly monitors the composition and maturities of cash and cash equivalent and restricted cash balances. The Company has not experienced any losses due to institutional failure or bankruptcy. The Company performs credit evaluations of its customers and generally does not require collateral for sales on credit. In certain cases, based on the Company’s credit

NAVAN, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
evaluations, collateral, primarily in the form of cash deposits, is required to mitigate corporate card receivable collection risk.
One payment partner customer accounted for 11.2% and 11.5% of the Company’s revenue during the years ended January 31, 2025 and 2024, respectively. One platform customer accounted for 12% and
14% of accounts receivable as of January 31, 2025 and 2024, respectively. The Company did not have any customers that accounted for 10% or more of corporate card receivables as of January 31, 2025 and
2024.
Foreign Currency
The functional currency of the Company’s foreign subsidiaries is the local currency or U.S. dollar, depending on the primary economic environment in which the subsidiary operates. Transactions denominated in currencies other than the functional currency are remeasured to the functional currency at the exchange rate in effect on the date of the transaction and are recorded in the current period consolidated statements of operations. Monetary assets and liabilities denominated in currencies other than the functional currency are remeasured monthly using the month-end exchange rate. Gains and losses resulting from such remeasurements are recorded in other expense, net in the consolidated statements of operations. Subsidiary assets and liabilities with non-U.S. dollar functional currencies are translated at the month-end exchange rate, accumulated deficit and other equity items are translated at historical exchange rates, and revenue and expenses are translated at average exchange rates during the year. Cumulative translation adjustments are recorded within accumulated other comprehensive income (loss), a separate component of stockholders’ deficit.
Cash and Cash Equivalents
Cash and cash equivalents consists of funds deposited with banks, funds available for use held with our corporate card payment processing partner which are not earmarked to collateralize corporate card spend by our customers, and money market funds with original or remaining maturities of three months or less at the time of purchase.
Restricted Cash
Restricted cash consists of (i) a portion of the balance held with our payment processing partners to fund transactions charged by our corporate card users, (ii) cash balances held at our consolidated VIE, and (iii) cash used as collateral for the letters of credit for lease agreements that have lease terms that extend beyond 12 months from the balance sheet date.
The following table provides a reconciliation of cash, cash equivalents and restricted cash reported within the consolidated balance sheets that sum to the total of such amounts in the consolidated statements of cash flows (in thousands):

	As of January 31,
	2025	2024
Cash and cash equivalents ...................................................................................	$157,672	$166,421
Restricted cash, current .........................................................................................	148,157	95,961
Restricted cash, non-current .................................................................................	4,766	5,000
Total cash and cash equivalents and restricted cash ..................................	$310,595	$267,382
Fair Value Measurements
Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Accounting Standards
Codification (“ASC”) 820, Fair Value Measurement, establishes a framework for measuring fair value and requires disclosure about the fair value measurements of assets and liabilities.

NAVAN, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
In accordance with ASC 820, we use the fair value hierarchy, which maximizes the use of observable inputs and minimizes the use of unobservable inputs. The three levels of the fair value hierarchy are set forth below:
Level 1—Observable inputs such as quoted prices in active markets for identical assets or liabilities.
Level 2—Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities in active markets, quoted prices in markets that are not active, or inputs other than quoted prices that are observable either directly or indirectly for the full term of the assets or liabilities.
Level 3—Unobservable inputs in which there is little or no market data and that are significant to the fair value of the assets or liabilities.
Our primary financial instruments include cash and cash equivalents, restricted cash, accounts receivable, corporate card receivables, accounts payable, accrued expenses, debt, convertible debt, embedded derivatives and redeemable convertible preferred stock warrants. The estimated fair value of cash and cash equivalents, restricted cash, accounts receivable, corporate card receivables, accounts payable and accrued expenses approximate their carrying value due to the short-term maturities of these instruments. For further information, refer to Note 3 — Fair Value Measurements and Note 8 — Debt.
Accounts Receivable and Allowance for Expected Credit Losses
Accounts receivable are generally due within thirty days and are recorded net of an allowance for estimated uncollectible amounts. We estimate expected credit losses based on various factors, including the age of the receivable balance, credit quality of the customer, and past collection experience with the customer. We consider the need to adjust historical information used in our estimates to reflect the extent to which we expect current conditions and reasonable and supportable forecasts to differ from the conditions that existed for the period over which historical information was evaluated. Long-aged balances and other higher risk amounts are reviewed individually for collectability. We recognize estimated credit losses through the income statement, and the allowance for estimated credit losses is recorded in accounts receivable, net on the consolidated balance sheets.
The following table summarizes the allowance for expected credit losses as of January 31, 2025 and
2024 (in thousands):

	As of January 31,
	2025	2024
Balance at beginning of period ........................................................................	$4,270	$2,270
Provision for expected credit losses ...............................................................	3,764	4,488
Amounts written off, recoveries and other adjustments ...............................	(2,899)	(2,488)
Balance at end of period ....................................................................................	$5,135	$4,270
Corporate Card Receivables and Allowance for Expected Credit Losses
We provide virtual and physical corporate credit cards to customers of our expense management offering through issuing bank partners. Under our payment partner arrangements, we are required to prefund spend on these credit cards. We recognize a receivable for each transaction, and receivables are generally due within ten days.
Corporate card receivables are recorded net of an allowance for expected credit losses. The allowance for expected credit losses is based on our assessment of the collectability of these receivables.
We consider the following factors when determining the collectability of specific customer accounts: age of the receivable balance, credit quality of the customer, and past collection experience with the customer. We consider the need to adjust historical information used in our estimates to reflect the extent to which we expect current conditions and reasonable and supportable forecasts to differ from the

NAVAN, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
conditions that existed for the period over which historical information was evaluated. We recognize estimated credit losses through the income statement, and the allowance for estimated credit losses is recorded in corporate card receivables, net on the consolidated balance sheets.
The following table summarizes the corporate card receivables allowance for expected credit losses
(in thousands):

	As of January 31,
	2025	2024
Balance at beginning of period ........................................................................	$566	$595
Provision for expected credit losses ...............................................................	2,296	3,332
Amounts written off, recoveries and other adjustments ...............................	(2,482)	(3,361)
Balance at end of period ....................................................................................	$380	$566
Business Combinations
We allocate the fair value of purchase consideration to the tangible and intangible assets acquired and liabilities assumed based on their estimated fair values. The excess of the fair value of purchase consideration over the fair values of these identifiable assets and liabilities is recorded as goodwill. The determination of fair value requires management to make significant estimates and assumptions, especially with respect to intangible assets. Significant estimates in valuing certain intangible assets include, but are not limited to, future expected cash flows from trade names from a market participant perspective, acquired customers, acquired technology, useful lives and discount rates. Management’s estimates of fair value are based upon assumptions believed to be reasonable, but which are inherently uncertain and unpredictable and, as a result, actual results may differ from estimates. During the measurement period, which is one year from the acquisition date, management may record adjustments to the assets acquired and liabilities assumed, with the corresponding offset to goodwill.
Variable Interest Entities
We evaluate our ownership, contractual, and other interests in entities to determine if we have a variable interest in an entity. These evaluations are complex, involve judgment and the use of estimates and assumptions based on available historical and prospective information, among other factors. If we determine that an entity for which we hold a contractual or ownership interest in is a VIE and that we are the primary beneficiary, we consolidate the entity in the consolidated financial statements. The primary beneficiary of a VIE is the party that meets both of the following criteria: (1) has the power to make decisions that most significantly affect the economic performance of the VIE; and (2) has the obligation to absorb losses or the right to receive benefits that in either case could potentially be significant to the VIE.
We evaluate our relationship with our VIEs on an ongoing basis to determine whether we are the primary beneficiary. If we are not deemed to be the primary beneficiary in a VIE, we account for the investment or other variable interests in a VIE in accordance with applicable GAAP. Refer to Note 9 —
Variable Interest Entities for further information.
Leases
We determine if an arrangement is or contains a lease at inception by evaluating various factors, including if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration and other facts and circumstances. Lease classification is determined at the lease commencement date. Lease liabilities and their corresponding right-of-use (“ROU”) assets are recognized at commencement date and recorded based on the present value of lease payments over the expected lease term. The implicit rates within our operating leases are generally not determinable and therefore we use the incremental borrowing rate at the lease commencement date to determine the present value of lease payments. The determination of the incremental borrowing rate requires judgment.
We determine the incremental borrowing rate for each lease using our estimated borrowing rate, adjusted

NAVAN, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
for various factors including level of collateralization, term and currency to align with the terms of the lease. The ROU asset also might include lease prepayments, offset by lease incentives. Certain leases include options to extend or terminate the lease. Lease terms include options to extend or terminate the lease when it is reasonably certain we will exercise that option.
The Company has made accounting policy elections to (i) not recognize ROU assets or lease liabilities for short-term leases (leases with lease terms of 12 months or less); and (ii) combine lease and non-lease components. Variable lease payments are recognized in the consolidated statements of operations when incurred and include certain non-lease components, such as maintenance and other services provided by the lessor to the extent the charges are variable.
Property, Equipment and Software, Net
Property, equipment and software, net are stated at cost, less accumulated depreciation and amortization. Major improvements that extend the life, capacity or efficiency, or improve the safety of an asset, are capitalized, while maintenance and repairs are expensed as incurred. When assets are retired or disposed of, the cost and related accumulated depreciation and amortization are removed from the related accounts and the resulting gain or loss is reflected in the consolidated statements of operations in the period realized.
We capitalize certain internal-use software development costs incurred during the application development stage. Such costs are amortized on a straight-line basis over the estimated useful life. Costs related to preliminary project activities and post-implementation activities are expensed as incurred. Costs incurred for enhancements that are expected to result in additional functionality are also capitalized and expensed over the estimated useful life of the upgrades. Capitalized internal-use software development costs are included in property, equipment and software, net on the consolidated balance sheets.
Depreciation and amortization expense is recorded using the straight‑line method over the estimated useful lives of the assets as follows:

Property, Equipment and Software	Useful Life
Internal-use software	3 years
Computers and equipment	3 to 5 years
Fixtures and fittings	3 to 5 years
Leasehold improvements	Shorter of useful life or remaining lease term
Goodwill
Goodwill represents the excess of the purchase price of the acquisition over the net fair value of identifiable assets acquired and liabilities assumed. Goodwill amounts are not amortized.
We test goodwill for impairment at least annually, in the fourth fiscal quarter, or more frequently if facts or changes in circumstances indicate the carrying amount of goodwill may not be recoverable. We have one reporting unit; therefore, goodwill is tested at the enterprise level. In testing goodwill for impairment, we have the option to first perform a qualitative assessment to determine whether it is more likely than not that the fair value of the reporting units is less than the carrying amount, including goodwill.
If it is determined that it is more likely than not that the fair value of the reporting unit is less than the carrying amount, a quantitative assessment is performed by comparing the fair value of a reporting unit with its carrying amount. An impairment charge is recognized for the amount by which the carrying amount exceeds the reporting unit’s fair value, not to exceed the total amount of goodwill allocated to that reporting unit.
No impairments of goodwill were recognized during the years ended January 31, 2025 and 2024.

NAVAN, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Intangible Assets, Net
Upon acquisition, identifiable intangible assets are recorded at fair value and are carried at cost less accumulated amortization. Identifiable intangible assets with finite lives are amortized on a straight-line basis over their estimated useful lives.

Intangible Assets	Useful Life
Trade names	3-19 years
Domain names	15 years
Customer relationships	5-13 years
Developed technology	1-2 years
Impairment of Long-Lived Assets
The valuation of long-lived assets, including intangible assets, property, equipment and software, and operating lease ROU assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. The recoverability of long-lived assets or asset groups is calculated based on the estimated undiscounted future cash flows expected to result from the use and eventual disposition of the asset. If the carrying amount of a long-lived asset or asset group exceeds the sum of the projected undiscounted future cash flows, an impairment charge is recognized as the amount by which the carrying amount of the asset exceeds the fair value of the asset or asset group. Impairment testing is performed at the asset group level.
No impairment losses on intangible assets or other long-lived assets were recognized during the years ended January 31, 2025 and 2024.
Revenue Recognition
We recognize revenue in accordance with ASC 606, Revenue from Contracts with Customers, when a customer obtains control of promised services in an amount that reflects the consideration we expect to be entitled to in exchange for these services. Our primary sources of revenue are fees earned from platform customers for access to our travel and expense management platform or on-demand travel management services, and from travel supply and payment partners for connection to our network of travel bookings and corporate card transaction dollar volume. Fees from our platform customers are either earned on a per-booking transaction or subscription basis. Fees from our travel supply and payment partners are generally earned on a per-transaction basis. Under our arrangements with certain travel supply partners, we earn additional fees when cumulative actual booking or transaction dollar volume exceeds specified contractual thresholds. Our travel supply partners include airlines, hotels, car rental companies, rail carriers, and providers of Global Distribution Systems. Our payment partners primarily include our corporate card payment processors and card issuing partners.
Platform Customers
Our primary performance obligation is to provide platform customers with continuous access to our cloud-based travel and expense management platform or to our on-demand travel management services.
Transaction-based fees are generally non-refundable, and represent variable consideration allocated to the period the booking occurs. Revenue from transaction-based fees is recognized at the time of booking.
Subscription fees are recognized ratably over the non-cancellable contract term.
We maintain a rewards program under which users of our platform receive credits for the purchase of future personal travel. These credits expire twelve months after they are earned. We record a rewards liability and a reduction to revenue related to the vested and unpaid rewards earned by users of our platform, net of expected breakage.

NAVAN, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Travel Supply and Payment Partner Fees
Our primary performance obligation to our travel supply partners is to connect them to user bookings made on our cloud-based travel management platform or through our on-demand travel management services. For airline and rail carriers, we are generally entitled to fees at the time of booking. For hotel and car rental partners, we are generally entitled to fees at the completion of a traveler’s stay or at the end of the rental period, respectively. Revenue is recognized at the time we are entitled to these fees.
Our primary obligation to our payment partners is to connect them with user transaction volume on our physical and virtual corporate cards. We earn fees and other incentives from our payment partners based on the transaction dollar volume of each physical or virtual corporate card payment transaction processed, and we recognize revenue in the period each transaction occurs. We provide rebates to certain platform customers based on the dollar volume of payment transactions processed on our platform. Rebates paid to customers are recognized as a reduction to revenue.
Deferred Revenue
Revenue is deferred when we have the right to invoice in advance of performance under a customer contract. We typically invoice platform customers for access to our cloud-based travel and expense management platforms annually in advance, upon execution of the initial contract or subsequent renewal.
Invoices are generally payable within 30 to 60 days. The current portion of deferred revenue balances will be recognized during the following 12-month period. The non-current portion of deferred revenue balances will be recognized beyond the next 12-month period.
Contract Acquisition Costs
We capitalize incremental costs of obtaining a contract with a customer if the costs are recoverable.
These costs, which primarily consist of sales commissions, are deferred and amortized on a straight-line basis over the period of benefit, which we have estimated to be five years. We estimate the period of benefit by primarily taking into consideration the average customer life, among other factors. During fiscal
2025, we capitalized $23.7 million of contract acquisition costs and recognized related amortization expense of $5.6 million. During fiscal 2024, no contract acquisition costs were capitalized and we recognized amortization expense of $7.0 million. Amortization expense is included in sales and marketing expense in the consolidated statements of operations.
Cost of Revenue
Cost of revenue consists of direct personnel-related costs associated with customer support and a portion of customer success personnel costs, including salaries, bonuses, stock-based compensation, benefits and other expenses. In addition to personnel-related costs, cost of revenue includes third-party cloud infrastructure costs incurred to deliver our cloud-based travel and expense management platform, amortization of internally developed software and acquired technology, credit card processing fees, third-
party vendor fees, and the allocation of certain corporate costs.
Research and Development Expenses
Research and development costs are expensed as incurred. Research and development costs primarily consist of personnel-related costs associated with research and development personnel, including salaries, bonuses, stock-based compensation, benefits and other expenses, third-party cloud infrastructure costs incurred in developing our platform, third-party consulting costs, and the allocation of certain corporate costs.
Sales and Marketing Expenses
Sales and marketing expenses primarily consist of personnel-related expenses, including salaries, commissions, bonuses, stock-based compensation, benefits and other expenses, amortization of acquired intangible assets, other promotional and advertising expenses, and the allocation of certain

NAVAN, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
corporate costs. The Company expenses certain sales and marketing costs, including promotional expenses, as incurred.
Advertising costs are expensed as incurred in sales and marketing expense in the consolidated statements of operations and amounted to $22.3 million and $12.4 million for the years ended January
31, 2025 and 2024, respectively.
General and Administrative Expenses
General and administrative expenses primarily consist of personnel-related expenses associated with finance, legal, information technology, payment and finance operations, executives, and human resources personnel, including salaries, bonuses, stock-based compensation, benefits and other expenses. In addition to personnel-related expenses, general and administrative expenses consist of external professional services for finance, legal, human resources and information technology, corporate insurance costs, the allocation of certain corporate costs, and bad debt expenses. General and administrative expenses are expensed as incurred.
Stock-Based Compensation
Stock-based compensation expense is recognized over the requisite service period, which is generally over the vesting term of four years, on a straight-line basis for all stock-based payments that are granted to employees, non-employees and directors, including grants of employee stock options and other stock-based awards, that vest based on time-based service vesting conditions. Equity-classified awards issued to employees, non-employees such as consultants and non-employee directors are measured at the grant-date fair value of the award. Forfeitures are recognized as they occur. We estimate the grant-date fair value of stock options using the Black-Scholes option pricing model. The Black-
Scholes option pricing model requires the input of highly subjective assumptions, including the fair value of the underlying common stock, the expected term of the option and the expected volatility of the price of the Company’s common stock.
Restricted stock units (“RSUs”) are subject to both time-based service and performance-based vesting conditions, which may be satisfied by either a sale of the company or following the effective date of an initial public offering, neither of which, for accounting purposes, are considered probable until they occur. The fair value of new or modified RSU awards is equal to the grant date fair value of the
Company’s common stock. These RSUs generally vest over a four-year period based on the achievement of specified qualifying events and are subject to continued service through the applicable vesting dates.
Compensation cost is recognized over the requisite service period when it is probable that the performance condition will be satisfied. In the period in which the performance-based condition becomes probable, we will record cumulative stock-based compensation expense for the service period completed to such date and will begin recording stock-based compensation expense using the accelerated attribution method based on the grant-date fair value of the RSUs for awards where the service period is not complete.
Sales and Other Related Taxes
Amounts collected from customers and remitted to governmental authorities, which primarily comprise value added taxes in foreign jurisdictions and sales tax in domestic jurisdictions, are presented on a net basis in the consolidated statements of operations in that taxes billed to customers are not included as a component of revenue.
Gain (Loss) on Fair Value Adjustments
Gain (loss) on fair value adjustments consists of gains and losses as a result of recording our embedded derivative and warrant liabilities at fair value at the end of each reporting period.

NAVAN, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Other Income (Expense), Net
Other income (expense), net consists of interest income earned on cash and cash equivalents, foreign exchange gains and losses, and other non-operating gains and losses.
Income Taxes
We record a provision for income taxes for the anticipated tax consequences of the reported results of operations using the asset and liability method. Deferred tax assets and liabilities are recognized by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases as well as net operating loss and tax credit carryforwards. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date. The measurement of deferred tax assets is reduced, if necessary, by a valuation allowance for any tax benefits for which future realization is uncertain. We account for the tax effects of global intangible low tax income as a current period expense.
We use a recognition threshold and measurement attribute for the consolidated financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. A tax position is recognized when it is more likely than not that the tax position will be sustained upon examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such positions are then measured based on the largest amount of benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. We account for uncertainty in tax positions recognized in the consolidated financial statements by recognizing a tax benefit from an uncertain tax position when it is more likely than not that the position will be sustained upon examination, including resolutions of any related appeals or litigation processes, based on the technical merits. Income tax positions must meet a more-likely-than-not recognition threshold at the effective date to be recognized. Interest and penalties related to uncertain tax positions are recognized in the provision for income taxes. See Note 12 — Income Taxes for further information regarding income taxes.
Net Loss Per Share
Basic and diluted net loss per share attributable to common stockholders is presented in conformity with the two-class method required for companies with participating securities. We consider all series of our redeemable convertible preferred stock, together with warrants to purchase redeemable convertible preferred stock, to be participating securities as the holders of such stock have the right to receive noncumulative dividends on a pari passu basis in the event that a dividend is paid on common stock.
Under the two-class method, net losses are not allocated to the participating securities as the participating securities do not have a contractual obligation to share in the Company’s losses.
Under the two-class method, basic net loss per share attributable to common stockholders is computed by dividing net loss attributable to common stockholders by the weighted average number of shares of common stock outstanding during the period. Diluted net loss per share attributable to common stockholders adjusts basic earnings per share for the potentially dilutive impact of common stock equivalents to the extent they are dilutive. As the Company has reported losses for all periods presented, all potentially dilutive securities are anti-dilutive, and accordingly, basic net loss per share equals diluted net loss per share.
Comprehensive Loss
Comprehensive loss is comprised of net loss and other comprehensive loss. The primary component of other comprehensive loss is foreign currency translation adjustments arising from the consolidation of foreign legal entities.

NAVAN, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Segment Information
The Company’s chief operating decision maker (“CODM”) is its Chief Executive Officer, who reviews financial information presented on a consolidated basis for purposes of making operating decisions, assessing financial performance, and allocating resources. The Company operates its business in one operating segment and, therefore, has one reportable segment.
The CODM uses consolidated net loss to measure segment profit or loss in order to assess, manage, and maintain performance of the business based on resource allocations. The CODM also uses consolidated net loss to approve operating budgets and to identify product development and market expansion opportunities. The Company’s objective in making resource allocation decisions is to optimize the consolidated financial results. Significant segment expenses that the CODM reviews and utilizes to manage the Company’s operations are cost of revenue, research and development, sales and marketing, and general and administrative expenses at the consolidated level, which are presented in the
Company’s consolidated statements of operations. Other segment items included in consolidated net loss include gain (loss) on fair value adjustments, interest expense, other income (expense), net, and income tax expense, which are presented in the Company’s consolidated statements of operations. The measure of segment assets is reported on the balance sheet as total consolidated assets.
Revenue by geographical region can be found in Note 2 — Revenue. The following table presents long-lived assets, which includes property, equipment and software, net of depreciation and amortization, and operating lease ROU assets, by geographic region (in thousands):

	As of January 31,
	2025	2024
United States ...........................................................................................................	$59,181	$62,883
United Kingdom .......................................................................................................	10,633	8,302
All other countries ...................................................................................................	7,730	5,875
Total long-lived assets, net ...............................................................................	$77,544	$77,060
Recently Adopted Accounting Pronouncements
In June 2016, the Financial Accounting Standards Board (FASB) issued ASU No. 2016-13, Financial
Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU
2016-13”). ASU 2016-13 amends guidance related to impairment of financial instruments by replacing the incurred loss impairment methodology with an expected credit loss model for which a company recognizes an allowance based on the estimate of expected credit loss. The Company adopted ASU
2016-13 as of February 1, 2023 with no material impact to its consolidated financial statements.
In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements
to Reportable Segment Disclosures (“ASU 2023-07”), which amends disclosure requirements relating to segment reporting, primarily through enhanced disclosure about significant segment expenses and by requiring disclosure of segment information on an annual and interim basis. The Company adopted ASU
2023-07 as of February 1, 2024 with no material impact on its consolidated financial statements. For further information, refer to Segment Information within Note 1 — Description of Business and Significant
Accounting Policies.
In August 2020, the FASB issued ASU No. 2020-06, Debt—Debt with Conversion and Other Options
(Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40)
(“ASU 2020-06”). ASU 2020-06 is intended to simplify the accounting for convertible instruments by removing certain separation models and to simplify the accounting for contracts in an entity’s own equity by eliminating the settlement criteria to qualify for a scope exception from derivative accounting. ASU
2020-06 also clarifies the diluted earnings per share calculation when convertible instruments and

NAVAN, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
contracts in an entity’s own equity are involved. The Company adopted ASU 2020-06 as of February 1,
2024 with no material impact to its consolidated financial statements.
Recently Issued Accounting Pronouncements Not Yet Adopted
In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to
Income Tax Disclosures, which requires entities to annually (1) disclose specific categories in the rate reconciliation and (2) provide additional information for reconciling items that meet a quantitative threshold (if the effect of those reconciling items is equal to or greater than 5 percent of the amount computed by multiplying pretax income (loss) by the applicable statutory income tax rate). This standard is effective for public business entities for annual periods beginning after December 15, 2024. For all other entities, the standard is effective for annual periods beginning after December 15, 2025. Early adoption is permitted. The Company is currently evaluating the impact of this standard on its consolidated financial statements.
In November 2024, the FASB issued ASU 2024-03, Income Statement—Reporting Comprehensive
Income—Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement
Expenses. The new guidance requires disaggregated information about certain income statement expense line items on an annual and interim basis. The standard is effective for public business entities for annual periods beginning after December 15, 2026 and interim reporting periods beginning after
December 15, 2027. Early adoption is permitted. The Company is currently evaluating the impact of this standard on its consolidated financial statements.
NOTE 2 – REVENUE
Disaggregation of Revenue
Revenue consists of the following (in thousands):

	Year Ended January 31,
	2025	2024
Usage-based revenue ............................................................................................	$490,356	$371,728
Subscription revenue ..............................................................................................	46,481	30,528
Total revenue ......................................................................................................	$536,837	$402,256
Usage-based revenue primarily represents fees from our platform customers earned on a per-
booking transaction basis and fees from our travel supply and payment partners, which are generally earned on a per-transaction basis. Under our arrangements with certain travel supply partners, we earn additional fees when cumulative actual booking or transaction dollar volume exceeds specified contractual thresholds. Subscription revenue primarily represents revenue earned from subscriptions to our expense management platform.

NAVAN, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
The following table summarizes revenue by region based on the billing country of customers (in thousands, except percentages):

	Year Ended January 31,
	2025		2024
	Amount	Percentage of Revenue	Amount	Percentage of Revenue
United States .....................................................	$315,807	59%	$217,427	54%
United Kingdom ................................................	129,412	24%	115,234	29%
Rest of World(1) .................................................	91,618	17%	69,595	17%
Total revenue ...............................................	$536,837	100%	$402,256	100%
_______________
(1)No individual country within Rest of World comprises more than 10% of total revenue.
Unbilled Receivables
We receive payments from customers based on a billing schedule as established in our customer contracts. Accounts receivable are recorded when we have an unconditional right to consideration. In some arrangements, we have a right to consideration for our performance under the customer contract before invoicing the customer, resulting in an unbilled accounts receivable. We recognized unbilled accounts receivable of $51.9 million and $38.1 million as of January 31, 2025 and 2024, respectively.
Unbilled accounts receivable is recorded within accounts receivable, net on the accompanying consolidated balance sheets.
Contract Liabilities
Revenue is deferred when we have the right to invoice in advance of performance under a customer contract. The deferred revenue balance primarily consists of annual subscription payments. The current portion of deferred revenue represents the amounts that are expected to be recognized within one year of the balance sheet date. The non-current portion of deferred revenue represents amounts that are expected to be recognized more than one year from the balance sheet date. For the years ended January
31, 2025 and 2024, revenue recognized from deferred revenue at the beginning of the period was
$27.7 million and $18.6 million, respectively.
Remaining performance obligations represent the amount of contracted future revenue that has not yet been recognized. We do not disclose the value of remaining performance obligations for (i) contracts with an original expected length of one year or less, and (ii) contracts for which variable consideration is allocated to an unsatisfied performance obligation. Our remaining performance obligations related to multi-year subscription contracts were $28.2 million as of January 31, 2025, of which we expect to recognize approximately 59% as revenue over the next 12 months, 32% as revenue over the subsequent
13 to 24 months, and the remainder thereafter.
NOTE 3 – FAIR VALUE MEASUREMENTS
The following table presents our financial assets and liabilities measured at fair value on a recurring basis based on the three-tier fair value hierarchy (in thousands):

	Fair value measurements as of January 31, 2025
	Level 1	Level 2	Level 3	Total
Financial Liabilities
Redeemable convertible preferred stock warrant liability ...............................................	$—	$—	$427	$427
Embedded derivative liability .........................	—	—	59,820	59,820
Total ....................................................................	$—	$—	$60,247	$60,247

NAVAN, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

	Fair value measurements as of January 31, 2024
	Level 1	Level 2	Level 3	Total
Financial Liabilities:
Redeemable convertible preferred stock warrant liability ...............................................	$—	$—	$297	$297
Embedded derivative liability .........................	—	—	72,150	72,150
Total ..............................................................	$—	$—	$72,447	$72,447
There were no transfers between Level 1, Level 2 or Level 3 fair value hierarchy categories of financial instruments during the years ended January 31, 2025 and 2024.
Redeemable Convertible Preferred Stock Warrant Liability
In connection with a loan agreement entered into in December 2015, we issued redeemable convertible preferred stock warrants to purchase 60,757, 30,192, 34,080 and 40,160 shares of Series
Seed, Series A, Series A-1 and Series B preferred stock at the stated exercise prices of $0.2469,
$0.4968, $0.5853 and $1.8675 per share, respectively. As of January 31, 2025 and 2024, 40,160 Series
B redeemable convertible preferred stock warrants remain outstanding and are recorded at a fair value of
$0.4 million and $0.3 million, respectively.
The fair value of the redeemable convertible preferred stock warrant liability was determined using the Black-Scholes option pricing model. The following assumptions were used to calculate the fair value of the redeemable convertible preferred stock warrant liability:

Year Ended January 31,
	2025	2024
Volatility ....................................................................................................................	55.0 - 65.0%	64.5 - 69.5%
Risk-free interest rate .............................................................................................	4.06 - 4.82%	3.61 - 4.86%
Expected term (in years) ........................................................................................	3.9 - 4.4	4.9 - 5.4
Dividend yield ..........................................................................................................	—%	—%
The redeemable convertible preferred stock warrant liability is recorded within other non-current liabilities on the consolidated balance sheets. Changes in fair value are recorded in gain (loss) on fair value adjustments on the accompanying consolidated statements of operations for the years ended
January 31, 2025 and 2024. We will continue to adjust the redeemable convertible preferred stock warrant liability for changes in fair value until the earlier of conversion, exercise or expiration of the warrants.
Fair value measurements are highly sensitive to changes in these inputs; significant changes in these inputs would result in a significantly higher or lower fair value. The change in value of the redeemable convertible preferred stock warrant liability during the years ended January 31, 2025 and 2024 is summarized below (in thousands):

Balance as of January 31, 2023 ......................................................................................................	$433
Change in fair value ...........................................................................................................................	(136)
Balance as of January 31, 2024 ......................................................................................................	297
Change in fair value ...........................................................................................................................	130
Balance as of January 31, 2025 ......................................................................................................	$427

NAVAN, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Embedded Derivative Liability
The embedded derivative liability is bifurcated from the convertible notes issued in June 2020. Refer to Note 8 — Debt for further information regarding the convertible notes. The fair value of the embedded derivative liability was computed using a combination of the income approach, the Black-Scholes option pricing model, a probability-weighted estimate of the time to conversion, and other Level 3 inputs.
Significant management assumptions and estimates were involved in this determination. The significant unobservable inputs used in measuring the fair value of the embedded derivative liability include the following:

	Year Ended January 31,
	2025	2024
Time to expiration (in years) ..........................................................................	0.70 - 1.70	1.17 - 2.17
Time from conversion to maturity (in years) ...............................................	0.65 - 1.65	0.19 - 1.19
Discount factor .................................................................................................	9.0%	10.5%
Volatility .............................................................................................................	57.8% - 72.6%	66.1% - 85.3%
Risk free rate ....................................................................................................	4.12% - 4.15%	4.23% - 4.65%
The change in value of the embedded derivative liability during the years ended January 31, 2025 and 2024 is summarized below (in thousands):

Balance as of January 31, 2023 ......................................................................................................	$45,420
Change in fair value ...........................................................................................................................	26,730
Balance as of January 31, 2024 ......................................................................................................	72,150
Change in fair value ...........................................................................................................................	(12,330)
Balance as of January 31, 2025 ......................................................................................................	$59,820
Changes in fair value of the embedded derivative liability are recognized as a component of gain
(loss) on fair value adjustments in the accompanying consolidated statements of operations.
Other Financial Instruments
The fair value of other financial instruments that are not recognized at fair value on the balance sheet are presented below for disclosure purposes only (in thousands):

	Fair Value Hierarchy	As of January 31,
		2025	2024
Convertible notes .........................................................................	Level 3	$359,200	$314,400
Warehouse credit facility ............................................................	Level 3	$210,995	$200,238
Trade loan facility .........................................................................	Level 3	$45,000	—
2022 promissory note .................................................................	Level 3	$179,932	$161,518
Other debt .....................................................................................	Level 3	$933	$3,376

NAVAN, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
NOTE 4 – BALANCE SHEET COMPONENTS
Property, Equipment and Software, Net
Property, equipment and software, net consisted of the following (in thousands):

	As of January 31,
	2025	2024
Capitalized software ...............................................................................................	$42,317	$44,650
Computers and equipment ....................................................................................	7,349	6,738
Fixtures and fittings .................................................................................................	3,561	4,252
Leasehold improvements .......................................................................................	2,779	2,422
Construction in progress(1) .....................................................................................	2,960	2,780
Property, equipment and software, gross ......................................................	58,966	60,842
Less: accumulated depreciation ...........................................................................	(29,428)	(29,659)
Property, equipment and software, net ...........................................................	$29,538	$31,183
________________
(1)Construction in progress consists of leasehold improvements and capitalized software development costs that have not been placed into service.
For the years ended January 31, 2025 and 2024, depreciation and amortization expense related to property, equipment and software was $19.7 million and $20.5 million, respectively. Included in these amounts was amortization expense for capitalized internal-use software costs of approximately
$14.9 million and $13.8 million for the years ended January 31, 2025 and 2024, respectively.
For the year ended January 31, 2024, accelerated depreciation of $3.4 million was recognized on certain of our leasehold improvements due to the early termination of one of our office leases. See Note 5
— Leases for further details.
Prepaid Expenses and Other Current Assets
Prepaid expenses and other current assets consisted of the following (in thousands):

	As of January 31,
	2025	2024
Prepaid expenses ...................................................................................................	$16,965	$12,623
Deposits ....................................................................................................................	1,532	1,897
Payment processor advances(1) ...........................................................................	6,801	5,296
Tax receivable .........................................................................................................	3,196	3,920
Other current assets ...............................................................................................	7,134	10,928
Total prepaid expenses and other current assets	$35,628	$34,664
________________
(1)Payment processor advances represent amounts prefunded to and held by payment processors in order to fund future customer spend.

NAVAN, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Accrued Expenses and Other Current Liabilities
Accrued expenses and other current liabilities consisted of the following (in thousands):

	As of January 31,
	2025	2024
Accrued compensation and employee benefits .................................................	$28,970	$31,863
Accrued expenses ..................................................................................................	37,319	40,922
Amounts due to travel supply partners(1) ..............................................................	31,700	23,195
Reward liability(2) .....................................................................................................	11,408	12,463
Corporate tax payable ............................................................................................	4,640	2,797
Indirect tax payable .................................................................................................	3,489	4,148
Early exercise liability .............................................................................................	976	2,625
Accrued interest ......................................................................................................	2,642	2,270
Other .........................................................................................................................	15,654	6,959
Total accrued expenses and other current liabilities ....................................	$136,798	$127,242
________________
(1)This balance represents the timing difference of when the Company charges customers for certain travel booking transactions, and when the balance is remitted to travel supply partners or needs to be refunded.
(2)This balance represents the vested and unpaid rewards earned by users of our platform. Refer to Revenue
Recognition within Note 1 — Description of Business and Significant Accounting Policies for further details.
Other Non-Current Liabilities
Other non-current liabilities consisted of the following (in thousands):

	As of January 31,
	2025	2024
Loss contingency reserves(1) .................................................................................	$8,120	$5,548
Deferred tax liability ................................................................................................	7,655	7,028
Taxes payable for unrecognized tax benefits .....................................................	2,288	2,743
Redeemable convertible preferred stock warrant liability .................................	427	297
NOW Scheme contingency payable(2) .................................................................	3,806	5,119
Other non-current liabilities ...................................................................................	653	449
Total other non-current liabilities .....................................................................	$22,949	$21,184
________________
(1)Loss contingency reserves consist of accruals related primarily to employment taxes.
(2)Refer to Note 13 — Commitments and Contingencies for further information on the NOW Scheme.
NOTE 5 – LEASES
Our operating leases primarily include leases for office space in various locations around the world under non-cancellable operating lease arrangements that expire at various dates through fiscal year
2033. Certain leases contain escalation clauses and renewal options. Generally, our leases have no purchase options, residual value guarantees or material covenants. Our leases require us to pay certain operating expenses, such as taxes, repairs and insurance.
The components of lease cost include fixed payments on our operating leases, fixed payments on our short-term leases and variable lease payments. Variable lease payments consist of common area

NAVAN, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
maintenance, utilities reimbursed to the landlord, taxes and other costs and are expensed as incurred.
The components of lease cost were as follows (in thousands):

	Year Ended January 31,
	2025	2024
Operating lease costs .............................................................................................	$15,047	$15,393
Short-term lease costs ...........................................................................................	3,234	6,467
Variable lease costs ...............................................................................................	2,139	1,853
Total lease costs ................................................................................................	$20,420	$23,713
Supplemental cash flow information related to leases was as follows (dollars in thousands):

	Year Ended January 31,
	2025	2024
Cash paid for amounts included in the measurement of operating lease liabilities ................................................................................................................	$12,864	$15,518
Operating lease right-of-use assets obtained in exchange for lease obligations ............................................................................................................	$9,773	$22,507
Increase (decrease) of lease liabilities due to lease modifications .................	$2,240	$(2,745)
Increase (decrease) of right-of-use assets due to lease modifications ..........	$3,032	$(2,745)
Termination of operating lease liabilities .............................................................	$909	$321
Termination of operating lease right-of-use assets ...........................................	$806	$284
During the year ended January 31, 2024, we agreed to an early termination of our office lease in
Dallas, Texas and paid an aggregate of $5.5 million in early termination fees. The early termination is treated as a lease modification in the supplemental cash flow information included in the above table.
Supplemental disclosure information related to leases was as follows:

	As of January 31,
	2025	2024
Weighted-average remaining lease term for operating leases ........................	5.4 years	6.5 years
Weighted-average discount rate ...........................................................................	11.1%	11.2%
Maturities of lease liabilities as of January 31, 2025 were as follows (in thousands):

Year Ended January 31,	Amount
2026 ....................................................................................................................................................	$16,562
2027 .....................................................................................................................................................	12,977
2028 ....................................................................................................................................................	12,225
2029 ....................................................................................................................................................	9,306
2030 ....................................................................................................................................................	7,782
Thereafter ...........................................................................................................................................	13,428
Total lease payments .......................................................................................................................	72,280
Less: imputed interest ......................................................................................................................	(17,793)
Present value of lease payments ...................................................................................................	$54,487

NAVAN, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
NOTE 6 – BUSINESS COMBINATIONS
Shorebird Technologies Private Limited
On May 17, 2023, we acquired all of the outstanding stock of Shorebird Technologies Private Limited
(Tripeur), an Indian-based travel management company for an aggregate purchase price of $7.2 million paid in cash. The acquisition was accounted for as a business combination and is expected to increase our market share as a provider of travel, corporate card and expense management solutions in India.
Acquisition costs related to the Tripeur acquisition were approximately $0.3 million and were expensed as incurred.
The purchase price was allocated to the following assets and liabilities: $6.3 million to goodwill,
$0.5 million to intangible assets for acquired developed technology, $0.8 million to current assets,
$0.4 million to other assets and $0.8 million to current liabilities.
Goodwill was primarily attributed to the assembled workforce and expanded market opportunities from the Tripeur acquisition. None of the goodwill is deductible for U.S. federal income tax purposes. The acquired developed technology has an estimated useful life of two years.
The financial results of Tripeur are included in our consolidated financial statements from the date of acquisition. Tripeur’s financial results have not been material to date. Pro forma results of operations have not been presented because the effect of the acquisition was not material to the consolidated statements of operations.
Regent International S.R.L
On June 4, 2024, the Company acquired all outstanding stock of Regent International S.R.L.
(Regent), a travel and event management company based in Rome, Italy for an aggregate purchase price of $7.9 million in cash. Of the aggregate purchase price, $6.6 million was paid at closing and the remaining $1.3 million was deferred. As of January 31, 2025, $0.7 million of cash payments remain unpaid.
The transaction is expected to increase the Company’s market share as a provider of travel, corporate card and expense management solutions in Italy and has been accounted for as a business combination. Acquisition costs related to the Regent acquisition were approximately $0.3 million and were expensed as incurred.
The purchase price was allocated to the following assets and liabilities: $11.8 million to current assets, $4.0 million to goodwill, $0.9 million to intangible assets for customer relationships, $0.4 million to other assets, $8.6 million to current liabilities, and $0.6 million to other liabilities.
Goodwill was primarily attributed to the assembled workforce and expanded market opportunities from the Regent acquisition. $2.9 million of the goodwill from the Regent acquisition is deductible for U.S.
federal income tax purposes. The acquired customer relationships have an estimated useful life of eight years.
The financial results of Regent are included in our consolidated financial statements from the date of acquisition. Regent’s financial results have not been material to date. Pro forma results of operations have not been presented because the effect of the acquisition was not material to the consolidated statements of operations.

NAVAN, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
NOTE 7 – GOODWILL AND OTHER INTANGIBLE ASSETS
Goodwill
The goodwill balances as of January 31, 2025 and 2024, and the changes in fiscal 2025 and 2024 are as follows (in thousands):

Carrying Amount
Balance as of January 31, 2023 ......................................................................................................	$209,305
Goodwill arising from acquisitions ..............................................................................................	6,288
Foreign currency translation impact ...........................................................................................	4,948
Balance as of January 31, 2024 ......................................................................................................	$220,541
Goodwill arising from acquisitions ..............................................................................................	4,006
Foreign currency translation impact ...........................................................................................	(4,819)
Balance as of January 31, 2025 ......................................................................................................	$219,728
There were no impairments of goodwill recognized during the years ended January 31, 2025 and
2024.
Intangible Assets
Intangible assets consisted of the following (in thousands, except years data):

	As of January 31, 2025
	Weighted- Average Remaining Life (Years)	Gross Carrying Amount	Accumulated Amortization	Net Amount
Trade names .....................................................	15.2	$43,579	$(8,601)	$34,978
Customer relationships ....................................	8.6	27,989	(7,921)	20,068
Developed technology .....................................	0.3	507	(422)	85
Domain names ..................................................	12.8	587	(85)	502
Total intangible assets ............................		$72,662	$(17,029)	$55,633

	As of January 31, 2024
	Weighted- Average Remaining Life (Years)	Gross Carrying Amount	Accumulated Amortization	Net Amount
Trade names .....................................................	16.2	$44,627	$(6,516)	$38,111
Customer relationships ....................................	9.6	27,544	(5,525)	22,019
Developed technology .....................................	1.3	511	(170)	341
Domain names ..................................................	13.8	587	(46)	541
Total intangible assets ............................		$73,269	$(12,257)	$61,012
During the year ended January 31, 2025, amortization expense related to intangible assets of
$5.0 million was recorded in sales and marketing expense, and $0.3 million was recorded in cost of revenue within the consolidated statement of operations.
During the year ended January 31, 2024, amortization expense related to intangible assets of
$4.8 million was recorded in sales and marketing expense, and $1.5 million was recorded in cost of revenue within the consolidated statement of operations.

NAVAN, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
The expected future amortization expenses related to intangible assets as of January 31, 2025 were as follows (in thousands):

Year Ended January 31,	Amount
2026 ....................................................................................................................................................	$4,937
2027 ....................................................................................................................................................	4,855
2028 ....................................................................................................................................................	4,643
2029 ....................................................................................................................................................	4,624
2030 ....................................................................................................................................................	4,553
Thereafter ...........................................................................................................................................	32,021
Total ................................................................................................................................................	$55,633
NOTE 8 – DEBT
The Company had the following debt outstanding (in thousands):

	As of January 31,
	2025	2024
Convertible notes ....................................................................................................	$125,000	$125,000
Warehouse credit facility ........................................................................................	214,238	206,404
Trade loan facility ....................................................................................................	45,000	—
Notes payable:
2022 promissory note ........................................................................................	150,000	150,000
Other debt ...........................................................................................................	968	3,439
Total notes payable ................................................................................................	150,968	153,439
Total principal amount of debt and borrowings ..................................................	535,206	484,843
Less: unamortized debt discount and issuance costs ...............................	(11,324)	(22,039)
Plus: accrued interest ......................................................................................	94,056	60,051
Net carrying value of debt and borrowings .........................................................	$617,938	$522,855
Convertible Notes
In June 2020, we issued convertible notes of $125.0 million in aggregate principal amount, net of $2.9 million in debt issuance costs, with an initial maturity of June 2025. During the year ended January 31,
2025, the holders exercised their option to extend the term of the convertible notes by two years from
June 2025 to June 2027. Interest accrues on the principal amount at an initial rate of 7.5% per annum and is added to the principal as payment in kind (“PIK”) interest and compounded semi-annually.
Beginning in June 2022, the stated interest rate escalates 1% biannually to 12.5% per annum through maturity. The interest rate remained unchanged through the extended term. The convertible notes contain certain affirmative or negative covenants applicable to the Company, including, among other things, restrictions on repurchases of stock, dividends and other distributions.
The convertible notes also contain embedded features, including conversion options that are exercisable upon the occurrence of various contingencies. The conversion options involve a discount to the conversion price ranging from 20% to 35% that increases with the passage of time. The share-settled redemption features of the convertible notes represent embedded derivatives requiring bifurcation. We recorded the initial fair value of the embedded derivative liability of $43.1 million as a discount on the convertible notes’ face amount. Refer to Note 3 — Fair Value Measurements for additional detail regarding the embedded derivative liability. The debt discount is amortized to interest expense at an effective interest rate of 13.5% through the extended maturity date. If no conversion or settlement event is

NAVAN, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
triggered prior to the notes’ maturity, the convertible notes will be redeemed at a 12.5% internal rate of return (“IRR”). The 12.5% IRR payout at maturity is incorporated into the effective interest rate calculation.
The convertible notes are presented on the consolidated balance sheets at their original issuance value plus PIK interest, net of the unamortized debt discount and issuance costs, and are not marked to fair value at each reporting period.
The net carrying amount of the convertible notes was as follows (in thousands):

	As of January 31,
	2025	2024
Principal ....................................................................................................................	$125,000	$125,000
Unamortized debt discount ....................................................................................	(7,456)	(13,581)
Unamortized debt issuance costs ........................................................................	(498)	(906)
PIK interest added to principal balance ...............................................................	65,348	44,174
Net carrying amount ..........................................................................................	$182,394	$154,687
Interest expense related to the convertible notes was as follows (in thousands):

	Year Ended January 31,
	2025	2024
Amortization of debt discount ................................................................................	$6,124	$9,267
Amortization of debt issuance costs ....................................................................	409	618
PIK interest ...............................................................................................................	21,174	16,155
Total non-cash interest expense .....................................................................	$27,707	$26,040
Warehouse Credit Facility
In November 2022, Liquid Labs SPV, LLC (“Liquid Labs”), a wholly-owned subsidiary of the
Company, entered into a loan agreement with a group of lenders for a revolving warehouse credit facility
(“Warehouse Credit Facility”). Under the original terms of the agreement, the Warehouse Credit Facility had a maturity date of February 18, 2025, or earlier pursuant to the loan agreement, and had a total commitment amount of $200.0 million, consisting of a Class A facility and a Class B facility for $171.1 million and $28.9 million, respectively. The Warehouse Credit Facility was established to finance the
Company’s expense management offering. Borrowings on the Warehouse Credit Facility bear interest at a floating rate based on SOFR plus an applicable margin, as defined by the loan agreement. The
Warehouse Credit Facility has a minimum utilization of 50.0% of the committed amount, and any unused portion of the Warehouse Credit Facility will bear interest at 0.50% per annum. Borrowings under the
Warehouse Credit Facility are secured by the corporate card receivables.
The Warehouse Credit Facility was amended multiple times during the years ended January 31, 2025 and 2024. As of January 31, 2025, the amended terms of the Warehouse Credit Facility include total available borrowings of $275.0 million, an extended maturity date of February 2026, an expanded borrowing base to include receivables generated in foreign currency, and amendments to certain financial covenants. Subject to the amended terms, the available borrowings will decrease to $250.0 million in April
2025 through the maturity date.
The Warehouse Credit Facility contains mandatory and optional redemption features upon an event of default and other potential additional interest provisions that are bifurcated and treated as embedded derivative liabilities under the accounting guidance ASC 815, Derivatives and Hedging. At inception of the
Warehouse Credit Facility, and as of January 31, 2025 and 2024, the fair value of the embedded derivative liabilities was determined to be immaterial.

NAVAN, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
We incurred upfront commitment fees of $2.0 million for the Warehouse Credit Facility, which were recorded as a deferred cost asset on the balance sheet and are amortized on a straight-line basis as incremental interest expense. We incurred incremental upfront commitment fees of $1.4 million upon the renewal of the Warehouse Credit Facility during the year ended January 31, 2025.
During the years ended January 31, 2025 and 2024, we drew down an aggregate of $37.8 million and
$206.4 million on the Warehouse Credit Facility. During the year ended January 31, 2025, we repaid
$30.0 million of the Warehouse Credit Facility. We did not make any repayments on the Warehouse
Credit Facility during the year ended January 31, 2024. The amounts outstanding under the Warehouse
Credit Facility are payable in February 2026.
During the years ended January 31, 2025 and 2024, we recognized $22.9 million and $15.0 million of interest expense, respectively. Interest expense recognized during the years ended January 31, 2025 and
2024 is comprised of $21.4 million and $14.0 million of interest paid and payable, and $1.5 million and
$1.0 million interest for the amortization of debt issuance costs, respectively.
As of January 31, 2025, we remain in compliance with the covenants of the loan agreement.
Trade Loan Facility
In June 2024, the Company entered into a loan agreement with Citibank, N.A. (“Citibank”) for an uncommitted revolving line of credit facility (“Trade Loan Facility”), which was subsequently amended in
July 2024 with changes to certain legal requirements. The loan agreement provides for a credit facility of up to $45.0 million and will remain effective until 30 days after the Company receives written notice from the lender, or until the date specified in a notice from the Company to the lender, the latter of which may be contingent upon the completion of another transaction. Borrowings under the facility must be repaid subject to the terms of each borrowing request, subject to a maximum term of 90 days. Borrowings on the
Trade Loan Facility bear interest on a floating rate based on SOFR plus 2%. Borrowings under the Trade
Loan Facility are secured by the Company’s billed accounts receivables. During the year ended
January 31, 2025, the Company drew down a total of $45.0 million on the Trade Loan Facility.
2022 Promissory Note and Other Debt
In September 2022, the Company issued a promissory note (the “2022 Promissory Note”) to a lender for $150.0 million, which matures on September 26, 2025. In conjunction with the 2022 Promissory Note, the Company issued 599,280 common stock warrants. Interest accrues on the principal amount at 11.5%
per annum and is comprised of cash interest of 4% and PIK interest of 7.5%. Interest is payable quarterly in arrears and PIK interest is added to the principal balance and compounded on a quarterly basis. The
Company may prepay the 2022 Promissory Note at any time. Should the Company prepay the 2022
Promissory Note, the total prepayment amount would be the greater of: (a) 1.3 times the original promissory note amount of $150.0 million, plus any unpaid interest and expenses then accrued and unpaid as of such date, and (b) the aggregate principal amount as of such date, plus any unpaid interest and expenses then accrued and unpaid as of such date.
At issuance of the 2022 Promissory Note, the fair value of the common stock warrants was $11.8 million and was recorded as a debt discount. Debt issuance costs were approximately $0.1 million, consisting of advisor fees, legal fees and other related expenses. Both amounts were recorded as a reduction of the carrying amount of the debt liability. The debt discount and debt issuance costs are amortized to interest expense at an effective interest rate of 14.5% over the term of the loan. The common stock warrants were subsequently exercised during the year ended January 31, 2023.
The 2022 Promissory Note contains certain affirmative or negative covenants including, among other things, restrictions on repurchases of stock, dividends and other distributions. As of January 31, 2025 and

NAVAN, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
2024, we remain in compliance with all covenants. The net carrying amount of the 2022 Promissory Note was as follows (in thousands):

	As of January 31,
	2025	2024
Principal ....................................................................................................................	$150,000	$150,000
Unamortized debt discount ....................................................................................	(3,342)	(7,488)
Unamortized debt issuance costs ........................................................................	(28)	(64)
PIK interest added to principal balance ...............................................................	28,708	15,877
Net carrying amount ..........................................................................................	$175,338	$158,325
Interest expense related to the 2022 Promissory Note was as follows (in thousands):

	Year Ended January 31,
	2025	2024
Amortization of debt discount ................................................................................	$4,147	$3,295
Amortization of debt issuance costs ....................................................................	35	28
PIK interest ...............................................................................................................	12,831	11,910
Cash interest ............................................................................................................	6,843	6,335
Total interest expense ......................................................................................	$23,856	$21,568
Future payments of principal associated with the 2022 Promissory Note and other notes payable are as follows (in thousands):

Year Ended January 31,	Amount
2026 ....................................................................................................................................................	$150,586
2027 ....................................................................................................................................................	302
2028 ....................................................................................................................................................	80
2029 ....................................................................................................................................................	—
2030 ....................................................................................................................................................	—
Thereafter ...........................................................................................................................................	—
Total debt outstanding ......................................................................................................................	$150,968
Less: Unamortized issuance costs and debt discounts ..............................................................	(3,370)
Plus: PIK interest ...............................................................................................................................	28,709
Less: Notes payable, current ..........................................................................................................	(175,913)
Notes payable, non-current .............................................................................................................	$394
The Credit Agreement
In December 2019, the Company entered into a credit agreement with a group of lenders (the “Credit
Agreement”). The Credit Agreement, as amended from time to time, provides for a credit facility of up to
$100.0 million and includes a revolving credit facility, as well as a swingline sub-facility with borrowings of up to $20.0 million and a letter of credit sub-facility with borrowings of up to $10.0 million.
From November 2021 through November 2022, the Company entered into multiple amendments to the Credit Agreement to extend the maturity date, to change the size of the facility, and to change the interest rates applicable to the borrowings.
Interest expense associated with the Credit Agreement during the year ended January 31, 2024 was
$0.6 million for unused commitment, amortization of debt issuance costs and stated interest.

NAVAN, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
On April 27, 2023, we entered into an agreement to terminate the Credit Agreement effective May 1,
2023. There were no outstanding balances on the Credit Agreement at the time of termination.
NOTE 9 – VARIABLE INTEREST ENTITIES
VIEs are legal entities that lack sufficient equity to finance their activities without future subordinated financial support. We consolidate the assets and liabilities of VIEs in which we hold a variable interest and are the primary beneficiary.
Liquid Labs
In August 2022, we created Liquid Labs, a Delaware limited liability company, with the Company as the sole shareholder. Liquid Labs was established to facilitate the funding of the corporate card offering by purchasing receivables from the Company using proceeds from the Warehouse Credit Facility. Refer to Note 8 — Debt for further information on the Warehouse Credit Facility.
The Company is a limited guarantor of certain obligations of Liquid Labs related to the Warehouse
Credit Facility. During the periods presented, the Company has not provided financial support to Liquid
Labs. Under the Warehouse Credit Facility, Liquid Labs pledges corporate card receivables purchased from the Company as collateral.
We have determined Liquid Labs is a VIE as the equity at risk is not sufficient to finance Liquid Labs operations. As the sole shareholder and holder of 100% of the equity investment in the entity, we consolidate Liquid Labs as we are the primary beneficiary.
Pursuant to the contractual arrangements with Liquid Labs, the Company has the power to direct activities of the VIE and can have assets transferred freely out of the VIE without any restrictions.
Therefore, we have determined that there is no asset of the consolidated VIE that can be used only to settle obligations of the VIE. The creditors of the consolidated VIE do not have recourse to the Company other than to the assets of the consolidated VIE. As a result, the material liabilities of the VIE are separately presented within the consolidated balance sheets.
The carrying amounts of Liquid Labs’ assets and liabilities included in our consolidated balance sheets are summarized below (in thousands):

	As of January 31,
	2025	2024
Balance Sheet Data of Liquid Labs
Restricted cash, current .........................................................................................	$57,535	$30,845
Corporate card receivables(1) ................................................................................	$158,124	$192,454
Prepaid expenses and other current assets .......................................................	$1,001	$—
Other non-current assets .......................................................................................	$83	$360
Accrued expenses and other current liabilities held by VIE .............................	$1,552	$1,692
Warehouse Credit Facility .....................................................................................	$214,238	$206,404
________________
(1)Corporate card receivables as of January 31, 2025 and 2024 represent pledged customer receivables from
Navan, Inc. to Liquid Labs.
NOTE 10 – EQUITY INCENTIVE PLAN
2015 Equity Incentive Plan
In 2015, the Company’s Board of Directors (the “Board of Directors”) approved the adoption of the
2015 Equity Incentive Plan (the “Plan”). The Plan provides for the grant of incentive and nonstatutory stock options and RSUs to employees, non-employee directors and consultants of the Company. Options

NAVAN, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
granted under the Plan continue to vest until the last day of employment and generally vest over four years and expire 10 years from the date of grant.
During the year ended January 31, 2025, the Board of Directors approved an increase of 4,766,666 shares reserved for issuance, for a total of 64,711,696 shares reserved under the Plan. As of January 31,
2025, 5,486,445 shares of common stock remain available for future grants under the Plan.
The exercise price of options granted under the Plan must be at least equal to 100% of the fair value of the Company’s common stock at the date of grant as determined by the Board of Directors. During the years ended January 31, 2025 and 2024, no options have been granted to purchase stock at a price less than its fair value as determined by the Board of Directors at the time of grant.
Early Exercise of Common Stock — Certain stock options granted under the Plan provide option holders the right to elect to exercise unvested options in exchange for shares of common stock. Such unvested shares of common stock are subject to a repurchase right held by the Company at the original issuance price in the event the optionee’s service to the Company is terminated either voluntarily or involuntarily. The repurchase right lapses as the underlying shares vest. The proceeds from the early exercise of stock options are treated as a refundable deposit and are recorded within accrued expenses and other liabilities on the consolidated balance sheets, and reclassified to additional paid-in capital as the Company’s repurchase right lapses. Common stock purchased pursuant to an early exercise of stock options is not deemed to be outstanding for accounting purposes until those shares vest. The Company includes unvested shares subject to repurchase in the number of shares of common stock outstanding in the consolidated balance sheets and statements of redeemable convertible preferred stock and stockholders’ deficit.
As of January 31, 2025 and 2024, there were 49,761 and 133,332 shares subject to repurchase due to early exercises and the corresponding liability was $1.0 million and $2.6 million, respectively.
Stock Options — The fair value of the stock options granted was estimated using the following assumptions in the Black-Scholes option pricing model:

Year Ended January 31,
	2025	2024
Expected volatility ....................................................................................	56.09% - 60.19%	59.13% - 61.13%
Risk-free interest rate .............................................................................	3.86% - 4.60%	3.49% - 4.71%
Expected term (in years) ........................................................................	5.41 - 6.06	5.23 - 6.38
Expected dividend yield ..........................................................................	— %	— %
Fair Value of Common Stock — Given the absence of a public trading market, the fair value of the
Company’s common stock is determined by the Board of Directors based on a number of factors, including contemporaneous valuations of common stock performed by an unrelated valuation specialist, developments in the business and stage of development, the Company’s operational and financial performance and condition, issuances of redeemable convertible preferred stock and the rights and preferences of redeemable convertible preferred stock relative to common stock, current condition of capital markets and the likelihood of achieving a liquidity event, such as an initial public offering or sale of the Company, and the lack of marketability of the Company’s common stock. For financial reporting purposes, the Company considered the amount of time between the valuation date and the grant date to determine whether to use the latest common stock valuation or a straight-line interpolation between the two valuation dates. The determination included an evaluation of whether the subsequent valuation indicated that any significant change in valuation had occurred between the previous valuation and the grant date.
Dividend Yield — The Company has never declared or paid any cash dividends and does not presently plan to pay cash dividends in the foreseeable future and applied an expected dividend yield of zero.

NAVAN, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Risk-Free Interest Rate — The risk-free interest rate is based on the yield available on U.S. Treasury zero-coupon issues with a term that approximates the expected term of the option.
Expected Volatility — The volatility is derived from the average historical stock volatilities of peer group public companies that the Company considers to be comparable to its business over a period equivalent to the expected term of the stock-based grants.
Expected Term — The expected term represents the period that stock-based awards are expected to be outstanding. Since the Company did not have sufficient historical information to develop reasonable expectations about future exercise behavior, the expected term for options issued to employees was calculated as the mean of the option vesting period and contractual term (the “Simplified Method”). The expected term for options issued to non-employees is the contractual term.
Stock Option Modifications — During the years ended January 31, 2025 and 2024, the Company modified certain stock option awards in connection with the termination of select former employees. The modifications included accelerated vesting and extension of the post-termination exercise period. The
Company measured the modification charge as the difference between the fair value of the modified awards and the fair value of the original awards immediately prior to the modification. The incremental fair value associated with the modified awards during the years ended January 31, 2025 and 2024 was $2.1 million and $5.0 million, respectively, which was recognized at the modification date.
During the year ended January 31, 2025, the Company modified stock options for 2,254 employees, one former employee and one member of the Board of Directors by amending the exercise price of the stock options. As a result of the modification, we recognized incremental stock-based compensation expense of $6.0 million for vested stock options on the modification date. An additional $7.0 million of incremental stock-based compensation expense will be recognized for unvested stock options over a weighted average period of 2.3 years as of the modification date.
The following table summarizes stock option activity for the year ended January 31, 2025 (in thousands, except price per share, share and years data):

	Number of Stock Options Outstanding	Weighted- Average Exercise Price per Share	Weighted- Average Remaining Contractual Life (Years)	Aggregate Intrinsic Value
Balance as of January 31, 2024 ....................	41,769,970	$13.90	7.8	$183,079
Granted .........................................................	4,425,665	$16.85
Exercised ......................................................	(665,863)	$6.80		$9,104
Cancelled/forfeited/expired ........................	(4,558,675)	$17.36
Balance as of January 31, 2025 ....................	40,971,097	$12.80	7.0	$402,471
Vested and expected to vest as of January 31, 2025 .........................................................	40,971,097	$12.80	7.0	$402,471
Exercisable as of January 31, 2025 ..............	32,102,738	$11.74	6.5	$349,174
The weighted-average grant date fair value of options granted during the years ended January 31,
2025 and 2024, were $11.87 and $10.78 per share, respectively. The intrinsic value of options exercised for the years ended January 31, 2025 and 2024 was $9.1 million and $6.0 million, respectively. The aggregate grant-date fair value of options that vested during the years ended January 31, 2025 and 2024 was $135.9 million and $73.8 million, respectively. As of January 31, 2025, there was approximately
$135.0 million of unrecognized compensation cost related to unvested stock options granted, which is expected to be recognized over a weighted-average period of 2.3 years.

NAVAN, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Restricted Stock Units
RSUs vest upon the satisfaction of both time-based service and performance-based conditions. The time-based service condition for these RSUs is generally four years. The performance-based vesting conditions are satisfied upon a liquidity event, defined as a change of control transaction or following the consummation of an initial public offering. Upon employee termination, RSUs that have satisfied the service condition remain outstanding until the earlier of a liquidity event or the expiration date, which is 10 years from the date of grant.
The following table summarizes the activity related to RSUs for the year ended January 31, 2025:

	Number of Shares Subject to RSUs	Weighted- Average Grant Date Fair Value
Unvested balance as of January 31, 2024 .........................................................	948,938	$18.69
Granted ...............................................................................................................	3,777,470	$20.55
Forfeited ..............................................................................................................	(72,561)	$19.52
Vested .................................................................................................................	—	$—
Unvested balance as of January 31, 2025 .........................................................	4,653,847	$20.19
As of January 31, 2025 and 2024, no stock-based compensation expense had been recognized for
RSUs because a liquidity event had not yet occurred. When a liquidity event occurs, the Company will record cumulative stock-based compensation expense using the accelerated attribution method for those
RSUs for which the service condition has been satisfied prior to the occurrence of the liquidity event. If the liquidity event had occurred on or was probable as of January 31, 2025, the Company would have recorded cumulative stock-based compensation expense of approximately $30.3 million related to RSUs that had previously satisfied the service condition. Unrecognized stock-based compensation expense related to unvested RSUs that have not met the service condition is $63.6 million, which would be recognized over a weighted-average period of approximately 3.7 years if the liquidity event had occurred on or was probable as of January 31, 2025.
Stock-based Compensation Expense
Stock-based compensation is included in the following components of expenses within the consolidated statements of operations (in thousands):

	Year Ended January 31,
	2025	2024
Cost of revenue .......................................................................................................	$4,577	$4,751
Research and development ..................................................................................	30,408	27,039
Sales and marketing ...............................................................................................	17,077	15,872
General and administrative ...................................................................................	24,919	28,189
Total stock-based compensation expense, net of amounts capitalized .	$76,981	$75,851
Capitalized stock-based compensation ...............................................................	2,319	1,130
Total stock-based compensation cost ..........................................................	$79,300	$76,981

NAVAN, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
NOTE 11 – STOCKHOLDERS’ DEFICIT
Redeemable Convertible Preferred Stock
The Company’s authorized, issued and outstanding redeemable convertible preferred stock
(collectively, the “Preferred Stock”) consisted of the following (in thousands, except price per share amounts and share data):

	As of January 31, 2025 and 2024
	Shares Authorized	Shares Issued and Outstanding	Original Issuance Price Per Share	Liquidation Amount	Carrying Value
Series Seed .............................................	16,934,856	16,934,839	$0.25	$4,181	$4,729
Series A ...................................................	20,382,688	20,382,673	$0.50	10,125	10,288
Series A-1 ................................................	21,353,147	21,353,143	$0.59	12,500	12,670
Series B ...................................................	27,505,170	27,465,006	$1.87	51,225	51,153
Series C ...................................................	21,158,278	19,770,427	$7.21	142,454	142,398
Series C-1 ................................................	1,387,848	1,387,848	$7.21	10,000	9,996
Series D ...................................................	12,592,724	12,592,720	$22.23	279,917	279,676
Series E ...................................................	13,859,852	13,859,845	$26.12	362,000	361,700
Series F ....................................................	8,501,429	8,501,424	$32.35	275,000	274,827
Series G ...................................................	8,010,956	2,670,319	$37.45	100,000	99,794
Series G-1 ...............................................	5,340,637	1,441,963	$37.45	54,000	53,890
	157,027,585	146,360,207		$1,301,402	$1,301,121
The significant features of the Preferred Stock are as follows:
Dividend Provisions - Holders of Preferred Stock shall be entitled to receive, when, and if declared by the Board of Directors, but only out of funds that are legally available, cash dividends at the rate of 8%
of the original issue price of each Preferred Stock series. Such dividends shall be payable on a pari passu basis and only when, and if declared by the Board of Directors and shall be non-cumulative. No dividends on Preferred Stock or common stock have been declared by the Board of Directors from inception through January 31, 2025.
Liquidation Preference - In the event of any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary or any deemed liquidation event (a “Liquidation Event”), the holders of
Preferred Stock shall be entitled, on a pari passu basis among each other and before any payments to the holders of common stock, to be paid out of the assets of the Company available for distribution for each share of Preferred Stock, an amount per share of Preferred Stock equal to the greater of (a) the applicable original issuance price plus all declared but unpaid dividends on such Preferred Stock, or (b)
such amount per share as would have been payable had all shares of (i) such series of Preferred Stock been converted into common stock, and (ii) each other series of Preferred Stock that would have received a greater amount per share had such other series been converted into common stock. If, upon any such
Liquidation Event, the assets of the Company shall be insufficient to make payment in full to all holders of the Preferred Stock, then the assets shall be distributed among the holders of Preferred Stock on a pari passu basis, in proportion to the full amounts to which they would otherwise be respectively entitled.
After the payment of the full liquidation preference to Preferred Stock above, the remaining assets of the corporation available for distribution to shareholders will be distributed ratably to the holders of common stock.
Conversion Rights - Each share of Preferred Stock is convertible, at the option of the holder, into such number of shares of common stock as is determined by dividing the applicable original issuance

NAVAN, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
price for a share by the applicable conversion price at the time in effect for such share. Each share of
Preferred Stock automatically converts into the number of shares of common stock into which such shares are convertible at the then-effective conversion ratio upon the closing of a public offering of common stock with gross proceeds of at least $100.0 million as of January 31, 2025.
Redemption Rights - The Preferred Stock is not mandatorily redeemable. It will become redeemable upon the occurrence of certain deemed liquidation events that are considered not solely within the
Company’s control. Accordingly, the Preferred Stock is presented in the mezzanine section of the consolidated balance sheets.
Voting Rights - The holders of each share of Preferred Stock are entitled to the number of votes equal to the number of shares of common stock into which such shares are convertible.
Common Stock
The holders of each share of common stock are entitled to one vote for each share of common stock issued and outstanding for the holders. The holders of common stock are also entitled to receive dividends whenever funds are available and when declared by the Board of Directors, subject to the priority rights of holders of all series of Preferred Stock outstanding.
Common stock reserved for issuance as of January 31, 2025 and 2024 is summarized as follows:

	As of January 31,
	2025	2024
Redeemable convertible preferred stock ............................................................	146,360,207	146,360,207
Stock options issued and outstanding ..................................................................	40,971,097	41,769,970
RSUs issued and outstanding ...............................................................................	4,653,847	948,938
Shares of common stock available for future grants .........................................	5,486,445	4,291,678
Redeemable convertible preferred stock warrants ............................................	40,160	40,160
Total common stock reserved for issuance ........................................................	197,511,756	193,410,953
NOTE 12 - INCOME TAXES
Loss before income tax expense is as follows (in thousands):

	Year Ended January 31,
	2025	2024
United States ...........................................................................................................	$(206,209)	$(345,485)
Foreign ......................................................................................................................	34,701	19,361
Loss before income tax expense ..........................................................................	$(171,508)	$(326,124)

NAVAN, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
The components of income tax expense are as follows (in thousands):

	Year Ended January 31,
	2025	2024
Current:
Federal .................................................................................................................	$(259)	$(135)
State .....................................................................................................................	128	36
Foreign .................................................................................................................	9,700	8,751
Total current tax expense ......................................................................................	9,569	8,652
Deferred:
Federal .................................................................................................................	—	—
State .....................................................................................................................	2	(52)
Foreign .................................................................................................................	(1)	(3,172)
Total deferred tax expense (benefit) ....................................................................	1	(3,224)
Total income tax expense ......................................................................................	$9,570	$5,428
Historically, it has been the practice and intention of the Company to indefinitely reinvest the earnings of its non-U.S. subsidiaries. During the fiscal year ended January 31, 2024, the Company altered its capital allocation strategy and determined that certain non-US earnings, which can be distributed tax efficiently, are no longer permanently reinvested where earned. As of January 31, 2025 and 2024, the
Company recognized a deferred tax liability of $0.3 million and $0.2 million, respectively, for additional taxes that would be incurred upon repatriation of the earnings that are no longer permanently reinvested.
The income tax expense differs from the amount computed by applying the federal statutory income tax rate to income before taxes as follows (in thousands):

	Year Ended January 31,
	2025	2024
Loss before income tax expense ..........................................................................	$(171,508)	$(326,124)
Expected tax benefit at federal rate of 21% ........................................................	(36,017)	(68,486)
State taxes ...............................................................................................................	130	(16)
Taxes on foreign earnings .....................................................................................	2,412	1,513
Stock-based compensation ...................................................................................	4,943	4,811
Disallowed interest on convertible debt ...............................................................	3,229	11,082
Research and development credits .....................................................................	(3,912)	(4,102)
Effects of cross-border tax laws ...........................................................................	3,476	343
Other .........................................................................................................................	1,484	(147)
Change in valuation allowance .............................................................................	33,825	60,430
Total income tax expense ......................................................................................	$9,570	$5,428

NAVAN, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
The components of net deferred tax assets and liabilities consisted of the following (in thousands):

	Year Ended January 31,
	2025	2024
Deferred tax assets:
Net operating loss carryforwards .....................................................................	$211,217	$209,724
Research and development credits .................................................................	18,156	14,031
Reserves and accruals ......................................................................................	23,841	14,378
Depreciation and amortization .........................................................................	611	674
Capitalized research and development costs ................................................	52,012	38,764
Operating lease liabilities ..................................................................................	12,100	12,271
Stock-based compensation ..............................................................................	41,834	31,597
Total deferred tax assets .......................................................................................	359,771	321,439
Less: Valuation allowance .....................................................................................	(336,627)	(297,643)
Net deferred tax assets ..........................................................................................	23,144	23,796
Deferred tax liabilities:
Operating lease right-of-use asset ..................................................................	(10,499)	(11,023)
Reserves and accruals ......................................................................................	(45)	—
Depreciation and amortization .........................................................................	(13,164)	(13,902)
Stock-based compensation ..............................................................................	(621)	—
Total deferred tax liabilities ....................................................................................	(24,329)	(24,925)
Total net deferred tax assets (liabilities) ..............................................................	$(1,185)	$(1,129)
In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Based on the available objective evidence, the
Company believes it is more likely than not that a portion of its net deferred tax assets may not be realized in the future. Accordingly, the Company established a full valuation allowance against its U.S.
federal, certain states, and certain foreign deferred tax assets. The net change in the total valuation allowance for the years ended January 31, 2025 and 2024 was an increase of approximately
$39.1 million and $70.0 million, respectively.
As of January 31, 2025, the Company had approximately $805.0 million of federal, $628.6 million of state, and $20.0 million of foreign net operating loss carryforwards as reported on our tax returns available to reduce future taxable income. Of the $805.0 million federal net operating loss carryforwards,
$789.9 million may be carried forward indefinitely with utilization limited to 80% of taxable income, and the remaining $15.1 million will begin to expire in 2036. State NOL carryforwards will begin to expire in 2027, unless utilized. The foreign net operating loss carryforwards will carryforward indefinitely. As of January
31, 2025, the Company also had federal and state research and development tax credit carryforwards as reported on our tax returns of approximately $15.5 million and $11.1 million, respectively. The federal tax credits will expire at various dates beginning in 2036, unless utilized. The state tax credits do not expire and will carry forward indefinitely until utilized.
As of January 31, 2024, the Company had approximately $789.6 million of federal, $568.1 million of state, and $30.7 million of foreign net operating loss carryforwards as reported on our tax returns available to reduce future taxable income. Of the $789.6 million federal net operating loss carryforwards,
$774.5 million may be carried forward indefinitely with utilization limited to 80% of taxable income, and the remaining $15.1 million will begin to expire in 2036. State NOL carryforwards will begin to expire in 2027, unless utilized. The foreign net operating loss carryforwards will carryforward indefinitely. As of January
31, 2024, the Company also had federal and state research and development tax credit carryforwards as

NAVAN, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
reported on our tax returns of approximately $12.0 million and $8.5 million, respectively. The federal tax credits will expire at various dates beginning in 2036, unless utilized. The state tax credits do not expire and will carry forward indefinitely until utilized.
Federal and state tax laws impose substantial restrictions on the utilization of the net operating loss and credit carryforwards in the event of an ownership change as defined in Section 382 of the Internal
Revenue Code. Accordingly, the Company’s ability to utilize these carryforwards may be limited as a result of such ownership change. The Company has determined that it has experienced multiple ownership changes and, as a result, the annual utilization of its net operating loss carryforwards and other pre-change attributes will be subject to limitation. However, the Company does not expect that the annual limitations will significantly impact its ability to utilize its net operating loss or tax credit carryforwards prior to expiration. Subsequent ownership changes in respect to these tax attributes may further affect the limitation in future years.
The Company recognizes uncertain tax positions in the consolidated financial statements if that position is more likely than not to be sustained upon audit, based on the technical merits of the position.
In the preparation of income tax returns in federal, foreign, and state jurisdictions, the Company asserts certain tax positions based on its understanding and interpretation of income tax laws. The taxing authorities may challenge such positions, and the resolution of such matters could result in recognition of income tax expense in the Company’s consolidated financial statements. As of January 31, 2025, the
Company had unrecognized tax benefits of $9.5 million, of which $1.9 million, if recognized, would favorably impact the effective tax rate. As of January 31, 2024, the Company had unrecognized tax benefits of $8.8 million, of which $2.4 million, if recognized, would favorably impact the effective tax rate.
The aggregate changes in the Company’s total gross amount of unrecognized tax benefits are summarized as follows (in thousands):

	Year Ended January 31,
	2025	2024
Beginning balance ..................................................................................................	$8,783	$7,477
Additions based on tax position related to the current year .............................	1,641	1,521
Additions for tax positions for the prior year .......................................................	68	361
Decrease related to prior year tax positions .......................................................	(241)	(386)
Decrease related to expiration of statute of limitations .....................................	(794)	(190)
Ending balance ........................................................................................................	$9,457	$8,783
The Company includes interest and penalties related to unrecognized tax benefits through income tax expense. As of January 31, 2025 and 2024, the amount of accrued interest and penalties related to uncertain tax positions was $0.4 million.
Although it is reasonably possible that certain unrecognized tax benefits may increase or decrease within the next 12 months due to tax examination changes, settlement activities, or the impact on recognition and measurement considerations related to the results of published tax cases or other similar activities, the Company does not anticipate any significant changes to unrecognized tax benefits over the next 12 months.
The Company files federal, state, and foreign tax returns with varying statutes of limitations. The tax years since inception of the Company in 2015 remain open to examination due to the carryover of unused net operating losses and tax credits.

NAVAN, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
NOTE 13 - COMMITMENTS AND CONTINGENCIES
Purchase Obligations
In the normal course of business, the Company enters into non-cancelable purchase commitments with various parties primarily related to the purchase of cloud hosting arrangements and software subscriptions. The table below presents the summarized purchase obligations as of January 31, 2025 (in thousands):

	Payments Due By Period as of January 31, 2025
	Total	Less than 1 Year	1 - 3 Years	3 - 5 Years	More than 5 Years
Purchase obligations .......................	$31,032	$21,556	$9,476	$—	$—
Litigation
In the ordinary course of business, the Company may be subject from time to time to various litigation and administrative proceedings, disputes or claims. In the event that the Company becomes a party to litigation in the future, the Company will record a liability when a loss is considered probable and the amount can be reasonably estimated. For legal proceedings for which there is a reasonable possibility of loss (meaning those losses for which the likelihood is more than remote but less than probable), the
Company has determined it does not have material exposure on an aggregate basis. As of January 31,
2025, the Company is not subject to any currently pending legal matters or claims that could have a material adverse effect on its financial position, results of operations, or cash flows should such litigation be resolved unfavorably.
Repayment of Government Grants
During the years ended January 31, 2022 and 2021, the Company received $6.0 million in grants from the Dutch government under the NOW Scheme. The Company’s application for relief under the
NOW Scheme is currently under review. If the Dutch government concludes that the Company does not qualify under the conditions stipulated for the government grants, the Company may have to repay the
Dutch government for grants provided. We recognized the $6.0 million in grants received as a liability in the period received.
During the year ended January 31, 2023, the Company received a tentative payment schedule from the Dutch government. The NOW Scheme liability balances as of January 31, 2025 and 2024, and the changes in fiscal 2025 and 2024 are as follows (in thousands):

	Year Ended January 31,
	2025	2024
Balance at beginning of period(1) ..........................................................................	$5,648	$5,803
Repayments ........................................................................................................	(1,118)	(140)
Foreign currency translation impact ................................................................	(215)	(15)
Balance at end of period ........................................................................................	$4,315	$5,648
Less: balance in Accrued expenses and other current liabilities ................	(509)	(529)
Balance in Other non-current liabilities ...........................................................	$3,806	$5,119
________________
(1)During the year ended January 31, 2023, the NOW Scheme liability had a foreign currency translation impact of
$0.2 million, leading to a decrease of the liability from $6.0 million to $5.8 million.
As of January 31, 2025, the Company’s application for relief is still under review with the governmental authorities.

NAVAN, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
NOTE 14 – EMPLOYEE BENEFIT PLAN
The Company sponsors a 401(k) defined contribution retirement plan (the “401(k) Plan”) covering certain U.S. employees. Participants may contribute a portion of their compensation to the Plan, subject to limitations under the Internal Revenue Code. During the year ended January 31, 2024, the Company paused 401(k) Plan matching contributions for employees. The Company also maintains certain other defined contribution plans outside of the United States for which it provides contributions for participating employees in the regions in which matching contributions are applicable. The Company’s contributions for all defined contribution retirement plans were $6.1 million and $7.4 million for the years ended January
31, 2025 and 2024, respectively.
NOTE 15 – NET LOSS PER SHARE
The following table sets forth the computation of basic and diluted net loss per share attributable to common stockholders (in thousands, except share and per share data):

	Year Ended January 31,
	2025	2024
Net loss .....................................................................................................................	$(181,078)	$(331,552)
Weighted-average shares outstanding used to compute net loss per share attributable to common stockholders, basic and diluted ...............................	45,271,666	44,583,919
Net loss per share attributable to common stockholders, basic and diluted .	$(4.00)	$(7.44)
During the years ended January 31, 2025 and 2024, the Company was in a net loss position. As a result, basic net loss per share is the same as diluted net loss per share, as the inclusion of all potential shares of common stock outstanding would have been antidilutive. The potential shares of common stock that were excluded from the computation of diluted net loss per share attributable to common stockholders for the periods presented because including them would have been antidilutive are as follows:

	As of January 31,
	2025	2024
Redeemable convertible preferred shares ..........................................................	146,360,207	146,360,207
Stock options issued and outstanding .................................................................	40,971,097	41,769,970
RSUs issued and outstanding ...............................................................................	4,653,847	948,938
Warrants to purchase redeemable convertible preferred stock ......................	40,160	40,160
Shares of common stock subject to repurchase ................................................	49,761	133,332
Convertible notes ....................................................................................................	12,946,170	13,980,833
Total antidilutive securities ....................................................................................	205,021,242	203,233,440
NOTE 16 – SUBSEQUENT EVENTS
During the three months ended April 30, 2025, we issued a term loan and common stock warrants in exchange for cash proceeds of $130.0 million, and also executed Simple Agreements for Future Equity
(“SAFEs”) and common stock warrants in exchange for total proceeds of $155.0 million. We also settled the 2022 Promissory Note for a cash payment of $198.1 million. We are in the process of evaluating the accounting impact of these transactions.
During the three months ended April 30, 2025, we amended the Warehouse Credit Facility to extend the maturity date to February 2028. We also repaid the Trade Loan Facility, and executed a new revolving line of credit with Citibank. The new revolving line of credit has a borrowing limit of $100.0

NAVAN, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
million, and a term through March 2028. We are in the process of evaluating the accounting impact of these transactions.
Subsequent events have been evaluated through April 30, 2025, the date the consolidated financial statements were available to be issued.
Events Subsequent to Original Issuance of Financial Statements (Unaudited)
The Company evaluated subsequent events through July 25, 2025, the date these consolidated financial statements were available to be reissued.
Since February 1, 2025 and through the date these consolidated financial statements were available to be reissued, we granted 2,574,917 stock options that vest over four years based on service-only conditions. We also granted 2,744,173 RSUs that vest upon the satisfaction of both a performance and a service condition, where the performance condition is satisfied by either a sale of the Company or following the effective date of an initial public offering, and the service condition is satisfied generally over a period of four years. In addition, we granted 527,117 RSUs which vest over four years based solely on service-only conditions.
Vista Facility
In February 2025, we entered into a credit agreement with VCP Capital Markets, LLC, under which we issued term loans to lenders in exchange for proceeds of $130.0 million, which mature on February
24, 2030 (the “Vista Facility”). In connection with the Vista Facility, we issued warrants covering 486,588 shares of common stock.
Upon issuance of the Vista Facility, the common stock warrants had a fair value of $11.0 million which was recorded as a debt discount. Debt issuance costs were recorded as a reduction to the debt liability. The debt discount and debt issuance costs are amortized to interest expense at an effective interest rate of 12.8% over the term of the loan. The common stock warrants are equity classified within additional paid-in capital.
Simple Agreements for Future Equity (SAFEs) and Common Stock Warrants
During the three months ended April 30, 2025, we entered into SAFEs with multiple investors in exchange for cash proceeds of $155.0 million, with an interest rate of 12% per annum. The SAFEs contain various conversion features.
We issued common stock warrants to investors together with the SAFEs. The number of shares that can be issued upon exercise of the common stock warrants is determined based on a fixed percentage of the fully diluted capitalization prior to the earliest to occur of (a) a deemed liquidation event, (b) a liquidity event, and (c) the date of exercise.
We incurred debt issuance costs of $2.9 million in connection with the issuance of the SAFEs and common stock warrants, which were expensed when incurred. The SAFEs and common stock warrants are classified as liabilities and are measured at fair value on a recurring basis.
2022 Promissory Note
In February 2025, we paid $198.1 million to settle the 2022 Promissory Note and recognized a $20.5 million loss on the debt extinguishment.
Warehouse Credit Facility
We incurred incremental upfront commitment fees in connection with extending the maturity date of the Warehouse Credit Facility through February 18, 2028. The upfront commitment fees are capitalized and amortized over the remaining term.

NAVAN, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
ABL Facility
In March 2025, we executed an asset-based lending revolving line of credit with Citibank (“ABL
Facility”) for a term through March 2028. The ABL Facility has a borrowing limit of $100.0 million. The available borrowings are based on eligible U.S. and UK travel receivables. Issuance fees incurred in connection with the ABL Facility are capitalized and amortized over the term.

NAVAN, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except par value and share amounts)
(unaudited)

	As of
	July 31, 2025	January 31, 2025
Assets
Current assets:
Cash and cash equivalents ..............................................................................	$223,229	$157,672
Restricted cash, current ....................................................................................	87,218	148,157
Accounts receivable, net ...................................................................................	191,080	184,856
Corporate card receivables, net .......................................................................	158,421	157,755
Contract acquisition costs, current ..................................................................	6,586	4,784
Prepaid expenses and other current assets ..................................................	52,353	35,628
Total current assets ................................................................................................	718,887	688,852
Restricted cash, non-current .................................................................................	5,091	4,766
Contract acquisition costs, non-current ...............................................................	21,089	16,185
Operating lease right-of-use assets .....................................................................	44,364	48,006
Property, equipment, and software, net ..............................................................	30,092	29,538
Intangible assets, net .............................................................................................	56,346	55,633
Goodwill ....................................................................................................................	234,656	219,728
Other non-current assets .......................................................................................	23,866	21,246
Total assets ..............................................................................................................	$1,134,391	$1,083,954
Liabilities, redeemable convertible preferred stock and stockholders’ deficit
Current liabilities:
Accounts payable ...............................................................................................	$48,209	$42,829
Accrued expenses and other current liabilities ..............................................	148,787	136,798
Notes payable, current ......................................................................................	1,602	175,913
Trade loan facility ...............................................................................................	—	45,000
Operating lease liabilities, current ...................................................................	11,056	11,389
Deferred revenue, current .....................................................................................	39,589	34,097
Total current liabilities .............................................................................................	249,243	446,026
Operating lease liabilities, non-current ................................................................	39,718	43,098
Convertible notes and SAFEs ...............................................................................	358,163	182,394
Embedded derivative and common stock warrant liabilities ............................	69,700	59,820
ABL facility ...............................................................................................................	34,500	—
Warehouse credit facility ........................................................................................	148,174	214,238
Notes payable, non-current ...................................................................................	117,321	394
Deferred revenue, non-current .............................................................................	1,224	813
Other non-current liabilities ...................................................................................	23,678	22,949
Total liabilities ..........................................................................................................	1,041,721	969,732
Commitments and contingencies (Note 12)
Redeemable convertible preferred stock, par value $0.00000625; 157,027,585 shares authorized; 146,360,207 issued and outstanding (aggregate liquidation preference of $1,301,402) ..........................................	1,301,121	1,301,121

NAVAN, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except par value and share amounts)
(unaudited)

	As of
	July 31, 2025	January 31, 2025
Stockholders’ deficit
Common stock, par value $0.00000625 per share; 253,919,000 shares authorized, 46,331,272 and 45,782,871 shares issued and outstanding as of July 31, 2025 and January 31, 2025, respectively ...............................	1	1
Additional paid-in capital ...................................................................................	522,555	467,835
Accumulated deficit ............................................................................................	(1,716,993)	(1,617,113)
Accumulated other comprehensive loss .........................................................	(14,014)	(37,622)
Total stockholders’ deficit ......................................................................................	(1,208,451)	(1,186,899)
Total liabilities, redeemable convertible preferred stock and stockholders’ deficit .....................................................................................................................	$1,134,391	$1,083,954
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

NAVAN, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except par value and share amounts)
(unaudited)

	Six Months Ended July 31,
	2025	2024
Revenue ...................................................................................................................	$329,413	$253,727
Cost of revenue .......................................................................................................	92,583	82,545
Gross profit ...............................................................................................................	236,830	171,182
Operating expenses
Research and development .............................................................................	64,760	57,784
Sales and marketing ..........................................................................................	130,376	103,530
General and administrative ...............................................................................	69,845	65,238
Total operating expenses ......................................................................................	264,981	226,552
Loss from operations ..............................................................................................	(28,151)	(55,370)
Interest expense .................................................................................................	(31,971)	(37,851)
Other income, net ...............................................................................................	6,699	1,953
Loss on extinguishment of debt .......................................................................	(20,528)	—
Gain (loss) on fair value adjustments .............................................................	(17,886)	3,020
Loss before income tax expense ..........................................................................	(91,837)	(88,248)
Income tax expense ...............................................................................................	8,043	4,296
Net loss .....................................................................................................................	$(99,880)	$(92,544)
Net loss per share attributable to common stockholders:
Basic and diluted net loss per share ....................................................................	$(2.15)	$(2.05)

Weighted-average shares outstanding used to compute net loss per share attributable to common stockholders ...............................................................	46,350,553	45,153,649
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

NAVAN, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(in thousands, except par value and share amounts)
(unaudited)

	Six Months Ended July 31,
	2025	2024
Net loss .....................................................................................................................	$(99,880)	$(92,544)
Other comprehensive income, net of tax:
Foreign currency translation adjustments ...........................................................	23,608	2,944
Total other comprehensive income, net of tax ...................................................	23,608	2,944
Total comprehensive loss ......................................................................................	$(76,272)	$(89,600)
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

NAVAN, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
(in thousands, except par value and share amounts)
(unaudited)

							Accumulated
	Redeemable Convertible Preferred Stock		Common Stock		Additional paid- in	Accumulated	other comprehensive	Total stockholders'
	Shares	Amount	Shares	Amount	capital	deficit	income (loss)	deficit
Balance as of January 31, 2025 ..............................	146,360,207	$1,301,121	45,782,871	$1	$467,835	$(1,617,113)	$(37,622)	$(1,186,899)
Net loss .....................................................................	—	—	—	—	—	(99,880)	—	(99,880)
Other comprehensive income, net of tax .............	—	—	—	—	—	—	23,608	23,608
Issuance of common stock warrants ....................	—	—	—	—	11,007	—	—	11,007
Issuance of common stock upon exercise of stock options ........................................................	—	—	548,401	—	5,826	—	—	5,826
Vesting of early exercised stock options ..............	—	—	—	—	583	—	—	583
Stock-based compensation ....................................	—	—	—	—	37,304	—	—	37,304
Balance as of July 31, 2025 .....................................	146,360,207	$1,301,121	46,331,272	$1	$522,555	$(1,716,993)	$(14,014)	$(1,208,451)

							Accumulated
	Redeemable Convertible Preferred Stock		Common Stock		Additional paid- in	Accumulated	other comprehensive	Total stockholders'
	Shares	Amount	Shares	Amount	capital	deficit	income (loss)	deficit
Balance as of January 31, 2024 ..............................	146,360,207	$1,301,121	45,117,008	$1	$382,356	$(1,436,035)	$(28,293)	$(1,081,971)
Net loss .....................................................................	—	—	—	—	—	(92,544)	—	(92,544)
Other comprehensive income, net of tax .............	—	—	—	—	—	—	2,944	2,944
Issuance of common stock upon exercise of stock options ........................................................	—	—	239,300	—	1,980	—	—	1,980
Vesting of early exercised stock options ..............	—	—	—	—	1,064	—	—	1,064
Stock-based compensation ....................................	—	—	—	—	36,009	—	—	36,009
Balance as of July 31, 2024 .....................................	146,360,207	$1,301,121	45,356,308	$1	$421,409	$(1,528,579)	$(25,349)	$(1,132,518)
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

NAVAN, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands, except par value and share amounts)
(unaudited)

	Six Months Ended July 31,
	2025	2024
Cash flows from operating activities:
Net loss ................................................................................................................	$(99,880)	$(92,544)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation, net of amounts capitalized .........................	35,909	34,913
Non-cash interest expense ..........................................................................	17,634	24,052
Deferred income taxes .................................................................................	350	(371)
Depreciation and amortization ....................................................................	12,209	12,827
Amortization of contract acquisition costs .................................................	2,541	2,716
Provision for doubtful accounts ...................................................................	4,385	2,908
Loss (gain) on fair value adjustments ........................................................	17,886	(3,020)
Debt issuance costs expensed related to SAFEs ....................................	2,913	—
Loss on extinguishment of debt ..................................................................	20,528	—
Other ................................................................................................................	(327)	22
Changes in operating assets and liabilities, net of effect of business acquisitions:
Accounts receivable .................................................................................	(1,518)	(429)
Prepaid expenses and other current assets .........................................	(14,927)	(10,201)
Contract acquisition costs .......................................................................	(9,247)	(10,713)
Other non-current assets .........................................................................	858	12
Accounts payable .....................................................................................	2,933	20,497
Accrued expenses and other current liabilities ....................................	6,844	(15,807)
Deferred revenue ......................................................................................	5,858	3,600
Operating lease right-of-use asset and operating lease liabilities, net ............................................................................................................	(96)	2,503
Other non-current liabilities .....................................................................	(69)	2
Net cash provided by (used in) operating activities ........................	4,784	(29,033)
Cash flows from investing activities:
Capitalized software development costs ...................................................	(8,207)	(7,867)
Purchases of property and equipment .......................................................	(188)	(574)
Proceeds from sale of subsidiary, net of cash sold .................................	(354)	—
Decrease (increase) in corporate card receivables .................................	(2,306)	38,392
Cash consideration for business acquisition, net of cash acquired ......	—	(3,879)
Net cash provided by (used in) investing activities ........................	(11,055)	26,072
Cash flows from financing activities:
Proceeds from issuance of common stock from exercise of stock- based awards	6,154	2,277
Proceeds from borrowings of debt ..............................................................	190,967	51,718
Proceeds from issuance of SAFEs .............................................................	155,000	—
Payments of borrowings of debt .................................................................	(333,775)	(2,270)
Payments for debt issuance costs ..............................................................	(10,985)	(35)
Payments of deferred offering costs ..........................................................	(755)	—
Payment of deferred consideration in business combinations ...............	—	(275)

NAVAN, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands, except par value and share amounts)
(unaudited)

	Six Months Ended July 31,
	2025	2024
Net cash provided by financing activities .........................................	6,606	51,415
Effect of exchange rate changes on cash, cash equivalents and restricted cash ..................................................................................	4,608	(499)
Net increase in cash, cash equivalents and restricted cash .........	4,943	47,955
Cash, cash equivalents and restricted cash, beginning of period ...................	$310,595	$267,382
Cash, cash equivalents and restricted cash, end of period .............................	$315,538	$315,337

Supplemental disclosure of cash flow information:
Cash paid for interest ....................................................................................	$14,337	$13,799
Cash paid for income taxes .........................................................................	$9,386	$4,115

Noncash investing and financing activities:
Vesting of early exercised stock options ...................................................	$583	$1,064
Capitalized share-based compensation for internal-use software development costs	$1,395	$1,096
Amounts unpaid for purchases of property and equipment ....................	$8	$606
Deferred offering costs not yet paid ...........................................................	$2,600	$—
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

NAVAN, INC. AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements
(unaudited)

NOTE 1 - DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES
Description of Business
Navan, Inc. (the “Company”, “we”, “our”), together with its subsidiaries, is a cloud-based technology platform built to solve the comprehensive needs of frequent travelers. We offer a comprehensive, all-in-
one, AI-powered travel, payments and expense management solution designed to streamline the entire travel lifecycle, from booking and policy enforcement to payment processing, expense reconciliation, and reporting. The Company was incorporated in the state of Delaware in February 2015. The Company is currently headquartered in Palo Alto, California and has operations in North America, Asia Pacific, the
Middle East, and Europe.
Basis of Presentation and Principles of Consolidation
The unaudited condensed consolidated financial statements and accompanying notes have been prepared in accordance with generally accepted accounting principles in the United States of America
(“GAAP”). Certain information and disclosures normally included in consolidated financial statements prepared in accordance with GAAP have been condensed or omitted. Accordingly, these unaudited condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements for the year ended January 31, 2025 and the related notes. The January 31, 2025 condensed consolidated balance sheet was derived from the Company’s audited consolidated financial statements as of that date. The unaudited condensed consolidated financial statements include, in the opinion of management, all adjustments, consisting of normal and recurring items, necessary for the fair statement of the condensed consolidated financial statements for the periods presented.
We consolidate our wholly-owned subsidiaries over which we exercise control, and variable interest entities (“VIEs”) where we are deemed to be the primary beneficiary. See Note 8 — Variable Interest
Entities for further details.
The accompanying unaudited condensed consolidated financial statements include the accounts of the Company and entities in which it has a controlling financial interest in accordance with the consolidation accounting principles guidance. All intercompany profits, transactions, and balances have been eliminated in consolidation.
There have been no significant changes in accounting policies during the six months ended July 31,
2025 from those disclosed in the annual consolidated financial statements for the year ended January 31,
2025 and the related notes.
The Company’s fiscal year ends on January 31. References made to “fiscal 2026” and “fiscal 2025”
refer to the Company’s fiscal years ended January 31, 2026 and January 31, 2025, respectively.
Prior period amounts within Note 4 — Supplemental Financial Statement Information have been reclassified to conform to the current period presentation. These reclassifications had no impact on our previously reported total current assets, total assets, total current liabilities, total liabilities, results of operations, comprehensive income or net cash flows from operating, financing or investing activities.
Reverse Stock Split
On September 18, 2025, the Company effected a one-for-three reverse stock split of its common stock and redeemable convertible preferred stock. All share and per share information has been retroactively adjusted to reflect the stock split for all periods presented.
Use of Estimates
The preparation of our condensed consolidated financial statements in conformity with GAAP requires management to make estimates, judgments and assumptions that affect the reported amounts in the condensed consolidated financial statements and accompanying notes. Estimates and judgments are

NAVAN, INC. AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements
(unaudited)

based on historical experience, forecasted events and various other assumptions that the Company believes to be reasonable under the circumstances. On an ongoing basis, management evaluates estimates, including, but not limited to: carrying values and useful lives of long-lived assets and intangible assets; capitalization of internal-use software costs; the expected period of benefit for contract acquisition costs; the estimate of expected credit losses on accounts receivable; fair values of assets acquired and liabilities assumed in business combinations; fair values of financial instruments; fair values of stock-
based awards issued; the incremental borrowing rate used for operating lease liabilities; and assumptions used in accounting for income taxes. These estimates are inherently subject to judgment and actual results could differ from those estimates.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents, restricted cash and accounts receivable. The Company’s cash and cash equivalents and restricted cash are on deposit with high-quality financial institutions that exceed federally insured limits. The Company regularly monitors the composition and maturities of cash and cash equivalent and restricted cash balances. The Company has not experienced any losses due to institutional failure or bankruptcy. The Company performs credit evaluations of its customers and generally does not require collateral for sales on credit. In certain cases, based on the Company’s credit evaluations, collateral, primarily in the form of cash deposits, is required to mitigate corporate card receivable collection risk.
No customers accounted for 10% or more of the Company’s revenue during the six months ended
July 31, 2025. One payment partner customer accounted for 12% of the Company’s revenue during the six months ended July 31, 2024. One platform customer accounted for 10% and 12% of accounts receivable as of July 31, 2025 and January 31, 2025, respectively. The Company did not have any customers that accounted for 10% or more of corporate card receivables as of July 31, 2025 and January
31, 2025, respectively.
Segment Information
The Company’s chief operating decision maker (“CODM”) is its Chief Executive Officer, who reviews financial information presented on a consolidated basis for purposes of making operating decisions, assessing financial performance, and allocating resources. The Company operates its business in one operating segment and, therefore, has one reportable segment.
The CODM uses consolidated net loss to measure segment profit or loss in order to assess, manage, and maintain performance of the business based on resource allocations. The CODM also uses consolidated net loss to approve operating budgets and to identify product development and market expansion opportunities. The Company’s objective in making resource allocation decisions is to optimize the consolidated financial results. Significant segment expenses that the CODM reviews and utilizes to manage the Company’s operations are cost of revenue, research and development, sales and marketing, and general and administrative expenses at the consolidated level, which are presented in the
Company’s condensed consolidated statements of operations. Other segment items included in consolidated net loss include interest expense, other income, net, loss on extinguishment of debt, gain
(loss) on fair value adjustments and income tax expense, which are presented in the Company’s condensed consolidated statements of operations. The measure of segment assets is reported on the balance sheet as total consolidated assets.
Recently Adopted Accounting Pronouncements
In November 2023, the Financial Accounting Standards Board (FASB) issued ASU 2023-07,
Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures (“ASU 2023-07”),
which amends disclosure requirements relating to segment reporting, primarily through enhanced disclosure about significant segment expenses and by requiring disclosure of segment information on an annual and interim basis. The Company adopted ASU 2023-07 as of February 1, 2024 with no material

NAVAN, INC. AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements
(unaudited)

impact on its consolidated financial statements. For further information, refer to Segment Information within Note 1 — Description of Business and Significant Accounting Policies.
In August 2020, the FASB issued ASU No. 2020-06, Debt—Debt with Conversion and Other Options
(Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40)
(“ASU 2020-06”). ASU 2020-06 is intended to simplify the accounting for convertible instruments by removing certain separation models and to simplify the accounting for contracts in an entity’s own equity by eliminating the settlement criteria to qualify for a scope exception from derivative accounting. ASU
2020-06 also clarifies the diluted earnings per share calculation when convertible instruments and contracts in an entity’s own equity are involved. The Company adopted ASU 2020-06 as of February 1,
2024 with no material impact to its consolidated financial statements.
Recently Issued Accounting Pronouncements Not Yet Adopted
In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to
Income Tax Disclosures, which requires entities to annually (1) disclose specific categories in the rate reconciliation and (2) provide additional information for reconciling items that meet a quantitative threshold (if the effect of those reconciling items is equal to or greater than 5 percent of the amount computed by multiplying pretax income (loss) by the applicable statutory income tax rate). This standard is effective for public business entities for annual periods beginning after December 15, 2024. For all other entities, the standard is effective for annual periods beginning after December 15, 2025. Early adoption is permitted. The Company is currently evaluating the impact of this standard on its consolidated financial statement disclosures.
In November 2024, the FASB issued ASU 2024-03, Income Statement—Reporting Comprehensive
Income—Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement
Expenses. The new guidance requires disaggregated information about certain income statement expense line items on an annual and interim basis. The standard is effective for public business entities for annual periods beginning after December 15, 2026 and interim reporting periods beginning after
December 15, 2027. Early adoption is permitted. The Company is currently evaluating the impact of this standard on its consolidated financial statement disclosures.
NOTE 2 – REVENUE
Disaggregation of Revenue
Revenue consists of the following (in thousands):

	Six Months Ended July 31,
	2025	2024
Usage-based revenue ............................................................................................	$299,698	$232,448
Subscription revenue ..............................................................................................	29,715	21,279
Total revenue ......................................................................................................	$329,413	$253,727
Usage-based revenue primarily represents fees from our platform customers earned on a per-
booking transaction basis and fees from our travel supply and payment partners, which are generally earned on a per-transaction basis. Under our arrangements with certain travel supply partners, we earn additional fees when cumulative actual booking or transaction dollar volume exceeds specified contractual thresholds. Subscription revenue primarily represents revenue earned from subscriptions to our expense management platform.

NAVAN, INC. AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements
(unaudited)

The following table summarizes revenue by region based on the billing country of customers (in thousands, except percentages):

	Six Months Ended July 31,
	2025		2024
	Amount	Percentage of Revenue	Amount	Percentage of Revenue
United States .....................................................	$201,318	61%	$147,676	59%
United Kingdom ................................................	71,549	22%	64,518	25%
Rest of World(1) .................................................	56,546	17%	41,533	16%
Total revenue ...............................................	$329,413	100%	$253,727	100%
_______________
(1)No individual country within Rest of World comprises more than 10% of total revenue.
Unbilled Receivables
We receive payments from customers based on a billing schedule as established in our customer contracts. Accounts receivable are recorded when we have an unconditional right to consideration. In some arrangements, we have a right to consideration for our performance under the customer contract before invoicing the customer, resulting in an unbilled accounts receivable. We recognized unbilled accounts receivable of $67.7 million and $51.9 million, respectively, as of July 31, 2025 and January 31,
2025. Unbilled accounts receivable is recorded within accounts receivable, net on the accompanying condensed consolidated balance sheets.
Contract Liabilities
Revenue is deferred when we have the right to invoice in advance of performance under a customer contract. The deferred revenue balance primarily consists of annual subscription payments. The current portion of deferred revenue represents the amounts that are expected to be recognized within one year of the balance sheet date. The non-current portion of deferred revenue represents amounts that are expected to be recognized more than one year from the balance sheet date. For the six months ended
July 31, 2025 and 2024, revenue recognized from deferred revenue at the beginning of the period was
$27.8 million and $20.8 million, respectively.
Remaining performance obligations represent the amount of contracted future revenue that has not yet been recognized. We do not disclose the value of remaining performance obligations for (i) contracts with an original expected length of one year or less, and (ii) contracts for which variable consideration is allocated to an unsatisfied performance obligation. Our remaining performance obligations related to multi-year subscription contracts were $43.5 million as of July 31, 2025 of which we expect to recognize approximately 49% as revenue over the next 12 months, 32% as revenue over the subsequent 13 to 24 months, and the remainder thereafter.
Accounts Receivable and Allowance for Expected Credit Losses
Accounts receivable are generally due within thirty days and are recorded net of an allowance for estimated uncollectible amounts. We estimate expected credit losses based on various factors, including the age of the receivable balance, credit quality of the customer, and past collection experience with the customer. We consider the need to adjust historical information used in our estimates to reflect the extent to which we expect current conditions and reasonable and supportable forecasts to differ from the conditions that existed for the period over which historical information was evaluated. Long-aged balances and other higher risk amounts are reviewed individually for collectability. We recognize estimated credit losses through the income statement, and the allowance for estimated credit losses is recorded in accounts receivable, net on the condensed consolidated balance sheets.

NAVAN, INC. AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements
(unaudited)

The following table summarizes the allowance for expected credit losses (in thousands):

	Six Months Ended July 31,
	2025	2024
Balance at beginning of period ........................................................................	$5,135	$4,270
Provision for expected credit losses ...............................................................	2,488	1,677
Amounts written off, recoveries and other adjustments ...............................	(1,739)	(1,161)
Balance at end of period ....................................................................................	$5,884	$4,786
Corporate Card Receivables and Allowance for Expected Credit Losses
We provide virtual and physical corporate credit cards to customers of our expense management offering through issuing bank partners. Under certain payment partner arrangements, we are required to prefund spend on these credit cards. We recognize a receivable for each transaction, and receivables are generally due within ten days.
Corporate card receivables are recorded net of an allowance for expected credit losses. The allowance for expected credit losses is based on our assessment of the collectability of these receivables.
We consider the following factors when determining the collectability of specific customer accounts: age of the receivable balance, credit quality of the customer, and past collection experience with the customer. We consider the need to adjust historical information used in our estimates to reflect the extent to which we expect current conditions and reasonable and supportable forecasts to differ from the conditions that existed for the period over which historical information was evaluated. In addition, we include an estimate for charges our customers may dispute as invalid. We recognize estimated credit losses through the income statement, and the allowance for estimated credit losses is recorded in corporate card receivables, net on the condensed consolidated balance sheets.
The following table summarizes the corporate card receivables allowance for expected credit losses
(in thousands):

	Six Months Ended July 31,
	2025	2024
Balance at beginning of period ........................................................................	$380	$566
Provision for expected credit losses ...............................................................	1,675	1,275
Amounts written off, recoveries and other adjustments ...............................	(1,045)	426
Balance at end of period ....................................................................................	$1,010	$2,267
Contract Acquisition Costs
During the six months ended July 31, 2025 and 2024, we capitalized $9.2 million and $10.7 million, respectively, of contract acquisition costs and recognized related amortization expense of $2.5 million and
$2.7 million, respectively. Amortization expense is included in sales and marketing expense in the condensed consolidated statements of operations.

NAVAN, INC. AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements
(unaudited)

NOTE 3 – FAIR VALUE MEASUREMENTS
The following table presents our financial assets and liabilities measured at fair value on a recurring basis based on the three-tier fair value hierarchy (in thousands):

	Fair value measurements as of July 31, 2025
	Level 1	Level 2	Level 3	Total
Financial Liabilities
Redeemable convertible preferred stock warrant liability ...............................................	$—	$—	$433	$433
Embedded derivative liability .........................	—	—	38,500	38,500
SAFE liability .....................................................	—	—	163,000	163,000
Common stock warrant liability ......................	—	—	31,200	31,200
Total ...............................................................	$—	$—	$233,133	$233,133

	Fair value measurements as of January 31, 2025
	Level 1	Level 2	Level 3	Total
Financial Liabilities
Redeemable convertible preferred stock warrant liability ................................................	—	—	427	427
Embedded derivative liability ..........................	—	—	59,820	59,820
Total ................................................................	$—	$—	$60,247	$60,247
There were no transfers between Level 1, Level 2 or Level 3 fair value hierarchy categories of financial instruments during the six months ended July 31, 2025 or the twelve months ended January 31,
2025.
Redeemable Convertible Preferred Stock Warrant Liability
In connection with a loan agreement entered into in December 2015, we issued redeemable convertible preferred stock warrants to purchase 60,757, 30,192, 34,080 and 40,160 shares of Series
Seed, Series A, Series A-1 and Series B preferred stock at the stated exercise prices of $0.2469,
$0.4968, $0.5853 and $1.8675 per share, respectively. As of July 31, 2025 and January 31, 2025, 40,160
Series B redeemable convertible preferred stock warrants remain outstanding and are recorded at a fair value of $0.4 million and $0.4 million, respectively.
The fair value of the redeemable convertible preferred stock warrant liability was determined using the Black-Scholes option pricing model. The following assumptions were used to calculate the fair value of the redeemable convertible preferred stock warrant liability:

	As of
	July 31, 2025	January 31, 2025
Volatility ....................................................................................................................	50.0%	55.0%
Risk-free interest rate .............................................................................................	3.9%	4.1%
Expected term (in years) ........................................................................................	3.1	3.9
Dividend yield ..........................................................................................................	—%	—%
The redeemable convertible preferred stock warrant liability is recorded within other non-current liabilities on the condensed consolidated balance sheets. Changes in fair value are recorded in gain (loss)
on fair value adjustments on the accompanying condensed consolidated statements of operations for the six months ended July 31, 2025 and 2024. We will continue to adjust the redeemable convertible

NAVAN, INC. AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements
(unaudited)

preferred stock warrant liability for changes in fair value until the earlier of conversion, exercise or expiration of the warrants.
Fair value measurements are highly sensitive to changes in these inputs; significant changes in these inputs would result in a significantly higher or lower fair value. The change in value of the redeemable convertible preferred stock warrant liability during the six months ended July 31, 2025 is summarized below (in thousands):

Balance as of January 31, 2025 ......................................................................................................	$427
Change in fair value ...........................................................................................................................	6
Balance as of July 31, 2025 .............................................................................................................	$433
Embedded Derivative Liability
The embedded derivative liability is bifurcated from the convertible notes issued in June 2020. Refer to Note 7 — Debt for further information regarding the convertible notes. The fair value of the embedded derivative liability was computed using a combination of the income approach, the Black-Scholes option pricing model, a probability-weighted estimate of the time to conversion, and other Level 3 inputs.
Significant management assumptions and estimates were involved in this determination. The significant unobservable inputs used in measuring the fair value of the embedded derivative liability include the following:

As of
	July 31, 2025	January 31, 2025
Time to expiration (in years) ..........................................................................	0.21 - 1.21	0.70 - 1.70
Time from conversion to maturity (in years) ...............................................	0.65 - 1.65	0.65 - 1.65
Discount factor .................................................................................................	9.0%	9.0%
Volatility .............................................................................................................	48.6 - 74.5%	57.8% - 72.6%
Risk free rate ....................................................................................................	3.99 - 4.33%	4.1% - 4.2%
The change in value of the embedded derivative liability during the six months ended July 31, 2025 is summarized below (in thousands):

Balance as of January 31, 2025 ......................................................................................................	$59,820
Change in fair value ...........................................................................................................................	(21,320)
Balance as of July 31, 2025 .............................................................................................................	$38,500
Changes in fair value of the embedded derivative liability are recognized as a component of gain
(loss) on fair value adjustments in the accompanying condensed consolidated statements of operations.
Simple Agreements for Future Equity (SAFEs) and Common Stock Warrants
During the six months ended July 31, 2025, we entered into SAFEs with multiple investors. Refer to
Note 7 — Debt for further information regarding the conversion features and terms of the SAFEs.
We issued common stock warrants to investors together with the SAFEs. The number of shares that can be issued upon exercise of the common stock warrants is determined based on a fixed percentage of the fully diluted capitalization prior to the earliest to occur of (a) a deemed liquidation event, (b) a liquidity event, and (c) the date of exercise.
The SAFEs are presented within convertible notes and SAFEs, and the common stock warrants are presented within embedded derivative and common stock warrant liabilities within the accompanying condensed consolidated balance sheets. The SAFEs and common stock warrants are measured at fair

NAVAN, INC. AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements
(unaudited)

value on a recurring basis, with changes in fair value recognized as a component of gain (loss) on fair value adjustments in the accompanying condensed consolidated statements of operations.
The fair value of the SAFEs was computed using an income approach. The primary significant unobservable input used in measuring the fair value of the SAFEs is the time until conversion. As of
July 31, 2025, the time until conversion was 0.21 years to 1.21 years.
The change in value of the SAFE liabilities during the six months ended July 31, 2025 is summarized below (in thousands):

Balance as of January 31, 2025 ......................................................................................................	$—
Additions in the period ..................................................................................................................	127,300
Change in fair value ......................................................................................................................	35,700
Balance as of July 31, 2025 .............................................................................................................	$163,000
The fair value of the common stock warrants was computed using the probability weighted expected return method. A significant input used in measuring the fair value of the common stock warrant liabilities is the number of shares that can be issued upon exercise of the warrants. In addition, the other significant unobservable inputs used in measuring the fair value of the common stock warrants liabilities include the following:

As of
July 31, 2025
Time until conversion (in years) .......................................................................................................	0.21 - 1.21
Discount for lack of marketability .....................................................................................................	5.0 - 18.0%
The change in value of the common stock warrant liabilities during the six months ended July 31,
2025 is summarized below (in thousands):

Balance as of January 31, 2025 ......................................................................................................	$—
Additions in the period ..................................................................................................................	27,700
Change in fair value ......................................................................................................................	3,500
Balance as of July 31, 2025 .............................................................................................................	$31,200
Other Financial Instruments
The fair value of other financial instruments that are not recognized at fair value on the balance sheet are presented below for disclosure purposes only (in thousands):

	Fair Value Hierarchy	As of
		July 31, 2025	January 31, 2025
Convertible notes .........................................................................	Level 3	$354,000	$359,200
Warehouse credit facility ............................................................	Level 3	$140,864	$210,995
ABL facility ....................................................................................	Level 3	$34,386	$—
Vista facility ...................................................................................	Level 3	$129,725	$—
Trade loan facility .........................................................................	Level 3	—	$45,000
2022 promissory note .................................................................	Level 3	—	$179,932
Other debt .....................................................................................	Level 3	$1,810	$933

NAVAN, INC. AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements
(unaudited)

NOTE 4 – SUPPLEMENTAL FINANCIAL STATEMENT INFORMATION
Property, Equipment and Software, Net
Property, equipment and software, net consisted of the following (in thousands):

	As of
	July 31, 2025	January 31, 2025
Capitalized software ...............................................................................................	$44,479	$42,317
Computers and equipment ....................................................................................	7,622	7,349
Fixtures and fittings .................................................................................................	3,568	3,561
Leasehold improvements .......................................................................................	2,840	2,779
Construction in progress(1) .....................................................................................	2,919	2,960
Property, equipment and software, gross ......................................................	61,428	58,966
Less: accumulated depreciation ...........................................................................	(31,336)	(29,428)
Property, equipment and software, net ...........................................................	$30,092	$29,538
_______________
(1)Construction in progress consists of leasehold improvements and capitalized software development costs that have not been placed into service.
For the six months ended July 31, 2025 and 2024, depreciation and amortization expense related to property, equipment and software was $9.6 million and $10.2 million, respectively. Included in these amounts was amortization expense for capitalized internal-use software costs of approximately $7.4 million and $7.6 million, respectively, for the six months ended July 31, 2025 and 2024.
No impairment losses of long-lived assets, including property, equipment and software, and operating lease right-of-use (“ROU”) assets, were recognized during the six months ended July 31, 2025 and 2024.
Long-Lived Assets, Net
The following table presents long-lived assets, which includes property, equipment and software, net of depreciation and amortization, and operating lease ROU assets, by geographic region (in thousands):

	As of
	July 31, 2025	January 31, 2025
United States ...........................................................................................................	$56,792	$59,181
United Kingdom .......................................................................................................	10,684	10,633
All other countries ...................................................................................................	6,980	7,730
Total long-lived assets, net ...............................................................................	$74,456	$77,544

NAVAN, INC. AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements
(unaudited)

Prepaid Expenses and Other Current Assets
Prepaid expenses and other current assets consisted of the following (in thousands):

	As of
	July 31, 2025	January 31, 2025
Prepaid expenses ...................................................................................................	$20,108	$16,965
Payment processor advances(1) ...........................................................................	12,274	6,801
Tax receivable .........................................................................................................	2,671	3,196
Deferred offering costs ...........................................................................................	3,355	—
Other current assets ...............................................................................................	13,945	8,666
Total prepaid expenses and other current assets	$52,353	$35,628
_______________
(1)Payment processor advances represent amounts prefunded to and held by payment processors in order to fund future customer spend.
Accrued Expenses and Other Current Liabilities
Accrued expenses and other current liabilities consisted of the following (in thousands):

	As of
	July 31, 2025	January 31, 2025
Accrued compensation and employee benefits .................................................	$31,924	$28,970
Accrued expenses ..................................................................................................	33,362	27,354
Amounts due to travel supply partners(1) .............................................................	40,906	41,665
Reward liability(2) .....................................................................................................	11,802	11,408
Customer deposits and collateral .........................................................................	18,140	14,319
Corporate tax payable ............................................................................................	2,311	4,640
Indirect tax payable .................................................................................................	4,503	3,489
Early exercise liability .............................................................................................	421	976
Accrued interest ......................................................................................................	3,688	2,642
Other .........................................................................................................................	1,730	1,335
Total accrued expenses and other current liabilities ....................................	$148,787	$136,798
_______________
(1)This balance represents the timing difference of when the Company charges customers for certain travel booking transactions, and when the balance is remitted to travel supply partners or needs to be refunded.
(2)This balance represents the vested and unpaid rewards earned by users of our platform.

NAVAN, INC. AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements
(unaudited)

Other Non-Current Liabilities
Other non-current liabilities consisted of the following (in thousands):

	As of
	July 31, 2025	January 31, 2025
Loss contingency reserves(1) .................................................................................	$7,618	$8,120
Deferred tax liability ................................................................................................	8,126	7,655
Taxes payable for unrecognized tax benefits .....................................................	2,573	2,288
Redeemable convertible preferred stock warrant liability .................................	433	427
NOW Scheme contingency payable(2) .................................................................	4,192	3,806
Other non-current liabilities ...................................................................................	736	653
Total other non-current liabilities .....................................................................	$23,678	$22,949
_______________
(1)Loss contingency reserves consist of accruals related primarily to employment taxes.
(2)Refer to Note 12 — Commitments and Contingencies for further information on the NOW Scheme.
Other Income, Net
The components of other income, net were as follows (in thousands):

	Six Months Ended July 31,
	2025	2024
Foreign currency exchange gains (losses), net .................................................	$7,622	$(651)
Interest income ........................................................................................................	2,203	2,523
SAFE issuance costs expensed ...........................................................................	(2,913)	—
Other, net .................................................................................................................	(213)	81
Total other income, net	$6,699	$1,953
NOTE 5 – BUSINESS COMBINATION
Regent International S.R.L
On June 4, 2024, the Company acquired all outstanding stock of Regent International S.R.L.
("Regent"), a travel and event management company based in Rome, Italy for an aggregate purchase price of $7.9 million in cash. Of the aggregate purchase price, $6.6 million was paid at closing and the remaining $1.3 million was deferred. As of both July 31, 2025 and January 31, 2025, $0.7 million of cash payments remain unpaid.
The transaction is expected to increase the Company’s market share as a provider of travel, corporate card and expense management solutions in Italy and has been accounted for as a business combination. Acquisition costs related to the Regent acquisition were approximately $0.3 million and were expensed as incurred.
The purchase price was allocated to the following assets and liabilities: $11.8 million to current assets, $4.0 million to goodwill, $0.9 million to intangible assets for customer relationships, $0.4 million to other assets, $8.6 million to current liabilities, and $0.6 million to other liabilities.
Goodwill was primarily attributed to the assembled workforce and expanded market opportunities from the Regent acquisition. $2.9 million of the goodwill from the Regent acquisition is deductible for U.S.
federal income tax purposes. The acquired customer relationships have an estimated useful life of eight years.

NAVAN, INC. AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements
(unaudited)

The financial results of Regent are included in our condensed consolidated financial statements from the date of acquisition. The financial results and pro forma results of Regent from the date of acquisition are not material and are not separately presented.
NOTE 6 – GOODWILL AND OTHER INTANGIBLE ASSETS
Goodwill
The goodwill balance as of July 31, 2025 and January 31, 2025, and the change during the six months ended July 31, 2025 are as follows (in thousands):

Carrying Amount
Balance as of January 31, 2025 ......................................................................................................	$219,728
Goodwill arising from acquisitions ..............................................................................................	—
Foreign currency translation impact ...........................................................................................	14,928
Balance as of July 31, 2025 .............................................................................................................	$234,656
There were no impairments of goodwill recognized during the six months ended July 31, 2025 and
2024.
Intangible Assets
Intangible assets consisted of the following (in thousands, except years data):

	As of July 31, 2025
	Weighted- Average Remaining Life (Years)	Gross Carrying Amount	Accumulated Amortization	Net Amount
Trade names .....................................................	14.7	$46,540	$(10,410)	$36,130
Customer relationships ....................................	8.2	29,353	(9,620)	19,733
Domain names ..................................................	12.3	$587	$(104)	483
Total intangible assets ...............................		$76,480	$(20,134)	$56,346

	As of January 31, 2025
	Weighted- Average Remaining Life (Years)	Gross Carrying Amount	Accumulated Amortization	Net Amount
Trade names ......................................................	15.2	$43,579	$(8,601)	$34,978
Customer relationships .....................................	8.6	27,989	(7,921)	20,068
Developed technology ......................................	0.3	507	(422)	85
Domain names ...................................................	12.8	587	(85)	502
Total intangible assets ................................		$72,662	$(17,029)	$55,633
During the six months ended July 31, 2025 and 2024, amortization expense related to intangible assets of $2.5 million and $2.5 million, respectively, was recorded in sales and marketing expense, and
$0.1 million and $0.1 million, respectively was recorded in cost of revenue within the condensed consolidated statements of operations.

NAVAN, INC. AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements
(unaudited)

The expected future amortization expenses related to intangible assets as of July 31, 2025 were as follows (in thousands):

Year Ended January 31,	Amount
Remainder of 2026 ............................................................................................................................	$2,560
2027 ......................................................................................................................................................	5,121
2028 ......................................................................................................................................................	4,920
2029 ......................................................................................................................................................	4,902
2030 ......................................................................................................................................................	4,825
Thereafter ............................................................................................................................................	34,018
Total .................................................................................................................................................	$56,346
There were no impairments of intangible assets recognized during the six months ended July 31,
2025 and 2024.
NOTE 7 – DEBT
The Company had the following debt outstanding (in thousands):

	As of
	July 31, 2025	January 31, 2025
Convertible notes ....................................................................................................	$125,000	$125,000
SAFEs .......................................................................................................................	163,000	—
Warehouse credit facility ........................................................................................	148,174	214,238
Trade loan facility ....................................................................................................	—	45,000
ABL facility ...............................................................................................................	34,500	—
Notes payable:
2022 promissory note ........................................................................................	—	150,000
Vista facility .........................................................................................................	130,000	—
Other debt ...........................................................................................................	1,823	968
Total notes payable ................................................................................................	131,823	150,968
Total principal amount of debt and borrowings ..................................................	602,497	535,206
Less: unamortized debt discount and issuance costs .............................	(20,834)	(11,324)
Plus: accrued interest ...................................................................................	78,097	94,056
Net carrying value of debt and borrowings .........................................................	$659,760	$617,938
Convertible Notes
In June 2020, we issued convertible notes of $125.0 million in aggregate principal amount, net of $2.9 million in debt issuance costs, with an initial maturity of June 2025. During the year ended January 31,
2025, the holders exercised their option to extend the term of the convertible notes by two years from
June 2025 to June 2027. Interest accrues on the principal amount at an initial rate of 7.5% per annum and is added to the principal as payment in kind (“PIK”) interest and compounded semi-annually.
Beginning in June 2022, the stated interest rate escalated 1.0% biannually to the current rate of 12.5%
per annum through maturity. The interest rate remained unchanged through the extended term. The convertible notes contain certain affirmative or negative covenants applicable to the Company, including, among other things, restrictions on repurchases of stock, dividends and other distributions.
The convertible notes also contain embedded features, including conversion options that are exercisable upon the occurrence of various contingencies. The conversion options involve a discount to

NAVAN, INC. AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements
(unaudited)

the conversion price ranging from 20% to 35% that increases with the passage of time. The share-settled redemption features of the convertible notes represent embedded derivatives requiring bifurcation. We recorded the initial fair value of the embedded derivative liability of $43.1 million as a discount on the convertible notes’ face amount. Refer to Note 3 — Fair Value Measurements for additional detail regarding the embedded derivative liability. The debt discount is amortized to interest expense at an effective interest rate of 13.5% through the extended maturity date. If no conversion or settlement event is triggered prior to the notes’ maturity, the convertible notes will be redeemed at a 12.5% internal rate of return (“IRR”). The 12.5% IRR payout at maturity is incorporated into the effective interest rate calculation.
The convertible notes are presented within convertible notes and SAFEs on the condensed consolidated balance sheets at their original issuance value plus PIK interest, net of the unamortized debt discount and issuance costs, and are not marked to fair value at each reporting period.
The net carrying amount of the convertible notes was as follows (in thousands):

	As of
	July 31, 2025	January 31, 2025
Principal ....................................................................................................................	$125,000	$125,000
Unamortized debt discount ....................................................................................	(6,638)	(7,456)
Unamortized debt issuance costs ........................................................................	(443)	(498)
PIK interest added to principal balance ...............................................................	77,244	65,348
Net carrying amount ..........................................................................................	$195,163	$182,394
Interest expense related to the convertible notes was as follows (in thousands):

	Six Months Ended July 31,
	2025	2024
Amortization of debt discount ................................................................................	$818	$4,608
Amortization of debt issuance costs ....................................................................	55	308
PIK interest ...............................................................................................................	11,897	9,977
Total non-cash interest expense .....................................................................	$12,770	$14,893
SAFEs
During the six months ended July 31, 2025, we entered into SAFEs with multiple investors in exchange for cash proceeds (the “Purchase Amount”) of $155.0 million, with an interest rate of 12% per annum.
The SAFEs provide for conversion or repayment depending on the nature of the triggering event. In a qualified equity financing or a liquidity event, such as a qualifying initial public offering, direct listing, or reverse merger, the outstanding Purchase Amount plus accrued interest converts into equity at a 15%
discount to the price paid by new investors. In a qualified equity financing, the SAFEs convert into preferred stock, while in a liquidity event, they convert into common stock.
If a deemed liquidation event occurs, including a change of control or dissolution, the SAFEs are automatically repaid in the same form of proceeds offered to other security holders.
If none of these events occur within 36 months of issuance, the investors may elect to convert the outstanding Purchase Amount plus accrued interest into the then most senior series of preferred stock at a 15% discount to the fair market value per share. Upon a deemed liquidation event, the SAFEs operate like non-participating preferred stock. The investors’ rights are junior to outstanding indebtedness and creditor claims, and are on par with other SAFEs and the most senior series of preferred stock then outstanding.

NAVAN, INC. AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements
(unaudited)

We issued common stock warrants to investors together with the SAFEs. Refer to Note 3 — Fair
Value for further information regarding the common stock warrants.
We incurred debt issuance costs of $2.9 million in connection with the issuance of the SAFEs and common stock warrants, which were expensed when incurred and are presented within other income, net in the accompanying condensed consolidated statements of operations.
Warehouse Credit Facility
In November 2022, Liquid Labs SPV, LLC (“Liquid Labs”), a wholly-owned subsidiary of the
Company, entered into a loan agreement with a group of lenders for a revolving warehouse credit facility
(“Warehouse Credit Facility”). Under the original terms of the agreement, the Warehouse Credit Facility had a maturity date of February 18, 2025, or earlier pursuant to the loan agreement, and had a total commitment amount of $200.0 million, consisting of a Class A facility and a Class B facility for $171.1 million and $28.9 million, respectively. The Warehouse Credit Facility was established to finance the
Company’s corporate payments offering. Borrowings on the Warehouse Credit Facility bear interest at a floating rate based on SOFR plus an applicable margin, as defined by the loan agreement. The
Warehouse Credit Facility has a minimum utilization of 50% of the committed amount, and any unused portion of the Warehouse Credit Facility will bear interest at 0.5% per annum. Borrowings under the
Warehouse Credit Facility are secured by the corporate card receivables.
The Warehouse Credit Facility has been amended multiple times over the term to change the borrowing capacity and maturity date. In April 2025, we executed an amendment to extend the term of the
Warehouse Credit Facility through February 18, 2028. As of July 31, 2025, the borrowing capacity under the Warehouse Credit Facility is $250.0 million.
The Warehouse Credit Facility contains mandatory and optional redemption features upon an event of default and other potential additional interest provisions that are bifurcated and treated as embedded derivative liabilities under the accounting guidance ASC 815, Derivatives and Hedging. At inception of the
Warehouse Credit Facility, and as of July 31, 2025, the fair value of the embedded derivative liabilities was determined to be immaterial.
We incurred upfront commitment fees of $2.0 million for the Warehouse Credit Facility when the agreement was executed, an incremental $1.4 million upon the execution of various amendments in the year ended January 31, 2025, and an incremental $2.8 million upon the extension of the Warehouse
Credit Facility during the six months ended July 31, 2025. These upfront commitment fees were recorded as a deferred cost asset on the balance sheet and are amortized on a straight-line basis as incremental interest expense.
During the six months ended July 31, 2025 and 2024, we drew down an aggregate of $15.0 million and $37.8 million, respectively. During the six months ended July 31, 2025 and 2024, we repaid $81.1 million and $0.0 million of the Warehouse Credit Facility, respectively. The amounts outstanding under the
Warehouse Credit Facility are payable in February 2028.
During the six months ended July 31, 2025 and 2024, we recognized $8.8 million and $11.4 million, respectively, of interest expense, comprised of $8.1 million and $10.7 million, respectively, of interest paid and payable, and $0.7 million and $0.7 million, respectively, interest for the amortization of debt issuance costs.
As of July 31, 2025 and January 31, 2025, we remain in compliance with the covenants of the loan agreement.
Vista Facility
In February 2025, we entered into a credit agreement with VCP Capital Markets, LLC, under which we issued term loans to lenders in exchange for proceeds of $130.0 million, which mature on

NAVAN, INC. AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements
(unaudited)

February 24, 2030 (the “Vista Facility”). In connection with the Vista Facility, we issued warrants covering
486,588 shares of common stock. The principal amount accrues cash interest at a floating rate based on
SOFR plus 5%, and PIK interest of 1.5%. Interest is payable every three months in arrears, and PIK interest is added to the principal balance and compounded every three months. We may prepay the Vista
Facility at any time, in whole or in part, prior to the maturity date. Prepayment is required upon certain qualified indebtedness, asset sales, or recovery events. Upon both optional and mandatory prepayments, we are required to pay a prepayment premium of (i) 3.0% of the principal amount prior to the first anniversary of the closing date, and (ii) 1.5% of the principal amount on or after the first anniversary but prior to the second anniversary of the closing date. We may prepay the Vista Facility in connection with a qualified IPO without incurring a prepayment penalty. The Vista Facility is senior secured debt.
Upon issuance of the Vista Facility, the common stock warrants had a fair value of $11.0 million which was recorded as a debt discount. We incurred $3.6 million of debt issuance costs, which were recorded as a reduction to the debt liability. The debt discount and debt issuance costs are amortized to interest expense at an effective interest rate of 12.8% over the term of the loan. The common stock warrants are recorded within the condensed consolidated balance sheets as additional paid-in capital.
The Vista Facility is classified within notes payable, non-current on our condensed consolidated balance sheets.
The Vista Facility contains certain affirmative or negative covenants including, among other things, restrictions on repurchases of stock, dividends and other distributions. As of July 31, 2025, we remain in compliance with all covenants. The net carrying amount of the term loans issued under the Vista Facility was as follows (in thousands):

	As of
	July 31, 2025	January 31, 2025
Principal ....................................................................................................................	$130,000	$—
Unamortized debt discount ....................................................................................	(10,336)	—
Unamortized debt issuance costs ........................................................................	(3,417)	—
PIK interest added to principal balance ...............................................................	853	—
Net carrying amount ..........................................................................................	$117,100	$—
Interest expense related to the Vista Facility was as follows (in thousands):

	Six Months Ended July 31,
	2025	2024
Amortization of debt discount ................................................................................	$671	—
Amortization of debt issuance costs ....................................................................	222	—
PIK interest ...............................................................................................................	853	—
Cash interest ............................................................................................................	5,303	—
Total interest expense .......................................................................................	$7,049	$—
ABL Facility
In March 2025, the Company executed an asset-based lending revolving line of credit (the “ABL
Facility”) with Citibank, N.A. (“Citibank”) which matures in March 2028. The ABL Facility has a borrowing limit of $100.0 million and incurs interest at SOFR plus 2.5%. Any unused portion of the ABL Facility will bear interest at 0.25% per annum. The available borrowings are based on eligible U.S. and UK travel receivables. Repayment is required if borrowings exceed stated limits. We may voluntarily prepay outstanding borrowings at any time without premium or penalty, other than customary breakage costs.

NAVAN, INC. AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements
(unaudited)

We incurred fees of $1.6 million associated with the ABL Facility, which are capitalized and amortized over the term.
As of July 31, 2025, the Company had a total outstanding balance of $34.5 million on the ABL
Facility. The ABL Facility contains certain affirmative or negative covenants including, among other things, restrictions on repurchases of stock, dividends and other distributions. As of July 31, 2025, we were in compliance with all covenants.
During the six months ended July 31, 2025, we recognized $1.4 million, of interest expense, comprised of $1.2 million of interest paid and payable, and $0.2 million for the amortization of debt issuance costs.
Contractual principal payments
Future payments of principal associated with the Vista Facility and other notes payable are as follows
(in thousands):

Fiscal Year	Amount
Remainder of 2026 ...........................................................................................................................	$1,425
2027 ....................................................................................................................................................	332
2028 ....................................................................................................................................................	66
2029 ....................................................................................................................................................	—
2030 ....................................................................................................................................................	130,000
Thereafter ...........................................................................................................................................	—
Total debt outstanding ......................................................................................................................	$131,823
Less: Unamortized issuance costs and debt discounts ..............................................................	(13,753)
Plus: PIK interest ...............................................................................................................................	853
Less: Notes payable, current ..........................................................................................................	(1,602)
Notes payable, non-current .............................................................................................................	$117,321
Trade Loan Facility
In June 2024, the Company entered into a loan agreement with Citibank for an uncommitted revolving line of credit facility (“Trade Loan Facility”), which was subsequently amended in July 2024 with changes to certain legal requirements. The loan agreement provided for a credit facility of up to $45.0 million and is effective until 30 days after the Company receives written notice from the lender, or until the date specified in a notice from the Company to the lender, the latter of which may be contingent upon the completion of another transaction. Borrowings under the facility must be repaid subject to the terms of each borrowing request, subject to a maximum term of 90 days. Borrowings on the Trade Loan Facility bear interest on a floating rate based on SOFR plus 2%. Borrowings under the Trade Loan Facility were secured by the Company’s billed accounts receivables. During the six months ended July 31, 2025, we paid $45.3 million to settle the Trade Loan Facility, comprised of $45.0 million for the outstanding balance and $0.3 million for interest. No balances remain outstanding as of July 31, 2025.
2022 Promissory Note
In September 2022, the Company issued a promissory note (the “2022 Promissory Note”) to a lender for $150.0 million with a maturity date of September 26, 2025. In conjunction with the 2022 Promissory
Note, the Company issued 599,280 common stock warrants. Interest accrues on the principal amount at
11.5% per annum and is comprised of cash interest of 4% and PIK interest of 7.5%. Interest was payable quarterly in arrears and PIK interest was added to the principal balance and compounded on a quarterly basis. The Company had the option to prepay the 2022 Promissory Note at any time for a prepayment amount equal to the greater of: (a) 1.3 times the original promissory note amount of $150.0 million, plus

NAVAN, INC. AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements
(unaudited)

any unpaid interest and expenses then accrued and unpaid as of such date, and (b) the aggregate principal amount as of such date, plus any unpaid interest and expenses then accrued and unpaid as of such date.
At issuance of the 2022 Promissory Note, the fair value of the common stock warrants was
$11.8 million and was recorded as a debt discount. Debt issuance costs were approximately $0.1 million, consisting of advisor fees, legal fees and other related expenses. Both amounts were recorded as a reduction of the carrying amount of the debt liability. The debt discount and debt issuance costs were amortized to interest expense at an effective interest rate of 14.5% over the term of the loan. The common stock warrants were subsequently exercised during the year ended January 31, 2023.
In February 2025, we paid $198.1 million to settle the 2022 Promissory Note and recognized a
$20.5 million loss on the debt extinguishment. The loss on extinguishment of debt is recognized within the condensed consolidated statements of operations. We were in compliance with all affirmative or negative covenants as of the settlement date.
Interest expense related to the 2022 Promissory Note was as follows (in thousands):

	Six Months Ended July 31,
	2025	2024
Amortization of debt discount ................................................................................	$298	$1,914
Amortization of debt issuance costs ....................................................................	3	16
PIK interest ...............................................................................................................	839	6,261
Cash interest ............................................................................................................	448	3,340
Total interest expense .......................................................................................	$1,588	$11,531
NOTE 8 – VARIABLE INTEREST ENTITIES
VIEs are legal entities that lack sufficient equity to finance their activities without future subordinated financial support. We consolidate the assets and liabilities of VIEs in which we hold a variable interest and are the primary beneficiary.
Liquid Labs
In August 2022, we created Liquid Labs, a Delaware limited liability company, with the Company as the sole shareholder. Liquid Labs was established to facilitate the funding of the corporate card offering by purchasing receivables from the Company using proceeds from the Warehouse Credit Facility. Refer to Note 7 — Debt for further information on the Warehouse Credit Facility.
The Company is a limited guarantor of certain obligations of Liquid Labs related to the Warehouse
Credit Facility. During the periods presented, the Company has not provided financial support to Liquid
Labs. Under the Warehouse Credit Facility, Liquid Labs pledges corporate card receivables purchased from the Company as collateral.
We have determined Liquid Labs is a VIE as the equity at risk is not sufficient to finance Liquid Labs operations. As the sole shareholder and holder of 100% of the equity investment in the entity, we consolidate Liquid Labs as we are the primary beneficiary.
Pursuant to the contractual arrangements with Liquid Labs, the Company has the power to direct activities of the VIE and can have assets transferred freely out of the VIE without any restrictions.
Therefore, we have determined that there is no asset of the consolidated VIE that can be used only to settle obligations of the VIE. The creditors of the consolidated VIE do not have recourse to the Company other than to the assets of the consolidated VIE. As a result, the material liabilities of the VIE are separately presented within the condensed consolidated balance sheets.

NAVAN, INC. AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements
(unaudited)

The carrying amounts of Liquid Labs’ assets and liabilities included in our condensed consolidated balance sheets are summarized below (in thousands):

	As of
	July 31, 2025	January 31, 2025
Balance Sheet Data of Liquid Labs
Restricted cash, current .........................................................................................	$12,706	$57,535
Corporate card receivables(1) ................................................................................	$159,408	$158,124
Prepaid expenses and other current assets .......................................................	$1,281	$1,001
Other non-current assets .......................................................................................	$2,029	$83
Accrued expenses and other current liabilities ..................................................	$1,140	$1,552
Warehouse Credit Facility .....................................................................................	$148,174	$214,238
______________
(1)Corporate card receivables as of July 31, 2025 and January 31, 2025 represent pledged customer receivables from Navan, Inc. to Liquid Labs.
NOTE 9 – EQUITY INCENTIVE PLAN
2015 Equity Incentive Plan
In 2015, the Company’s Board of Directors (the “Board of Directors”) approved the adoption of the
2015 Equity Incentive Plan (the “Plan”). The Plan provides for the grant of incentive and nonstatutory stock options and restricted stock units (“RSUs”) to employees, non-employee directors and consultants of the Company.
During the six months ended July 31, 2025, the Board of Directors approved an increase of 4,666,666 shares reserved for issuance, for a total of 69,378,362 shares reserved under the Plan. As of July 31,
2025, 5,876,145 shares of common stock remain available for future grants under the Plan.
The exercise price of options granted under the Plan must be at least equal to 100% of the fair value of the Company’s common stock at the date of grant as determined by the Board of Directors. During the six months ended July 31, 2025, no options have been granted to purchase stock at a price less than its fair value as determined by the Board of Directors at the time of grant.
Early Exercise of Common Stock — Certain stock options granted under the Plan provide option holders the right to elect to exercise unvested options in exchange for shares of common stock. Such unvested shares of common stock are subject to a repurchase right held by the Company at the original issuance price in the event the optionee’s service to the Company is terminated either voluntarily or involuntarily. The repurchase right lapses as the underlying shares vest. The proceeds from the early exercise of stock options are treated as a refundable deposit and are recorded within accrued expenses and other liabilities on the condensed consolidated balance sheets, and reclassified to additional paid-in capital as the Company’s repurchase right lapses. Common stock purchased pursuant to an early exercise of stock options is not deemed to be outstanding for accounting purposes until those shares vest. The Company includes unvested shares subject to repurchase in the number of shares of common stock outstanding in the condensed consolidated balance sheets and statements of redeemable convertible preferred stock and stockholders’ deficit.
As of July 31, 2025 and January 31, 2025, there were 21,751 and 49,761 shares, respectively, subject to repurchase due to early exercises and the corresponding liability was $0.4 million and $1.0 million respectively.

NAVAN, INC. AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements
(unaudited)

Stock Options — Options granted under the Plan continue to vest until the last day of employment and generally vest over four years and expire 10 years from the date of grant. The fair value of the stock options granted was estimated using the following assumptions in the Black-Scholes option pricing model:

Six Months Ended July 31,
	2025	2024
Expected volatility .................................................................................	56.76% - 58.49%	58.93% - 60.19%
Risk-free interest rate ...........................................................................	3.93% - 4.07%	4.33% - 4.60%
Expected term (in years) ......................................................................	5.23 - 6.07	5.41 - 6.06
Expected dividend yield .......................................................................	—%	—%
Fair Value of Common Stock — Given the absence of a public trading market, the fair value of the
Company’s common stock is determined by the Board of Directors based on a number of factors, including contemporaneous valuations of common stock performed by an unrelated valuation specialist, developments in the business and stage of development, the Company’s operational and financial performance and condition, issuances of redeemable convertible preferred stock and the rights and preferences of redeemable convertible preferred stock relative to common stock, current condition of capital markets and the likelihood of achieving a liquidity event, such as an initial public offering or sale of the Company, and the lack of marketability of the Company’s common stock. For financial reporting purposes, the Company considered the amount of time between the valuation date and the grant date to determine whether to use the latest common stock valuation or a straight-line interpolation between the two valuation dates. The determination included an evaluation of whether the subsequent valuation indicated that any significant change in valuation had occurred between the previous valuation and the grant date.
Dividend Yield — The Company has never declared or paid any cash dividends and does not presently plan to pay cash dividends in the foreseeable future and applied an expected dividend yield of zero.
Risk-Free Interest Rate — The risk-free interest rate is based on the yield available on U.S. Treasury zero-coupon issues with a term that approximates the expected term of the option.
Expected Volatility — The volatility is derived from the average historical stock volatilities of peer group public companies that the Company considers to be comparable to its business over a period equivalent to the expected term of the stock-based grants.
Expected Term — The expected term represents the period that stock-based awards are expected to be outstanding. Since the Company did not have sufficient historical information to develop reasonable expectations about future exercise behavior, the expected term for options issued to employees was calculated as the mean of the option vesting period and contractual term (the “Simplified Method”). The expected term for options issued to non-employees is the contractual term.
Stock Option Modifications — During the six months ended July 31, 2025, the Company modified certain stock option awards in connection with the termination of one former employee to extend the post-
termination exercise period. The Company measured the modification charge as the difference between the fair value of the modified awards and the fair value of the original awards immediately prior to the modification. The incremental fair value associated with the modified awards during the six months ended
July 31, 2025 was $0.3 million, which was recognized at the modification date.

NAVAN, INC. AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements
(unaudited)

The following table summarizes stock option activity for the six months ended July 31, 2025 (in thousands, except price per share, share and years data):

	Number of Stock Options Outstanding	Weighted- Average Exercise Price per Share	Weighted- Average Remaining Contractual Life (Years)	Aggregate Intrinsic Value
Balance as of January 31, 2025 .....................	40,971,097	$12.80	7.0	$402,471
Granted ..........................................................	2,574,917	$22.66
Exercised .......................................................	(548,401)	$10.67		$7,412
Cancelled/forfeited/expired .........................	(1,415,880)	$16.29
Balance as of July 31, 2025 ............................	41,581,733	$13.32	6.6	$500,356
Vested and expected to vest as of July 31, 2025 .................................................................	41,581,733	$13.32	6.6	$500,356
Exercisable as of July 31, 2025 ......................	33,247,634	$11.99	6.1	$444,352
The weighted-average grant date fair value of options granted during the six months ended July 31,
2025 and 2024, was $13.56 and $11.44 per share, respectively. The intrinsic value of options exercised for the six months ended July 31, 2025 and 2024 was $7.4 million and $2.4 million, respectively. The aggregate grant-date fair value of options that vested during the six months ended July 31, 2025 and
2024, was $37.0 million and $35.0 million, respectively. As of July 31, 2025, there was approximately
$123.6 million of unrecognized compensation cost related to unvested stock options granted, which is expected to be recognized over a weighted-average period of 2.3 years.
Restricted Stock Units with Performance Conditions
The Company has granted RSUs that vest upon the satisfaction of both time-based service and performance-based conditions. The time-based service condition for these RSUs is generally four years.
The performance-based vesting conditions are satisfied upon a liquidity event, defined as a change of control transaction or following the consummation of an initial public offering. Upon employee termination,
RSUs that have satisfied the service condition remain outstanding until the earlier of a liquidity event or the expiration date, which is 10 years from the date of grant.
The following table summarizes the activity related to RSUs with performance-based conditions for the six months ended July 31, 2025:

	Number of Shares Subject to RSUs	Weighted- Average Grant Date Fair Value
Unvested balance as of January 31, 2025 .........................................................	4,551,847	$20.14
Granted ................................................................................................................	2,744,173	$23.30
Forfeited ...............................................................................................................	(153,371)	$21.46
Vested ..................................................................................................................	—	—
Unvested balance as of July 31, 2025 ................................................................	7,142,649	$21.32
As of July 31, 2025, no stock-based compensation expense had been recognized for RSUs with performance-based conditions because a liquidity event had not yet occurred. When a liquidity event occurs, the Company will record cumulative stock-based compensation expense using the accelerated attribution method for those RSUs for which the service condition has been satisfied prior to the occurrence of the liquidity event. If the liquidity event had occurred on or was probable as of July 31,
2025, the Company would have recorded cumulative stock-based compensation expense of approximately $61.2 million related to RSUs that had previously satisfied the service condition.

NAVAN, INC. AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements
(unaudited)

Unrecognized stock-based compensation expense related to unvested RSUs that have not met the service condition is $91.1 million, which would be recognized over a weighted-average period of approximately 3.5 years if the liquidity event had occurred on or was probable as of July 31, 2025.
Restricted Stock Units with Service-Only Conditions
The following table summarizes the activity related to RSUs with service-only conditions for the six months ended July 31, 2025:

	Number of Shares Subject to RSUs	Weighted- Average Grant Date Fair Value
Unvested balance as of January 31, 2025 .........................................................	102,000	$22.38
Granted ................................................................................................................	527,117	$23.28
Forfeited ...............................................................................................................	—	—
Vested ..................................................................................................................	—	—
Unvested balance as of July 31, 2025 ................................................................	629,117	$23.14
During the six months ended July 31, 2025, the Company recognized $1.3 million of stock-based compensation expense for these RSUs. No stock-based compensation expense was recognized for
RSUs with service-only conditions during the six months ended July 31, 2024. As of July 31, 2025, there was approximately $13.2 million of unrecognized compensation cost related to these unvested RSUs, which is expected to be recognized over a weighted-average period of 3.6 years.
Stock-based Compensation Expense
Stock-based compensation is included in the following components of expenses within the condensed consolidated statements of operations (in thousands):

	Six Months Ended July 31,
	2025	2024
Cost of revenue .......................................................................................................	$1,902	$1,842
Research and development ..................................................................................	14,371	13,619
Sales and marketing ...............................................................................................	7,738	7,614
General and administrative ...................................................................................	11,898	11,838
Total stock-based compensation expense, net of amounts capitalized ....	$35,909	$34,913
Capitalized stock-based compensation ...............................................................	1,395	1,096
Total stock-based compensation cost ............................................................	$37,304	$36,009

NAVAN, INC. AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements
(unaudited)

NOTE 10 – STOCKHOLDERS’ DEFICIT
Redeemable Convertible Preferred Stock
The Company’s authorized, issued and outstanding redeemable convertible preferred stock (collectively, the “Preferred Stock”) consisted of the following (in thousands, except price per share amounts and share data):

	As of July 31, 2025 and January 31, 2025
	Shares Authorized	Shares Issued and Outstanding	Original Issuance Price Per Share	Liquidation Amount	Carrying Value
Series Seed ............................	16,934,856	16,934,839	$0.25	$4,181	$4,729
Series A ..................................	20,382,688	20,382,673	$0.50	10,125	10,288
Series A-1 ...............................	21,353,147	21,353,143	$0.59	12,500	12,670
Series B ..................................	27,505,170	27,465,006	$1.87	51,225	51,153
Series C ..................................	21,158,278	19,770,427	$7.21	142,454	142,398
Series C-1 ..............................	1,387,848	1,387,848	$7.21	10,000	9,996
Series D ..................................	12,592,724	12,592,720	$22.23	279,917	279,676
Series E ..................................	13,859,852	13,859,845	$26.12	362,000	361,700
Series F ..................................	8,501,429	8,501,424	$32.35	275,000	274,827
Series G ..................................	8,010,956	2,670,319	$37.45	100,000	99,794
Series G-1 ..............................	5,340,637	1,441,963	$37.45	54,000	53,890
	157,027,585	146,360,207		$1,301,402	$1,301,121
The significant features of the Preferred Stock are as follows:
Dividend Provisions - Holders of Preferred Stock shall be entitled to receive, when, and if declared by the Board of Directors, but only out of funds that are legally available, cash dividends at the rate of 8%
of the original issue price of each Preferred Stock series. Such dividends shall be payable on a pari passu basis and only when, and if declared by the Board of Directors and shall be non-cumulative. No dividends on Preferred Stock or common stock have been declared by the Board of Directors from inception through July 31, 2025.
Liquidation Preference - In the event of any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary or any deemed liquidation event (a “Liquidation Event”), the holders of
Preferred Stock shall be entitled, on a pari passu basis among each other and before any payments to the holders of common stock, to be paid out of the assets of the Company available for distribution for each share of Preferred Stock, an amount per share of Preferred Stock equal to the greater of (a) the applicable original issuance price plus all declared but unpaid dividends on such Preferred Stock, or (b)
such amount per share as would have been payable had all shares of (i) such series of Preferred Stock been converted into common stock, and (ii) each other series of Preferred Stock that would have received a greater amount per share had such other series been converted into common stock. If, upon any such
Liquidation Event, the assets of the Company shall be insufficient to make payment in full to all holders of the Preferred Stock, then the assets shall be distributed among the holders of Preferred Stock on a pari passu basis, in proportion to the full amounts to which they would otherwise be respectively entitled.
After the payment of the full liquidation preference to Preferred Stock above, the remaining assets of the corporation available for distribution to shareholders will be distributed ratably to the holders of common stock.
Conversion Rights - Each share of Preferred Stock is convertible, at the option of the holder, into such number of shares of common stock as is determined by dividing the applicable original issuance price for a share by the applicable conversion price at the time in effect for such share. Each share of

NAVAN, INC. AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements
(unaudited)

Preferred Stock automatically converts into the number of shares of common stock into which such shares are convertible at the then-effective conversion ratio upon the closing of a public offering of common stock with gross proceeds of at least $100 million as of July 31, 2025.
Redemption Rights - The Preferred Stock is not mandatorily redeemable. It will become redeemable upon the occurrence of certain deemed liquidation events that are considered not solely within the
Company’s control. Accordingly, the Preferred Stock is presented in the mezzanine section of the condensed consolidated balance sheets.
Voting Rights - The holders of each share of Preferred Stock are entitled to the number of votes equal to the number of shares of common stock into which such shares are convertible.
Common Stock
The holders of each share of common stock are entitled to one vote for each share of common stock issued and outstanding for the holders. The holders of common stock are also entitled to receive dividends whenever funds are available and when declared by the Board of Directors, subject to the priority rights of holders of all series of Preferred Stock outstanding.
Common stock reserved for issuance as of July 31, 2025 and January 31, 2025 is summarized as follows:

	As of
	July 31, 2025	January 31, 2025
Redeemable convertible preferred stock .........................................................	146,360,207	146,360,207
Stock options issued and outstanding .............................................................	41,581,733	40,971,097
RSUs issued and outstanding ...........................................................................	7,771,766	4,653,847
Shares of common stock available for future grants .....................................	5,876,145	5,486,445
Redeemable convertible preferred stock warrants ........................................	40,160	40,160
Common stock warrants ....................................................................................	1,697,811	—
Total common stock reserved for issuance ....................................................	203,327,822	197,511,756
NOTE 11 - INCOME TAXES
The Company's provision for income tax expense and the effective tax rates are as follows (in thousands, except percentages):

	Six Months Ended July 31,
	2025	2024
Income Tax Provision .............................................................................................	$8,043	$4,296
Effective Tax Rate ...................................................................................................	(8.8)%	(4.9)%
The Company's provision for income taxes for interim periods is determined using an estimated annual effective tax rate ("ETR"), adjusted for discrete items arising in the relevant period. In each quarter, the Company updates their estimated annual ETR and makes a year-to-date calculation of the provision.
The Company's provision for income taxes was $8.0 million and $4.3 million, for the six months ended July 31, 2025 and 2024, respectively.
The effective tax rates for the six months ended July 31, 2025 and 2024 differed from the federal statutory tax rate primarily due to the Company's full valuation on U.S. federal and certain state deferred tax assets, partially offset by foreign income taxed at rates higher than the U.S. statutory rate.

NAVAN, INC. AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements
(unaudited)

The Company has evaluated all available evidence, both positive and negative, including historical levels of income and expectations and risks associated with estimates of future taxable income, and has determined that it is more likely than not that its net deferred tax assets will not be realized. As of July 31,
2025, the Company continues to maintain valuation allowances against its U.S. federal, certain states, and certain foreign deferred tax assets.
The Company is subject to income tax audits in the U.S. and foreign jurisdictions. The Company records liabilities related to uncertain tax positions and believes that it has provided adequate reserves for income tax uncertainties in all open tax years. It is reasonably possible that there could be changes to the amount of uncertain tax positions due to activities of the taxing authorities, settlement of audit issues, reassessment of existing uncertain tax positions, or the expiration of applicable statutes of limitations;
however, the Company is not able to estimate the impact of these items at this time.
On July 4, 2025, the U.S. government enacted the One Big Beautiful Bill Act of 2025 which includes, among other provisions, changes to the U.S. corporate income tax system including the allowance of immediate expensing of qualifying research and development expenses and permanent extensions of certain provisions within the Tax Cuts and Jobs Act. Certain provisions are effective for the Company beginning in fiscal 2026, for which we do not anticipate a material impact on our effective tax and cash tax rates. The Company is continuing to evaluate the future impact of these tax law changes on its financial statements.
NOTE 12 - COMMITMENTS AND CONTINGENCIES
Purchase Obligations
In the normal course of business, the Company enters into non-cancelable purchase commitments with various parties primarily related to the purchase of cloud hosting arrangements and software subscriptions. The table below presents the summarized purchase obligations as of July 31, 2025 (in thousands):

	Payments Due By Period as of July 31, 2025
	Total	Less than 1 Year	1 - 3 Years	3 - 5 Years	More than 5 Years
Purchase obligations ............	$40,811	$17,656	$19,055	$4,100	$—
Litigation
In the ordinary course of business, the Company may be subject from time to time to various litigation and administrative proceedings, disputes or claims. In the event that the Company becomes a party to litigation in the future, the Company will record a liability when a loss is considered probable and the amount can be reasonably estimated. For legal proceedings for which there is a reasonable possibility of loss (meaning those losses for which the likelihood is more than remote but less than probable), the
Company has determined it does not have material exposure on an aggregate basis. As of July 31, 2025, the Company is not subject to any currently pending legal matters or claims that could have a material adverse effect on its financial position, results of operations, or cash flows should such litigation be resolved unfavorably.
Repayment of Government Grants
During the years ended January 31, 2022 and 2021, the Company received $6.0 million in grants from the Dutch government under the NOW Scheme. The Company’s application for relief under the
NOW Scheme is currently under review. If the Dutch government concludes that the Company does not qualify under the conditions stipulated for the government grants, the Company may have to repay the
Dutch government for grants provided. We recognized the $6.0 million in grants received as a liability in the period received.

NAVAN, INC. AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements
(unaudited)

During the year ended January 31, 2023, the Company received a tentative payment schedule from the Dutch government. The NOW Scheme liability balances as of July 31, 2025 and January 31, 2025, and the changes during the six months ended July 31, 2025 are as follows (in thousands):

Carrying Amount
Balance as of January 31, 2025 ......................................................................................................	$4,315
Repayments ...................................................................................................................................	—
Foreign currency translation impact ...........................................................................................	437
Balance as of July 31, 2025 .............................................................................................................	$4,752
Less: balance in accrued expenses and other current liabilities ...........................................	(560)
Balance in other non-current liabilities ............................................................................................	$4,192
As of July 31, 2025, the Company’s application for relief is still under review with the governmental authorities.
NOTE 13 – EMPLOYEE BENEFIT PLAN
The Company sponsors a 401(k) defined contribution retirement plan (the “401(k) Plan”) covering certain U.S. employees. Participants may contribute a portion of their compensation to the Plan, subject to limitations under the Internal Revenue Code. The Company also maintains certain other defined contribution plans outside of the United States for which it provides contributions for participating employees in the regions in which matching contributions is applicable. The Company’s contributions for all defined contribution retirement plans was $3.8 million and $2.8 million for the six months ended July
31, 2025 and 2024, respectively.
NOTE 14 – NET LOSS PER SHARE
The following table sets forth the computation of basic and diluted net loss per share attributable to common stockholders (in thousands, except share and per share data):

	Six Months Ended July 31,
	2025	2024
Net loss .....................................................................................................................	$(99,880)	$(92,544)
Weighted-average shares outstanding used to compute net loss per share attributable to common stockholders, basic and diluted ...............................	46,350,553	45,153,649
Net loss per share attributable to common stockholders, basic and diluted .	$(2.15)	$(2.05)
During the six months ended July 31, 2025 and 2024 the Company was in a net loss position. As a result, basic net loss per share is the same as diluted net loss per share, as the inclusion of all potential shares of common stock outstanding would have been antidilutive. The potential shares of common stock that were excluded from the computation of diluted net loss per share attributable to common

NAVAN, INC. AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements
(unaudited)

stockholders for the periods presented because including them would have been antidilutive are as follows:

	As of July 31,
	2025	2024
Redeemable convertible preferred shares ..........................................................	146,360,207	146,360,207
Stock options issued and outstanding .................................................................	41,581,733	42,009,551
RSUs issued and outstanding ...............................................................................	7,771,766	2,718,566
Warrants to purchase redeemable convertible preferred stock ......................	40,160	40,160
Warrants to purchase common stock ..................................................................	1,211,223	—
Shares of common stock subject to repurchase ................................................	21,751	79,293
Convertible notes ....................................................................................................	12,273,965	16,322,776
SAFEs .......................................................................................................................	7,526,948	—
Total antidilutive securities ....................................................................................	216,787,753	207,530,553
NOTE 15 – SUBSEQUENT EVENTS
Subsequent events have been evaluated through September 19, 2025, the date these unaudited condensed consolidated financial statements were available to be issued.
Since July 31, 2025 and through the date these unaudited condensed consolidated financial statements were available to be reissued, we granted 339,246 stock options that vest over four years based on service-only conditions. We also granted 1,805,274 RSUs that vest upon the satisfaction of both a performance and a service condition, where the performance condition is satisfied by either a sale of the Company or following the effective date of an initial public offering, and the service condition is satisfied generally over a period of four years. In addition, we granted 444,985 RSUs which vest over four years based solely on service-only conditions.
On September 18, 2025, the Company effected a one-for-three reverse stock split of its common stock and redeemable convertible preferred stock. All share and per share information has been retroactively adjusted to reflect the stock split for all periods presented.
In September 2025, the Company’s Board of Directors approved the 2025 Equity Incentive Plan (the
“2025 Plan”), which will become effective in connection with the IPO.
In September 2025, the Company’s Board of Directors approved the 2025 Employee Stock Purchase
Plan (the “2025 ESPP”), which will become effective in connection with the IPO.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
The following table sets forth all costs and expenses to be paid by the Registrant, other than underwriting discounts and commissions, in connection with the sale of Class A common stock being registered hereby. All amounts shown are estimates except for the Securities and Exchange Commission, or the SEC, registration fee, the Financial Industry Regulatory Authority, or FINRA, filing fee and the listing fee:

Amount Paid or to be Paid
SEC registration fee ...........................................................................................................................	$153,968
FINRA filing fee ..................................................................................................................................	$166,106
Listing fee ............................................................................................................................................	$295,000
Accounting fees and expenses ........................................................................................................	$3,301,000
Legal fees and expenses ..................................................................................................................	$1,787,510
Printing and engraving expenses ....................................................................................................	$150,000
Transfer agent and registrar fees and expenses ..........................................................................	$3,500
Miscellaneous expenses ...................................................................................................................	$2,142,916
Total ......................................................................................................................................................	$8,000,000
ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
Section 145 of the Delaware General Corporation Law, or the DGCL, authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the DGCL are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act of 1933, as amended, or the Securities Act.
As permitted by the DGCL, the Registrant’s amended and restated certificate of incorporation to be effective upon the completion of this offering contains provisions that eliminate the personal liability of its directors and officers for monetary damages for any breach of fiduciary duties as a director or officer, except liability for the following:
•any breach of the director’s or officers’ duty of loyalty to the Registrant or its stockholders;
•acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
•under Section 174 of the DGCL (regarding unlawful dividends and stock purchases);
•any transaction from which the director or officer derived an improper personal benefit; and
•with respect to officers, any action by or in the right of the corporation.
As permitted by the DGCL, the Registrant’s amended and restated bylaws to be effective upon the completion of this offering, provide that:
•the Registrant is required to indemnify its directors and executive officers to the fullest extent permitted by the DGCL, subject to very limited exceptions;
•the Registrant may indemnify its other employees and agents as set forth in the DGCL;

•the Registrant is required to advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to very limited exceptions; and
•the rights conferred in the amended and restated bylaws are not exclusive.
Prior to completion of this offering, the Registrant intends to enter into indemnification agreements with each of its then-current directors and executive officers to provide these directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in its amended and restated certificate of incorporation and amended and restated bylaws, each to be effective upon the completion of this offering, and to provide additional procedural protections. There is no pending litigation or proceeding involving a director or executive officer of the Registrant for which indemnification is sought. The indemnification provisions in its amended and restated certificate of incorporation, amended and restated bylaws and the indemnification agreements entered into or to be entered into between the Registrant and each of its directors and executive officers may be sufficiently broad to permit indemnification of the directors and executive officers for liabilities arising under the Securities Act.
The Registrant currently carries liability insurance for its directors and officers.
Certain of the Registrant’s directors are also indemnified by their employers with regard to service on the Registrant’s board of directors.
In addition, the underwriting agreement filed as Exhibit 1.1 to this registration statement provides for indemnification by the underwriters of the Registrant and its officers and directors for certain liabilities arising under the Securities Act, or otherwise.
ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.
Since February 1, 2022, the Registrant has issued and sold the following securities:
•In April 2025, the Registrant issued SAFEs to accredited investors in an aggregate principal amount of $53.8 million.
•In April 2025, the Registrant issued warrants to purchase up to approximately 0.16% of the
Registrant’s capital stock on a fully diluted basis, calculated as of the initial public filing of this registration statement, to accredited investors at an exercise price of $0.03 per share.
•In February 2025, the Registrant issued SAFEs to accredited investors in an aggregate principal amount of $101.2 million.
•In February 2025, the Registrant issued warrants to purchase up to approximately 0.29% of the
Registrant’s capital stock on a fully diluted basis, calculated as of the initial public filing of this registration statement, to accredited investors at an exercise price of $0.03 per share.
•In February 2025, the Registrant issued warrants to purchase up to 486,588 shares of its Class A common stock to accredited investors at an exercise price of $0.03 per share.
•In September 2022, the Registrant issued a warrant to purchase up to 599,280 shares of its
Class A common stock to an accredited investor at an exercise price of $0.03 per share. In
November 2022, the Registrant issued 599,280 shares of its Class A common stock to the aforementioned accredited investor upon the exercise of the warrant.
•Between July and September 2022, the Registrant sold an aggregate of 2,670,319 shares of its
Series G redeemable convertible preferred stock and an aggregate of 1,441,963 shares of its
Series G-1 redeemable convertible preferred stock to 14 accredited investors at a purchase price of $37.4487 per share for an aggregate purchase price of approximately $154.0 million.

•Between February 9, 2022 and April 20, 2022, the Registrant granted restricted stock awards to certain of its service providers to purchase an aggregate 101,858 shares of its Class A common stock under the 2015 Plan with per share purchase prices ranging from $0.6825 to $4.29.
•The Registrant granted options to its directors, officers, employees, consultants, and other service providers to purchase an aggregate of 46,149,220 shares of its Class A common stock under the 2015 Plan with per share exercise prices ranging from $16.26 to $25.35, and the
Registrant issued 4,695,910 of its Class A common stock upon exercise of stock options under its
2015 Equity Incentive Plan, or 2015 Plan.
•The Registrant granted to its employees, consultants, and other service providers an aggregate of 10,366,119 restricted stock units to be settled in shares of Class A common stock under the
2015 Plan.
Unless otherwise stated, the sales of the above securities were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act (or Regulation D or Regulation S promulgated thereunder), or Rule 701 promulgated under Section 3(b) of the Securities
Act, or Rule 701, as transactions by an issuer not involving any public offering or pursuant to benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates issued in these transactions.
ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.
(a)Exhibits.

Exhibit Number	Description of Document
1.1	Form of Underwriting Agreement.
3.1*	Amended and Restated Certificate of Incorporation of Navan, Inc., as currently in effect.
3.2	Form of Amended and Restated Certificate of Incorporation of Navan, Inc., to be in effect upon the completion of this offering.
3.3*	Bylaws of Navan, Inc. as currently in effect.
3.4	Form of Amended and Restated Bylaws of Navan, Inc., to be in effect upon the completion of this offering.
4.1	Form of Class A Common Stock certificate of Navan, Inc.
4.2*	Amended and Restated Investors’ Rights Agreement among TripActions, Inc. (n/k/a/ Navan, Inc.) and certain holders of its capital stock, dated July 28, 2022.
4.3*	Warrant to Purchase Stock between TripActions, Inc. (n/k/a/ Navan, Inc.) and Comerica Bank, dated September 10, 2018.
5.1	Opinion of Cooley LLP.
10.1*	Form of Indemnity Agreement between Navan, Inc. and each of its directors and executive officers.
10.2+*	Navan, Inc. 2015 Equity Incentive Plan, as amended, and related form agreements.
10.3+	Navan, Inc. 2025 Equity Incentive Plan and related form agreements.
10.4+	Navan, Inc. 2025 Employee Stock Purchase Plan.
10.5+	Confirmatory Offer Letter between Ariel Cohen and Navan, Inc.
10.6+	Confirmatory Offer Letter between Michael Sindicich and Navan, Inc.
10.7+	Confirmatory Offer Letter between Ilan Twig and Navan, Inc.
10.8	Form of Change of Control and Severance Agreement between Navan, Inc. and each of its named executive officers.

10.9*	Triple Net Space Lease (Single Tenant), between 3045 Park Property LLC and TripActions, Inc. (n/k/a/ Navan, Inc.), dated June 24, 2022.
10.10†^*	Credit Agreement among Navan, Inc., Reed & Mackay Travel Inc., Reed & Mackay Travel Limited, and Citibank, N.A., dated March 14, 2025.
10.11†*	Credit Agreement between Navan, Inc. and VCP Capital Markets, LLC, dated February 24, 2025.
10.12†^*	Revolving Credit and Security Agreement among Liquid Labs SPV, LLC, a wholly owned subsidiary of Navan, Inc., and Goldman Sachs Bank USA, dated November 18, 2022, as amended.
10.13	Form of Exchange Agreement between Navan, Inc., Ariel Cohen, and Ilan Twig.
10.14	Form of Equity Exchange Right Agreement between Navan, Inc. and each of Ariel Cohen and Ilan Twig.
16.1*	Letter Regarding Change in Independent Registered Public Accounting Firm.
21.1	List of Subsidiaries of Navan, Inc.
23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.
23.2	Consent of Cooley LLP (included in Exhibit 5.1).
23.3*	Consent of Euromonitor International Limited.
24.1*	Power of Attorney (included in the signature page to this Registration Statement on Form S-1).
107	Filing Fee Table.
_______________
*Previously filed.
+    Compensatory plan or arrangement.
†     The Registrant has omitted schedules and exhibits pursuant to Item 601(a)(5) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of the omitted schedules and exhibits to the SEC upon request.
^    Certain portions of this exhibit (indicated by asterisks) have been omitted because they are both not material and are the type that the Registrant treats as private or confidential.
(b)Financial Statement Schedules.
All financial statement schedules are omitted because the information required to be set forth therein is not applicable or is shown in the consolidated financial statements or the notes thereto.
ITEM 17. UNDERTAKINGS.
The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the
Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes that:
(a)For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or
497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
(b)For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Palo Alto, California, on the day of October 10, 2025.

NAVAN, INC.

By:	/s/ Ariel Cohen
Ariel Cohen
Chairperson of the Board of Directors and Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ariel Cohen	Chairperson of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	October 10, 2025
Ariel Cohen

/s/ Amy Butte	Chief Financial Officer (Principal Financial Officer)	October 10, 2025
Amy Butte

/s/ Anne Giviskos	Chief Accounting Officer (Principal Accounting Officer)	October 10, 2025
Anne Giviskos

*	Director	October 10, 2025
Ben Horowitz

*	Director	October 10, 2025
Arif Janmohamed

*	Director	October 10, 2025
Michael Kourey

*	Director	October 10, 2025
Clara Liang

*	Director	October 10, 2025
Sandesh Patnam

*	Chief Technology Officer and Director	October 10, 2025
Ilan Twig

*	Director	October 10, 2025
Anré Williams

*	Director	October 10, 2025
Oren Zeev

*By:	/s/ Ariel Cohen
Attorney-in-Fact